     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM F-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   FRESENIUS MEDICAL CARE AKTIENGESELLSCHAFT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       FRESENIUS MEDICAL CARE CORPORATION
                (TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

                                    GERMANY
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      3841
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                      N/A
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               ELSE-KRONER STR. 1
                       61346 BAD HOMBURG V.D.H., GERMANY
                          TELEPHONE: 011-49-6172-609-0
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    FRESENIUS MEDICAL CARE DEUTSCHLAND GMBH
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       FRESENIUS MEDICAL CARE GERMANY CO.
                (TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

                                    GERMANY
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      N/A
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               ELSE-KRONER STR. 1
                       61346 BAD HOMBURG V.D.H., GERMANY
                          TELEPHONE: 011-49-6172-609-0
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     FRESENIUS MEDICAL CARE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    NEW YORK
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   13-3461988
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                95 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02173
                           TELEPHONE: (781) 402-9000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                    FRESENIUS MEDICAL CARE CAPITAL TRUST IV
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                               TO BE APPLIED FOR
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   C/O FRESENIUS MEDICAL CARE HOLDINGS, INC.
                                95 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02173
                           TELEPHONE: (781) 402-9000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     FRESENIUS MEDICAL CARE CAPITAL TRUST V
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)

                               TO BE APPLIED FOR
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   C/O FRESENIUS MEDICAL CARE HOLDINGS, INC.
                                95 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02173
                           TELEPHONE: (781) 402-9000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   FMC TRUST FINANCE S.A.R.L. LUXEMBOURG-III
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                FMC TRUST FINANCE LUXEMBOURG-III LIMITED COMPANY
                (TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

                                   LUXEMBOURG
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      N/A
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               L-2557 LUXEMBOURG
                             7A RUE ROBERT STUMPER
                          TELEPHONE: 011-352-298-444-1
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     FRESENIUS MEDICAL CARE HOLDINGS, INC.
                                95 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02173
                           TELEPHONE: (781) 402-9000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
          INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS IN THE
          UNITED STATES FOR FRESENIUS MEDICAL CARE AKTIENGESELLSCHAFT,
                  FRESENIUS MEDICAL CARE DEUTSCHLAND GMBH AND
                   FMC TRUST FINANCE S.A.R.L. LUXEMBOURG-III)

                                DR. BEN J. LIPPS
                     FRESENIUS MEDICAL CARE HOLDINGS, INC.
                                95 HAYDEN AVENUE
                              LEXINGTON, MA 02173
                            TELEPHONE: 617-402-9000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                               DR. ULRICH WAGNER
                             O'MELVENY & MYERS LLP
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 326-2000

                                                        (continued on next page)
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

(continued from previous page)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS                    TO BE            OFFERING PRICE           AGGREGATE           REGISTRATION
      OF SECURITIES TO BE REGISTERED           REGISTERED             PER UNIT          OFFERING PRICE(1)            FEE
--------------------------------------------------------------------------------------------------------------------------------
7 7/8% USD Trust Preferred Securities of
  Fresenius Medical Care Capital Trust
  IV......................................    $225,000,000              100%               $225,000,000            $56,250
--------------------------------------------------------------------------------------------------------------------------------
7 3/8% E Trust Preferred Securities of
  Fresenius Medical Care Capital Trust
  V.......................................    E300,000,000                                 E300,000,000          $65,625(2)
                                             $262,500,000(2)            100%             $262,500,000(2)
--------------------------------------------------------------------------------------------------------------------------------
7 7/8% Senior Subordinated Notes of FMC
  Trust Finance S.a.r.l.
  Luxembourg-III(3)(4)....................    $225,000,000              100%               $225,000,000              NA
--------------------------------------------------------------------------------------------------------------------------------
7 3/8% Senior Subordinated Notes of FMC
  Trust Finance S.a.r.l.
  Luxembourg-III(3)(4)....................    E300,000,000              100%               E300,000,000              NA
                                             $262,500,000(2)                             $262,500,000(2)
--------------------------------------------------------------------------------------------------------------------------------
Fresenius Medical Care AG Guarantees with
  respect to the Trust Preferred
  Securities(4)(5)........................                                                                           NA
--------------------------------------------------------------------------------------------------------------------------------
Guarantees with respect to the Senior
  Subordinated Notes by Fresenius Medical
  Care AG, Fresenius Medical Care
  Holdings, Inc. and Fresenius Medical
  Care Deutschland GmbH(4)(5).............                                                                           NA
--------------------------------------------------------------------------------------------------------------------------------
Total..................................... $487,500,000(2)(6)           100%            $487,500,000(2)(6)       $121,875(2)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the Registration Fee.

(2) Euro (E) have been translated into US dollars at the noon buying rate on July 30, 2001 in New York City for cable transfers, as certified by the Federal Reserve Bank of New York, solely for purposes of computing the amount of the Registration Fee.

(3) The Senior Subordinated Notes will be acquired by Fresenius Medical Care Capital Trust IV and Fresenius Medical Care Capital Trust V in exchange for Senior Subordinated Notes currently held by them.

(4) This Registration Statement is deemed to cover the Senior Subordinated Notes of FMC Trust Finance S.a.r.l. Luxembourg-III, the rights of holders of Senior Subordinated Notes of FMC Trust Finance S.a.r.l. Luxembourg-III under the Indentures (including the Guaranties), the rights of holders of Trust Preferred Securities of Fresenius Medical Care Capital Trust IV and Fresenius Medical Care Capital Trust V under the Trust Agreements, the rights of holders of Trust Preferred Securities under the Guarantees of Fresenius Medical Care AG, the Expense Agreements entered into by Fresenius Medical Care AG and certain backup undertakings as described herein.

(5) No separate consideration will be received for such Guarantees.

(6) Such amount represents the aggregate liquidation amount of the Trust Preferred Securities.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to completion dated August 2, 2001

                         [FRESENIUS MEDICAL CARE LOGO]

PROSPECTUS

                    FRESENIUS MEDICAL CARE CAPITAL TRUST IV

    Offer to Exchange any and all of its outstanding 7 7/8% Trust Preferred Securities (Liquidation Amount $1,000 per Trust Preferred Security), for 7 7/8%
   Trust Preferred Securities (Liquidation Amount $1,000 per Trust Preferred Security and Guaranteed on a Senior Subordinated Basis to the Extent Described
  in this Prospectus by Fresenius Medical Care AG) Which Have Been Registered
                     under the U.S. Securities Act of 1933

                     FRESENIUS MEDICAL CARE CAPITAL TRUST V

    Offer to Exchange any and all of its outstanding 7 3/8% Trust Preferred Securities (Liquidation Amount E1,000 per Trust Preferred Security), for 7 3/8%
   Trust Preferred Securities (Liquidation Amount E1,000 per Trust Preferred Security and Guaranteed on a Senior Subordinated Basis to the Extent Described
  in this Prospectus by Fresenius Medical Care AG) Which Have Been Registered
                     under the U.S. Securities Act of 1933

     - The terms of the trust preferred securities to be issued in the exchange offers are substantially identical to the outstanding trust preferred securities, except for transfer restrictions and registration rights relating to the outstanding trust preferred securities.

     - We intend to list the trust preferred securities to be issued in the exchange offers on the Luxembourg Stock Exchange.

THE EXCHANGE OFFER FOR THE 7 7/8% TRUST PREFERRED SECURITIES WILL EXPIRE AT 5:00
                                     P.M.,
          NEW YORK CITY TIME, ON      --     , 2001, UNLESS EXTENDED.

THE EXCHANGE OFFER FOR THE 7 3/8% TRUST PREFERRED SECURITIES WILL EXPIRE AT 5:00
                                     P.M.,
              LONDON TIME, ON      --     , 2001, UNLESS EXTENDED.

   SEE "RISK FACTORS" ON PAGE 15 FOR INFORMATION THAT SHOULD BE CONSIDERED IN
                         CONNECTION WITH THIS OFFERING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is        --       , 2001

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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Regulatory Issues Related to the Exchange Offers............   ii
Forward-Looking Statements..................................  iii
Presentation of Financial and Other Information.............  iii
Summary.....................................................    1
Risk Factors................................................   15
The Trusts..................................................   26
The Note Issuer.............................................   27
Accounting Treatment........................................   27
Use of Proceeds.............................................   27
Capitalization..............................................   28
The Exchange Offers.........................................   29
Selected Historical Financial Data of Fresenius Medical Care
  AG........................................................   41
Management's Discussion and Analysis of Financial Condition
  and Results of Operations -- Fresenius Medical Care AG....   43
Selected Historical Financial Data of FMCH..................   64
Management's Discussion and Analysis of Financial Condition
  and Results of Operations -- FMCH.........................   66
Business....................................................   76
Management of Fresenius Medical Care........................  115
Security Ownership of Principal Shareholders................  123
Description of the Trust Preferred Securities...............  128
Description of the Trust Guarantees.........................  147
Description of the Notes....................................  151
Relationship Among the Trust Preferred Securities, the Notes
  and the Trust Guarantees..................................  182
Description of the Old Securities...........................  184
Plan of Distribution........................................  184
Tax Considerations..........................................  186
Service of Process and Enforcement of Civil Liabilities.....  192
Experts.....................................................  192
Legal Matters...............................................  192
Where You Can Find More Information.........................  193
Incorporation of Certain Documents by Reference.............  193
General Information.........................................  194
Index to Financial Statements...............................  F-1

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--------------------------------------------------------------------------------

     Until                               , 25 days after the date of this
prospectus, all dealers that buy, sell or trade the trust preferred securities, whether or not participating in this offering, may be required to deliver a prospectus.

                REGULATORY ISSUES RELATED TO THE EXCHANGE OFFERS

     Germany. This prospectus may not be publicly distributed in the Federal Republic of Germany. We acknowledge that the offer of the trust preferred securities is subject to restrictions provided in the German Securities Selling Prospectus Act (Wertpapier-Verkaufsprospektgesetz). No German selling prospectus has been or will be prepared, and there is no public offering in Germany. In particular, the trust preferred securities may not be offered in Germany other than under circumstances where the German Securities Selling Prospectus Act or all other applicable rules and regulations provide for an exemption from the requirement to publish a selling prospectus in connection with the offering, the issue, distribution and sale of securities in Germany.

     United Kingdom. We have not authorized the trust preferred securities to be offered to the public in the United Kingdom, within the meaning of the UK Public Offers of Securities Regulations 1995, as amended, and neither this prospectus, nor any other document issued in connection with the exchange offers, may be passed on to any person in the United Kingdom, unless that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to the trust preferred securities in, from or otherwise involving the United Kingdom.

     The Netherlands. In connection with the initial offering of trust preferred securities, the initial purchasers have represented and agreed that they have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any trust preferred securities other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

     Italy. This document has not been submitted to the clearance procedure of Commissione Nazionale per le Societa e la Borsa ("CONSOB") and, therefore, the trust preferred securities may not be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the trust preferred securities be distributed in Italy, except to professional investors (operatori qualificati), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1, 1998.

     France. The trust preferred securities may not be directly or indirectly offered or sold to the public, and offers and sales of the trust preferred securities will only be made in France to qualified investors or to a close circle of investors, in accordance with Article 6-11 of Ordinance no. 67-833 dated September 28, 1967, as amended, and Decree no. 98-880 dated October 1, 1998. Accordingly, this document has not been submitted to the Commission des Operations de Bourse. Neither this prospectus nor any other offering material may be distributed to the public in France.

     Les titres ne pourront pas etre offerts ou vendus directement ou indirectement au public en France et ne pourront l'etre qu'a des investisseurs qualifies ou a un cercle restreint d'investisseurs au sens de l'Article 6-11 de l'Ordonnance no. 67-833 du 28 Septembre 1967, telle que modifiee et du Decret no. 98-880 du 1 Octobre 1998. Par consequent, ce prospectus n'a pas ete soumis au visa de la Commission des Operations de Bourse. Ni ce document ni aucun autre document promotionnel ne pourront etre communiques au public en France.

     Belgium. The trust preferred securities may not be offered or sold directly or indirectly by way of a public offering in Belgium. Consequently, in Belgium, the trust preferred securities will only be available for subscription pursuant to the offering to registered Belgian credit institutions, European Economic Area banks having a branch in Belgium, registered Belgian stockbroking companies, investment funds registered with the Belgian Banking and Finance Commission or Insurance Companies and pension funds registered with the Belgian Insurance Control Authority, provided in each case that these institutions are investing for their own account.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. All statements other than statements of historical fact included in this prospectus, including the statements under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fresenius Medical Care AG," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- FMCH," "Risk Factors," and "Business" and elsewhere in this prospectus regarding our financial condition or plans to increase revenues and statements regarding other future events or prospects, are forward-looking statements. The words "may," "will," "expect," "anticipate," "believe," "future," "continue," "help," "estimate," "plan," "intend," "should," "shall" or the negative or other variations thereof as well as other statements regarding matters that are not historical fact, are or may constitute forward-looking statements. We have based these forward-looking statements on management's current view with respect to future events and financial performance. These views reflect the best judgment of our executives but involve a number of risks and uncertainties which could cause actual results to differ materially from those predicted in our forward-looking statements and from past results, performance or achievements. Although we believe that the estimates and the projections reflected in the forward-looking statements are reasonable, such estimates and projections may prove to be incorrect, and our actual results may differ from those described in our forward-looking statements as a result of the following risks, uncertainties and assumptions, among others:

     - our business development, operating development and financial condition;

     - our expectations of growth in the patient population regarding renal dialysis products and services;

     - our expansion and acquisition plans and our capital expenditures budget;

     - the impact of our expansion on our revenue potential, cost basis and margins;

     - our ability to remain competitive in the markets for our products and services;

     - the effects of regulatory developments, legal proceedings and our settlement of government investigations into our business;

     - possible changes in government reimbursement policies and those of private payors;

     - our significant debt and the impact of exchange rate fluctuations; and

     - our ability to meet our obligations and develop and maintain additional sources of financing.

     We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus. As a result of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements.

                PRESENTATION OF FINANCIAL AND OTHER INFORMATION

CURRENCY

     For the purposes of this prospectus, (1) "U.S. dollars" or "$" means the lawful currency of the United States of America, (2) "DM" or "Deutsche Mark" means the currency of Germany prior to January 1, 1999 and (3) "E" or "euro" means the single currency introduced at the start of the third stage of European Economic and Monetary Union on January 1, 1999 pursuant to the Treaty of Rome establishing the European Economic Community, as amended by the Treaty on the European Union, signed at Maastricht on February 7, 1992 and the lawful currency of Germany on and after January 1, 1999.

     Effective January 1, 1999, Germany and ten other member states of the European Union introduced the euro as their common currency and established fixed conversion rates between their existing sovereign currencies and the euro. These countries now form a new "euro zone." The euro is a fully convertible currency.

ROUNDING

     Some numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them. In accordance with US GAAP, unless otherwise indicated, our consolidated financial statements and the consolidated financial statements of Fresenius Medical Care Holdings, Inc. have been prepared and are presented in $ thousands.

                                    SUMMARY

     You should read this summary together with the more detailed information regarding Fresenius Medical Care AG, the trust preferred securities, and the historical consolidated financial statements appearing elsewhere in this prospectus. You will find the definitions of all capitalized terms used in this offering circular in the sections entitled "Description of the Trust Preferred Securities," "Description of the Trust Guarantees," and "Description of the Notes" as well as elsewhere in this prospectus.

                                  OUR STRATEGY

     Our objective is to focus on generating revenue growth that exceeds market growth of the dialysis industry, measured by growth in the patient population, while maintaining our leading position in the market and increasing earnings at a faster pace than revenue growth. We believe that we are well positioned to meet our objectives by focusing on the following strategies:

     - Continuing to provide high standards of patient care;

     - Expanding our presence in attractive growth markets worldwide;

     - Increasing our spectrum of dialysis services;

     - Offering complete dialysis product lines with recurring disposable products revenue streams; and

     - Extending our position as an innovator in product and process technology.

                                  OUR BUSINESS

     We are the world's largest kidney dialysis company engaged in both providing dialysis care and manufacturing dialysis products, based on publicly reported revenues and patients treated. We provide dialysis treatment to over 98,600 patients at our approximately 1,350 clinics located in 18 countries. In the United States, we also provide inpatient dialysis services, therapeutic apheresis, hemoperfusion and other services under contract to hospitals. We also develop and manufacture a complete range of dialysis equipment, systems and disposable products, which we sell to customers in over 100 countries. We are able to use the information we gain when treating patients in developing new and improved products. We believe that our size, our activities in both dialysis care and dialysis products and our concentration in specific geographic areas allow us to operate more cost-effectively than many of our competitors. For the year ended December 31, 2000, we had revenues of $4.2 billion and EBITDA of $914 million. We derived 73% of our revenues in 2000 from our North America operations and 27% from our International operations.

     The two major dialysis methods commonly used today to treat chronic kidney failure, also called end-stage renal disease, or ESRD, are hemodialysis and peritoneal dialysis:

     - Hemodialysis removes toxins and excess fluids from the blood outside the patient's body by passing the blood through a specially designed filter, called a dialyzer, which functions as an artificial kidney. A hemodialysis machine controls the blood's movement from the patient, through the dialyzer and back to the patient. The majority of hemodialysis patients obtain treatment at outpatient dialysis clinics, such as ours, where hemodialysis treatments are provided with the assistance of a nurse or technician under the general supervision of a physician.

     - Peritoneal dialysis removes toxins from the blood by using the peritoneum, the membrane lining covering the internal organs located in the abdominal area, to function as a natural filter to remove wastes. The patient introduces sterile peritoneal dialysis solution into his or her abdomen through a surgically attached tube and, after a prescribed time period, drains the solution, excess fluids and wastes through the same tube. Peritoneal dialysis patients typically administer their own treatments in their own homes and workplaces.

  COMPREHENSIVE RENAL THERAPY SOLUTIONS

     Dialysis Care. We are the world's leading provider of dialysis services for the treatment of ESRD, based on the number of patients treated worldwide. We provide dialysis services on both an outpatient basis at our clinics and under contract at hospitals. We treat approximately 26% of the dialysis patients in the United States.

     We have developed proprietary databases containing clinical information and outcome analyses for approximately 73,400 ESRD patients that we have treated. This information helps us improve the dialysis therapy and treatment outcomes at our clinics, resulting in reduced mortality rates for our patients. We believe that physicians, hospitals and managed care plans refer their ESRD patients to our clinics for treatment due to:

     - our reputation for quality patient care and treatment;

     - our extensive network of dialysis clinics; and

     - our technologically advanced products for dialysis treatment.

     For the three-month period ended March 31, 2001 dialysis services accounted for 73% of our total revenue.

     Dialysis Products. We are the world's largest manufacturer and distributor of equipment and related products for hemodialysis and the second largest manufacturer of peritoneal dialysis products. Our comprehensive product line includes hemodialysis machines, peritoneal dialysis solutions in plastic bags with the necessary tubing and connectors, and disposable products. We develop innovative and technologically advanced dialysis products, including the Fresenius Medical Care Polysulfone(R) dialyzers, which provide more thorough, rapid dialysis than dialyzers using other fibers, and the stay-safe(R) peritoneal dialysis system, which is the first mass-produced peritoneal dialysis system manufactured primarily with environmentally-friendly plastics. We continually seek to develop or introduce innovative dialysis products.

     For the three-month period ended March 31, 2001, dialysis products accounted for 27% of our revenue.

  THE RENAL CARE INDUSTRY

     ESRD is the stage of advanced chronic kidney disease that is characterized by the irreversible loss of kidney function and requires routine kidney dialysis treatment or kidney transplantation to sustain life. The scarcity of compatible kidneys limits transplants. Therefore, most patients suffering from ESRD must rely on dialysis, which is the removal of toxins and excess fluids from the body by artificial means.

     According to information published by the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration) of the United States Department of Health and Human Services, the number of patients receiving chronic dialysis services in the United States grew to approximately 259,500 in 1999. We believe that over the next five to ten years, the number of patients suffering from ESRD in the United States will continue to grow at a compound annual rate of approximately 8.4%. The European Dialysis and Transplantation Association estimated that the total worldwide dialysis patients exceed 920,000 in 1998, growing at annual rates of 7% for hemodialysis patients and 8% for peritoneal dialysis patients.

     Hemodialysis generally is more effective at eliminating toxins than peritoneal dialysis, but requires capital investments in equipment and higher ongoing costs. Consequently, hemodialysis is more prevalent in wealthier countries while peritoneal dialysis is used mostly in developing nations. We believe that as disposable income in wealthier areas increases, hemodialysis is likely to replace peritoneal dialysis as the primary method of treatment.

  RECENT DEVELOPMENTS

     On January 5, 2001, we acquired Everest Healthcare Services Corporation of Oak Park, Illinois, "Everest," for $341 million, which includes assumed debt and the issuance of 2.25 million preference shares. Everest owns, operates or manages approximately 70 clinic facilities providing therapy to approximately 6,800 patients in the eastern and central United States. Everest also conducts extracorporeal blood services and acute dialysis businesses which provide acute dialysis, apheresis and hemoperfusion services to approximately 100 hospitals in the United States.

     In June, 2001, we completed offerings pursuant to Rule 144A and Regulation S under the Securities Act of $225 million aggregate liquidation amount of dollar-denominated 7 7/8% trust preferred securities due 2011 and E300 million aggregate liquidation amount of euro-denominated 7 3/8 trust preferred securities due 2011. The net proceeds of those offerings were approximately $468 million. In connection with those offerings we amended our senior credit facility, effective June 6, 2001. The amendment eliminated our obligation to apply the proceeds of our issuance of subordinated debt (which includes the offerings of trust preferred securities) to prepayments of the term portion of the facility and increased the amount of subordinated debt we may incur (exclusive of the 9% notes) from $950 million to $1.2 billion.

     On July 2, 2001, our affiliate, Fresenius Medical Care Cardiovascular Holdings, Inc., purchased Edwards Lifesciences Cardiovascular Resources Inc., a leading provider of perfusion, autotransfusion and other blood-related procedures. The purchase price was $45 million, subject to customary closing adjustments. We own 45% of Fresenius Medical Care Cardiovascular Holdings, Inc. Institutional investors own the remaining 55%. FMCH will provide management and staffing for the business.

  ORGANIZATION

     The following table illustrates our ownership structure and organization, including our ownership of FMC Trust Finance S.a.r.l. Luxembourg - III, the issuer of the senior subordinated notes and the common securities of Fresenius Medical Care Capital Trust IV and Fresenius Medical Care Capital Trust V, the issuers of the trust preferred securities.

                              [MEDICAL FLOW CHART]

                              THE EXCHANGE OFFERS

The USD Exchange Offer........   Fresenius Medical Care Capital Trust IV, a
                                 statutory business trust organized under the laws of Delaware, "Trust IV," is offering to exchange, the "USD exchange offer," up to $225,000,000 aggregate liquidation amount of its 7 7/8% trust preferred securities, the "USD trust preferred securities," which have been registered under the U.S. Securities Act of 1933, as amended, the "U.S. Securities Act," for the same liquidation amount of its outstanding 7 7/8% trust preferred securities, the "old USD trust preferred securities." The principal asset of Trust IV consists of $225,225,000 aggregate principal amount of
                                 7 7/8% senior subordinated notes of FMC Trust
                                 Finance S.a.r.l. Luxembourg - III, the "note issuer." In connection with the USD exchange offer:

                                      - Fresenius Medical Care is offering to
                                        exchange its guarantee with respect to
                                        the USD trust preferred securities, the
                                        "USD trust guarantee," for a like
                                        guarantee in respect of the old USD
                                        trust preferred securities, the "old USD trust guarantee;"

                                      - The note issuer is offering to exchange
                                        a new issue of U.S. dollar-denominated
                                        7 7/8% senior subordinated notes due
                                        2011, the "USD notes," for the same
                                        aggregate principal amount of its U.S.
                                        dollar-denominated 7 7/8% senior
                                        subordinated notes due 2011, the "old
                                        USD notes;" and

                                      - Fresenius Medical Care and its
                                        subsidiaries, FMCH and FMC Deutschland,
                                        are offering to exchange their joint and several guaranties of the USD notes, the "USD note guaranties," for like guaranties in respect of the old USD notes, the "old USD note guaranties."

                                 The USD exchange offer consists of this
                                 prospectus, as it may be amended or
                                 supplemented from time to time, and the related letter of transmittal.

The Euro Exchange Offer.......   Fresenius Medical Care Capital Trust V, a
                                 statutory business trust organized under the laws of Delaware, "Trust V," is offering to exchange, the "Euro exchange offer," up to E300,000,000 aggregate liquidation amount of its 7 3/8% trust preferred securities, the "Euro trust preferred securities," which have been registered under the U.S. Securities Act, for the same liquidation amount of its outstanding 7 3/8% trust preferred securities, the "old Euro trust preferred securities." The principal asset of Trust V consists of E300,300,000 aggregate principal amount of
                                 7 3/8% senior subordinated notes of the note issuer. In connection with the Euro exchange offer:

                                      - Fresenius Medical Care is offering to
                                        exchange its guarantee with respect to
                                        the Euro trust preferred securities, the "Euro trust guarantee," for a like guarantee in respect of the old Euro trust preferred securities, the "old Euro trust guarantee;"

                                      - The note issuer is offering to exchange
                                        a new issue of Euro-denominated 7 3/8%
                                        senior subordinated notes due 2011, the
                                        "Euro notes," for the same aggregate
                                        principal amount of its Euro-denominated
                                        7 3/8% senior subordinated notes due
                                        2011, the "old Euro notes;" and

                                      - Fresenius Medical Care, FMCH and FMC
                                        Deutschland, are offering to exchange
                                        their joint and several guaranties of
                                        the Euro notes, the "Euro note
                                        guaranties," for like guaranties in
                                        respect of the old Euro notes, the "old
                                        Euro note guaranties."

                                 The Euro exchange offer consists of this prospectus, as it may be amended or supplemented from time to time, and the related letter of transmittal.

Expiration Dates..............   The USD exchange offer will expire at 5:00 pm,
                                 Eastern Daylight time, on --, 2001 and the Euro exchange offer will expire at 5:00 pm London time on --, 2001. We may extend the expiration date of either or both exchange offers and, if we extend the expiration date of an exchange offer, its expiration date will be the latest date to which we extend it.

Conditions to the Exchange
Offers........................   The exchange offers are subject to specified
                                 conditions which are described below under the heading "The Exchange Offers -- Conditions to the Exchange Offers." There is no minimum liquidation amount of old USD or old Euro trust preferred securities that must be tendered in either exchange offer, and neither exchange offer is conditioned upon the consummation of the other exchange offer.

Discretion....................   We may, at any time or from time to time, in
                                 our sole discretion but subject to applicable law:

                                 - delay our acceptance of old USD or old Euro
                                   trust preferred securities for exchange;

                                 - terminate either or both exchange offers if
                                   specified conditions are not satisfied; and

                                 - extend the expiration date of either or both
                                   exchange offers and retain all old USD or old Euro trust preferred securities that were tendered, subject to your right to withdraw securities that you tendered

Withdrawal Rights.............   You may withdraw old USD or old Euro trust
                                 preferred securities that you tendered at any time on or prior to the expiration date of the applicable exchange offer. To do so, you must deliver a withdrawal notice to the appropriate exchange agent and follow the procedures described under "The Exchange
                                 Offers -- Withdrawal Rights."

Procedures for Tendering Old
Trust Preferred Securities....   To tender old USD or old Euro trust preferred
                                 securities, you must sign and complete the appropriate letter of transmittal in accordance with its instructions and forward the letter of transmittal by mail, facsimile or hand delivery, together with any other required documents, to the exchange agent for the USD

                                 Exchange Offer or to Euroclear or Clearstream, in the case of the Euro Exchange Offer. In addition, you must either include the old USD or old Euro trust preferred securities you are tendering together with the letter of transmittal or, with respect to tenders of old USD trust preferred securities only, comply with the guaranteed delivery procedures. Certain broker, dealers, commercial banks, trust companies and other nominees who are making book-entry delivery to an exchange agent may also tender old USD trust preferred securities by delivering an agent's message prior to the expiration date of the applicable exchange offer. If you hold your old USD or old Euro trust preferred securities through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your securities in an exchange offer. See "The Exchange Offers -- Procedures for Tendering Old Trust Preferred Securities."

Resales of Trust Preferred
Securities....................   We and the trusts are making the exchange
                                 offers in reliance on the position of the staff of the U.S. Securities and Exchange Commission set forth in interpretive letters issued to unrelated parties in other transactions. Based on these interpretive letters, we believe that you may offer for resale, resell and otherwise transfer the USD trust preferred securities or the Euro trust preferred securities that will be issued in the exchange offers without complying with the registration and prospectus delivery requirements of the U.S. Securities
                                 Act, provided that:

                                      - you are acquiring USD trust preferred
                                        securities or Euro trust preferred
                                        securities in an exchange offer in the
                                        ordinary course of your business;

                                      - you are not participating, you do not
                                        intend to participate, and you have no
                                        arrangement or understanding with any
                                        person to participate, in the
                                        distribution of the USD or the Euro
                                        trust preferred securities that you
                                        receive in an exchange offer;

                                      - you are not a broker or dealer who
                                        purchased the outstanding trust
                                        preferred securities directly from a
                                        trust for resale pursuant to Rule 144A
                                        or any other available exemption under
                                        the U.S. Securities Act; and

                                      - you are not an affiliate of ours.

                                 If you are a broker-dealer that holds old USD or old Euro trust preferred securities that you acquired for your own account as a result of market-making or other trading activities and you exchange those securities for USD or Euro trust preferred securities in an exchange offer, you must deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with your resales of the USD or Euro trust preferred securities that you acquire in an exchange offer. Based on the interpretive letters described in the preceding paragraph, we believe that unless you are an affiliate of Fresenius Medical Care or a trust, you may fulfill your prospectus delivery obligation with this prospectus, as we may amend it from time to time.

                                 This does not apply, however, if your old USD or old Euro trust preferred securities represent an unsold allotment from the original offer and sale of the old USD or the old Euro trust preferred securities.

                                 Neither we nor either trust has sought its own interpretive letter from the staff, and we cannot assure you that that staff would make a similar determination with respect to either or both exchange offers as it has in prior interpretive letters to third parties. If our belief is inaccurate and you transfer any trust preferred securities without delivering a prospectus that meets the requirements of the U.S. Securities Act, or without an exemption from those requirements, you may incur liability under that act. While we do not believe that any such liability should exist, we do not assume or indemnify you against any such liability.

                                 We are not making the exchange offers to, and we will not accept tenders for exchange from, holders of outstanding trust preferred securities in any jurisdiction in which the exchange offers or acceptance of the exchange offers would not be in compliance with the securities or blue sky laws of the jurisdiction in question.

The Exchange Agents...........   The exchange agent with respect to the USD
                                 exchange offer is State Street Bank and Trust
                                 Company. The exchange agent with respect to the Euro exchange offer is Deutsche Bank AG London.
                                 The addresses, telephone numbers and facsimile numbers of the exchange agents are listed under "The Exchange Offers -- Exchange Agents."

Use of Proceeds...............   Neither we nor either trust will receive any
                                 cash proceeds from the issuance of the USD trust preferred securities and the Euro trust preferred securities in the exchange offers.
                                 For information regarding our use of the proceeds of the original offerings of the old
                                 USD trust preferred securities and the old Euro trust preferred securities, see "Use of Proceeds."

Certain Tax Consequences......   Holders of old USD trust preferred securities
                                 and old Euro trust preferred securities should review the information set forth under "Tax
                                 Considerations" prior to tendering their securities in the exchange offers.

Additional Information........   In this prospectus, (i) "exchange offers"
                                 refers to the USD exchange offer and the Euro exchange offer; (ii) "trust preferred securities" refers to the USD trust preferred securities and the Euro trust preferred securities and "old trust preferred securities" refers to the old USD trust preferred securities and the old Euro trust preferred securities; (iii) "trust guarantees" refers to the USD trust guarantee and the Euro trust guarantee and "old trust guarantees" refers to the old USD trust guarantee and the old Euro trust guarantee; (iv) "notes" refers to the USD notes and the Euro notes and "old notes" refers to the old USD notes and the old Euro notes;
                                 and (v) "note guaranties" refers to the USD note guaranties and the Euro note guaranties and "old note guaranties" refers to the old USD note guaranties and the old Euro note guaranties.

                         THE TRUST PREFERRED SECURITIES

The Trusts....................   Trust IV and Trust V are statutory business
                                 trusts under the laws of the State of Delaware.
                                 Substantially all the assets of Trust IV will consist of the USD notes to be issued by the note issuer. Substantially all the assets of Trust V will consist of the Euro notes to be issued by the note issuer.

Securities Offered............   $225 million in aggregate liquidation amount of
                                 7 7/8% USD trust preferred securities and E300 million in aggregate liquidation amount of 7 3/8% Euro trust preferred securities.

Distributions.................   Distributions on the trust preferred securities
                                 will be cumulative, will accrue from the date of original issuance (June 6, 2001 for the USD trust preferred securities and June 15, 2001 for the Euro trust preferred securities) and will be payable at the annual rate of 7 7/8% of the stated liquidation amount of $1,000 per USD trust preferred security or the annual rate of 7 3/8% of the stated liquidation amount of E1,000 per Euro trust preferred security.
                                 Distributions will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 2001.

Liquidation Preference........   In the event of any liquidation of a trust, you
                                 will be entitled to receive an amount equal to the aggregate of the stated liquidation amount of $1,000 per USD trust preferred security or E1,000 per Euro trust preferred security, as the case may be, plus any accrued and unpaid distributions to the date of payment, unless notes are distributed to you. The holders of the common securities will be entitled to receive distributions upon any such liquidation pro rata with you, except that if an event of default has occurred and is continuing under the applicable trust declaration, the trust preferred securities will have a priority over the common securities. See "Description of the Trust Preferred Securities -- Liquidation
                                 Distribution Upon Dissolution."

The Note Issuer...............   FMC Trust Finance S.a.r.l. Luxembourg - III, a
                                 private limited company organized under the laws of Luxembourg, wholly owned by Fresenius
                                 Medical Care AG.

The Notes.....................   $225,225,000 aggregate principal amount of
                                 7 7/8% senior subordinated USD notes due 2011 and E300,300,000 aggregate principal amount of 7 3/8% senior subordinated Euro notes due 2011.
                                 The notes will mature on June 15, 2011. The USD notes will bear interest at the annual rate of 7 7/8% and the Euro notes will bear interest at the annual rate of 7 3/8%, in each case payable quarterly in arrears on each March 14, June 14, September 14 and December 14, commencing
                                 September 14, 2001. The notes will be
                                 subordinate in right of payment to all senior indebtedness of the note issuer, Fresenius
                                 Medical Care AG and the other note guarantors.
                                 As of March 31, 2001, on a pro forma basis, after giving effect to the consummation of the offerings of old trust preferred securities and the application of the net proceeds from these offerings, there would have been approximately $0.8 billion of total consolidated senior indebtedness
                                 (excluding the USD notes and the Euro notes and excluding the 9% notes due 2006, the 7 3/8%
                                 notes due 2008 and the 7 7/8% notes due 2008 that rank equally with the notes on a consolidated basis and a $209 million subordinated intercompany note). This indebtedness would be effectively senior to the notes and we will have or be permitted to incur
                                 $1.4 billion of total consolidated senior subordinated indebtedness consisting of:

                                      - the notes; and

                                      - the following senior subordinated notes
                                        issued in connection with prior trust
                                        preferred securities transactions and
                                        ranking equally with the notes:

                                           - $450 million of 7 7/8% senior
                                             subordinated notes due 2008;

                                           - DM300 million of 7 3/8% senior
                                             subordinated notes due 2008; and

                                           - $360 million of 9% senior
                                             subordinated notes due 2006.

                                 The USD notes rank equally with the Euro notes. The 7 7/8% notes due 2008, the 7 3/8% notes due 2008 and the 9% notes due 2006 rank equally on a senior subordinated basis with the notes on a consolidated basis. The notes will have provisions with respect to interest and other terms substantially similar or analogous to those of the trust preferred securities. See "Description of the Notes."

Mandatory Redemption..........   The trust preferred securities will be subject
                                 to mandatory redemption upon the repayment of the notes at their stated maturity June 15, 2011, upon acceleration, earlier redemption or otherwise. See "Description of the Trust
                                 Preferred Securities -- Mandatory Redemption."

Change of Control
Redemption....................   Upon the occurrence of a change of control, you
                                 have the right to require the applicable trust to redeem all or any part of your trust preferred securities at a redemption price in cash equal to 101% of their liquidation amount plus any accrued and unpaid distributions. Upon the occurrence of such an event, the trust will exercise the right to require the note issuer to redeem the USD or Euro notes in an amount equal to the trust preferred securities and the common securities to be redeemed by the holders of such securities. See "Description of the Trust Preferred Securities -- Change of Control
                                 Redemption" and "Description of the
                                 Notes -- Change of Control."

Trust Guarantee...............   Fresenius Medical Care AG will irrevocably and
                                 unconditionally guarantee, on a senior
                                 subordinated basis and to the extent set forth in this prospectus, to the extent that each trust has funds legally available at such time, the payment in full of:

                                      - any accumulated and unpaid distributions
                                        required to be paid on the trust
                                        preferred securities;

                                      - the redemption price with respect to the
                                        trust preferred securities called for
                                        redemption; and

                                      - generally, the liquidation amount of the
                                        trust preferred securities to the extent of the assets of each trust legally available for distribution to holders of trust preferred securities.

                                 The trust guarantees will be unsecured and will be subordinate and junior in right of payment to all senior indebtedness of the trusts and Fresenius Medical Care AG and will rank equally with all other senior subordinated indebtedness of Fresenius Medical Care AG. See "Description of the Trust Guarantee -- General."

Note Guaranties...............   Fresenius Medical Care AG will unconditionally
                                 guarantee the obligations of the note issuer under the notes on a senior subordinated basis.
                                 See "Description of the Notes -- Note
                                 Guaranties." Fresenius Medical Care Holdings,
                                 Inc. and Fresenius Medical Care Deutschland
                                 GmbH, both of which are subsidiaries of
                                 Fresenius Medical Care AG, will each
                                 unconditionally guarantee, jointly and
                                 severally, on a senior subordinated basis, the obligations of the note issuer under the notes.
                                 The guarantees of Fresenius Medical Care AG and the two subsidiary guarantors will be subordinate in right of payment to all senior indebtedness of the note issuer and Fresenius
                                 Medical Care AG and the two subsidiary
                                 guarantors, respectively. Each subsidiary guaranty will not exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guaranty, as it relates to such subsidiary guarantor, voidable under applicable laws affecting the rights of creditors generally or under applicable law of Germany.
                                 See "Description of the Notes -- Note
                                 Guaranties." Fresenius Medical Care AG and the subsidiary guarantors have also guaranteed on a senior subordinated basis $450 million aggregate principal amount of 7 7/8% notes due
                                 2008, DM300 million aggregate principal amount of 7 3/8% notes due 2008 and $360 million aggregate principal amount of 9% notes due
                                 2006, each issued by FMC Trust Finance S.a.r.l.
                                 Luxembourg, a wholly owned subsidiary of Fresenius Medical Care AG. See "Description of the Notes -- Ranking and Subordination" in this prospectus. You can find financial information regarding the subsidiary guarantors in Note 23 of the notes to consolidated financial statements of Fresenius Medical Care AG and
                                 Note 10 of the notes to condensed consolidated financial statements of Fresenius Medical Care
                                 AG.

Voting Rights.................   Except in the limited circumstances described
                                 in this prospectus, you will have no voting rights. See "Description of the Trust Preferred
                                 Securities -- Voting Rights."

Tax Event or Investment
Company Event Redemption or
  Distribution................   Upon the occurrence of a "tax event" or an
                                 "investment company event" affecting a trust, as those terms are defined under "Description of the Trust Preferred Securities -- Tax Event or Investment Company Event Redemption or
                                 Distribution," except in certain limited circumstances, Fresenius Medical Care AG will cause the trustees of that trust to liquidate the trust and distribute USD notes or Euro notes, as the case may be, to you. In certain circumstances, the note issuer will have the right to redeem the USD notes or the Euro notes in whole (but not in part) at 100% of the principal amount plus accrued and unpaid interest, instead of distributing the notes. In that case, the applicable trust will redeem all the common and trust preferred securities at the liquidation amount per trust preferred security plus accrued and unpaid distributions.
                                 In the case of a tax event, Fresenius Medical
                                 Care AG may also elect to cause the trust preferred securities to remain outstanding and cause the note issuer to pay additional interest on the USD notes or the Euro notes.
                                 See "Description of the Trust Preferred
                                 Securities -- Tax Event or Investment Company
                                 Event Redemption or Distribution."

Form of the Trust Preferred
Securities....................   The trust preferred securities will be
                                 available in book-entry form only. We expect the trust preferred securities sold in this offering will be represented by one or more global certificates. The global certificate or certificates representing the USD trust preferred securities will be deposited with, or on behalf of, Depository Trust Company, "DTC", and registered in its name or the name of its nominee. The global certificate representing the Euro trust preferred securities will be deposited with Deutsche Bank AG London as common depositary for Morgan Guaranty Trust
                                 Company of New York, Brussels office, operator of the Euroclear System and Clearstream
                                 Banking, societe anonyme, and registered in the nominee name of the common depositary.

                                 Beneficial interests in the global certificates representing the USD trust preferred securities will be shown on records maintained by DTC and its participants, and beneficial interests in the global certificates representing the Euro trust preferred securities will be shown on records maintained by Euroclear and Clearstream, Luxembourg and their participants. Transfers of interests in the global certificates will be effected only through the records of DTC and its participants or Euroclear and Clearstream, Luxembourg and their participants, as the case may be. After the initial issuance of the global certificate, trust preferred securities in certificated form will be issued in exchange for the global certificates only in the limited circumstances set forth in the trust declaration governing the trust preferred securities. See "Description of the Trust Preferred
                                 Securities -- Book-Entry, Delivery and Form."

Use of Proceeds...............   Neither we nor the trusts will receive any cash
                                 proceeds from the issuance of the trust
                                 preferred securities in the exchange
                                 offers. In connection with the exchange offers, the note issuer will issue USD notes to Trust
                                 IV and Euro notes to Trust V having, in each case, an aggregate principal amount equal to the aggregate liquidation amount of USD trust preferred securities or Euro trust preferred securities issued in the exchange offer, as the case may be. Each trust will retire and cancel the old trust preferred securities surrendered in exchange for the trust preferred securities.
                                 See "Use of Proceeds."

Listing.......................   We intend to list the trust preferred
                                 securities on the Luxembourg Stock Exchange.

                                  RISK FACTORS

     Investing in the trust preferred securities involves substantial risks. See the "Risk Factors" section of this prospectus for a description of risks you should carefully consider before investing in the trust preferred securities.

                             ADDITIONAL INFORMATION

     Fresenius Medical Care AG is a stock corporation (Aktiengesellschaft) organized under the laws of Germany. It was incorporated on August 5, 1996. Fresenius Medical Care AG is registered with the commercial register of the local court (Amtsgericht) of Hof an der Saale, Germany under HRB 2460. Our registered office (Sitz) is Hof an der Saale, Germany. Our business address is Else-Kroner-Strasse 1, 61352 Bad Homburg, Germany, telephone +49(0)6172-609-0.

     In this offering circular, (1) Fresenius Medical Care refers to Fresenius Medical Care AG only and not to any of its subsidiaries, (2) "we," "us" and "our" refer to Fresenius Medical Care AG and its subsidiaries on a consolidated basis, (3) "FMCH" refers to Fresenius Medical Care Holdings, Inc., a New York corporation and its subsidiaries, (4) "FMC Deutschland" refers to Fresenius Medical Care Deutschland GmbH, a German private limited company, (5) "FMC Finance, Luxembourg" or "the note issuer" refers to FMC Trust Finance S.a.r.l. Luxembourg - III, a private limited company (Societe a responsabilite limitee) organized under the laws of Luxembourg and (6) "NMC" or "National Medical Care" refers to National Medical Care, Inc., a Delaware corporation and its subsidiaries.

 SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION OF FRESENIUS MEDICAL CARE

     The following table summarizes the consolidated financial information for our business as of and for each of the years 1998 through 2000 and as of and for the three-month periods ended March 31, 2000 and 2001. For each of the years ended, we derived the selected financial information from our consolidated financial statements. For each of the years ended, we prepared our financial statements in accordance with US GAAP and KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent accountants, audited these financial statements. We derived the selected consolidated financial data as of and for the three-month periods ended March 31, 2001 and 2000 from our unaudited interim consolidated financial statements. We prepared our unaudited consolidated financial statements on a basis substantially consistent with our audited consolidated financial statements. You should read this information together with our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus and the information under "Selected Historical Financial Data of Fresenius Medical Care AG" and "Management's Discussion and Analysis and Results of Operations -- Fresenius Medical Care AG."

                                                            THREE MONTHS
                                                           ENDED MARCH 31,    YEAR ENDED DECEMBER 31,
                                                           ---------------   --------------------------
                                                            2001     2000     2000    1999(A)   1998(B)
                                                           ------   ------   ------   -------   -------
                                                             (UNAUDITED)             (AUDITED)
                                                                   (IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
  Net revenues...........................................  $1,159   $1,001   $4,201   $3,840    $3,506
  Cost of revenues.......................................     769      648    2,734    2,463     2,243
                                                           ------   ------   ------   ------    ------
  Gross profit...........................................     390      353    1,467    1,377     1,263
  Selling, general and administrative....................     225      199      814      785       743
  Research and development...............................       8        9       32       32        31
  Special charge for Settlement(A).......................      --       --       --      601        --
                                                           ------   ------   ------   ------    ------
  Operating income (loss)................................     157      145      621      (41)      489
  Interest expense, net..................................      52       55      216      218       220
                                                           ------   ------   ------   ------    ------
  Earnings (loss) before income taxes....................     105       90      405     (259)      269
  Income (loss) from continuing operations before
    cumulative effect of change..........................      55       45      212     (249)      132
  Net income (loss)......................................  $   55   $   45   $  212   $ (249)   $   19
                                                           ======   ======   ======   ======    ======
OTHER DATA:
  EBITDA(a)..............................................     237      216      914      844       768
  Net cash provided by operating activities..............      77      101      391      351       268
  Net cash used in investing activities..................     179       91      482      254       280
  Net cash provided by (used in) financing activities....     111       --      156      (79)       13
  Depreciation and amortization..........................      79       71      293      284       279
  Capital expenditures...................................      64       47      228      160       159
  Rental expenses (operating leases only)................      53       45      193      161       122
  Ratio of EBITDA to net interest expense(b).............     4.5x     3.9x     4.2x     3.9x      3.5x
  Ratio of total debt and trust preferred securities to
    EBITDA(c)(d).........................................     3.1x     3.1x     2.9x     3.0x      3.4x
  Ratio of fixed charges to earnings(e)..................     0.4x     0.4x     0.4x      --       0.5x

                                                           THREE MONTHS
                                                          ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                                                          ---------------   ----------------------------
                                                           2001     2000     2000    1999(A)    1998(B)
                                                          ------   ------   ------   -------   ---------
                                                            (UNAUDITED)              (AUDITED)
                                                                          (IN MILLIONS)
BALANCE SHEET DATA:
  Cash and cash equivalents.............................  $   73   $   46   $   65   $   35     $   32
  Working capital.......................................     278       97      191     (229)       448
  Total assets..........................................   6,391    5,740    5,979    5,752      5,679
  Total debt(f).........................................   1,471    1,344    1,237    1,228      1,296
  Total trust preferred securities......................     945      957      952      964        988
  Total liabilities.....................................   3,619    3,360    3,300    3,750      3,322
  Shareholders' equity (net assets).....................   2,772    2,380    2,679    2,002      2,357

---------------
(A) On January 18, 2000, FMCH, NMC and certain other affiliated companies executed definitive agreements with the U.S. government to settle (1) matters concerning violations of federal laws then under investigation and
    (2) NMC's claims with respect to outstanding Medicare receivables for intradialytic parenteral nutrition therapy. We refer to these agreements, the related payments and our corporate integrity agreement collectively as the Settlement. Under the Settlement, FMCH made initial cash payments of approximately $286 million and entered into a note payable for the remainder of the payment obligations. You can find a more detailed discussion of the final terms of the Settlement in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fresenius Medical Care AG" and in Note 2 of the notes to our consolidated financial statements.

(B) Includes the effect of an accounting change. See Note 1 of the notes to our consolidated financial statements.

(a) As used above, EBITDA means earnings before interest, income taxes, depreciation and amortization and, for 1999, the special charge for the Settlement. We are not presenting EBITDA here as a measure of our operating results. Our management believes that presentation of EBITDA is helpful to investors as a measure of our ability to generate cash and to service debt. Management also believes that presentation of EBITDA is helpful to investors because EBITDA is used to determine compliance with some of the covenants in our senior credit agreement and the indentures relating to both our outstanding trust preferred securities and the trust preferred securities we are currently offering. However, you should not construe EBITDA as an alternative to net earnings determined in accordance with US GAAP or to cash flow from operations, investing activities or financing activities or as a measure of cash flows.

(b) In calculating the ratio of EBITDA to net interest expense, we included distributions on our outstanding trust preferred securities in interest.

(c) As of March 31, 2001 and March 31, 2000, this ratio compares total debt and trust preferred securities at these dates to EBITDA for the twelve months ended March 31, 2001 and March 31, 2000.

(d) In calculating the ratio of total debt and trust preferred securities to EBITDA, total debt includes accounts receivables facilities of $444 million, $335 million, $445 million, $335 million and $306 million, for the three months ended March 31, 2001 and 2000 and for the years ended December 31, 2000, 1999 and 1998, respectively.

(e) In calculating the ratio of fixed charges to earnings, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, plus one-third of rental expense under operating leases, the portion which we consider to be representative of an interest factor. Earnings were deficient in covering fixed charges by $260 million for the year ended 1999 due to the one-time settlement charge.

(f) Total debt includes short-term borrowings from third parties, short-term borrowings from related parties, note payable related to the Settlement and long-term debt and capital lease obligations, including current portion.

                                  RISK FACTORS

     An investment in our trust preferred securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus before you decide to invest in our trust preferred securities. If any of the following events actually occurs, our business, financial condition and results of operations could be harmed. If our business, financial condition or results of operations are harmed, the trading price of our trust preferred securities could decline and you could lose all or part of your investment.

RISKS RELATING TO THE TRUST PREFERRED SECURITIES

  WE ARE SUBSTANTIALLY LEVERAGED AND DEPENDENT UPON OUR SUBSIDIARIES FOR SUBSTANTIALLY ALL OF OUR OPERATING INCOME. IF WE AND OUR SUBSIDIARIES ARE UNABLE TO GENERATE SUFFICIENT CASH TO ENABLE US TO MAKE INTEREST AND OTHER PAYMENTS TO THE NOTE ISSUER, THE NOTE ISSUER'S ABILITY TO MAKE INTEREST PAYMENTS ON THE NOTES WILL BE LIMITED, AND THE TRUST WOULD NOT BE ABLE TO MAKE PAYMENTS ON THE TRUST PREFERRED SECURITIES

     We are substantially leveraged. As of March 31, 2001, on a pro forma basis after giving effect to the consummation of our offerings of the old trust preferred securities and the application of the net proceeds from those offerings, our total consolidated liabilities would have been $3.6 billion, including our obligations with respect to all trust preferred securities of approximately $1.4 billion, our total consolidated assets would have been $6.4 billion and our shareholders' equity would have been $2.8 billion. Our substantial level of debt presents the risk that we might not generate sufficient cash to service our indebtedness, including the guarantee of the notes, or that our leveraged capital structure could limit our ability to finance the acquisition and development of additional projects, to compete effectively or to operate successfully under adverse economic conditions. See "Selected Historical Financial Data of Fresenius Medical Care AG" and "Capitalization." If we and our subsidiaries were not to make payments on our obligations to the note issuer, the note issuer would be unable to make payments on the notes and, as a result, the trust would be unable to make payments on the trust preferred securities as and when required. In such an event, you would not be able to rely on the trust guarantee since distributions or other payments on the trust preferred securities are subject to the trust guarantee only if and to the extent that the note issuer or a note guarantor has made a payment to the trust of interest or principal on the notes.

  WE OBTAIN SUBSTANTIALLY ALL OF OUR INCOME FROM OUR SUBSIDIARIES, AND OUR HOLDING COMPANY STRUCTURE MAY LIMIT OUR ABILITY TO REALIZE ON THE ASSETS OF OUR SUBSIDIARIES

     We are a holding company and, consequently we derive substantially all our operating income from our subsidiaries. Our right to receive any assets of any of our subsidiaries or other affiliates upon any reorganization or liquidation, and the right of the holders of the notes to participate in the distribution of or realize proceeds from those assets, will effectively be subordinated to the claims of the creditors of those subsidiaries and affiliates, including their trade creditors and holders of debt they have issued. In addition to our senior indebtedness, our subsidiaries have significant liabilities which would effectively be senior to the notes.

  THE TRUSTS WILL HAVE NO ASSETS OTHER THAN THE NOTES AND THE NOTE GUARANTIES, AND NO SOURCE OF INCOME OTHER THAN PAYMENTS ON THE NOTES AND THE NOTE GUARANTIES

     Each trust exists for the exclusive purpose of:

     - issuing and selling the trust securities representing undivided beneficial interests in the assets of the trust;

     - investing the proceeds of the trust securities in USD notes or in Euro notes, as applicable;

     - consummating an exchange offer; and

     - engaging in only those other activities necessary, convenient or incidental thereto.

     Accordingly, the notes, the trust guarantee, the note guaranties and the right to reimbursement of expenses under an expense agreement will be a trust's sole assets, and payments under the notes and the expense agreement will be a trust's sole revenue. The note issuer will issue the notes to each trust and advance or distribute the proceeds of the notes to us and our subsidiaries. Therefore, the only assets of the note issuer are intercompany receivables that were created when the note issuer advanced or distributed the proceeds from the notes to us and our subsidiaries. A trust's ability to make distributions or other payments on its trust preferred securities is wholly dependent upon the note issuer making interest and other payments on the notes as and when required. The note issuer's ability to make interest and other payments on the notes is wholly dependent upon us and our subsidiaries making payments on the intercompany obligations that we owe to the note issuer as and when required.

     Each declaration of trust provides that we shall pay for all debts and obligations, other than with respect to the trust preferred securities, and all costs and expenses of the trust, including any taxes and all costs and expenses with respect thereto to which the trust may become subject, except for U.S. withholding taxes. There is no assurance that we will have sufficient resources to enable us to pay any such debts, obligations, costs and expenses on behalf of the trust.

     Our senior credit facility includes covenants which, among other things, restrict or have the effect of restricting our ability and the abilities of our subsidiaries to dispose of assets, incur debt, pay dividends, create liens or make capital expenditures, investments or acquisitions, and which may otherwise limit our activities as well as those of our subsidiaries. Our senior credit facility also includes certain covenants that will require us to maintain a minimum consolidated net worth and a minimum consolidated fixed charge ratio (ratio of EBITDA to fixed charges) and we are subject to a limit on our consolidated leverage ratio (ratio of consolidated funded debt to EBITDA). The breach of any of these covenants could result in a default under our senior credit facility.

  THE TRUST GUARANTEES, THE NOTE GUARANTIES AND THE NOTES ARE SUBORDINATE TO OUR SENIOR INDEBTEDNESS AND THE SENIOR INDEBTEDNESS OF OUR SUBSIDIARIES

     Our obligations under the trust guarantees, the note guarantors' obligations under the note guaranties, and the note issuer's obligations under the notes are subordinate and junior in right of payment to all present and future senior indebtedness of each of the note guarantors and the note issuer. We may not pay principal, including redemption payments, if any, premium, if any, or interest on the notes if any specified senior indebtedness, or any other senior indebtedness having an outstanding principal amount at the time of determination in excess of $25 million, is not paid when due or any other default on specified senior indebtedness occurs and the maturity of the specified senior indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such specified senior indebtedness has been paid in full. As of March 31, 2001, on a pro forma basis after giving effect to the offerings of old trust preferred securities and the application of the net proceeds from those offerings, the note guarantors and the note issuer had $0.8 billion of total consolidated senior indebtedness (excluding the notes and excluding the 9% notes due 2006, the 7 3/8% notes due 2008, and the 7 7/8% notes due 2008 that rank equally with the notes on a consolidated basis and a $209 million subordinated intercompany note), including liabilities as guarantors under our senior credit facility. In addition, our subsidiaries that are not note guarantors have significant additional liabilities which would be effectively senior to the notes and, after this offering we will have or be permitted to incur approximately $1.4 billion of total consolidated senior subordinated indebtedness consisting of:

     - the notes;

     and

     - the following senior subordinated notes issued in connection with prior trust preferred transactions;

        -- $450 million of 7 7/8% senior subordinated notes due 2008;

        -- DM300 million of 7 3/8% senior subordinated notes due 2008; and

        -- $360 million of 9% senior subordinated notes due 2006.

     We and the note guarantors have guaranteed all the senior subordinated debt listed above. Although our ability and the ability of our subsidiaries to incur indebtedness is restricted under the indentures governing the notes and our senior credit facility, we and our subsidiaries will have the ability to incur substantial additional indebtedness, which may be senior to the notes.

     Each of the note guarantors will unconditionally guarantee, jointly and severally, on a senior subordinated basis, the note issuer's obligations pursuant to the notes. Our note guaranties will not be limited in amount. The note guaranties of FMCH and FMC Deutschland each will be limited to an amount not to exceed the maximum amount that can be guaranteed by the guarantor party thereto without rendering such note guaranty, as it relates to such guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of Germany. If the note guaranty of FMCH or FMC Deutschland were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the guarantor. Depending on the amount of such indebtedness, such guarantor's liability on its note guaranty could be reduced to zero as a result of such subordination. Subject to limitations described under "Description of the Trust Guarantees," a note guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other person; provided, however, that if such other person is not the note issuer, the other person must expressly assume the note guarantor's obligations under its note guaranties. However, subject to some limitations, upon the sale or other disposition of all or substantially all the assets of FMCH or FMC Deutschland, in each case to a person other than the note issuer or its affiliates, the selling note guarantor will be released and relieved from all its obligations under its note guaranties. See "Description of the Notes -- Note Guaranties."

  IF THE NOTE ISSUER WERE TO DEFAULT ON ITS OBLIGATIONS UNDER THE NOTES, THE TRUSTS WOULD LACK AVAILABLE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS OR AMOUNTS PAYABLE ON REDEMPTION OF THE TRUST PREFERRED SECURITIES OR OTHERWISE, AND IN SUCH EVENT, YOU WOULD NOT BE ABLE TO RELY UPON THE TRUST GUARANTEES FOR PAYMENT OF THOSE AMOUNTS

     The guarantee trustee will hold the trust guarantees for your benefit. If the note issuer were to default on its obligations under the notes, the trusts would lack available funds for the payment of distributions or amounts payable on redemption of the trust preferred securities or otherwise. In that case, you would not be able to rely upon the trust guarantees for payment of those amounts. Instead, you could rely on the enforcement:

     - by the preferred trustee of its rights as registered holder of the notes against the note issuer pursuant to the terms of the notes or against the note guarantors under the terms of the note guaranties; or

     - by a special trustee, elected by 25% in liquidation amount of the trust preferred securities, of a trust's rights under the notes and the note guaranties, or

     - if the preferred trustee or the special trustee do not enforce the trust's rights against the note issuer, by you of your right of direct action against the note issuer on behalf of the trust to enforce payments on the notes.

     The trust declarations provide that, by your acceptance of the trust declaration, you are deemed to have agreed to the provisions of the applicable trust guarantee (including the subordination provisions) and the applicable indenture.

  WE MAY NOT BE ABLE TO MAKE A CHANGE OF CONTROL REDEMPTION UPON DEMAND

     You have the right to require the applicable trust to redeem all or any part of your trust preferred securities upon the occurrence of a change of control at a redemption price equal to 101% of the liquidation amount plus any accrued and unpaid distributions. In that case, the trust will have and must exercise its right to require the note issuer to redeem notes in an amount equal to the trust preferred securities and common securities to be redeemed by the holders. The note issuer and the trusts do not have, and may not in the future have, any assets other than certain intercompany receivables and the notes, respectively. As a result, the note issuer's ability to prepay the notes and the ability of the trusts to prepay the trust securities will depend upon receipts from us and our subsidiaries. We cannot assure you that if an event that requires us to redeem the trust securities occurs, we will have, or have access to, sufficient funds to pay the required purchase price for all of the trust securities and notes tendered by holders. Our senior credit facility also may preclude us from purchasing trust securities or notes upon a change of control and provides that some changes in control would constitute a default under our senior credit facility.

  IN THE EVENT OF A TAX EVENT WHICH RESULTS IN A TRUST BEING TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION, THE DISTRIBUTION WOULD LIKELY CONSTITUTE A TAXABLE EVENT TO HOLDERS OF THE TRUST PREFERRED SECURITIES

     We will, except under limited circumstances, cause the trustees to dissolve a trust upon the occurrence of a tax event or investment company event with respect to that trust as defined in the covenants contained in the applicable indenture and, after satisfaction of liabilities to creditors of the trust, cause the note issuer to distribute the notes, on proportionate basis to the holders of the trust securities. The note issuer will have the right, in certain circumstances, to redeem the notes, in whole, but not in part, at 100% of principal amount plus accrued and unpaid interest, instead of distributing those notes. In that case, the trust will redeem the trust preferred securities in whole at the liquidation amount of $1,000 or E1,000 per trust preferred security, as applicable, plus accrued and unpaid distributions. If a tax event occurs, we may also elect to cause the trust preferred securities to remain outstanding and cause the note issuer to pay additional interest on the notes.

     Under current U.S. federal income tax law, a distribution of the notes would not be a taxable event to you. However, if a tax event occurs that results in the trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to you. See "Tax Considerations -- United States -- United States Holders -- Receipt of Notes or Cash Upon Liquidation of the Issuer."

     We can give no assurance as to the market prices for the trust preferred securities or notes that may be distributed in exchange for trust preferred securities if a dissolution or liquidation of the trust were to occur. Accordingly, trust preferred securities that you acquire in this offering or in the secondary market, or any notes distributed on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the trust preferred securities. Because you may receive notes upon the occurrence of a tax event or investment company event, as a prospective investor in trust preferred securities you are also making an investment decision with regard to the notes and should carefully review all the information regarding the notes contained in this offering circular.

  HOLDERS OF TRUST PREFERRED SECURITIES WILL HAVE LIMITED VOTING RIGHTS

     Except in limited circumstances, you will have no voting rights. The right to vote to appoint, remove or replace the trustees, or increase or decrease their number, is vested in the holder(s) of the common securities. See "Description of the Trust Preferred Securities -- Voting Rights."

     The trust preferred securities and any old trust preferred securities issued by each trust which remain outstanding after completion of the exchange offers will vote together as a single class for purposes of determining whether holders of the required percentage in outstanding liquidation amount of trust preferred securities issued by a trust have taken certain actions or exercised certain rights under the applicable declaration of trust. See "Descriptions of the Trust Preferred Securities -- Voting Rights," and "-- Modification of the Declarations."

  HOLDERS OF TRUST PREFERRED SECURITIES MAY RECOGNIZE A CAPITAL LOSS

     The trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying notes. For U.S. federal income tax purposes, if you are a

United States holder and you dispose of your trust preferred securities between record dates for payments of distributions, you will nevertheless be required to recognize accrued but unpaid interest on the notes through the date of disposition in income as ordinary income, and to add that amount to your adjusted tax basis in your proportional share of the underlying notes deemed disposed. To the extent the selling price is less than your adjusted tax basis, which will include all accrued but unpaid interest, you will recognize a capital loss. Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Tax
Considerations -- United States -- United States Holders -- The Deductibility of Capital Losses is Subject to Significant Limitations."

  THE CHARACTERISTICS OF THE TRUST PREFERRED SECURITIES MAY AFFECT THE TRADING MARKET FOR THE TRUST PREFERRED SECURITIES AND THE NOTES

     There is no existing market for the trust preferred securities. Although we intend to apply to list the trust preferred securities on the Luxembourg Stock Exchange, we can give no assurance as to:

     - whether the listing of the trust preferred securities on the Luxembourg Stock Exchange will occur;

     - whether a market for the trust preferred securities will develop;

     - the liquidity of any market that may develop for the trust preferred securities;

     - your ability to sell your trust preferred securities, or

     - the price at which you would be able to sell your trust preferred securities.

     Future trading prices of the trust preferred securities will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. In connection with the original offerings of the old trust preferred securities, the initial purchasers advised us that they intend to make a market in the trust preferred securities, subject to the limits imposed by the Securities Act and the U.S. Securities Exchange Act of 1934, as amended, the "Exchange Act," and subject to any limits imposed during the pendency of any registration statement or shelf registration statement. The initial purchasers are not obligated to make a market in the trust preferred securities, and may discontinue such market-making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the trust preferred securities. In addition, such market-making activities may be limited during the exchange offers and/or the pendency of any shelf registration statement relating to the trust preferred securities.

THE EXCHANGE OFFERS COULD ADVERSELY AFFECT ANY MARKET FOR OLD TRUST PREFERRED SECURITIES THAT ARE NOT EXCHANGED

     We did not register the old trust preferred securities under the U.S. Securities Act or any state securities laws and they may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the U.S. Securities Act and any other applicable securities laws, or pursuant to an exemption from the registration requirement or in a transaction that is not subject to those requirements. Transfer of old trust preferred securities without registration also requires compliance with certain other conditions and restrictions. Old trust preferred securities which remain outstanding after consummation of the exchange offers will continue to bear a legend reflecting the restrictions on transfer without registration. In addition, subject to limited exceptions, upon completion of the exchange offers, holders of old trust preferred securities which remain outstanding will not be entitled to any rights to have the old trust preferred securities registered under the U.S. Securities Act or to any similar rights under the registration rights agreements that we entered into when we issued the old trust preferred securities. We and the trusts do not intend to register under the U.S. securities act any old trust preferred securities which remain outstanding after completion of the exchange offers, subject to limited exceptions if they apply. To the extent that old trust preferred securities are tendered and accepted in the exchange offers, your ability to sell old trust preferred securities that remain outstanding after the exchange offers could be adversely affected.

     Upon completion of the exchange offers, holders of old trust preferred securities will not be entitled to any increase in the distribution rate on those securities or to any further registration rights under the registration rights agreements, except under limited circumstances. See "Description of the Trust Preferred Securities."

RISKS RELATING TO LITIGATION AND REGULATORY MATTERS IN THE UNITED STATES

  IF WE DO NOT COMPLY WITH THE MANY GOVERNMENTAL REGULATIONS APPLICABLE TO OUR BUSINESS OR WITH THE CORPORATE INTEGRITY AGREEMENT BETWEEN US AND THE U.S. GOVERNMENT, WE COULD BE EXCLUDED FROM GOVERNMENT HEALTH CARE REIMBURSEMENT PROGRAMS OR OUR AUTHORITY TO CONDUCT BUSINESS COULD BE TERMINATED, EITHER OF WHICH WOULD RESULT IN A MATERIAL DECREASE IN OUR REVENUE

     Our operations in both our provider business and our products business are subject to extensive governmental regulation in virtually every country in which we operate. The applicable regulations, which differ from country to country, relate in general to the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, the rate of, and accurate reporting and billing for, government and third-party reimbursement, and compensation of medical directors and other financial arrangements with physicians and other referral sources. We are also subject to other laws of general applicability, including antitrust laws.

     Fresenius Medical Care Holdings is party to a corporate integrity agreement with the U.S. government that we entered into in connection with the Settlement. This agreement requires that FMCH staff and maintain a comprehensive compliance program, including a written code of conduct, training programs, regulatory compliance policies and procedures, annual audits and periodic reporting to the government. The corporate integrity agreement permits the U.S. government to exclude FMCH and its subsidiaries from participation in U.S. federal health care programs if there is a material breach of the agreement that FMCH does not cure within 30 days after FMCH receives written notice of the breach. We derive approximately 40% of our consolidated revenue from U.S. federal health care benefit programs. Consequently, if FMCH commits a material breach of the corporate integrity agreement that results in the exclusion of FMCH or its subsidiaries from continued participation in those programs, it would significantly decrease our revenue and have a material adverse effect on our business, financial condition and results of operations.

     While we rely upon our management structure, regulatory and legal resources, and the effective operation of our compliance program to direct, manage and monitor these activities, if employees, deliberately or inadvertently, failed to adhere to these regulations then our authority to conduct business could be terminated or our operations could be significantly curtailed. Any such terminations or reductions could materially reduce our revenues with a resulting adverse impact on our business, financial condition and results of operations.

  A REDUCTION IN U.S. GOVERNMENT REIMBURSEMENT FOR DIALYSIS CARE WOULD MATERIALLY DECREASE OUR REVENUES

     For the twelve months ended December 31, 2000, approximately 40% of our consolidated revenues resulted from U.S. federal health care benefit programs, such as Medicare and Medicaid reimbursement. Legislative changes may affect all Medicare reimbursement rates for the services we provide, as well as the scope of Medicare coverage. A decrease in Medicare reimbursement rates or covered services could have a material adverse effect on our business, financial condition and results of operations.

  A CHANGE IN REIMBURSEMENT FOR OR UTILIZATION OF EPO COULD MATERIALLY REDUCE OUR REVENUE AND OPERATING PROFITS

     Reimbursement and revenue from the administration of erythropoetin, or EPO, accounted for approximately 28% of dialysis care revenue in our North America segment for the twelve months ended December 31, 2000. EPO is produced by a single manufacturer, Amgen Inc., which is our sole supplier. Our current contract with Amgen Inc. covers the period from January 2001 to December 2001 and includes price guarantees and volume and outcome based discounts. A reduction in reimbursement for

EPO, a significant change in utilization of EPO, an interruption of supply or an inability to obtain satisfactory purchase terms for EPO could reduce our revenues from, or increase our costs in connection with, administration of EPO, which could materially adversely affect our business, financial condition and results of operations. Amgen Inc. has announced a 3.9% increase in its wholesaler acquisition price for EPO effective May 9, 2001. Because our purchase contract with Amgen Inc. contains pricing protection through December 31, 2001, our purchase price for EPO will be unaffected by the increase through that date.

  CREDITORS OF W.R. GRACE & CO.-CONN. HAVE ASSERTED CLAIMS AGAINST US

     We were formed in 1996 as a result of a series of transactions with W.R. Grace & Co. which we refer to as the Merger. At the time of the Merger, a W.R. Grace & Co. subsidiary known as W.R. Grace & Co.-Conn. had, and continues to have, significant liabilities arising out of product-liability related litigation, pre-Merger tax claims and other claims unrelated to National Medical Care, its dialysis business prior to the Merger. In connection with the Merger, W.R. Grace & Co.-Conn. agreed to indemnify us against all liabilities of W.R. Grace & Co., whether relating to events occurring before or after the Merger, other than liabilities arising from or relating to National Medical Care operations. Proceedings have been brought against W.R. Grace & Co. and FMCH by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn., principally alleging that the Merger was a fraudulent conveyance, violated the Uniform Fraudulent Transfer Act and constituted a conspiracy. In addition, the Merger was consummated as a tax free reorganization. Pre-Merger tax claims or tax claims that would arise if events were to violate the tax-free nature of the Merger could be the obligation of FMCH, our principal subsidiary. Subject to certain representations made by W.R. Grace & Co.-Conn., FMCH and Fresenius AG, W.R. Grace & Co.-Conn. also agreed to indemnify us against any such tax liability. W.R. Grace & Co.-Conn. and some of its subsidiaries have filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. If the Merger is determined to be a fraudulent transfer and if material damages are proved by the plaintiffs, or if W.R. Grace & Co. is unable to satisfy its Merger-related or pre-Merger tax obligations, and if we are not able to collect on the indemnities from W.R. Grace & Co. as a result of the bankruptcy proceedings or otherwise, and if we are unable to collect on the indemnities from any affiliates or former affiliates of W.R. Grace & Co. or their insurers, and if we are not able to collect against any party that may have received proceeds from W.R. Grace & Co., a judgment could have a material adverse effect on our business, financial condition and results of operations.

  WE ARE DEFENDANTS IN LITIGATION BY PRIVATE INSURANCE COMPANIES ALLEGING INAPPROPRIATE BILLING PRACTICES

     FMCH, NMC and its subsidiaries are defendants in litigation brought by private payors alleging inappropriate billing practices for nutritional therapy, diagnostic and clinical laboratory tests and misrepresentations. FMCH, NMC and its subsidiaries believe that there are substantial defenses to the claims asserted, have filed counterclaims and intend to vigorously defend the lawsuits. Other private payors have contacted FMCH and have asserted that NMC received excess payments and may file their own lawsuit seeking reimbursement and other damages from NMC. Although we cannot predict the ultimate outcome of these proceedings, an adverse result could have a material adverse effect on our business, financial condition and result of operations since an adverse determination could result in substantial liability or changes in our reimbursement arrangements with private payors.

  IF THE POSITION OF THE U.S. CENTERS FOR MEDICARE AND MEDICAID SERVICES IN THE OBRA 93 DISPUTE IS ULTIMATELY UPHELD, WE COULD BE OBLIGATED TO REFUND UP TO $120 MILLION TO MEDICARE

     Under the U.S. Omnibus Budget Reconciliation Act of 1993, as initially interpreted by the U.S. Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration), which administers the Medicare and Medicaid programs, employer health plans were the primary payor for ESRD dual-eligible patients -- i.e., patients age 65 and over who are eligible for Medicare and covered by an employer health plan. The original interpretation resulted in increased revenue for NMC because, during the 18-month period, the rate paid by the employer health plan was generally higher than the Medicare rate. In April 1995, the U.S. Health Care Financing Administration announced a new interpretation of the U.S. Omnibus Budget Reconciliation Act of 1993 which retroactively eliminated the 18-month period in which the employer health plan was the primary payor for dual eligible patients. NMC has obtained a permanent injunction against the retroactive implementation of this revised interpretation. Its motion for a declaratory judgment against implementation on a going-forward basis, and the government's motion for a declaratory judgment that the rule was validly applied on a prospective basis, are both pending. It is not clear at this time whether the government intends to appeal the rulings. As of July 1, 1995, NMC ceased to recognize the incremental revenue realized under the original implementation, but continued to bill employer health plans as primary payors until December 31, 1995. If the government should appeal and be successful in reversing the rulings, thereby upholding the government's retroactive implementation of its revised interpretation, NMC may be required to refund the payments received from employer health plans for services provided after August 10, 1993 under the original implementation and to rebill Medicare for the same services. This refunding and rebilling would result in a net loss to NMC of approximately $120 million for billing through December 31, 1995.

  AS HEALTH MAINTENANCE ORGANIZATIONS AND OTHER MANAGED CARE PLANS GROW IN THE UNITED STATES, AMOUNTS PAID FOR OUR SERVICES AND PRODUCTS BY NON-GOVERNMENTAL PAYORS MAY DECREASE

     We obtain a significant portion of our revenues from reimbursement provided by non-governmental third-party payors in the United States. Although non-governmental payors generally pay higher reimbursement rates than governmental payors, managed care plans generally negotiate lower reimbursement rates than indemnity insurance plans. Some managed care plans also utilize a capitated fee structure or limit reimbursement for ancillary services.

     As managed care programs have increased market share, we have experienced increased pressure to reduce the amounts paid for our services and products. These trends may be accelerated if future changes to the U.S. Medicare ESRD program require private payors to assume a greater percentage of the total cost of care given to dialysis patients over the term of their illness, or if managed care plans otherwise significantly increase their enrollment of renal patients.

     If substantially more of our patients join managed care plans or such plans reduce reimbursements, our revenues from non-governmental payors could decrease, and our financial condition and results of operations could be materially adversely affected.

  PROPOSALS FOR HEALTH CARE REFORM COULD DECREASE OUR REVENUES

     Proposals to modify the current health care system in the United States to improve access to health care and control its costs are continually being considered by the federal and certain state governments. We anticipate that the U.S. Congress and state legislatures will continue to review and assess alternative health care reform proposals, and we cannot predict whether these reform proposals will be adopted, when they may be adopted or what impact they may have on us. Any spending decreases or other significant changes in the Medicare program could reduce our revenues and profitability and have a material adverse effect on our business, financial condition and results of operations.

     Other countries, especially those in western Europe, have also considered health care reform proposals and could materially alter their government-sponsored health care programs by reducing reimbursement payments. Any reduction could affect the pricing of our products and the profitability of our services, especially as we expand our international business. This potential development could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO OUR BUSINESS

  OUR COMPETITORS COULD DEVELOP SUPERIOR TECHNOLOGY, IMPACT OUR PRODUCT SALES, OR DRIVE UP ACQUISITION PRICES, WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO MAKE ACQUISITIONS

     We face numerous competitors in both our dialysis services business and our dialysis products business, some of which may possess substantial financial, marketing or research and development resources. Competition could materially adversely affect the future pricing and sale of our products and services. In particular, technological innovation has historically been a significant competitive factor in the dialysis products business. The introduction of new products by competitors could render one or more of our products obsolete.

     We are engaged in both manufacturing dialysis products and providing dialysis services. We compete in the dialysis services business with many customers of our products business. As a result, independent dialysis clinics, those operated by other chains and dialysis centers acquired by other products manufacturers may elect to limit or terminate their purchases of our dialysis products so as to avoid purchasing products manufactured by a competitor. Possible purchase reductions could decrease our product revenues, with a material adverse effect on our business, financial condition and results of operations.

     We also compete with other dialysis products and services companies in seeking selected acquisitions. If we are not able to continue to effect acquisitions in the provider business upon reasonable terms, particularly in our International segment, this could adversely affect the growth of our business and our future growth prospects.

  WE FACE PRODUCTS LIABILITY AND OTHER CLAIMS WHICH COULD RESULT IN SIGNIFICANT LIABILITY

     Health care companies are subject to claims alleging negligence, products liability, breach of warranty, malpractice and other legal theories that may involve large claims and significant defense costs whether or not liability is ultimately imposed. Health care products may also be subject to recalls. Although liability claims and recalls have not had a material adverse effect on our businesses in the past, we cannot assure that we will not suffer one or more significant claims or product recalls in the future. Product liability claims or recalls could result in judgments against us or significant compliance costs, which could materially adversely affect our business, financial condition and results of operations.

     While we have been able to obtain liability insurance in the past, it is possible that such insurance may not be available in the future, either on acceptable terms or at all. A successful claim in excess of the limits of our insurance coverage could have a material adverse effect on our results of operations and financial condition. Liability claims, regardless of their merit or eventual outcome, also may have a material adverse effect on our business and reputation, which could in turn reduce our revenues and profitability.

  IF PHYSICIANS AND OTHER REFERRAL SOURCES CEASE REFERRING PATIENTS TO OUR DIALYSIS CLINICS OR CEASE PURCHASING OUR DIALYSIS PRODUCTS, OUR REVENUES WOULD DECREASE

     Our dialysis services business depends upon patients choosing our clinics as the location for their treatments. Patients may select a clinic based, in whole or in part, on the recommendation of their physician. We believe that physicians and other clinicians typically consider a number of factors when recommending a particular dialysis facility to an ESRD patient, including, but not limited to, the quality of care at a clinic, the competency of a clinic's staff, convenient scheduling, and a clinic's location and physical condition. Clinicians may change their facility recommendations at any time, which may result in the movement of our existing patients to competing clinics, including clinics established by the clinicians themselves. At most of our clinics, a relatively small number of physicians account for the referral of all or a significant portion of the patient base. If a significant number of physicians ceased referring their patients to our clinics, this could reduce our dialysis care revenue and materially adversely affect our overall operations. Our operations are also affected by referrals from hospitals, managed care plans and other sources.

     The decision to purchase our dialysis products and other services or competing dialysis products and other services will be made in some instances by medical directors and other referring physicians at our dialysis clinics and by the managing medical personnel and referring physicians at other dialysis clinics, subject to applicable regulatory requirements. A decline in physician recommendations or purchases of our products or ancillary services could reduce our dialysis product and other services revenue, and could materially adversely affect our business, financial condition and results of operations.

  IF WE ARE UNABLE TO ATTRACT AND RETAIN SKILLED MEDICAL, TECHNICAL AND ENGINEERING PERSONNEL, WE MAY BE UNABLE TO MANAGE OUR GROWTH OR CONTINUE OUR TECHNOLOGICAL DEVELOPMENT

     Our continued growth in the provider business will depend upon our ability to attract and retain skilled employees, such as highly skilled nurses and other medical personnel. Competition for those employees is intense. Moreover, we believe that future success in the provider business will depend significantly on our ability to attract and retain qualified physicians to serve as medical directors of our dialysis clinics. Our dialysis products business depends on the development of new products, technologies and treatment concepts. Competition is also intense for skilled engineers and other technical research and development personnel. If we are unable to obtain the services of key personnel, the ability of our officers and key employees to manage our growth would suffer and our operations could suffer in other respects. These factors could also preclude us from integrating acquired companies into our operations, which could increase our costs and prevent us from realizing synergies from acquisitions. Lack of skilled research and development personnel could impair our technological development, which would increase our costs and impair our reputation for production of technologically advanced products.

  WE FACE ADDITIONAL COSTS AND UNCERTAINTIES FROM INTERNATIONAL OPERATIONS

     We intend to expand our international presence. As a result, we expect that revenues from countries other than the United States and Germany will account for an increasing portion of future revenues.

     Revenues from international operations are subject to a number of risks, including the following:

     - Fluctuations in currency exchange rates could adversely affect profitability;

     - We may face difficulties in enforcing and collecting accounts receivable under some countries' legal systems;

     - Local regulations may restrict our ability to obtain a direct ownership interest in dialysis clinics, operate our clinics or conduct other operations;

     - Political instability, especially in developing countries, could disrupt our operations;

     - Some customers and governments may have longer payment cycles, with resulting adverse effects on our cash flow; and

     - Some countries could impose additional taxes or restrict the import of our products.

     Any one or more of these factors, or any difficulty in integrating businesses we acquire into our operations, could increase our costs, reduce our revenues, or disrupt our operations, with possible material adverse effects on our business, financial condition and results of operations.

OTHER RISKS

  BECAUSE WE ARE NOT ORGANIZED UNDER U.S. LAW, WE ARE SUBJECT TO CERTAIN LESS DETAILED DISCLOSURE REQUIREMENTS UNDER U.S. FEDERAL SECURITIES LAWS

     Under pooling agreements that we have entered into for the benefit of minority holders of our Ordinary shares and holders of our Preference shares, we have agreed to file quarterly reports with the

SEC, to prepare annual and quarterly financial statements in accordance with US GAAP, and to file information with the SEC with respect to annual and general meetings of our shareholders. However, we are a "foreign private issuer," as defined in the SEC's regulations, and consequently we are not subject to all of the same disclosure requirements applicable to U.S. companies. We are exempt from the SEC's proxy rules, and our annual reports contain less detailed disclosure than reports of U.S. issuers regarding such matters as management, executive compensation and outstanding options, beneficial ownership of our securities and certain related party transactions. Also, our officers, directors and beneficial owners of more than 10% of our equity securities are exempt from the reporting requirements and short-swing profit recovery provisions of Section 16 of the Exchange Act. These limits on available information about our company may adversely affect the market prices for our securities.

                                   THE TRUSTS

     Each trust is a statutory business trust formed under the laws of the State of Delaware under a declaration of trust executed by Fresenius Medical Care, as sponsor of the trust, the note issuer and the trustees of the trust, and by the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 12, 1998 in the case of Trust IV and June 1, 2001 in the case of Trust V. In connection with the offerings of the old trust preferred securities, we acquired common securities of Trust IV in an aggregate liquidation amount of $225,000 and of Trust V in an aggregate liquidation amount of E300,000, representing all of each trust's common securities. The common securities of each trust will rank equally with its trust preferred securities, except that, if an event of default occurs and is continuing under the trust declaration, our rights as the holder of the common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to your rights as holders of the trust preferred securities. See "Description of Trust Preferred Securities -- Subordination of Common Securities." The assets of each trust will consist of the notes and the note guaranties. Each trust exists for the exclusive purpose of issuing and selling the trust securities representing undivided beneficial interests in the assets of that trust, investing the proceeds of the trust securities in the notes, consummating an exchange offer and engaging in only those other activities necessary, convenient or incidental to those purposes. Accordingly, the USD notes or the Euro notes, a company guarantee, the note guaranties and the right to reimbursement of expenses under the related expense agreement will be the sole assets of each trust, and payments under the notes and the related expense agreement will be the sole revenue of the trust.

     Each trust has a term of approximately 29 years, but may be terminated earlier as provided in its trust declaration. Each trust's business and affairs are and will be conducted by the trustees, whom we have appointed as sole holder of the common securities. Under the trust declaration, initially there will be five trustees. Three of the trustees, the "company trustees," are individuals who are our employees or officers. The fourth trustee, the preferred trustee, is a financial institution that is unaffiliated with us. The fifth trustee, the Delaware trustee, is an entity which maintains its principal place of business in the State of Delaware. Initially, State Street Bank and Trust Company, a national banking association duly organized and existing under the laws of Massachusetts, is the preferred trustee, and First Union Trust Company, N.A., a Delaware banking corporation, is the Delaware trustee. We, as holders of the common securities, will be able to remove any of the corporate trustees. State Street Bank and Trust Company also is the indenture trustee under the trust guarantees, the "guarantee trustee," and under the indentures, "indenture trustee." See "Description of the Trust Guarantee" and "Description of the Trust Preferred Securities."

     The preferred trustee will hold title to the notes for your benefit and will have the power to exercise all rights, powers and privileges under the indentures as the holder of the notes. In addition, the preferred trustee will maintain exclusive control of segregated non-interest bearing bank accounts of each trust, the "property accounts," to hold all payments made in respect of notes for your benefit. The guarantee trustee will hold the trust guarantees for your benefit. As the direct or indirect holder of all the common securities, we will have the right to appoint, remove or replace any of the trustees of each trust and to increase or decrease the number of trustees, provided that the number of trustees of each trust must be at least three, a majority of which must be company trustees. We, as holders of the common securities or, if an event of default under a declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the preferred trustee and/or the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the company trustees; only we, as holders of the common securities may do so. The duties and obligations of each of the trustees will be governed by the trust declarations. In each trust declaration, we will agree to pay for all fees and expenses related to the trust, including fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect to the trust or to which the trust may become subject, except for U.S. withholding taxes, and we have also agreed to pay all fees and expenses related to the offerings of the old trust preferred securities and the exchange offers and to pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust. See "Description of the Notes."

     Your rights as holders of the trust preferred securities, including economic rights, rights to information and voting rights, if any, are set forth in the applicable trust declaration and the Delaware Business Trust Act, as amended. See "Description of the Trust Preferred Securities." The trust declarations, the indentures and the trust guarantees will also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended. The declarations of trust, the indentures and the trust guarantees have been qualified under the Trust Indenture Act in connection with the exchange offers.

     The place of business and the telephone number of each trust is 95 Hayden Avenue, Lexington, Massachusetts, 02173 U.S.A. and (787) 402-9000.

                                THE NOTE ISSUER

     The note issuer is a Luxembourg company and a wholly owned subsidiary of Fresenius Medical Care. The note issuer exists for the exclusive purpose of:

     - issuing and selling the old notes to each trust and the notes in the exchange offers;

     - advancing the proceeds of the notes to us and our subsidiaries;

     - becoming a guarantor under our senior credit facility; and

     - engaging in only those other activities necessary, convenient or incidental thereto.

     The intercompany receivables created when we and our subsidiaries received the proceeds of the old notes are the sole assets of the note issuer.

     The sole manager of the note issuer is Ms. Gabriele Dux. The place of business of the note issuer is 7A rue Robert Stumper, L-2557 Luxembourg.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the trusts will be treated as our subsidiaries and, therefore, we will include the accounts of the trusts in our consolidated financial statements. We will present the trust preferred securities as a separate line item in our consolidated balance sheet entitled "Company-obligated mandatorily redeemable preferred securities of Fresenius Medical Care Capital Trusts holding solely Company-guaranteed debentures of subsidiary," and we will include appropriate disclosures about the trust preferred securities, the trust guarantees and the notes in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the trust preferred securities as a financing charge to earnings in our consolidated statement of operations.

                                USE OF PROCEEDS

     Neither we nor either trust will receive any cash proceeds from the issuance of the USD trust preferred securities and the Euro trust preferred securities in the exchange offers. In connection with the exchange offers, the note issuer will issue USD notes to Trust IV and Euro notes to Trust V having, in each case, an aggregate principal amount equal to the aggregate liquidation amount of USD trust preferred securities or Euro trust preferred securities issued in the applicable exchange offer. Each trust will retire and cancel the old trust preferred securities surrendered in exchange for the trust preferred securities.

     The net proceeds from the sale of the old trust preferred securities were approximately $468 million. The trusts invested the proceeds in the old notes and we used the proceeds of the sale of the old notes to repay outstanding revolving indebtedness under our senior credit facility, to repay short term debt, including approximately E140 million of short-term debt to Fresenius AG, and for general corporate purposes. Revolving borrowings under our senior credit facility bear interest at the LIBOR rate plus an applicable margin determined in accordance with our senior credit facility. At March 31, 2001 approximately $450.4 million of our revolving borrowings were outstanding. Our senior credit facility matures on September 30, 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fresenius Medical Care AG -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table presents the unaudited consolidated capitalization of Fresenius Medical Care (1) as of March 31, 2001 and (2) as adjusted to reflect the sale in June 2001 of $225 million aggregate liquidation amount of old USD trust preferred securities due 2011 and E300 million aggregate liquidation amount of old Euro trust preferred securities due 2011 and our application of the net proceeds from those offerings to repay revolving indebtedness under our senior credit facility, to repay short term debt and for other general corporate purposes. For the purpose of this presentation, we have translated euros into U.S. dollars at an exchange rate of E1.00 per $.08628, based on the euro noon buying rate on June 15, 2001. See "Use of Proceeds."

                                                                    MARCH 31, 2001
                                                              ---------------------------
                                                                          AS ADJUSTED FOR
                                                               ACTUAL      THE OFFERINGS
                                                              --------    ---------------
                                                                     (IN MILLIONS)
Cash and cash equivalents...................................  $   72.7       $   72.7
                                                              ========       ========
Short term debt (including current portion of long term
  debt).....................................................  $  562.1       $  441.6
Long term debt:
  Revolving credit facility.................................     450.4          102.7
  Term facility.............................................     390.0          390.0
  Other debt and capital lease obligations..................      68.1           68.1
                                                              --------       --------
       Total long term debt (excludes trust preferred
        securities).........................................     908.5          560.8
Company-obligated mandatorily redeemable preferred
securities of Fresenius Medical Care Capital Trusts holding
solely company-guaranteed debentures of subsidiary:
  9% $ Trust Preferred Securities due 2006..................     360.0          360.0
  7 7/8% $ Trust Preferred Securities due 2008..............     450.0          450.0
  7 3/8% DM Trust Preferred Securities due 2008.............     135.5          135.5
  7 7/8% $ Trust Preferred Securities due 2011..............        --          225.0
  7 3/8% E Trust Preferred Securities due 2011..............        --          258.8
                                                              --------       --------

       Total trust preferred securities.....................     945.5        1,429.3
Minority interest...........................................      21.1           21.1
Total shareholders' equity (1)..............................   2,771.7        2,771.7
                                                              --------       --------
          Total capitalization..............................  $5,208.9       $5,224.5
                                                              ========       ========

---------------

(1) On May 23, 2001, we increased our authorized capital to E316 million ($274 million).

                              THE EXCHANGE OFFERS

     In this section, where the context requires, descriptions of the voting rights, the liquidation rights and, the rights to distributions of the trust preferred securities assume that all of the outstanding old trust preferred securities will be exchanged for trust preferred securities in the exchange offers. If any old trust preferred securities are not exchanged and remain outstanding, the trust declarations provide that the old trust preferred securities and the trust preferred securities will rank equally in all respects and will have equal voting rights, liquidation rights and rights to distributions.

PURPOSE OF THE EXCHANGE OFFERS

     On June 6, 2001, Trust IV issued $225 million aggregate liquidation amount of old USD trust preferred securities. On June 15, 2001 Trust V issued E300 million aggregate liquidation amount of old Euro trust preferred securities. In connection with the sale of the old trust preferred securities, we, FMCH, FMC Deutschland, the note issuer and the issuing trust entered into registration rights agreements with the initial purchasers of the old trust preferred securities in which we agreed to file with the Securities and Exchange Commission a registration statement for the exchange of the old trust preferred securities for the trust preferred securities and to use our reasonable efforts to cause that registration statement to become effective. We have filed copies of the registration rights agreements as exhibits to the registration statement that includes this prospectus, and you can obtain copies of those agreements from the sources described under "Where You Can Find More Information."

     We are making the exchange offers to satisfy our contractual obligations under the registration rights agreements. The trust preferred securities to be issued in the exchange offers will have the same form and terms as the old trust preferred securities except that:

     - the trust preferred securities have been registered under the U.S. Securities Act and will not be subject to the minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the old trust preferred securities;

     - the trust preferred securities will not provide for any increase in their distribution rate; and

     - after completion of the exchange offers, holders of old trust preferred securities will not be entitled to any further registration rights under the registration rights agreements, except under limited circumstances.

See "Risk Factors -- The exchange offers could adversely affect any market for old trust preferred securities that are not exchanged."

     We are not making the exchange offers to, and we will not accept tenders for exchange from, holders of outstanding old trust preferred securities in any jurisdiction in which the exchange offers or acceptance of the exchange offers would not be in compliance with the securities or blue sky laws of the jurisdiction in question.

     The following exchanges will take place as soon as practicable following expiration of the exchange offers:

     - each trust will exchange trust preferred securities for its old trust preferred securities in an amount corresponding to the old trust preferred securities accepted for exchange;

     - we will exchange our old trust guarantees for the trust guarantees;

     - the note issuer will exchange notes for a like aggregate principal amount of old notes corresponding to the liquidation amounts of old trust preferred securities accepted for exchange; and

     - we, FMCH and FMC Deutschland will exchange old note guaranties for the note guaranties.

     The trust preferred securities, trust guarantees, the notes and the note guaranties have been registered under the Securities Act.

     In the discussion below, unless the context requires otherwise, the term "holder" with respect to the exchange offers means any person in whose name the old trust preferred securities are registered on the books of a trust or any other person who has obtained a properly completed stock power from the registered holder. Holder also includes:

     - in the case of the old USD trust preferred securities, any person whose old trust preferred securities are held of record by The Depository Trust Company, "DTC," or its nominee, and

     - in the case of old Euro trust preferred securities, any person whose old Euro trust preferred securities are held of record by Deutsche Bank AG London or its nominee as common depositary for Clearstream Luxembourg or Euroclear;

and who, in either case, wishes to deliver old trust preferred securities by book-entry transfer at DTC, Clearstream Luxembourg or Euroclear, as the case may be.

TERMS OF THE EXCHANGE OFFERS

     Trust IV hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $225 million aggregate liquidation amount of USD trust preferred securities for a like aggregate liquidation amount of old USD trust preferred securities. To accept the USD exchange offer, you must properly tender your old USD trust preferred securities on or prior to the expiration date and not withdraw them. Promptly after the expiration date of the USD exchange offer, Trust IV will issue up to $225 million aggregate liquidation amount of USD trust preferred securities in exchange for a like aggregate liquidation amount of outstanding old USD trust preferred securities that are tendered and that we accept in connection with the USD exchange offer. You may tender your old USD trust preferred securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 liquidation amount in excess of $100,000.

     Trust V hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to E300 million aggregate liquidation amount of Euro trust preferred securities for a like aggregate liquidation amount of old Euro trust preferred securities. To accept the Euro exchange offer, you must properly tender your old Euro trust preferred securities on or prior to the expiration date and not withdraw them. Promptly after the expiration date of the Euro exchange offer, Trust V will issue up to E300 million aggregate liquidation amount of Euro trust preferred securities in exchange for a like aggregate liquidation amount of outstanding old Euro trust preferred securities that are tendered and that we accept in connection with the Euro exchange offer. You may tender your old Euro trust preferred securities in whole or in part in a liquidation amount of not less than E100,000 or any integral multiple of E1,000 liquidation amount in excess of E100,000.

     There is no minimum liquidation amount of old USD or old Euro trust preferred securities that must be tendered in either exchange offer, and neither exchange offer is conditioned upon the consummation of the other exchange offer. On the date of this prospectus, $225 million aggregate liquidation amount of old USD trust preferred securities is outstanding, and E300 million aggregate liquidation amount of old Euro trust preferred securities is outstanding.

     As a holder of old trust preferred securities, you do not have any appraisal or dissenters' rights in connection with the exchange offers. If you do not tender your old trust preferred securities or if we do not accept your tender in connection with the exchange offers, your old trust preferred securities will remain outstanding and be entitled to the benefits of the applicable trust declaration. However, you will not have any further registration rights under the registration rights agreements, except under limited circumstances. See "Risk Factors -- The exchange offers could adversely affect any market for old trust preferred securities that are not exchanged."

     If we do not accept any tenders of old trust preferred securities for exchange because of an invalid tender or if certain other events described below occur, we will return the certificates for any such unaccepted old trust preferred securities, without expense, to the holders who tendered them promptly after the expiration date.

     You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the tender or exchange of old trust preferred securities in the exchange offer. See "-- Fees and Expenses" below.

     NONE OF FRESENIUS MEDICAL CARE, FMCH, FMC DEUTSCHLAND, THEIR DIRECTORS, OR ANY TRUSTEE OF EITHER TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD TRUST PREFERRED SECURITIES WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR OLD TRUST PREFERRED SECURITIES IN THE EXCHANGE OFFERS, AND WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFERS AND, IF YOU DETERMINE TO TENDER, THE AMOUNT OF OLD TRUST PREFERRED SECURITIES THAT YOU TENDER, BASED ON YOUR OWN FINANCIAL POSITION AND REQUIREMENTS.

     The term "expiration date" means, with respect to the USD exchange offer,
5:00 p.m., Eastern Daylight time, on                --            , 2001 unless
we extend the USD exchange offer and, with respect to the Euro exchange offer,
5:00 pm London time on                --            , 2001, unless we extend the
Euro exchange offer. We may extend the expiration date of either or both exchange offers and, if we do so, the term "expiration date" of that exchange offer shall be the latest date and time to which we extend it.

     We reserve the right, in our sole discretion but subject to applicable law, at any time and from time to time:

     - to delay the acceptance of the old trust preferred securities for exchange;

     - to terminate either or both exchange offers, whether or not we have accepted any old trust preferred securities for exchange before termination, if we determine, in our reasonable discretion, that any of the events or conditions referred to under "-- Conditions to the exchange offers" have occurred or exist or have not been satisfied; and

     - to extend the expiration date of either or both exchange offers and retain all old trust preferred securities that were tendered, subject, however, to your right to withdraw old trust preferred securities that you tendered by following the procedures described below under "-- Withdrawal Rights."

     If we amend an exchange offer in a manner we determine constitutes a material change, or if we waive a material condition of an exchange offer, we will promptly disclose the amendment or waiver in a prospectus supplement that we will distribute to you as the holders of the old trust preferred securities. If any facts or events arise which constitute a fundamental change in the information in this prospectus or if we make any material changes or material additions to the Plan of Distribution described in this prospectus, we will file a post-effective amendment to the registration statement that contains the applicable information and we will distribute an amended prospectus to holders of the old trust preferred securities. If on the date that we first give that prospectus supplement or amended prospectus to holders of old trust preferred securities, there are less than ten business days until the expiration date, we will extend either or both exchange offers so that the expiration date will be not less than ten business days following the date we distribute the prospectus supplement or amended prospectus. If we impose any delay in acceptance of tenders or if we extend, terminate or amend the exchange offers, we will give prompt oral or written notice of any such action to the exchange agents and we will publicly announce the action. In the case of an extension, we will make the announcement no later than 9:00 a.m., Eastern Daylight time, on the next business day after the previously scheduled expiration date. Subject to applicable law, our sole obligation in making any public announcement will be to issue a release to an appropriate news agency, but this will not limit the manner in which we may choose to publish, advertise or otherwise communicate any public announcement.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF TRUST PREFERRED SECURITIES

     In the discussion below for the USD offer, the exchange agent is State Street Bank and Trust Company and the clearing agency is DTC and, for the Euro exchange offer, the exchange agent is Deutsche Bank AG London and the clearing agencies are Euroclear and Clearstream, Luxembourg.

     Upon the terms and subject to the conditions of each exchange offer, each trust will exchange and issue to the relevant exchange agent trust preferred securities for old trust preferred securities that you validly tender and do not withdraw promptly after the expiration date.

     In all cases, we will deliver trust preferred securities in exchange for old trust preferred securities that we accept for exchange pursuant to the exchange offers only after the exchange agent (in the case of the USD exchange offer) or the clearing agencies (in the case of the Euro exchange offer) timely receive:

     - old trust preferred securities, or a book-entry confirmation of a book-entry transfer of old trust preferred securities into the exchange agent's account at the clearing agency;

     - the letter of transmittal, or a facsimile of the letter of transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a participant in the book-entry transfer facility system, an agent's message; and

     - any other documents that the letter of transmittal requires.

     A book-entry confirmation is a timely confirmation of a book entry transfer of old trust preferred securities at the applicable clearing agency.

     In the case of the Euro exchange offer, old Euro trust preferred securities will be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice of acceptance to the Euro exchange agent. The Euro exchange agent will act as agent for the tendering holders of old Euro trust preferred securities for the purposes of receiving new Euro trust preferred securities and delivering the new trust preferred securities to the holders. To tender in the Euro exchange offer, a holder of old Euro trust preferred securities must comply with the procedures established by Euroclear and Clearstream, Luxembourg, as appropriate, for transfer of book-entry interests through their electronic transfer systems prior to 5:00 p.m. London time on the expiration date of the Euro exchange offer. For a tender of old Euro trust preferred securities to be effective, a book-entry interest in the old Euro trust preferred securities must be transferred through Euroclear and Clearstream, Luxembourg. The exchange agent for the Euro exchange offer must receive confirmation of the required book-entry transfer prior to the expiration date of the Euro exchange offer.

     Subject to the terms and conditions of the USD exchange offer, if and when trust IV gives oral or written notice to the exchange agent for the USD exchange offer that the trust has accepted old USD trust preferred securities for exchange pursuant to the exchange offer, trust IV will be deemed to have accepted for exchange and to have exchanged, validly tendered old USD trust preferred securities. The exchange agent will act as the trust's agent to receive tenders of old USD trust preferred securities, letters of transmittal and related documents, and as your agent to receive old USD trust preferred securities, letters of transmittal and related documents and to transmit USD trust preferred securities to you.

     We will exchange old trust preferred securities for trust preferred securities promptly after the expiration date. However, if for any reason whatsoever:

     - we delay accepting old trust preferred securities for exchange;

     - we delay exchanging any old trust preferred securities for trust preferred securities, either before or after our acceptance of old trust preferred securities for exchange; or

     - we extend an exchange offer or we are unable to accept for exchange or exchange old trust preferred securities that have been tendered in an exchange offer,

then, without prejudice to our rights under the terms of the exchange offer, we may instruct the exchange agent, on behalf of the trust, to retain old trust preferred securities that were tendered. If we do so, subject to applicable law, you may not withdraw those old trust preferred securities except in accordance with your withdrawal rights as described below under "-- Withdrawal Rights."

     We will announce the results of the exchange offers in the Luxembourg Wort and notify the Luxembourg Stock Exchange of the results.

     By delivering a letter of transmittal, you will warrant and agree that:

     - you have full power and authority to tender, exchange, sell, assign and transfer old trust preferred securities;

     - the trust will acquire good, marketable and unencumbered title to your tendered old trust preferred securities, free and clear of all liens, restrictions, charges and encumbrances; and

     - the old trust preferred securities that you tendered for exchange are not subject to any adverse claims or proxies.

     In the letter of transmittal, you will also warrant and agree that you will, upon request, execute and deliver any additional documents which the trust or the exchange agent believe are necessary or desirable to complete the exchange, sale, assignment and transfer of the old trust preferred securities that you tendered. You will also make additional representations and warranties, as described below under "-- Procedures for Tendering Old Trust Preferred Securities -- Resale of Trust Preferred Securities."

PROCEDURES FOR TENDERING OLD TRUST PREFERRED SECURITIES

  VALID TENDER

     Except as described below, you can validly tender your old USD trust preferred securities in the USD exchange offer by delivering or arranging for delivery to the exchange agent for the USD exchange offer on or prior to the expiration date of the USD exchange offer:

     - a properly completed and duly signed letter of transmittal, or a facsimile of the letter of transmittal, including any required signature guarantees and other required documents, and either the old trust preferred securities being tendered or a book-entry transfer as described below; or

     - an agent's message.

     You can validly tender your old Euro trust preferred securities in the Euro exchange offer by transferring or arranging for transfer of your beneficial interests in the old Euro trust preferred securities in accordance with the standard operating procedures of Euroclear and Clearstream, Luxembourg. For more information and further instructions on tendering outstanding old Euro trust preferred securities, you should contact the exchange agent for the Euro exchange offer at the address provided below under "-- Exchange Agents -- The Euro Exchange Offer."

     In addition, for tenders of old USD trust preferred securities only, you may tender by following the guaranteed delivery procedures described below.

     If you want to tender less than all your old trust preferred securities, you should fill in the amount of old trust preferred securities you are tendering in the appropriate box on the letter of transmittal. If you do not fill in any amount, you will be tendering all your old trust preferred securities.

     The address and telephone and facsimile numbers of each exchange agent are provided below under "-- Exchange Agents."

     THE METHOD YOU USE TO DELIVER CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR SOLE OPTION AND RISK. YOU WILL NOT HAVE MADE A VALID DELIVERY UNTIL THE EXCHANGE AGENT FOR THE USD EXCHANGE OFFER OR THE CLEARING AGENCIES FOR THE EURO TRUST PREFERRED SECURITIES ACTUALLY RECEIVE THESE DOCUMENTS. IF YOU MAKE DELIVERY BY MAIL, WE RECOMMEND USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

  BOOK-ENTRY TRANSFER

     USD Exchange Offer

     The exchange agent will establish an account with respect to the old USD trust preferred securities at DTC for purposes of the USD exchange offer within two business days after the date of this prospectus.

Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of old USD trust preferred securities by causing DTC to transfer the old USD trust preferred securities into the exchange agent's account at DTC in accordance with DTC's transfer procedures. Unless the book-entry transfer is made with an agent's message, a holder who delivers old USD trust preferred securities through book-entry transfer must also properly complete, execute and deliver to the exchange agent a letter of transmittal, or a facsimile of the letter of transmittal, together with any required signature guarantees and other required documents, on or prior to the expiration date. Alternatively, but solely for tenders of old USD trust preferred securities, the holder must comply with the guaranteed delivery procedure set forth below. A holder who is a participant in the book-entry transfer facility system and transfers the holder's old trust preferred securities by an agent's message need not transmit the letter of transmittal to DTC to consummate the exchange. An agent's message is an electronic message from a book-entry transfer facility that is sent to and received by the exchange agent and forms a part of a book-entry confirmation. The message states that DTC has received an express acknowledgement from the participant tendering the old USD trust preferred securities that the participant has received and agrees to be bound by the letter of transmittal and/or, solely with respect to tenders of old USD trust preferred securities, the notice of guaranteed delivery discussed below.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT FOR THE USD EXCHANGE OFFER.

          Euro Exchange Offer

     Promptly upon commencement of the exchange offers, the exchange agent for the Euro exchange offer will notify Euroclear and Clearstream of the commencement of the Euro exchange offer and will arrange for publication of a notice regarding the Euro exchange offer to holders of Euro trust preferred securities through Euroclear and Clearstream. The exchange agent will also arrange for distribution of this prospectus and the letter of transmittal through Euroclear and Clearstream. Euroclear and Clearstream will inform their participants of the Euro exchange offer and will send them copies of the prospectus, the letter of transmittal and the instruction letter through which holders of the Euro trust preferred securities may instruct their nominees to tender their old Euro trust preferred securities. Holders of old Euro trust preferred securities who wish to tender their securities must confirm their instructions to Euroclear and Clearstream in accordance with those agencies' standard procedures. Once Euroclear and Clearstream have received the necessary confirmation, they will block the relevant securities in their participants' accounts. On the expiration date for the Euro exchange offer, Euroclear and Clearstream will confirm the aggregate amount of old Euro trust preferred securities tendered for exchange to the exchange agent and, subject to our rights described below under "-- Determination of Validity," we will confirm our acceptance of the tendered securities. Euro trust preferred securities issued in exchange for old Euro trust preferred securities will be credited to holders' accounts as soon as the common depositary for Euroclear and Clearstream receives the certificate or certificates evidencing the Euro trust preferred securities.

  SIGNATURE GUARANTEES

     You do not have to endorse certificates for the old trust preferred securities or provide a signature guarantee on the letter of transmittal unless your certificate for the old trust preferred securities is registered in different name than the person surrendering the certificate or you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. If either case exists, the certificates for your old trust preferred securities must be duly endorsed or accompanied by a properly executed stock power, and the endorsement or signature on the stock power and on the letter of transmittal must be guaranteed by a firm or other entity that is an eligible guarantor institution under Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, Eligible guarantor institutions include,

     - a bank

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer

     - a credit union

     - a national securities exchange, registered securities association or clearing agency

     - a savings association that is a participant in a securities transfer association

     These requirements do not apply, however, if the party delivering the old trust preferred securities is an eligible guarantor institution. See Instruction 1 to the letter of transmittal.

  GUARANTEED DELIVERY OF OLD USD TRUST PREFERRED SECURITIES

     If you want to tender old USD trust preferred securities pursuant to the USD exchange offer and your certificates for your old USD trust preferred securities are not immediately available, time will not permit you to deliver all required documents to the exchange agent on or prior to the expiration date, or you cannot complete the procedure for book-entry transfer on a timely basis, you may still tender your old USD trust preferred securities provided that you comply with all of the following guaranteed delivery procedures:

     - you tender by or through an eligible guarantor institution;

     - the eligible guarantor institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal or, in the case of a participant in the book-entry transfer facility system, an agent's message, to the exchange agent on or prior to the expiration date; and

     - the exchange agent receives the certificates (or a book-entry confirmation) representing your old USD trust preferred securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents or, in the case of a participant in the book-entry transfer facility system, an agent's message, within three New York Stock Exchange trading days after the date of the execution of the notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery to the exchange agent by hand, by facsimile or by mail. It must include a guarantee by an eligible guarantor institution in the form contained in the notice.

  DETERMINATION OF VALIDITY

     We will determine, in our sole discretion, all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of old trust preferred securities that you tender, and our determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders which we determine not to be in proper form or if our counsel advises us that accepting the tender or exchange may be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offers described under "-- Conditions to the exchange offers" or any condition or irregularity in any tender of old trust preferred securities by any particular holder even if we do not waive similar conditions or irregularities in tenders by other holders. Our interpretation of the terms and conditions of the exchange offers, including each letter of transmittal and related instructions, will be final and binding. A tender of old trust preferred securities will not be validly made until all irregularities with respect to the tender have been cured or waived. However, none of Fresenius Medical Care, a trust, our affiliates, the exchange agents or any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If you sign a letter of transmittal, endorsement, stock power, power of attorney, or any other document required by the letter of transmittal as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other fiduciary or representative capacity, you so indicate when signing, and unless we waive this requirement, you must also submit proper evidence satisfactory to us in our sole discretion, of your authority to act in that capacity.

     Our accepting for exchange old trust preferred securities that you tender pursuant to any of the procedures described above will constitute a binding agreement, between you and the applicable trust, upon the terms and subject to the conditions of the exchange offers.

     If you hold your old trust preferred securities through a broker, dealer, commercial bank, trust company or other nominee or custodian, you should contact that entity promptly if you wish to participate in the exchange offers.

  RESALES OF TRUST PREFERRED SECURITIES

     We are making the exchange offer for the trust preferred securities in reliance on the position that the staff of the U.S. Securities and Exchange Commission has expressed in certain interpretive letters addressed to third parties in other transactions. We have not sought our own interpretive letter and we cannot assure that the staff would make a similar determination with respect to the exchange offers as it has in its interpretive letters to third parties. Based on these interpretations by the staff and subject to the two immediately following sentences, we believe that, unless you are a broker-dealer, you may offer for resale, resell and otherwise transfer trust preferred securities that you receive in the exchange offer without further compliance with the registration and prospectus delivery requirements of the U.S. Securities Act, provided that

     - you acquire the trust preferred securities in the ordinary course of your business; and

     - you are not participating, and you have no arrangement or understanding with any person to participate, in a distribution, within the meaning of the U.S. Securities Act, of those trust preferred securities.

     However, if you are an affiliate of Fresenius Medical Care or a trust, if you intend to participate in the exchange offers for the purpose of distributing trust preferred securities, or if you are a broker-dealer who purchased old trust preferred securities from a trust to resell pursuant to Rule 144A under the U.S. Securities Act or any other available exemption under that act:

     - you will not be able to rely on the interpretations of the staff set forth in the interpretive letters described above;

     - you may not tender your old trust preferred securities in the exchange offers; and

     - you must comply with the registration and prospectus delivery requirements of the U.S. Securities Act in connection with any sale or other transfer of your old trust preferred securities unless your sale is made pursuant to an exemption from those requirements.

     In addition, if you are a broker-dealer and you acquired your old trust preferred securities for your own account as a result of market-making or other trading activities and you exchange those old trust preferred securities for trust preferred securities, then you must deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resales of your trust preferred securities. You may use this prospectus for that purpose in accordance with the conditions described below.

     As a condition to exchanging old trust preferred securities for trust preferred securities in the exchange offers, you must represent that

     - you are not an affiliate of Fresenius Medical Care or a trust;

     - you are acquiring trust preferred securities in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in a distribution, within the meaning of the U.S. Securities Act, of the trust preferred securities you will receive; and

     - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution, within the meaning of the U.S. Securities Act, of the trust preferred securities.

     As an additional condition to your eligibility to participate in the exchange offers, we may require that you furnish to us or to our agent in writing information as to the number of "beneficial owners" on behalf of whom you hold the old trust preferred securities to be exchanged in the exchange offers.

     If you are a participating broker-dealer, that is, a broker-dealer who receives trust preferred securities for your own account in the exchange offers, you must also acknowledge that you acquired the trust preferred securities for your own account as the result of market-making activities or other trading activities, and you must agree that you will deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resale of your trust preferred securities. The letter of transmittal states that by making that acknowledgement and by delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the U.S. Securities Act. Based on the position taken by the staff in the interpretive letters mentioned above, we believe that if you acquired old trust preferred securities for your own account as a result of market-making activities or other trading activities, you may fulfill your prospectus delivery requirements with respect to the trust preferred securities that you receive in the exchange offers by delivering this prospectus, as amended or supplemented from time to time, during the period ending on the earlier to occur of:

     - 90 days following the expiration date, subject to extension under certain limited circumstances described below, or,

     - the date on which you have disposed of all your trust preferred securities.

     Subject to certain provisions of the registration rights agreements, we have agreed that as a participating broker-dealer, you may use this prospectus, as amended or supplemented from time to time, in connection with resales of your trust preferred securities, during this period. See "Plan of Distribution." However, if you intend to use this prospectus in connection with the resale of trust preferred securities you receive in the exchange offers, you must notify us on or prior to the expiration date that you are a participating broker-dealer. You may give this notice in the space provided for that purpose in the letter of transmittal or you may deliver the notice to the exchange agent at the address indicated below under "-- Exchange Agents." For tenders of old Euro trust preferred securities, the electronic instructions sent to Euroclear or Clearstream must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. If you are a participating broker-dealer who is also an affiliate of Fresenius Medical Care or a trust or your old trust preferred securities represent an unsold allotment from the original sale of the old trust preferred securities, you may not rely on these interpretive letters and you must comply with the registration and prospectus delivery requirements of the U.S. Securities Act in connection with any resale transaction.

     If you are a participating broker-dealer who surrenders old trust preferred securities pursuant to the exchange offers and notifies us that you intend to use this prospectus in connection with your resales of the trust preferred securities, by executing the letter of transmittal, you will also agree that you will suspend your sales of trust preferred securities pursuant to this prospectus if you receive a notice from us that:

     - an event has occurred, or we have discovered any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading; or

     - certain other events specified in the registration rights agreements have occurred.

     If we deliver such a notice, you must suspend your sales of trust preferred securities until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished you with copies of the amended or supplemented prospectus, or we have notified you that you may resume your sales of the trust preferred securities, as the case may be. Any notice that we deliver will extend the 90-day period referred to above during which you and other participating broker-dealers may use this prospectus in connection with your resales of trust preferred securities. The extension will last for the number of days during the 90-day period from and including the date we give the notice to and including the date you receive copies of the amended or supplemented prospectus necessary to permit resales of the trust preferred securities, or to and including the date on which we give notice that you may resume your sales of trust preferred securities, as the case may be.

  WITHDRAWAL RIGHTS

     Except as otherwise provided herein, you may withdraw your tenders of old trust preferred securities at any time on or prior to the applicable expiration date. For your withdrawal to be effective, the exchange agent (in the case of the USD exchange offer) or Euroclear or Clearstream (in the case of the Euro exchange offer) must receive your written or faxed withdrawal notice on or prior to the applicable expiration date. Your withdrawal notice must specify the name of the person who tendered the old trust preferred securities to be withdrawn, the aggregate liquidation amount of old trust preferred securities to be withdrawn and, if you tendered certificates for old trust preferred securities, the name of the registered holder of the old trust preferred securities as it appears on the certificates, if that name is different from the name of the person who tendered the old trust preferred securities. If you tendered certificates for old trust preferred securities or if the tendered securities were otherwise identified to the exchange agent or to Euroclear or Clearstream as the case may be, then prior to the physical release of your old trust preferred securities, you must submit the serial number shown on the particular old trust preferred securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution. No signature guarantee is necessary in the case of old trust preferred securities tendered for the account of an eligible guarantor institution. If you tendered old trust preferred securities pursuant to the book-entry transfer procedures described in "-- Procedures for Tendering Old Trust Preferred Securities," your notice of withdrawal will be effective if you deliver it to the exchange agent or to Euroclear or Clearstream as the case may be, in writing or by fax, and your withdrawal notice must specify the name and number of the account at the clearing agent to be credited with the withdrawal of old trust preferred securities.

     You may not rescind a withdrawal of tenders of old trust preferred securities, and any properly withdrawn old trust preferred securities will not be deemed validly tendered for purposes of the exchange offers. However, you may retender trust securities that you withdraw at any subsequent time on or prior to the expiration date by following any of the procedures described above under "-- Procedures for Tendering Old Trust Preferred Securities."

DISTRIBUTIONS ON TRUST PREFERRED SECURITIES

     If you tender your old trust preferred securities and we accept your tender for exchange, you will not receive distributions on your old trust preferred securities and you will be deemed to have waived the right to receive any distributions on your old trust preferred securities accumulated from and after
               --            , 2001. Accordingly, if you are a holder of trust
preferred securities as of the record date for the payment of distributions on September 15, 2001, you will be entitled to receive distributions accumulated
from and after                --            , 2001.

CONDITIONS TO THE EXCHANGE OFFERS

     Notwithstanding any other provision of the exchange offers, or any extension of the exchange offers, we will not be required to accept for exchange, or to exchange, any old trust preferred securities for any trust preferred securities and we may terminate the exchange offers, regardless of whether any old trust preferred securities are accepted for exchange before termination, if any of the following conditions have occurred or exist or have not been satisfied:

     - a change occurs in the current staff interpretations which permit you to offer for resale, resell or otherwise transfer the trust preferred securities to be issued pursuant to the exchange offer (except for transfers by broker-dealers and any affiliates of Fresenius Medical Care or a trust) without compliance with the registration and prospectus delivery provisions of the U.S. Securities Act as long as you acquired your trust preferred securities in the ordinary course of your business and you have no arrangement or understanding with any person to participate in a distribution of your trust preferred securities; or

     - any law, statute, rule or regulation is adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

     - the U.S. Securities and Exchange Commission or any state securities authority issues a stop order suspending the effectiveness of the registration statement for the exchange offers or initiates or to our knowledge, threatens to initiate proceedings for that purpose, or we do not obtain any governmental approval which in our reasonable discretion, we consider deem necessary for the consummation of the exchange offers as contemplated by this prospectus.

     If we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate either or both exchange offers, regardless of whether we accepted any old trust preferred securities for exchange before termination, or we may waive the condition or otherwise amend the terms of the exchange offers in any respect. If we amend the exchange offers in a manner we determine constitutes a material change, or if we waive a material condition of an exchange offer, we will promptly disclose the amendment or waiver in a prospectus supplement that we will distribute to you as the holders of the old trust preferred securities. If any facts or events arise which constitute a fundamental change in the information in this prospectus or if we make any material changes or material additions to the Plan of Distribution described in this prospectus, we will file a post-effective amendment to the registration statement that contains the applicable information and we will distribute an amended prospectus to holders of the old trust preferred securities. If on the date that we first give that prospectus supplement or amended prospectus to holders of old trust preferred securities, there are less than ten business days until the expiration date, we will extend either or both exchange offers so that the expiration date will be not less than ten business days following the date we distribute the prospectus supplement or amended prospectus.

EXCHANGE AGENTS

  THE USD EXCHANGE OFFER

     The exchange agent for the USD exchange offer is State Street Bank and Trust Company. With respect to the USD exchange offer, you must deliver the letters of transmittal and any other required documents, and direct any questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to State Street Bank and Trust Company, by registered or certified mail or by hand or overnight delivery:

                   By Mail                             By Overnight or Hand Delivery
     State Street Bank and Trust Company            State Street Bank and Trust Company
         Corporate Trust Department                     Corporate Trust Department
                P.O. Box 778                               2 Avenue de Lafayette
            Boston, MA 02102-0778                    Corporate Trust Window, 5th Floor
              Attn: Ralph Jones                            Boston, MA 02111-1724
                                                             Attn: Ralph Jones

                                  By Facsimile

                      State Street Bank and Trust Company
                               Attn: Ralph Jones
                                  617-662-1452
                        To Confirm Receipt: 617-662-1548

     Delivery to an address or facsimile number other than those above will not constitute a valid delivery. IN PARTICULAR, DELIVERY TO DTC OR TO THE EXCHANGE AGENT FOR THE EURO EXCHANGE OFFER WILL NOT CONSTITUTE A VALID DELIVERY FOR THE USD EXCHANGE OFFER.

  THE EURO EXCHANGE OFFER

     The exchange agent for the Euro exchange offer is Deutsche Bank AG London. With respect to the Euro exchange offer, you may direct any questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to Deutsche Bank AG London, by registered mail or by hand or overnight delivery:

             By Mail, by Overnight or Hand Delivery or by Facsimile

                            Deutsche Bank AG London
                                Winchester House
                           1 Great Winchester Street
                            London EC2N 2DB England
                   Attn: Corporate Trust and Agency Services

                         Fax No.: ++44(0) 207 547-0271
                    To Confirm Receipt: ++44(0) 207 545-8000

     However, to tender your old Euro trust preferred securities in the Euro exchange offer, you must arrange for transfer of your securities through Euroclear or Clearstream as described above under "-- Procedures for Tendering of Old Trust Preferred Securities -- Valid Tender" and "-- Procedures for Tendering of Old Trust Preferred Securities -- Book-Entry Transfer -- The Euro Exchange Offer." IN PARTICULAR, DELIVERY TO DTC OR TO EITHER EXCHANGE AGENT WILL NOT CONSTITUTE A VALID DELIVERY FOR THE EURO EXCHANGE OFFER.

FEES AND EXPENSES

     We have agreed to pay the exchange agents their reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection with the exchange offers. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus and related documents to the beneficial owners of old trust preferred securities, and in handling or tendering for their customers.

     You will not be obligated to pay any transfer taxes in connection with your tender of old trust preferred securities for exchange. However, if:

     - you instruct us to deliver trust preferred securities to, or to issue trust preferred securities in the name of, any person other than the registered holder of the old trust preferred securities that you tender, or

     - a transfer tax is imposed for any reason other than the exchange of old trust preferred securities in connection with the exchange offer,

you will be obligated to pay the amount of any such transfer taxes, whether imposed on the registered holder or any other persons. If you do not submit satisfactory evidence of payment of these taxes or an exemption from these taxes with your letter of transmittal, we or the exchange agent will bill you directly for the amount of the transfer taxes.

     We will not make any payment to brokers, dealers or other nominees soliciting acceptance of the exchange offer.

        SELECTED HISTORICAL FINANCIAL DATA OF FRESENIUS MEDICAL CARE AG

     The following table summarizes the consolidated financial information for our business as of and for each of the years 1996 through 2000 and as of and for the three-month periods ended March 31, 2001 and March 31, 2000. For each of the years ended, we derived the selected financial information from our consolidated financial statements. You should read this information together with the consolidated financial statements of Fresenius Medical Care and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fresenius Medical Care AG." For each of the years ended, we prepared our financial statements in accordance with US GAAP and KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftsprufungsgesellschaft, independent accountants, audited these financial statements.

     We derived the selected consolidated financial data as of and for the three-month periods ended March 31, 2001 and 2000 from our unaudited interim consolidated financial statements. We prepared our unaudited consolidated financial statements on a basis substantially consistent with our audited consolidated financial statements. In 1999, we recorded a special charge of $601 million ($419 million net of tax) related to the Settlement. In 1998, we discontinued our homecare and non-renal business. Fiscal years 1996 and 1997 show the effects of the discontinuance of these businesses, as we acquired them in 1996 in connection with the combination of Fresenius Worldwide Dialysis and the dialysis business of W.R. Grace, through which we were formed.

                                              THREE MONTHS
                                             ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            2001         2000         2000       1999(A)      1998(B)        1997       1996(C)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                               (UNAUDITED)                                   (AUDITED)
                                                              (IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net revenues.........................  $    1,159   $    1,001   $    4,201   $    3,840   $    3,506   $    2,974   $    1,419
  Cost of revenues.....................         769          648        2,734        2,463        2,243        1,886          860
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross profit.........................         390          353        1,467        1,377        1,263        1,088          559
  Selling, general and
    administrative.....................         225          199          814          785          743          675          344
  Research and development.............           8            9           32           32           31           22           14
  Special charge for Settlement(A).....          --           --           --          601           --           --           --
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Operating income (loss)..............         157          145          621          (41)         489          391          201
  Interest expense, net................          52           55          216          218          220          184           57
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Earnings (loss) before income
    taxes..............................         105           90          405         (259)         269          207          145
  Income (loss) from continuing
    operations before cumulative effect
    of accounting change...............          55           45          212         (249)         132          104           89
  Net income (loss)....................  $       55   $       45   $      212   $     (249)  $       19   $       90   $       88
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Weighted average of:
    Preference shares outstanding......  25,894,564   11,981,976   19,002,118    9,023,341    9,023,341    6,506,917      517,808
    Ordinary shares outstanding........  70,000,000   70,000,000   70,000,000   70,000,000   70,000,000   70,000,000   43,907,500
  Basic income (loss) from continuing
    operations per Ordinary share......  $     0.56   $     0.55   $     2.37   $    (3.15)  $     1.62   $     1.34   $     2.00
  Fully diluted income (loss)
    continuing per Ordinary share......        0.56         0.55         2.36        (3.15)        1.62         1.34         2.00
  Basic income (loss) per Ordinary
    share..............................        0.56         0.55         2.37        (3.15)        0.20         1.16         1.96
  Fully diluted income (loss) per
    Ordinary share.....................        0.56         0.55         2.36        (3.15)        0.20         1.16         1.96
  Basic income (loss) from continuing
    operations per Preference share....        0.58         0.56         2.43        (3.15)        1.78         1.39         2.07
  Fully diluted income (loss) from
    continuing operations per
    Preference share...................        0.58         0.56         2.42        (3.15)        1.78         1.39         2.07
  Basic income (loss) per Preference
    share..............................        0.58         0.56         2.43        (3.15)        0.36         1.21         2.03
  Fully diluted income (loss) per
    Preference share...................        0.58         0.56         2.42        (3.15)        0.36         1.21         2.03
  Dividends declared per Ordinary share
    (E)(a).............................          --           --         0.78         0.69         0.59         0.51           --
  Dividends declared per Preference
    share (E)(a).......................          --           --         0.84         0.75         0.64         0.56         0.10

                                              THREE MONTHS
                                             ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            2001         2000         2000       1999(A)      1998(B)        1997       1996(C)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                               (UNAUDITED)                                   (AUDITED)
                                                              (IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
OTHER DATA:
  EBITDA(b)............................  $      237   $      216   $      914   $      844   $      768   $      641   $      292
  Net cash provided by operating
    activities.........................          77          101          391          351          268          194          107
  Net cash used in investing
    activities.........................         179           91          482          254          280          653          (87)
  Net cash provided by (used in)
    financing activities...............         111           --          156          (79)          13          424         (142)
  Depreciation and amortization........          79           71          293          284          279          250           91
  Capital expenditures.................          64           47          228          160          159          209          119
  Rental expenses (operating leases
    only)..............................          53           45          193          161          122           99           40
  Ratio of fixed charges to
    earnings(c)........................         0.4x         0.4x         0.4x          --          0.5x         0.5x         0.3x
BALANCE SHEET DATA:
  Cash and cash equivalents............  $       73   $       46   $       65   $       35   $       32   $       38   $       57
  Working capital......................         278           97          191         (229)         448          548          408
  Total assets.........................       6,391        5,740        5,979        5,752        5,679        5,541        5,093
  Total debt(d)........................       1,471        1,344        1,237        1,228        1,296        1,811        1,595
  Total Trust Preferred Securities.....         945          957          952          964          988          360          360
  Total Liabilities....................       3,619        3,360        3,300        3,750        3,322        3,095        2,937
  Shareholders' equity (net assets)....       2,772        2,380        2,679        2,002        2,357        2,446        2,156

---------------
(A) On January 18, 2000, FMCH, NMC and certain other affiliated companies consummated the Settlement. Under the Settlement with the U.S. government, FMCH made initial cash payments of approximately $286 million and entered into a note payable for the remainder of the payment obligations. You can find a more detailed discussion of the final terms of the settlement in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fresenius Medical Care AG" and in Note 2 of the notes to our consolidated financial statements.

(B) Includes the effect of an accounting change. See Note 1 of the notes to our consolidated financial statements.

(C) Includes the results of FMCH for the period subsequent to September 30, 1996.

(a) Amounts shown for each year represent dividends paid with respect to such year. The actual declaration and payment of the dividend was made in the following year, after approval of the dividend at our general meeting. Our shareholders approved the dividend for 2000 at our general meeting on May 23, 2001.

(b) As used above, EBITDA means earnings before interest, income taxes, depreciation and amortization and, for 1999, the special charge for the Settlement. We are not presenting EBITDA here as a measure of our operating results. Our management believes that presentation of EBITDA is helpful to investors as a measure of our ability to generate cash and to service debt. Management also believes that presentation of EBITDA is helpful to investors because EBITDA is used to determine compliance with some of the covenants in our senior credit agreement and the indentures relating to both our outstanding trust preferred securities and the trust preferred securities we are currently offering. However, you should not construe EBITDA as an alternative to net earnings determined in accordance with US GAAP or to cash flow from operations, investing activities or financing activities or as a measure of cash flows.

(c) In calculating the ratio of fixed charges to earnings, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, plus one-third of rental expense under operating leases, the portion which we consider to be representative of an interest factor. Earnings were deficient in covering fixed charges by $260 million for the year ended 1999 due to the one-time settlement charge.

(d) Total debt includes short-term borrowings from third parties, short-term borrowings from related parties, note payable related to the Settlement and long-term debt and capital lease obligations, including current portion.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
             AND RESULTS OF OPERATIONS -- FRESENIUS MEDICAL CARE AG

     You should read the following discussion and analysis of the results of operations of Fresenius Medical Care in conjunction with our historical consolidated financial statements, our historical condensed consolidated financial statements and related notes contained elsewhere in this offering circular. Some of the statements contained below, including those concerning future revenue, costs and capital expenditures and possible changes in our industry and competitive and financial conditions include forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from the results which the forward looking statements express or imply.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The tables below, "Fresenius Medical Care AG Segment Data," present segment information for our company. We prepared the information using a management approach, consistent with the basis and manner in which our management internally segments financial information to assist in making internal operating decisions and evaluating management performance.

     This section contains forward-looking statements. We made these forward-looking statements based on our management's expectations and beliefs concerning future events which may affect us, but we cannot assure you that these events will occur or that the results will be as anticipated. Such statements include the matters that we described in the discussion in this offering circular entitled "Forward-Looking Statements."

     Our businesses operate in highly competitive markets and are subject to changes in business, economic and competitive conditions. Our business is subject to:

     - intense competition;

     - varying degrees of acceptance of new product introductions;

     - changes in reimbursement rates;

     - technological developments in our industry;

     - uncertainties in litigation or investigative proceedings and regulatory developments in the health care sector;

     - foreign exchange rate fluctuations; and

     - the availability of financing.

     Our business is also subject to other risks and uncertainties that we describe in this offering circular under "Risk Factors." Developments in any of these areas could cause our results to differ materially from the results that we or others have projected or may project.

OVERVIEW

     Effective January 1, 1998, we adopted SFAS 131 issued by the U.S. Financial Accounting Standards Board. Commencing with the period ended March 31, 1999, we identified three operating segments, North America, International, and Asia Pacific, that we determined based upon how we manage our businesses. For reporting purposes, we have aggregated the International and Asia Pacific segments as "International." We aggregated these segments due to their similar economic characteristics. These characteristics include same services provided and same products sold, same type patient population, similar methods of distribution of products and services and similar economic environments.

     Each segment engages primarily in providing kidney dialysis services and manufacturing and distributing products and equipment for the treatment of end-stage renal disease. Additionally, the North America segment engages in performing clinical laboratory testing and renal diagnostic services. Our management board member responsible for the profitability and cash flow of each segment's various businesses supervises the management of each operating segment. The accounting policies of the operating segments are the same as those we apply in preparing our consolidated financial statements under US GAAP.

     Our management evaluates each segment using a measure that reflects all of the segment's controllable revenues and expenses. Our management believes the most appropriate measure in this regard is earnings before interest and taxes, or EBIT, which measures our source of earnings. Financing is a corporate function which segments do not control. Therefore, we do not include interest cost as a segment measurement. We also regard taxes to be outside the segment's control. In addition to EBIT, our management also believes that earnings before interest, taxes, depreciation and amortization, or EBITDA, is helpful for investors as a measurement of the segment's and our company's ability to generate cash and to service our financing obligations. EBITDA is also the basis for determining compliance with some of the covenants contained in our senior credit agreement, the indentures relating to our outstanding trust preferred securities and the indenture relating to the offered trust preferred securities.

     You should not consider EBITDA to be an alternative to net earnings determined in accordance with US GAAP or to cash flow from operations, investing activities or financing activities or as a measure of cash flows. We believe our EBIT calculation is the functional equivalent of operating income. Because all companies do not calculate EBITDA and EBIT consistently, the presentation in this discussion may not be comparable to other similarly titled measures of other companies.

     During 1998, we had discontinued operations because we divested our homecare and non-renal diagnostics businesses. Our results of operations for 1998 also reflect an accounting change relating to start-up costs because in that year we adopted Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities as issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. Where appropriate, we have restated our quarterly financial information for 1998 to show the results of discontinued operations and to reflect the cumulative effect of the accounting change.

     We obtained approximately 40% of our worldwide revenue for 2000 and for the three months ended March 31, 2001 from sources subject to regulations under U.S. government health care programs. In the past, U.S. budget deficit reduction and health care reform measures have changed the reimbursement rates under these programs, including the Medicare composite rate, the reimbursement rate for EPO, and the reimbursement rates for other dialysis and non-dialysis related services and products, as well as other material aspects of these programs, and they may change in the future.

     We also obtain a significant portion of our net revenues from reimbursement by non-government payors. Historically, these payors' reimbursement rates generally have been higher than government program rates in their respective countries. However, non-governmental payors are imposing cost containment measures that are creating significant downward pressure on reimbursement levels that we receive for our services and products.

     We believe that our existing credit facilities, cash generated from operations and other current sources of financing are sufficient to meet our foreseeable needs, including our 2001 budget for acquisitions and capital expenditures summarized below in "Business -- Capital Expenditures." However, we expect from time to time to incur additional senior debt to refinance our outstanding senior debt and for other purposes. On July 12, 2001, we issued E108.5 million aggregate principal amount of four-year senior notes in the European private placement market, of which E80 million bear interest at a fixed rate of 6.16% per annum and E28.5 million bear interest at a floating rate, initially 5.837% per annum. We used the proceeds of these notes to refinance existing senior debt. If cash flows from operations or availability under existing banking arrangements fall below expectations, we may have to consider other alternatives to maintain sufficient liquidity. We cannot assure that we will be able to do so on satisfactory terms, if at all.

     Our discussions relating to our consolidated financial condition and results of operations for 1999 reflect the effects of the Settlement and costs incurred in connection with resulting special charge for the settlement cost, "the special charge." The discussion of the disaggregated results of operations of the North America segment excludes the effect of the special charge.

OPERATING RESULTS

     The following tables summarize our financial performance and certain operating results by principal business segment for the periods indicated. Inter-segment sales primarily reflect sales of medical equipment and supplies from the International segment to the North America segment. We reorganized this information and reclassified prior period information to conform with our business segment reporting requirements and to distinguish between continuing and discontinued operations and the cumulative effect of the accounting change as previously noted.

                           FRESENIUS MEDICAL CARE AG
                                  SEGMENT DATA

                                                  THREE MONTHS ENDED
                                                      MARCH 31,         YEAR ENDED DECEMBER 31,
                                                  ------------------   --------------------------
                                                   2001       2000      2000      1999      1998
                                                  -------    -------   ------    ------    ------
                                                     (UNAUDITED)               (AUDITED)
                                                            (U.S. DOLLARS IN MILLIONS)
Total revenue
  North America...............................    $  867     $  743    $3,085    $2,811    $2,565
  International...............................       298        266     1,155     1,076       986
                                                  ------     ------    ------    ------    ------
          Totals..............................     1,165      1,009     4,240     3,887     3,551
                                                  ------     ------    ------    ------    ------
Inter-segment revenue
  North America...............................         1          1         2         4         2
  International...............................         5          7        37        43        43
                                                  ------     ------    ------    ------    ------
          Totals..............................         6          8        39        47        45
                                                  ------     ------    ------    ------    ------
Total net revenue
  North America...............................       866        742     3,083     2,807     2,563
  International...............................       293        259     1,118     1,033       943
                                                  ------     ------    ------    ------    ------
          Totals..............................     1,159      1,001     4,201     3,840     3,506
                                                  ------     ------    ------    ------    ------
EBITDA
  North America...............................       171        154       646       611       549
  International...............................        69         65       270       243       228
  Special charge for Settlement...............        --         --        --      (601)       --
  Corporate...................................        (3)        (3)       (2)      (10)       (9)
                                                  ------     ------    ------    ------    ------
          Totals..............................       237        216       914       243       768
                                                  ------     ------    ------    ------    ------
Amortization and depreciation
  North America...............................        62         55       223       217       215
  International...............................        17         16        69        65        62
  Corporate...................................        --         --         1         2         2
                                                  ------     ------    ------    ------    ------
          Totals..............................    $   79     $   71    $  293    $  284    $  279
                                                  ------     ------    ------    ------    ------

                                                  THREE MONTHS ENDED
                                                      MARCH 31,         YEAR ENDED DECEMBER 31,
                                                  ------------------   --------------------------
                                                   2001       2000      2000      1999      1998
                                                  -------    -------   ------    ------    ------
                                                     (UNAUDITED)               (AUDITED)
                                                            (U.S. DOLLARS IN MILLIONS)
EBIT
  North America...............................    $  109     $   99    $  423    $  394    $  334
  International...............................        51         49       201       178       165
  Special charge for Settlement...............        --         --        --      (601)       --
  Corporate...................................        (3)        (3)       (3)      (12)      (10)
                                                  ------     ------    ------    ------    ------
          Totals..............................       157        145       621       (41)      489
                                                  ------     ------    ------    ------    ------
Interest income...............................         3          3         9         8         8
Interest expense..............................       (56)       (52)     (195)     (226)     (228)
Interest expense on obligation related to
  Settlement..................................        --(a)      (6)      (30)       --        --
Income tax (expense) benefit..................       (49)       (44)     (190)       12      (135)
Minority interest.............................        --         (1)       (3)       (2)       (2)
Loss from discontinued operations, net........        --         --        --        --      (106)
Cumulative effect of accounting change, net...        --         --        --        --        (7)
                                                  ------     ------    ------    ------    ------
Net income (loss).............................    $   55     $   45    $  212    $ (249)   $   19
                                                  ======     ======    ======    ======    ======

---------------
(a) In 2001, we discontinued separate reporting of Settlement interest because we will make the final payment on the Settlement note in July 2001.

  THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31,
2000

     Net revenues for the three months ended March 31, 2001 increased by 16% (18% at constant exchange rates) to $1,159 million from $1,001 million for the comparable period in 2000. Net income for the first quarter of 2001 was $54 million as compared to $45 million in 2000. The gross profit margin decreased from 35% to 34% in the first quarter 2001 as compared to the first quarter 2000. This was mainly due to the integration of Everest, which when acquired, had lower margins than Fresenius Medical Care as a whole.

     Earnings per Ordinary share were $0.56 compared to $0.55 for the same period in the prior year.

     At March 31, 2001 we owned, operated or managed 1,350 clinics compared to 1,270 at December 31, 2000. During the quarter we acquired 62 clinics with 5,653 patients, opened 22 clinics and disposed of three clinics.

     The number of patients treated in clinics that we own, operate or manage increased to 98,600 at March 31, 2001 from 91,900 at December 31, 2000. Approximately 3,600,000 treatments were provided in the first quarter of this year; an increase of 21% from 2,970,000 for the comparable period in 2000. Average revenue per treatment increased from $234 in the first quarter of last year to $236 for the same period for this year.

     The following discussion pertains to our business segments and the measures we use to manage these segments:

  NORTH AMERICA SEGMENT

     Revenue. Net revenue for the North America segment for the three months ended March 31, 2001 grew by 17% from $742 million to $867 million. Dialysis care revenue increased by 20% to $754 million as a result of base business growth of 10% and the positive impact of acquisitions we made in 2000 and 2001 of 10%. Of the total dialysis care revenue increase, $66 million is attributable to the Everest acquisition. The increase in dialysis care revenue resulted primarily from an increase in the number of treatments, which contributed $115 million (18%) and an increase in revenue per treatment as a result of the impact of increased Medicare reimbursement rates and increased laboratory testing revenues due to increased patient volume, which together contributed approximately $13 million (2%). Medicare reimbursement rates increased 1.2% as of January 1, 2001 due to legislation passed in January 2000. Additional legislation passed during the fourth quarter 2000 provided for an additional 1.2% rate increase. However, this second increase was delayed until April 1, 2001 when rates were increased 1.6% to make up for this delay. Laboratory testing revenues increased as a result of higher patient volume. Dialysis products revenues decreased 3% to $113 million. The 3% decrease in dialysis product revenue is a result of a 5% decrease in product prices offset by a 2% increase in sales volume.

     During the quarter ended March 31, 2001, we treated 74,200 patients in the 1,000 clinics we own, operate or manage in the North American segment, compared to 67,900 patients treated in 920 clinics at December 31, 2000. The average revenue per treatment excluding laboratory testing revenue increased from $261 for the three months ended March 31, 2000 to $270 for the same period in 2001. Including laboratory testing, the average revenue per treatment for the same period increased from $274 to $279.

     EBITDA. EBITDA for the North America segment grew by 11% due to increased treatment volume, improved treatment rates, increased ancillary services, and increased earnings from laboratory testing. There was a decrease in EBITDA margin of 1%. This was the result of the integration of Everest discussed previously, higher personnel costs, and an increase in the provision for doubtful accounts.

     Amortization and Depreciation. Amortization and depreciation decreased slightly as a percentage of revenue in 2001. This is mainly due to depreciation and amortization increasing at a slower rate than revenue.

     EBIT. EBIT for the North America segment increased by 10% due to the increase in EBITDA and the positive impact of the decreased percentage of amortization and depreciation to revenue as previously mentioned. EBIT margins decreased for the same reasons stated above in the EBITDA section.

  INTERNATIONAL SEGMENT

     Revenue. Net revenue for the International segment during the three months ended March 31, 2001 increased by 13% (21% at constant exchange rates) from $259 million in 2000 to $293 million in 2001. Base business growth during the period was 1% (9% at constant rates). Including the effects of acquisitions, Asia Pacific region revenue increased $7 million or 17% (29% at constant exchange rates), and Latin America region revenue increased $17 million or 42% (49% at constant exchange rates). Acquisitions closed after March 31, 2000, mainly the acquisition of the international operations of Total Renal Care Holdings, Inc. (now known as DaVita) contributed $31 million, approximately $9 million in the European region, $17 million in the Latin America region and $5 million in Asia Pacific. The European region, unfavorably impacted by the appreciation of the U.S. dollar versus the euro, increased by 5% from $179 million in 2000 to $189 million in 2001 (13% increase at constant exchange rates).

     Total dialysis care revenue increased by 40% (47% at constant exchange rates) to $96 million in 2001 from $69 million in the prior year. This increase is a result of base business growth of approximately $8 million (12%), reflecting an increase in the number of dialysis care treatments, combined with approximately $26 million (38%) of increased revenues attributable to increase from acquisitions, offset by an approximate $5 million (7%) loss from exchange rate fluctuations and $2 million (3%) loss from decreasing prices.

     In the first quarter of this year, 24,400 patients were treated in the 350 clinics we own, operate or manage in the International segment compared to 24,000 in 350 clinics at December 31, 2000.

     Total dialysis products revenue for 2001 increased by 4% (12% at constant exchange rates) to $197 million. Product volume increased by approximately $26 million (14%) which was offset by lower average pricing of approximately $9 million (5%) due to the competitive nature of the market. Product revenue increase was further offset by approximately $15 million (8%) in losses due to exchange rate fluctuations. Acquisitions contributed approximately $5 million (3%) to total product revenue.

     EBITDA. EBITDA for the International segment for 2001 grew by $3 million or 6% (13% at constant exchange rates) from $65 million to $68 million primarily due to the increased revenue noted above. EBITDA margin decreased 2% due to increased selling, general and administrative expenses in Asia Pacific, lower margins on the increased Latin America business, and currency fluctuations.

     EBIT. EBIT for the International segment for 2001 increased by 4% (11% at constant exchange rates) from $49 million to $52 million due to the increased EBITDA mentioned above and stable depreciation and amortization. EBIT margin decreased 2% due to the same factors responsible for the decrease in EBITDA margin.

     The following discussions pertain to our total company costs.

     Interest. Interest expense for the quarter ending March 31, 2001 decreased slightly compared to the same period in 2000. We anticipate higher interest rate expense for the rest of 2001 due to the increase in debt in connection with the Everest acquisition.

     Income Taxes. The effective tax rate for the first quarter of 2001 was slightly below the 2000 rate as non-deductible amortization of goodwill relating to acquisitions was lower, as a percentage of taxable income, for 2001 compared to the same period in 2000. Additionally, German tax reform went into effect lowering the effective tax rate.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Net revenues for the year ended December 31, 2000 increased by 9% (12% at constant exchange rates) to $4,201 million from $3,840 million for the comparable period in 1999. Net income for the year was $212 million as compared to a net loss of $249 million in 1999. The net loss of $249 million in 1999 was a result of the special charge of $601 million ($419 million after tax) relating to the Settlement. Excluding the effects of the special charge during 1999, net income for the year 2000 increased by 24% (34% at constant exchange rates) or $42 million.

     Earnings per Ordinary share in 2000 were $2.37 compared to a loss per Ordinary share of $3.15 in the prior year. Excluding the effects of the special charge, earnings per Ordinary share increased by 10% from $2.15 in 1999.

     At December 31, 2000 we owned, operated or managed 1,270 clinics compared to 1,090 clinics at the end of 1999. During 2000, we acquired 133 clinics with a total of 7,594 patients, opened 67 clinics and disposed of 20 clinics.

     The number of patients treated in clinics that we own, operate or manage increased from approximately 80,000 in 1999 to 91,900 at the end of 2000. Approximately 12.9 million treatments were provided in the year 2000; an increase of 13% from 11.4 million treatments for the comparable period in 1999. Average revenue per treatment remained stable at $228.

     The following discussions pertain to our business segments and the measures we use to manage these segments. THE NORTH AMERICA SEGMENT DISCUSSION EXCLUDES THE EFFECTS OF THE SPECIAL CHARGE IN 1999.

     NORTH AMERICA SEGMENT

     Revenue. Net revenue for the North America segment for 2000 grew by 10% from $2,807 million to $3,083 million.

     Dialysis care revenue increased by 12% to $2,608 million, 9% attributable to base business revenue growth and 3% to acquisitions. The increase in dialysis care revenue resulted primarily from a $201 million (9%) increase in the number of treatments, reflecting both base business growth and the impact of 1999 and 2000 acquisitions. Revenue was also favorably impacted by an increase in revenue per treatment of approximately $72 million (3%) as a result of increased Medicare reimbursement rates, higher revenue from disease state management programs and higher revenues in other pharmaceutical sales compared to 1999. For the years 2000 and 1999 EPO represented approximately 28% of dialysis care revenue or approximately 22% of total revenue.

     The 1.2% increase of the Medicare composite rate for dialysis services (59% of dialysis care revenue in 2000 resulted from Medicare's ESRD program) generated an additional $9 million in revenue in 2000. We expect that an additional 2.4% increase, approved in December 2000, will have a positive impact on our revenues for 2001. Laboratory testing revenues increased as a result of higher patient volume.

     At the end of 2000 approximately 67,900 patients were treated in the 920 clinics that we own, operate or manage in the North America segment, compared to approximately 62,000 patients treated in 849 clinics at the end of 1999. The average revenue per treatment excluding laboratory testing revenue increased from $253 in 1999 to $261 in 2000. Including laboratory testing the average revenue per treatment increased from $264 in 1999 to $272 in 2000.

     Dialysis products revenue increased 1% to $475 million. Dialysis product volume revenue increased approximately $8 million or 2% as a result of increased sales of hemodialysis products, partially offset by decreased sales of peritoneal products. Product revenue growth was slightly (1%) affected by decreasing prices. The consolidation process in the dialysis care business also affected our product business growth. As integrated product and service providers acquire stand alone dialysis clinics, the external market for products decreases. The lower revenue in peritoneal products is also a result of a decreasing external market.

     EBITDA. EBITDA for the North America segment grew by 6% due to increased treatment volume, improved treatment rates, higher earnings in other pharmaceutical sales, increased earnings from laboratory testing and net foreign currency transaction gains. These increases were partially offset by costs to develop new therapies, costs to develop disease state management methodologies, higher personnel costs due to the tight labor market for medical personnel in the United States and an industry-wide price increase for Epogen, the key drug in anemia management.

     Amortization and Depreciation. Amortization and depreciation decreased slightly as a percentage of revenue in 2000. This was mainly due to the impact of internal revenue growth while amortization and depreciation has remained fairly constant at $222 million.

     EBIT. EBIT for the North America segment increased by 7% due to the increase in EBITDA and the positive impact of the decreased percentage of amortization and depreciation to revenue as previously mentioned.

     INTERNATIONAL SEGMENT

     Revenue. In 2000 the appreciation of the U.S. dollar against the euro significantly impacted our International segment. Net revenue for the International segment increased by 8% (19% at constant exchange rates) from $1,033 million in 1999 to $1,118 million in 2000. Acquisitions, primarily Total Renal Care, contributed $88 million, approximately $30 million in the European region, $46 million in the Latin America region and $12 million in the Asia Pacific region. Base business growth during the period was 10% at constant exchange rates. Including the effects of acquisitions, Asia Pacific region revenue increased $39 million or 29% (26% at constant exchange rates), and Latin America region revenue increased $65 million or 44% (49% at constant exchange rates). European region revenue decreased by 3% from $748 million in 1999 to $728 million in 2000 (12% increase at constant exchange rates) due to the appreciation of the U.S. dollar against the euro mentioned above. Total dialysis care revenue increased by 27% (40% at constant exchange rates) from $265 million in 1999 to $336 million in 2000. Base business growth consisted of approximately $27 million (10%) increase in the number of dialysis care treatments, offset by approximately $35 million (13%) due to exchange rate fluctuations. Average revenue per treatment increased by approximately 3% or $9 million before the impact of currency fluctuations. Acquisitions, primarily Total Renal Care Holdings, Inc., contributed approximately $70 million (26%) to total dialysis care revenue.

     At the end of 2000, approximately 24,000 patients were treated at 350 clinics that we own, operate or manage in the International segment compared to 18,000 patients treated at 241 clinics at the end of 1999.

     Total dialysis product revenue for 2000 increased by 2% (12% at constant exchange rates) to $782 million. Product volume increased by approximately $121 million (16%) which was offset by lower average pricing of approximately $48 million (6%) due to the competitive nature of the market. The increase in product revenues was further offset by approximately $78 million (10%) due to exchange rate fluctuations. Acquisitions contributed approximately $18 million (2%) to total product revenue.

     EBITDA. EBITDA for the International segment for 2000 grew by 11% (25% at constant exchange rates) from $243 million to $270 million primarily due to the increased revenue noted above.

     EBIT. EBIT for the International segment for 2000 increased by 13% (27% at constant exchange rates) from $179 million to $201 million due to the increased EBITDA mentioned above and stable depreciation and amortization as a percentage of revenue.

     CORPORATE

     We do not allocate "corporate costs" to our segments in calculating segment EBIT and EBITDA. These corporate costs primarily relate to certain headquarter overhead charges, including accounting and finance, professional services, legal fees, etc.

     Total corporate EBIT was $(3) million in 2000 compared to $(12) million in 1999. EBIT in 2000 was primarily affected by net foreign currency transaction gains of $12 million related to intercompany financing. Excluding these net gains, corporate costs would have increased by approximately $3 million, resulting primarily from increased compensation expense relating to our international stock option plan.

     THE FOLLOWING DISCUSSIONS PERTAIN TO OUR TOTAL COMPANY COSTS, EXCLUDING THE EFFECTS OF THE SPECIAL CHARGE IN 1999.

     Cost of revenue and operating expenses. Cost of revenue increased as a percentage of revenue mainly due to costs to develop new therapies, costs to develop disease state management methodologies, higher personnel cost in the United States and an industry-wide price increase for EPO. However, the resulting decrease of our gross profit margin was more than offset by decreased selling, general and administrative expenses as a percentage of revenue, mainly due to effective general cost controls and net foreign currency transaction gains.

     Interest. Interest expense for 2000 remained relatively constant compared to the same period in 1999. Interest expense related to the note payable associated with the Settlement amounted to approximately $30 million. This additional interest expense was offset by the reduced interest expense related to lower other borrowings, resulting from the use of the $557 million net proceeds received from the Preference share offerings completed during 2000. We anticipate higher interest expense in 2001 due to the debt increase in connection with the acquisition of Everest. See "-- Liquidity and Capital Resources."

     Income Taxes. The effective tax rate for the year decreased from 49.5% in 1999 to 46.9% in 2000 due to the capitalization of tax loss carry forwards and because non-deductible amortization of goodwill relating to acquisitions was lower, as a percentage of taxable income, for 2000 compared to the same period in 1999.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Net revenues from continuing operations for the year ended December 31, 1999 increased by 10% (11% at constant exchange rates) to $3,840 million from $3,506 million for the comparable period in 1998. Net loss for the year was $249 million, a decrease of $268 million from net income of $19 million for the comparable period in 1998. The loss was a result of the special charge and related costs of $601 million ($419 million after tax) relating to the Settlement. Excluding the effects of the special charge net earnings from continuing operations increased by 29% (32% at constant exchange rates) to $170 million from $132 million in 1998.

     The loss per Ordinary share from continuing operations was $3.15. Earnings per Ordinary share from continuing operations would have been $2.15, excluding the effects of the special charge, as compared to $1.62 for the same period in the prior year. Income from continuing operations for 1998 was impacted by the after tax effects of an accounting change of $7 million and losses on the sale of discontinued businesses of $106 million. This resulted in net income of $19 million for 1998.

     At December 31, 1999 we owned, operated or managed 1,090 clinics compared to 1,000 clinics at the end of 1998. During 1999 we acquired 36 clinics with a total of 2,531 patients, opened 71 clinics and disposed of 17 clinics.

     The number of patients treated in clinics that we own, operate or manage increased from 74,200 in 1998 to 80,000 at the end of 1999. Approximately 11,400,000 treatments were given in 1999; an increase of 9% from 10,450,000 treatments for the comparable period in 1998. The respective average revenue per treatment increased from $226 in 1999 to $228 in 2000.

     The following discussions pertain to our business segments and the measures we use to manage these segments. These discussions are based on continuing operations unless otherwise indicated. THE NORTH AMERICA SEGMENT DISCUSSION EXCLUDES THE EFFECTS OF THE SPECIAL CHARGE IN 1999.

     NORTH AMERICA SEGMENT

     Revenue. Net revenue for the North America segment for 1999 grew by 10% from $2,563 million to $2,807 million. This resulted from a 10% increase in dialysis care revenue to $2,335 million and a 5% increase in dialysis products revenue to $472 million. The increase in dialysis care revenue resulted primarily from an 8% increase in treatments, the beneficial impact of the extension of the Medicare Secondary Payor provision and higher EPO utilization as compared to 1998. This growth was partially offset by decreased laboratory testing revenues derived from lower laboratory testing volume during 1999 as competitors consolidated laboratory activity. Acquisitions contributed 2% of dialysis care revenue growth. The increase in dialysis product revenue was due to increased sales of hemodialysis products, partially offset by decreased sales of peritoneal dialysis products.

     At the end of 1999 approximately 62,000 patients were treated in 849 clinics that we own, operate or manage in the North America segment compared to 58,600 patients treated in 782 clinics at the end of 1998.

     EBITDA. EBITDA for the North America segment prior to the effects of the special charge grew by 11% due to the increase in our base business, improved treatment rates, and increased ancillary services. Product revenue growth, product mix and improvements in manufacturing efficiencies from increased production volume also contributed to the increased EBITDA growth. However, decreased EBITDA in laboratory testing partially offset this growth.

     Amortization and Depreciation. Amortization and depreciation decreased slightly as a percentage of revenue, in 1999. This was mainly due to the impact of internal revenue growth while amortization and depreciation has remained fairly constant.

     EBIT. EBIT for the North America segment prior to the effects of the special charge increased by 18% due to the increase in EBITDA and the positive impact of the decreased rate of amortization and depreciation to revenue as previously mentioned.

     INTERNATIONAL SEGMENT

     Revenue. Net revenue for the International segment during 1999 grew by 10% (14% at constant exchange rates) from $943 million in 1998 to $1,033 million in 1999 as a result of a 4% (8% at constant exchange rates) increase in the European region, 38% (28% at constant exchange rates) growth in the Asia Pacific region and a 21% (40% at constant exchange rates) increase in the Latin America region. Total dialysis care net revenue increased during 1999 by 8% (14% at constant exchange rates) to $265 million. This increase is a result of base business growth, as evidenced by the 12% increase in dialysis care treatments. Total dialysis product net revenue for 1999 increased by 10% (14% at constant exchange rates) to $769 million. Product volume increased by approximately $123 million which was offset by lower average pricing of approximately $28 million (4%).

     At December 31, 1999 approximately 18,000 patients were treated in 241 clinics that we owned, operated or managed in the International segment compared to 15,600 patients treated in 218 clinics at the end of 1998.

     EBITDA. EBITDA for the International segment for 1999 grew by 7% (11% at constant exchange rates) primarily as a result of the increased revenue noted above. During the beginning of 1999 we elected to reduce shipments of equipment, which would normally have higher EBITDA margins, to some Eastern European countries due to the economic situation in that region, which partially offset EBITDA growth in the International segment. We also reduced fiber shipments to the North America segment during 1999 due to increased fiber production capabilities in that segment, which also offset EBITDA growth.

     Amortization and Depreciation. Amortization and depreciation, as a percentage of revenue, decreased slightly for 1999. This is mainly due to the impact of internal revenue growth while straight-line amortization of goodwill associated with prior years' acquisitions has remained fairly constant.

     EBIT. EBIT for the International segment for 1999 increased by 8% (12% at constant exchange rates) as a result of the increased EBITDA mentioned above and the positive impact of the decreased rate of amortization and depreciation to revenue as previously mentioned.

  THE FOLLOWING DISCUSSIONS PERTAIN TO OUR TOTAL COMPANY COSTS

     Interest. Interest expense for 1999, remained relatively constant compared to the same period in 1998 as a result of similar levels of average debt outstanding during the two periods.

     Income Taxes. Excluding the effects of the Settlement, the effective tax rate was 49.5% for 1999 and 50.2% for 1998. The tax benefit of the Settlement was limited to $182 million, reflecting the non-deductibility of $101.2 million in criminal fines included in the net settlement payments. The 1998 effective income tax rate was reduced primarily by the use of net operating losses that became realizable after the transfer of ownership of NMC's international business to the International business segment at the beginning of 1998. As a result of a reduction of the German federal corporate income tax rate for undistributed earnings from 45% to 40% effective the first quarter of 1999, our net deferred taxes and deferred income tax expense during 1999 were reduced by approximately $1 million.

LIQUIDITY AND CAPITAL RESOURCES

  THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31,
2000

     We generated cash from operating activities of $77 million in the three-month period ended March 31, 2001 and $101 million in the comparable period in 2000. Net cash provided by operating activities during the first three months of 2000 was favorably impacted by the development of other current assets, while the development of receivables for the three months ending March 31, 2001, increased in line with revenues. Cash on hand was $73 million at March 31, 2001 compared to $65 million, at December 31, 2000.

     On January 18, 2000, we executed definitive agreements with respect to the Settlement. The agreements require net settlement payments totaling approximately $427 million. Under the definitive agreements with the U.S. government, we entered into a note payable for the remainder of the Settlement obligation. Installment payments under the note accrue interest at 6.3% on approximately $51 million of the obligation and at 7.5% annually on the balance, until paid in full.

     The note payable is being paid in six quarterly installments which began in April 2000 and will end in July 2001. The first four quarterly installments were made in the amount of approximately $35 million each, including interest at 7.5%. Of the final two installments of approximately $28 million each, including interest at 6.3%, the first was paid in April 2001, and the second will be paid in July 2001. The U.S.

government remitted the balance of our outstanding Medicare receivables in four quarterly payments of approximately $5 million each, plus interest at 7.5%. The last of these payments was received in February 2001. At March 31, 2001, the remaining note payable was approximately $51 million.

     In connection with the Settlement we amended the letter of credit that was given to the U.S. government in 1996 from $150 million to $190 million and, under the agreement, the letter of credit will be reduced as we continue to make installment payments to the government. At March 31, 2001, the face amount of the letter of credit was $54 million.

     In January 2001, we completed the acquisition of Everest. Approximately one-third of the purchase price ($341 million) was funded by the issuance of
2.25 million Fresenius Medical Care non-voting Preference shares ($99 million) to Everest stockholders. The remaining purchase price was paid with $107 million cash and debt assumed ($135 million). We subsequently repaid this debt using our senior credit facility as described below.

     Through March 31, 2001, we had paid approximately $117 million ($112 million for the North American segment and $5 million for the International segment) cash for acquisitions consisting primarily of dialysis clinics, including the cash portion of the purchase price for Everest. Acquisitions for the comparable period in 2000 were $48 million, $36 million for the North American segment and $12 million for the International segment. In addition, capital expenditures for property, plant and equipment were $64 million for the three months ended March 31, 2001 and $47 million for the comparable period in 2000. In 2001, capital expenditures in the North America segment were $36 million and $28 million for the International segment. In 2000, capital expenditures in the North America segment were $20 million and $27 million in the International segment. The majority of our capital expenditures were used for improvements to existing clinics, equipment for new clinics and expansion of production facilities. We believe that an increasing percentage of our dialysis care growth will be derived from worldwide markets and we envision making acquisitions in selected international markets. In the United States, we intend to continue to enhance our presence in the market by focusing our expansion on the acquisition of individual or small groups of clinics, expansion of existing clinics, and opening of new clinics. Nevertheless, we will consider larger acquisitions in the United States if suitable opportunities, such as Everest, become available to us.

     Total long-term debt, excluding the note payable related to the Settlement, net of current portion at March 31, 2001, increased to $908 million from $658 million at year-end 2000. This increase was mainly due to higher borrowings under our senior credit facility. Short-term borrowings from related parties increased from $218 million at December 31, 2000 to $236 million at March 31, 2001 whereas short term borrowings from third parties remained stable at $106 million. Other liabilities increased by $58 million mainly due to the market value of derivatives now included in the balance sheet as required by SFAS 133 Accounting for Derivative Instruments and Hedging Activities and the related amendments of SFAS 138.

     Under the terms of our senior credit facility, we have available an aggregate of $2 billion through two credit facilities: a revolving credit facility with availability of up to $1 billion and a term loan facility of $1 billion. Both facilities will expire on September 30, 2003. Loans under this senior credit facility bear interest at a base rate determined in accordance with the facility or at LIBOR plus, in either case, an applicable margin. We will permanently reduce the term loan facility through quarterly principal payments. In addition to these scheduled principal payments, the senior credit agreement will be reduced by the application of portions of the net cash proceeds from certain sales of assets, sales of accounts receivable and issuances of subordinated debt and equity securities. The senior credit facility contains customary affirmative and negative covenants with respect to us and our subsidiaries and other payment restrictions, mainly related to dividends.

     In January 2000, dollar interest rate swap agreements with a notional amount of $850 million expired as scheduled. In November 2000, we entered into additional dollar interest rate swap agreements with a notional amount of $450 million. At the same time, a dollar interest rate collar agreement with a notional amount of $150 million was closed out. As of March 31, 2001, the notional volume of dollar interest rate hedging contracts totaled $1,050 million. Those swap agreements, which expire at various dates between

2003 and 2007, effectively fix our variable interest rate exposure on the majority of our dollar-denominated revolving loans and outstanding obligations under our accounts receivable securitization program at an interest rate of 6.52%. Under our senior credit agreement, we have agreed to maintain at least $500 million of interest rate protection. In March 2000, we entered into a yen interest rate swap agreement with a notional amount of Japanese Yen 400 million, in line with a yen-denominated floating-rate borrowing of our Japanese subsidiary. In September 2000, both the bank borrowing and the notional amount of the interest rate swap agreement were increased as scheduled to Yen 1,000 million. The bank borrowing and the notional amount of the swap agreement are required to coincide until March 2009 when the bank debt is completely repaid and the swap expires.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     We generated cash from operating activities of $391 million in 2000 and $355 million from continuing operations in the comparable period in 1999. A net increase in our accounts receivable balance reduced net cash provided by operating activities. The primary reason was a significant increase in days sales outstanding resulting from slower payment patterns from third parties outside of Germany, specifically from managed care plans in the United States. Days sales outstanding were also negatively impacted by the slowdown of the certification process for newly opened clinics in the United States. Furthermore, acquisitions, mainly outside Germany and the United States, and base business growth in countries where we experience higher days sales outstanding contributed to this increase. Cash on hand was $65 million at December 31, 2000 compared to $35 million at December 31, 1999.

     On January 18, 2000, we executed definitive agreements with respect to the Settlement. The agreements require net settlement payments totaling approximately $427 million, of which $14 million had been paid prior to January 1, 2000. This net amount reflected payments to us of approximately $59 million for Medicare receivables from the U.S. government. During the year 2000 after court approval of the Settlement, we made payments of $387 million, including initial cash payments of $286 million, and we received $54 million from the U.S. government for our outstanding Medicare receivable claims for intradialytic parenteral nutrition therapy rendered on or before December 31, 1999. We wrote off $94 million of these receivables at December 31, 1999 in anticipation of the final settlement.

     Under the definitive agreements with the U.S. government, we entered into a note payable for the remainder of the Settlement. Installment payments under the note will accrue interest at 6.3% on approximately $51 million of the obligation and at 7.5% annually on the balance, until paid in full.

     The note is payable in six quarterly installments which began in April 2000 and end in July 2001. The first four quarterly installments have been paid in the amount of approximately $35 million each, including interest at 7.5%. The first three of these four payments were made in April, July and October 2000 and the fourth installment was made in January 2001. The final two installments of approximately $28 million each, including interest at 6.3%, will be paid in April and July 2001. At December 31, 2000, the note payable balance was approximately $86 million. The U.S. government has agreed to remit the balance of our outstanding Medicare receivables in four quarterly payments of approximately $5 million each, plus interest at 7.5%. We received the first three quarterly payments in May, August and October 2000 and the final payment in February 2001.

     We amended the letter of credit that National Medical Care delivered to the U.S. government in 1996 from $150 million to $190 million and, under the agreement, the letter of credit will be reduced as we continue to make installment payments to the government. At December 31, 2000, the letter of credit was reduced to $89 million.

     In December 1999, we and the lenders under our senior credit facility amended the financial ratios in the senior credit facility to accommodate our obligations under the settlement agreements and to enable us to continue in compliance with our senior credit facility as we fulfill the settlement obligations. On September 21, 2000 the National Medical Care Credit Agreement was amended in order to increase the facility for accounts receivable securitization and some other credit facilities. The lenders also agreed that the proceeds of the Preference share offerings during 2000 did not trigger repayment obligations on the term loan portion of the facility but may be used for capital expenditures and acquisitions.

     On March 2, 2000, we issued 8,974,359 non-voting Preference shares to a limited number of institutional and other accredited investors in exchange for the investors' interests in Franconia Acquisition LLC, an entity formed to acquire dialysis clinics and other related businesses. Franconia's principal asset at the time of this transaction was $350 million in cash. For financial reporting purposes, the transaction, which generated net proceeds of $344 million, has been accounted for as a financing at fair value. The investors have agreed not to effect sales or transfers of the Preference shares for a period of 24 months after issuance, except as permitted by the contribution agreement. After this time, the investors will have the right to require, under specified conditions, that we register the Preference shares for sale under the Securities Act, and provide them with assistance in connection with public offerings of their Preference shares outside the United States.

     On May 31, 2000, we paid a cash dividend of $51 million for 1999 in the amount of E0.75 on each Preference share, excluding the Preference shares issued on March 2, 2000, and E0.69 on each Ordinary share. In 1999 we paid dividends per Preference share of E0.64 and E0.59 per Ordinary share for an aggregate amount of $48 million. Under the terms of our senior credit agreement, we are restricted as to the level of dividends we may pay in any calendar year, which was $78 million for 2000. Annual dividend distributions by our subsidiary, National Medical Care, in any year, may not exceed 50% of its consolidated net income of the preceding year as defined in our senior credit agreement. These payment restrictions do not apply to any of our other subsidiaries.

     On June 19, 2000, we purchased substantially all of the international and non-continental U.S. operations business of Total Renal Care Holdings, Inc. for $145 million. Additionally, we made a non-refundable deposit, not included in the purchase price noted above, towards the purchase of the Puerto Rico operations. The purchase of the Puerto Rico operations is pending, subject to regulatory approval and third party consents. We are currently managing the Puerto Rico operations of Total Renal Care Holdings, Inc.

     On July 26, 2000, we completed a public offering of 5,000,000 non-voting Preference shares for net proceeds of approximately $185 million. In addition, on July 28, 2000, the underwriters of the public offering exercised options to purchase an additional 750,000 Preference shares increasing the total net proceeds from the public offering to approximately $213 million.

     On October 26, 2000, we increased our accounts receivable facility from $360 million to $500 million, and extended its maturity to October 25, 2001. Under the terms of the amended facility, the interest rate is based upon the commercial paper rate, which was approximately 6.59% at December 31, 2000. At December 31, 2000, we had received $445 million, and at December 31, 1999, $335 million, pursuant to sales of our receivables under the facility, which are reflected as reductions to accounts receivable. Under the terms of the facility, we sell new interests in accounts receivable as collections reduce previously sold accounts receivable. We expense the cost related to these sales as we incur them and record the costs as interest expense and related financing costs.

     On January 5, 2001, we acquired Everest for $341 million, including Everest's outstanding debt. One-third of the purchase price was paid through the issuance of 2,250,000 non-voting Preference shares on January 8, 2001. The remaining part of the acquisition was financed out of the proceeds of the Preference share offerings completed during 2000.

     Acquisitions during the year 2000 totaled $275 million (excluding International segment non-cash acquisitions of $14 million), $116 million in the North America segment and $159 million in the International segment. Acquisitions for the comparable period in 1999 were $101 million (excluding International segment non-cash acquisitions of $10 million), $65 million for the North America segment and $36 million for the International segment. We believe that we will derive an increasing percentage of our dialysis care growth from worldwide markets and we envision making acquisitions in selected international markets. In the United States, we generally intend to continue to enhance our presence in the market by focusing our expansion on the acquisition of individual or small groups of clinics, expansion of existing clinics, and opening of new clinics. Nevertheless, we will consider larger acquisitions in the United States if suitable opportunities, such as Everest, become available to us.

     In addition, capital expenditures for property, plant and equipment were $228 million for the year 2000 and $160 million in 1999. In 2000, capital expenditures in the North America segment were $113 million and $115 million for the International segment. In 1999, capital expenditures in the North America segment were $81 million and $79 million in the International segment. The majority of our capital expenditures were used for improvements to existing clinics, equipment for new clinics and expansion of production facilities.

     Total long-term debt, net of current portion at December 31, 2000, increased to $658 million from $654 million at year-end 1999. We reduced our short-term borrowings from related parties from $330 million to $218 million at December 31, 2000. Short-term borrowings from third parties increased from $96 million in 1999 to $107 million in 2000. As of December 31, 2000, the unused portion of our senior credit facility was approximately $698 million.

     In January 2000, dollar interest rate swap agreements with a notional amount of $850 million expired as scheduled. In November 2000, we entered into additional dollar interest rate swap agreements with a notional amount of $450 million. At the same time, a dollar interest rate collar agreement with a notional amount of $150 million was closed out. As of December 31, 2000, the notional volume of dollar interest rate hedging contracts totaled $1,050 million. Those swap agreements, which expire at various dates between 2003 and 2007, effectively fix our variable interest rate exposure on the majority of our dollar-denominated revolving loans and outstanding obligations under the accounts receivable securitization program at an interest rate of 6.52%. Under our senior credit agreement, we have agreed to maintain at least $500 million of interest rate protection. In March 2000, we entered into a yen interest rate swap agreement with a notional amount of Japanese Yen 400 million, in line with a yen-denominated floating-rate borrowing of our Japanese subsidiary. In September 2000, both the bank borrowing and the notional amount of the interest rate swap agreement were increased as scheduled to Yen 1,000 million. The bank borrowing and the notional amount of the swap agreement will always coincide until March 2009 when the bank debt is completely repaid and the swap expires.

     We believe that our existing credit facilities, cash generated from operations and other current sources of financing are sufficient to meet our foreseeable needs, including our 2001 budget for acquisitions and capital expenditures summarized below in "Business -- Capital Expenditures." If cash flows from operations or availability under existing banking arrangements fall below expectations, we may have to consider other alternatives to maintain sufficient liquidity. We cannot assure that we will be able to do so on satisfactory terms, if at all.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     We generated cash from operating activities of continuing operations of $355 million in 1999 and $268 million in the comparable period in 1998. Cash on hand was $35 million at December 31, 1999 compared to $32 million, at December 31, 1998.

     In December 1999, we and the lenders under our senior credit facility, amended certain covenants in the senior credit facility to accommodate our obligations under the settlement agreements with the U.S. government and to enable us to continue in compliance with the covenants upon consummation of the Settlement.

     We declared and paid dividends of E0.64 and E0.56 per Preference share in 1999 and 1998, respectively, and E0.59 and E0.51 per Ordinary share in 1999 and 1998, respectively. We paid aggregate dividends of $48 million and $45 million, including $1 million in arrearages for 1996, during the second quarter of 1999 and 1998, respectively.

     We made acquisitions of $101 million in 1999 (excluding International segment non-cash acquisitions of $10 million) and $223 million (excluding the North America segment non-cash acquisitions of

$42 million) in 1998. In 1999, $65 million of acquisitions were made in North America and $36 million of acquisitions (excluding the non-cash acquisitions) were made in the International segment. In 1998, $128 million of acquisitions (excluding non-cash acquisitions) were made in the North America segment and $94 million of acquisitions were made in the International segment.

     In addition, capital expenditures for property, plant and equipment were $160 million in 1999 and $159 million in 1998. In 1999, $81 million of capital expenditures was made in the North America segment and $79 million of capital expenditures were made in the International segment. In 1998, $75 million of capital expenditures was made in the North America segment and $84 million of capital expenditures was made in the International segment. Capital expenditures were used for automation of production processes and increased production capacity, internal expansion, improvements, furnishings and equipment. We believe that an increasing percentage of our dialysis care growth will be derived from worldwide markets and we envision making acquisitions in selected international markets. In the United States, we generally intend to continue to enhance our presence in the market by focusing our expansion on the acquisition of individual or small groups of clinics, expansion of existing clinics, and opening of new clinics. Nevertheless, we will consider larger acquisitions in the United States if suitable opportunities become available to us.

     On September 27, 1999, we increased our accounts receivable facility from $331 million to $360 million, and extended its maturity to September 25, 2000. Under the terms of the amended facility, the interest rate is based upon the commercial paper rate, which was approximately 5.90% at December 31, 1999. At December 31, 1999, we had received $335 million and at December 31, 1998, $305.6 million, pursuant to sales of our receivables under the facility, which are reflected as reductions to accounts receivable. Under the terms of the facility, we sell new interests in accounts receivable as collections reduce previously sold accounts receivable. We expense the costs related to these sales as we incur them and record the costs as interest expense and related financing costs.

     Managed care plans typically remit reimbursement more slowly than traditional indemnity plans. As a result of an increase in the percentage of net revenues we derive from managed care plans from 10% in 1998 to 12% in 1999 (an increase in net revenues of approximately $45 million), there was an increase in the days sales outstanding for third party payors. In addition, 1999 was the first full year of the extension of Medicare Secondary Payor regulations that increased the coverage period for commercial payors from 18 to 30 months, thereby increasing the average balance of receivables as commercial payors generally pay at a higher rate than government payment programs. The increase in days outstanding and the increase in the average receivable amount resulted in a corresponding increase in our allowance for doubtful accounts as it is calculated based on a percentage of gross accounts receivable. Any negative impact to liquidity related to the increase in days sales outstanding is mitigated by the increase in revenues and the higher reimbursement generally received from third party payors.

     Total long-term debt, net of current portion at December 31, 1999, decreased to $654 million from $1,081 million at year-end 1998, primarily as a result of an increase in short-term borrowings from related parties. Short-term borrowings from related parties increased to $330 million at December 31, 1999 from $60 million at December 31, 1998, with interest rates from 7.06% to 7.44% and maturities in less than 90 days. Other short-term borrowings decreased by approximately $13 million from year-end 1998 to $96 million at year-end 1999. Funds generated from operations were used to fund capital expenditures and acquisitions as well as dividends. The remainder was used to reduce long-term debt.

     If cash flows from operations or availability under existing banking arrangements fall below expectations, or if we are unsuccessful in amending our existing banking agreements, we may be required to consider other alternatives to maintain sufficient liquidity.

RECENTLY ISSUED ACCOUNTING STANDARDS

     The Financial Accounting Standards Board issued SFAS No. 133 which establishes accounting and reporting standards for financial derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The statement also provides the criteria for determining whether a derivative may be specifically designated as a hedge of a particular exposure with the intent of measuring the effectiveness of that hedge in the statement of operations. In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, which amended certain provisions of SFAS 133, including amendments allowing foreign-currency denominated assets and liabilities to qualify for hedge accounting, permitting the offsetting of certain inter-entity foreign currency exposures that reduce the need for third party derivatives and redefining the nature of interest rate risk to avoid sources of ineffectiveness. We are adopting SFAS 133, and the corresponding amendments under SFAS 138 effective as of January 1, 2001.

     After adoption, we will recognize gains and losses in fair value of recognized assets and liabilities and firm commitments of operating transactions as well as gains and losses on derivative financial instruments designated as fair value hedges of these recognized assets and liabilities and firm commitments currently in earnings.

     After adoption, we will report changes in the value of foreign currency forward contracts designated and qualifying as cash flow hedges of forecasted transactions in accumulated other comprehensive income. We will subsequently reclassify these amounts into earnings, as a component of the forecasted transaction, in the same period as the forecasted transaction affects earnings.

     The adoption of SFAS 133, as amended by SFAS 138, results in the recording of assets related to forward currency contracts of approximately $13 million. The offset to this transition adjustment will be recorded to other comprehensive income at an amount of $1 million and to net income at an amount of $12 million. Because of corresponding entries concerning the hedged items, the net effect on earnings will be immaterial. Additionally, we will record a liability for interest rate swaps of approximately $25 million. The offset will be recorded to other comprehensive income.

     In December 1999, the SEC issued SAB 101. SAB 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues, as well as examples of how the SEC staff applies revenue recognition guidance to specific circumstances. In June 2000, SAB 101B was issued by the SEC further delaying the implementation date for SAB 101 until the fourth quarter of the fiscal year beginning after December 15, 1999. The impact of the adoption of SAB 101 is not significant.

     In May 2000, the Emerging Issues Task Force issued EITF 00-014, Accounting for Certain Sales Incentives, which establishes accounting for point of sales coupons, rebates, and free merchandise. This EITF requires that an entity report these sales incentives that reduce the price paid to be netted directly against revenues. EITF 00-014 is effective no later than the fourth quarter of the fiscal year beginning after December 15, 1999. The impact of the adoption of EITF-00-14 is not significant.

     In March 2000, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 44, an interpretation of APB Opinion 25. The effects of applying this interpretation are required to be recognized on a prospective basis from July 1, 2000. The application of this interpretation did not have a material effect on our financial position or results of operations.

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125. SFAS No. 140 provides the accounting and reporting standards for securitizations and other transfers of financial assets and collateral. These standards are based on consistent application of a financial-components approach that focuses on control. This Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers after March 31, 2001 and is effective for disclosures about securitizations and collateral for fiscal years ending after December 15, 2000. There is no impact for the adoption of SFAS No. 140.

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 requires that the
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

purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. SFAS 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. SFAS 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

     We are required to adopt the provisions of SFAS 141 immediately, and SFAS 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-SFAS 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of SFAS 142.

     SFAS 141 will require upon adoption of SFAS 142, that we evaluate existing intangible assets and goodwill that were acquired in prior purchase business combinations, and to make any necessary reclassifications in order to conform with the new criteria in SFAS 141 for recognition apart from goodwill. Upon adoption of SFAS 142, we will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, we will be required to test the intangible asset for impairment in accordance with the provisions of SFAS 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

     In connection with the transitional goodwill impairment evaluation, SFAS 142 will require that we perform an assessment of whether there is an indication that goodwill (and equity-method goodwill) is impaired as of the date of adoption. To accomplish this we must identify our reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. We will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and we must perform the second step of the transitional impairment test. In the second step, we must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with SFAS 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in our statement of operations.

     Because of the extensive effort needed to comply with adopting SFAS 141 and 142, it is currently not practicable to reasonably estimate the impact of adopting these statements on our financial statements at this time, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

EURO CONVERSION

     Germany, our country of domicile, is one of the eleven members of the European Union who have adopted the euro as their currency. We have changed our functional currency to euro effective January 1, 1999, but will continue using the U.S. dollar as our reporting currency. In addition, at our general meeting

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

on June 2, 1999, our shareholders approved the currency conversion of our share capital to euro from Deutsche Mark. All internal reporting entities situated in the eleven member states are submitting their reports in euro. The euro conversion may affect cross-border competition by creating cross-border price transparency. In our business, however, patients may not have the luxury to "shop" cross-border due to the nature of their illness, the type of reimbursement program they are enrolled in and the fact that they maintain a medical relationship with their supplier, doctor or clinic.

CONTINGENCIES

     We are a plaintiff in litigation against the U.S. federal government with respect to the implementation of the Omnibus Budget Reconciliation Act of 1993. We are also a defendant in significant commercial insurance litigation relating to the same alleged practices that were the subject of the recently settled government investigations. An adverse outcome in any of these matters could have a material adverse effect on our business, financial condition and results of operations. Because of the significant complexities and uncertainties associated with these proceedings, we cannot provide either an estimate of the possible loss or range of loss we may incur in respect of such matters, and a reserve based on any such estimate cannot be reasonably made.

INFLATION

     The effects of inflation during the periods covered by the consolidated financial statements have not been significant to our results of operations. However, most of our net revenues from dialysis care are subject to reimbursement rates regulated by governmental authorities, and a significant portion of other revenues, especially revenues from the United States, is received from customers whose revenues are subject to these regulated reimbursement rates. Non-governmental payors are also exerting downward pressure on reimbursement rates. Increased operation costs that are subject to inflation, such as labor and supply costs, may not be recoverable through price increases in the absence of a compensating increase in reimbursement rates payable to us and our customers, and could materially adversely affect our business, financial condition and results of operations. Amgen Inc. has announced a 3.9% increase in its wholesaler acquisition price for EPO effective May 9, 2001. Our purchase contract with Amgen contains pricing protection such that our purchase price for EPO will be unaffected by the price increase through December 31, 2001.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  MANAGEMENT OF CURRENCY AND INTEREST RATE RISKS

     We are primarily exposed to market risk from changes in foreign currency exchange rates and changes in interest rates. In order to manage the risks from these foreign currency exchange rate and interest rate fluctuations, we enter into various hedging transactions with investment grade financial institutions as authorized by the management board. We do not contract for financial instruments for trading or other speculative purposes.

     We conduct our financial instrument activity under the control of a single centralized department. We have established guidelines for risk assessment procedures and controls for the use of financial instruments. They include a clear segregation of duties with regard to execution on one side and administration, accounting and controlling on the other.

  INTEREST RATE RISKS

     At March 31, 2001 and December 31, 2000, we had in place interest rate swap agreements for a notional amount of $1,050 million which we believe to be adequate to cover our interest rate exposure into the immediate future.

     The table below provides information about our foreign exchange forward contracts at December 31, 2000. The information is provided in U.S. dollar equivalent amounts. The table presents the notional amounts, the weighted average contractual foreign currency exchange rates, and the fair values of the contracts, which show the unrealized net gain (loss) on existing contracts as of December 31, 2000. All contracts expire within 36 months after the reporting date.

                                                               FOREIGN CURRENCY RISK AT DECEMBER 31, 2000
                                                            ($ IN THOUSANDS, EXCEPT AVERAGE CONTRACT RATES)
                                                         ------------------------------------------------------
                                                                                                  FAIR VALUE AT
                                                                                                  DECEMBER 31,
                                                           2001      2002      2003      TOTAL        2000
                                                         --------   -------   -------   -------   -------------
FOREIGN CURRENCY FORWARDS
Purchases of currencies against U.S. dollar
  Euro
    Notional amount....................................    51,509   321,273   116,856   489,638      22,172
    Average contract rate..............................    0.8820    0.9172
  Singapore Dollar
    Notional amount....................................       800                           800           2
    Average contract rate..............................    1.7235
                                                         --------   -------   -------   -------      ------
Total..................................................    52,309   321,273   116,856   490,438      22,174
                                                         --------   -------   -------   -------      ------
Sales of currencies against U.S. dollar
  Canadian Dollar
    Notional amount....................................     4,000                         4,000          77
    Average contract rate..............................    1.4699
  Euro
    Notional amount....................................     2,591                         2,501          (2)
    Average contract rate..............................    0.9300
  Singapore Dollar
    Notional amount....................................       335                           335          (1)
    Average contract rate..............................    1.7255
                                                         --------   -------   -------   -------      ------
Total..................................................     6,836         0         0     6,836          74
                                                         --------   -------   -------   -------      ------
Other sales of currencies against Euro
  British Pound
    Notional amount....................................    19,942     3,955              23,897       1,261
    Average contract rate..............................    0.5942    0.5960
  Japanese Yen
    Notional amount....................................    11,163     4,634              15,797       1,633
    Average contract rate..............................   92.9869    95.110
  Swiss Franc
    Notional amount....................................     8,230       675               8,905          44
    Average contract rate..............................    1.5057    1.4910
  Australian Dollar
    Notional amount....................................     7,763                         7,763         160
    Average contract rate..............................    1.6459
  New Zealand Dollar
    Notional amount....................................     2,947                         2,947         (12)
    Average contract rate..............................    2.1246
  Singapore Dollar
    Notional amount....................................     1,696                         1.696          63
    Average contract rate..............................    1.5516
                                                         --------   -------   -------   -------      ------
Total..................................................    51,741     9,264         0    61,005       3,149
                                                         --------   -------   -------   -------      ------

                                                               FOREIGN CURRENCY RISK AT DECEMBER 31, 2000
                                                            ($ IN THOUSANDS, EXCEPT AVERAGE CONTRACT RATES)
                                                         ------------------------------------------------------
                                                                                                  FAIR VALUE AT
                                                                                                  DECEMBER 31,
                                                           2001      2002      2003      TOTAL        2000
                                                         --------   -------   -------   -------   -------------
Other purchases of currencies against Euro
  Swiss Franc
    Notional amount....................................     6,756                         6,756         (87)
    Average contract rate..............................    1.5014
  Japanese Yen
    Notional amount....................................     4,607                         4,607         (38)
    Average contract rate..............................  106.0397
  Australian Dollar
    Notional amount....................................       612                           612          (3)
    Average contract rate..............................    1.6714
                                                         --------   -------   -------   -------      ------
Total..................................................    11,975         0         0    11,975        (128)
                                                         --------   -------   -------   -------      ------

     A summary of the high and low exchange rates for the Deutsche Mark to U.S. dollars and the average exchange rates for the last five years is set forth below. As the Deutsche Mark was replaced by the euro in the foreign exchange markets since the beginning of 1999, the table includes the respective rates for the euro/dollar quotations which were applied to calculate the respective 1999 Deutsche Mark/ U.S. dollar values, using a fixed conversion rate of DM 1.95583 = E1.

                                            YEAR'S    YEAR'S    YEAR'S     YEAR'S
YEAR ENDING DECEMBER 31,                     HIGH      LOW      AVERAGE    CLOSE
------------------------                    ------    ------    -------    ------
1996......................................  0.6979    0.6395    0.6650     0.6432    ($ per DM)
1997......................................  0.6468    0.5299    0.5764     0.5580    ($ per DM)
1998......................................  0.6256    0.5395    0.5685     0.5977    ($ per DM)
1999......................................  0.6028    0.5121    0.5449     0.5136    ($ per DM)
1999......................................  1.1790    1.0015    1.0658     1.0046    ($ per E)
2000......................................  0.5311    0.4219    0.4722     0.4758    ($ per DM)
2000......................................  1.0388    0.8252    0.9236     0.9305    ($ per E)

     For additional information, see, Note 1(g) to the Notes to our consolidated financial statements -- "Summary of Significant Accounting
Policies -- Derivative Financial Instruments," and Note 19 to our consolidated financial statements "-- Financial Instruments."

     INTEREST RATE EXPOSURE

     We are exposed to changes in interest rates that affect our variable-rate based borrowings. We enter into debt obligations and into accounts receivable financings to support our general corporate purposes including capital expenditures and working capital needs.

     Our subsidiary, National Medical Care, has entered into U.S. dollar interest rate swap agreements with various commercial banks for notional amounts totaling $1,050 million as of March 31, 2001 and as of December 31, 2000. National Medical Care entered into all of these agreements for purposes other than trading.

     The U.S. dollar interest rate swaps effectively change National Medical Care's interest rate exposure on the majority of its variable-rate loans under our senior credit agreement ($733 million outstanding as of December 31, 2000), loans extended to us by Fresenius AG ($209 million outstanding as of December 31, 2000), and the drawdowns under our receivables financing facility (drawn as of December 31, 2000, $445 million) to an average fixed interest rate of 6.52%. Our accounts receivable financing facility has been reflected in our consolidated financial statements as a reduction to accounts receivable.

     The U.S. dollar interest rate swap agreements expire at various dates between November 29, 2003 and November 29, 2007. At December 31, 2000, the fair value of these agreements is $(24.62) million.

     The table below presents principal amounts and related weighted average interest rates by year of maturity for the various U.S. dollar interest rate swap agreements and for our significant fixed-rate long-term debt obligations.

                       U.S. DOLLAR INTEREST RATE EXPOSURE
                               DECEMBER 31, 2000
                           (U.S. DOLLARS IN MILLIONS)

                                                                                                              FAIR
                                                                                                             VALUE
                                                                                                            DEC. 31,
                                                   2001   2002   2003   2004   2005   THEREAFTER   TOTALS     2000
                                                   ----   ----   ----   ----   ----   ----------   ------   --------
PRINCIPAL PAYMENTS ON SENIOR CREDIT AGREEMENT...    150   150     433      0    0           0        733      733
  Variable interest rate = 7.63%
INTEREST RATE SWAP AGREEMENTS
  Notional amount...............................                  600    250              200      1,050
  Average fixed pay rate = 6.52%................                 6.58%  6.32%            6.61%                (25)
  Receive rate = 3-month $LIBOR
COMPANY OBLIGATED MANDATORILY
REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARIES
FRESENIUS MEDICAL CARE CAPITAL TRUSTS
  Fixed interest = 9.%..........................                                          360        360      346
  Fixed interest = 7.875%.......................                                          450        450      410
  Fixed interest rate = 7.375% (denominated in
    DM).........................................                                          143        143      143

     Our subsidiary FMC Japan has entered into a Yen interest rate swap agreement with a commercial bank for a notional amount of JPY 1,000 million as of December 31, 2000. This swap changes FMC Japan's interest rate exposure on its variable-rate bank loan (JPY 1,000 million outstanding as of December 31, 2000) to a fixed interest rate of 3.10%. The Yen interest rate swap agreement expires on March 13, 2009. At December 31, 2000, the fair value of this agreement is $(0.53) million. The terms of the Yen interest rate swap agreement, especially the notional amounts outstanding at any specific point of time, match the terms of the bank loan which has been borrowed from the same bank that is counterparty in the swap agreement. The bank borrowing and the notional amount of the swap agreement will always coincide until March 2009 when the bank debt is completely repaid and the swap expires.

                   SELECTED HISTORICAL FINANCIAL DATA OF FMCH

     The following table summarizes the consolidated financial information for FMCH's business as of and for the nine months ended September 30, 1996, the three month period ended December 31, 1996, the years 1997 through 2000 and as of and for the three-month periods ending March 31, 2001 and March 31, 2000. For each of the years, FMCH derived the selected financial information from its audited consolidated financial statements. You should read this information together with the consolidated financial statements of FMCH and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- FMCH." For each of the years 1996 through 2000, FMCH prepared its financial statements in accordance with US GAAP and KPMG LLP, independent accountants, audited the financial statements for each of the years in the five year period ended December 31, 2000.

     FMCH derived the selected consolidated financial data as of and for the three months ended March 31, 2001 and 2000 from its unaudited interim consolidated financial statements. FMCH's unaudited condensed consolidated financial statements have been prepared on a basis substantially consistent with its audited consolidated financial statements. In 1999, FMCH recorded a special charge of $601 million ($419 million net of tax) related to the Settlement. In 1998, FMCH discontinued its homecare and non-renal business, and restated fiscal years 1996 and 1997 to show the effects of the discontinuance of these businesses.

                                                                                                      SUCCESSOR      PREDECESSOR
                                              THREE MONTHS                                           THREE MONTHS    NINE MONTHS
                                                  ENDED                     SUCCESSOR                   ENDED           ENDED
                                                MARCH 31,            YEAR ENDED DECEMBER 31,         DECEMBER 31,   SEPTEMBER 30,
                                            -----------------   ----------------------------------   ------------   -------------
                                             2001      2000      2000     1999      1998     1997        1996           1996
                                            -------   -------   ------   ------    ------   ------   ------------   -------------
                                               (UNAUDITED)                  (AUDITED)                         (AUDITED)
                                                         (U.S. DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Continuing Operations
  Net sales...............................  $   805   $   745   $3,089   $2,815    $2,571   $2,166     $   505         $1,615
  Cost of Sales...........................      561       507    2,109    1,880     1,707    1,456         340            969
                                            -------   -------   ------   ------    ------   ------     -------         ------
  Gross Profit............................      244       238      980      935       864      710         165            646
  Selling, general and administrative and
    research and development..............      149       140      560      540       529      452         106            501
  Special charge for settlement of
    investigation and related costs(a)....                          --      601        --       --          --             --
                                            -------   -------   ------   ------    ------   ------     -------         ------
  Operating income (loss).................       95        98      420     (206)      335      258          59            145
    Interest expense (net)................       51        53      187      202       209      178          43             16
    Interest expense on settlement of
      investigation (net).................       --        --       30       --        --       --          --             --
                                            -------   -------   ------   ------    ------   ------     -------         ------
  Income (loss) from continuing operations
    before income taxes and cumulative
    effect of changes in accounting for
    start up costs........................       44        45      203     (408)      126       80          16            129
  Income tax (benefit) expense............       21        22       98      (81)       74       46          11             66
                                            -------   -------   ------   ------    ------   ------     -------         ------
  Income (loss) from continuing operations
    before cumulative effect of change in
    accounting for start up costs.........  $    23   $    23   $  105   $ (327)   $   52   $   34     $     5         $   63
                                            -------   -------   ------   ------    ------   ------     -------         ------
Discontinued Operations
  Loss from discontinued operations, net
    of income taxes.......................       --        --       --       --        (9)     (14)         (2)            --
  Loss on disposal of discontinued
    operations, net of income tax
    benefit...............................       --        --       --       --       (97)      --          --             --
                                            -------   -------   ------   ------    ------   ------     -------         ------
  Loss from discontinued operations.......       --        --       --       --      (106)     (14)         (2)            --
                                            -------   -------   ------   ------    ------   ------     -------         ------
Cumulative effect of change in accounting
  for start up costs, net of tax
  benefit.................................       --        --       --       --        (5)      --          --             --
                                            -------   -------   ------   ------    ------   ------     -------         ------
  Net income (loss).......................  $    23   $    23   $  105   $ (327)   $  (59)  $   20     $     3         $   63
                                            =======   =======   ======   ======    ======   ======     =======         ======
Net Income (loss) Per Common and Common
  Equivalent Share:
  Continuing Operations...................  $  0.26   $  0.26   $ 1.16   $(3.64)   $ 0.57   $ 0.37     $  0.06         $ 0.66
  Discontinued Operations.................       --        --       --       --     (1.18)   (0.15)      (0.02)            --
  Cumulative effect of accounting
    change................................       --        --       --       --     (0.05)      --          --             --
  Net Income..............................     0.26      0.26     1.16    (3.64)    (0.66)    0.22        0.04           0.66

                                                                                                      SUCCESSOR      PREDECESSOR
                                              THREE MONTHS                                           THREE MONTHS    NINE MONTHS
                                                  ENDED                     SUCCESSOR                   ENDED           ENDED
                                                MARCH 31,            YEAR ENDED DECEMBER 31,         DECEMBER 31,   SEPTEMBER 30,
                                            -----------------   ----------------------------------   ------------   -------------
                                             2001      2000      2000     1999      1998     1997        1996           1996
                                            -------   -------   ------   ------    ------   ------   ------------   -------------
                                               (UNAUDITED)                  (AUDITED)                         (AUDITED)
                                                         (U.S. DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
Weighted average number of shares of
  Common stock and common stock
  equivalents:
  Primary (000's).........................   90,000    90,000   90,000   90,000    90,000   90,000      90,000         95,188
OTHER DATA:
  EBITDA(b)...............................  $   152   $   153   $  643   $  613(a) $  551   $  457     $   108         $  238
  Net cash provided by operating (used in)
    activities............................       49        61      263      249       200      108         (25)           148
  Net cash used in investing activities...      (41)      (56)    (220)    (147)     (171)    (630)        (38)          (182)
  Net cash provided by financial
    activities............................       (8)       (2)     (23)     (96)      (37)    (533)       (115)           217
  Depreciation and amortization...........       56        55      223      218       216      200          49             93
  Capital expenditures....................       35        20      104       81        75      134          34             93
  Rental expenses (operating leases
    only).................................       46        37      157      132       104       82          20             67
  Ratio of fixed charges to earnings(c)...     0.6x      0.6x     0.6x       --      0.7x     0.7x        0.8x           0.2x
BALANCE SHEET DATA:
  Cash and cash equivalents...............  $    33   $    16   $   33   $   13    $    6   $   13     $    22         $  220
  Working capital.........................      (56)     (484)    (154)    (456)      294      394         282            506
  Total assets............................    4,604     4,169    4,553    4,645     4,613    4,771       4,370          4,051
  Total long term debt and capital lease
    obligations...........................      632       593      589      616     1,014    1,622       1,438          2,290
  Mandatorily redeemable preferred
    securities............................      301        --      305       --        --       --          --             --
  Total Liabilities.......................    2,582     2,974    2,522    3,023     2,664    2,785       2,828          2,855
  Stockholders' equity....................    1,721     1,645    1,726    1,622     1,949    1,987       1,764          1,196

---------------
(a) On January 18, 2000, FMCH, NMC and certain other affiliated companies executed definitive agreements with the U.S. government to effect the Settlement. Under the Settlement, FMCH made initial cash payments of approximately $286 million and entered into a note payable for the remainder of the payment obligations. You can find a more detailed discussion of the final terms of the Settlement in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fresenius Medical Care AG" and in Note 2 of the notes to Fresenius Medical Care's consolidated financial statements.

(b) As used above, EBITDA means earnings before interest, income taxes, depreciation and amortization, and, for 1999, the special charge for the Settlement. EBITDA for the nine months ended September 30, 1996 excludes allocations of expenses by W.R. Grace-Conn. to its healthcare business and the reduction of carrying amounts of assets to estimated fair values, and also excludes writedowns to foreign operations, additional provisions for doubtful accounts, and additional provisions for restructuring charges of approximately $43 million. We are not presenting EBITDA here as a measure of FMCH's operating results. Our management believes that presentation of EBITDA is helpful to investors as a measure of FMCH's ability to generate cash and to service debt. Management also believes that presentation of EBITDA is helpful to investors because EBITDA is used to determine compliance with some of the covenants in our senior credit agreement and the indentures relating to both our outstanding trust preferred securities and the trust preferred securities we are currently offering. However, you should not construe EBITDA as an alternative to net earnings determined in accordance with US GAAP or to cash flow from operations, investing activities or financing activities or as a measure of cash flows.

(c) In calculating the ratio of fixed charges to earnings, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, plus one-third of rental expense under operating leases, the portion which FMCH considers to be representative of an interest factor. Earnings were deficient in covering fixed charges by $408 million in 1999.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS -- FMCH

OVERVIEW

     FMCH is a subsidiary of Fresenius Medical Care AG and the holding company for its North American operations.

     FMCH is primarily engaged in (a) providing kidney dialysis services, clinical laboratory testing and renal diagnostic services and (b) manufacturing and distributing products and equipment for dialysis treatment. Throughout FMCH's history, a significant portion of its growth has resulted from the development of new dialysis centers and the acquisition of existing dialysis centers, as well as from the acquisition and development of complementary businesses in the health care field.

     FMCH derives a significant portion of its net revenues from Medicare, Medicaid and other government health care programs (approximately 55% in 2000). The reimbursement rates under these programs, including the Composite Rate, the reimbursement rate for EPO, and the reimbursement rate for other dialysis and non-dialysis related services and products, as well as other material aspects of these programs, have in the past and may in the future be changed as a result of deficit reduction and health care reform measures.

     FMCH also derives a significant portion of its net revenues from reimbursement by non-government payors. Historically, reimbursement rates paid by these payors generally have been higher than Medicare and other government program rates. However, non-government payors are imposing cost containment measures that are creating significant downward pressure on reimbursement levels that FMCH receives for its services and products.

SPECIAL CHARGE FOR THE SETTLEMENT AND RELATED COSTS

     On January 18, 2000, FMCH, NMC and certain affiliated companies executed definitive agreements with the United States government to settle (1) matters concerning violations of federal laws and (2) NMC's claims with respect to outstanding Medicare receivables for nutrition therapy. Under the settlement with the U.S. government, FMCH entered into a note payable for the settlement payment obligations to the U.S. government. Interest on installment payments to the U.S. government will accrue at 6.3% on $51.2 million of the obligation and at 7.5% annually on the balance, until paid in full.

     In February 2000, FMCH made initial payments to the government totaling $286.4 million. The remaining obligation is payable in six quarterly installments which began in April 2000 and will end in July 2001. The first four quarterly installments were in the amount of $35.4 million including interest at 7.5%. The first three of these four payments were made in April, July, and October 2000 to the U.S. government totaling $106.2 million including interest. The fourth installment was made in January 2001. Of the two installments of $27.8 million including interest at 6.3% the first payment was made in April and the next, and last, will be made in July 2001.

     In addition, FMCH received approximately $59.2 million from the U.S. government related to FMCH's claims for outstanding Medicare receivables. FMCH received $54 million in 2000 and a final payment of $5.2 million in February 2001.

RESULTS OF OPERATIONS

     The following table summarizes certain operating results of FMCH by principal business unit for the periods indicated. Intercompany eliminations primarily reflect sales of medical supplies by Dialysis products to Dialysis services.

                                                    THREE MONTHS
                                                  ENDED MARCH 31,      YEAR ENDED DECEMBER 31,
                                                  ----------------    --------------------------
                                                   2001      2000      2000      1999      1998
                                                  ------    ------    ------    ------    ------
                                                            (U.S. DOLLARS IN MILLIONS)
Net revenues
  Dialysis services.............................  $ 692     $ 630     $2,625    $2,339    $2,116
  Dialysis products.............................    179       175        717       707       662
  Intercompany eliminations.....................    (66)      (60)      (253)     (231)     (207)
                                                  -----     -----     ------    ------    ------
  Net revenues..................................  $ 805     $ 745     $3,089    $2,815    $2,571
                                                  =====     =====     ======    ======    ======
Operating earnings:
  Dialysis services.............................  $  99     $  99     $  403    $  386    $  344
  Dialysis products.............................     30        26        118       126       103
                                                  -----     -----     ------    ------    ------
Total operating earnings........................    129       125        521       512       447
                                                  -----     -----     ------    ------    ------
Other expenses:
  General corporate.............................  $  33     $  26     $   97    $  113    $  108
  Research and development......................      1         1          4         4         4
  Interest expense, net.........................     51        47        187       202       209
  Interest expense on the Settlement, net.......   (a)          6         30        --        --
  Special charge for the Settlement.............     --        --         --       601        --
                                                  -----     -----     ------    ------    ------
Total other expenses............................     85        80        318       920       321
                                                  -----     -----     ------    ------    ------
  Income (loss) before income taxes and
     cumulative effect on change in accounting
     for start up costs.........................     44        45        203      (408)      126
                                                  -----     -----     ------    ------    ------
Provisions for income taxes                          21        22         98       (81)       74
                                                  -----     -----     ------    ------    ------
  Income (loss) from continuing operations
     before cumulative effect of change in
     accounting for start up costs..............  $  23     $  23     $  105    $ (327)   $   52
                                                  -----     -----     ------    ------    ------
Discounted operations:
  Net revenues..................................  $  --     $  --     $   --    $   --    $  121
                                                  =====     =====     ======    ======    ======
  Loss before income taxes......................     --        --         --        --       (14)
  Benefit for income taxes......................     --        --         --        --        (5)
                                                  -----     -----     ------    ------    ------
  Loss from operations..........................     --        --         --        --        (9)
                                                  -----     -----     ------    ------    ------
  Loss on disposal before income taxes..........     --        --         --        --      (140)
                                                  -----     -----     ------    ------    ------
  Income tax benefit............................     --        --         --        --       (43)
                                                  -----     -----     ------    ------    ------
  Loss on disposal..............................     --        --         --        --       (97)
                                                  -----     -----     ------    ------    ------
Loss on discounted operations...................  $  --     $  --     $   --    $   --    $ (106)
                                                  =====     =====     ======    ======    ======
  Cumulative effect of change in accounting for
     start up costs, net of tax benefits........     --        --         --        --        (5)
                                                  -----     -----     ------    ------    ------
  Net income/(loss).............................  $  23     $  23     $  105    $ (327)   $  (59)
                                                  =====     =====     ======    ======    ======

---------------
(a) In 2001, FMCH discontinued separate reporting of Settlement interest because we will make the final payment on the Settlement note in July 2001.

  THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31,
2000

     Net revenues for the first three months of 2001 increased by 8% ($60 million) over the comparable period in 2000. Net earnings for the first three months of 2001 remained unchanged over the comparable period in 2000 as a result of increased operating earnings and decreased interest expense offset by increased general corporate expenses.

     DIALYSIS SERVICES

     Dialysis Services net revenues for the first three months of 2001 increased by 10% ($62 million) over the comparable period in 2000, primarily as a result of an 8% increase in the number of treatments provided, the impact of increased Medicare reimbursement rates, and increased laboratory testing revenues due to patient volume. The treatment increase was a result of base business growth and the impact of acquisitions in 2000. The laboratory testing revenues increased as a result of higher patient volume.

     Dialysis Services operating earnings for the first three months of 2001 remained unchanged over the comparable period of 2000 as the revenue increases were entirely offset by increased operating expenses primarily related to higher personnel costs, increases in the provision for doubtful accounts, and increases to other operating expenses.

     DIALYSIS PRODUCTS

     Dialysis Products net revenues for the first three months of 2001 increased by 2% ($4 million) over the comparable period of 2000. This is primarily due to increased sales of dialyzers and other hemo disposable products, partially offset by decreased sales of machines and peritoneal products.

     Dialysis Products operating earnings for the first three months of 2001 increased by 15% ($4 million) over the comparable period of 2000. This is a result of an improvement in gross margin and decreased freight and distribution expenses.

     OTHER EXPENSES

     FMCH's other expenses for the first three months of 2001 increased by 6% ($5 million) over the comparable period of 2000. General corporate expenses increased by $7 million due to a charge of approximately $9 million to fair value foreign exchange contracts, partially offset by reduced corporate spending. Interest expense was favorable by $2 million primarily due to the change in the mix of debt instruments during the first quarter 2001 versus the first quarter 2000.

     INCOME TAX RATE

     The effective tax rate from operations for the first three months of 2001 (47.9%) is lower than the rate for the comparable period of 2000 (48.7%), due to expected higher earnings in relation to the amount of non-deductible merger goodwill.

IMPACT OF INFLATION

     A substantial portion of FMCH's net revenue is subject to reimbursement rates which are regulated by the U.S. federal government and do not automatically adjust for inflation. Non-governmental payors also are exerting downward pressure on reimbursement levels. Increased operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in reimbursement rates, may adversely affect the FMCH's business and results of operations. Amgen Inc. has announced a 3.9% increase in its wholesaler acquisition price for Epogen effective May 9, 2001. FMCH's purchase contract with Amgen contains pricing protection such that its purchase price for EPO will be unaffected by such increase through December 31, 2001.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     FMCH is exposed to market risks due to changes in interest rates and foreign currency rates. FMCH uses derivative financial instruments, including interest rate swaps and foreign exchange contracts, as part of its market risk management strategy. These instruments are used as a means of hedging exposure to interest rate and foreign currency fluctuations in connection with debt obligations and purchase commitments. Periodically, FMCH enters into derivative instruments with related parties to form a natural hedge from currency exposures on intercompany obligations. These instruments are reflected in FMCH's balance sheet at fair value with changes in fair value recognized in earnings.

     Hedge accounting is applied if the derivative reduces the risk of the underlying hedged item and is designated at inception as a hedge. Additionally, changes in the value of the derivative must result in payoffs that are highly correlated to the changes in value of the hedged item. Derivatives are measured for effectiveness both at inception and on an ongoing basis.

     FMCH enters into foreign exchange contracts that are designated as, and effective as, hedges for the Euro denominated mandatorily redeemable preferred stock and for forecasted purchases of raw materials. Also, since FMCH carries a substantial amount of floating rate debt, FMCH uses interest rate swaps to synthetically change certain variable-rate debt obligations to fixed-rate obligations, as well as options to mitigate the impact of interest rate fluctuations.

     FMCH defers gains and losses on foreign exchange contracts accounted for as cash flow hedges in comprehensive income. FMCH recognizes deferred gains and losses as adjustments to cost of sales when it recognizes the future sales. FMCH records interest rate swap payments and receipts as part of interest expense. FMCH reclasses gains and losses from interest rate swaps are deferred in other comprehensive income into interest expense over the period during which it recognizes the hedged variable interest rate payments. FMCH recognizes cash flows from derivatives in the consolidated statement of cash flows in the same category as the item being hedged.

     At March 31, 2001, the fair value of FMCH's interest rate agreements, which consisted entirely of interest rate swaps, is approximately ($47 million) and the fair value of FMCH's foreign exchange contracts, which consisted entirely of forward agreements, is valued at approximately $10.6 million. FMCH had outstanding contracts covering the purchase of 488 million euros at an average contract price of $0.9114 per euro, for delivery between April 2001 and November 2003.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Net revenues from continuing operations for 2000 increased by 10% ($274 million) over 1999. Income from continuing operations increased by $432 million over 1999 as a result of increased operating earnings ($9 million), reduced corporate expense ($4 million), and no comparable 2000 expense relating to the special charge for settlement of investigation and related costs ($419 million, after income taxes) recorded in 1999, partially offset by increased interest expense. Excluding the effect of the special charge for settlement of the U.S. government investigation and related costs, net income from operations increased by 14% over 1999.

     DIALYSIS SERVICES

     Dialysis Services net revenues for 2000 increased by 12% ($286 million) over 1999, primarily as a result of a 9% increase in the number of treatments provided, the impact of increased Medicare reimbursement rates, improved anemia management (higher EPO utilization), consolidation of joint ventures, higher revenues in other pharmaceuticals and increased laboratory testing revenues. The treatment increase was a result of base business growth and the impact of 1999 and 2000 acquisitions. The laboratory testing revenues increased as a result of higher patient volume.

     Dialysis Services operating earnings for 2000 increased by 4% ($17 million) over 1999 primarily due to increases in treatment volume, the impact of increased Medicare reimbursement rates, higher earnings in other pharmaceuticals, and increased earnings from laboratory testing. These increases were partially
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offset by higher personnel costs, increased costs of EPO, higher provisions for doubtful accounts, and higher equipment lease expenses.

     DIALYSIS PRODUCTS

     Dialysis Products net revenues for 2000 increased by 1% ($10 million) over the comparable period of 1999. This is primarily due to increased sales of hemodialysis products including machines and disposables, partially offset by decreased sales of peritoneal products.

     Dialysis Products operating earnings for 2000 decreased by 6% ($8 million) over the comparable period of 1999. This is a result of higher sales and marketing costs and freight and distribution expenses as well as an increased provision for doubtful accounts, partially offset by improvements in gross margin.

SPECIAL CHARGE FOR THE SETTLEMENT AND RELATED COSTS

     On January 18, 2000, FMCH, NMC and certain affiliated companies executed definitive agreements with the U.S. government to settle (1) matters concerning violations of federal laws and (2) NMC's claims with respect to outstanding Medicare receivables for nutrition therapy.

     As a result of the settlement, FMCH recorded, a special pre-tax charge of $601 million ($419 million net of income taxes) in 1999 which included (1) a charge of approximately $486 million for settlement payment obligations to the government; (2) a reserve of approximately $94 million for the resolution of the FMCH's IDPN accounts receivable; and (3) a reserve for other related costs of $21 million. The Settlement payment obligations to the U.S. government and the amounts due to FMCH for outstanding Medicare receivables have been classified in the balance sheet at their expected settlement date.

OTHER EXPENSES

     FMCH's other expenses for 2000 decreased by 1% ($1 million) over the comparable period of 1999 excluding the special charge for the Settlement. General corporate expenses decreased by $16 million and operating interest expense decreased by $15 million primarily due to the change in the mix of debt instruments. The decreases in general corporate and operating interest expenses for 2000 were offset by $30 million of increased interest expense related to the Settlement in January 2000.

INCOME TAXES

     FMCH has recorded an income tax provision of $98 million for 2000 as compared to an income tax benefit of $81 million for 1999. The income tax provision in 2000 is higher than the statutory tax rate primarily due to the non-deductible merger goodwill. The income tax benefit in 1999 is lower than the statutory tax rate primarily due to the tax effect of the special charge for the Settlement and related costs, partially offset by non-deductible merger goodwill.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO DECEMBER 31, 1998

     Net revenues from continuing operations for 1999 increased by 10% ($244 million) over 1998. Income from continuing operations for 1999 decreased ($379 million) over 1998 as a result of increased expense relating to the special charge for the Settlement and related costs ($419 million, after income taxes), and increases to general corporate expenses, partially offset by increased operating earnings and reduced interest expense. Excluding the effect of the special charge for Settlement and related costs recorded in 1999, net income from operations increased by 78%.

     DIALYSIS SERVICES

     Dialysis Services net revenues for 1999 increased by 11% ($223 million) over 1998, primarily as a result of an 8% increase in the number of treatments provided, the beneficial impact of the extension of the Medicare Secondary Payor
(MSP) provision, higher EPO utilization relative to the comparable 1998 period, partially offset by decreased laboratory testing revenues. The increase in the number of treatments
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was a result of base business growth and the impact of 1998 and 1999 acquisitions. The laboratory testing revenue decrease was primarily due to lower testing volume as competitors continue to consolidate lab activity.

     Dialysis Services operating earnings for 1999 increased by 12% ($42 million) over the comparable period of 1998 primarily due to the increase in treatment volume, the beneficial impact of the extension of the MSP provision and higher EPO utilization, and the decrease in the provision for doubtful accounts, partially offset by decreased operating earnings in laboratory testing. The provision for doubtful accounts decreased due to revisions of estimates for bad debt cost report recoveries. These recoveries include the result of FMCH's successful challenge of the Medicare regulation which capped reimbursement for the bad debts incurred by dialysis facilities in those years. Accordingly, FMCH has revised its estimate of recoveries for the previously disallowed bad debt expense associated with this regulation during the year.

     DIALYSIS PRODUCTS

     Dialysis Products net revenues for 1999 increased by 7% ($45 million) over the comparable period of 1998. This is due to increased sales of hemo products, including machines and disposables, partially offset by decrease sales of peritoneal products.

     Dialysis Products operating earnings for 1999 increased by 22% ($23 million) over 1998. This is primarily due to revenue growth and improvements in gross margin resulting from manufacturing efficiencies from increased production volume, partially offset by increased freight and distribution costs.

SPECIAL CHARGE FOR THE SETTLEMENT AND RELATED COSTS

     On January 18, 2000, FMCH, NMC and certain affiliated companies executed definitive agreements with the U.S. government to settle (1) the matters covered in the U.S. government investigation and (2) NMC's claims with respect outstanding Medicare receivables for nutrition therapy.

     As a result of the Settlement, FMCH recorded a special pre-tax charge of $601 million ($419 million after tax) in 1999 which included (1) a charge of $486 million for settlement payment obligations to the U.S. government, (2) a reserve of approximately $94 million for resolution of the FMCH's IDPN accounts receivable, and (3) a reserve for other related costs of $21 million. The settlement payment obligations to the U.S. government and the amounts due to FMCH for the outstanding Medicare receivables have been classified in the balance sheet at their expected settlement dates. See Note 16 to the notes to the Financial Statements of Fresenius Medical Care Holdings,
Inc. -- "Commitments and Contingencies -- Legal Proceedings."

OTHER EXPENSES

     Excluding the effect of the special charge for the Settlement, FMCH's other expenses for 1999 decreased by 1% ($2 million) over the comparable period of 1998. General corporate expenses increased by $5 million due to increases in casualty and insurance expenses. Interest expense decreased by $7 million primarily due to the reduction of FMCH's funded debt.

INCOME TAXES

     FMCH has recorded an income tax benefit of $81 million for 1999 as compared to an income tax provision of $74 million in 1998. The income tax benefit in 1999 is lower than the statutory tax rate primarily due to the tax effect of the special charge for the Settlement and related costs. The provision for income taxes in 1998 is higher than the statutory tax rate primarily due to the non-deductible merger goodwill.

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LIQUIDITY AND CAPITAL RESOURCES

  THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31,
2000

     FMCH's cash requirements in 2001, and 2000, including acquisitions and capital expenditures have historically been funded by cash generated from operations, additional net intercompany borrowings and net increases in the receivable financing facility.

     Cash from operations decreased by $12 million from $61 million for the three months ended March 31, 2000 to $49 million for the three months ended March 31, 2001. This decrease is primarily related to decreases in deferred income taxes partially offset by increases in non-cash expenses and net increases in operating assets and liabilities of $3 million.

     The movement in operating assets and liabilities includes the collection of $5 million related to IDPN receivables. Increases in accounts receivable of $50 million in the three-month period 2001 are primarily due to the impact of acquisitions in 2001 and 2000, as well as slower payment patterns from third parties, specifically non governmental payors. Increases in accounts payable are primarily due to the timing of disbursements. Cash on hand was $33 million at March 31, 2001 and December 31, 2000.

     Net cash flows used in investing activities of operations totaled $41 million in 2001 compared to $56 million in 2000. FMCH funded its acquisitions and capital expenditures primarily through cash flows from operations and intercompany borrowings. FMCH's acquisitions totaled $5 million and $36 million in 2001 and 2000, respectively, net of cash acquired. FMCH made capital expenditures of $35 million and $20 million for internal expansion, improvements, new furnishings and equipment in 2001 and 2000, respectively.

     Net cash flows used in financing activities of operations totaled $8 million in 2001 compared to $2 million in 2000. During the first three months of 2001, FMCH made payments to the U.S. government totaling $35 million for the Settlement. In addition, debt and capital lease obligations increased by $43 million, primarily due to an increase on the FMCH's credit facility of $43 million.

     FMCH believes that it will have sufficient cash flows from continued operations and borrowing capacity under its revolving credit facility to make the payments required by the Settlement. FMCH also believes that following such payments, it will have sufficient funds available for both its day to day operations and its anticipated growth.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     FMCH's cash requirements in 2000 and 1999, including acquisitions and capital expenditures, have been funded by cash generated from operations, additional intercompany borrowings, and an increase in the receivable financing facility.

     Cash from operations has improved by $14 million from $249 million in 1999 to $263 million in 2000. This improvement was primarily related to an increase in earnings and the addback of non-cash expenses of $122 million offset by net decreases in operating assets and liabilities of $108 million. These changes have been adjusted to exclude the special charge for the Settlement in 1999.

     The movement in operating assets and liabilities included the collection of $54 million related to IDPN receivables; increases in accounts receivable primarily due to increases in days sales outstanding resulting from slower payment patterns from third parties, specifically from non-governmental payors as well as the impact of new acquisitions; decreases in accounts payable due primarily to timing of disbursements; decreases in accrued liabilities primarily due to timing for physician compensation payments, unreconciled payments and compliance and legal costs. Cash on hand was $33 million at December 31, 2000 compared to $13 million at December 31, 1999.

     Under the Settlement, FMCH is required to make net settlement payments totaling approximately $427 million, of which $14 million had previously been paid prior to 2000. This amount is net of approximately $59.2 million of reimbursement for Medicare receivables from the U.S. government. During

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2000, FMCH made payments to the U.S. government totaling $387 million and received $54 million from the U.S. government.

     Under the definitive agreements with the U.S. government, FMCH entered into a note payable for the settlement payment obligations to the U.S. government. Interest on installment payments to the U.S. government accrues at 6.3% on $51.2 million of the obligation and at 7.5% annually on the balance, until paid in full.

     Under the terms of the note payable, the remaining obligation is payable in six quarterly installments which began April 2000 and will end July 2001. The first three of these quarterly installments of $35.4 million including interest of 7.5% were made in April, July, and October 2000. The fourth quarterly installment was made in the amount of $35.4 million including interest at 7.5% in January 2001. The remaining two installments of $27.8 million including interest at 6.3% will be made in April and July 2001, respectively. The U.S. government has remitted the balance of FMCH's outstanding Medicare receivables in four quarterly payments of $5.2 million plus interest at 7.5%. The first three quarterly payments from the U.S. government were received in May, August, and October 2000. The final payment was received in February 2001.

     Net cash flows used in investing activities of operations during 2000 totaled $220 million compared to $146 million in 1999. FMCH funded its acquisitions and capital expenditures primarily through cash flows from operations and intercompany borrowings. Acquisitions totaled $116 million and $65 million in 2000 and 1999, respectively, net of cash acquired. Capital expenditures of $104 million and $81 million were made for internal expansion, improvements, new furnishings and equipment in 2000 and 1999, respectively.

     Net cash flows used in financing activities of operations during 2000 totaled $23 million as compared to net cash flows used of $96 million in 1999. During 2000, FMCH made payments to the government of $387 million for the settlement of the U.S. government investigation. In addition, debt and capital lease obligations were paid down by $18 million and repayments of $33 million were made on intercompany borrowings. Proceeds from financing activities in 2000 included $306 million for the issuance of mandatorily redeemable preferred stock to an affiliated company and increased borrowings under a receivable financing facility by $110 million. At December 31, 2000 FMCH had additional borrowing capacity of approximately $698 million under its credit facility and $55 million under its receivable financing facility.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Net cash flows provided by operating activities of continued operations totaled $253 million in 1999 compared to $212 million in 1998. Cash on hand was $13 million at December 31, 1999 compared to $7 million at December 31, 1998.

     On January 18, 2000, FMCH reached a final settlement agreement with respect to the U.S. government investigation. The Settlement requires net settlement payments totaling approximately $427 million, of which $14 million had previously been paid. FMCH paid another $286 million after court approval of the Settlement and will pay an additional $186 million over the next 18 months. As part of the Settlement, FMCH will receive $59 million over the next 18 months from the U.S. government against receivable claims of $153 million for intradialytic parenteral nutrition therapy rendered on or before December 31, 1999. FMCH has amended the letter of credit that was given to the U.S. government in 1996 from $150 million to $190 million, the balance of which will be reduced over a period of time as we make installment payments to the U.S. government.

     The net cash obligations of FMCH, related to the special charge are anticipated to approximate $266 million. This amount reflects the special charge of $601 million reduced for the resolution of FMCH's intradialytic parenteral nutrition receivable claims of approximately $153 million, and the estimated cash savings for the tax effect of the special charge of $182 million. The cash savings of the tax benefit are expected to be realized over time in relation to the cash outflows of the Settlement and expenditures for other related costs.

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     In December 1999, FMCH and the lenders under the senior credit facility, amended certain covenants in the senior credit facility to accommodate its obligations under the Settlement agreements and to enable it to continue in compliance with the financial covenants upon consummation of the Settlement.

     Net cash flows used in investing activities of continued operations totaled $147 million in 1999 compared to $162 million in 1998. FMCH funded its acquisitions and capital expenditures primarily through cash flows from operations. Acquisitions totaled $65 million and $170 million in 1999 and 1998, respectively, net of cash acquired. Capital expenditures of $81 million and $75 million were made for internal expansion, improvements, new furnishings and equipment in 1999 and 1998, respectively. FMCH intends to continue to enhance its presence in the U.S. by focusing its expansion on the acquisition of individual or small groups of clinics, expansion of existing clinics, and opening of new clinics.

     Net cash flows used in financing activities of continued operations totaled $96 million in 1999 compared to $35 million in 1998. Due to the improvement in cash flow from operations, FMCH was able to reduce its total borrowings in 1999 by approximately $97 million. In 1998, FMCH funded its acquisitions and capital expenditures primarily through proceeds from external short and long-term debt, proceeds from a receivable financing facility, and proceeds from the sale of the Non-Renal Diagnostics and Homecare divisions. Additionally in 1998, acquisitions were also funded through the issuance of investment securities by Fresenius Medical Care Finance, S.a.r.l. Luxembourg, a Luxembourg subsidiary of ours. In exchange for such financing, an intercompany account was established between FMCH and the Luxembourg subsidiary with payables due to Fresenius Medical Care Finance, S.a.r.l. Luxembourg of $42 million at December 31, 1998.

CONTINGENCIES

     FMCH is a plaintiff in litigation against the federal government with respect to the implementation of OBRA 93 and is a defendant in significant litigation as described in "Business -- Legal Proceedings." An adverse outcome in any of these matters, could have a material adverse effect on FMCH's business, financial condition and results of operations. Because of the significant complexities and uncertainties associated with these proceedings, neither an estimate of the possible loss or range of loss that FMCH may incur in respect of such matters nor a reserve based on any such estimate can be reasonably made. See -- Note 16 to the notes to the consolidated financial statements -- FMCH, "Commitments and Contingencies."

     FMCH believes that its existing credit facilities, cash generated from operations and other current sources of financing are sufficient to meet its foreseeable needs. If cash flows from operations or availability under existing banking arrangements fall below expectations, FMCH may be required to consider other alternatives to maintain sufficient liquidity. There can be no assurance that FMCH will be able to do so on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- FMCH -- Liquidity and Capital Resources."

DIVESTITURES

     FMCH sold its Non Renal Diagnostic Services and Homecare divisions on June 26, 1998 and July 29, 1998, respectively. The combined proceeds of these sales were approximately $100 million in cash and notes.

INFLATION

     A substantial portion of FMCH's net revenue is subject to reimbursement rates which are regulated by the U.S. government and do not automatically adjust for inflation. Non-governmental payers are also exerting downward pressure on reimbursement levels. Increased operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in reimbursement rates, may adversely affect FMCH's business and results of operations.

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RECENTLY ISSUED ACCOUNTING STANDARDS

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, which replaces SFAS No. 125. SFAS No. 140 provides the accounting and reporting standards for securitizations and other transfers of financial assets and collateral. These standards are based on consistent application of a financial-components approach that focuses on control. This Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers after March 31, 2001 and is effective for disclosures about securitizations and collateral for fiscal years ending after December 15, 2000. There is no impact to FMCH for the adoption of SFAS No. 140.

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                                    BUSINESS

     We are the world's largest kidney dialysis company engaged in both providing dialysis care and manufacturing dialysis products, based on publicly reported revenues and patients treated. We provide dialysis treatment to over 98,600 patients at our approximately 1,350 clinics located in 18 countries. In the United States, we also provide inpatient dialysis services, therapeutic apheresis, hemoperfusion and other services under contract to hospitals. We also develop and manufacture a complete range of equipment, systems and disposable products, which we sell to customers in over 100 countries. We are able to use the information we gain when treating patients in developing new and improved products. We believe that our size, our activities in both dialysis care and dialysis products and our concentration in specific geographic areas allow us to operate more cost-effectively than many of our competitors. For the year ended December 31, 2000, we had revenues of $4.2 billion and EBITDA of $913.7 million. We derived 73% of our revenues in 2000 from our North America operations and 27% from our International operations.

RENAL INDUSTRY OVERVIEW

  END-STAGE RENAL DISEASE

     End-stage renal disease, or ESRD, is the stage of advanced chronic kidney disease that is characterized by the irreversible loss of kidney function and requires routine dialysis treatment or kidney transplantation to sustain life. A normally functioning human kidney removes waste products and excess water from the blood that prevents toxin buildup, water overload and the eventual poisoning of the body. A number of conditions -- diabetes, hypertension, glomerulonephritis and inherited diseases -- can cause chronic kidney disease. Nearly 60% of all people with ESRD acquire the disease as a complication of one or more of these primary conditions.

     There are currently only two methods for treating ESRD: dialysis and kidney transplantation. Scarcity of compatible kidneys limits transplants. According to data published by the Centers for Medicare and Medicaid Services, or "CMS," (formerly known as the Health Care Financing Administration) of the U.S. Department of Health and Human Services, approximately 13,500 patients, or 4% of the ESRD patient population, received kidney transplants in the United States during 1999. Transplantation rates vary from country to country in Europe. According to the European Dialysis and Transplantation Association Registry Report for 1996, 2% of new ESRD patients age 15 or over received transplants as the first mode of treatment in Europe in 1995. Therefore, most patients suffering from ESRD must rely on dialysis, which is the removal of toxic waste products and excess fluids from the body by artificial means. There are two major dialysis methods commonly used today, hemodialysis and peritoneal dialysis. These are described below under "Treatment Options for ESRD." Generally, an ESRD patient's physician, in consultation with the patient, chooses the patient treatment method, which is based on the patient's medical conditions and needs.

     Based on the most recent data published by the CMS, the number of patients in the United States who received dialysis for chronic ESRD grew from approximately 66,000 in 1982 to approximately 259,500 at December 31, 1999, or a compound annual rate of 8.4%. We believe that, over the next five to ten years, the number of patients suffering from ESRD in the United States will continue to grow at approximately the same rate. The United States Renal Data System projections to 2010 suggest that the number of both dialysis and transplant patients will reach levels double those in 1997. According to data from the CMS, the European Dialysis and Transplantation Association and our own internal survey, the number of non-U.S. chronic dialysis patients is growing at estimated annual rates of 7% for patients receiving hemodialysis and 8% for patients receiving peritoneal dialysis. At the end of 1998, an estimated 920,000 patients were undergoing dialysis treatment. According to our own market surveys, Japan is the second largest dialysis market in the world with approximately 188,000 dialysis patients. In the rest of the world, we estimate that at the end of 1998 there were approximately 225,000 dialysis patients in Europe,

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more than 100,000 patients in Asia (excluding Japan) and around 90,000 patients in Latin America. We believe that the continuing growth in the number of dialysis patients is principally attributable to:

     - increased general life expectancy and the overall aging of the general U.S. and European populations;

     - shortage of donor organs for kidney transplants;

     - improved dialysis technology that has expanded the patient population able to undergo life-prolonging dialysis;

     - generally stable or increased reimbursements for treatments in many countries; and

     - better treatment and survival of patients with hypertension, diabetes and other illnesses that lead to ESRD.

  TREATMENT OPTIONS FOR ESRD

     Hemodialysis. Hemodialysis removes toxins and excess fluids from the blood outside the patient's body. In hemodialysis, the blood flows outside the body by means of plastic tubes known as bloodlines into a specially designed filter, called a dialyzer. The dialyzer functions as an artificial kidney by separating waste products and excess water from the blood by diffusion and ultrafiltration. Dialysis solution flowing through the dialyzer carries away the waste products and excess water, and the cleansed blood is returned to the patient. A hemodialysis machine controls the movement of the blood and dialysis solution. The machine pumps blood, adds anti-coagulants, regulates the purification process and controls the mixing of dialysis solution and the rate of its flow through the system. This machine may also monitor and record the patient's vital signs.

     In addition to standard hemodialysis, hemofiltration is a treatment method which cleanses an ESRD patient's blood without using dialysis solution. Blood passes through a semipermeable membrane, which filters out solute particles. Hemodialfiltration combines the advantages of hemofiltration and hemodialysis, and provides high elimination rates for small and large molecular weight substances.

     Hemodialysis patients generally receive treatment three times per week, typically for two and one-half to four hours or longer per treatment. The majority of hemodialysis patients receive treatment at outpatient dialysis clinics, such as ours, where hemodialysis treatments are performed with the assistance of a nurse or dialysis technician under the general supervision of a physician. Hemodialysis is the only form of treatment, other than transplantation, currently available to patients who have very low residual or nonexistent renal function and whose blood is inadequately cleansed using peritoneal dialysis.

     According to data from the CMS, as of December 31, 1999, there were approximately 3,740 Medicare-certified ESRD treatment clinics in the United States. Ownership of these clinics is fragmented. We estimate that currently, the ten largest multi-facility dialysis providers, including ourselves, treat approximately 68% of patients. We estimate that there are approximately 4,200 dialysis clinics in Europe, of which 60% are government-owned, 30% are privately owned, and 10% are operated by health care organizations. In Latin America, privately owned clinics predominate, comprising over 60% of all clinics providing dialysis care.

     According to the CMS, as of December 31, 1999, hemodialysis patients represented 88% of all dialysis patients in the United States. Our studies suggest that hemodialysis patients comprise 95% of the ESRD patient population in Japan, 89% in Europe and 83% in the rest of the world.

     Peritoneal Dialysis. Peritoneal dialysis removes toxins from the blood using the peritoneum, the membrane lining covering the internal organs located in the abdominal area. Peritoneal dialysis patients administer their own treatments in their own homes and workplaces, either by a treatment known as continuous ambulatory peritoneal dialysis or CAPD, or by a treatment we introduced in 1980 known as continuous cycling peritoneal dialysis or CCPD. In both of these treatments, a surgically implanted catheter provides access to the peritoneal cavity. Using this catheter, the patient introduces a sterile

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dialysis solution from a solution bag through a tube into the peritoneal cavity and the peritoneum operates as the filtering membrane. A typical CAPD peritoneal dialysis program involves the introduction and disposal of dialysis solution four times a day. With CCPD a machine "cycles" solution to and from the patient's peritoneal cavity while the patient sleeps.

     In both CAPD and CCPD the patient undergoes dialysis daily, and typically does not experience the buildup of toxins and fluids which hemodialysis patients experience on the days they are not treated. In addition, because the patient need not make frequent visits to a hemodialysis clinic, and can administer the solution exchanges at convenient, although more frequent, times, a patient on peritoneal dialysis may experience much less disruption to his or her life than a patient on hemodialysis. Some aspects of peritoneal dialysis, however, limit its use as a long-term therapy for some patients. First, some patients cannot make the required sterile connections of the peritoneal dialysis tubing to the catheter, leading to excessive episodes of peritonitis. Peritonitis is a bacterial infection of the peritoneum which can result in serious adverse health consequences, including death. Second, treatment by current forms of peritoneal dialysis may not be as effective as hemodialysis in removing wastes and fluids.

OUR STRATEGY

     Our objective is to focus on generating revenue growth that exceeds market growth of the dialysis industry, measured by growth in the patient population, while maintaining our leading position in the market and increasing earnings at a faster pace than revenue growth. Our dialysis services and product sales businesses have grown faster than the market in terms of revenues over the past five years, and we believe that we are well positioned to meet our objectives by focusing on the following strategies:

     - Continue to Provide High Standards of Patient Care. We believe that our reputation for providing the highest standards of patient care is a competitive advantage. We believe that our proprietary Patient Statistical Profile database, which contains clinical and demographic data on approximately 73,400 U.S. dialysis patients, is the most comprehensive body of information about dialysis patients in the world. In 1998, we began developing our European clinical database to develop a comparable body of data from our European dialysis clinics. We believe that these databases provide a unique advantage in improving dialysis therapy and treatment outcomes, improving the quality and effectiveness of dialysis products and reducing mortality rates. By improving dialysis outcomes and overall ESRD patient care, we also may be able to contain hospitalization and other costs of ESRD treatment.

     - Expand Presence in Attractive Growth Markets Worldwide. We intend to continue to take advantage of the reputation and market recognition that our global product business has created by acquiring and establishing new dialysis clinics within attractive international markets. We believe that we will obtain an increasing percentage of our dialysis care growth from worldwide markets. We believe that increases in per capita income in developing countries will make general health care benefits, which may include payment for dialysis treatment, more widely available and present significant opportunities. During 2000, we acquired 99 clinics and opened 17 new clinics outside the United States. In the first quarter of 2001, we acquired 62 clinics, opened 22 new clinics and closed 3 clinics. By December 31, 2000, we treated approximately 24,000 patients outside the United States, an increase of approximately 34% over the figure at December 31, 1999. By March 31, 2001, our patients outside the U.S. increased to 24,400. To take advantage of the growing trend towards consolidation outside of the U.S., we envision making additional acquisitions in selected international markets. Consistent with this strategy, on June 19, 2000, we acquired substantially all of the international and non-continental U.S. operations of Total Renal Care Holdings, Inc. (now called DaVita), consisting of 87 dialysis clinics treating approximately 5,100 patients in Argentina, Italy, the United Kingdom, Puerto Rico and Hawaii. We are currently managing the Puerto Rico operations of Total Renal Care Holdings, Inc. Completion of our acquisition of the Puerto Rico operations is subject to governmental approvals and third-party consents. Furthermore, on January 5, 2001, we acquired Everest which owns, operates or manages approximately 70 clinic facilities providing therapy to approximately 6,800 patients in the eastern and central United States.
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       Everest also conducts extracorporeal blood services and acute dialysis businesses which provide acute dialysis, apheresis and hemoperfusion services to approximately 100 hospitals in the United States. We also expect to continue to enhance our presence in the United States by acquiring individual or small groups of dialysis clinics in selected markets, expanding existing clinics, and opening new clinics, although we will consider larger acquisitions in the United States if suitable opportunities, such as Everest, become available to us.

     - Increase Our Spectrum of Dialysis Services. One of our objectives is to continue to expand our role within the broad spectrum of services for dialysis patients. We have begun to implement this strategy by providing expanded and enhanced patient services, including laboratory and diagnostic services, to both our own clinics and those of third parties. We estimate that our Spectra Renal Management division provides laboratory services for 40% of the dialysis patients in the United States. We have developed disease state management methodologies, which involve total patient care for ESRD patients, that we believe are attractive to managed care payors. As part of our plans to develop disease state management, we have formed Optimal Renal Care, LLC, a joint venture with Southern California Permanente Medical Group, a subsidiary of Kaiser Permanente, Inc. which has the largest dialysis patient population of any managed care organization, and we have formed Renaissance Health Care as a joint venture with participating nephrologists.

     - Offer Complete Dialysis Product Lines with Recurring Disposable Products Revenue Streams. We offer broad and competitive hemodialysis and peritoneal dialysis product lines. These product lines enjoy broad market acceptance and enable us to serve as our customers' single source for all of their dialysis machines, systems and disposable products. During the year ended December 31, 2000, we obtained approximately 18% of our product revenue from machine sales and 82% from sales of disposable products. These disposable products provide us with a continuing source of revenue from our installed base of dialysis equipment.

     - Extend Our Position as an Innovator in Product and Process
       Technology. We are committed to technological leadership in both hemodialysis and peritoneal dialysis products. We have an approximately 220 member research and development team that focuses on developing dialysis systems that are safer, more effective and easier to use and that can be easily customized to meet the differing needs of customers around the world. We believe that our extensive expertise in patient treatment and clinical data will further enhance our ability to develop more effective products and treatment methodologies. Our ability to manufacture dialysis products on a cost-effective and competitive basis results in large part from our process technologies. Over the past several years, we have reduced manufacturing costs per unit through development of proprietary manufacturing technologies that have streamlined and automated our production processes. We intend to further improve our proprietary, highly automated manufacturing systems to continue to reduce product manufacturing costs, concurrently achieving a high level of quality control and reliability.

DIALYSIS CARE

  DIALYSIS SERVICES

     We provide dialysis treatment and related laboratory and diagnostic services at our 1,350 outpatient dialysis clinics, 1,000 of which are in the United States and 350 of which are in 17 countries outside of the United States. Our operations outside North America generated 11% of our 2000 dialysis care revenue. We currently operate dialysis clinics in Argentina, Australia, Brazil, China, Colombia, Czech Republic, France, Germany, Hungary, Italy, Korea, Portugal, Spain, Taiwan, Turkey, United Kingdom and Venezuela. Our dialysis clinics are generally concentrated in areas of high population density. In 2000, we acquired 133 existing clinics, opened 67 new clinics and closed or sold 20 clinics. The number of patients we treat at our clinics increased by about 15%, from approximately 80,000 at December 31, 1999 to approximately 91,900 at December 31, 2000 and further increased to approximately 98,600 at March 31, 2001.

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     With our large patient population, we have developed proprietary patient statistical databases which enable us to improve dialysis treatment outcomes, and improve the quality and effectiveness of dialysis products, resulting in reduced mortality rates. In addition to our patient databases, we believe that local physicians, hospitals and managed care plans refer their ESRD patients to our clinics for treatment due to:

     - our reputation for quality patient care and treatment;

     - our extensive network of dialysis clinics, which enables physicians to refer their patients to conveniently located clinics; and

     - our reputation for technologically advanced products for dialysis treatment.

     We treat approximately 26% of the dialysis patients in the United States and, based on publicly available reports, we believe our next largest competitor treats approximately 15% of U.S. dialysis patients. For the three-months ended March 31, 2001, dialysis services accounted for 73% of our total revenue.

     At our clinics, we provide hemodialysis treatments at individual stations through the use of dialysis machines. A nurse or dialysis technician attaches the necessary tubing to the patient and monitors the dialysis equipment and the patient's vital signs. The capacity of a clinic is a function of the number of stations and such factors as the type of treatment, patient requirements, length of time per treatment, and local operating practices and ordinances regulating hours of operation. Most of our clinics operate two or three patient shifts per day.

     Each of our dialysis clinics is under the general supervision of a Medical Director and, in some cases, one or more associate Medical Directors, all of whom are physicians. See "-- Patient, Physician and Other Relationships." Each dialysis clinic also has an administrator who supervises the day-to-day operations of the facility and the staff. The staff typically consists of registered nurses, licensed practical nurses, patient care technicians, a social worker, a registered dietician, a unit clerk and biomedical technicians.

     As part of the dialysis therapy, we provide a variety of services to ESRD patients in the United States at our dialysis clinics. These services include administering EPO, a bioengineered protein that stimulates the production of red blood cells. EPO is used to treat anemia, a medical complication that ESRD patients frequently experience, and we administer EPO to most of our patients. Revenues from EPO accounted for approximately 28% of dialysis care revenue in our North America segment for the twelve months ended December 31, 2000. We receive a substantial majority of this revenue as reimbursements through the Medicare and Medicaid programs. Amgen Inc., is the sole manufacturer of EPO in North America, and any interruption of supply could materially adversely affect our business, financial condition and results of operations. Our current contract with Amgen covers the period from January 2001 to December 2001 with price guarantees and volume and outcome based discounts. Amgen has announced a 3.9% increase in its wholesaler acquisition price for EPO effective May 9, 2001. Because our purchase contract with Amgen contains pricing protection through December 31, 2001, our purchase price for EPO will be unaffected by the increase through that date.

     We provide other services to ESRD patients in the United States including:

     - administering vitamin D, iron, hepatitis vaccine and blood transfusions;

     - providing intradyalitic parenteral nutrition, in which nutrients are added to the patient's blood during hemodialysis;

     - clinical laboratory testing through Spectra Renal Management;

     - doppler flow testing of the effectiveness of the patient's vascular access for dialysis; and

     - performing electrocardiograms.

     The patient's attending physician must prescribe these tests and other services.

     Our clinics also offer services for home dialysis patients, the majority of whom receive peritoneal dialysis treatment. For those patients, we provide materials, training and patient support services, including

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

clinical monitoring, supply of EPO, follow-up assistance and arranging for delivery of the supplies to the patient's residence. See "-- Regulatory and Legal Matters -- Reimbursement -- United States" for a discussion of billing for these products and services.

     We also provide dialysis services under contract to hospitals in the United States on an "as needed" basis for hospitalized ESRD patients and for patients suffering from acute kidney failure. Acute kidney failure can result from trauma or similar causes, and requires dialysis until the patient's kidneys recover their normal function. We service these patients either at their bedside, using portable dialysis equipment, or at the hospital's dialysis site. Contracts with hospitals provide for payment at negotiated rates that are generally higher than the Medicare reimbursement rates for chronic in-clinic treatments.

     We employ a centralized approach with respect to some administrative functions common to our operations. For example, each dialysis clinic uses our proprietary manuals containing our standardized operating and billing procedures. We believe that centralizing and standardizing these functions enhances our ability to perform services on a cost-effective basis.

     The manner in which each clinic conducts its business depends, in large part, upon applicable laws, rules and regulations of the jurisdiction in which the clinic is located, as well as our clinical policies. However, a patient's attending physician, who may be the clinic's Medical Director or an unaffiliated physician with staff privileges at the clinic, has medical discretion to prescribe the particular treatment modality and medications for that patient. Similarly, the attending physician has discretion in prescribing particular medical products, although the clinic typically purchases equipment, regardless of brand, in consultation with the Medical Director through our central purchasing operations.

  LABORATORY SERVICES AND RENAL DIAGNOSTICS

     We provide laboratory testing and marketing services through Spectra Renal Management. Spectra Renal Management is the leading United States dialysis clinical laboratory providing blood, urine and other bodily fluid testing services to assist physicians in determining whether a dialysis patient's therapy regimen, diet and medicines remain optimal. Spectra Renal Management operates three laboratories, located in New Jersey, Northern California, and Illinois. During the year ended December 31, 2000, Spectra Renal Management performed approximately 37 million tests for more than 100,000 dialysis patients across the United States. We plan to expand Spectra Renal Management into related markets such as hospital dialysis units and physician office practices, working particularly with nephrologists.

  ACQUISITIONS

     A significant factor in the growth in our revenue and operating earnings in prior years has been our ability to acquire health care businesses, particularly dialysis clinics, on reasonable terms. Worldwide, physicians own many dialysis clinics that are potential acquisition or joint venture candidates for us. In the United States, doctors might determine to sell their clinics to obtain relief from day-to-day administrative responsibilities and changing governmental regulations, to focus on patient care and to realize a return on their investment. Outside of the United States, doctors might determine to sell and/or enter into joint ventures or other relationships with us to achieve the same goals and to gain a partner with extensive expertise in dialysis products and services. While price is typically the key factor in securing acquisitions, we believe that we will be an attractive acquiror or partner to many dialysis clinic owners due to:

     - our reputation for patient treatment;

     - our proprietary Patient Statistical Profile and European clinical databases;

     - our comprehensive clinical and administrative systems, manuals and policies, and our ability to provide ancillary services for dialysis clinics and patients; and

     - our reputation for technologically advanced products.

     We paid aggregate consideration of approximately $288 million for acquisitions of health care facilities and clinical laboratories in 2000 and approximately $111 million in 1999.
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

     On June 19, 2000, we purchased substantially all of the international and non-continental U.S. operations of Total Renal Care Holdings, Inc. (now called DaVita) for $145 million. These operations consist of 87 dialysis clinics treating approximately 5,100 patients in Argentina, Italy, the United Kingdom, Puerto Rico, and Hawaii. Additionally, we made a $10 million non-refundable deposit, not included in the purchase price noted above, towards the purchase of the Puerto Rico operations. The purchase of the Puerto Rico operations is pending subject to regulatory approval and third-party consents.

     On January 5, 2001, we acquired Everest for $341 million, which includes assumed debt and the issuance of 2.25 million non-voting Preference shares. Everest owns, operates or manages approximately 70 clinic facilities providing therapy to approximately 6,800 patients in the eastern and central United States. Everest also conducts extracorporal blood services and acute dialysis businesses which provide acute dialysis, apheresis and hemoperfusion services to approximately 100 hospitals.

     We regularly evaluate and hold discussions with various other health care companies and other businesses regarding acquisitions and joint business ventures. In 2000, we completed new acquisitions and acquisitions of previously managed clinics totaling 133 dialysis facilities providing care to approximately 7,594 patients. These acquisitions expand our presence in selected key geographic areas.

  QUALITY ASSURANCE IN DIALYSIS CARE

     At each of our U.S. dialysis clinics, a quality assurance committee is responsible for reviewing quality of care reports that our Patient Statistical Profile system generates, setting goals for quality enhancement and monitoring the progress of quality assurance initiatives. We believe that we enjoy a reputation of providing high quality care to dialysis patients. In 2000, we developed and implemented a number of programs to assist in achieving our quality goals. Our Access Intervention Management Program (AIM) detects and corrects arteriovenous access failure in hemodialysis treatment, which is the major cause of hospitalization and morbidity. We also developed a regionalization program to enhance peritoneal dialysis services. Throughout the United States we initiated a pre-ESRD program to educate patients about prevention, slowing kidney failure and treatment options. In 2000, we also completed a patient satisfaction survey which again revealed a high level of satisfaction among patients visiting our facilities.

     In the International segment our quality management program focuses on consolidation and coordination of medical matters and activities in our international dialysis clinics to ensure and improve the quality of renal care offered in these clinics. These clinics receive quality control guidelines to monitor factors such as water quality, anemia treatment, and laboratory services, using indices that are accepted worldwide in the dialysis and scientific communities. Our system includes review and report procedures for assessing the progress and effectiveness of our quality control activities. We coordinate the program with internal corporate audits and audits by third parties such as regulatory authorities. Management uses the audit reports to further improve our system by defining additional quality control objectives.

     During 2000, our continuous improvement efforts within the international quality management group focused on the management of electronic data. We implemented computerized tools to streamline the handling of customer complaints. The documentation of our corporate management system was also put on an electronic platform. Our organizational units successfully completed all their regulatory audits in 2000. During 2000, additional clinics in Spain and Italy were organized in line with the ISO 9002 quality standard, with 44 certified clinics at the end of 2000 compared to 37 clinics in 1999. In 2001, we will continue to have our facilities in Italy, France, Turkey and Hungary accredited under ISO standards.

  PATIENT DATA COLLECTION AND ANALYSIS

     We engage in systematic efforts to measure, maintain and improve the quality of the services at our dialysis clinics. Each clinic collects and analyzes quality assurance and patient data, which our division and corporate management regularly reviews.

     Our clinical laboratory results have been a critical element in the development of our proprietary Patient Statistical Profile database, which contains clinical, laboratory and demographic data on

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approximately 73,400 dialysis patients in the United States. We use this database to assist physicians in providing quality care to dialysis patients. In addition, our Patient Statistical Profile database is a key resource in ongoing research, both within our company and at outside research institutions, to decrease mortality rates among dialysis patients and improve their quality of life.

     In 1998, we began developing our European clinical database. The database includes a version in each relevant local language and takes into account the different health care systems of the various European countries. Compilation and use of the information in this database are designed to comply with applicable European standards and restrictions relating to patient privacy. Our database is user-password protected and patient data are not replicated to our servers and central database in Bad Homburg. All medical information made available outside the dialysis unit is done so on a strictly anonymous basis. Our database is certified by each local authority where it is used.

SOURCES OF U.S. DIALYSIS CARE NET REVENUE

     The following table provides information for the years ended December 31, 2000, 1999 and 1998 regarding the percentage of our U.S. dialysis treatment services net revenues from (a) the Medicare ESRD program, (b) private/alternative payors, such as commercial insurance and private funds, (c) Medicaid and other government sources and (d) hospitals.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              2000     1999     1998
                                                              -----    -----    -----
Medicare ESRD Program.......................................   59.1%    60.2%    57.0%
Private/alternative payors..................................   32.1%    30.3%    33.8%
Medicaid and other government sources.......................    4.2%     4.2%     4.1%
Hospitals...................................................    4.6%     5.3%     5.1%
                                                              -----    -----    -----
Total.......................................................  100.0%   100.0%   100.0%
                                                              =====    =====    =====

     Under the Medicare ESRD program, Medicare reimburses dialysis providers for the treatment of certain individuals who are diagnosed as having ESRD, regardless of age or financial circumstances. When Medicare assumes responsibility as the primary payor, it pays for dialysis and specified related services at 80% of the payment methodology commonly referred to as the Medicare composite rate. In addition, subject to various restrictions and co-payment limitations, Medicare pays separately for some dialysis-related diagnostic and therapeutic services not included in the Medicare composite rate. A secondary payor is responsible for paying any co-payment, which is typically 20%, other approved services not paid by Medicare and the annual deductible. The secondary payor is usually a Medicare supplemental insurer, a state Medicaid program or, to a lesser extent, the patient or the patient's private insurer. Most of the states in which we currently operate dialysis clinics provide Medicaid benefits to qualified recipients to supplement their Medicare entitlement.

     Prior to the time at which Medicare becomes the primary payor for a patient, another third-party payor, such as the patient's private insurer, or the patient, pays for most dialysis treatments. ESRD patients under age 65 who have employer health plan coverage must wait 33 months, which comprises a three-month entitlement waiting period and an additional 30-month "coordination of benefits period," before Medicare becomes the primary payor. During this 33-month period, the employer health plan is responsible for payment as primary payor at its negotiated rate or, in the absence of a negotiated rate, at our usual and customary rates, which generally are higher than the rates paid by governmental payors, such as Medicare, and Medicare is the secondary payor.

     We obtain a significant portion of our revenues for dialysis services from reimbursement provided by non-governmental third-party payors. Some type of managed care plan, including health maintenance organizations, now furnishes a substantial portion of third-party health insurance in the United States. Non-governmental payors generally reimburse for dialysis treatments at higher rates than governmental payors such as Medicare. However, managed care plans have been more aggressive in contracting with a

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smaller number of selected providers willing to furnish services for lower rates and subject to a variety of service restrictions. For example, managed care plans and traditional indemnity third-party payors increasingly are demanding alternative fee structures, such as capitation arrangements. With capitation, a provider receives a fixed payment per month for each enrolled patient and bears the risk of loss if the costs of treating a patient exceed the fixed capitation payment. These market forces have resulted in pressures to reduce the reimbursements we receive for our services and products.

     Our ability to secure rates with indemnity and managed care plans has largely been due to the relatively small number of ESRD patients enrolled by any single health maintenance organization. Regulation has prohibited ESRD patients from joining a health maintenance organization unless they are otherwise eligible for Medicare coverage, due to their age or disability, and are members of a managed care plan when they first experience kidney failure. The CMS has a pilot program underway for managed care companies to treat Medicare ESRD patients under capitated contracts. If successful, this program could result in the elimination of the regulation that precludes ESRD patients from enrolling in managed care organizations. If Medicare health maintenance organization enrollments increase and the number of ESRD patients in managed care plans also increases, managed care plans' ability to negotiate lower rates or reduce the services we provide to them may increase. In addition, the health maintenance organization may have contracted with another provider, or may have stricter controls on access to certain ancillary services that we typically provide to ESRD patients. Any of these developments could limit our future payments for such services.

     We have formed two joint ventures seeking to contract with managed care organizations for the care of ESRD patients. Renaissance Health Care, Inc. is a 50/50 joint venture between us and participating nephrologists throughout the United States. Our other venture, Optimal Renal Care is a 50/50 joint venture between us and Southern California Permanente Medical Group. We believe a significant increase in the number of patients enrolled in managed care plans might also cause these plans to look more closely at outsourcing ESRD care to ESRD companies such as our disease state management joint ventures.

     As managed care programs expand market share and gain greater bargaining power in relation to health care providers, there will be increasing pressure to reduce the payments for our services and products. These trends would accelerate if future changes to the Medicare ESRD program require private payors to assume a greater percentage of the cost of care given to dialysis patients. We are presently seeking to expand the portion of our revenues attributable to non-governmental private payors through such measures as our joint venture with Southern California Permanente Medical Group. However, we believe that the historically higher rates of reimbursement nongovernmental payors have paid may not continue at these high levels. If substantially more patients join managed care plans or managed care plans reduce reimbursements paid to us, our business and results of operations could be adversely affected, possibly materially. See "-- Regulatory and Legal Matters -- Reimbursement" and "-- Anti-Kickback Statutes, False Claims Act, Stark Law, and Fraud and Abuse Laws."

  PATIENT, PHYSICIAN AND OTHER RELATIONSHIPS

     We believe that our success in establishing and maintaining dialysis clinics, both in the U.S. and in other countries, depends significantly on our ability to obtain the acceptance of and referrals from local physicians, hospitals and managed care plans. A dialysis patient generally seeks treatment at a conveniently located clinic at which the patient's nephrologist has staff privileges. Virtually all of our clinics maintain open staff privileges for local nephrologists. Our ability to provide quality dialysis care and otherwise meet the needs of local patients and physicians is central to our ability to attract nephrologists to our clinics and to receive referrals from such physicians.

     We market the availability, quality and other advantages of our dialysis clinics to physicians through symposia and other professional meetings. We supplement our marketing efforts through distribution of literature and advertisements in professional journals.

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     Medicare ESRD program reimbursement regulations require that a Medical
Director generally supervises treatment at a dialysis clinic. Generally, the Medical Director must be board certified or board eligible in internal medicine and have at least twelve months of training or experience in the care of patients at ESRD clinics. Our Medical Directors maintain their own private practices.

     We have written agreements with the physicians who serve as Medical Directors for our clinics. Our U.S. Medical Director agreements generally have terms of three years, although some have terms of as long as five to ten years. Our Medical Directors and other physicians under contract individually negotiate their compensation, which generally depends upon competitive factors in the local market, the physician's professional qualifications, experience and responsibilities, the clinic's size and the services it provides. We fix the aggregate compensation of Medical Directors and other physicians under contract in advance for a period of one year or more, based in part on various efficiency and quality incentives. We believe that compensation is paid at fair market value. In some countries other than the United States, Medical Director and physician compensation may include a component based on some measure of the clinic's financial performance.

     Virtually all of our agreements with our Medical Directors in the United States, as well as the typical contract under which we acquire existing dialysis clinics, include noncompetition covenants covering specified activities within specified geographic areas for specified periods of time. They do not prohibit the physicians from providing direct patient care services at other locations. As required by law, they also do not require a physician to refer patients to us or particular clinics or to buy or use specific medical products. In certain states, non-competition covenants may not be enforceable.

  COMPETITION

     Dialysis Services. The dialysis services industry is highly competitive. Our major competitors in dialysis services include Gambro AB, DaVita, Inc. (formerly Total Renal Care), Baxter International Inc., Renal Care Group and the Kuratorium fur Dialyse und Nierentransplantation e.V. Ownership of dialysis clinics in the United States is fragmented with a large number of operators each owning 10 or fewer clinics and a small number of larger multi-clinic providers, of which we are the largest. Industry consolidation has been ongoing over the last decade. Many of our dialysis clinics are in urban areas, where there frequently are many competing clinics in proximity to our clinics. We experience direct competition from time to time from former Medical Directors, former employees or referring physicians who establish their own clinics. Furthermore, other health care providers or product manufacturers, some of who have significant operations, may decide to enter the dialysis business in the future.

     Because in the United States government programs are the primary source of reimbursement for services to the majority of patients, competition for patients in the United States is based primarily on quality and accessibility of service and the ability to obtain admissions from physicians with privileges at the facilities. However, the extension of periods during which commercial insurers are primarily responsible for reimbursement and the growth of managed care have placed greater emphasis on service costs for patients insured with private insurance. We believe that we compete effectively in all of these areas. In particular, based upon our knowledge and understanding of other providers of kidney dialysis, as well as from information obtained from publicly available sources, we believe that we are among the most cost-efficient providers of kidney dialysis services. In addition, as a result of our large size relative to most other dialysis service providers, we believe we enjoy economies of scale in administrative functions such as purchasing, billing, collections and data processing.

     In most countries other than the United States, we compete primarily against individual free-standing clinics and hospital-based clinics. In many of these countries, especially the developed countries, governments directly or indirectly regulate prices and the opening of new clinics. Providers compete in all countries primarily on the basis of quality and availability of service and the development and maintenance of relationships with referring physicians.

     Laboratory Services and Renal Diagnostics. Spectra Renal Management competes in the United States with large nationwide laboratories, dedicated dialysis laboratories and numerous local and regional
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laboratories, including hospital laboratories. In the laboratory services market, companies compete on the basis of performance, including quality of laboratory testing, timeliness of reporting test results and cost-effectiveness. We believe that our services are competitive in these areas. In addition to laboratory services, Spectra Renal Management competes in the imaging diagnostic market. While the main competitors are local hospitals, Spectra Renal Management is competitive based upon the quality and accessibility of its service.

DIALYSIS PRODUCTS

     We are currently the world's largest manufacturer and distributor of equipment and related products for hemodialysis and the second largest manufacturer of peritoneal dialysis products, based on publicly reported revenues, with operations in Germany, the United States and 35 other countries. We sell our dialysis products directly and through distributors in approximately 100 countries. Most of our customers are dialysis clinics. For the three-months ended March 31, 2001, dialysis products accounted for 27% of our total revenue.

     We manufacture a comprehensive line of kidney dialysis equipment and related products for each of the hemodialysis and peritoneal dialysis markets. Our products include:

     - hemodialysis machines, peritoneal dialysis cyclers and related equipment;

     - dialyzers;

     - peritoneal dialysis solutions in flexible plastic bags;

     - hemodialysis concentrates and solutions and granulate mixes;

     - bloodlines and disposable tubing assemblies; and

     - equipment for water treatment in dialysis clinics.

     We also distribute other manufacturers' products, including dialyzers, special blood access needles, heparin, a drug used to prevent blood clotting, and commodity supplies such as bandages, clamps and syringes.

  OVERVIEW

     The following table shows the breakdown of our revenues for the last three years from sales of dialysis products between hemodialysis products and peritoneal dialysis products.

                                                      YEAR ENDED DECEMBER 31,
                             --------------------------------------------------------------------------
                                      2000                      1999                      1998
                             ----------------------    ----------------------    ----------------------
                              TOTAL                     TOTAL                     TOTAL
                             PRODUCT                   PRODUCT                   PRODUCT
                             REVENUES    % OF TOTAL    REVENUES    % OF TOTAL    REVENUES    % OF TOTAL
                             --------    ----------    --------    ----------    --------    ----------
                                                     (U.S. DOLLARS IN MILLIONS)
Hemodialysis Products......  $1,060.3        84        $1,033.3        83        $  922.5        80
Peritoneal Dialysis
  Products.................     196.5        16           207.4        17           224.6        20
                             --------       ---        --------       ---        --------       ---
Total......................  $1,256.8       100        $1,240.7       100        $1,147.1       100
                             ========       ===        ========       ===        ========       ===

  HEMODIALYSIS PRODUCTS

     We offer a comprehensive hemodialysis product line, consisting of hemodialysis machines, modular accessories for dialysis machines, polysulfone dialyzers, bloodlines, dialysis solutions and concentrates, fistula needles, connectors, devices for water treatment, data management systems, dialysis chairs, machines and supplies for the reuse of dialyzers and other similar supplies. We believe that our broad range of technologically sophisticated hemodialysis products makes us a leader in the hemodialysis product field. We continually strive to expand and improve the capabilities of our hemodialysis systems to offer an advanced treatment mode at reasonable cost.

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

     Dialysis Machines. We introduced our first dialysis machine in 1980, and our dialysis machines are currently in their fifth generation of development. We sell our dialysis machines as Series 2008H models in North America and Series 4008 models in the rest of the world. Our dialysis machines offer the following features and advantages:

     - Volumetric dialysate balancing and ultrafiltration control system. This system provides for safe and more efficient use of highly permeable dialyzers, permitting faster dialysis with controlled rates of fluid removal;

     - Proven hydraulic systems, providing reliable operation and servicing flexibility;

     - Compatibility with all manufacturers' dialyzers and a wide variety of blood-lines and dialysis solutions, permitting maximum flexibility in both treatment and disposable products usage;

     - Modular design, which permits us to offer dialysis clinics a broad range of options to meet specific patient or regional treatment requirements. Modular design also allows upgrading through module substitution without the need to replace the entire machine;

     - Additional modules that provide monitoring and response capability for selected bio-physical patient parameters, such as body temperature, relative blood volume and electrolyte balances. This concept, known as physiological dialysis, permits hemodialysis treatments with lower incidence of a variety of symptoms or side effects, which still occur frequently in standard hemodialysis. Our most recent module, the Blood Volume Monitor(TM) controls removal of excess fluid from the patient;

     - Sophisticated microprocessor controls, and display and readout panels that are adaptable to meet local language requirements;

     - Battery backup, which continues operation of the blood circuit and all protective systems for 15 to 20 minutes following a power failure;

     - Online clearance, measurement of dialyzer clearance for quality assurance with the On-Line Clearance Monitor, providing immediate effective clearance information, real time treatment outcome monitoring, and therapy adjustment during dialysis without requiring invasive procedures or blood samples;

     - On-line data collection capabilities and computer interfacing with our FINESSE module and FDS08(R) system. Our machines can:

        - monitor and assess prescribed therapy;

        - connect a large number of hemodialysis machines and peripheral devices, such as patient scales, blood chemistry analyzers and blood pressure monitors, to a personal computer network;

        - enter nursing records automatically at bedside to register and document patient treatment records, facilitate billing, and improve record-keeping and staff efficiency;

        - adapt to new data processing devices and trends;

        - perform home hemodialysis with remote monitoring by a staff caregiver;

        - record and analyze trends in medical outcome factors in hemodialysis patients; and

        - Cost-effectively produce infusion solution during treatment with our ONLINEplus(TM) system for hemofiltration and hemodiafiltration with a special dialysis solution filter, DIASAFEplus(R), which provides ultrapure dialysis fluid.

     Dialyzers. We manufacture dialyzers using hollow fiber polysulfone membranes, a synthetic material. We are the leading worldwide producer of polysulfone dialyzers. While competitors currently sell polysulfone membranes in the market, we developed and are the only manufacturer with more than 15 years' experience in applying the technology required to mass produce polysulfone membranes. We believe

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that polysulfone offers the following superior performance characteristics compared to other materials used in dialyzers:

     - higher biological compatibility, resulting in reduced incidence of adverse reactions to the fibers;

     - greater capacity to clear uremic toxins from patient blood during dialysis, permitting more thorough and rapid dialysis, which results in shorter treatment time; and

     - a complete range of permeability, or membrane pore size, which permits dialysis at prescribed rates -- high flux, medium flux and low flux, as well as ultra flux for acute dialysis, and allows tailoring of dialysis therapy to individual patients.

     Our full line of polysulfone dialyzers includes the F70NR, F50NR and F7NR series of single-use polysulfone dialyzers. We also distribute dialyzers manufactured by others, primarily to our own dialysis clinics. In North America, we sell dialyzer reprocessing and rinse machines. These machines cleanse dialyzers after dialysis, permitting multiple usage for the same patient before disposal of the dialyzer. Over the next two years, we plan to replace dialyzer reuse at our dialysis centers with single-use dialyzers. We recently announced that we will increase production of single-use dialyzers at our Ogden, Utah facility to meet demand for these products.

     Other Hemodialysis Products. We manufacture and distribute arterial, venous, single needle and pediatric bloodlines. We produce both liquid and dry dialysate concentrates. Liquid dialysate concentrate is mixed with purified water by the hemodialysis machine to produce dialysis solution, which removes the toxins and excess water from the patient's blood during dialysis. Dry concentrate, developed more recently, is less labor-intensive to use, requires less storage space and may be less prone to bacterial growth than liquid solutions. We also produce dialysis solutions in bags, including solutions for priming and rinsing hemodialysis bloodlines, as well as connection systems for central concentrate supplies and devices for mixing dialysis solutions and supplying them to hemodialysis machines. Other products include solutions for disinfecting and decalcifying hemodialysis machines, fistula needles, hemodialysis catheters, and products for acute renal treatment.

  PERITONEAL DIALYSIS PRODUCTS

     We offer a full line of peritoneal dialysis products. We manufacture peritoneal dialysis solutions in bags, peritoneal dialysis cycling machines for CCPD and disposable products for both CAPD and CCPD, such as tubing, sterile solutions and sterile kits to prepare patients for dialysis. We also distribute other manufacturers' peritoneal dialysis products, primarily to our own dialysis clinics.

     CAPD Systems. We manufacture standard and specialized peritoneal dialysis solutions. We believe that our peritoneal dialysis products offer significant advantages for CAPD, including:

     - ease of use and greater protection against contamination by touch than other peritoneal dialysis systems presently available. Our products incorporate our Safe-Lock(R) connection system for introducing and draining dialysis solution into and from the abdominal cavity, using the same bag for introduction and drainage. Our A.N.D.Y.(R) and A.N.D.Y. Plus(R) systems, which include a special drainage bag and a snap-off Y-shaped piece connected to the Safe-Lock(R) connector at the catheter, provide protection from contamination in a dual-bag system;

     - suitability for all peritoneal dialysis patients through the Inpersol(R) product line, which we acquired from Abbott Laboratories in 1993. Safe-Lock(R) products may be used only by peritoneal dialysis patients whose catheters include the Safe-Lock connector, which attaches to a solution bag fitted with the other part;

     - manufacture with Biofine(R), a new environmentally friendly plastic material for foils, tubings and other parts of peritoneal dialysis systems. Biofine(R) was developed by Fresenius AG and launched in 1997 and has the following significant benefits:

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        - higher biocompatibility through avoidance of plasticisers, which can leach into dialysis solutions;

        - lower gas permeability and less interaction with peritoneal dialysis solutions, permitting administration of a wide range of solutions, including bicarbonates;

        - disposal with less harm to the environment. Biofine(R) is manufactured with less material and, when burned, releases only carbon dioxide and water, rather than dioxins and furans which are released during incineration of other foils. This should make our products more attractive, especially in Europe, where disposal of harmful plastics is highly regulated.

     - the benefits of Biofine(R) with protection against contamination through our new Stay-Safe(R) system, launched in 1997. The system comprises tubing, connectors and a peritoneal dialysis solution double bag, made entirely from Biofine(R). It uses a single switching mechanism that replaces three tubing clamps to control solution drainage, flushing of tubes that connect solution bags to catheters, and introduction of new solution. The single switch also provides tight closure of the line and, to further reduce the possibility of contamination, the switch seals catheter access and surrounds the catheter adapter with disinfectant;

     - higher solution bag volumes with our new Premier twin-bag system which provides solution container and pre-attached tubing set in one package. The higher solution volumes permit larger dosages without increasing the number of required daily solution exchanges performed by the patient; and

     - improved biocompatibility with CAPD stay-safe balance, a lactate-buffered peritoneal dialysis solution that has a pH balance in the human physiological range.

     CCPD Products. We introduced the first peritoneal dialysis cycler machine in 1980. We believe that CCPD therapy offers benefits over CAPD therapy for patients who need more therapy due to body size, ultrafiltration loss or other reasons. In a standard CAPD program, a patient manually introduces two liters of fresh peritoneal dialysis solution and drains the used solution four times over a 24-hour period. Treatment occurs seven days per week and the patient must perform the treatment while awake. With CCPD therapy, the cycler automatically delivers a prescribed volume of dialysis solution into the peritoneal cavity through an implanted catheter, allows the solution to dwell for a specified time, and completes the process by draining the solution. CCPD therapy offers the following benefits over CAPD:

     - Solution exchanges take place automatically, which may reduce the risk of peritonitis due to less frequent handling of the catheter and connections;

     - The patient can cycle at home, throughout the night while asleep. The patient has complete daytime freedom, wearing only the surgically implanted catheter and capping device; and

     - CCPD delivers more effective therapy than CAPD due to the supine position of the patient during the night, higher volume exchanges and preferable cycle management.

     Our cycling equipment incorporates microprocessor technology, and the patient, hospital or clinic staff can easily program it to perform specific prescribed therapy for a given patient. Since all components are monitored and programmable, these machines allow the physician to prescribe any of a number of current therapy procedures. Our CCPD products and therapies include:

     - the Sleep-Safe(TM) cycler, a new cycler with an extremely compact and light design, that we began marketing in late 1999. Its pumping mechanism and disposable cartridge allow exact delivery of the peritoneal dialysis solution;

     - PD-PLUS(R), a variant on CCPD therapy we introduced in 1994. PD-PLUS(R) therapy provides a more tailored therapy than regular CCPD using a simpler nighttime cycler and, where necessary, includes one manual dialysis solution exchange during the day. We believe that PD-PLUS(R) therapy is less costly and easier to administer than typical CCPD. We also believe that PD-PLUS(R) therapy improves toxin removal by more than 40% compared to CAPD. By increasing the effectiveness of
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       peritoneal dialysis treatments, PD-PLUS(R) may also effectively prolong the time period during which a patient will be able to remain on peritoneal dialysis before requiring hemodialysis. PD-PLUS(R) therapy can only be performed using the Fresenius Freedom(TM) Cycler and special tubing using Safe-Lock(R) connectors; and

     - IQcard(TM), for use with the Freedom(TM) Cycler PD-PLUS(R) to monitor CCPD therapy for a full treatment history and improved therapy compliance.

     Other Peritoneal Dialysis Products. We also manufacture and distribute pediatric treatment systems for administration of low volumes of dialysis solutions, assist devices to facilitate automated bag exchange for handicapped patients, catheters, catheter implantation instruments, silicon glue, Pack-PD(R), a computer program which analyzes patient and peritoneal characteristics to present a range of treatment options for individual therapies, disinfectants, bag heating plates adapters, and products to assist and enhance connector sterility. We also provide scientific and patient information products, including support materials, such as brochures, slides, videos, instructional posters and training manuals.

  MARKETING, DISTRIBUTION AND SERVICE

     We sell most of our products to hospitals, clinics and specialized treatment clinics. With our comprehensive product line and years of experience in dialysis, we believe that we have been able to establish and maintain very close relationships with our clinic customer base on a global basis. Close interaction between our sales force and research and development personnel enables us to integrate concepts and ideas that originate in the field into product development. We maintain a direct sales force of trained salespersons engaged in the sale of both hemodialysis and peritoneal dialysis products. This sales force engages in direct promotional efforts, including visits to physicians, clinical specialists, hospitals, clinics and dialysis clinics, and represents us at industry trade shows. We also sponsor medical conferences and scientific symposia as a means for disseminating product information. Our clinical nurses provide clinical support, training and assistance to customers and assist our sales force. We also use outside distributors to provide sales coverage in countries that our internal sales force does not service.

     In our basic distribution system, we ship products from factories to central warehouses which are frequently located near the factories. From this central warehouse, we distribute our dialysis products to regional warehouses. We then distribute peritoneal dialysis products to the patient at home, and ship hemodialysis products directly to dialysis clinics and other customers. Local sales forces, independent distributors, dealers and sales agents sell all our products.

     We offer customer service, training and education in the applicable local language, and technical support such as field service, repair shops, maintenance, and warranty regulation for each country in which we sell dialysis products. We provide training sessions on our equipment at our facilities in Schweinfurt, Germany and Walnut Creek, California and we also maintain regional service centers that are responsible for day-to-day international service support. Our Schweinfurt and Walnut Creek facilities also provide training and act as backups for the regional service centers. We also provide technical training to employees of hospitals and other health care providers in the use of our products. We believe our service organizations have a reputation for reliability and high quality service.

  MANUFACTURING OPERATIONS

     We operate state-of-the-art production facilities world wide to meet the demand for machines, cyclers, dialyzers, solutions, concentrates, mixes, bloodlines, and disposable tubing assemblies and equipment for water treatment in dialysis clinics. We have invested significantly in developing proprietary processes, technologies and manufacturing equipment which we believe provide a competitive advantage in manufacturing our products. We intend to use our facilities in St. Wendel, Germany and Ogden, Utah as centers of competence for development and manufacturing and to implement similar technologies at our other facilities.

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     We produce and assemble hemodialysis machines and CCPD cyclers in our
Schweinfurt, Germany and our Walnut Creek, California facilities. We also maintain facilities at our service and local distribution centers in Argentina, Egypt, France, Italy, The Netherlands, China, Brazil and Russia for testing and calibrating dialysis machines manufactured or assembled elsewhere, to meet local end user market needs.

     In 1998, we restructured our Schweinfurt facility to create process units dedicated to each of the main geographic regions in which we do business. This market-focused structure enables us to more actively support our worldwide equipment business with a high level of responsiveness to the needs of different markets, while realizing economies of scale. The new multi-disciplinary teams created within this structure have increased productivity, lowered manufacturing costs by 6% in 1998, 7% in 1999 and 2% in 2000, and improved customer service. In addition, we were able to increase output of 4008 series hemodialysis machines by 30% from 9,000 machines in 1999 to 11,700 in 2000. Additionally, we increased our output of the peritoneal dialysis cycler sleep safe from 200 units in 1999 to 500 units in 2000. We have implemented just-in-time manufacturing techniques at this facility and are currently able to produce a hemodialysis machine in two weeks.

     We manufacture and assemble dialyzers and polysulfone membranes in our St. Wendel, Germany and Ogden, Utah facilities and at production facilities of our joint ventures in Belarus and Japan.

     In 1998, we significantly increased capacity at the St. Wendel facility by optimizing production processes and by implementing flexible working hours and in 1999, we further increased capacity by eliminating non-essential manufacturing at that facility. In 2000 we added another polysulfone hollow fiber spinning line to satisfy growing demand for the core component of our dialyzers. Due, in part, to these changes, dialyzer and bloodline production capacities increased by 6% in 1999 and 25% in 2000. We adapted various production processes to meet the more technically complex requirements of newly developed dialyzers. We are currently developing a fully-automated production line to assure efficient production in future. We also enhanced Polysulfone dialyzer production at our subsidiaries in France, Saudi Arabia and Belarus. Our French facility is now the second facility after St. Wendel that can produce our complete series of polysulfone dialyzers.

     The significant rise in demand for foils and tubings made of our environmentally-friendly Biofine material led to a 77% increase in production of our Biofine non-polyvinyl chloride foil and a 63% increase in tubing production. Production of peritoneal dialysis solution bags and dry concentrates were expanded by more than 50% and 35%, respectively. In 2000, we commenced production of bloodline systems at our Antalya, Turkey facility, which will be integrated into our European network in 2001. In our subsidiary in Japan we are currently constructing a production plant for peritoneal dialysis solutions which is currently scheduled to be operational in mid 2001.

     In the North America segment at our Ogden, Utah facility, we commenced construction of an additional hollow-fiber spinning line in August 1999. This was the first step in a five-year expansion plan for that facility. The Ogden facility now operates as a fully integrated manufacturing and research and development facility for polysulfone dialyzers. An additional dialyzer assembly and fiber spinning line is expected to be operational in 2001 and we recently announced that we plan to increase production of single-use dialyzers at our Ogden, Utah facility by 200% to meet demand for these products. Over the past four years we have doubled employment at this facility to 960 employees. In 2000 we also constructed a new manufacturing facility for liquid concentrates in Coppel, Texas.

     Each step in the manufacture of our products, from the initial processing of raw materials through the final packaging of the completed product, is carried out under controlled quality assurance procedures required by law and under Good Manufacturing Practices or the Conformite Europeenne (CE) certification process, as well as under comprehensive quality management systems, such as the internationally recognized ISO 9000-9004 standards, which are mandated by regulatory authorities in the countries in which we operate. In addition, the St. Wendel and Schweinfurt facilities periodically undergo U.S. Food and Drug Administration inspection. The St. Wendel facility was last inspected in September 1998. The Schweinfurt facility was inspected by the U.S. Food and Drug Administration and by the comparable German authority under the ISO 9000 standard in mid-1999. No material adverse findings
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were noted at either facility. Our facilities in Ogden, Utah and Reynosa, Mexico received ISO 9001 certification and approval for CE marking in 1999. In 2000 our facility in Antalya, Turkey received approval for CE marking and our manufacturing facility in Walnut Creek, California received ISO 9001 certification.

     Incoming raw materials for solutions undergo tests, such as, infrared, ultraviolet and physical and chemical analyses to assure quality and consistency. During the production cycle, sampling and testing take place in accordance with established quality assurance procedures to ensure the finished product's sterility, safety and potency. Pressure, temperature and time for various processes are monitored to assure consistency of semi-finished goods. Environmental conditions are monitored to assure that particulate and bacteriological levels do not exceed specified maximums. We maintain continuing quality control and Good Manufacturing Policies education and training programs for our employees. See "-- Regulatory and Legal Matters."

  ENVIRONMENTAL MANAGEMENT

     We conduct our operations with a commitment to environmental quality. Several of our locations have been certified in accordance with ISO 14001, the international standard for environmental management systems, and the European Union Eco Audit, a more restrictive audit performed within the European Union. In 1999, we integrated the existing environmental management systems in our production plants in St. Wendel and Schweinfurt and our research and development facilities in Bad Homburg, into our newly created and implemented corporate environmental management system. An independent certification body has certified the new system. We will also start the process of securing ISO 14001 certification for our operations in North America and thus continue our global efforts to improve the environmental compatibility of our products, production sites and dialysis clinics.

     We have also implemented a reporting system for the collection of environmental data in our certified units enabling us to retrieve the relevant performance indicators and to identify further improvement potential. For example a survey of our European clinics showed significant saving possibilities and provided input for further projects in the field of water consumption. The results of this "Eco-controlling system" will enable us to establish future targets which should result in savings in environmentally related costs of approximately 40% during the next few years, combined with positive impacts for environmental protection.

     Our research and development efforts also focus on environmental compatibility. For example, our new generation of FX-class dialyzers reduce weight and volume by 54% and 33% respectively and use an environmentally improved material composition. Another important project in 2000 was the development and integration of an environmental management system, based on ISO 14001, into our overall clinic quality management system. A current pilot project is generating the first implementation experience, and in 2001 we plan to expand the integration process of this EMS to all our dialysis clinics. We initiated a total of 13 environmentally related projects in our production plant in St. Wendel.

     Environmentally related efforts in the United States focus on continual waste minimization programs involving solid, medical and hazardous waste. In dialysis services, this has been accomplished via quarterly monitoring all medical waste costs related to the generation of medical waste and proper segregation and disposal. Regulatory compliance in the environmental area is accomplished through our internal Environmental Health and Safety Compliance Audit Program conducted at our locations. Furthermore, we have taken the initiative of promoting environmentally friendly schemes in the community and intend to dedicate even stronger focus on waste minimization initiatives in our dialysis services and our production plant in Ogden, Utah.

  SOURCES OF SUPPLY

     We purchase raw materials essential to our dialysis products business worldwide from numerous suppliers and we have not encountered serious shortages or delays in obtaining raw materials. To assure continuous high quality in the International segment, we formed a purchasing consulting center in mid
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1998. This group coordinates supplies and enters into global contracts using benchmarking and systematic analysis of market and price information. Its major strategy has been to reach global commercial agreements with harmonized net prices through economies of scale from standardization of parts or materials and concentration of suppliers. We have supply agreements extending for up to three years for critical raw materials like polymers, granulates and plastics. These agreements include dual sourcing, multi-plant agreements or approved second sources to avoid the risk of bottlenecks in our supply chain. For key production processes, we have the internal capability to benchmark suppliers and/or assume manufacturing of key parts for internal needs.

     Of 51 supply projects started in 1998 and 29 projects started in 1999 we have completed 42 fixed agreements. In 2000, we started 31 additional projects, including projects for other Fresenius affiliates, mainly in the fields of plastic granulates, packaging materials, injection moldings, clinical materials and consulting. An interactive information system connects all global projects to insure standardization and monitoring by the purchasing consulting center. Markets in 2000 were characterized by significant price-pressure, principally for oil and paper, due in part to the U.S. dollar/euro exchange rate fluctuation. We were able to partially offset this development through intensive negotiations and the optimization of our supply distribution. In 2001 the purchasing consulting center will focus on global contract pooling with external partners, and we will initiate a strategic re-evaluation of all supplier sourcing contracts. We have material purchase commitments of approximately $165 million of materials of which $90 million is committed at December 31, 2000 for fiscal year 2001. The terms of these agreements run 2-5 years.

     The Materials Management Department of our Dialysis Products division in the North America segment is responsible for planning and procuring of $220 million annually from 150 suppliers. It provides production plans to our manufacturing locations and manages inventory levels in the distribution network that delivers supplies to clinics and home patients.

  NEW PRODUCT INTRODUCTIONS

     Research and development focuses strongly on the development of new products, technologies and treatment concepts to optimize treatment quality for dialysis patients, and on process technology for manufacturing our products. Research and development expenditures were $32 million in 2000, $32 million in 1999, and $31 million in 1998.

     We introduced the following new or enhanced products in 2000:

     FX-class and Optiflux dialyzers. Both of these dialyzers use polysulfone-based Helixone membranes, which significantly increase clearance. FX-class dialyzers provide simplified handling and more secure treatment and improve waste management, logistics and handling through weight reduction and environmentally improved materials. Optiflux polysulfone dialyzers deliver small and middle molecular weightsolute clearance. Both dialyzers have outstanding biocompatibility, continuing our efforts to provide patient care in the most biocompatible way.

     The 4008 3mix(TM) hemodialysis machine, which is capable of handing three different dialysis concentrate components instead of the usual two. The 4008 3mix(TM) permits selection of desired sodium and bicarbonate concentrations directly at the treatment site and provides a high standard of patient safety through enhanced conductivity monitoring and specifically coded connectors.

     The On-line Clearance Monitor, an options module for the 4008 series of dialysis machines, which provides immediate and online information on urea clearance and dialysis dose, providing a clear and visible picture of treatment efficacy and enabling immediate treatment adjustments to be made.

     The 2008K hemodialysis machine, introduced in the North American market, which provides innovative elements such as improved operator interface, an improved blood pump, level detector and heparin pump modules, and fluid removal measurement combined with a feedback control mechanism to monitor and avoid sudden declines in blood pressure and resulting complications.

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     Our Infrared Data Acquisition, a receiver/transmitter that can download data on completion of treatment to a hand-held computer. Data can then be transferred to a PC or PC-network for further processing or immediate treatment analysis.

     New or improved products for peritoneal dialysis, including:

     - Stay-safe(R)balance, a more biocompatible peritoneal dialysis solution in a dual chamber bag. This product is pH-neutral, which may provide longer preservation of the peritoneum as a natural dialysis membrane,

     - the Premier(TM) Plus Double Bag and the Premier(TM) Transfer Set, and

     - upgrades to the Freedom(TM) Cycler PD+ and related software, and new therapy-planning software.

  RESEARCH AND DEVELOPMENT

     Our research and development activities aim to improve the quality of dialysis treatment by matching it more closely with the individual needs of the patient, while reducing the overall cost for treatment. With our vertical integration, our research and development department can apply our experience as the world's largest provider of dialysis treatments to product development. To maintain and further enhance a continuous stream of product innovations, we had 220 employees working in research and development worldwide at December 31, 2000. Approximately two-thirds of our research and development activities are based in Germany and one-third are based in North America.

     Research and development focuses strongly on the development of new products, technologies and treatment concepts to optimize treatment quality for dialysis patients, and on process technology for manufacturing our products. Research and development expenditures were $31 million in 1998, $32 million in 1999, and $32 million in 2000. For information regarding recent product introductions, see "-- New Product Introductions."

     We intend to continue to maintain our central research and development operations for disposable products at our St. Wendel, Germany facility and for durable products at our Schweinfurt and Bad Homburg, Germany facilities. We expect that as our dialysis products business continues to expand internationally, research and development activities will rely primarily on the research and development activities conducted at St. Wendel, Bad Homburg, and Schweinfurt, which will transfer the production technology they develop to our production centers. Local activities will continue to focus on cooperative efforts with those facilities to develop new products and product modifications for local markets.

     In North America, we have concentrated our business development activities on expanding our products business in three main areas:

     - pharmaceutical products utilized in treating our renal patient base,

     - innovative products to improve vascular access outcomes for our renal patients, and

     - products and technologies which leverage our core competencies to provide extracorporeal therapies to treat other diseases.

     Our scientific service and consulting activities during 2000 focused both on product-related scientific issues and providing consultation to the nephrology community on these issues.

     In order to promote the exchange of new ideas in nephrology and dialysis and to strengthen our role in the international scientific community, we have established the "International Exchange Program for Young Nephrologists." With our financial support and close scientific cooperation young scientists worldwide are given the opportunity to work at renowned European research institutions. We closely work together with international nephrology experts in writing treatment recommendations for the most important topics in chronic and end-stage renal failure. In the beginning of 2000 we published a treatment recommendation on renal anemia. This was followed by a publication on renal osteodystrophy and cardiovascular risk factors in the journal "Nephrology, Dialysis, and Transplantation" in autumn 2000. We

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will translate these recommendations into different languages and distribute them to our customers. Recommendations on further topics, such as nutrition and vascular access, will be published in 2001.

  PATENTS, TRADEMARKS AND LICENSES

     As the owner of or licensee under patents and trademarks throughout the world, we hold rights under 997 patents and patent applications relating to dialysis technology in major markets. Patented technologies that relate to dialyzers include our polysulfone hollow fiber, an in-line sterilization method, and sterile closures for in-line sterilized medical devices. For dialysis machines, patents include:

     - the location for a filter device for sterile filtering dialysate in the dialysis machine circuit;

     - the safety concept for the ultrafiltration device in a dialysis machine used for high flux dialysis;

     - a process for the on-line preparation of substitution fluid in hemodiafiltration machines;

     - conductivity sensor arrangements in the dialysis machine circuit;

     - conductivity sensor devices, mathematical algorithms for using such devices;

     - patents relating to controlled bicarbonate dialysis; and

     - patents related to thermal balance during dialysis.

     The connector system for our biBag(TM) bicarbonate concentrate powder container has been patented in the United States, Norway and Europe while national applications in Japan and Finland are still pending. Further pending patents include the new generation of DIASAFEplus(R) filters.

     Competitors in Europe and Japan have filed oppositions to the patent family covering Fresenius Medical Care Polysulfone(R) high flux membranes. Our patents have been upheld in both Europe and Japan. We successfully defended an appeal in the European Union, but an appeal by the Japanese competitor is still pending. While we believe that these patents are valid in the relevant jurisdictions, a successful opposition could have a material adverse effect on our business.

     Among our more significant patents, the patent for our polysulfone hollow fiber expires in 2005 in Germany, 2007 in the United States, and at various dates in 2005 in other jurisdictions. The patent for our in-line sterilization method expires in 2010 in Germany, 2010 in the United States, and in 2010 in other jurisdictions, and the patent for our biBag connector expires in 2013 in Germany, 2013 in the United States, and in 2013 in other jurisdictions. We believe that after expiration of these patents, our proprietary know-how for the manufacture of these products will continue to constitute a significant competitive advantage.

     For peritoneal dialysis, we hold rights on the Safe-Lock(TM) system. For our non-polyvinyl chloride film, known as Biofine(R), indicated for general use in intravenous and peritoneal dialysis, we have a grant patent in Germany as well as pending patent applications in various countries. Further pending patents describe a special film for a peelable, non-polyvinyl chloride multi chamber bag for peritoneal dialysis solutions. Fresenius USA's intellectual property includes the Inpersol(TM) trademark and rights to certain manufacturing know-how Fresenius USA obtained from Abbott Laboratories, and a paid-up non-exclusive global sublicense from Baxter, Inc. to certain CAPD and connector technology.

     We believe that our success will depend, in large part, on our technology. As a standard practice, we obtain legal protections we believe are appropriate for our intellectual property, but intellectual property is subject to infringement or invalidation claims. In addition, technological developments in ESRD therapy could reduce the value of our existing intellectual property. Any such reduction could be rapid and unanticipated. Other than as disclosed in this report, we are not dependent to any material extent upon patents, licences or contracts.

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  COMPETITION

     The markets in which we sell our dialysis products are highly competitive. Our competitors in the sale of hemodialysis and peritoneal dialysis products include Gambro AB, Baxter International Inc., Asahi Medical Co., Ltd., Bellco S.p.A., a subsidiary of Sorin Biomedica S.p.A., Bieffe Medital S.p.A., which is an affiliate of Baxter, Inc., B. Braun Melsungen AG, Nissho Corporation, including Nissho Nipro Corporation Ltd., Nikkiso Co., Ltd., Terumo Medical Corporation and Toray Medical Co., Ltd. Some of our competitors possess greater financial, marketing and research and development resources than we do.

     We believe that in the dialysis product market, companies compete primarily on the basis of product performance, cost-effectiveness, reliability, assurance of supply and service and continued technological innovation. We believe our products are highly competitive in all of these areas. Dialysis centers acquired by other product manufacturers may elect to limit or terminate their purchases of our dialysis products in order to avoid purchasing products manufactured by a competitor. We believe, however, that customers will continue to consider our long-term customer relationships and reputation for product quality in making product purchasing decisions, and we intend to compete vigorously for these customers.

DISCONTINUED OPERATIONS

     Effective June 1, 1998, we classified our homecare/non-renal diagnostics businesses as discontinued operations. Until 1998, through the homecare division of NMC, we provided intravenous infusion, respiratory therapies and home medical equipment in the United States. Through the diagnostic services division of NMC, we also provided non-renal diagnostic testing at our own imaging clinics and on-site in physician offices, hospitals and nursing homes. We sold our non-renal diagnostics business in June 1998 and our homecare business in July 1998. We retained the assets belonging to the homecare business and the operations associated with the delivery of intradialytic parenteral nutrition therapy. For the year ended December 31, 1998, we recorded net losses after tax of $9 million from operations of discontinued businesses and $97 million from the disposal of these businesses.

EMPLOYEES

     At March 31, 2001, we had 37,791 employees, as compared to 32,314 at March 31, 2000 and 31,094 at December 31, 1999. They are employed in our principal segments as follows: North America 26,250 employees and International 11,541. A decline in total employees from the divestiture of the U.S. homecare and non-renal diagnostics businesses was offset in 1998 by an increase due to dialysis clinic acquisitions.

     We are a member of the Chemical Industry Employers Association in Germany and we are bound by union agreements negotiated with the respective union representatives. We are also party to additional shop agreements negotiated with works councils at individual facilities relating to those facilities. We believe our relations with our employees are good. During the last two fiscal years, we have not suffered any labor-related work disruptions. In addition, approximately 600 employees, or 2% of our U.S. employees are covered by union agreements.

CAPITAL EXPENDITURES

     We invested, by business segment and geographical areas, the following amounts during the three fiscal years ended December 31, 2000, 1999 and 1998 and have budgeted the following amounts for the year 2001:

                                                                    ACTUAL
                                                             --------------------    BUDGET
                                                             2000    1999    1998     2001
                                                             ----    ----    ----    ------
                                                               (U.S. DOLLARS IN MILLIONS)
Acquisitions
  North America............................................  $116(a) $ 65    $170
  International
     Germany...............................................    11      --      --
     Rest of World.........................................   161      46      95
                                                             ----    ----    ----     ----
          Total acquisitions...............................  $288    $111    $265     $100(a)
                                                             ====    ====    ====     ====
Capital expenditures for property, plant and equipment
  North America............................................  $113    $ 81    $ 75
  International
     Germany...............................................    24      24      31
     Rest of World.........................................    91      55      53
                                                             ----    ----    ----     ----
          Total capital expenditures.......................  $228    $160    $159     $270
                                                             ====    ====    ====     ====

---------------
(a) Excludes the acquisition of Everest on January 5, 2001 for a purchase price of approximately $341 million. See "Summary -- Our Business -- Recent Developments."

     In North America major capital expenditures for the year 2001 are planned for our manufacturing facility in Ogden, Utah. We have made a $65 million capital commitment to construct two dialyzer assembly lines and two fiber spinning lines. Production starts are scheduled between the fourth quarter of 2001 and the second quarter of 2002.

     Major capital expenditures in Japan scheduled for 2001 include a $14 million investment in a second fiber spinning line in Inukai. At our St. Wendel plant in Germany we plan to build a dialyzer assembly line for production of the new generation of FX-class dialyzers at an estimated cost of $10 million and we plan to invest an additional $7 million in a fourth line to produce peritoneal dialysis solutions. We finance our capital expenditures through cash flow from operations or under the existing credit facilities.

PROPERTY

     The table below describes our principal facilities. We do not own the land and buildings comprising our principal facilities in Germany. Rather, we lease those facilities on a long-term basis from Fresenius AG or one of its affiliates. This lease is described under "Certain Relationships and Related Party Transactions -- Real Property Lease."

                            FLOOR AREA     CURRENTLY OWNED OR
                           (APPROXIMATE    LEASED BY FRESENIUS       LEASE
LOCATION                  SQUARE METERS)      MEDICAL CARE        EXPIRATION                  USE
--------                  --------------   -------------------   -------------   -----------------------------
Bad Homburg, Germany....       5,374             Leased          December 2006   Corporate headquarters and
                                                                                 administration
St. Wendel, Germany.....      49,732             Leased          December 2006   Manufacture of polysulfone
                                                                                 membranes and dialyzers,
                                                                                 bloodines, and peritoneal
                                                                                 dialysis solutions; research
                                                                                 an development
Schweinfurt, Germany....      15,717             Leased          December 2006   Manufacture of hemodialysis
                                                                                 machines and peritoneal
                                                                                 dialysis cyclers; research
                                                                                 and development
L'Arbresle, France......      13,524              Owned                          Manufacture of polysulfone
                                                                                 dialyzers and special filters
                                                                                 dry hemodialysis concentrates
Palazzo Pignano,                                                                 Manufacture of bloodines and
  Italy.................      66,550              Owned                          tubing
Nottinghamshire, United
  Kingdom...............       5,110              Owned                          Manufacture of hemodialysis
                                                                                 concentrate solutions
Barcelona, Spain........       2,000              Owned                          Manufacture of peritoneal
                                                                                 dialysis bags and
                                                                                 concentrates
Ankara, Turkey..........       1,000             Leased          February,       Manufacture of liquid
                                                                 2009            hemodialysis concentrate
                                                                                 solutions
Tunisia.................         491             Leased          December 2000   Manufacture of liquid
                                                                                 hemodialysis concentrate
                                                                                 solutions
Buenos Aires,                                                                    Manufacture of hemodialysis
  Argentina.............      10,100              Owned                          concentrate solutions
Rio de Janeiro,                                                  Month to        Manufacture of hemodialysis
  Brazil................       1,159             Leased          Month           concentrate solutions
Reynosa, Mexico.........      13,936              Owned                          Manufacture of bloodines
Oita, Japan(1)..........      24,083              Owned                          Manufacture of polysulfone
                                                                                 membranes, dialyzers,
                                                                                 dialysis solutions, dialysis
                                                                                 machine components and
                                                                                 assembly of dialysis machines
Hong Kong...............       1,013             Leased          February 28,    Corporate headquarter and
                                                                 2003            administration -- Asia-Pacific
Milson Point,                                                    June 30, 2003   Administration
  Australia.............         557             Leased          with no
                                                                 renewal
                                                                 option
Smithfield, Australia...       5,350              Owned                          Manufacture of hemodialysis
                                                                                 concentrate solutions
                                                                                 Warehouse
Auckland, New Zealand...       2,043             Leased          March 31,       Administration
                                                                 2001

                            FLOOR AREA     CURRENTLY OWNED OR
                           (APPROXIMATE    LEASED BY FRESENIUS       LEASE
LOCATION                  SQUARE METERS)      MEDICAL CARE        EXPIRATION                  USE
--------                  --------------   -------------------   -------------   -----------------------------
Pusat, KL, Malaysia.....       4,060             Leased          March 15,       Administration
                                                                 2002 with an
                                                                 additional
                                                                 extended
                                                                 2-year
                                                                 renewal
                                                                 option to
                                                                 March 15,
                                                                 2004 based on
                                                                 prevailing
                                                                 market rental
                                                                 rate
Taipei, Taiwan..........       5,940             Leased          December 2003   Administration
Tokyo, Japan............       1,153             Leased          January 1999    Administration
                                                                 with 5-year
                                                                 renewal
                                                                 option
Inukai, Japan...........
  -- Land                     24,084              Owned                          Manufacture of polysulfone
                                                                                 dialyzers and filters
  -- Building                  2,142              Owned
Buzen, Japan............      37,094              Owned                          Manufacture of peritoneal
                                                                                 dialyzers
Seoul, South Korea......       1,554             Leased          August 15,      Administration
                                                                 2001
Lexington,                                                       October 2007    Corporate headquarters and
  Massachusetts.........      18,581             Leased          with 5-year     administration -- North
                                                                 renewal         America
                                                                 option
Walnut Creek,                                                    June 2002       Manufacture of hemodialysis
  California............       7,897             Leased          with 5-year     machines and peritoneal
                                                                 renewal         dialysis cyclers; research
                                                                 option          and development Warehouse
                                                                                 Space -- Machine components
                               1,625             Leased
Ogden, Utah.............      41,807              Owned                          Manufacture polysulfone
                                                                                 membranes and dialyzers and
                                                                                 peritoneal dialyzers
                                                                                 solutions; research and
                                                                                 development
Delran, New Jersey......       3,902             Leased          October 2002    Manufacture of liquid
                                                                 with 5-year     hemodialysis concentrate
                                                                 renewal         solutions
                                                                 option
Perrysburg, Ohio........       3,252             Leased          August 2008     Manufacture of dry
                                                                                 hemodialysis concentrates
Livingston,                                                      October 2001    Manufacture of liquid
  California............       2.973             Leased          with 5-year     hemodialysis concentrates
                                                                 renewal
                                                                 option
Chicago, Illinois.......          63             Leased          March 2005      Clinical laboratory testing
Freemont, California....       6,688             Leased          July 2003       Clinical laboratory testing
                                                                 with 5-year
                                                                 renewal
                                                                 option
Rockleigh, New Jersey...       7,897             Leased          June 2005       Clinical laboratory testing
                                                                 with two
                                                                 5-year
                                                                 renewal
                                                                 options

                            FLOOR AREA     CURRENTLY OWNED OR
                           (APPROXIMATE    LEASED BY FRESENIUS       LEASE
LOCATION                  SQUARE METERS)      MEDICAL CARE        EXPIRATION                  USE
--------                  --------------   -------------------   -------------   -----------------------------
Miami, Florida..........         400             Leased          Month to        Administration
                                                                 Month
Irving, Texas...........       6,503             Leased                          Manufacture of liquid
                                                                                 hemodialysis solution

---------------
(1) We own 70% of the joint venture that owns the facility.

     We lease most of our dialysis clinics, manufacturing, laboratory, warehousing and distribution and administrative and sales facilities in the United States and foreign countries on terms which we believe are customary in the industry. We own those dialysis clinics and manufacturing facilities that we do not lease.

REGULATORY AND LEGAL MATTERS

  REGULATORY OVERVIEW

     Our operations are subject to extensive governmental regulation by virtually every country in which we operate including, most notably, in the United States, at the federal, state and local levels. Although these regulations differ from country to country, in general, non-U.S. regulations are designed to accomplish the same objectives as U.S. regulations regarding the operation of dialysis clinics, laboratories and manufacturing facilities, the provision of quality health care for patients, the maintenance of occupational, health, safety and environmental standards and the provision of accurate reporting and billing for governmental payments and/or reimbursement. In the United States, some states prohibit ownership of health care providers by for-profit corporations or establish other regulatory barriers to direct ownership by for-profit corporations. Outside the United States, each country has its own payment and reimbursement rules and procedures, and some countries prohibit ownership of health care providers or establish other regulatory barriers to direct ownership by foreign companies. In all jurisdictions, we work within the framework of applicable laws to establish alternative contractual arrangements to provide services to those facilities.

     Any of the following matters could have a material adverse effect on our business, financial condition and results of operations:

     - failure to receive required licenses, certifications or other approvals for new facilities or significant delays in such receipt;

     - loss of various federal certifications or termination of licenses under the laws of any state or other governmental authority; and

     - changes resulting from health care reform or other government actions that reduce reimbursement or reduce or eliminate coverage for particular services we provide.

     We must comply with all U.S., German and other legal and regulatory requirements under which we operate, including the U.S. federal Medicare and Medicaid Fraud and Abuse Amendments of 1977, as amended, generally referred to as the "anti-kickback statute", the federal restrictions on certain physician referrals, commonly known as the "Stark Law", and other fraud and abuse laws and similar state statutes, as well as similar laws in other countries. It is possible that applicable laws or regulations will be amended, or that enforcement agencies or the courts will make interpretations inconsistent with ours or the manner in which we conduct our business. Any one of these events could have a material adverse effect on our business, reputation, financial condition and results of operations. Sanctions for violations of these statutes may include criminal or civil penalties, such as imprisonment, fines or forfeitures, denial of payments, and suspension or exclusion from the Medicare and Medicaid programs. In the United States, these laws have been broadly interpreted by a number of courts, and significant government funds and personnel have been devoted to enforcing them because enforcement has become a high priority for the federal government and some states. We, and the health care industry in general, will continue to be subject to extensive federal, state and foreign regulation, and we cannot predict the full scope of these regulations.

     In connection with the Settlement, FMCH has entered into a corporate integrity agreement with the U.S. government, which requires that FMCH staff and maintain a comprehensive compliance program, including a written code of conduct, training programs and compliance policies and procedures. The corporate integrity agreement requires annual audits by an independent review organization and periodic reporting to the government. The corporate integrity agreement permits the U.S. government to exclude FMCH and its subsidiaries from participation in U.S. federal health care programs if there is a material breach of the agreement that is not cured by FMCH within 30 days after FMCH receives written notice of the breach.

  PRODUCT REGULATION

     UNITED STATES

     In the United States, the Food and Drug Administration and comparable state regulatory agencies impose requirements on our subsidiaries that manufacture and sell medical products and supplies under their jurisdiction. These rules require:

     - compliance with Good Manufacturing Practices in manufacturing medical products; and

     - compliance with Food and Drug Administration rules regulating,

        - product design;

        - safety;

        - advertising and labeling; and

        - record-keeping and reporting of adverse events.

     In addition, in order to clinically test, produce and market certain medical products and other disposables (including hemodialysis and peritoneal dialysis equipment and solutions, dialyzers, bloodlines and cell separators) for human use, we must satisfy mandatory procedures and safety and efficacy requirements established by the Food and Drug Administration or comparable state and foreign governmental agencies. These rules generally require that the Food and Drug Administration approve products as safe and effective for their intended use prior to being marketed. The Food and Drug Administration has designated peritoneal dialysis solutions as drugs and, as such, they are subject to additional Food and Drug Administration regulation under the Food, Drug and Cosmetic Act of 1938.

     The approval process is expensive, time consuming and subject to unanticipated delays. The Food and Drug Administration may also prohibit the sale or importation of products, order product recalls or require post-marketing testing and surveillance programs to monitor a product's effects. We believe that we have filed for or obtained all necessary approvals for the manufacture and sale of our products in jurisdictions in which those products are currently produced or sold. We cannot assure that we will obtain necessary regulatory approvals or clearances within reasonable time frames, if at all. Any delay or failure to obtain regulatory approval or clearances could have a materially adverse effect on our business, financial condition and results of operations.

     GERMANY AND OTHER NON-U.S.

     Most countries maintain different regulatory regimes for pharmaceutical products and for medical devices. In each regime, there are regulations governing manufacturers and distributors, as well as regulations governing the final products manufactured and distributed. Treaties or other international law and standards and guidelines under treaties or laws may supplement or supersede individual country regulations.

     Some of our products, such as peritoneal dialysis solutions, are considered pharmaceuticals. The European Union has issued a directive on pharmaceuticals, No. 65/65/EWG (January 26, 1965), as amended. Each member of the European Union is responsible for conforming its law to comply with this directive. In Germany, the German Drug Law (Arzneimittelgesetz) which implements European Union requirements, is the primary regulation applicable to pharmaceutical products.

     The provisions of the German Drug Law are typical of the legal standards in other European countries. The German Drug Law states the requirements for the authorization of a company to manufacture pharmaceuticals. A manufacturer must, among other requirements, appoint pharmacists or physicians to be responsible for the quality, safety and efficacy of the pharmaceuticals. At least five responsible persons must be appointed: a marketing manager, a quality control manager, a manufacturing manager, a safety officer, and a drug information officer. Each of these persons may be held personally liable under German criminal laws for violations of the German Drug Law.

     International guidelines also govern the manufacture of pharmaceuticals and, in many cases, overlap with national requirements. In particular, the Pharmaceutical Inspection Convention, an international treaty, contains rules which are binding on most countries in which pharmaceuticals are manufactured. Among other things, the Pharmaceutical Inspection Convention establishes requirements for Good Manufacturing Practices which are then adopted at the national level. Another international guideline, which is non-binding, is the ISO 9000-9004 system for assuring quality control. This system is more detailed than Good Manufacturing Practices. Compliance entitles the manufacturer to utilize the CE certification of quality control. In July 1993, we obtained our first certificates for successfully running full quality management systems under the ISO 9001 standard.

     In addition to regulating the manufacture of pharmaceuticals, countries directly regulate marketing of the pharmaceuticals produced. A drug needs to be registered and authorized in every country in which it is distributed. European Union rules govern the conditions for a registration, such as pre-clinical and clinical testing.

     Historically, medical devices have not been regulated as strictly as pharmaceuticals, but more stringent regulatory schemes have been adopted during the last decade. The European Union began to harmonize national regulations comprehensively for the control of medical devices in Europe in 1993, when it adopted its Medical Devices Directive. In 1995, Germany implemented this directive when it adopted the Medical Devices Act (Medizinproduktegesetz), which is similar in many ways to the German Drug Law. The European Union directive applies to both the manufacturer's quality control system and the products' technical design. Depending on the class of medical devices, a manufacturer may choose alternative regulatory modules to demonstrate compliance with European Union provisions. To assure and demonstrate the high quality standards and performance of our operations, we have subjected our entire European business to the most comprehensive procedural module, which is also the fastest way to launch a new product in the European Union. This module requires the certification of a full quality management system by a notified body charged with supervising the quality management system. A notified body is a group accredited and monitored by governmental agencies that inspects manufacturing facilities and quality control systems at regular intervals and is authorized to carry out unannounced inspections.

     When a company receives a European Union certificate for the quality management system of a particular facility, it may assess whether products developed and manufactured in the facility satisfy European Union requirements. European Union requirements for products are laid down in harmonized European Union standards and include conformity to safety requirements, physical and biological properties, construction and environmental properties, and information supplied by the manufacturer. A manufacturer must demonstrate conformity to these requirements by pre-clinical tests, biocompatibility tests, qualification of products and packaging, risk analysis and well-conducted clinical investigations approved by ethics committees.

     A manufacturer having a European Union-certified full quality management system has to declare and document conformity of its products to the harmonized European standards. If able to do so, the manufacturer must put a "CE" mark on the products. The CE mark, which stands for Conformite Europeenne, demonstrates compliance with the relevant European Union requirements. Products subject to these provisions that do not bear the "CE" mark cannot be imported, sold or distributed within the European Union.

     The Medical Devices Directive became mandatory on June 15, 1998. Our Series 4008, 4008B, 4008E dialysis machines and their therapy modifications, and our PD-NIGHT(R) cycler, and our other medical devices distributed in the European market, as well as our dialysis filters and dialysis tubing systems and accessories, all bear the "CE" mark. We expect to continue to obtain additional certificates as they are required.

  FACILITIES AND OPERATIONAL REGULATION

     UNITED STATES

     The Clinical Laboratory Improvement Amendments of 1988 subject virtually all clinical laboratory testing facilities, including our facilities, to the jurisdiction of Department of Health and Human Services. That act establishes national standards for assuring the quality of laboratories based upon the complexity of testing performed by a laboratory. Some of our operations also subject us to federal laws governing the repackaging and dispensing of drugs and the maintenance and tracking of certain life sustaining and life-supporting equipment.

     Our operations are subject to various U.S. Department of Transportation, Nuclear Regulatory Commission and Environmental Protection Agency requirements and other federal, state and local hazardous and medical waste disposal laws. As currently in effect, laws governing the disposal of hazardous waste do not classify most of the waste produced in connection with the provision of dialysis or laboratory services as hazardous, although disposal of nonhazardous medical waste is subject to specific state regulation. However, our laboratory operations do generate hazardous waste which is subject to specific disposal requirements. Our operations are also subject to various air emission and wastewater discharge regulations.

     Federal, state and local regulations require that we meet various standards relating to, among other things, facilities, management, personnel qualifications and licensing, maintenance of proper records, equipment, quality assurance programs, the operation of pharmacies, and dispensing of controlled substances. All of our operations are subject to periodic inspection by federal and state agencies and other governmental authorities to determine if the operations, premises, equipment, personnel and patient care meet applicable standards. To receive Medicare reimbursement, our dialysis clinics, renal diagnostic support business and laboratories must have CMS certification. All of our dialysis clinics and laboratories that furnish Medicare services have the required certification.

     Some of our facilities and employees are also subject to state licensing statutes and regulations. These statutes and regulations are in addition to federal and state rules and standards that we must meet to qualify for payments under Medicare, Medicaid and other government reimbursement programs. Licenses and approvals to operate these clinics and conduct certain professional activities are customarily subject to periodic renewal and to revocation upon failure to comply with the conditions under which they were granted.

     Occupational Safety and Health Administration regulations require employers to provide employees who work with blood or other potentially infectious materials with prescribed protections against blood-borne and air-borne infection carriers. The regulatory requirements apply to all health care facilities, including dialysis clinics, laboratories and renal diagnostic support businesses, and require that employers determine which employees may be exposed to blood or other potentially infectious materials and have in effect a written exposure control plan. In addition, employers are required to provide hepatitis B vaccinations, personal protective equipment, blood-borne infection training, post-exposure evaluation and follow-up, waste disposal techniques and procedures, engineering and work practice controls and other programs required by the Occupational Safety and Health Administration for blood-borne and air-borne infection carriers.

     Some states in which we operate have certificate of need laws that require any person or entity seeking to establish a new health care service or to expand an existing service to apply for and receive an administrative determination that the service is needed. We currently operate in 13 states and the District of Columbia and Puerto Rico that have certificate of need laws applicable to dialysis clinics. These requirements may provide a barrier to entry to new companies seeking to provide services in these states, but also may constrain our own ability to expand our operations in these states.

     GERMANY AND OTHER NON-U.S.

     Countries outside of the United States possess a wide variety of operational regulation at disparate levels. Accordingly, our operations are subject to very different regulations in different countries. Most countries regulate dialysis clinic operating conditions and product manufacturing.

     We are subject to a broad spectrum of regulation. Our operations must comply with various environmental and transportation regulations in the various countries in which we operate. Our manufacturing facilities and dialysis clinics are also subject to various standards relating to, among other things, facilities, management, personnel qualifications and licensing, maintenance of proper records, equipment, quality assurance programs, the operation of pharmacies, the protection of workers from blood-borne diseases and the dispensing of controlled substances. All of our operations are subject to periodic inspection by various governmental authorities to determine if the operations, premises, equipment, personnel and patient care meet applicable standards. Our dialysis clinic operations and our related activities generally require licenses, which are subject to periodic renewal and may be revoked for violation of applicable regulatory requirements.

     In addition, many countries impose various investment restrictions on foreign companies. For instance, government approval may be required to enter into a joint venture with a local partner. Some countries do not permit foreign investors to own a majority interest in local companies or require that companies organized under their laws have at least one local shareholder. Investment restrictions therefore affect the corporate structure, operating procedures and other characteristics of our subsidiaries and joint ventures in these and other countries.

     We believe our facilities are currently in compliance in all material respects with the applicable national and local requirements in the jurisdictions in which they operate.

  REIMBURSEMENT

     UNITED STATES

     Dialysis Services. Our dialysis clinics provide outpatient hemodialysis treatment and related services for ESRD patients. In addition, some of our clinics offer services for the provision of peritoneal dialysis and hemodialysis treatment at home.

     The Medicare program is the primary source of revenue for the North America segment's dialysis care business. For example, in 2000, approximately 59% of our dialysis care revenue in the United States or approximately 37% of our revenue worldwide resulted from Medicare's ESRD program. As described below, the Medicare program reimburses the North America segment for dialysis treatment and related laboratory services in accordance with the Medicare composite rate for some products and services rendered at our dialysis clinics. As described in the next paragraph, other payment methodologies apply to Medicare reimbursement for other products and services that we provide at our dialysis clinics and for products that we sell and support services we furnish to ESRD patients receiving dialysis treatment at home. Medicare reimbursement rates are fixed in advance and are subject to adjustment from time to time by the U.S. Congress. Although this form of reimbursement limits the allowable charge per treatment, it provides us with predictable and recurring revenue per treatment.

     When Medicare assumes responsibility as primary payor, as described below under "Coordination of Benefits," Medicare is responsible for payment of 80% of the Medicare composite rate set by the CMS for dialysis treatments. The Medicare composite rate governs the Medicare reimbursement available for a designated group of dialysis services, including the dialysis treatment, supplies used for treatment, specified laboratory tests and specified medications. The Medicare composite rate consists of labor and non-labor components with adjustments made for regional wage costs, subject to a national payment rate schedule.

The Medicare composite rate for 2001 was increased by an average of 2.4% (as a result of set increases over the year), with a new payment ceiling of $144 per treatment. Some exceptions are paid at a higher rate based on specific criteria.

     Medicare reimburses us for home dialysis using two methods based on which supplier is selected to provide dialysis supplies and equipment. In Method I reimbursement, the dialysis clinic is designated as the supplier. Under Method I, the clinic provides all dialysis treatment related services, including equipment and supplies, and is reimbursed using a methodology based on the Medicare composite rate. In Method II reimbursement, our dialysis products division is designated as the direct supplier. Under Method II, our dialysis products division provides the patient directly with all necessary equipment and supplies and is reimbursed by Medicare subject to a capitated ceiling. Clinics provide home support services to Method II patients and these services are reimbursed at a monthly fee for service basis subject to a capitated ceiling. The reimbursement rates under Method I and Method II differ, although both are prospectively determined and are subject to adjustment from time to time by the U.S. Congress.

     Some items and services that we furnish at our dialysis clinics are not included in the Medicare composite rate and are eligible for separate Medicare reimbursement, typically on the basis of established fee schedule amounts. These items and services include specified drugs such as EPO, blood transfusions and some diagnostic tests.

     Medicare payments are subject to change by legislation and pursuant to deficit reduction measures. The Medicare composite rate was unchanged from commencement of the Medicare ESRD program in 1972 until 1983. From 1983 through December 1990, numerous congressional actions resulted in a net reduction of the average reimbursement rate from $138 per treatment in 1983 to approximately $125 per treatment in 1990. The U.S. Congress increased the ESRD reimbursement rate, effective January 1, 1991, to an average rate of $126 per treatment. Effective January 1, 2000, the reimbursement rate was increased by 1.2%. In December 2000 an additional increase of 2.4% was approved for the year 2001.

     We cannot predict what, if any, future changes may occur in the rate of Medicare reimbursement. Any significant decreases in the Medicare reimbursement rates could have a material adverse effect on our dialysis services business. In addition, because the demand for products is affected by Medicare reimbursement, a decline in reimbursement rates could also adversely affect our products business. Increases in operating costs that are affected by inflation, such as labor and supply costs, without a compensating increase in reimbursement rates, also may adversely affect our business and results of operations.

     Patients or their third-party insurance carriers, including employer-sponsored health insurance plans, commercial insurance carriers and the Medicaid program, are responsible for paying any co-payment amounts for approved services not paid by Medicare. Payment of these amounts -- typically the annual deductible and 20% co-insurance -- is subject to the specific coverage policies of the payors. The extent to which we are actually paid the full co-payment amounts depends on the particular responsible party. Each third-party payor, including Medicaid, makes payment under contractual or regulatory reimbursement provisions which may or may not cover the full 20% co-payment or annual deductible. Where the patient has no third-party insurance or the third party insurance does not cover co-payment or deductibles and the patient is not eligible for Medicaid, the patient is responsible for paying the co-payments or the deductible. We frequently do not collect these amounts in full despite reasonable collection efforts. Under an advisory opinion from the Office of the Inspector General, subject to specified conditions, we and other similarly situated providers may make contributions to a non-profit organization that has volunteered to make premium payments for supplemental medical insurance and/or medigap insurance on behalf of indigent ESRD patients, including our patients.

     Laboratory Tests. Spectra Renal Management obtains a substantial portion of its net revenue from Medicare, which pays for clinical laboratory services provided to dialysis patients in two ways.

     First, the Medicare composite rate paid to our dialysis clinics includes payment for some routine tests. For those services, the dialysis clinics obtain the services from a laboratory and pay the laboratory for the

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services. In accordance with industry practice, Spectra Renal Management usually provides composite rate testing services under capitation agreements with its customers pursuant to which it bills a fixed amount per patient per month to cover the laboratory tests included in the Medicare composite rate at the designated frequencies. In October 1994, the Office of the Inspector General issued a special fraud alert in which it stated its view that the industry practice of providing tests covered by the Medicare composite rate at below fair market value raised issues under the anti-kickback statutes, as such an arrangement with an ESRD facility appeared to be an offer of something of value (Medicare composite rate tests at below market value) in return for the ordering of additional tests billed directly to Medicare. See "-- Anti-Kickback Statutes, False Claims Act, Stark Law and Fraud and Abuse Laws" for a description of this statute.

     Second, Spectra Renal Management performs laboratory tests for Medicare beneficiaries that are not included in the Medicare composite rate and are separately billable directly to Medicare. Medicare pays for these tests at 100% of the Medicare fee schedule amounts, which are limited by national ceilings on payment rates, called National Limitation Amounts. The U.S. Congress has periodically reduced the fee schedule rates and the National Limitation Amounts with the most recent reductions in the National Limitation Amounts occurring in January 1998. (As part of the Balanced Budget Act of 1997, the U.S. Congress lowered the National Limitation Amounts from 76% to 74% effective January 1, 1998.) The U.S. Congress has also approved a five-year freeze on inflation adjustments based on the Consumer Price Index for 1998-2002.

     Medicare insurers have aggressively implemented its Local Medical Review Policies, which limit coverage for certain clinical laboratory services to an established list of diagnosis codes supporting medical necessity. These policies establish criteria under which laboratory tests will be considered medically necessary only if the patient's condition is reflected in specified diagnosis codes. They also establish rules limiting the frequency of certain laboratory tests. Provisions in the Balanced Budget Act of 1997 require the Secretary of Health and Human Services to adopt uniform coverage and payment policies for laboratory testing by July 1, 1999. The adoption of additional coverage policies would reduce the number of covered services and could materially affect our revenues. Laboratory tests are ordered only by physicians based on their patients' needs.

     Intradialytic parenteral nutrition. Among its other services, Spectra Renal Management administers intradialytic parenteral nutrition, a form of nutritional therapy, to chronic dialysis patients who suffer from gastrointestinal malfunctions. The Medicare program covers these services under the Medicare parenteral and enteral nutrition benefit, which requires extensive documentation and individual physician certification of medical necessity for each patient. Intradialytic parenteral nutrition therapy has been shown to increase the body content of vital, high biologic value proteins like albumin. Deficiency of such proteins, on both a long-term and short-term basis, has been shown to be associated with substantially higher risk of death among dialysis patients.

     Spectra Renal Management has continued to provide intradialytic parenteral nutrition therapy to malnourished dialysis patients who meet current Medicare coverage criteria. Analyses of data from our patient statistical profile database, both internal and as published in peer-reviewed medical journals, indicate that intradialytic parenteral nutrition is effective in increasing serum albumin levels -- a recognized measure of malnutrition -- and moderating mortality risk for malnourished patients with certain low serum albumin levels.

     Under our corporate integrity agreement, we agreed to submit claims for payment of intradialytic parenteral and other nutrition therapy in accordance with the coverage criteria of the CMS as in effect from time to time.

     Erythropoetin. In 1999, the Office of the Inspector General and the Clinton Administration announced their intention to seek a 10% reduction in Medicare reimbursement for EPO. Although this

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proposal was not enacted, any of the following could adversely affect our business, and results of operations, possibly materially:

     - future changes in the EPO reimbursement rate;

     - inclusion of EPO in the Medicare composite rate;

     - changes in the typical dosage per administration; or

     - increases in the cost of EPO.

Amgen Inc., our sole supplier of EPO, has announced a 3.9% increase in its wholesaler acquisition price for EPO effective May 9, 2001. Because our purchase contract with Amgen contains pricing protection, our purchase price for EPO will be unaffected by this increase through December 31, 2001.

     Coordination of Benefits. Medicare entitlement begins for most patients in the fourth month after chronic dialysis treatment at a dialysis clinic commences. During the first three months, considered to be a waiting period, the patient or the patient's insurance company, Medicaid or a state renal program are responsible for payment.

     Patients who have Medicare coverage and are also covered by an employer group health plan are subject to a 30-month coordination period during which the employer group health plan is the primary payor and Medicare is the secondary payor. During this coordination period the employer group health plan pays a negotiated rate or, in the absence of such a rate, our standard rate or a rate defined by the health plan documents. These payments are generally higher than the Medicare composite rate. Insurance will therefore generally cover a total of 33 months, the three-month waiting period plus the 30-month coordination period.

     Patients who already are eligible for Medicare coverage based on age when they become ESRD patients are dual eligible patients. If these patients have an employer group health plan that is their primary payor for covered services then these patients will have a 30-month coordination period. If Medicare is already the primary payor when ESRD entitlement begins, Medicare remains the primary payor, the employer group health plan is the secondary payor and no coordination period will apply. All ESRD patients or patients over 65 who do not have a health insurance retirement benefit plan can purchase Medigap plans.

     Possible Changes in Medicare. Because the Medicare program represents a substantial portion of the federal budget the U.S. Congress takes action frequently to modify the Medicare program by refining the amounts payable to health care providers. Future legislation or regulations could substantially modify or reduce the amounts paid for our services and products. It is also possible that future statutes or regulations may impose additional eligibility requirements for participation in the federal and state health care programs. Any such new legislation or regulations may adversely affect our businesses and results of operations.

     GERMANY AND OTHER NON-U.S.

     As a global company delivering dialysis care and dialysis products in more than 100 countries world wide, we face the challenge of addressing the needs of dialysis patients in widely varying economic and health care environments.

     Health care systems and reimbursement structures for ESRD treatment vary by country. In general, the government pays for health care and finances its payments through taxes and other sources of government income, from social contributions, or a combination of those sources. However, not all health care systems provide for dialysis treatment. In many developing countries, only limited subsidies from government or charitable institutions are available, and dialysis patients must finance all or substantially all of the cost of their treatment. In some countries patients in need of dialysis do not receive treatment on a regular basis but rather when the financial resources allow it.

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     In the major European and British Commonwealth countries, health care systems are generally based on one of two models. The German model is based on mandatory employer and employee contributions dedicated to health care financing. The British model provides a national health care system funded by taxes, with the result that funds allocated to health care may vary from year to year. Within these systems provision for the treatment of dialysis has been made either through allocation of a national budget or a billing system reimbursing on a fee-for-service basis. The health care systems of Japan, France, Switzerland and the Netherlands are based on the German model. Canada, Scandinavia, Italy and Spain established their national health services using the British model.

     Ownership of health care providers and, more specifically dialysis care providers, varies within the different systems and from country-to-country. In Europe more than 60% of the clinics providing dialysis care and services are publicly owned, nearly 30% are privately owned and approximately 10% belong to a health care organization. It should be noted that health care organizations treating a significant patient population operate only in Germany, France and Spain. Publicly run clinics care for almost 100% of the dialysis populations in Canada and Australia. Within Europe, nearly 100% of the dialysis population is treated in public clinics in the United Kingdom, the Netherlands and the Scandinavian countries, while more than 50% of dialysis clinics are privately owned in Spain and Portugal.

     In Latin America and Asia, privately owned clinics predominate, constituting more than 60% of all clinics providing dialysis care. As in the United States, only approximately 15% of dialysis clinics in Japan are publicly operated. Unlike the United States, however, Japan has a premium-based, mandatory social insurance system, and the structure of its health care system is more closely comparable to the German system.

     Financing policies for ESRD treatment also differ from country-to-country. In countries with a health care system that includes provisions for ESRD patient care, treatment is generally financed through a government budget allocation or on a fee-for-service basis. A few European countries have introduced payment systems based on fixed fees charged according to the disease related group, an arrangement similar to capitation. This basis for payment was adopted from the United States, where it was implemented as a method to curtail costs.

     Treatment components included in the cost of dialysis may vary from country-to-country, depending on the structure and cost allocation principles. Where treatment is reimbursed on a fee-for-service basis, reimbursement rates are allocated in accordance with the type of treatment performed. We believe that it is not possible to calculate a global reimbursement amount, because the services and costs for which reimbursement is provided in any such global amount would be likely to bear little relation to the actual reimbursement system in any one country. Generally, in countries with established dialysis programs, reimbursements range from $100 to more than $300 per treatment. However, a comparison from country to country would not be meaningful if made in the absence of a detailed analysis of the cost components reimbursed, services rendered and the structure of the dialysis clinic in each country being compared.

     Health care expenditures are consuming an ever increasing portion of the gross domestic product worldwide. In the developed economies of Europe, Asia and Latin America, health care spending is in the range of 5%-14% of gross domestic product. As in the United States, dialysis costs consume a disproportionately high amount of health care spending and these costs may be considered a target for implementation of cost containment measures. Today, there is increasing awareness of the correlation between the quality of care delivered in the dialysis unit and the total health care expenses incurred by the dialysis patient. Accordingly, developments in reimbursement policies include higher reimbursement rates for practices which are believed to improve the overall state of health of the ESRD patient and reduce the need for additional medical treatment.

ANTI-KICKBACK STATUTES, FALSE CLAIMS ACT, HEALTH CARE FRAUD, STARK LAW AND FRAUD AND ABUSE LAWS

     Some of our operations are subject to U.S. federal and state statutes and regulations governing financial relationships between health care providers and potential referral sources and reimbursement for services and items provided to Medicare and Medicaid patients. These laws include the anti-kickback
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statutes, health care fraud statutes, the False Claims Act, the Stark Law, other
U.S. federal fraud and abuse laws and similar state laws. These laws apply because our Medical Directors and other physicians with whom we have financial relationships refer patients to our dialysis clinics and other operations and order diagnostic and therapeutic services from them. As is generally true in the dialysis industry, at many dialysis facilities a small number of physicians account for all or a significant portion of the patient referral base. An ESRD patient generally seeks treatment at a clinic that is convenient to the patient and at which the patient's nephrologist has staff privileges. Virtually all of our clinics maintain open staff privileges for local nephrologists. Our ability to provide quality dialysis care and to otherwise meet the needs of patients and local physicians is central to our ability to expand our dialysis facilities.

     The U.S. federal government, many states and private third-party insurance payors have made combating health care waste, fraud and abuse one of their highest enforcement priorities, resulting in increasing resources devoted to this problem. Consequently, the Office of the Inspector General and other enforcement authorities are increasing scrutiny of arrangements between physicians and health care providers for possible violations of the anti-kickback statutes or other federal laws.

  ANTI-KICKBACK STATUTES

     The U.S. federal anti-kickback statutes establish criminal prohibitions against and civil penalties for the knowing and willful solicitation, receipt, offer or payment of any remuneration, whether direct or indirect, in return for or to induce the referral of patients or the ordering or purchasing of items or services payable in whole or in part under Medicare, Medicaid or other U.S. federal health care programs. Sanctions for violations of the anti-kickback statutes include criminal and civil penalties, such as imprisonment or criminal fines of up to $25,000 per violation, and civil penalties of up to $50,000 per violation, and exclusion from the Medicare or Medicaid programs and other federal programs. In addition, certain provisions of federal criminal law that may be applicable provide that if a corporation is found guilty of a criminal offense it may be fined no more than twice any pecuniary gain to the corporation, or, in the alternative, no more than $500,000 per offense.

     Some states also have enacted statutes similar to the anti-kickback statutes, which may include criminal penalties, applicable to referrals of patients regardless of payor source, and may contain exceptions different from state to state and from those contained in the federal anti-kickback statutes.

  FALSE CLAIMS ACT AND RELATED CRIMINAL PROVISIONS

     The False Claims Act imposes civil penalties for making false claims with respect to governmental programs, such as Medicare and Medicaid, for services not rendered, or for misrepresenting actual services rendered, in order to obtain reimbursement. Moreover, private individuals may bring qui tam or "whistle blower" suits against providers under the False Claims Act. In a "whistle blower" action, the private plaintiff asserts the government's alleged claims under the False Claims Act, which also authorizes the payment of a portion of any recovery to the individual bringing suit. Private plaintiffs must initially file a qui tam action under seal until the Department of Justice reviews the action. A few federal district courts have recently interpreted the False Claims Act as applying to claims for reimbursement that violate the anti-kickback statutes under certain circumstances. The False Claims Act generally provides for civil penalties of $5,000 to $10,000 per claim and for treble damages, resulting in the possibility of substantial financial penalties for small billing errors that are replicated in a large number of claims, as each individual item within a claim could be deemed to be a separate violation of the False Claims Act. Criminal provisions that are similar to the False Claims Act provide that if a corporation is convicted of presenting a claim or making a statement that it knows to be false, fictitious or fraudulent to any federal agency it may be fined not more than twice any pecuniary gain to the corporation, or, in the alternative, no more than $500,000 per offense. Some states also have enacted statutes similar to the False Claims Act which may include criminal penalties, substantial fines, and treble damages.

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  THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996

     The Health Insurance Portability and Accountability Act of 1996 was enacted in August 1996 and substantively changed U.S. federal fraud and abuse laws. The act:

     - expanded the reach of fraud and abuse laws to all federal health care programs;

     - established new bases for exclusions from government health programs and mandated minimum exclusion terms;

     - created an additional exception to the anti-kickback penalties for risk-sharing arrangements;

     - required the Secretary of Health and Human Services to issue advisory opinions;

     - increased civil monetary penalties to $10,000 (formerly $2,000) per item or service and assessments to three times (formerly twice) the amount claimed;

     - created a specific health care offense of health care fraud applicable to all payors and related health fraud crimes; and

     - expanded investigative authority and sanctions applicable to health care fraud.

     The act also prohibits provider payments which could be deemed an inducement to patient selection of a provider.

     The law expands criminal sanctions for health care fraud involving any governmental or private health benefit program, including freezing of assets and forfeiture of property traceable to commission of a health care offense.

  BALANCED BUDGET ACT OF 1997

     The Balanced Budget Act of 1997 contained sweeping adjustments to both the Medicare and Medicaid programs, and further expanded the fraud and abuse laws. Specifically, the Act created a civil monetary penalty for violations of the federal anti-kickback statute whereby violations will result in damages equal to three times the amount involved as well as a penalty of $50,000 per violation. In addition, these provisions expanded the exclusion requirements so that any person or entity convicted of three health care offenses is automatically excluded from federally funded health care programs for life. Individuals or entities convicted of two offenses are subject to mandatory exclusion of 10 years, while the Secretary of Health and Human Services may deny entry into the Medicare program to any provider or supplier convicted of any felony if entry is deemed to be detrimental to the best interests of the Medicare program or its beneficiaries.

     The Balanced Budget Act of 1997 also provides that any person or entity that arranges or contracts with an individual or entity that has been excluded from a federally funded health care program will be subject to civil monetary penalties if the individual or entity "knows or should have known" of the sanction.

     Finally, the Balanced Budget Act of 1997 created a Medicare+Choice Program that is designed to provide a variety of options to Medicare beneficiaries, almost all of whom may enroll in a Medicare+Choice Plan. The options include provider sponsored organizations, coordinated care plans, health maintenance organizations with and without point of service options involving out-of-network providers, and medical savings accounts offered as a demonstration project.

  STARK LAW

     The original Stark Law, known as "Stark I" was enacted as part of the U.S. Omnibus Budget Reconciliation Act of 1989, and prohibits a physician from referring Medicare patients for clinical laboratory services to entities with which the physician (or an immediate family member) has a financial relationship, unless specified exceptions apply. Sanctions for violations of the Stark Law may include denial of payment, refund obligations, civil monetary penalties and exclusion of the provider from the
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Medicare and Medicaid programs. The Stark Law also prohibits the entity receiving the referral from filing a claim or billing for services arising out of the prohibited referral.

     Provisions of the U.S. Omnibus Budget Reconciliation Act of 1993, known as "Stark II" amended Stark I to revise and expand upon various statutory exceptions, to expand the services regulated by the statute to a list of "Designated Health Services," and to prohibit similar Medicaid Designated Health Services referrals where a financial relationship exists. The provisions of Stark II generally became effective on January 1, 1995. The additional Designated Health Services include:

     - physical therapy services;

     - occupational therapy services;

     - radiology services, including magnetic resonance imaging, computer axial tomography scans and ultrasound services;

     - durable medical equipment and supplies;

     - parenteral and enteral nutrients, equipment and supplies;

     - home health services;

     - outpatient prescription drugs; and

     - inpatient and outpatient hospital services.

     Proposed regulations implementing Stark I and Stark II, published on January 9, 1998, would specifically exempt EPO as a Designated Health Service if it is provided to ESRD patients as part of a renal dialysis treatment plan. Further, the proposed regulations discussing durable medical equipment would exclude ESRD equipment and supplies from coverage as a Designated Health Service. Outpatient prescription drugs and in-hospital treatments would also be excluded because the ESRD benefit is distinguished under Medicare from the durable medical equipment benefit.

     Several states in which we operate have enacted self-referral statutes similar to the Stark Law. These state self-referral laws may apply to referrals of patients regardless of payor source and may contain exceptions different from each other and from those contained in the Stark Law.

  OTHER FRAUD AND ABUSE LAWS

     Our operations are also subject to a variety of other federal and state health care laws, principally designed to ensure that claims for payment to be made with public funds are complete, accurate and fully comply with all applicable program rules.

     Violations of numerous rules under the applicable statute, including the filing of a false or fraudulent claim and billing in excess of the amount permitted to be charged for a particular item or service, trigger various civil monetary penalty provisions. Violations may also result in suspension of payments, exclusion from the Medicare and Medicaid programs, as well as other federal health care benefit programs, or forfeiture of assets.

     In addition to the statutes described above, other criminal statutes may be applicable to conduct that is found to violate any of the statutes described above.

  HEALTH CARE REFORM

     Health care reform is considered by many countries to be a national priority. In the United States, members of Congress from both parties and the executive branch are continuing to consider many health care proposals, some of which are comprehensive and far-reaching in nature. Several states of the United States and many of the countries in which we do business are also currently considering health care proposals. We cannot predict what additional action, if any, the federal government or any state may ultimately take with respect to health care reform or when any such action will be taken. Health care

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reform may bring radical changes in health care industry financing and regulation, which could have a material adverse effect on our business, financial condition and results of operations.

LEGAL PROCEEDINGS

     The following section describes material legal actions and proceedings relating to us and our business. While we believe that it is unlikely that any pending legal proceedings known to us will have a material adverse effect on our business, financial condition and results of operations, we can offer no assurance regarding the ultimate outcome of any pending legal proceedings.

  COMMERCIAL LITIGATION

     In 1997, FMCH, NMC and certain named NMC subsidiaries were served with a civil complaint filed by Aetna Life Insurance Company in the U.S. District Court for the Southern District of New York. The lawsuit alleges inappropriate billing practices for nutritional therapy, diagnostic and clinical laboratory tests and misrepresentations. In April 1999, Aetna amended its complaint to include its affiliate, Aetna U.S. Healthcare, Inc., as an additional plaintiff and to make certain other limited changes in its pleading. The amended complaint seeks unspecified damages and costs. Other insurance companies have filed similar claims seeking unspecified damages and costs. We, FMCH, NMC and its subsidiaries believe that there are substantial defenses to the claims asserted and intend to vigorously defend all lawsuits. Other private payors have contacted FMCH and may assert that NMC received excess payments and, similarly, may join the lawsuits or file their own lawsuit seeking reimbursement and other damages. Although we cannot predict the ultimate outcome on us of these proceedings at this time, an adverse result could have a material adverse effect on our business, financial condition and results of operations.

     FMCH has filed counterclaims against the plaintiffs in these matters based on inappropriate claim denials and delays in claim payments.

     On September 28, 2000, Mesquita, et al. v. W.R. Grace & Company, et al. (Sup. Court of Calif., S.F. County, #315465) was filed as a class action by plaintiffs claiming to be creditors of Grace Chemicals against Grace Chemicals, FMCH and other defendants, principally alleging that the merger which resulted in the original formation of Fresenius Medical Care was a fraudulent transfer, violated the uniform fraudulent transfer act, and constituted a conspiracy. An amended complaint (Abner et al. v. W.R. Grace & Company, et al.) and an additional class action were filed subsequently with substantially similar allegations; the additional class action was transferred to Delaware Bankruptcy Court on June 13, 2001. These cases have been stayed in connection with W.R. Grace's Chapter 11 bankruptcy proceedings. We have requested indemnification from Grace Chemicals pursuant to the Merger Agreements. If the Merger is determined to have been a fraudulent transfer, if material damages are proved by the plaintiffs, and if we are not able to collect, in whole or in part on the indemnity, from W.R. Grace & Co. or its affiliates or former affiliates or their insurers, and if we are not able to collect against any party that may have received proceeds from W.R. Grace & Co., a judgment could have a material adverse effect on our business, financial condition and results of operations. We are confident that no fraudulent transfer or conspiracy occurred and we intend to defend the cases vigorously.

  OBRA 93

     The Omnibus Budget Reconciliation Act of 1993 affected the payment of benefits under Medicare and employer health plans for dual-eligible ESRD patients. In July 1994, the CMS issued an instruction to Medicare claims processors to the effect that Medicare benefits for the patients affected by that act would be subject to a new 18-month "coordination of benefits" period. This instruction had a positive impact on NMC's dialysis revenues because, during the 18-month coordination of benefits period, patients' employer health plans were responsible for payment, which was generally at rates higher than those provided under Medicare.

     In April 1995, the CMS issued a new instruction, reversing its original instruction in a manner that would substantially diminish the positive effect of the original instruction on NMC's dialysis business. The
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CMS further proposed that its new instruction be effective retroactive to August
1993, the effective date of the Omnibus Budget Reconciliation Act of 1993.

     NMC ceased to recognize the incremental revenue realized under the original instruction as of July 1, 1995, but it continued to bill employer health plans as primary payors for patients affected by the Omnibus Budget Reconciliation Act of 1993 through December 31, 1995. As of January 1, 1996, NMC commenced billing Medicare as primary payor for dual eligible ESRD patients affected by the act, and then began to re-bill in compliance with the revised policy for services rendered between April 24 and December 31, 1995.

     On May 5, 1995, NMC filed a complaint in the U.S. District Court for the District of Columbia (National Medical Care, Inc. and Bio-Medical Applications of Colorado, Inc. d/b/a Northern Colorado Kidney Center v. Shalala, C.A. No. 95-0860 (WBB)) seeking to preclude the CMS from retroactively enforcing its April 24, 1995 implementation of the Omnibus Budget Reconciliation Act of 1993 provision relating to the coordination of benefits for dual eligible ESRD patients. On May 9, 1995, NMC moved for a preliminary injunction to preclude the CMS from enforcing its new policy retroactively, that is, to billing for services provided between August 10, 1993 and April 23, 1995. On June 6, 1995, the court granted NMC's request for a preliminary injunction and in December of 1996, NMC moved for partial summary judgment seeking a declaration from the Court that the CMS's retroactive application of the April 1995 rule was legally invalid. The CMS cross-moved for summary judgment on the grounds that the April 1995 rule was validly applied prospectively. In January 1998, the court granted NMC's motion for partial summary judgment and entered a declaratory judgment in favor of NMC, holding the CMS's retroactive application of the April 1995 rule legally invalid. Based on its finding, the Court also permanently enjoined the CMS from enforcing and applying the April 1995 rule retroactively against NMC. The Court took no action on the CMS's motion for summary judgment pending completion of the outstanding discovery. On October 5, 1998, NMC filed its own motion for summary judgment requesting that the Court declare the CMS's prospective application of the April 1995 rule invalid and permanently enjoin the CMS from prospectively enforcing and applying the April 1995 rule. The Court has not yet ruled on the parties' motions. The CMS elected not to appeal the Court's June 1995 and January 1998 orders. The CMS may, however, appeal all rulings at the conclusion of the litigation. If the CMS should successfully appeal so that the revised interpretation would be applied retroactively, NMC may be required to refund the payment received from employer health plans for services provided after August 10, 1993 under the CMS's original implementation, and to re-bill Medicare for the same services, which would result in a loss to NMC of approximately $120 million attributable to all periods prior to December 31, 1995. Also, in this event, our business, financial condition and results of operations would be materially adversely affected.

     In July, 2000, NMC filed a complaint in the U.S. District Court for the Eastern District of Virginia (National Medical Care, Inc. and Bio-Medical Applications of Virginia, Inc. v. Aetna Life Insurance, Co., Inc. Aetna U.S. Healthcare, Inc. and John Does 1-10) seeking recovery against Aetna U.S. Healthcare and health plans administered by Aetna U.S. Healthcare for claims related to primary payor liability for dual eligible ESRD patients under the Omnibus Budget Reconciliation Act of 1993. On January 16, 2001, the Court stayed the action pending resolution of the District of Columbia Court action.

  OTHER LITIGATION AND POTENTIAL EXPOSURES

     From time to time, we are a party to or we may be threatened with other litigation arising in the ordinary course of our business. Our management regularly analyzes current information including, as applicable, our defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters. We do not expect that the ultimate outcome of these matters will materially affect our financial position, results of operations or cash flows.

     Like other health care providers, we conduct our operations under intense government regulation and scrutiny. We must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, and environmental and occupational health and safety. We must also comply with the U.S. anti-kickback

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statute, the False Claims Act, the Stark Law and other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the ours or the manner in which we conduct our business. In the United States, enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence "whistle blower" actions. By virtue of this regulatory environment, as well as our corporate integrity agreement with the government, we expect that our business activities and practices will continue to be subject to extensive review by regulatory authorities and private parties, and to continuing inquiries, claims and litigation relating to our compliance with applicable laws and regulations. We may not always be aware that an inquiry or action has begun, particularly in the case of "whistle blower" actions, which are initially filed under court seal.

     We operate a large number facilities throughout the United States. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliate companies. We rely upon our management structure, regulatory and legal resources, and the effective operation of our compliance program to direct, manage and monitor the activities of these employees. On occasion, we may identify instances where employees, deliberately or inadvertently, have submitted inadequate or false billings. Such persons' actions may subject us and our subsidiaries to liability under the False Claims Act, among other laws, and we cannot predict whether law enforcement authorities may use this information to initiate further investigations of the business practices disclosed or any of our other business activities.

     Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker's compensation or related claims, many of which involve large claims and significant defense costs. We have been subject to these suits due to the nature of our business and we expect that those types of lawsuits may continue. Although we maintain insurance at a level we believe is prudent, we cannot assure that our coverage limits will be adequate or that insurance will cover all claims asserted against us. A successful claim against us or any of our subsidiaries in excess of insurance coverage could have a material adverse effect upon us and our results of operations. Any claims, regardless of their merit or eventual outcome, also may have a material adverse effect on our reputation and business.

     We have also had claims asserted against us and lawsuits filed against us relating to businesses that we have acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. We have asserted our own claims, and claims for indemnification. Although we cannot predict the ultimate outcome on us at this time, an adverse result could have a material adverse effect upon our business, financial condition and results of operations.

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

                      MANAGEMENT OF FRESENIUS MEDICAL CARE

OUR DIRECTORS AND SENIOR MANAGEMENT

  GENERAL

     In accordance with the German Stock Corporation Act, we have a supervisory board and a management board. The two boards are separate and no individual may simultaneously be a member of both boards.

  OUR SUPERVISORY BOARD

     Our supervisory board consists of six members who are elected by the holders of Ordinary shares at our annual general meeting. Pursuant to the Ordinary shares pooling agreement, dated as of September 27, 1996 among Fresenius Medical Care AG, our independent directors as agents of the minority holders of Ordinary shares and us and the Preference shares pooling agreement, dated as of November 27, 1996 among Fresenius Medical Care AG, our independent directors as agents of the holders of Preference shares and us, at least one-third, but no fewer than two, of the members of the supervisory board elected by the shareholders are required to be independent directors, who are persons with no substantial business or professional relationship with us, Fresenius AG or any affiliate of either.

     If and when either:

     - Fresenius Medical Care AG itself has more than 500 employees; or

     - we enter into a domination agreement with a German subsidiary having more than 500 employees, or if that subsidiary is integrated into Fresenius Medical Care AG;

the German employees of Fresenius Medical Care AG and our German subsidiaries will elect one-third of the members of the supervisory board. If and when the aggregate number of employees of Fresenius Medical Care AG and our German subsidiaries exceeds 2,000, the supervisory board will increase to 12 persons and the holders of Ordinary shares and the German employees of Fresenius Medical Care AG and its German subsidiaries will elect six members each. In that case, the Chairman of the supervisory board will be selected from the members elected by the shareholders and will have the tie-breaking vote.

     The term of a member of the supervisory board will expire at the end of the general meeting of shareholders after the fourth fiscal year following the year in which the member was elected, but not counting the fiscal year in which such member's term begins. Members of the supervisory board elected by our shareholders may be removed by a resolution of our general meeting. This resolution requires a three-fourths majority of the votes cast at that meeting. The supervisory board ordinarily acts by simple majority vote and the Chairman has a tie-breaking vote in case of any deadlock.

     The principal function of the supervisory board is to appoint and to supervise the management board and to approve mid-term planning, dividend payments and matters which are not in the ordinary course of business and are of fundamental importance to us.

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

     The table below provides the names and ages of the members of our supervisory board:

                                                           AGE AS OF
                                                          DECEMBER 31,
NAME                                                          2000
----                                                      ------------
Dr. Gerd Krick, Chairman................................       62
Dr. Dieter Schenk, Deputy Chairman......................       48
Prof. Dr. Bernd Fahrholz................................       52
Dr. Theo Spettmann......................................       56
Walter L. Weisman(1)....................................       65
Stephen M. Peck(1)......................................       65

---------------
(1) Independent Director

     The term for each member of the supervisory board set forth above will expire in 2006. Members of the supervisory board are eligible for reelection.

     DR. GERD KRICK has been Chairman of our supervisory board since January 1, 1998. Since 1992, he has been Chairman of the Fresenius AG management board. Prior to 1992, he was a Director of the Medical Systems Division of Fresenius AG and Deputy Chairman of the Fresenius AG management board. From September 1996 until December 1997, Dr. Krick was Chairman of the management board of Fresenius Medical Care. Dr. Krick is a member of the Board of Directors of Adelphi Capital Europe Fund, of the Administrative Board of Dresdner Bank Luxembourg S.A., of the supervisory board of Vereinte Krankenversicherung AG, of the Advisory Board of HDI Haftpflichtverband der deutschen Industrie and of the Board of Trustees of the Donau Universitat Krems. He is also the Chairman of the supervisory boards of Vamed AG and of Fresenius Kabi AG.

     DR. DIETER SCHENK has been Deputy Chairman of our supervisory board since 1996. He is an attorney and tax advisor and has been a partner in the law firm of Norr Stiefenhofer Lutz since 1986. Dr. Schenk is also a member of the supervisory board of Fresenius AG and a member and vice-chairman of the supervisory board of Greiffenberger AG and a member of the supervisory boards of Schmidt Bank KGaA and Feintechnik Eisfeld GmbH.

     PROF. DR. BERND FAHRHOLZ has been a member of our supervisory board since 1998. He is an attorney and has been a member of the management board of Dresdner Bank AG since 1998 and its Chairman since April 2000. Dr. Fahrholz is also a member of the supervisory boards of ASTA Medica AG, BMW AG, BNP-Dresdner European Bank AG, DEGI Deutsche Gesellschaft fur Immobilienfonds mbH, Deutsche Hypothekenbank Frankfurt-Hamburg AG, Deutsche Schiffsbank AG (Chairman), Diskont und Kredit AG, Dresdnerbank Investment Management Kapitalanlagegesellschaft mbH, Dresdner Bank Lateinamerika Aktiengesellschaft (Vice Chairman), Dresdner Capital International Kapitalanlagegesellschaft mbH, Dresdner Kleinwort Wasserstein Inc., Dynamit Nobel AG, Kommanditgesellschaft Allgemeine Leasing GmbH & Co. (Chairman), Oldenburgische Landesbank AG; and Reuschel & Co.

     DR. THEO SPETTMAN has been a member of our supervisory board since April 1, 2000. He has been a member of the management board of Sudzucker AG since 1988 and Spokesman of the management board of Sudzucker AG since 1995. Dr. Spettman also sits on the supervisory boards of VK Muhlen AG, Karlsruher Versicherungen AG, Gerling Industrie Service AG, Scholler Holding GmbH & Co.KG and is spokesman of the supervisory board of Berentzen-Group AG.

     WALTER L. WEISMAN has been a member of our supervisory board since 1996. He is a private investor and a former Chairman and Chief Executive Officer of American Medical International, Inc., which he joined in 1972, was elected President in 1979 and served as Chief Executive Officer from 1985 to 1988. Mr. Weisman is a Vice-Chairman of the Board of the California Institute of Technology,

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

Chairman of the Board of the Los Angeles County Museum of Art, Chairman of the Board of the Sundance Institute, and a trustee of the Samuel A. Kress Foundation and the Los Angeles Opera.

     STEPHEN M. PECK was elected to our supervisory board in 1999. He is a private investor and a former managing and special partner of Weiss, Peck & Greer, which was founded in 1970. He served as Chief Investment Officer and Director of Reliance Insurance Company, Inc. from January 1986 to July 1988. Mr. Peck is a member of the Board of Directors of Harnischfeger Greyhound Lines, Inc., OFFIT Investment Funds and Banyan Strategic Realty Trust Grand Union Co., where he serves as Non-Executive Chairman of the Board. He also serves as a member of the Advisory Boards of the Torrey Funds and Brown Simpson Asset Management. Mr. Peck is presently Chairman of the Board of Trustees and the Executive Committee of Mount Sinai -- NYU Medical Center and Health System. He is a member of the Board of Trustees of Mount Sinai School of Medicine, New York University and The Jewish Theological Seminary.

  OUR MANAGEMENT BOARD

     Each member of our management board is appointed by the supervisory board for a maximum term of five years and is eligible for reappointment after such term. Their terms expire at our annual general meeting in the years listed below.

     The table below provides names, ages, positions and terms of office of the members of our management board:

                            AGE AS OF                                                         YEAR
                           DECEMBER 31,                                                       TERM
NAME                           2000                           POSITION                       EXPIRES
----                       ------------   -------------------------------------------------  -------
Dr. Ben Lipps............       60        Chairman of the management board, Chief Executive   2005
                                          Officer of our Company and Chief Executive
                                          Officer for North America
Roberto Fuste............       48        Chief Executive Officer for Asia Pacific            2005
Dr. Emanuele Gatti.......       45        Chief Executive Officer for Europe, Middle East,    2005
                                          Africa and Latin America

     DR. BEN J. LIPPS has been Chairman of the management board since May 1, 1999 and was Vice Chairman of the management board from September 1998 until May 1, 1999. He has been President and a director of Fresenius Medical Care Holdings since September 1996 and President, Chief Executive Officer, Chief Operating Officer and a director of Fresenius USA since October 1989, and he had served in various capacities with Fresenius USA's predecessor since 1985. Dr. Lipps joined Dow Chemical Company in 1966 and led the research team that developed the first hollow fiber dialyzer between 1967 and 1969. Prior to joining Fresenius USA's predecessor, Dr. Lipps was a Vice President of Research and Development for Cordis Dow Corporation.

     MR. ROBERTO FUSTE was appointed to our management board effective January 1, 1999. Mr. Fuste is responsible for the Asia-Pacific region within the International segment, for which he assumed responsibility in 1998. Mr. Fuste joined Fresenius AG in 1991 when Fresenius AG acquired Nephrocontrol S.A., a Spanish company which he founded in 1985 and of which he was Managing Director and joint owner. After the company was acquired by Fresenius AG, he continued as Managing Director. In 1995, he joined the Head Office of Fresenius AG where he has held various executive positions.

     DR. EMANUELE GATTI has been a member of our management board since May 1997 and is President and Chief Executive Officer of Europe, Middle East, Africa and Latin America within the International segment. Previously he was Executive Vice President with responsibility for our dialysis business in Southern Europe. Dr. Gatti joined the Fresenius Group in 1989 when Fresenius AG acquired Sis-ter, an Italian company of which he was General Manager. He has been working in the field of dialysis since 1981 after leaving the Polytechnic School of Milan where he was involved in teaching and biomedical research.

     The business address of all members of our management board and supervisory board is Else-Kroner-Strasse 1, 61352 Bad Homburg, Germany.

COMPENSATION OF OUR MANAGEMENT BOARD AND OUR SUPERVISORY BOARD

     For the year ended December 31, 2000, we paid aggregate compensation to all members of the management board of E2,949,237. The aggregate fees paid to all members of the supervisory board was E315,000, including compensation to Dr. Krick for his duties as Chairman of the supervisory board. We pay an annual retainer fee of $60,000 to each member of the supervisory board, with the Chairman paid twice that amount and the Deputy Chairman paid 150% of that amount. We reimburse supervisory board members for their reasonable travel and accommodation expenses incurred with respect to their duties as supervisory board members. The aggregate compensation reported above does not include amounts paid as fees for services rendered by certain business or professional entities with which some of the supervisory board members are associated. Those fees are described under "Certain Relationships and Related Party Transactions."

     During 2000 we awarded 83,000 options at an exercise price of E47.64 to members of the management board. At December 31, 2000, management board members held options to acquire 282,600 Preference shares of which options to purchase 49,933 Preference shares were exercisable at a weighted average exercise price of E36.81.

     At December 31, 2000, a loan granted to a member of our management board in the principal amount of $2,000,000, bearing interest at 6% per annum, was outstanding.

SHARE OWNERSHIP BY OUR DIRECTORS AND OFFICERS

     As of December 31, 2000, members of the supervisory board and the management board as a group owned 4,367 Ordinary shares (0.01% of total Ordinary shares outstanding) and 10,700 Preference shares (0.05% of total Preference shares outstanding). At December 31, 2000 management board members held options to acquire 282,600 Preference shares of which options to purchase 49,933 Preference shares were exercisable at a weighted average exercise price of E36.81. Those options expire at various dates between 2008 and 2010. None of the members of our management board and our supervisory board beneficially owns more than 1% of our outstanding Ordinary shares or our outstanding Preference shares.

OPTIONS TO PURCHASE OUR SECURITIES

  STOCK OPTION PLANS

     We have adopted a 1996 Stock Incentive Plan and a 1998 Stock Incentive Plan for our key management and executive employees and those of our subsidiaries. Under our stock incentive plans, eligible employees generally have the right to acquire Preference shares or ADSs. Each ADS represents one-third of a Preference share. A total of 1,333,333 Preference shares are available for issuance pursuant to grants under our stock incentive plans. The 1998 Stock Incentive Plan was amended in 1999 and 2000 to increase the number of Preference shares available for issuance pursuant to grants under that plan by 450,000 and 660,000, respectively, resulting in a total number of shares available for issuance of 2,443,333 Preference shares, less the number of Preference shares issued under the 1996 Stock Incentive Plan. Some eligible employees have received initial grants intended to cover a three-year period; other grants will be made annually.

     During 2000, there were no grants or awards under our 1996 Stock Incentive Plan. At December 31, 2000, there were awards for 205,166 ADSs outstanding under our 1996 Stock Incentive Plan with a weighted average exercise price of $76.03 per underlying Preference share. We do not expect to issue any additional awards under our 1996 Stock Incentive Plan. During 2000, grants for 653,325 Preference shares were issued under our 1998 Stock Incentive Plan at a weighted average exercise price of E46.74.

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

     Grants under our stock incentive plans are in the form of non-assignable and non-transferable convertible bonds and a corresponding nonrecourse employee loan, secured solely by the convertible bonds with respect to which it was made. The grant of convertible bonds and corresponding employee loans to an eligible employee is designed to be the functional equivalent of non-qualified employee stock options. To accomplish this result, as more fully described below, amounts due and payable on an employee loan are completely offset by amounts due and payable on the convertible bonds with respect to which the employee loan was made. We requested rulings from the U.S. Internal Revenue Service to this effect, and we received a favorable response received with respect to our 1996 Stock Incentive Plan and to our 1998 Stock Incentive Plan.

     The convertible bonds have a face amount equal to the calculated nominal value of a Preference share multiplied by the number of Preference shares into which the convertible bonds may be converted, either directly or as represented by ADSs. The interest rate on the convertible bonds is a rate determined by our management board, who administer our stock incentive plans. Conversion rights over the convertible bonds generally vest over a three-year period from the date of grant. Upon vesting, convertible bonds are convertible, subject to satisfaction of all state regulatory and other legal requirements, as well as the provisions of the applicable stock incentive plan, for a period of ten years from the date of grant, unless the recipient's employment terminates prior to that date. Generally, upon termination, the recipient or his or her representative will have 90 days to exercise the conversion right. That period is extended to one year in the case of death or disability. In the case of termination for cause, conversion rights cease at the time of termination of employment. Convertible bonds that are not converted within the prescribed time are mandatorily redeemed for face value. Convertible bonds may be converted in whole or in part; appropriate adjustment is made to the corresponding employee loans for partial conversions.

     Employee loans have a principal amount equal to the face amount of the convertible bonds with respect to which the employee loan was made, and bear interest at the same rate as the convertible bonds. An employee loan is payable on conversion of the convertible bonds with respect to which it was made, or upon redemption of the convertible bonds. If the convertible bonds are redeemed, the proceeds of the convertible bonds and the interest payable on the bond must be applied against the repayment of the corresponding employee loan and interest on the loan. Accordingly, for each grant, the terms of the convertible bonds and the corresponding employee loan are designed to match in all respects, so that the recipient of the grant receives nothing and pays nothing with respect to the convertible bonds or the employee loan. We have the right to offset our obligation on a convertible bond against the obligation on the related employee loan; therefore, the convertible bond obligations and employee loan receivables are not reflected in our consolidated financial statements.

     The conversion price of convertible bonds issued under our 1996 Stock Incentive Plan and held by U.S. citizens or residents is the fair market value of the ADS or Preference shares on the day of the grant. The conversion price of convertible bonds issued under our 1998 Stock Incentive Plan and held by U.S. citizens or residents is the fair market value of the Preference shares on the day following the date of the grant. A portion of the amount paid on conversion will be used to repay the corresponding employee loan, and interest payable with respect to the employee loan will be offset by interest payable on the convertible bonds.

     At the time of conversion, an employee who is a U.S. citizen or resident will be subject to U.S. federal income taxes equal to the value of the ADSs or Preference shares received and the amount paid for conversion of the convertible bonds and may be required, as a condition to receiving the ADSs or Preference shares, to remit to his or her employer company any required withholding and payroll taxes. Employees may also be required to file with us or our designed agent, as a protective measure, a form sufficient under German law to elect the treaty benefit of no withholding on interest under the U.S.-German income tax treaty. Under current German law, there would be no withholding tax imposed on these interest payments.

     As of December 31, 2000, options for a total of 10,060 Preference shares have been exercised under our 1998 Stock Incentive Plan.

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

     We have also adopted the Fresenius Medical Care Stock Option Plan of June 10, 1998. This plan, known as our International Plan, was adopted for:

     - members of management board and managerial staff of Fresenius Medical
       Care;

     - members of management and managerial staff of our German affiliates, other than Fresenius AG and subsidiaries of Fresenius AG that are not also our subsidiaries; and

     - managerial staff members of our non-German affiliates, other than subsidiaries of Fresenius AG that are not also our subsidiaries.

     We have reserved a total of 2,500,000 Preference shares for issuance upon exercise of options under our International Plan, of which 500,000 Preference shares have been reserved for issuance to members of our management board and 2,000,000 shares for other managerial staff.

     The exercise price of the options under the International Plan is equal to the average of the official daily quotation prices of the Preference shares on the Frankfurt Stock Exchange on the thirty (30) days of trading immediately prior to the date of grant of the award. One third of an option granted under the International Plan vests on each of the second, third and fourth anniversary of the award date, provided that we achieve certain performance criteria for the full fiscal year following the grant date in comparison to our performance for the full fiscal year preceding the grant date. The term of the International Plan is five years, and not more than 20% of the total options available under the International Plan may be issued in any one year. Options issued under the International Plan expire 10 years from the date of grant.

     At our 2000 annual general meeting, our shareholders approved a resolution allowing us to exclude from the calculation of the performance criteria under the International Stock Option Plan the effects of the special charges we took in 1999 in connection with the settlement of the U.S. government investigation. Under the International Stock Plan, 1999 performance criteria are used as both the comparative year to 1997 for options granted in 1998 and as the base year (which will be compared to 2001) for options granted in 2000. The purpose of excluding the special charges taken in 1999 is to avoid the distortions created by the special charges for both purposes.

     The International Plan is administered by our management board, except that the selection of award recipients and other determinations under the International Plan relating to members of our management board are made by our supervisory board. Subject to the vesting requirements of the International Plan, options are exercisable only within 15 working days after publication of our financial statements for the preceding quarter. Options under the International Plan are not transferable.

     During 2000, we awarded options under the International Plan to purchase 321,204 Preference shares at a weighted average price of E47.64 per share, including options to purchase 83,000 shares awarded to members of the management board. During 2000 a total of 7,333 options were exercised. At December 31, 2000, a total of 78,277 options were exercisable under the International Plan.

     We have adopted a new stock incentive plan for our key management and executive employees and those of our subsidiaries and our shareholders approved the new plan at our 2001 annual general meeting. A total of 4,000,000 non-voting Preference shares are available for issuance under our new stock incentive plan, of which up to 500,000 shares may be issued to members of our Management Board. Participation in the new plan is limited to management staff members, executive staff members and other employees of Fresenius Medical Care and its affiliates, other than subsidiaries of Fresenius AG that are not also our subsidiaries. Our management board will determine eligibility for participation in the new plan and awards under the new plan, except that our supervisory board will make those determinations with respect members of the management board.

     Grants under our new stock incentive plan will be in the form of non-assignable and non-transferable convertible bonds and the offer of a corresponding non-recourse loan, effectively secured solely by the convertible bonds with respect to which the loan was made. The convertible bonds have a face amount equal to E2.56 -- the calculated nominal value of a Preference share -- multiplied by the number of Preference shares into which the bonds may be converted. The interest rate on the bonds is 5.5% per
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

annum. Conversion rights over the convertible bonds generally vest over a four-year period from the date of grant. Upon vesting, convertible bonds are convertible, subject to satisfaction of all state regulatory and other legal requirements, as well as the provisions of the stock incentive plan, for a period of ten years from the date of grant, unless the recipient's employment terminates prior to that date. The plan authorizes the management board, with the consent of the supervisory board or the supervisory board in the case of grants to members of the management board) to adopt regulations governing exercise in case of death, occupational disability or incapacity for employment, retirement or dismissal on operational grounds and in similar exceptional cases. Convertible bonds that are not converted within the prescribed time are mandatorily redeemed for face value. Convertible bonds may be converted in whole or in part; appropriate adjustment is made to any corresponding employee loans for partial conversions.

     Any employee loans made in connection with grants will have a principal amount equal to the face amount of the convertible bonds with respect to which the employee loan is made, and will bear interest at the same rate as the convertible bonds. An employee loan will be payable on conversion of the convertible bonds with respect to which it was made, or upon redemption of the convertible bonds. If the convertible bonds are redeemed, the proceeds of the convertible bonds and the interest payable on the bond must be applied against the repayment of the corresponding employee loan and interest on the loan. Accordingly, for each grant that includes an employee loan, the terms of the convertible bonds and the corresponding employee loan are designed to match in all respects, so that the recipient of the grant receives nothing and pays nothing with respect to the convertible bonds or the employee loan. In the case of grants to North American employees, we expect that the grant of a convertible bond accompanied by an employee loan will be treated as the functional equivalent of a non-qualified stock option for U.S. federal income tax purposes. We obtained rulings to that effect in connection with our 1996 and 1998 Stock Incentive Plans.

     A grant of convertible bonds may, at the election of the plan participant, be subject to a success target specified in the plan. If a participant does not elect to receive bonds subject to the success target, the award will be reduced by 15%. To achieve the success target, the stock exchange price of our Preference shares must exceed the initial value of the shares by at least 25% or more for at least one day prior to conversion of the bond. The initial value of Preference shares issuable upon conversion of the convertible bonds will be the average stock exchange price during the 30 trading days prior to the grant of the bond. For this purpose, the stock exchange price is the closing price of the Preference shares in electronic "Xetra" trading on the Deutsche Borse AG.

     The conversion price for convertible bonds granted without a success target shall be the average stock exchange price of our Preference shares during the 30 trading days prior to the grant, less the face amount of the converted convertible bond. The conversion price for convertible bonds which are subject to a success target shall be the stock exchange price of our Preference shares at the time the success target price is achieved for the first time, less the face amount of the converted convertible bond. In the case of convertible bonds issued together with an employee loan, a portion of the amount paid on conversion will be used to repay the corresponding employee loan, and interest payable with respect to the employee loan will be offset by interest payable on the convertible bonds.

     In connection with approval of the new plan, we terminated our International Plan. Our new plan is effective immediately for participants outside of North America. Our 1996 Stock Incentive Plan and our 1998 Stock Incentive Plan remain in effect, but our authority to issue Preference shares upon conversion of convertible bonds issued under those plans expires in September 2001. At that time, our new plan will also be available for North American personnel. The termination of our International Plan and the termination of authority to issue Preference shares under out 1996 and 1998 Stock Incentive Plans do not affect awards currently outstanding under those plans.

  ROLLOVER OPTIONS

     In connection with our formation, employees of NMC exchanged options to purchase W.R. Grace common stock and Fresenius USA employees exchanged options to purchase Fresenius USA common stock for equivalent options with respect to our Ordinary shares. When we were formed, German corporate

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

law did not allow us to reserve Ordinary shares and issue them upon the exercise of these rollover options, as is done by U.S. corporations. Instead, we issued the Ordinary shares issuable upon exercise of the options to Fresenius AG, which will hold the shares until exercise of the options. Fresenius AG has agreed that it will not exercise voting power, and will return any dividends paid, with respect to the Ordinary shares underlying options formerly related to W.R. Grace common stock. Upon exercise of any of these options, the holder will pay the option exercise price to us and Fresenius AG will deliver the Ordinary shares to the depositary for the Ordinary shares against issuance of ADSs representing Ordinary shares in the name of the option holder. Upon cancellation or expiration without exercise of options formerly relating to W.R. Grace common stock, Fresenius AG will transfer the underlying Ordinary shares to us at no cost. Upon cancellation or expiration without exercise of options formerly relating to Fresenius USA common stock, the underlying Ordinary shares will revert to Fresenius AG. All rollover options expire on the same date on which the previous options to purchase either the W.R. Grace common stock or Fresenius USA common stock to which such rollover options relate would have expired.

     As of December 31, 2000, a total of 182,006 Ordinary ADSs, each representing one-third of an Ordinary share, were subject to rollover options as described above at exercise prices ranging from $9.78 to $46.53 per Ordinary share, all currently exercisable. Members of our supervisory board and our management board, as a group, held no rollover options.

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

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF FRESENIUS MEDICAL CARE

     Our outstanding share capital consists of Ordinary shares and non-voting Preference shares that are issued only in bearer form. Accordingly, unless we receive information regarding acquisitions of our shares through a filing with the SEC or through the German statutory requirements referred to below, we have no way of determining who our shareholders are or how many shares any particular shareholder owns except as described below with respect to our shares held in ADR form. Because we are a foreign private issuer under the rules of the SEC, our directors and officers are not required to report their ownership of our equity securities or their transactions in our equity securities pursuant to
Section 16 of the Exchange Act. Under the German Securities Exchange Law (Wertpapierhandelsgesetz), holders of voting securities of a German company listed on the official market (amtlicher Handel) of a German stock exchange or a corresponding trading segment of a stock exchange within the European Union are obligated to notify the company of the level of their holding whenever such holding reaches, exceeds or falls below certain thresholds, which have been set at 5%, 10%, 25%, 50% and 75% of a company's outstanding voting rights.

     To our knowledge, Fresenius AG is the only entity that beneficially owns more than 5% of our outstanding Ordinary shares. We have been informed that as of December 31, 2000, Fresenius AG owned the majority, 50.8%, of our Ordinary shares. At December 31, 2000 Fresenius AG's Ordinary shares represented approximately 40% of our total share capital. Morgan Guaranty Trust Company of New York, our ADR depositary, informed us that as of December 31, 2000 17,521,746 Ordinary ADSs, each representing one-third of an Ordinary share, were held of record by 8,393 U.S. holders and 3,610,391 Preference ADSs, each representing one-third of a Preference share, were held of record by six U.S. holders. Ordinary shares and Preference shares of U.S. holders accounted for approximately 8% of our Ordinary shares outstanding and 5% of our Preference shares outstanding as of December 31, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF FRESENIUS AG

     Fresenius AG's share capital consists of Ordinary shares and non-voting Preference shares. Both classes of shares are issued only in bearer form. Accordingly, Fresenius AG has no way of determining who its shareholders are or how many shares any particular shareholder owns. However, under the German Securities Exchange Law, holders of voting securities of a German company listed on the official market (amtlicher Handel) of a German stock exchange or a corresponding trading segment of a stock exchange within the European Union are obligated to notify the company of certain levels of holdings, as described above.

     Fresenius AG has been informed that the Else Kroner-Fresenius-Stiftung owns 68% of the Fresenius AG Ordinary shares. The Else Kroner-Fresenius-Stiftung serves to promote medical science, primarily in the fields of research and treatment of illnesses, including the development of apparatuses and preparations. It may promote only those research projects which make their results generally accessible to the public. It further serves to promote the education of physicians or of others concerned with the treatment and care of sick persons, primarily those working in the field of dialysis, as well as to promote the education of particularly gifted pupils and students.

     Fresenius AG has also been informed that AW Beteiligungsgesellschaft mbH, which is controlled by Agrar Industrie Holding GmbH, owns 9% of the Fresenius AG Ordinary shares. Pursuant to a pooling agreement relating to its shares, voting power over the shares indirectly held by Agrar-Industrie Holding GmbH is held by the Else Kroner-Fresenius-Stiftung.

     In addition, Neunte Herakles Beteiligungs-Gesellschaft mbH & Co. KG informed Fresenius AG that it owns 9.97% of the Fresenius AG Ordinary shares.

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              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In connection with the formation of Fresenius Medical Care, and the combination of the dialysis businesses of Fresenius AG and W.R. Grace, Fresenius AG and its affiliates and Fresenius Medical Care and its affiliates entered into several agreements for the purpose of giving effect to the merger and defining our ongoing relationship. Fresenius AG and W.R. Grace negotiated these agreements. The information below summarizes the material aspects of certain agreements, arrangements and transactions between Fresenius Medical Care and Fresenius AG and their affiliates. Some of these agreements have been previously filed with the SEC. The following descriptions are not complete and are qualified in their entirety by reference to the agreements, copies of which have been filed with the SEC and the New York Stock Exchange. We believe that the leases, the supply agreements and the services agreements are no less favorable to us and no more favorable to Fresenius AG than would have been obtained in arm's-length bargaining between independent parties. The trademark and other intellectual property agreements summarized below were negotiated by Fresenius AG and W.R. Grace, and, taken independently, are not necessarily indicative of market terms.

     In the discussion below regarding our contractual and other relationships with Fresenius AG:

     - the term "we (or us) and our affiliates" refers only to Fresenius Medical Care and its subsidiaries; and

     - the term "Fresenius AG and its affiliates" refers only to Fresenius AG and affiliates of Fresenius AG other than Fresenius Medical Care and its subsidiaries.

REAL PROPERTY LEASE

     We did not acquire the land and buildings in Germany that Fresenius Worldwide Dialysis used when we were formed. Fresenius AG or its affiliates have leased part of the real property to us, directly, and transferred the remainder of that real property to two limited partnerships. Fresenius AG is the sole limited partner of each partnership, and the sole shareholder of the general partner of each partnership. These limited partnerships, as landlords, have leased the properties to us and to Fresenius AG, as applicable, for use in our respective businesses. The aggregate annual rent payable by us under these leases is 16.8 million Deutsche mark (approximately E8.6 million), which was approximately $9.5 million as of December 31, 2000, exclusive of maintenance and other costs, and is subject to escalation, based upon the German cost of living index for a four-person employee household. The leases for manufacturing facilities have a ten-year term, followed by two successive optional renewal terms of ten years each at our election. The leases for the other facilities have a term of ten years. Based upon an appraisal, we believe that the rents under the leases represent fair market value for such properties. For information with respect to our principal properties in Germany, see
"Business -- Property."

COVENANTS NOT TO COMPETE

     Each of Fresenius AG and W.R. Grace has agreed that, for a period of ten years after our formation, it will not compete with us in any aspect of the business of supplying renal care-related goods and services, including laboratories. However, Fresenius AG may continue its home care business.

TRADEMARKS

     Fresenius AG continues to own the name and mark "Fresenius" and its "F" logo. Fresenius AG and FMC Deutschland, our principal German subsidiary, have entered into agreements containing the following provisions. Fresenius AG has granted to FMC Deutschland, for our benefit and that of our affiliates, an exclusive, worldwide, royalty-free, perpetual license to use "Fresenius Medical Care" in our corporate names, and to use the Fresenius marks, including some combination marks containing the Fresenius name that were used by Fresenius AG's dialysis business, and the Fresenius Medical Care name

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as a trade name, in all aspects of the renal business. FMC Deutschland, for our benefit and that of our affiliates, has also been granted a worldwide, royalty-free, perpetual license:

     - to use the "Fresenius Medical Care" mark in the then current NMC non-renal business if it is used as part of "Fresenius Medical Care" together with one or more descriptive words, such as "Fresenius Medical Care Home Care" or "Fresenius Medical Care Diagnostics";

     - to use the "F" logo mark in the National Medical Care non-renal business, with the consent of Fresenius AG. That consent will not be unreasonably withheld if the mark using the logo includes one or more additional descriptive words or symbols; and

     - to use "Fresenius Medical Care" as a trade name in both the renal business and the National Medical Care non-renal business.

     We and our affiliates have the right to use "Fresenius Medical Care" as a trade name in other medical businesses only with the consent of Fresenius AG. Fresenius AG may not unreasonably withhold its consent. In the United States and Canada, Fresenius AG will not use "Fresenius" or the "F" logo as a trademark or service mark, except that it is permitted to use "Fresenius" in combination with one or more additional words such as "Pharma Home Care" as a service mark in connection with its home care business and may use the "F" logo as a service mark with the consent of FMC Deutschland, who will not unreasonably withhold its consent if the service mark includes one or more additional descriptive words or symbols. Similarly, in the United States and Canada, Fresenius AG has the right to use "Fresenius" as a trade name, but not as a mark, only in connection with its home care and other medical businesses other than the renal business and only in combination with one or more other descriptive words, provided that the name used by Fresenius AG is not confusingly similar to our marks and trade names. After the expiration of Fresenius AG's ten-year covenant not to compete with us, Fresenius AG may use "Fresenius" in its corporate names if it is used in combination with one or more additional descriptive word or words, provided that the name used by Fresenius AG is not confusingly similar to the Fresenius Medical Care marks or corporate or trade names.

OTHER INTELLECTUAL PROPERTY

     Some of the patents, patent applications, inventions, know-how and trade secrets that Fresenius Worldwide Dialysis used prior to our formation were also used by other divisions of Fresenius AG. For Biofine(R), the polyvinyl chloride-free packaging material, Fresenius AG has granted to FMC Deutschland, for our benefit and for the benefit of our affiliates, an exclusive license for the renal business and a non-exclusive license for all other fields except other non-renal medical businesses. FMC Deutschland and Fresenius AG will share equally any royalties from licenses of the Biofine(R) intellectual property by either FMC Deutschland or by Fresenius AG to third parties outside the renal business and the other non-renal medical businesses. In addition, Fresenius AG has transferred to FMC Deutschland the other patents, patent applications, inventions, know-how and trade secrets that were used predominantly in Fresenius AG's dialysis business. In certain cases Fresenius Worldwide Dialysis and the other Fresenius AG divisions as a whole each paid a significant part of the development costs for patents, patent applications, inventions, know-how and trade secrets that were used by both prior to the merger. Where FMC Deutschland acquired those jointly funded patents, patent applications, inventions, know-how and trade secrets, our subsidiary licensed them back to Fresenius AG exclusively in the other non-renal medical businesses and non-exclusively in all other fields. Where Fresenius AG retained the jointly funded patents, patent applications, inventions, know-how and trade secrets, Fresenius AG licensed them to FMC Deutschland exclusively in the renal business and non-exclusively in all other fields.

SUPPLY AGREEMENTS

     We produce most of our products in our own facilities. However, Fresenius AG manufactures some of our products for us, principally concentrates, at facilities that, Fresenius AG retained. These facilities are located in Brazil and France. Conversely, a facility in Italy that Fresenius AG transferred to us produces products for Fresenius Kabi AG, a subsidiary of Fresenius AG.
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     Our local subsidiaries and those of Fresenius AG have entered into supply agreements for the purchase and sale of products from the above facilities. Prices under the supply agreements include a unit cost component for each product and an annual fixed cost charge for each facility. The unit cost component, which is subject to annual review by the parties, is intended to compensate the supplier for variable costs such as costs of materials, variable labor and utilities. The fixed cost component generally will be based on an allocation of the 1995 fixed costs of each facility, such as rent, depreciation, production scheduling and quality control. The fixed cost component will be subject to adjustment by good-faith negotiation every twenty-four months. If the parties cannot agree upon an appropriate adjustment, the adjustment will be made based on an appropriate consumer price index in the country in which the facility is located.

     Each supply agreement has a term that is approximately equal to the estimated average life of the relevant production assets as of September 30, 1996, resulting in terms of four and one-half to five years. Each supply agreement may be terminated by the purchasing party after specified notice period, subject to a compensation payment reflecting a portion of the relevant fixed costs.

     The parties may modify existing or enter into additional supply agreements, arrangements and transactions. Any future modifications, agreements, arrangements and transactions will be negotiated between the parties and will be subject to the approval provisions of the pooling agreements and the regulatory provisions of German law regarding dominating enterprises.

SERVICES AGREEMENT

     We obtain administrative and other services from Fresenius AG headquarters and from other divisions and subsidiaries of Fresenius AG. These services relate to, among other things, data processing, financial and management accounting and audit, human resources, risk management, quality control, production management, research and development, marketing and logistics. For 2000, Fresenius AG charged us approximately $20 million for these services. Conversely, we have provided certain services to other divisions and subsidiaries of Fresenius AG relating to research and development, plant administration, patent administration and warehousing. For 2000, we charged approximately $10 million to Fresenius AG's other divisions and subsidiaries for services we rendered to them.

     We and Fresenius AG may modify existing or enter into additional services agreements, arrangements and transactions. Any such future modifications, agreements, arrangements and transactions will be negotiated between the parties and will be subject to the approval provisions of the pooling agreements and the regulations of German law regarding dominating enterprises.

FINANCING

     During the year ended December 31, 2000, aggregate loans outstanding from Fresenius AG amounted to $216 million, of which $209 million bore interest at rates varying between 7.35% and 7.38%. The remaining loans bore interest at a rate of approximately 4%. The borrowed funds were used for general corporate purposes. Interest paid during 2000 was $18.6 million.

OTHER INTERESTS

     Dr. Gerd Krick, who is Chairman of our supervisory board, is also the Chairman of the management board of Fresenius AG.

     During 1999, we granted a member of our management board a five-year unsecured loan in the amount of $2 million, with interest at 6.0% per annum. Only interest is due during the first four years of the term, with both principal and interest due during the fifth year. At any time during the term of the loan, we may call the loan, and the loan can be repaid without penalty.

     Affiliates of Dresdner Bank AG were initial purchasers of the old trust preferred securities and Dresdner Kleinwort Wasserstein-Grantchester, Inc. was the co-lead manager of the offering of old USD trust preferred securities. Prof. Dr. Bernd Fahrholz, a member of our supervisory board, is the chairman of
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the managing board of Dresdner Bank AG, an affiliate of Dresdner Bank AG London
Branch, and Dr. Manfred Schaudwet, the Executive Manager of Dresdner Bank AG, is a member of the supervisory board of Fresenius AG. Dresdner Bank AG was one of the joint global coordinators of our offering of Preference shares in 2000 and received underwriting commissions and fees of E11.1 million ($10.4 million). Kleinwort Benson Holdings Inc., an affiliate of Dresdner Bank AG, acquired 1,410,256 Preference shares in the Franconia transaction described under "Management's Discussion of Financial Condition and Results of
Operations -- Fresenius Medical Care AG -- Liquidity and Capital Resources" and received a financing fee of approximately $589,900 in connection with the transaction. Kleinwort Benson Holdings, Inc. subsequently sold 1,111,000 of these shares at cost to an unaffiliated investor. An affiliate of Dresdner Kleinwort Benson North America LLC is the New York Stock Exchange specialist for the ADSs evidencing our Ordinary shares. Kleinwort Benson Holdings Inc. and Dresdner Kleinwort Benson North America LLC are wholly owned subsidiaries of Dresdner Bank AG. See "-- Security Ownership of Certain Beneficial Owners of Fresenius AG." Dresdner Bank AG also acts as custodian under the deposit agreement for the ADSs evidencing the Ordinary shares and under the deposit agreement for the ADSs evidencing the Preference shares.

     WestLB Panmure Limited, an affiliate of Westdeutsche Landesbank Girozentrale is one of the initial purchasers of the trust preferred securities in this offering. Mr. Gerhard Roggemann, a member of the managing board of Westdeutsche Landesbank Girozentrale is a member of the supervisory board of Fresenius AG.

     Dr. Dieter Schenk, Deputy Chairman of our supervisory board and a member of the supervisory board of Fresenius AG, is a partner in the law firm of Norr Stiefenhofer Lutz, German counsel to Fresenius AG and Fresenius Medical Care in connection with this offering of trust preferred securities, prior securities offerings by us, and other matters. See "-- Security Ownership of Certain Beneficial Owners of Fresenius AG." Dr. Alfred Stiefenhofer, also a partner of Norr Stiefenhofer Lutz, is one of the executors of the estate of Mrs. Else Kroner. The Else Kroner-Fresenius Stiftung, a charitable foundation established under the will of Mrs. Kroner, owns the majority of the voting shares of Fresenius AG.

PRODUCTS

     During 2000, we recognized $28.1 million of sales to Fresenius AG and its affiliates. We made purchases from Fresenius AG in the amount of $25.5 million during 2000.

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                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Fresenius Medical Care Capital Trust IV and Fresenius Medical Care Capital Trust V will issue the trust preferred securities under their respective declarations of trust. State Street Bank and Trust Company, a Massachusetts chartered trust company, is the preferred trustee under each trust declaration.

     The trust declarations have been qualified under the Trust Indenture Act of 1939, as amended, incorporate certain provisions of the Trust Indenture Act and, upon consummation of the exchange offers, the trust declarations will be subject to and governed by the Trust Indenture Act.

     The following description is only a summary of the material provisions of the trust declarations. We urge you to read the trust declaration governing your trust preferred securities because it, not this description, defines your rights as holders of the trust preferred securities. You may request copies of the trust declarations from us. We have filed the trust declarations as exhibits to the registration statement that includes this prospectus, and you can obtain copies of the trust declarations from the sources described under "Where You Can Find More Information."

GENERAL

     The trusts will issue the trust preferred securities in fully registered form, not in bearer form, without interest coupons.

     The USD trust preferred securities represent undivided beneficial ownership interests in the assets of Trust IV and the Euro trust preferred securities represent undivided beneficial ownership interests in the assets of Trust V, and entitle you to a preference, in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, over the common securities of the applicable trust.

     Neither trust declaration permits a trust to:

     - issue any securities other than the old trust preferred securities, the common securities and the trust preferred securities to be issued by the trusts in the exchange offers, or

     - incur any indebtedness.

     We own all of the common securities of each trust. The common securities rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities except as described below under "-- Subordination of Common Securities." The preferred trustee will own the notes and hold them for your benefit and for our benefit as holder of the common securities of each trust. Each trust guarantee is a full and unconditional guarantee with respect to the USD or Euro trust preferred securities, but does not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when the relevant trust does not have funds available to make those payments. See "Description of the Trust Guarantee."

DISTRIBUTIONS

     Distributions on the trust preferred securities will be fixed at the rates per annum of 7 7/8 of the stated liquidation amount of $1,000 per USD trust preferred security and 7 3/8% of the stated liquidation amount of E1,000 per Euro trust preferred security. Distributions in arrears for more than one quarter, and interest on such distributions, will accrue interest, compounded quarterly, at the same rates. The term "distributions" as used in this prospectus includes any such distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the trust preferred securities will be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears on each March 15, June 15, September 15, and December 15, commencing September 15, 2001, when, as and if available for payment.

     Distributions on the trust preferred securities must be paid quarterly on the dates payable to the extent that the applicable trust has funds available for the payment of these distributions. The funds
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available for distribution to the holders of the USD or the Euro trust preferred securities will be limited to payments received from the note issuer on the notes held by the applicable trust. See "Description of the Notes." Fresenius Medical Care will guarantee each trust's payment of distributions, to the extent of available funds of each trust, as set forth under "Description of the Trust Guarantee."

     Distributions on the trust preferred securities will be payable to the holders of the securities as they appear on the books and records of each trust on the relevant record dates, which will be 15 days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of each trust declaration, each payment will be made as described under "-- Same Day Settlement and Payment" below. If any date on which distributions are payable on the trust preferred securities is not a "business day," payment of the distribution payable on that date will be made on the next succeeding day which is a business day (without any distribution or other payment in respect of any such delay) except that, if that business day is in the next succeeding calendar year, the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date. A business day means

     - for the USD trust preferred securities, any day other than a day on which banking institutions in New York City, Frankfurt am Main or Luxembourg are authorized or required by law to close, and,

     - for the Euro trust preferred securities any day other than a day on which banking institutions in New York City, London, Frankfurt am Main or Luxembourg are, or on which the Trans-European Automated Real-Time Gross-settlement Express Transfer System is, authorized or required by law to close.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a "tax event", which is defined in the paragraph below, with respect to a trust occurs and is continuing, we will cause the trustees to dissolve and, after satisfaction of liabilities to creditors, liquidate that trust. The dissolving trust will then distribute the USD or Euro notes, as applicable, to the holders of its trust preferred securities and to us as holder of the common securities, within 90 days following the occurrence of the tax event. However, the liquidation and distribution will be conditioned on:

          (a) the trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that you will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the liquidation and distribution of the notes, and

          (b) the note issuer being unable to avoid the tax event within the 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the trust, the note issuer or you, and will involve no material cost.

     In the event that:

     - we receive an opinion of nationally recognized independent U.S. or German tax counsel or advisors or nationally recognized independent counsel or advisors of the note issuer's jurisdiction of formation (currently Luxembourg), that as a result of a tax event, there is more than an insubstantial risk that the note issuer or we would be precluded from deducting the interest on notes, for U.S. federal or German income tax purposes, or for purposes of any income tax imposed by the note issuer's jurisdiction of formation (currently Luxembourg), even after the notes were distributed to you upon liquidation of the trust as described above, or

     - tax counsel informs the trustees that it cannot deliver to the trustees an opinion referred to under (a) above;

the note issuer will have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of the tax event, to redeem all of its notes, for cash, at 100% of their principal amount plus accrued and unpaid interest. The trust will then redeem all the common securities and

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preferred trust securities of the dissolving trust at the liquidation amount of
$1,000 or E1,000 per common security and trust preferred security, as applicable, plus accrued and unpaid distributions.

     However, if the note issuer or the affected trust has the opportunity to eliminate, within this 90-day period, the tax event by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the trust, the note issuer or you, and will involve no material cost, the trust or the note issuer will pursue that measure instead of redemption. See "Mandatory Redemption." Instead of the foregoing options, we will also have the option of causing the USD or Euro trust preferred securities to remain outstanding and causing the note issuer to pay additional interest. See "Description of the Notes -- Additional Amounts."

     For the purposes of the trust preferred securities and the notes, a "tax event" occurs when Fresenius Medical Care obtains an opinion of nationally recognized tax counsel with respect to a trust to the effect that, as a result of:

     - any amendment to, or change (including any announced prospective change) in, the laws or the underlying regulations pertaining to such laws of the United States, Germany or the note issuer's jurisdiction of formation (currently Luxembourg), or any political subdivision or taxing authority in such jurisdictions (other than any amendment or change implementing, complying with, or introduced in order to conform to, or otherwise arising as a result of or in connection with, any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000), or

     - any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of issuance of the trust preferred securities, but not including any amendment or change implementing, complying with, or introduced in order to conform to, or otherwise arising as a result of or in connection with, any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000, which is effective or is announced on or after the date of issuance of the trust preferred securities, and there is more than an insubstantial risk that:

        - the trust is, or will be within 90 days after the date of opinion of counsel, subject to U.S. federal or German income tax, or income tax in the note issuer's jurisdiction of formation (currently Luxembourg), in each case, with respect to interest received or accrued on the notes,

        - interest payable by the note issuer on the notes is not, or within 90 days after the date of the opinion of counsel, will not be, deductible by the note issuer or by us, in whole or in part for U.S. federal or German income tax purposes, or for purposes of any income tax imposed by the note issuer's jurisdiction of formation (currently Luxembourg), or

        - the trust is, or will be within 90 days after the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges of whatever nature imposed by the United States, Germany or the note issuer's jurisdiction of formation (currently Luxembourg), or any other taxing authority.

     If an "investment company event" with respect to a trust occurs and is continuing, Fresenius Medical Care shall cause the trustees to dissolve and, after satisfaction of liabilities to creditors, liquidate that trust and have the USD or Euro notes distributed to holders of the USD or Euro trust preferred securities as applicable, and to us as holder of the common securities within 90 days following the occurrence of the investment company event.

     For purposes of the trust preferred securities and the notes, "investment company event" means receipt by Fresenius Medical Care of an opinion of counsel, having a nationally recognized tax and securities practice, with respect to a trust to the effect that, as a result of the occurrence of a change in

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law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which change in law becomes effective on or after the date of issuance of the trust preferred securities, that trust is or will be considered an "investment company" which is required to be registered under the U.S. Investment Company Act of 1940.

     After the date fixed for any distribution of USD notes or Euro notes:

     - the distributing trust's trust preferred securities will no longer be deemed to be outstanding,

     - DTC, or its nominee, as the record holder of the USD global certificates, or Deutsche Bank AG London, as common depositary for Euroclear and Clearstream, Luxembourg, or its nominee, as the record holder of the Euro global certificates, will receive registered global certificates representing the USD or Euro notes to be delivered upon such distribution, and

     - any certificates representing USD trust preferred securities not held by DTC or its nominee, or Euro trust preferred securities not held by Deutsche Bank AG London as common depositary for Euroclear and Clearstream, Luxembourg or its nominee, will be deemed to represent the USD or Euro notes, as applicable, having a principal amount equal to the aggregate of the stated liquidation amount of such trust preferred securities, with accrued and unpaid interest equal to the amount of accrued and unpaid distributions on such trust preferred securities, until such certificates are presented to the note issuer or its agent for transfer or reissuance.

     The distribution by a trust of the USD or Euro notes will effectively result in the cancellation of the distributing trust's preferred securities.

MANDATORY REDEMPTION

     The notes will mature on June 15, 2011 and we may redeem them at any time in certain circumstances upon the occurrence of a tax event. Upon the repayment of the USD or Euro notes, whether at maturity, upon redemption, by declaration or otherwise, after satisfaction of the liabilities of the applicable trust, we will apply the proceeds from such repayment or redemption simultaneously to redeem the common securities and preferred trust securities of that trust having an aggregate liquidation amount equal to the principal amount of notes repaid or redeemed. However, the trust conducting the redemption will give us, as holder of the common securities, not less than 30 nor more than 60 days' notice of such redemption. See "-- Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Notes -- General."

CHANGE OF CONTROL REDEMPTION

     A holder of common securities or preferred trust securities has the right to require the applicable trust to redeem all or any part of that holder's common securities or preferred trust securities upon the occurrence of a Change of Control Triggering Event, as defined under "Description of Notes -- Certain Definitions," at a redemption price equal to 101% of the liquidation amount plus any accrued and unpaid distributions. Upon the occurrence of such an event, the trust will exercise its right to require the note issuer to redeem USD or Euro notes in an amount equal to the USD or Euro trust preferred securities and common securities, as applicable, to be redeemed. See "Description of the Notes -- Change of Control."

REDEMPTION PROCEDURES

     A trust will not redeem its trust preferred securities unless all accrued and unpaid distributions have been paid on such trust preferred securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     Notice of redemption by a trust in respect of its trust preferred securities is irrevocable. If a trust gives a notice of redemption in respect of its trust preferred securities, then by 12:00 noon, New York City time, for the USD trust preferred securities, or 12:00 noon Central European time for the Euro trust

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preferred securities, on the redemption date, the trust conducting the redemption will irrevocably deposit with the paying agent for payment to DTC for the USD trust preferred securities, or to the common depositary for Euroclear and Clearstream, Luxembourg, for the Euro trust preferred securities, funds sufficient to pay the amount payable on redemption. The trust will instruct the paying agent to give DTC or the common depositary for Euroclear and Clearstream, Luxembourg, as applicable, irrevocable instructions and authority to pay such amount in respect of the trust preferred securities which are represented by global certificates to be redeemed. The trust will irrevocably deposit with the paying agent for its trust preferred securities funds sufficient to pay that amount in respect of any certificated trust preferred securities and will give the paying agent irrevocable instructions and authority to pay that amount to any holders of certificated trust preferred securities upon surrender of their certificates.

     Notwithstanding the foregoing, each trust will pay, on the relevant record dates, any distributions payable on or prior to the redemption date for its trust preferred securities called for redemption. If a trust gives notice of redemption and deposits funds as required, then upon the date of the deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right to receive the redemption price and any distributions payable on or prior to the date of redemption, but without interest on the redemption price. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the amount payable on that date will be made on the next succeeding day which is a business day (without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that the conducting the redemption trust improperly withholds or refuses to pay the redemption price in respect of its trust preferred securities to be redeemed, distributions on those trust preferred securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment. In that case the actual payment date will be considered the date fixed for redemption for purpose of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

     The trust conducting the redemption will mail notice of any redemption to holders of its trust preferred securities and us as holder of its common securities. In the case of the trust preferred securities, the trust will mail the notice at least 30 days but not more than 60 days before the date of the redemption. Unless the note issuer defaults in payment of the redemption price on the USD or Euro notes, as applicable, on and after the date of the redemption, interest shall cease to accrue on the USD or Euro notes, as applicable, or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

     We may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement, subject to our obligations described in this section and under the indentures for the notes and applicable law including U.S. federal securities laws.

SUBORDINATION OF COMMON SECURITIES

     Each trust will make distribution payments and any other payments due upon redemption or liquidation of its common securities and trust preferred securities, on a pro rata basis. However, if on any distribution date or redemption date an event of default under its trust declaration, the indenture for the USD or Euro notes or the applicable trust guarantee has occurred and is continuing, a trust will not make any payment of any distribution on, or amount payable upon redemption of, any common security, and will not make any other payment on account of the redemption, liquidation or other acquisition of the common securities, unless it has made payment in full in cash of accumulated and unpaid distributions on all its outstanding trust preferred securities for all distribution periods terminating on or prior to the date of payment, or in the case of payment of the amount payable upon redemption of such trust preferred securities, it has made or provided for the full amount of such payment in respect of all its outstanding trust preferred securities, and all funds available to the preferred trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, its trust preferred securities then due and payable.

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     In the case of any event of default referred to in the previous paragraph we, as holder of the common securities of a trust, will be deemed to have waived the event of default until all such events of default with respect to the USD or Euro trust preferred securities of that trust have been cured, waived or otherwise eliminated. Until any events of default with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the trustees shall act solely on behalf of the holders of those trust preferred securities and not on our behalf as holder of the common securities and only the holders of those trust preferred securities will have the right to direct the trustees to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding up or termination of a trust, the holders of that trust's trust preferred securities and we, as holder of its common securities, will be entitled to receive out of the assets of that trust available for distribution, after satisfaction of liabilities to creditors of the trust, an amount equal to the aggregate of the stated liquidation amount of $1,000 per USD trust security or E1,000 per Euro trust security, plus accrued and unpaid distributions on such trust securities to the date of payment. You will not be entitled to receive such a distribution if, in connection with such dissolution, winding up or termination, USD or Euro notes as applicable, in an aggregate principal amount equal to such distribution have been given on a pro rata basis to you. If such distribution can be paid only in part because a trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the dissolving or terminating trust on its trust preferred securities shall be paid on a pro rata basis. We, as holder of the common securities of each trust will be entitled to receive distributions upon each trust's liquidation pro rata with you, except that if an event of default has occurred and is continuing, the trust preferred securities shall have a priority over the common securities.

     Under each trust declaration, a trust will be dissolved and its affairs will be wound up upon the earliest to occur of the following:

     - December 31, 2030, the expiration of the term of each trust,

     - our bankruptcy, liquidation or dissolution,

     - the revocation of our charter and the expiration of 90 days after the date of revocation without a reinstatement of our charter,

     - the entry of a decree of judicial dissolution of the trust by a court of competent jurisdiction,

     - the distribution of all of the trust property (as defined in the trust declaration),

     - the written direction from us, as sponsor, to the preferred trustee at any time to terminate the trust and cause the note issuer to distribute the USD or Euro notes in exchange for the USD or Euro trust preferred securities, as applicable,

     - the redemption of all of the USD or Euro trust preferred securities in connection with the redemption of all of the USD or Euro notes, as applicable,

     - subject to conditions specified under "-- Tax Event or Investment Company Event Redemption or Distribution," the occurrence of a "tax event," and

     - the occurrence of an "investment company event."

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUSTS

     Neither trust may consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. A trust may, without your consent, consolidate, amalgamate, merge with or into, or be

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replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States of America so long as:

          (a) if the trust is not the survivor, the successor entity either

             (1) expressly assumes all of the obligations of the trust under its common securities and trust preferred securities, or

             (2) substitutes for the trust's common securities and trust preferred securities other securities ("successor securities") having substantially the same terms as the common and trust preferred securities, as long as the successor securities rank the same as the common securities and trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise,

          (b) the note issuer expressly appoints a trustee of the successor entity that possesses substantially the same powers and duties possessed by the preferred trustee as the holder of the USD or Euro notes, as applicable,

          (c) the USD or Euro trust preferred securities, as applicable, or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the USD or Euro trust preferred securities, as applicable, are then listed,

          (d) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the USD or Euro trust preferred securities, as applicable, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

          (e) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the USD or Euro trust preferred securities, as applicable or those of the holders of the common securities, including any successor securities, in any material respect,

          (f) the successor entity has a purpose substantially identical to that of the trust,

          (g) we have provided a guarantee to the holders of the successor securities with respect to the successor entity having substantially the same terms as the applicable trust guarantee, and

          (h) prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the note issuer has received an opinion of nationally recognized independent counsel to the trust experienced in such matters to the effect that

             (1) the successor entity will be treated as a grantor trust for U.S. federal income tax purposes or otherwise as an entity that is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity,

             (2) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act and

             (3) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not adversely affect the rights, preferences, privileges and limited liability of the USD or Euro trust preferred securities as applicable in any material respect.

     Notwithstanding these conditions, a trust will not, except with the consent of the holders of 100% in liquidation amount of the common securities and USD or Euro preferred trust securities, as applicable, consolidate, amalgamate, merge with or into, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a
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grantor trust for U.S. federal income tax purposes or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity.

DECLARATION EVENTS OF DEFAULT

     An event of default under an indenture, or a default by Fresenius Medical Care under a trust guarantee constitutes an event of default under the related trust declaration with respect to the common securities and USD or Euro trust preferred securities, as applicable. However, under the trust declaration of each trust, we, as holder of the common securities of a trust, will be deemed to have waived any event of default under the trust declaration with respect to such common securities until all events of default under the trust declaration with respect to the trust preferred securities of the trust have been cured, waived or otherwise eliminated. Until that time, the preferred trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities of the trust and only the holders of the trust preferred securities will have the right to direct the preferred trustee with respect to certain matters under the applicable trust declaration and, therefore, the related indenture.

     If an event of default has occurred and is continuing under a trust declaration and is attributable to the failure of the note issuer to pay interest on or principal of the USD or Euro notes on the date such interest or principal is otherwise payable (including, for the avoidance of doubt, any failure of the note issuer to pay additional amounts in respect of the notes), or in the case of redemption, the redemption date, then holders of not less than 25% in liquidation amount of outstanding USD or Euro trust preferred securities, as applicable, have the right to appoint a special trustee to act on their behalf. The special trustee appointed in accordance with the preceding sentence will represent all of the holders of the USD or Euro trust preferred securities, as applicable, unless the holders of at least a majority in liquidation amount of such outstanding trust preferred securities appoint an alternative special trustee in which case the special trustee appointed in accordance with the preceding sentence will be required to resign as special trustee. At no time can there be more than one special trustee acting on behalf of the holders of the USD or Euro trust preferred securities, as applicable. The special trustee will have the right to directly institute a proceeding against the note issuer for enforcement of payment of the principal of or interest on the USD or Euro notes, having a principal amount equal to the aggregate liquidation amount of USD or Euro trust preferred securities, as applicable. In connection with any such action, the note issuer will be subrogated to the rights of the holders of the trust preferred securities under the applicable trust declaration to the extent of any payment made by the note issuer to those holders in the action. If the preferred trustee or the special trustee do not enforce such payment obligations, the holders of the USD or Euro trust preferred securities will have the right, to the fullest extent permitted by law, to bring an action on behalf of the applicable trust to enforce the trust's rights under the USD or Euro notes, as applicable, and the related indenture. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the notes.

     Upon the occurrence of an event of default under a trust declaration, the preferred trustee, as the sole holder of the USD or Euro notes, as applicable, will have the right under the applicable indenture to declare the principal of and interest on the USD or Euro notes to be immediately due and payable. The note issuer and the trusts are each required to file annually with the preferred trustee an officers' certificate as to its compliance with all conditions and covenants under the trust declaration.

VOTING RIGHTS

     Except as described in this section and under "Description of the Trust Guarantee -- Amendments and Assignment" and as provided in the Delaware Business Trust Act and the Trust Indenture Act and as otherwise required by law and the applicable trust declaration, you will have no voting rights.

     Subject to the requirement that the preferred trustee obtain a tax opinion in certain circumstances set forth in the last sentence of the following paragraph, the holders of a majority in aggregate liquidation amount of the USD or Euro trust preferred securities, as applicable, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred trustee, or direct
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the exercise of any trust or power conferred upon the preferred trustee under the applicable trust declaration including the right to direct the preferred trustee, as holder of the USD or Euro notes, to:

     - exercise the remedies available under the applicable indenture with respect to the USD or Euro notes,

     - waive any past event of default that is waivable under the applicable indenture,

     - exercise any right to rescind or annul a declaration that the principal of all USD or Euro notes will be due and payable, or

     - consent to any amendment, modification, or termination of an indenture or the related notes where such consent will be required.

However, if a consent or action under an indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of the USD or Euro notes affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the USD or Euro trust preferred securities, as applicable, which is at least equal to the percentage required under the applicable indenture may direct the preferred trustee to give consent or take action. Also, we cannot amend either indenture in any way which would cause the applicable trust to fail or cease to be classified for purposes of U.S. federal income taxation as other than a grantor trust or other entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity. The trustees may not revoke any action that the holders of the USD or Euro trust preferred securities previously authorized or approved by their vote except by subsequent vote by them. If the preferred trustee or the special trustee fails to enforce its rights under the USD or Euro notes to receive interest or principal on those notes on the date the interest or principal is otherwise payable (or in the case of redemption, the redemption date), the holders of USD or Euro trust preferred securities, as applicable may institute a legal proceeding on behalf of the applicable trust against the note issuer to enforce the trust's rights under the notes without first instituting any legal proceeding against the preferred trustee or any other person or entity. The holders of trust preferred securities would not be able to exercise directly any other remedies available to the holders of the notes unless the preferred trustee or the indenture trustee, acting for the benefit of the preferred trustee, fails to do so. In that case, the holders of at least 25% in aggregate liquidation amount of outstanding USD or Euro trust preferred securities, as applicable, to the fullest extent permitted by law, have a right to institute such proceedings.

     The preferred trustee will notify the holders of USD or Euro trust preferred securities, of any notice of default received from the indenture trustee with respect to the related notes. The notice will state that the event of default also constitutes an event of default under the applicable declaration. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the preferred trustee will not take any of the actions described above unless the preferred trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity.

     In the event the consent of the preferred trustee, as the holder of the USD or Euro notes, is required under the applicable indenture with respect to any amendment, modification or termination of that indenture, the preferred trustee shall request the direction of the holders of USD or Euro trust preferred securities, with respect to that amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by a majority in liquidation amount of the USD or Euro trust preferred securities. However, if a consent under an indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the USD or Euro notes, the preferred trustee may only give that consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of USD or Euro trust preferred securities. Also, we may not amend either indenture in any way which would cause the trust under the related declaration to fail or cease to be

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classified for purposes of U.S. federal income taxation as other than a grantor trust or other entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity. The preferred trustee will not take any such action in accordance with the directions of the holders of trust preferred securities unless the preferred trustee has obtained an opinion of tax counsel to the effect that for the purposes of U.S. federal income tax the applicable trust will not be classified as other than a grantor trust or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity.

     A waiver of an event of default under an indenture will constitute a waiver of the corresponding event of default under the related trust declaration.

     The holders of USD or Euro trust preferred securities may give any required approval or direction at a separate meeting of holders of those trust preferred securities convened for such purpose, at a meeting of all of the holders of common and USD or Euro trust preferred securities or pursuant to written consent. The trustees will cause a notice of any meeting at which the holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be mailed to each holder of record of the applicable trust preferred securities. Each notice will include a statement setting forth the following information:

     - the date of such meeting or the date by which the action is to be taken,

     - a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought, and

     - instructions for the delivery of proxies or consents.

     No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities or distribute the USD or Euro notes in accordance with the applicable trust declaration.

     In any case in which the holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities:

     - that we own,

     - that any entity that we directly or indirectly control owns, or

     - that any entity under direct or indirect common control with us owns,

will not be entitled to vote or consent and will, for purposes of this vote or consent, be treated as if the trust preferred securities which these persons own were not outstanding.

     The procedures for you to exercise your voting rights are described below. See "-- Book-Entry, Delivery and Form" below.

     You will have no rights to appoint or remove, or increase or decrease the number of, the trustees, who may be appointed, removed or replaced, increased or decreased solely by us as the holder of all of the common securities.

MODIFICATION OF THE TRUST DECLARATIONS

     The trustees, the note issuer and we may modify a trust declaration. However, if any proposed amendment provides for, or the trustees, the note issuer or we otherwise propose to:

          (a) take any action that would adversely affect the powers, preferences or special rights of the common securities and trust preferred securities issued under a declaration of trust, whether by way of amendment to the trust declaration or otherwise, or

          (b) dissolve, wind up or terminate a trust other than under the terms of its trust declaration,
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then we, as holder of the common securities, and the holders of the trust preferred securities of that trust, voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the common securities and trust preferred securities affected by such amendment or proposal. However, if any amendment or proposal referred to in clause (a) above would adversely affect only the preferred securities or the common securities, as the case may be, of that trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the applicable class of securities.

     Notwithstanding the foregoing, no amendment or modification may be made to a trust declaration if the amendment or modification would:

     - cause the applicable trust to be classified for purposes of U.S. federal income taxation as other than a grantor trust or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity,

     - reduce or otherwise adversely affect the powers of the trustees, or

     - cause the applicable trust, to be deemed an "investment company" which is required to be registered under the Investment Company Act.

BOOK-ENTRY, DELIVERY AND FORM

     The trust preferred securities will be represented by two or more certificates in registered, global form without interest coupons (the "USD global certificate" and the "Euro global certificate," respectively, and collectively, the "global certificates"). The USD global certificate will be deposited upon issuance with the preferred trustee as custodian for DTC and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC as described below. The Euro global certificate will be deposited upon issuance with Deutsche Bank AG London as common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, operator of Euroclear S.A./N.V. and Clearstream Banking societe anonyme, and registered in the name of BT Globenet Nominees Limited as nominee for the common depositary, for credit to an account of a direct or indirect participant in Euroclear or Clearstream, Luxembourg as described below. The Euro trust preferred securities will not be registered with DTC or any nominee thereof.

     Except as described below, the USD global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and the Euro global certificate may be transferred, in whole and not in part, only by Euroclear and Clearstream, Luxembourg, to the common depositary, as the case may be, or by the common depositary to Euroclear and Clearstream, Luxembourg, respectively, or to another nominee or successor thereof or a nominee of such successor. Beneficial interests in the global certificates may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "-- Certificated Securities." Except in the limited circumstances described below, owners of beneficial interests in the global certificates will not be entitled to receive physical delivery of trust preferred securities in certificated form.

     Transfers of beneficial interests in the USD global certificate will be subject to the applicable rules of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg). Transfers of beneficial interests in the Euro global certificate will be subject to the applicable rules and procedures of Euroclear and Clearstream, Luxembourg and their direct or indirect participants (including, if applicable, those of DTC). In each case, these procedures may change from time to time.

     Cross-market transfers of beneficial interests in the USD global certificate between the participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg by its respective depositary; however, such cross-market transactions will require delivery of instructions to
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Euroclear or Clearstream, Luxembourg by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Cross-market transfers of beneficial interests in the Euro global certificate between the participants in Euroclear and Clearstream, Luxembourg, on the one hand, and DTC participants, on the other hand, will be effected through Euroclear and Clearstream, Luxembourg in accordance with Euroclear and Clearstream, Luxembourg's rules on behalf of DTC; however, such cross-market transactions will require delivery of instructions to DTC by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (New York City time) of such system. DTC will, if the transaction meets its settlement requirements, take action to effect final settlement by delivering or receiving interests in the relevant global certificate in Euroclear and Clearstream, Luxembourg, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to Euroclear and Clearstream, Luxembourg.

DEPOSITARY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are provided solely as a matter of convenience. We have obtained the information in these descriptions from sources we and the trusts believe to be reliable, but neither we nor the trusts takes responsibility for the accuracy of this information. The operations and procedures of these clearing systems are solely within the control of the respective settlement systems. Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the USD and Euro global certificates between their own participants and among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the preferred trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We urge you to contact the system or their participants directly to discuss these matters.

  DTC PROCEDURES

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. DTC participants include securities brokers and dealers (including the initial purchasers of the old trust preferred securities), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly; these entities are referred to in this prospectus as DTC's indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of its participants and indirect participants.

     DTC has also advised us that, pursuant to procedures established by it:

     (1) upon deposit of the global USD certificate, DTC will credit the accounts of its participants with portions of the liquidation amount of the USD global certificate; and

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     (2) ownership of these interests in the global certificate will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the USD global certificate).

     Investors in the USD global certificate who are participants in DTC's system may hold their interests in the certificates directly through DTC. Investors in the USD global certificate who are not participants may hold their interests in the certificate indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are DTC participants. Euroclear and Clearstream, Luxembourg will hold interests in the USD global certificate on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream, Luxembourg. All interests in the USD global certificate, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, your ability to pledge your beneficial interest in a global certificate to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing the beneficial interests.

     Except as described below you, as an owner of interest in the USD global certificates will not have USD trust preferred securities registered in your name, will not receive physical delivery of USD trust preferred securities in certificated form and will not be considered the registered owner of the USD trust preferred security under the Trust IV trust declaration for any purpose.

     The preferred trustee will act as U.S. paying agent for the USD trust preferred securities. We have appointed Banque Generale du Luxembourg as Luxembourg paying agent with respect to any USD trust preferred securities that are represented by a global certificate subject to transfer restrictions pursuant to Regulation S under the U.S. Securities Act.

     The aggregate amount of payments to DTC, as the registered holder of the USD trust preferred securities, will correspond to the aggregate liquidation amount of USD trust preferred securities represented by the USD global certificates as established by the preferred trustee at the close of business on the relevant record date, which will be 15 days prior to the relevant payment dates.

     Payments in respect of liquidation amounts and distributions on a USD global certificate registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Trust IV trust declaration. Under the terms of that trust declaration, the preferred trustee will treat holders of the USD trust preferred securities as the owners of the USD trust preferred securities for the purpose of receiving payments and for all other purposes. Trust IV, the preferred trustee or any paying agent will not, however, have any responsibility or liability for:

     (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the USD global certificate or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the USD global certificate; or

     (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the USD trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial
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ownership of an interest in the principal amount or the liquidation amount of the relevant security as shown on the records of DTC. Payments by DTC's participants and indirect participants to the beneficial owners of USD trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of those participants and indirect participants and will not be the responsibility of DTC. Neither we nor the preferred trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the USD trust preferred securities, and we and the preferred trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers of beneficial interests in the USD global certificate between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

     DTC has advised us that it will take any action permitted to be taken by you as holders of USD trust preferred securities only at the direction of one or more participants to whose account DTC has credited the interests in the USD global certificate and only in respect of the portion of the aggregate liquidation amount of the USD trust preferred securities as to which the participant or participants has or have given such direction.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG PROCEDURES

     We have been furnished with the following information by Euroclear and Clearstream, Luxembourg:

     - Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. This eliminates the need for physical movements of certificates and any risks from lack of simultaneous transfers of securities.

     - Euroclear and Clearstream, Luxembourg each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

     - Each of Euroclear and Clearstream, Luxembourg can settle securities transactions in any of more than 30 currencies, including the euro.

     - Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depositary and custodial relationships.

     - Their respective systems enable their respective account holders to settle trades with each other.

     - Account holders in Euroclear and Clearstream, Luxembourg are world-wide financial institutions including underwriters, securities brokers and dealers, which may include the initial purchasers, banks, trust companies and clearing corporations.

     - Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

     - An account holder's overall contractual relations with either Euroclear or Clearstream, Luxembourg are subject to their respective rules or operating procedures and any applicable laws.

     - Both Euroclear and Clearstream, Luxembourg act under those rules and operating procedures only on behalf of their respective account holders and have no record of or relationships with persons holding through their respective holders.

     Upon the issuance of the Euro global certificate, either of Euroclear or Clearstream, Luxembourg will credit the accounts of persons holding through it with the respective liquidation amounts represented by the Euro global certificate. Such accounts shall be limited to persons who have accounts with Euroclear or Clearstream, Luxembourg, or persons who may hold interests through such account holders.

     Ownership of beneficial interests in a Euro global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by Euroclear or Clearstream,
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Luxembourg (with respect to account holders' interests) and such account holders
(with respect to the owners of beneficial interests in such Euro global certificates other than account holders). The Euro global certificates will not be eligible for clearance through DTC, except indirectly through DTC's participation in Euroclear and Clearstream, Luxembourg.

     We expect that investors who hold accounts with Euroclear or Clearstream, Luxembourg may acquire, hold and transfer security entitlements with respect to the Euro global certificates against Euroclear or Clearstream, Luxembourg and their respective property by book-entry to accounts with Euroclear or Clearstream, Luxembourg, each of which has an account with the common depositary and subject at all times to the procedures and requirements of Euroclear or Clearstream, Luxembourg.

     In this prospectus, "security entitlement" means the rights and property interests of an account holder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with Euroclear or Clearstream, Luxembourg may acquire, hold and transfer security entitlements with respect to the Euro global certificate against the securities intermediary and its property with which such investors hold accounts by book-entry to accounts with such securities intermediary, which in turn may hold a security entitlement with respect to the Euro global certificate through Euroclear or Clearstream, Luxembourg. Investors electing to acquire security entitlements with respect to the Euro global certificate through an account with Euroclear or Clearstream, Luxembourg or some other securities intermediary must follow settlement procedures of their securities intermediary with respect to the settlement of new issues of securities. Security entitlements with respect to the Euro global certificate to be acquired through an account with Euroclear or Clearstream, Luxembourg will be credited to such account as of the settlement date against payment in euro for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to a Euro global certificate through an account with Euroclear or Clearstream, Luxembourg or some other securities intermediary other than in connection with the initial distribution of the Euro trust preferred securities must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the Euro global certificate.

     We will make distributions on the Euro trust preferred securities represented by a Euro global certificate in immediately available funds to the paying agent for payment to the common depositary for Euroclear and Clearstream, Luxembourg or its nominee, as the sole registered owner and the sole holder of the Euro global certificate represented thereby for all purposes under the Trust V declaration of trust.

     We expect that Euroclear and Clearstream, Luxembourg, upon receipt of any distribution on any Euro global certificate, will immediately credit, on their respective book-entry registration and transfer systems, the accounts of account holders with payments in amounts proportionate to their respective beneficial interests in the liquidation amount of such Euro global certificate as shown on the records of Euroclear and Clearstream, Luxembourg. We also expect that payments by account holders to owners of beneficial interests in a Euro global certificate held through such account holders will be governed by standing instructions and customary practice as is now the case with securities held for customer accounts registered in "street names" and will be the sole responsibility of such account holders. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Euro global certificate for any Euro trust preferred security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between Euroclear and Clearstream, Luxembourg and their respective account holders, or the relationship between such account holders and the owners of beneficial interests in the Euro global certificate owning through such account holders.

     Owners of beneficial interests in the Euro global certificate who wish to receive payment in any currency other than euro must make foreign exchange conversion arrangements at their own expense.

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Investors may be subject to foreign exchange risks that may have important economic and tax consequences for them.

     So long as a common depositary for Euroclear and Clearstream, Luxembourg or its nominee is the registered owner of a Euro global certificate, the common depositary or any successor depositary or such party will be considered the sole owner or holder of the Euro trust preferred securities represented by that Euro global certificate for all purposes under the Trust V declaration of trust and the Euro trust preferred securities. Except as set forth below, owners of beneficial interests in a Euro global certificate will not be entitled to have the Euro trust preferred securities represented by such Euro global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated Euro trust preferred securities and will not be considered to be the owners or holders of any Euro trust preferred securities for purposes of the Trust V declaration of trust and the Euro trust preferred securities. Accordingly, each person owning a beneficial interest in a Euro global certificate must rely on the procedures of Euroclear or Clearstream, Luxembourg, and if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Trust V declaration of trust or with respect to the Euro trust preferred securities. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a Euro global certificate desires to give or take any action which a holder is entitled to give or take under the Trust V declaration of trust, Euroclear and Clearstream, Luxembourg would authorize the account holders holding the relevant beneficial interest to give or take such action and such account holders would authorize beneficial owners owning through such account holders to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

CERTIFICATED SECURITIES

     Subject to certain conditions, the trust preferred securities represented by the global certificates are exchangeable for certificated trust preferred securities of the same series in definitive registered form of like tenor in denominations of $1,000 or E1,000 as applicable, and integral multiples of $1,000 or E1,000 if:

     - DTC (in the case of the USD global certificate) notifies us or Euroclear and Clearstream, Luxembourg (in the case of the Euro global certificates) notify us that they are unwilling or unable to continue as a clearing agency for the applicable global certificate and we are unable to locate at least one qualified successor clearing agency within 90 days,

     - We in our discretion at any time determine not to have all the USD or Euro trust preferred securities, as applicable, represented by a global certificate, or

     - A default entitling the holders of the USD or Euro trust preferred securities to require the trustee to accelerate the maturity of the USD or Euro notes, as applicable, has occurred and is continuing.

     Each declaration of trust requires us to make distributions in respect of certificated trust preferred securities by mailing a check to each such holder's registered address. Distribution upon liquidation on a certificated trust preferred security will be made against surrender of the relevant trust preferred security at the office of any paying agent.

     Any trust preferred security that is exchangeable as described above is exchangeable for certificated trust preferred securities issuable in authorized denominations and registered in such names as DTC (in the case of USD trust preferred securities) or Euroclear and Clearstream, Luxembourg (in the case of the Euro trust preferred securities) shall direct. Subject to the foregoing, neither global certificate is exchangeable, except for a global certificate of the same aggregate liquidation amount to be registered in the name of DTC or its nominee or Euroclear and Clearstream, Luxembourg or their nominee, as the case may be.

     Upon the issuance of certificated trust preferred securities, holders will be able to transfer certificated trust preferred securities at the specified office of the registrar and transfer agent or any paying agent or transfer agent in Luxembourg upon the surrender of such certificated trust preferred securities, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with
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the provisions of the applicable declaration of trust. In the case of a transfer of part only of a certificated trust preferred security, a new certificated trust preferred security will be issued to the transferee in respect of the part transferred, and a further new certificated trust preferred security in respect of the balance of the holding not transferred will be issued to the transferor. Each new certificated trust preferred security to be so issued shall be available for delivery within three business days of receipt by the registrar and transfer agent or any paying agent or transfer agent at its specified office on the relevant certificated trust preferred security and the form of transfer.

REGISTRAR AND TRANSFER AGENT

     State Street Bank and Trust Company, a Massachusetts chartered trust company will act as registrar and transfer agent for the USD trust preferred securities. Deutsche Bank AG London will act as registrar and transfer agent for the Euro trust preferred securities. Registration of transfers of trust preferred securities will be made without charge by or on behalf of the applicable trust, but upon payment (with the giving of such indemnity as such trust or the note issuer may require) in respect of any tax or other government charges which may be imposed in relation to it. A trust will not be required to register or cause to be registered the transfer of trust preferred securities that have been called for redemption.

CLEARING AND SETTLEMENT

  CLEARSTREAM, LUXEMBOURG

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in various currencies, including euro. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission of Supervision of the Financial Sector (CSSF). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly. Distributions with respect to global certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures.

  EUROCLEAR

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in various currencies, including euro. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

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     The Euroclear operator is the Brussels Branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the U.S. Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to trust preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator.

SAME DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the USD trust preferred securities represented by the USD global certificate by wire transfer of immediately available funds to the accounts specified by the holders of the USD trust preferred securities. We will make payments in respect of the Euro trust preferred securities represented by the Euro global certificate by wire transfer of immediately available funds to the common depositary for payment to Euroclear and Clearstream, Luxembourg. We will make all payments of liquidation amounts and distributions, with respect to certificated trust preferred securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated trust preferred securities or, if no such account is specified, by mailing a check to each such holder's registered address. Because DTC, Euroclear and Clearstream, Luxembourg operate same day funds settlement systems, any permitted secondary market trading activity in trust preferred securities will be required by DTC, Euroclear and Clearstream, Luxembourg to be settled in immediately available funds. We expect that secondary trading in any certificated trust preferred securities will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a DTC participant purchasing an interest in a Euro global certificate from a participant in Euroclear and Clearstream, Luxembourg, or a Euroclear and Clearstream, Luxembourg participant purchasing an interest in a USD global certificate from a participant in DTC, will be credited, and any such crediting will be reported to the relevant purchaser, during the securities settlement processing day (which must be a business day for settlement system in which the purchaser is a participant) immediately following the settlement date of the settlement system in which the seller is a participant. DTC has advised us that cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global certificate by or through a Euroclear or Clearstream, Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date. Euroclear and Clearstream, Luxembourg have advised us that cash received in DTC as a result of sales of interests in a global certificate by or through a DTC participant to a participant in Euroclear and Clearstream, Luxembourg will be received with value on the settlement date of Euroclear and Clearstream, Luxembourg but will be available in the relevant DTC cash account only as of the business day for DTC following Euroclear and Clearstream, Luxembourg's settlement date.

GOVERNING LAW

     The trust declarations and the trust preferred securities are governed by and will be construed in accordance with the laws of the State of Delaware.

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LISTING; NOTICES

     We intend to list the trust preferred securities on the Luxembourg Stock Exchange.

     All notices regarding the trust preferred securities will be published in the Luxemburger Wort or in any other publication as required by the rules of the Luxembourg Stock Exchange. Any notice will become effective for all purposes on the date of its publication. At any time that the rules of the Luxembourg Stock Exchange permit, we may substitute for this publication in this newspaper the delivery of the relevant notice to the applicable clearing system for communication by it to holders of the trust preferred securities. Any notice will be deemed to have been given to you on the seventh day after the day on which it was given to all applicable clearing systems.

PAYING AGENTS

     If any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to this Directive is introduced, we will ensure that we maintain a paying agent in respect of the trust preferred securities in a European Union member state that will not be obliged to withhold or deduct for or on account of tax pursuant to any such Directive or law. As long as any trust preferred securities are listed on the Luxembourg Stock Exchange, we will maintain a paying agent in Luxembourg.

MISCELLANEOUS

     The trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that neither trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or characterized as other than a grantor trust for U.S. federal income tax purposes or otherwise as an entity that is not subject to U.S. federal or German income tax, or income tax in the jurisdiction of formation of the note issuer, at the entity level and the assets and income of which are treated for U.S. federal or German income tax purposes, or for purposes of any income tax imposed by the jurisdiction of formation of the note issuer, as held and derived directly by holders of interests in the entity, and so that the notes will be treated as indebtedness of the note issuer for U.S. federal or German income tax purposes or for purposes of any income tax imposed by the jurisdiction of formation of the note issuer. In this connection, the trustees are authorized to take any action, not inconsistent with applicable law, the certificates of trust or the trust declarations that the trustees determine in their discretion to be necessary or desirable for such purposes as long as this action does not adversely affect your interests.

     You have no preemptive rights with respect to any securities of the trusts.

INFORMATION CONCERNING THE PREFERRED TRUSTEE

     The preferred trustee, prior to default, undertakes to perform only the duties specifically set forth in the trust declarations and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred trustee is under no obligation to exercise any of the powers vested in it by the trust declarations at the request of any holder of USD trust preferred securities or Euro trust preferred securities, unless offered reasonable indemnity by you against the costs, expenses and liabilities which the preferred trustee might incur by exercising such powers. The preferred trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the preferred trustee reasonably believes that it does not have reasonable assurance of repayment or adequate indemnity.

INFORMATION CONCERNING THE DELAWARE TRUSTEE

     The Delaware trustee is First Union Trust Company, National Association, a national banking association. The Delaware trustee will be one of the trustees of the trusts for the sole and limited purpose of fulfilling the requirements of the Delaware Business Trust Act for a trustee that is either a natural person who is a resident of Delaware or a legal entity with its principal place of business in that state.

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                      DESCRIPTION OF THE TRUST GUARANTEES

     Fresenius Medical Care AG will issue the trust guarantees for your benefit. State Street Bank and Trust Company will act as indenture trustee under the trust guarantees and will hold the trust guarantees for the benefit of the holders of the USD or Euro trust preferred securities, as applicable. The following description is only a summary of the material provisions of the trust guarantees and does not purport to be complete. We urge you to read the trust guarantees. You may request a copy of the trust guarantee from the indenture trustee. In addition, we have filed the trust guarantees as exhibits to the registration statement that includes this prospectus, and you can obtain copies of the trust guarantees from the sources described under "Where You Can Find More Information." The trust guarantees have been qualified under the Trust Indenture Act.

GENERAL

     Under the trust guarantees, Fresenius Medical Care will irrevocably and unconditionally agree to pay in full, on a senior subordinated basis, the following payments or distributions with respect to the USD or the Euro trust preferred securities as applicable, to the extent not paid by or on behalf of a trust and to the extent that the trust has legally available funds (as discussed below):

          (a) any accumulated and unpaid distributions required to be paid on the trust preferred securities,

          (b) the redemption price with respect to trust preferred securities called for redemption, and

          (c) upon a voluntary or involuntary dissolution, winding up or liquidation of a trust (unless the USD or Euro notes, as applicable, are distributed to holders of the related USD or Euro trust preferred securities), the lesser of

             (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment and

             (2) the amount of assets of the trust remaining legally available for distribution to the holders of the USD or Euro trust preferred securities, as applicable, upon the liquidation of the trust.

     The foregoing payments will be made to the holders of the USD or Euro trust preferred securities, as applicable, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert, other than the defense of payment.

     Fresenius Medical Care's obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the USD or Euro trust preferred securities, as applicable, or by causing the applicable trust to pay such amounts to them.

     Each trust guarantee will be an irrevocable and unconditional guarantee on a senior subordinated basis of a trust's obligations under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make such payments and is not a guarantee of collection. The trust guarantees will rank subordinate and junior in right of payment to all of the senior indebtedness of Fresenius Medical Care. See "-- Status of the Trust Guarantee."

     If the note issuer does not make interest payments on the USD or Euro notes held by a trust and neither Fresenius Medical Care nor the other note guarantors makes such payments under the note guaranties, the trust will not be able to pay distributions on its trust preferred securities and will not have funds legally available for payment.

     Fresenius Medical Care is a non-operating holding company and almost all of its operating assets and those of our consolidated subsidiaries are owned by such subsidiaries. Fresenius Medical Care relies primarily on dividends and other payments from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the

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obligations of Fresenius Medical Care under the trust guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries.

     Fresenius Medical Care has, through the trust guarantees, the trust declarations, the notes, the note guaranties, the indentures and the expense agreements described under "-- The Expense Agreements," taken together, fully, irrevocably and unconditionally guaranteed each trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations under the USD or Euro trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Notes and the Trust Guarantees."

     Fresenius Medical Care has also agreed separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the applicable trust guarantee, except that upon the occurrence and during the continuation of an event of default under a trust declaration, you will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption, or otherwise.

STATUS OF THE TRUST GUARANTEE

     The trust guarantees will constitute an unsecured senior subordinated obligation of Fresenius Medical Care and will rank subordinate and junior in right of payment to all of its Senior Indebtedness as defined under "Description of the Notes -- Certain Definitions." The trust guarantees will constitute guarantees of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Fresenius Medical Care to enforce its rights under the applicable trust guarantee without first instituting a legal proceeding against any other person or entity). The trust guarantees will be held for the benefit of the holders of the USD or Euro trust preferred securities, as applicable. The trust guarantees will not be discharged except by payment of the guarantee payments thereunder in full to the extent not paid by the applicable trust out of funds legally available for payment or upon distribution of the USD or Euro notes to the holders of the USD or Euro trust preferred securities, as applicable. The trust guarantees place no limitations on the amount of additional Senior Indebtedness that Fresenius Medical Care may incur. However, Fresenius Medical Care's ability and the ability of its subsidiaries to incur indebtedness is restricted under the indentures. Fresenius Medical Care expects from time to time to incur additional indebtedness constituting Senior Indebtedness to refinance our Senior Indebtedness and for other purposes. On July 12, 2001, we issued E108.5 million aggregate principal amount of senior notes in the European private placement market, guaranteed by Fresenius Medical Care. We used the proceeds to refinance existing senior debt. See "Description of the Notes -- Certain Covenants."

     Fresenius Medical Care may not make a guarantee payment to holders of trust preferred securities if:

     - any of its Specified Senior Indebtedness as defined under "Description of the Notes -- Certain Definitions." (or any of its other Senior Indebtedness having an outstanding principal amount at the time of determination in excess of $25 million) is not paid when due, or

     - any other default on its Specified Senior Indebtedness occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full.

     However, Fresenius Medical Care may make a guarantee payment without regard to these restrictions if it and the guarantee trustee receive written notice approving the payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in the above paragraphs has occurred and is continuing. During the continuance of any default (other than a default described in the bullet-point paragraphs above) with respect to any of the Specified Senior Indebtedness of Fresenius Medical Care pursuant to which the maturity of such indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the

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expiration of any applicable grace periods, Fresenius Medical Care may not make a guarantee payment to the holders of trust preferred securities for a period, a "Payment Blockage Period," commencing upon the guarantee trustee's receipt (with a copy to Fresenius Medical Care) of written notice, a "Blockage Notice," of such default from the representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. However, Fresenius Medical Care may make the guarantee payment earlier if such Payment Blockage Period is terminated:

     - by written notice to the guarantee trustee and Fresenius Medical Care from the representative of the holders of such specified Senior Indebtedness,

     - because the default giving rise to such Blockage Notice is no longer continuing, or

     - because such Specified Senior Indebtedness has been repaid in full.

     Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, Fresenius Medical Care may resume guarantee payments after the end of the Payment Blockage Period. A trust guarantee will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, regardless of the number of defaults with respect to Specified Senior Indebtedness during such period.

     Upon any payment or distribution of Fresenius Medical Care's assets upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to it or its property, the holders of Fresenius Medical Care's Senior Indebtedness will be entitled to receive payment in full of that Senior Indebtedness before you are entitled to receive any guarantee payment, and until that Senior Indebtedness is paid in full, any payment or distribution to which you would be entitled but for the subordination provisions of the trust guarantees will be made to holders of our Senior Indebtedness as their interests may appear. If a distribution is made to you that, due to the subordination provisions, should not have been made to you, you are required to hold it in trust for the holders of the Senior Indebtedness of Fresenius Medical Care and pay it over to them as their interests may appear.

     If we make a guarantee payment to you, we or the guarantee trustee will promptly notify the holders of the Senior Indebtedness of Fresenius Medical Care or the representative of those holders of the guarantee payment. If any of the Senior Indebtedness of Fresenius Medical Care is outstanding, we may not pay such guarantee payment until five business days after the representatives of all the issues of its Senior Indebtedness receive notice of the guarantee payment and, thereafter, we may pay the guarantee payment only if the applicable trust guarantee otherwise permits payment at that time.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect your rights (in which case no vote will be required), Fresenius Medical Care may not amend a trust guarantee without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding USD or Euro trust preferred securities, as applicable. A description of the manner of obtaining any such approval appears under "Description of the Trust Preferred Securities -- Voting Rights." All guarantees and agreements contained in the trust guarantees will bind the successors, assigns, receivers, trustees and representatives of Fresenius Medical Care and will inure to the benefit of the holders of the USD or Euro trust preferred securities, as applicable.

EVENTS OF DEFAULT

     An event of default under a trust guarantee will occur upon a failure of Fresenius Medical Care to perform any of its payment or other obligations under the trust guarantee. The holders of not less than a majority in aggregate liquidation amount of the USD or Euro trust preferred securities, as applicable, have the right to direct the time, method and place of conducting any proceeding for any remedy available to

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the guarantee trustee in respect of the related trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that trust guarantee.

     Upon the occurrence of a payment default under a trust guarantee, the holders of the related trust preferred securities may institute a legal proceeding directly against Fresenius Medical Care to enforce their rights under that trust guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other persons or entity.

     Fresenius Medical Care, as guarantor, is required to file annually with the guarantee trustee certificates as to whether or not it is in compliance with all the conditions and covenants applicable to it under the applicable trust guarantee.

TERMINATION OF THE TRUST GUARANTEES

     The trust guarantees will terminate and be of no further force and effect upon full payment of the redemption price of the USD or Euro trust preferred securities, as applicable, upon full payment of the amounts payable in accordance with the applicable trust declaration, upon liquidation of the applicable trust or upon distribution of the USD or Euro notes to the holders in exchange for all of the related trust preferred securities. The trust guarantees will continue to be effective or will be reinstated if at any time holders of USD or Euro trust preferred securities, as applicable, must restore payment of any sums paid under those trust preferred securities or the applicable trust guarantee.

GOVERNING LAW

     The trust guarantees will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENTS

     Under the expense agreements, Fresenius Medical Care has irrevocably and unconditionally guaranteed to each person or entity to whom the trusts becomes indebted or liable, the full payment of any costs, expenses, or liabilities of the trusts, other than obligations of the trusts to pay the amounts due pursuant to the terms of their common securities and trust preferred securities, and other than U.S. withholding taxes.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by Fresenius Medical Care in performance of either trust guarantee, undertakes to perform only the duties that are specifically set forth in the applicable trust guarantee and, after default with respect to a trust guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of USD or Euro trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur in doing so.

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                            DESCRIPTION OF THE NOTES

     Each trust invested the proceeds of the issuance and sale of the old trust preferred securities in the old notes. The note issuer will issue the USD notes under an indenture dated as of June 6, 2001 and the Euro notes under an indenture dated as of June 15, 2001, each among the note issuer, State Street Bank and Trust Company, a Massachusetts chartered trust company, as indenture trustee, Fresenius Medical Care, FMCH and FMC Deutschland, as note guarantors (the "indentures"). The trusts will exchange their old USD notes or old Euro notes for USD notes or Euro notes, as applicable, in connection with consummation of the exchange offers.

     Some of the terms used in this description are defined under the subheading "-- Certain Definitions." The definitions apply to the terms used in this description even if they are not capitalized in the description. In this description,

     - the term "note issuer" refers only to FMC Finance, Luxembourg, as the issuer of the notes, and not to Fresenius Medical Care or any other subsidiary owned or controlled by Fresenius Medical Care AG,

     - the term "trust IV" refers to Fresenius Medical Care Capital Trust IV,

     - the term "trust V" refers to Fresenius Medical Care Capital Trust V, and

     - the term "trusts" refers to trust IV and trust V collectively.

     The following description is only a summary of the material provisions of the indentures. We urge you to read the indentures because this description does not purport to be complete. You may request copies of the indentures from the indenture trustee. In addition, we have filed the indentures as exhibits to the registration statement that includes this prospectus, and you can obtain copies of the indentures from the sources described under "Where You Can Find More Information."

     The indentures have been qualified under the Trust Indenture Act. The terms of the USD or Euro notes will include those stated in the applicable indenture and those made part of each indenture by reference to the Trust Indenture Act.

     Under the circumstances specified in each trust declaration and each indenture involving the dissolution of a trust following the occurrence of a tax event or investment company event with respect to the trust, the USD or Euro notes may be distributed to the holders of the related trust preferred securities in liquidation of that trust.

PRINCIPAL, MATURITY AND INTEREST

     The note issuer will issue the USD notes under the applicable indenture with a maximum aggregate principal amount of $225,225,000. This is equal to the sum of the aggregate stated liquidation amount of the USD common securities and the USD trust preferred securities. The note issuer will issue the USD notes in denominations of $1,000 and any integral multiple of $1,000. The note issuer will issue the Euro notes under the applicable indenture with a maximum aggregate principal amount of E300,300,000. This is equal to the sum of the aggregate stated liquidation amount of the Euro common securities and the Euro trust preferred securities. The note issuer will issue the Euro notes in denominations of E1,000 and any integral multiple of E1,000. The notes will mature on June 15, 2011, at par.

     The notes are not entitled to the benefit of any sinking fund.

     Interest will accrue on the USD notes at the rate of 7 7/8% per annum and on the Euro notes at the rate of 7 3/8% per annum and, in each case, will be payable quarterly in arrears on March 14, June 14, September 14 and December 14, commencing September 14, 2001. The note issuer will make each interest payment on the relevant interest payment date to the holders of record of the Notes on the record date for each interest payment. The record dates are the March 1, June 1, September 1 and December 1 immediately preceding the interest payment date. Interest in arrears for more than one-quarter (and interest on such overdue interest) will accrue interest (compounded quarterly) at the same rate.
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     Interest on these notes will accrue from the most recent date on which interest has been paid or, if no interest has yet been paid, from June 6, 2001, in the case of the USD notes, and from June 15, 2001, in the case of the Euro notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

FORM AND TRANSFER

     The note issuer will initially issue the notes in fully registered certificated form. The preferred trustee will initially hold the notes. If a trust distributes USD or Euro notes to the holders of the related trust preferred securities upon the dissolution of that trust, the distributed notes will then be issued as global securities to the extent of any global certificates at the time representing the related trust preferred securities and otherwise in fully registered, certificated form. If the notes are issued in certificated form, they will be issued only in denominations of $1,000 or E1,000, as applicable, and integral multiples of $1,000 or E1,000, and may be transferred or exchanged at the offices described below.

     Payments on notes issued as global securities will be made in immediately available funds to DTC as depositary for the USD trust preferred securities or to the common depositary for the Euro trust preferred securities for payment to Euroclear and Clearstream, Luxembourg. If the notes are issued in certificated form, principal and interest will be payable, transfers of the notes will be registrable and the notes will be exchangeable for notes of other denominations in the same aggregate principal amount at the corporate trust office of the indenture trustee in The City of New York. However, unless the notes are held by the trusts or any successor permissible as described above, the note issuer may elect to pay interest on the notes by check mailed to the address of the persons entitled to receive such payments.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

     The note issuer is entitled to redeem the USD or Euro notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount of the notes, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the note issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any additional amounts as a result of:

          (a) a change in or an amendment to the laws (including any regulations promulgated under such laws) of the United States, Germany, the United Kingdom or the jurisdiction of formation of the note issuer (initially Luxembourg) (or any political subdivision or taxing authority of or in any such jurisdiction), or

          (b) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of issuance of the notes, other than, in either case, any amendment or change implementing, complying with, or introduced in order to conform to, or otherwise arising as a result of or in connection with, any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

NOTE GUARANTIES

     Fresenius Medical Care will unconditionally guarantee, jointly and severally with FMCH and FMC Deutschland, on a senior subordinated basis, the obligations of the note issuer under the notes, including the repurchase obligation of the note issuer resulting from a change of control. In this description, we refer to our guaranties and that of the other note guarantors as the note guaranties. The note guaranties of Fresenius Medical Care will not be limited in amount. Each note guaranty of any other note guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the note guarantor without rendering that note guaranty, as it relates to the note guarantor, voidable under

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applicable law relating to the maintenance of the guarantors share capital, fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of Germany. If a note guaranty were to be rendered voidable, a court could subordinate that note guaranty to all other indebtedness (including guarantees and other contingent liabilities) of the applicable note guarantor and, depending on the amount of such indebtedness, a note guarantor's liability on its note guaranty could be reduced to zero.

     Under the indentures, a note guarantor may consolidate with, merge with or into, or transfer all or substantially all of its assets to any other person only to the extent described below under "-- Certain Covenants -- Limitation on Mergers, Acquisitions and Sales of Assets." However, if the other person is not the note issuer or Fresenius Medical Care, the note guarantor's obligations under its note guaranties must be expressly assumed by the other person. Upon the sale or other disposition, including by way of consolidation or merger, of a note guarantor, or the sale or disposition of all or substantially all the assets of a note guarantor, in each case other than to the note issuer or Fresenius Medical Care or any affiliate of either of them, as permitted by the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock," the selling note guarantor will be released and relieved from all its obligations under its note guaranties.

RANKING AND SUBORDINATION

     The indebtedness evidenced by the notes and the note guaranties will be senior subordinated obligations of the note issuer, Fresenius Medical Care and the other note guarantors. The payment of the principal of (including any payments on redemption or repurchase), premium, if any, and interest on the notes and the payment of any note guaranty will be subordinate in right of payment to all senior indebtedness of Fresenius Medical Care, the note issuer, and the relevant note guarantor, whether outstanding on the date the notes are originally issued or thereafter incurred.

     As of March 31, 2001, on a pro forma basis after giving effect to the consummation of the offerings of the USD and Euro trust preferred securities and the application of the net proceeds from these offerings, our total consolidated liabilities would have been $3.6 billion, including our obligations with respect to all trust preferred securities of approximately $1.4 billion, our total consolidated assets would have been $6.4 billion and our shareholders' equity would have been $2.8 billion. Fresenius Medical Care and some of its material subsidiaries, including FMCH and FMC Deutschland, have guaranteed the obligations of National Medical Care and the other borrowers under our senior credit facility. National Medical Care has pledged the stock of 100% of its material U.S. subsidiaries and 66% of the stock of its material non-U.S. subsidiaries to secure obligations under the facility. Fresenius Medical Care has pledged the stock of its material subsidiaries, including FMCH and FMC Deutschland, to secure its guarantee of the senior credit facility, and FMCH has pledged the stock of National Medical Care to secure its guarantee of the senior credit facility.

     Although the indentures contain limitations on the amount of additional Indebtedness that the note guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, that Indebtedness may be Senior Indebtedness. See "-- Certain Covenants."

     Fresenius Medical Care's conducts its operations through its subsidiaries. Claims of our subsidiaries' creditors, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by our subsidiaries, and claims of preferred stockholders, if any, of these subsidiaries generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of creditors of Fresenius Medical Care, including, with respect to Fresenius Medical Care's note guaranty, holders of notes. This will be so even if the subsidiary's obligations do not constitute Senior Indebtedness. As a result, Fresenius Medical Care's note guaranty will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of its subsidiaries and each other note guarantor's note guaranty will be effectively subordinated to creditors (including trade creditors) of subsidiaries of that note guarantor and to preferred stockholders (if any) of subsidiaries of that note guarantor that are not themselves note guarantors. None of FMCH's or FMC Deutschland's subsidiaries is a note guarantor.

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Although the indentures limit the incurrence of Indebtedness and Capital Stock of some of our subsidiaries, this limitation is subject to a number of significant exceptions and qualifications. Moreover, the indentures do not impose any limitation on the ability of these subsidiaries to incur liabilities that are not considered Indebtedness under the indentures. See "-- Certain Covenants."

     Only Indebtedness of the note issuer, Fresenius Medical Care or another note guarantor that is Senior Indebtedness will rank senior to the notes and the relevant note guaranty in accordance with the provisions of the indentures. The notes and each note guaranty will in all respects rank equally with all other Senior Subordinated Indebtedness of the note issuer and the relevant note guarantor, respectively. Each note guaranty will rank equally with the Indebtedness represented by the 9% Notes, the 2008 7 7/8% Notes and the 2008
7 3/8% Notes; the USD and Euro notes will rank equally; and on a consolidated basis the notes will effectively rank equally with the 9% Notes, the 2008 7 7/8% Notes and the 2008 7 3/8% Notes. However, the 9% Notes, the 2008 7 7/8% Notes and the 2008 7 3/8% Notes are not direct liabilities of the note issuer. Our senior subordinated guaranty of the 9% Notes is secured by a pledge of 100% of all of the outstanding common stock of FMCH, which is a guarantor of the notes, the 9% Notes, the 2008 7 7/8% Notes and the 2008 7 3/8% Notes. The security interest is subordinate to a security interest in the shares that we granted to secure our obligations under our senior credit facility. The notes will not have the benefit of a pledge of those shares or any other security interest. The note issuer and each note guarantor, including us, have agreed in the indentures that they will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     The note issuer may not pay principal of, or premium (if any) or interest on, the notes and may not repurchase, redeem or otherwise retire notes, collectively, "pay the notes," if:

     - any Specified Senior Indebtedness of ours or the note issuer (or any other Senior Indebtedness of ours or the note issuer having an outstanding principal amount at the time of determination in excess of $25 million) is not paid when due, or

     - any other default on Specified Senior Indebtedness of ours or the note issuer occurs and the maturity of that Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or the Specified Senior Indebtedness has been paid in full.

     However, the note issuer may pay the notes without regard to these conditions if we, the note issuer and the indenture trustee receive written notice approving the payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in the above two paragraphs has occurred and is continuing. During the continuance of any default (other than a default described in the second preceding sentence) with respect to any Specified Senior Indebtedness of ours or the note issuer under which the maturity of that Specified Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the note issuer may not pay the notes for a period -- a "Payment Blockage
Period" -- commencing upon the indenture trustee's receipt (with a copy to the note issuer and us) of written notice, a "Blockage Notice," of the default from the representative of the holders of that specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if the Payment Blockage Period is terminated:

     - by written notice to us, the indenture trustee, and the note issuer from the representative of the holders of the Specified Senior Indebtedness,

          - because the default giving rise to such Blockage Notice is no longer continuing, or

          - because the Specified Senior Indebtedness has been repaid in full.

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     Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness (and such Specified Senior Indebtedness remains outstanding), the note issuer may resume payments on the notes issued under the indentures after the end of the Payment Blockage Period. The notes issued under the indentures will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to specified Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of the note issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the note issuer or its property:

          - the holders of our Senior Indebtedness and the Senior Indebtedness of the note issuer will be entitled to receive payment in full of the Senior Indebtedness before the holders of notes are entitled to receive any payment, and

          - until our Senior Indebtedness and the Senior Indebtedness of the
            note issuer are paid in full, any payment or distribution to which holders of notes would be entitled but for the subordination provisions of the indentures will be made to holders of the Senior Indebtedness as their interests may appear.

     If a distribution is made to holders of notes that, due to the subordination provisions, should not have been made to them, the holders are required to hold it in trust for the holders of our Senior Indebtedness and the Senior Indebtedness of the note issuer and pay it over to them as their interests may appear.

     If payment of any notes is accelerated because of an Event of Default with respect to the notes, we, the note issuer or the indenture trustee shall promptly notify the holders of our Senior Indebtedness and the Senior Indebtedness of the note issuer or the representative of such holders of the acceleration. If any Senior Indebtedness is outstanding, neither the note issuer nor we or any other note guarantor may pay the notes those until five Business Days after the representatives of all the issues of Senior Indebtedness receive notice of such acceleration and, thereafter, may pay those notes only if the applicable indenture otherwise permits payment at that time.

     The obligations of a note guarantor (including Fresenius Medical Care) under its note guaranty are senior subordinated obligations. As such, the rights of holders of notes to receive payment by a note guarantor pursuant to its note guaranty of the notes will be subordinated in right of payment to the rights of holders of Senior Indebtedness of the note guarantor. The terms of the subordination provisions described above with respect to the note issuer's obligations in respect of the notes apply in substantially the same manner to us and the other note guarantors and the obligations of us and such other note guarantors under their respective note guaranties.

     By reason of the subordination provisions contained in the indentures, in the event of insolvency, creditors of the note issuer or a note guarantor (including us) who are holders of Senior Indebtedness of the note issuer or the note guarantor, may recover more, ratably, than the holders of notes, and creditors of the note issuer or a note guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of notes.

SUSPENSION OF COVENANTS DURING ACHIEVEMENT OF INVESTMENT GRADE STATUS

     If during any period the notes have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period is referred to herein as an "Investment Grade Status Period"), then upon notice by Fresenius Medical Care to the trustee by the delivery of an officers' certificate that it has achieved Investment Grade Status and that no Event of Default has occurred and is continuing, some of the covenants described under "-- Certain Covenants" will be suspended and will not during that period be applicable to Fresenius Medical Care and its subsidiaries. As a result, during any Investment Grade Status Period, the notes will lose the full covenant protection initially provided under the indentures. No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require
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reversal or constitute a default under the notes in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. An Investment Grade Status Period will not commence until Fresenius Medical Care has delivered the officers' certificate referred to above and will terminate immediately upon the failure of the notes to maintain Investment Grade Status. Fresenius Medical Care will promptly notify the trustee in writing of any failure of the notes to maintain Investment Grade Status.

ADDITIONAL AMOUNTS

     All payments made under or with respect to the notes under the indentures must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the United States, Germany, the United Kingdom or the jurisdiction of formation of the note issuer, or any note guarantor or of any territory thereof or by any authority or agency therein or thereof having power to tax, collectively, "Taxes," unless the note issuer or any note guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the note issuer or any note guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes, the note issuer or the note guarantors, as the case may be, will be required to pay such amount -- "Additional Amounts" -- as may be necessary so that the net amount (including Additional Amounts) received by each Holder after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted. The note issuer will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The note issuer will furnish to the holders, within 30 days after the date the payment of any Taxes is due under applicable law, certified copies of tax receipts evidencing such payment by the note issuer.

     If a trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the note issuer will pay as additional interest -- "Additional Interest" -- such amounts as will be necessary so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts such trust would have received had no such taxes, duties, assessments or governmental charges been imposed. All references in this offering circular to "Additional Amounts" will include "Additional Interest."

     These obligations will survive any termination, defeasance or discharge of the applicable Indenture.

CERTAIN COVENANTS

     The indentures provide that certain of the following restrictive covenants and other obligations will be suspended during any Investment Grade Status Period. The covenants and obligations that will be suspended during any Investment Grade Status Period include "-- Limitation on Restricted Payments," "-- Limitation on Incurrence of Indebtedness," "-- Limitation on Restrictions on Distributions from Subsidiaries," "-- Limitation on Sales of Assets and Subsidiary Stock," clause (1) of "-- Senior Subordinated Indebtedness; Liens" and clause (4)(B) of the second paragraph of "-- Limitation on Mergers, Acquisitions and Sales of Assets."

     In the discussion below, "the Company" refers to Fresenius Medical Care.

  LIMITATION ON RESTRICTED PAYMENTS

     (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time the Company or such Subsidiary makes such Restricted Payment:

          (1) a Default has occurred and is continuing (or would result therefrom);

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Incurrence of Indebtedness"; or
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          (3) the aggregate amount of such Restricted Payment and all other
     Restricted Payments since the Issue Date would exceed the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2000 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

             (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to January 1, 2000 (other than an issuance or sale to a Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); and

             (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to January 1, 2000 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange).

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; or

          (3) dividends paid within 60 days after the date of declaration of that dividend if at such date of declaration such dividend would have complied with this covenant and at the time of payment of such dividend, no other Default shall have occurred and be continuing or result from the dividend payment. That dividend shall be included in the calculation of the amount of Restricted Payments.

  LIMITATION ON INCURRENCE OF INDEBTEDNESS

     (a) The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence (and after giving effect thereto), the Consolidated Coverage Ratio exceeds 2.5 to 1.

     (b) The foregoing limitations contained in paragraph (a) do not apply to the Incurrence of any of the following Indebtedness:

          (1) Indebtedness under the Credit Agreements;

          (2) Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness

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     (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

          (3) Indebtedness in respect of the notes, and the related guaranties by the Company and the note guarantors of the notes, the 9% Notes, the 2008 7 7/8% Notes and the 2008 7 3/8% Notes;

          (4) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or cost of construction of an asset or, in the case of a sale/leaseback transaction, to finance the value of such asset owned by the Company or a Subsidiary, in an aggregate principal amount which, together with all other such Capital Lease Obligations and Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clause (2) or (9) of this paragraph (b)), does not exceed $200 million;

          (5) Indebtedness in respect of Receivables Financings in an aggregate principal amount which, together with all other Indebtedness in respect of Receivables Financings outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clause (2) or (9) of this paragraph (b)), does not exceed 85% of the sum of (1) the total amount of accounts receivables shown on the Company's most recent consolidated quarterly balance sheet, plus (2) without duplication, the total amount of accounts receivable already subject to a Receivables Financing;

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) of this paragraph (b);

          (7) Hedging Obligations permitted under the NMC Credit Agreement as in effect on the Issue Date;

          (8) customer deposits and advance payments received from customers for goods purchased in the ordinary course of business; and

          (9) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph
     (a) or clauses (1) through (8) of this paragraph (b)), does not exceed $400 million.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, incur, directly or indirectly, any Indebtedness:

          (1) that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness, or

          (2) pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with the foregoing covenant:

          (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses, and

          (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

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  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES

     The Company will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary:

          (a) to pay dividends or make any other distributions on its Capital Stock to the Company or any other Subsidiary or pay any Indebtedness owed to the Company or any other Subsidiary,

          (b) to make any loans or advances to the Company or any other Subsidiary or

          (c) to transfer any of its property or assets to the Company or any other Subsidiary, except:

             (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

             (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

             (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
        (2) above or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of Notes than encumbrances and restrictions with respect to such Subsidiary contained in such agreements;

             (4) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests or in licensing agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder or the licensing agreement or the rights licensed thereunder;

             (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

             (6) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company or such Subsidiary, as the case may be, of the shares and assets subject to such Asset Disposition and at least 70% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents; and

          (2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be);

             (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other
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        than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to cause FMC Trust Finance S.a.r.l. Luxembourg to make an offer to the holders of the 9% Notes to purchase the 9% Notes pursuant to and subject to the conditions contained in the 9% Indenture;

             (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to cause FMC Trust Finance S.a.r.l. Luxembourg to make an offer to the holders of the 2008 7 7/8% Notes or the 2008 7 3/8% Notes, as the case may be, to purchase the 2008 7 7/8% Notes or the 2008 7 3/8% Notes pursuant to and subject to the conditions contained in the 2008 7 7/8% Indenture or the 2008 7 3/8% Indenture, as the case may be;

             (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B),(C) and (D), to cause the note issuer to make an offer to the holders of the USD notes on a pro rata basis to purchase the USD notes pursuant to and subject to the conditions contained in the indenture for the USD notes; and

             (F) sixth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C), (D) and (E), to cause the note issuer to make an offer to the holders of the Euro notes on a pro rata basis to purchase the Euro notes pursuant to and subject to the conditions contained in the indenture for the Euro notes;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C), (D), (E) or (F) above, the Company or such Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $20 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash will be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

          (1) the assumption of Indebtedness of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

          (2) securities received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of the notes pursuant to clause (a)(2)(E) or clause (a)(2)(F) above, the note issuer will be required to purchase the USD or Euro notes, as applicable, tendered pursuant to an offer by the note issuer for such notes at a purchase price of 100% of the principal amount thereof (without premium), plus accrued but unpaid interest, in accordance with the procedures (including prorating in the event of oversubscription) set forth in the applicable indenture. The note issuer shall not be required to make such an offer to purchase notes pursuant to this covenant if the Net Available Cash available therefor is less than $20 million (which

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lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

     (c) The note issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes under this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the note issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue thereof.

  LIMITATION ON AFFILIATE TRANSACTIONS

     (a) The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

          (1) are no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate,

          (2) if such Affiliate Transaction involves an amount in excess of $5 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company or such Subsidiary having no personal stake in such Affiliate Transaction; and

          (3) if such Affiliate Transaction involves an amount in excess of $15 million, have been determined by a nationally recognized investment banking firm or, in appropriate circumstances, an internationally recognized engineering firm, to be fair from a financial standpoint to the Company and its Subsidiaries.

     (b) The provisions of paragraph (a) above shall not prohibit

          (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "Limitation on Restricted Payments,"

          (2) transactions or payments pursuant to any employee arrangements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, and

          (3) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

  SENIOR SUBORDINATED INDEBTEDNESS; LIENS

     The Company will not, and will not permit any Subsidiary to, Incur:

          (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or

          (2) any Secured Indebtedness that is not Senior Indebtedness, unless

             (A) contemporaneously therewith effective provision is made to secure the notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien,

             (B) such Secured Indebtedness is permitted by clause (1), (4), (5) or (7) of paragraph (b) of the covenant described under "Limitation on Incurrence of Indebtedness,"

             (C) such Secured Indebtedness is Incurred by a Subsidiary pursuant to a revolving credit agreement as in effect on the Issue Date, or

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             (D) such Secured Indebtedness is Refinancing Indebtedness in respect of Secured Indebtedness Incurred by a Subsidiary pursuant to a revolving credit agreement as in effect on the Issue Date.

  LIMITATION ON MERGERS, ACQUISITIONS AND SALES OF ASSETS

     The Indentures provide that the note issuer may not consolidate or merge with or into (whether or not the note issuer is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person unless:

          (1) the Surviving Person is a corporation organized and existing under the laws of (i) in the case of the indenture for the USD notes, Germany, the United Kingdom or Luxembourg, (ii) in the case of the indenture for the Euro notes, any member state of the European Union (other than Greece or Portugal) or Switzerland, or, (iii) in all cases the United States of America, or any state thereof or the District of Columbia, or the jurisdiction of formation of the note issuer;

          (2) the Surviving Person (if other than the note issuer) assumes all the obligations of the note issuer under the indentures and the notes issued thereunder pursuant to a supplemental indentures in a form reasonably satisfactory to the Indenture trustee;

          (3) at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing;

          (4) such consolidation, merger, conveyance, transfer or lease is permitted under the applicable trust declaration and does not give rise to any breach or violation of that trust declaration; and

          (5) the note issuer delivers to the indenture trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the applicable Indenture.

     The Company will not and will not permit any other note guarantor to consolidate with or merge with or into, or convey, transfer, lease, sell, assign, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its properties and assets to any Person unless:

          (1) the Surviving Person shall be a Person organized and existing under the laws of Germany, the United Kingdom, the United States of America, or any state thereof, or the District of Columbia, except in a transaction or series of transactions involving the Company, the jurisdiction of formation of the note issuer or, if the Surviving Person is a corporation organized and existing under the laws of any other jurisdiction, the note issuer delivers to the indenture trustee a written opinion of legal counsel reasonably acceptable to the Indenture trustee to the effect that the rights of the holders of the USD or Euro notes, as applicable, would not be affected adversely as a result of the law of the jurisdiction of organization of the Surviving Person, insofar as such law affects the ability of the Surviving Person to pay and perform its obligations and undertakings in connection with its note guaranty or the ability of the Surviving Person to obligate itself to pay and perform such obligations and undertakings or the ability of the holders to enforce such obligations and undertakings;

          (2) the Surviving Person (if other than the Company or such other note guarantor) shall expressly assume, (A) in a transaction or series of transactions involving the Company, by a supplemental indenture in a form satisfactory to the indenture trustee, all of the obligations of the Company under the applicable indenture and the Company's note guaranty, or
     (B) in a transaction or series of transactions not involving the Company, by a Guaranty Agreement, in a form satisfactory to the Indenture trustee, all the obligations of such note guarantor, if any, under its note guaranty;

          (3) at the time of, and immediately after giving effect to, such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;
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          (4) in the case of a transaction or series of transactions involving the Company, (A) the Surviving Person will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) at the time of such transaction and after giving pro forma effect to such transaction, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Incurrence of Indebtedness;" and

          (5) the note issuer and the Company or such other note guarantor delivers to the indenture trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger conveyance, transfer, assignment, sale, lease or other disposition and such supplemental indenture and Guaranty Agreement, if any, comply with the applicable indenture.

  SUCCESSOR TO NOTE ISSUER

     The Company or a Wholly Owned Subsidiary, a "Successor," may assume the obligations of the note issuer under the USD or Euro notes, as applicable, by executing and delivering to the indenture trustee:

          (a) a supplemental indenture which subjects such person to all of the provisions of the applicable indenture as an issuer under that indenture; and

          (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person, and constitutes the legal, valid, binding and enforceable obligation of such Person, subject to customary exceptions; provided,

             (1) the Successor is formed under the laws of (i) the United States of America, or any state thereof, or the District of Columbia, (ii) in the case of a Successor under the USD notes, Germany, the United Kingdom or any other member state of the European Union or (iii) in the case of a Successor under the Euro notes, any member state of the European Union (other than Greece or Portugal), Switzerland, or the jurisdiction of the formation of the note issuer;

             (2) no Additional Amounts would be or become payable with respect to the applicable notes at the time of such assumption, or as a result of any change in the laws of the jurisdiction of formation of such Successor that was reasonably foreseeable at such time;

             (3) the assumption of such obligations by the Successor will not cause the applicable trust to fail or cease to be classified for U.S. federal income tax purposes as a grantor trust or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in such trust; and

             (4) if a Wholly Owned Subsidiary is the Successor, the Company will continue to unconditionally guarantee, on a senior subordinated basis, the obligations assumed by such Successor. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the note issuer under the applicable indenture with the same effect as if it were the note issuer thereunder, and the former note issuer will be discharged from all obligations and covenants under that indenture and the related notes.

  REPORTS

     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will provide the indenture trustee and the holders with:

          (1) all annual financial information that would be required to be contained in a filing with the SEC on Form 20-F as if the Company were required to file reports on such Form; and

          (2) quarterly financial statements as of and for the period from the beginning of each year to the close of each quarterly period (other than the fourth quarter), together with comparable information for the corresponding period of the preceding year, including, in each case, a "Management's

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     Discussion and Analysis of Financial Condition and Results of Operations"
     and, with respect to the annual information only, a report thereon from the Company's certified independent public accountants. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability and make such information and reports available to securities analysts and prospective investors upon request.

  OWNERSHIP OF THE TRUSTS AND THE NOTE ISSUER

     The Company will continue:

          (1) to directly or indirectly maintain 100% ownership of the common securities of each trust; provided, however, that any permitted successor of the Company under an Indenture may succeed to the Company's ownership of the related common securities; and

          (2) to use its reasonable efforts to cause each trust:

             (A) to remain a statutory business trust, except in connection with the distribution of notes to the holders of common securities and trust preferred securities in liquidation of the applicable trust, the redemption of all of the common securities and trust preferred securities, or certain mergers, consolidations or amalgamations, each as permitted by the applicable trust declaration; and

             (B) to otherwise continue to be classified for U.S. federal income tax purposes as a grantor trust or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S. federal income tax purposes as held and derived directly by holders of interests in the entity.

     The Company will continue to directly or indirectly maintain 100% ownership of the Capital Stock of the note issuer, provided, that any permitted successor of the Company under the indentures may succeed to the Company's ownership of such Capital Stock.

     The Company will cause the note issuer to engage only in those activities that are necessary, convenient or incidental to:

          (1) issuing and selling the old notes and any additional Senior Subordinated Indebtedness permitted by the indentures, and advancing or distributing the proceeds thereof to the Company and its subsidiaries and performing its obligations relating to the notes and any such additional Senior Subordinated Indebtedness, pursuant to the terms thereof and of the indentures and any other applicable indenture;

          (2) conducting or participating in the exchange offers and issuing the USD notes and the Euro notes; and

          (3) guaranteeing the Company's senior credit facility.

CHANGE OF CONTROL

     Each holder of the notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the note issuer repurchase such holder's USD or Euro notes, as applicable, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following a Change of Control Triggering Event, the note issuer will mail a notice to each holder with a copy to the indenture trustee stating:

          (1) that a Change of Control Triggering Event has occurred and that such holder has the right to require the note issuer to purchase such holder's USD or Euro notes, as applicable, at a purchase

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     price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

          (4) that each USD or Euro note will be subject to repurchase only in the amount of $1,000 or E1,000, as applicable, or integral amounts thereof; and

          (5) the instructions determined by the note issuer, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

     The note issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the note issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers in connection with our issuing the old trust preferred securities. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness." These restrictions can only be waived with the consent of the holders of a majority in principal amount of the USD and Euro notes then outstanding under the indentures. Except for the limitations contained in such covenants, however, the indentures will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

     The note issuer's ability to repurchase notes upon a Change of Control may be limited by a number of factors. The occurrence of some of the events that constitute a Change of Control could constitute a default under our senior credit facility. In addition, the 9% Indenture, the 2008 7 7/8% Indenture and the 2008 7 3/8% Indenture contain covenants similar to this "Change of Control" covenant which, in the event of a Change of Control, could make it difficult for the note issuer to repurchase the notes. Our future indebtedness may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the note issuer to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, the note issuer's ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The provisions under the indentures relating to the note issuer's obligation to make an offer to repurchase notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes issued under the applicable indenture.

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EVENTS OF DEFAULT

     The indentures provide that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the USD or Euro notes issued under the applicable indenture:

          (1) failure for 30 days to pay interest on the applicable notes, including any Additional Amounts in respect thereof, when due; or

          (2) failure to pay principal of or premium, if any, on the applicable notes when due, whether at maturity, upon redemption, by declaration or otherwise; or

          (3) failure to observe or perform any other covenant contained in the applicable indenture for 90 days after notice as provided in that indenture; or

          (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (or the payment of which is guaranteed by us), whether such Indebtedness or Guarantee now exists or is incurred after the issue date, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or will constitute a default in the payment of such Indebtedness and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness, at such time, that has been accelerated or not paid at maturity, exceeds $25 million; or

          (5) the dissolution, winding up or termination of the applicable trust, except in connection with the distribution of USD or Euro notes to the holders of the related trust preferred securities in liquidation of the trust and in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust declaration; or

          (6) certain events in bankruptcy, insolvency or reorganization of the note issuer or Fresenius Medical Care.

     The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the USD or Euro notes, as applicable, may declare the principal of and interest (including any Additional Amounts) on the applicable notes due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding USD or Euro notes, as applicable, may, under certain circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the related indenture. For information as to waiver of defaults, see "-- Modification of the Indenture."

     The preferred trustee is the initial holder of the notes. However, while the trust preferred securities are outstanding, the preferred trustee has agreed under the trust declarations not to waive an Event of Default with respect to the USD or Euro notes, as applicable, without the consent of holders of a majority in aggregate liquidation amount of the related trust preferred securities then outstanding.

     A default under any of our or any Subsidiary's other indebtedness or that of any of our respective joint ventures or the trust would not constitute an Event of Default under the notes.

     Subject to the provisions of the indentures relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of USD or Euro notes issued under that indenture unless such holders shall have offered to the indenture trustee reasonable indemnity. Subject to the provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the USD or Euro notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such indenture trustee, or exercising any trust or power conferred on the indenture trustee.

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     No holder of any USD or Euro note will have any right to institute any proceeding with respect to the related indenture or for any remedy thereunder, unless the holder will have previously given to the indenture trustee written notice of a continuing Event of Default and, if the preferred trustee is not the holder of the USD or Euro notes, as applicable, unless the holders of at least 25% in aggregate principal amount of those notes then outstanding will also have made written request, and offered reasonable indemnity, to the indenture trustee to institute such proceeding as indenture trustee, and the indenture trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding USD or Euro notes, as applicable, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     The holders of a majority in aggregate outstanding principal amount of the USD or Euro notes, as applicable, affected thereby may, on behalf of the holders of all those notes waive any past default, except a default in the payment of principal, premium, if any, or interest or a default in respect of a covenant or provision that cannot be modified or amended without consent of the holder of each affected USD or Euro note. The note issuer is required to file annually with the Indenture trustee and the trustees a certificate as to whether or not we and the note issuer are in compliance with all the conditions and covenants under the indentures.

MODIFICATION OF THE INDENTURES

     Each indenture contains provisions permitting the note issuer and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the USD or Euro notes issued under that indenture, to modify that indenture or any supplemental indenture, provided that, without the consent of the holder of each outstanding USD or Euro note affected thereby such modification may not:

          (1) extend the Stated Maturity of any such note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof,

          (2) change the place or currency of payment of principal of, or any premium or interest on, any such note,

          (3) impair the right to institute suit for the enforcement of any payment on or with respect to any such note,

          (4) modify the subordination provisions in a manner adverse to the holders of such notes, or

          (5) reduce the percentage in principal amount of notes whose holders are required to consent to any modification or amendment of the applicable indenture.

     In addition, the note issuer and the indenture trustee may execute, without the consent of any holder of notes, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

     The indentures and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The indenture trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indentures and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of USD or Euro notes, unless offered reasonable indemnity by such holder against the costs,
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

expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CERTAIN DEFINITIONS

     In the discussion below, the "Company" refers to Fresenius Medical Care.

     As used in the indenture:

     "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business,

          (2) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary, or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided, however, that any such Subsidiary described in this clause or clause (2) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means:

          (1) any other Person, directly or indirectly, controlling or controlled by, or

          (2) under direct or indirect common control with such specified
     Person,

provided, however, that an Affiliate of the Company shall not be deemed to include the trusts, Fresenius Medical Care Capital Trust, Fresenius Medical Care Capital Trust II or Fresenius Medical Capital Trust III, or any business trust organized and operated on such similar terms. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and controlled" have meanings correlative to the foregoing.

     For purposes of the provisions described under "-- Certain
Covenants -- Limitation on Restricted Payments," "-- Certain
Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of any Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary),

          (2) all or substantially all the assets of any division or line of business of the Company or any Subsidiary, or

          (3) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary,

other than, in the case of (1), (2) and (3) above,

          (A) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, and

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          (B) for purposes of the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments").

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Board of Directors" means, with respect to the note issuer, the Company or a Subsidiary, as the case may be, the Board of Directors (or other body performing functions similar to any of those performed by a Board of Directors including those performed, in the case of a German corporation, by the Managing Board or the Supervisory Board) of such person or any committee thereof duly authorized to act on behalf of such Board (or other body).

     "Business Day" means any day other than:

          (1) a Saturday or Sunday,

          (2) a day on which banking institutions in New York City, London, Frankfurt am Main, or Luxembourg are authorized or required by law or executive order to remain closed,

          (3) with respect to the Euro trust preferred securities only, a day on which the Trans-European Automated Real-Time Gross-settlement Express Transfer System is authorized or required by law to close, or

          (4) a day on which the corporate trust office of the indenture trustee, or, with respect to the trust preferred securities, the principal office of the preferred trustee under the trust declarations, is closed for business.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means any transaction or series of transactions in which any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Section 13(d) and 14(d) of the Exchange Act) other than Fresenius AG and its subsidiaries:

          (1) acquires all or substantially all of the Company's assets, or

          (2) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company).

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

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     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (4) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries,

          (1) interest expense attributable to capital leases,

          (2) amortization of debt discount and debt issuance cost,
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          (3) capitalized interest,

          (4) non-cash interest expenses,

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (6) net costs associated with Hedging Obligations (including amortization of fees),

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary,

          (8) interest incurred in connection with Investments in discontinued operations,

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Subsidiary, and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person if such Person is not a Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (3) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (3) any net income of any Subsidiary that is not a Wholly Owned Subsidiary if such Subsidiary is subject to contractual, governmental or regulatory restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the ]net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary that is not a Wholly Owned Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale and leaseback arrangement) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person,

          (5) extraordinary gains or losses, and

          (6) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the Company's most recently ended fiscal quarter for which internal financial statements

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are available prior to the taking of any action for the purpose of which the determination is being made, as:

          (1) the par or stated value of all outstanding Capital Stock of the Company plus

          (2) paid-in capital or capital surplus relating to such Capital Stock plus

          (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Agreements" means the NMC Credit Agreement and the Other Bank Agreements; provided, that the aggregate principal amount of Indebtedness that may be outstanding, at any one time, under such agreements does not exceed $2.5 billion.

     "Currency Agreement" means any foreign currency exchange contract, currency swap agreement or other similar agreement or arrangement designed and entered into to protect the Company or any Subsidiary against fluctuations in currency exchange rates.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined herein).

     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

          (3) is redeemable at the option of the holder thereof, in whole or in part.

In each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Change of Control."

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its Subsidiaries,

          (2) depreciation expense, and

          (3) amortization expense, in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary that is not a Wholly Owned Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

     "E" or "euro" means the euro, the common currency of the European Monetary Union.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

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     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth:

          (1) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (2) statements and pronouncements of the Financial Accounting Standards Board,

          (3) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Guaranty Agreement" means, in the context of a consolidation, merger or sale of all or substantially all of the assets of a note guarantor, an agreement by which the Surviving Person from such a transaction expressly assumes all of the obligations of such note guarantor under its note guaranty.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable,

          (2) all Capital Lease Obligations of such Person,

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (other than (x) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business, (y) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and

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

     (z) obligations incurred under a pension, retirement or deferred compensation program or arrangement regulated under the Employee Retirement Income Security Act of 1974, as amended, or the laws of a foreign government),

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guaranty, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and bank Guarantees (A) not made under the NMC Credit Agreement and (B) securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends),

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee,

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured, and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed and entered into to protect the Company or any Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

     "Investment Grade" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's and the equivalent in respect of Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "Investment Grade Status" exists as of any time if at such time (i) the rating assigned to the notes by Moody's is at least Baa3 (or the equivalent) or higher and (ii) the rating assigned to the notes by S&P is at least BBB- (or the equivalent) or higher.

     "Issue Date" means the date on which the notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment
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

receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "9% Indenture" means the Senior Subordinated Indenture dated as of November 27, 1996, as amended by the Supplemental Indenture dated as of February 19, 1998 and the Second Supplemental Indenture dated as of November 30, 1998, by and between FMC Trust Finance S.a.r.l. Luxembourg, Fleet National Bank (as predecessor to State Street Bank and Trust Company), as trustee, the Company and the other note guarantors with respect to the issuance of the 9% Senior Subordinated Notes of FMC Trust Finance S.a.r.l. Luxembourg due December 1, 2006 in the aggregate principal amount of $360,360,000, as it may be further amended, modified or otherwise supplemented from time to time.

     "9% Notes" means the 9% Senior Subordinated Notes due December 1, 2006 issued pursuant to the 9% Indenture.

     "NMC Credit Agreement" means the Credit Agreement, dated as of September 27, 1996, among National Medical Care, Inc., certain subsidiaries and affiliates thereof, the lenders referred to in such Credit Agreement, NationsBank, N.A., as paying agent, and The Bank of Nova Scotia, The Chase Manhattan Bank, Dresdner Bank AG and NationsBank, N.A., as managing agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection with such Credit Agreement, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time; provided that such amendment, modification, renewal, refunding, replacement, restatement or refinancing:

          (1) does not cause the aggregate principal amount of Indebtedness that may be outstanding under such Credit Agreement to exceed $2.5 billion except to the extent that such additional principal amount of Indebtedness could be incurred under clause (9) of "Certain Covenants -- Limitation on Incurrence of Indebtedness," and

          (2) does not contain, with respect to any Subsidiary, any encumbrances or restrictions of the type described in clauses (a), (b) and (c) of the covenant described under "Certain Covenants -- Limitation on Restrictions on Distributions from Subsidiaries" that are less favorable to the holders of notes than the encumbrances and restrictions with respect to such Subsidiary contained in such Credit Agreement prior thereto.

     "Note Guarantor" means each of the Company, FMCH and FMC Deutschland GmbH.

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

     "Note Guaranty" means the Guarantee by a Note Guarantor of the Note Issuer's obligations with respect to the Notes.

     "Other Bank Agreements" means any credit agreement or other agreement for loans, letters of credit, bank Guarantees or other financial accommodations (and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) entered into by the Company or any Subsidiary with any bank; provided, that the aggregate principal amount of Indebtedness that may be outstanding thereunder does not exceed $500 million, except to the extent that such additional principal amount of Indebtedness could be incurred under clause (9) of "Certain Covenants -- Limitation on Incurrence of Indebtedness."

     "Permitted Investment" means: an Investment by the Company or any Subsidiary in:

          (1) a Person that will, upon the making of such Investment, be or become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business,

          (2) a Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided, however, that such Person's primary business is a Related Business,

          (3) Temporary Cash Investments,

          (4) any demand deposit account with an Approved Lender,

          (5) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances,

          (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,

          (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary,

          (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments,

          (9) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock", and

          (10) any Affiliate (the primary business of which is a Related Business) that is not a Subsidiary (other than Fresenius AG), provided, that the aggregate of all such Investments outstanding at any one time under this clause (x) shall not exceed $125 million.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Note means the principal of such Note plus the premium, if any, payable on such Note which is due or overdue or is to become due at the relevant time.

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

     "Rating Agencies" means:

          (1) S&P and

          (2) Moody's, or

          (3) if S&P or Moody's or both shall not make rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means:

          (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories),

          (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and

          (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by the Company or any Person to effect a Change of Control.

     "Rating Decline" means the occurrence on or within 90 days after the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (1) in the event the Notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the notes by both Rating Agencies to a rating that is below Investment Grade, or (2) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Notes by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Receivables Financings" means:

          (1) the accounts receivable financing facility of National Medical Care, Inc. contemplated by the Receivables Purchase Agreement dated as of August 28, 1997 by and between National Medical Care, Inc., as Seller, and NMC Funding Corporation, as Purchaser and the Amended and Restated Transfer and Administration Agreement dated October 26, 2000 among Compass US Acquisition LLC, NMC Funding Corporation, National Medical Care, Inc., Enterprise Funding Corporation, the Bank Investors listed therein, Westdeutsche Landesbank Girozentrale, New York Branch as an administrative agent and Bank of America N.A., as an administrative agent, as each such agreement may be amended or supplemented from time to time, and

          (2) any financing transaction or series of financing transactions that have been or may be entered into by the Company or a Subsidiary pursuant to which the Company or a Subsidiary may sell, convey or otherwise transfer to a Subsidiary or Affiliate, or any other Person, or may grant a security interest in, any receivables or interests therein secured by the merchandise or services financed thereby (whether such receivables are then existing or arising in the future) of the Company or such Subsidiary, as the case may be, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

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     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accredit value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or
     (y) Indebtedness of the Company or a Subsidiary (other than National Medical Care or a Subsidiary of National Medical Care) that Refinances Indebtedness of another Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the Issue Date.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) and dividends or distributions payable solely to the Company or a Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

          (4) the making of any Investment in any Person (other than a Permitted Investment).

     "SEC" means the U.S. Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the note issuer or the Company secured by a Lien.

     "Senior Indebtedness" means, with respect to the note issuer or a note guarantor, as the case may be:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred and
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

          (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not the claim for such interest is allowed as a claim after such filing) in respect of (A) any Indebtedness of such Person under the NMC Credit Agreement, (B) Indebtedness of such Person for money borrowed and (C) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes.

     However, Senior Indebtedness shall not include:

          (1) any obligation of such Person to any subsidiary or parent of such Person,

          (2) any liability for federal, state, local or other taxes owed or owing by such Person,

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

          (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is expressly subordinate or junior in any respect to any other Indebtedness or other obligation of such Person, including Senior Subordinated Indebtedness, or

          (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the indenture.

     "Senior Subordinated Indebtedness" means the 9% Notes, the 2008 7 7/8% Notes, the 2008 7 3/8% Notes, the Notes and any Indebtedness of the Company or the note issuer that specifically provides that such Indebtedness is to rank pari passu with the Company's and the note issuer's respective obligations with respect to the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or the note issuer that is not Senior Indebtedness.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Specified Senior Indebtedness" means, with respect to the note issuer or a Note Guarantor, as the case may be:

          (1) any Indebtedness of such Person under the NMC Credit Agreement,

          (2) any Refinancing Indebtedness of such Person in respect of Indebtedness specified in clause (1) above, and

          (3) after all Indebtedness specified in clauses (1) and (2) above is no longer outstanding, any other Senior Indebtedness of such Person permitted under the indenture the outstanding principal amount of which is more than $25 million at the time of determination and that has been designated by such Person as "Specified Senior Indebtedness."

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the note issuer or the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

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

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Surviving Person" means, with respect to any Person involved in any merger, consolidation or other business combination or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets, the Person formed by or surviving such transaction or the Person to which such disposition is made.

     "Temporary Cash Investments" means any of the following:

          (1) securities issued or directly and fully guaranteed or insured by
     (i) the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and (ii) the governments of Germany and the United Kingdom, having in each case maturities of not more than twelve months from the date of acquisition,

          (2) time deposits and certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any lender under the NMC Credit Agreement, or (ii) any United States, German, United Kingdom or Swiss commercial bank of recognized standing (y) having capital and surplus in excess of $500 million and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition,

          (3) commercial paper and variable or fixed rate notes issued by an Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition,

          (4) repurchase agreements entered into by a Person with a bank or trust company (including any of the lenders under the NMC Credit Agreement) or recognized securities dealer having capital and surplus in excess of $500 million for (i) direct obligations issued or fully guaranteed by the United States of America, (ii) time deposits or certificates of deposit described under subsection (2) above, or (iii) commercial paper or other notes described under subsection (3) above, in which, in each such case, such bank, trust company or dealer shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations,

          (5) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the U.S. Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof,

          (6) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days, and

          (7) Investments, classified in accordance with GAAP as current assets, in money market investment programs (i) registered under the Investment Company Act of 1940, as amended, or (ii) operated by an investment company in Germany or the United Kingdom and subject to regulations under the laws of such jurisdiction, in each case which are administered by reputable financial institutions having capital of at least $100 million and the portfolios of which are limited to Investments of the character described in clauses (1), (2), (3), (4), (5) and (6) above.

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

     "2008 7 3/8% Indenture" means the Senior Subordinated Indenture dated as of February 19, 1998 by and among FMC Trust Finance S.a.r.l. Luxembourg, State Street Bank and Trust Company as trustee, the Company and the other Note Guarantors with respect to the issuance of 7 3/8% Senior Subordinated Notes of FMC Trust Finance S.a.r.l. Luxembourg due February 1, 2008 in the aggregate principal amount of DM 300,300,000, as it may amended, supplemented or otherwise modified from time to time.

     "2008 7 3/8% Notes" means the 7 3/8% Senior Subordinated Notes due February 1, 2008 issued pursuant to the 2008 7 3/8% Indenture.

     "2008 7 7/8% Indenture" means the Senior Subordinated Indenture dated as of February 19, 1998 by and among FMC Trust Finance S.a.r.l. Luxembourg, State Street Bank and Trust Company as trustee, the Company and the other note guarantors with respect to the issuance of 7 7/8% Senior Subordinated Notes of FMC Trust Finance S.a.r.l. Luxembourg due February 1, 2008 in the aggregate principal amount of $450,450,000, as it may be amended, supplemented or otherwise modified from time to time.

     "2008 7 7/8% Notes" means the 7 7/8% Senior Subordinated Notes due February 1, 2008 issued pursuant to the 2008 7 7/8% Indenture.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than (1) directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary and (2) shares of Preferred Stock of
FMCH) is owned by the Company or by one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries.

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               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                       THE NOTES AND THE TRUST GUARANTEES

FULL AND UNCONDITIONAL TRUST GUARANTEES

     We have irrevocably guaranteed payments of distributions and other amounts due on each trust's preferred securities, to the extent the trust has funds legally available for payment of these amounts, as described under "Description of the Trust Guarantees." Taken together, our obligations under the indentures, our note guaranties, the trust declarations, the expense agreements and the trust guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities of each trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. If and to the extent that the note issuer does not make payments on the USD or Euro notes, as applicable, the related trust will not pay distributions or other amounts due on its trust preferred securities. The trust guarantees do not cover payment of distributions when a trust does not have sufficient funds legally available to pay such distributions. In that event, your remedy would be to institute a legal proceeding directly against the note issuer on behalf of the applicable trust for enforcement of the note issuer's obligations on the USD or Euro notes, as applicable. Our obligations under the trust guarantees are subordinate and junior in right of payment to all of our senior indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the notes, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

     - the aggregate principal amount of the notes will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and common securities;

     - the interest rate and interest and other payment dates on the notes will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

     - each trust declaration provides that we will pay all and any costs, expenses and liabilities of the trust except the trust's obligations to you; and

     - each trust declaration further provides that the applicable trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     Regardless of anything to the contrary in the indentures, we have the right to set-off any payment we are otherwise required to make under an indenture with and to the extent we have previously made, or are concurrently on the date of such payment making, a payment under the related trust guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     If an event of default under a trust declaration has occurred and is continuing and is attributable to the failure of the note issuer to make payments on the USD or Euro notes, then holders of not less than 25% in liquidation amount of outstanding USD or Euro trust preferred securities, as applicable, have the right to appoint a special trustee to act on behalf of all such holders. The special trustee appointed in accordance with the preceding sentence will represent the holders of all such trust preferred securities, unless the holders of at least a majority in liquidation amount of those outstanding trust preferred securities appoint an alternative special trustee in which case the special trustee appointed in accordance with the preceding sentence will be required to resign as special trustee. At no time can there be more than one special trustee acting on behalf of the holders of the trust preferred securities. The special trustee will have the right to directly institute a proceeding for enforcement of payment of the principal of or interest on the USD or Euro notes, as applicable, having a principal amount equal to the aggregate liquidation amount of such USD or Euro trust preferred securities outstanding on or after the respective due date specified in the unpaid notes. You would not be able to exercise directly any other remedies
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available to the holders of the notes unless the preferred trustee or the special trustee, acting for the benefit of the preferred trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation amount of outstanding USD or Euro trust preferred securities, as applicable, would, to the fullest extent permitted by law, have a right to institute such proceedings. In addition, if the note issuer fails to make interest or other payments on the notes when due, and the preferred trustee fails to enforce its rights under the notes, the indentures provide that a holder of USD or Euro trust preferred securities, as applicable, may institute legal proceedings directly against the note issuer to enforce the preferred trustee's rights under the related notes without first instituting a legal proceeding against the preferred trustee, the applicable trust or any other person or entity.

     If we fail to make a payment under a trust guarantee, a holder of USD or Euro trust preferred securities, as applicable, may institute a legal proceeding directly against us to enforce the holders' rights under the related trust guarantee without first instituting a legal proceeding against the guarantee trustee, the applicable trust or any other person or entity. If we fail to make payments in respect of a trust's costs and expenses as required by the applicable trust declaration, a creditor of that trust may institute a legal proceeding directly against us to enforce such payments.

     A default or event of default under any senior indebtedness of ours would not constitute a default or event of default. However, in the event of payment defaults under, or acceleration of, senior indebtedness of ours, the subordination provisions of the indentures provide that no payments may be made in respect of the notes, until such senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the notes would constitute an event of default.

LIMITED PURPOSE OF THE TRUSTS

     The trust preferred securities evidence beneficial interests in the trusts, and the trusts exist for the sole purpose of issuing the USD or Euro trust preferred securities and their common securities and investing the proceeds of these securities in the related notes. A principal difference between your rights and the rights of a holder of a note is that a holder of a note is entitled to receive from the note issuer the principal amount of and interest accrued on such notes held, while you are entitled to receive distributions from the applicable trust (or from us under a trust guarantee) if and to the extent such trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of a trust involving the liquidation of the notes held by that trust, holders of the USD or Euro trust preferred securities, as applicable, will be entitled to receive, out of assets held by trust, a liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the preferred trustee, as holder of our note guaranties, would be a senior subordinated creditor of ours, subordinated in right of payment to all our senior indebtedness, but entitled to receive payment in full of principal and interest on the notes under our trust guarantees before any of our shareholders or our creditors subordinated to our note guaranties, if any, receive payments or distributions. Since we are the guarantor under the trust guarantees and have agreed to pay for all costs, expenses and liabilities of the trusts (other than the trust's obligations to you), your position and that of a holder of the related notes relative to our other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

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                       DESCRIPTION OF THE OLD SECURITIES

     The terms of the old USD and the old Euro trust preferred securities are identical in all material respects to the USD and Euro trust preferred securities, except that:

     - the old trust preferred securities were not registered under the Securities Act and are entitled to certain rights under the registration rights agreements. However, these rights will terminate when we consummate the exchange offers, except under limited circumstances;

     - the trust preferred securities will not contain the minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the old trust preferred securities;

     - the trust preferred securities will not provide for any increase in the rate of distributions thereon those securities;

     - the notes will not contain the minimum principal amount transfer restriction; and

     - the notes will not provide for any increase in their interest rate.

Accordingly, you should review the information described under "Risk
Factors -- The exchange offers could adversely affect any market for old trust preferred securities that are not exchanged," as well as under "Description of Trust Preferred Securities," "Description of the Trust Guarantees," Description of the Notes," and "Relationship Among the Trust Preferred Securities, the Notes and the Trust Guarantees."

                              PLAN OF DISTRIBUTION

     If you are a broker-dealer that receives trust preferred securities for your own account in connection with the exchange offers you must acknowledge that you will deliver a prospectus when you resell those trust preferred securities. Subject to certain provisions of the registration rights agreements, we have agreed that participating broker-dealers who acquired trust preferred securities for their own accounts as a result of market-making or other trading activities may use this prospectus, as amended or supplemented from time to time, in connection with resales of the trust preferred securities during the period ending on the earlier to occur of:

     - 90 days following the expiration date, or

     - the date on which they have disposed of all their trust preferred securities.

This period may be extended under the circumstances described under "The Exchange Offers -- Resales of Trust Preferred Securities." However, if you are a participating broker-dealer who intends to use this prospectus in connection with your resale of trust preferred securities that you receive in the exchange offers, you must notify us, on or prior to the expiration date, that you are a participating broker-dealer. You may give that notice in the space provided for that purpose in the letter of transmittal or you may be send to the appropriate exchange agent at its address or facsimile number appearing under "The Exchange Offers -- Exchange Agents." See "The Exchange Offers -- Resales of Trust Preferred Securities."

     Neither we nor either trust will receive any cash proceeds from the issuance of the trust preferred securities in the exchange offers. Broker-dealers who receive trust preferred securities for their own accounts in connection with the exchange offers from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the trust preferred securities or a combination of these methods of resale. The sales may take place at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. They may resell the trust preferred securities directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer, from the purchasers of the trust preferred securities, or both.

     Any broker-dealer that resells trust preferred securities that it received for its own account in the exchange offers and any broker or dealer that participates in a distribution of those trust preferred
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securities may be deemed to be an "underwriter" within the meaning of the U.S.
Securities Act, and any profit on any those resales, as well as any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the U.S. Securities Act. However, the letter of transmittal states that by acknowledging that it has an obligation to deliver and will deliver a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the U.S. Securities Act.

     In reselling trust preferred securities, you must comply with all applicable laws and regulations in force in any jurisdiction in which you offer or sell the trust preferred securities or distribute this prospectus or any part of it. You must also obtain any consent, approval or permission required for your offers or sales under the laws and regulations in force in any jurisdiction that you are subject to or in which you make offers or sales. Except as described above with respect to the use of this prospectus, we do not have any responsibility for your compliance with any of those laws and regulations.

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                               TAX CONSIDERATIONS

FEDERAL REPUBLIC OF GERMANY

     GENERAL

     Under current German laws regarding taxation

     - Distributions on the trust preferred securities (except as described below) will be payable without deduction or withholding for or on account of any taxes or duties imposed or levied by the Federal Republic of Germany or any district municipality or other political subdivision or taxing authority therein or thereof;

     - No stamp, issue, registration or similar tax or duty is or will be payable in Germany in connection with the creation, issue, offering or redemption of the trust preferred securities, or, in respect of the execution, delivery or enforcement (except for court fees) of the declaration of trust or the indenture;

     - A holder of the trust preferred securities who is neither resident nor deemed to be resident in Germany nor deemed to hold the trust preferred securities through a German permanent establishment or agent will not be subject to German taxes or duties on payment of distributions in respect of the trust preferred securities;

     - No gift, estate or inheritance tax arises in Germany in respect of the trust preferred securities on a gift of the trust preferred securities by, or on the death of, a holder who is neither resident nor deemed to be resident in Germany unless the trust preferred securities are or are deemed to be attributable to a permanent establishment in Germany; and

     - No taxation of capital gains will arise in Germany on the disposition of trust preferred securities by a holder who is not resident nor deemed to be resident in Germany unless such trust preferred securities are attributable to a permanent establishment in Germany.

     Distributions on the trust preferred securities effected in Germany will be subject to a withholding tax at a rate of 30% of the gross amount of interest. Fresenius Medical Care or a German financial institution, including a German branch of a foreign financial institution (but excluding a foreign branch of a German financial institution), upon paying the interest is obligated to deduct this withholding tax unless the holder gives proof that (1) the holder is not resident in Germany and (2) the interest income is not effectively connected with a German permanent establishment or agent of such holder. If we pay interest to a non-German financial institution, including a foreign branch of a German financial institution, which pays the distribution to the holders, no German withholding tax will become due.

PROPOSED EU INFORMATION REPORTING/WITHHOLDING TAX DIRECTIVE

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. A new draft directive was promulgated on July 18, 2001. Subject to a number of important conditions being met, it is proposed that member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident, as well as to other forms of organizations such as partnerships and trusts, in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to such payments. Luxembourg has opted to adopt a withholding system for a period of seven years for payments made to individual beneficial owners of securities (which may include, for example, individuals who hold interests through forms of organizations such as partnerships and trusts, among others) who are resident in a member state of the European Union that is different from the member state of the issuer of the securities or the member state of any paying agent (which could, for these purposes, include a person making payment in respect of the securities on behalf of the issuer or on behalf of the holder). Thus, if the directive is adopted, payments made at the latest on or after January 1, 2004 by a Luxembourg issuer of securities or through a

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Luxembourg paying agent in respect of instruments issued after March 1, 2001 could be subject to withholding tax under the directive. There can be no assurance that the directive will be adopted as proposed or as to the final terms of such directive. See "Description of the Trust Preferred Securities -- Paying Agents."

UNITED STATES

     GENERAL

     The following is a summary of certain of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations of the Code, as of the date of this offering circular. The Code, interpretations thereof, and judicial authorities are subject to change and any such change in law or interpretation may be applied retroactively. For a discussion of certain German and European Union tax matters see "Federal Republic of Germany." For a discussion of certain Luxembourg tax matters see "Luxembourg Taxation."

     TREATMENT BY THE NOTE ISSUER

     The note issuer intends to treat the notes as debt for U.S. federal income tax purposes and each holder of trust preferred securities as the owner of an undivided interest in the notes. The note issuer and the trusts will therefore report any payments on the notes to the Internal Revenue Service in a manner consistent with such characterization. The notes will be issued without original issue discount. The discussion that follows assumes that the notes will be treated as debt for U.S. federal income tax purposes.

     CLASSIFICATION OF THE TRUSTS

     In connection with the issuance of the trust preferred securities, O'Melveny & Myers LLP, counsel to Fresenius Medical Care AG, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the respective declarations of trust (and certain other documents), and based on certain facts and assumptions contained in such opinion, the trusts will continue to be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     UNITED STATES HOLDERS

     Unless otherwise stated, this summary deals only with the trust preferred securities held as capital assets by United States Holders ("U.S. Holders") who purchase the trust preferred securities upon original issuance. It also does not deal with special classes of U.S. Holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities that elect to mark to market, persons engaging in straddles, conversion and hedging transactions, tax-exempt investors, or persons that will hold the trust preferred securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder of trust preferred securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the trust preferred securities.

     As used herein, a U.S. Holder is generally a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the law of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, a trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or any other person whose world-wide income is otherwise subject to U.S. federal income taxation on a net basis.

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       Exchange Offers

     Neither the exchange of old trust preferred securities for trust preferred securities nor the exchange of old notes for notes pursuant to the exchange offers should be a taxable event to U.S. Holders of the old trust preferred securities. Consequently, exchanging U.S. Holders should not recognize any taxable gain or loss as a result of consummation of the exchange offers. A U.S. Holder's tax basis and holding period for the old trust preferred securities will carry over to the trust preferred securities the U.S. holder receives in the exchange offers.

       Payment of Interest

     For U.S. federal income tax purposes, each U.S. Holder of trust preferred securities generally will be considered the owner of an undivided interest in the notes held by the applicable trust. Accordingly, each U.S. Holder will be required to include in its gross income any interest paid or accrued with respect to its allocable share of the notes, in accordance with its method of accounting. U.S. Holders of Euro trust preferred securities should also see the discussion below under the caption "-- Currency Exchange Gain or Loss for Euro Denominated Trust Preferred Securities."

       Receipt of Notes or Cash Upon Liquidation of the Note Issuer

     Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution," notes held by a trust may be distributed to holders in exchange for the trust preferred securities and in liquidation of the distributing trust. For U.S. federal income tax purposes, such a distribution to U.S. Holders would be treated as a nontaxable event, and each U.S. Holder would receive an aggregate tax basis in the notes equal to such U.S. Holder's aggregate tax basis in its trust preferred securities. A U.S. Holder's holding period in the notes so received would include the period during which such holder held the trust preferred securities.

     Under certain circumstances described herein, the notes may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their related trust preferred securities. For U.S. federal income tax purposes, such a redemption would constitute a taxable disposition of the redeemed trust preferred securities and a U.S. Holder would recognize gain or loss as if it had sold such redeemed trust preferred securities for cash. See "-- Sale of Trust Preferred Securities," below.

       Sale of Trust Preferred Securities

     A U.S. Holder that sells trust preferred securities will recognize gain or loss equal to the difference between the amount realized on the sale of the trust preferred securities and the U.S. Holder's adjusted tax basis in such trust preferred securities. A U.S. Holder's adjusted tax basis in the trust preferred securities generally will be its initial purchase price. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the trust preferred securities have been held for more than one year at the time of sale. Under current law, any net long-term capital gains for individuals are subject to a maximum U.S. federal income taxation at preferential rates if specified minimum holding periods are met. The deductibility of capital losses is subject to significant limitations. A sale of the Euro trust preferred securities will also result in foreign currency exchange gain or loss under the rules discussed below under the heading "-- Currency Exchange Gain or Loss for Euro Denominated Trust Preferred Securities."

       Deductibility of Capital Losses Subject to Significant Limitations

     The trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying notes. A U.S. Holder that disposes of its trust preferred securities between record dates for payments of distributions will nevertheless be required to include in income accrued but unpaid interest on the notes through the date of disposition, and to add that amount to its adjusted tax basis in its proportional share of the underlying notes deemed disposed. Accordingly, such a U.S. Holder will recognize a capital loss to the extent the selling price (which may not fully reflect
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the value of accrued but unpaid interest) is less than that U.S. Holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. Therefore, it is possible that a U.S. Holder will not be able to offset such accrued but unpaid interest against any such capital loss (although such capital loss could be used to offset capital gains of such U.S. Holder).

          Market Discount and Bond Premium

     U.S. Holders of trust preferred securities other than U.S. Holders who purchased the trust preferred securities upon original issuance may be considered to have acquired their undivided interest in the notes with "market discount" or "acquisition premium" as such phrases are defined for U.S. federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the trust preferred securities.

          Currency Exchange Gain or Loss For Euro Denominated Trust Preferred Securities

           - Purchase of Trust Preferred Securities: A U.S. Holder of Euro trust preferred securities will have a tax basis in the trust preferred securities, based on the spot rate of euros in effect on the date of purchase. A U.S. Holder who converts U.S. dollars into euros and immediately uses the euros to purchase the Euro trust preferred securities will ordinarily not recognize any currency exchange gain or loss in connection with the conversion and purchase. If the U.S. Holder uses euros that were already owned, the U.S. Holder would recognize currency exchange gain or loss equal to the difference between such U.S. Holder's tax basis in the euros and the U.S. dollar fair market value of the Euro trust preferred securities, based on the spot rate in effect on the date of purchase. Any currency exchange gain or loss is treated as ordinary income or loss.

           - Interest Payments -- Cash Basis: A U.S. Holder of Euro trust preferred securities will have to convert euro denominated interest into U.S. dollars, based on its method of accounting. A cash basis U.S. Holder will include in income as interest the U.S. dollar value of the interest payment, based on the spot rate in effect on the date of receipt of the interest payment, regardless whether the payment in fact is converted into U.S. dollars on that date. However, such a U.S. Holder will not have any currency exchange gain or loss as a result of the interest payment. Upon a subsequent disposition of the euros received, the U.S. Holder will have currency exchange gain or loss measured by the change in the exchange rate between the date of receipt and the date of disposition.

           - Interest Payments -- Accrual Basis: Unlike a cash method U.S. Holder, an accrual method U.S. Holder must report currency exchange gain or loss attributable to accrued interest. Generally, an accrual basis U.S. Holder will include in income as interest the U.S. dollar value of the accrued amounts, based on the average spot rate in effect for each business day during the interest accrual period (unless an election is made pursuant to Treasury regulations to use a different exchange rate). Such U.S. dollar value for each accrual period will be the U.S. Holder's tax basis in the euros. Upon receipt of an interest payment, the accrual basis U.S. Holder will recognize gain or loss, measured by the difference between the U.S. dollar value of an interest payment, based on the spot rate in effect on the date of receipt, and the U.S. Holder's tax basis in the euros for the accrual period or periods to which such interest payment relates.

           - Principal Payments: A U.S. Holder who disposes of, or has redeemed, Euro trust preferred securities will have currency exchange gain or loss. The amount of currency exchange gain or loss will be the difference between (1) the U.S. dollar amount determined by converting the euros received into U.S. dollars, based on the spot rate on the date of payment or the date of disposition, and (2) the U.S. dollar amount

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             determined by converting the liquidation amount of the Euro trust preferred securities on the date of acquisition.

     UNITED STATES ALIEN HOLDERS

     As used herein, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust. A United States Alien Holder will not be subject to any United States (a) federal income tax on the interest paid or accrued on the notes, unless the interest is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States, and (b) withholding tax on such interest income.

     A United States Alien Holder will not be subject to U.S. federal income tax on any gain realized on the sale or disposition of the trust preferred securities unless (1) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States, or (2) the United States Alien Holder is an individual who has been in the United States for 183 days or more in the taxable year of the sale or disposition.

     Effectively connected income of a United States Alien Holder that is a corporation may in certain circumstances be subject to additional "branch profits tax" at a 30% rate or, if applicable a lower treaty rate.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

          United States Holders

     Subject to the qualifications discussed below, income on the trust preferred securities will be reported to U.S. Holders on Forms 1099, which forms should be mailed to U.S. Holders of trust preferred securities by January 31 following each calendar year.

     With respect to the USD trust preferred securities, Trust IV will be obligated to report annually to DTC, as holder of record of the USD trust preferred securities, the interest related to the USD trust preferred securities that accrued during the year. Trust IV currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though Trust IV is not legally required to report to record holders until April 15 following each calendar year. The initial purchasers of the old USD trust preferred securities have indicated to Trust IV that, to the extent that they hold USD trust preferred securities as nominees for United States beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of USD trust preferred securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to Trust IV. Trust IV, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, United States beneficial holders of USD trust preferred securities who hold their USD trust preferred securities through the initial purchasers will receive Forms 1099 reflecting the income on their USD trust preferred securities from such nominee holders rather than Trust IV.

     The initial purchasers of the old Euro trust preferred securities have indicated to Trust V that, to the extent that they hold Euro trust preferred securities as nominees for United States beneficial holders, they currently expect to report the interest related to the Euro trust preferred securities that accrued during the year to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Euro trust preferred securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to Trust
V. Trust V, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, United States beneficial holders of Euro trust preferred securities who hold their Euro trust preferred securities through the initial purchasers will receive Forms 1099 reflecting the income on their Euro trust preferred securities from such nominee holders rather than Trust V.

     Payments made on, and proceeds from the sale of, the trust preferred securities may be subject to a "backup" withholding tax of 30.5% for 2001 (gradually reducing to 28% by the year 2006) unless the U.S. Holder complies with certain requirements relating to the identification of the holder, including the provision of an accurate taxpayer identification number (or provides a certificate of non-U.S. status). Any withheld amounts will be allowed as a credit against the holder's U.S. federal income tax, provided the required information is provided to the Internal Revenue Service. Certain exempt recipients (such as corporations) are not subject to these information reporting requirements. U.S. Holders who are required to establish their exempt status generally must file IRS Form W-9 ("Request for Taxpayer Identification Number and Certification").

          United States Alien Holders

     Under current law, United States Alien Holders are generally not subject to U.S. information reporting or backup withholding. However, such United States Alien Holders may be required to provide certification of non-U.S. status in connection with payments they receive in the United States or through certain U.S.-related financial institutions.

     United States Alien Holders receiving payments from non-U.S. paying agents and United States Alien beneficial holders receiving payments from non-U.S. nominee holders will not be subject to the information reporting rules applicable to United States Holders. However, such United States Alien Holders may be required to provide certification of non-U.S. status in connection with payments received in the United States or through certain U.S.-related financial institutions.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

LUXEMBOURG

     The note issuer intends to treat the notes as debt for all Luxembourg tax purposes and will report payments made on the notes in a manner consistent with such characterization. The following summary assumes such treatment will be confirmed by Luxembourg tax authorities. The note issuer will apply to the Luxembourg tax authorities for a confirmation.

     Under existing Luxembourg law, all payments of interest under the notes to a holder of the notes who is not currently, and has never been, a Luxembourg citizen or resident, will be free of withholding tax or any similar taxes of whatsoever nature.

     No income tax and capital tax will be due on interest received or profits realized upon disposition of any notes by a holder, provided such holder is not currently, and has never been, a Luxembourg citizen or resident, and such holder has no permanent establishment in Luxembourg and the notes are not effectively connected with such permanent establishment.

     No net wealth tax will be due in respect of the notes and no estate or inheritance taxes will arise in Luxembourg on the transfer of any notes by way of gift, or on death of a holder, provided such holder is not currently, and has never been, a Luxembourg citizen or resident, and such holder has no permanent establishment in Luxembourg.

     THE LUXEMBOURG TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE,

OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN LUXEMBOURG OR OTHER TAX LAWS.

           SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

     We are a German corporation. Some of our directors and executive officers and certain of the experts named in this offering circular are residents of Germany. A substantial portion of our assets and those of such individuals is located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon such persons within the United States with respect to matters arising under the U.S. federal securities laws or to enforce against them in U.S. courts judgments of such courts predicated upon the civil liability provisions of such federal securities laws. We have been advised by our German counsel, Norr Stiefenhofer Lutz, that there may be doubt as to the enforceability in Germany, in original actions, of liabilities predicated on the U.S. federal securities laws and that in Germany both recognition and enforcement of court judgments with respect to civil liability provisions of U.S. federal securities laws are solely governed by the provisions of the German Civil Procedure Code ("Zivilprozessordnung"). In some cases, especially when according to the German statutory provisions the international jurisdiction of the U.S. court will not be recognized or the judgment conflicts with basic principles (e.g., the restriction to compensatory damages and limited pre-trial discovery) of German law, the U.S. judgment might not be recognized by a German court. The service of process in U.S. proceedings on persons in Germany is regulated by a multilateral treaty guaranteeing service of writs and other legal documents in civil cases if the current address of the defendant is known.

                                    EXPERTS

     The consolidated financial statements for Fresenius Medical Care Aktiengesellschaft as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Fresenius Medical Care Holdings, Inc. as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the notes, the trust guarantees and the note guaranties will be passed upon for Fresenius Medical Care by O'Melveny & Myers LLP and certain matters under German law with respect to Fresenius Medical Care and FMC Deutschland will be passed upon by Norr Stiefenhofer Lutz. Certain matters under Luxembourg law with respect to the note issuer will be passed upon by Wildgen & Partners. Certain matters of Delaware law relating to the trusts and the validity of the trust preferred securities will be passed upon for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts. Dr. Dieter Schenk, a member of the firm of Norr Stiefenhofer Lutz, is the Deputy Chairman of the Supervisory Board of Fresenius Medical Care. Dr. Alfred Stiefenhofer, a member of the firm of Norr Stiefenhofer Lutz, is one of the executors of the estate of Mrs. Else Kroner.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file periodic reports and information with the SEC and the New York Stock Exchange. You may inspect a copy of these reports without charge at the Public Reference Room of the SEC at Room 1024, 450 Fifth Avenue, N.W., Washington, D.C. 20549 or at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC's World Wide Web address is http://www.sec.gov. As a foreign private issuer, we are not obligated to file registration statements and reports with the SEC in electronic form; however, commencing with our report on Form 6-K filed November 20, 2000 we have voluntarily chosen to do so. Accordingly, our report for the nine months ended September 30, 2000, our Annual Report on Form 20-F for the year ended December 31, 2000 and our reports for subsequent periods may be obtained from any source authorized to store and make available electronically filed reports.

     The New York Stock Exchange currently lists American Depositary Shares representing our Preference shares and American Depositary Shares representing our Ordinary shares. As a result, we are subject to the periodic reporting requirements of the Exchange Act, and we file reports and other information with the SEC. These reports and other information and the registration statement and exhibits and schedules thereto may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the SEC and the electronic sources listed in the preceding paragraph. In addition, these materials are available for inspection and copying at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, USA.

     We prepare annual and quarterly reports, which are then distributed to our shareholders. Our annual reports contain financial statements examined and reported upon, with opinions expressed by our independent auditors. We prepare the consolidated financial statements of Fresenius Medical Care included in these annual reports in conformity with US GAAP. Our annual and quarterly reports to our shareholders are posted on our website at http://www.fmc-ag.com. In furnishing our web site address in this prospectus, however, we are not incorporating by reference any information on our web site into this prospectus, and you should not consider any information on our web site to be part of this prospectus.

     You may inspect the documents referred to in this prospectus which relate to us as well as our annual and interim reports, at our offices, Else-Kroner-Strasse 1, 61346 Bad Homburg, Germany.

     You should rely only on the information appearing in this prospectus, including the documents we incorporate by reference into this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus or the incorporated documents. The information that appears in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of trust preferred securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference into this prospectus:

     - Fresenius Medical Care's Annual Report on Form 20-F for the fiscal year ended December 31 2000

     - Fresenius Medical Care's report on Form 6-K dated May 21, 2001

     - FMCH's Annual Report on Form 10-K for the fiscal year ended December 31, 2000

     - FMCH's Quarterly Report on Form 10-Q for the three months ended March 31, 2001 filed May 15, 2001

     - FMCH's definitive Information Statement for its 2001 Annual Meeting of Shareholders filed April 30, 2001.

     All annual reports we file with the Commission pursuant to the Securities Exchange Act of 1934, as amended, on Form 20-F and all annual and other reports that FMCH files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of that Act, in each case after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of the report. We may incorporate by reference any Form 6-K that we subsequently submit to the Commission by identifying in that Form that we are incorporating it by reference into this prospectus. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus, or in any other document we subsequently file that also is or is deemed to be incorporated by reference into this prospectus, modifies or replaces the original statement. Any statement that we modify or supersede in this manner shall not be deemed, except as so modified or replaced, to constitute a part of this prospectus.

     We shall undertake to provide without charge to each person who receives a copy of this prospectus, upon written or oral request to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless the exhibits are specifically incorporated by reference to the documents You should direct your requests for copies of the documents to Fresenius Medical Care AG, Else-Kroner Str. 1, 61346 Bad Homburg, Germany, Attention: Controlling Department, telephone 011-49-6172-609-0.

                              GENERAL INFORMATION

     We intend to list the trust preferred securities on the Luxembourg Stock Exchange. We have appointed Banque Generale Du Luxembourg as the initial Listing Agent for the Luxembourg Stock Exchange. Prior to the listing of the trust preferred securities, the constitutional documents of Fresenius Medical Care and the trusts, and the legal notices relating to the trust preferred securities will be registered with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where copies of these documents may be obtained upon request. The Listing Agent will act as intermediary between Fresenius Medical Care and the trusts, as issuers, and the holders of the trust preferred securities.

     Copies of this prospectus, our constitutional documents, our latest annual report, our quarterly interim unaudited financial information, the annual profit and loss accounts and balance sheet of the note issuer, the other note guarantors' constitutional documents, the note issuer's constitutional documents, the indentures, the trust guarantees and the declarations of trust, will be obtainable during usual business hours at the principal offices of Fresenius Medical Care, State Street Bank and Trust Company and the Listing Agent so long as any of the trust preferred securities remain outstanding.

     According to Chapter VI, Article 3, point A/11/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the preferred securities shall be freely transferable and therefore no transactions made on the Luxembourg Stock Exchange shall be cancelled.

     The USD trust preferred securities represented by the global certificate have been accepted for clearing through DTC under CUSIP number 35802Q AB 4 and have been assigned ISIN number US35802QAB41. The Euro trust preferred securities represented by the global certificate have been accepted for clearance through Euroclear and Clearstream, Luxembourg under Common Code numbers -- and have been assigned ISIN numbers --.

                         INDEX OF FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
FRESENIUS MEDICAL CARE AG
  UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     Condensed Consolidated Statements of Earnings for the
      three months ended March 31, 2001 and 2000
      (unaudited)...........................................  F-2
     Condensed Consolidated Balance Sheets at March 31, 2001
      (unaudited) and December 31, 2000 (audited)...........  F-3
     Condensed Consolidated Statements of Cash Flows for the
      three months ended March 31, 2001 and 2000
      (unaudited)...........................................  F-4
     Condensed Consolidated Statements of Shareholders'
      Equity for the three months ended March 31, 2001
      (unaudited)...........................................  F-5
     Notes to Condensed Consolidated Financial Statements...  F-6
  AUDITED CONSOLIDATED FINANCIAL STATEMENTS
     Independent Auditors' Report...........................  F-24
     Consolidated Statements of Operations for the years
      ended December 31, 2000, 1999 and 1998................  F-25
     Consolidated Balance Sheets at December 31, 2000 and
      1999..................................................  F-26
     Consolidated Statements of Cash Flows for the years
      ended December 31, 2000, 1999 and 1998................  F-27
     Consolidated Statements of Shareholders' Equity for the
      years ended December 31, 2000, 1999 and 1998..........  F-29
     Notes to Consolidated Financial Statements.............  F-30

FRESENIUS MEDICAL CARE HOLDINGS, INC.
  UNAUDITED, CONSOLIDATED FINANCIAL STATEMENTS
     Unaudited, Consolidated Statements of Earnings for the
      three months ended March 31, 2001 and 2000............  F-76
     Unaudited, Consolidated Statements of Comprehensive
      Income for the three months ended March 31, 2001......  F-77
     Consolidated Balance Sheets at March 31, 2001
      (unaudited) and December 31, 2000 (audited)...........  F-78
     Unaudited, Consolidated Statements of Cash Flows for
      the three months ended March 31, 2001 and 2000........  F-79
     Notes to Unaudited, Consolidated Financial
      Statements............................................  F-81
  CONSOLIDATED FINANCIAL STATEMENTS
     Report of Independent Auditors.........................  F-90
     Consolidated Statements of Operations for the Years
      Ended December 31, 2000, 1999 and 1998................  F-91
     Consolidated Statements of Comprehensive Income for the
      Years Ended December 31, 2000, 1999 and 1998..........  F-92
     Consolidated Balance Sheets as of December 31, 2000 and
      1999..................................................  F-93
     Consolidated Statements of Cash Flow for the Years
      Ended December 31, 2000, 1999 and 1998................  F-94
     Consolidated Statements of Changes in Equity for the
      Years Ended December 31, 2000, 1999 and 1998..........  F-96
     Notes to Consolidated Financial Statements.............  F-97

                           FRESENIUS MEDICAL CARE AG
                                     PART I

                             FINANCIAL INFORMATION

                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 2001          2000
                                                              ----------    ----------
Net revenue:
  Dialysis Care.............................................  $  849,984    $  694,566
  Dialysis Products.........................................     309,506       306,369
                                                              ----------    ----------
                                                               1,159,490     1,000,935
Cost of revenue:
  Dialysis Care.............................................     599,250       476,186
  Dialysis Products.........................................     170,460       171,986
                                                              ----------    ----------
                                                                 769,710       648,172
Gross profit................................................     389,780       352,763
Operating expenses:
  Selling, general and administrative.......................     224,499       198,735
  Research and development..................................       7,966         8,554
                                                              ----------    ----------
Operating income............................................     157,315       145,474
Other (income) expense:
  Interest income...........................................      (2,829)       (2,950)
  Interest expense..........................................      55,618        58,429
                                                              ----------    ----------
Income before income taxes and minority interest............     104,526        89,995
Income tax expense..........................................      49,692        43,897
                                                              ----------    ----------
Income before minority interest.............................      54,834        46,098
Minority interest...........................................         327           753
                                                              ----------    ----------
Net income..................................................  $   54,507    $   45,345
                                                              ==========    ==========
Basic income per Ordinary share.............................  $     0.56    $     0.55
                                                              ==========    ==========
Fully diluted income per Ordinary share.....................  $     0.56    $     0.55
                                                              ==========    ==========
Basic income per Preference share...........................  $     0.58    $     0.56
                                                              ==========    ==========
Fully diluted income per Preference share...................  $     0.58    $     0.56
                                                              ==========    ==========

See accompanying notes to unaudited condensed consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    AT MARCH 31, 2001 AND DECEMBER 31, 2000
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2001           2000
                                                              -----------   ------------
                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   72,695     $   64,577
  Trade accounts receivable, less allowance for doubtful
    accounts of $121,437 in 2001 and $111,185 in 2000.......     850,418        753,674
  Accounts receivable from related parties..................      39,932         46,117
  Inventories...............................................     332,644        320,234
  Prepaid expenses and other current assets.................     239,541        214,526
  IDPN accounts receivable..................................          --          5,189
  Deferred taxes............................................     170,340        177,094
                                                              ----------     ----------
  Total current assets......................................   1,705,570      1,581,411
Property, plant and equipment, net..........................     786,997        738,993
Intangible assets, including goodwill, net..................   3,721,742      3,475,056
Deferred taxes..............................................      40,272         27,205
Other assets................................................     136,525        156,288
                                                              ----------     ----------
         Total assets.......................................  $6,391,106     $5,978,953
                                                              ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  222,575     $  203,374
  Accounts payable to related parties.......................      80,168         77,823
  Accrued expenses and other current liabilities............     391,589        391,640
  Note payable related to Settlement........................      51,186         85,920
  Short-term borrowings.....................................     106,235        106,592
  Short-term borrowings from related parties................     236,157        218,333
  Current portion of long-term debt and capital lease
    obligations.............................................     168,518        168,231
  Income tax payable........................................     149,827        117,572
  Deferred taxes............................................      20,845         20,967
                                                              ----------     ----------
  Total current liabilities.................................   1,427,100      1,390,452
Long-term debt and capital lease obligations, less current
  portion...................................................     908,471        657,832
Other liabilities...........................................      89,619         31,464
Pension liabilities.........................................      71,572         69,970
Deferred taxes..............................................     156,045        176,487
Company-obligated mandatorily redeemable preferred
  securities of subsidiary Fresenius Medical Care Capital
  Trusts holding solely Company-guaranteed debentures of
  subsidiary................................................     945,471        952,727
Minority interest...........................................      21,139         21,271
                                                              ----------     ----------
         Total liabilities..................................   3,619,417      3,300,203
Shareholders' equity:
Preference shares, no par, E2.56 nominal value, 45,497,700
  shares authorized, 26,029,024 issued and outstanding at
  March 31, 2001; 23,765,093 issued and outstanding at
  December 31, 2000.........................................      69,175         63,644
Ordinary shares, no par, E2.56 nominal value, 70,000,000
  shares authorized, issued and outstanding at March 31,
  2001 and December 31, 2000................................     229,494        229,494
Additional paid-in capital..................................   2,729,759      2,634,606
Retained deficit............................................      (1,517)       (56,024)
Accumulated other comprehensive loss........................    (255,222)      (192,970)
                                                              ----------     ----------
Total shareholders' equity..................................   2,771,689      2,678,750
                                                              ----------     ----------
Total liabilities and shareholders' equity..................  $6,391,106     $5,978,953
                                                              ==========     ==========

See accompanying notes to unaudited condensed consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE THREE MONTHS MARCH 31, 2001 AND 2000
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                2001         2000
                                                              ---------    ---------
Operating Activities:
  Net income................................................  $  54,507    $  45,345
  Adjustments to reconcile net income to cash and cash
     equivalents provided by (used in) operating activities:
     Depreciation and amortization..........................     79,365       70,581
     Change in deferred taxes, net..........................     (8,552)      11,076
     Gain on sale of fixed assets...........................       (648)        (271)
     Compensation expense related to stock options..........        661           --
  Changes in assets and liabilities, net of amounts from
     businesses acquired or disposed of:
     Trade accounts receivable, net.........................    (47,315)     (43,762)
     Inventories............................................    (14,513)        (875)
     Prepaid expenses, other current and non-current
      assets................................................     (6,594)      26,013
     Accounts receivable from/payable to related parties....      3,802          242
     Accounts payable, accrued expenses and other current
      and non-current liabilities...........................    (21,215)     (31,474)
     Income taxes payable...................................     37,616       23,672
                                                              ---------    ---------
       Net cash provided by operating activities............     77,114      100,547
                                                              ---------    ---------
Investing Activities:
  Purchases of property, plant and equipment................    (64,128)     (47,349)
  Proceeds from sale of property, plant and equipment.......      2,533        3,464
  Acquisitions, net of cash acquired........................   (117,348)     (47,509)
                                                              ---------    ---------
       Net cash used in investing activities................   (178,943)     (91,394)
                                                              ---------    ---------
Financing Activities:
  Proceeds from short-term borrowings.......................     15,481       27,175
  Repayments of short-term borrowings.......................    (13,106)     (24,564)
  Proceeds of short-term borrowings from related parties....     20,588           --
  Repayments of short-term borrowings from related
     parties................................................     (1,459)     (59,300)
  Payments on obligation related to Settlement..............    (34,734)    (286,402)
  Proceeds from long-term debt..............................    304,545       14,241
  Principal payments of long-term debt and capital lease
     obligations............................................   (175,260)     (23,161)
  Proceeds from issuance of preference shares...............         --      344,215
  (Decrease) increase of accounts receivable securitization
     program................................................     (5,340)       7,148
  Proceeds from exercise of options.........................        544           39
  Change in minority interest...............................        197          623
                                                              ---------    ---------
       Net cash provided by financing activities............    111,456           14
                                                              ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (1,509)       1,806
                                                              ---------    ---------
Cash and Cash Equivalents:
  Net increase in cash and cash equivalents.................      8,118       10,973
  Cash and cash equivalents at beginning of period..........     64,577       34,760
                                                              ---------    ---------
  Cash and cash equivalents at end of period................  $  72,695    $  45,733
                                                              =========    =========

See accompanying notes to unaudited condensed consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                 PREFERENCE SHARES        ORDINARY SHARES                               ACCUMULATED
                                --------------------   ---------------------   ADDITIONAL                  OTHER
                                NUMBER OF    NO PAR    NUMBER OF     NO PAR     PAID IN     RETAINED   COMPREHENSIVE
                                  SHARES      VALUE      SHARES      VALUE      CAPITAL     DEFICIT        LOSS          TOTAL
                                ----------   -------   ----------   --------   ----------   --------   -------------   ----------
Balance at December 31, 2000
  (audited)...................  23,765,093   $63,644   70,000,000   $229,494   $2,634,606   $(56,024)    $(192,970)    $2,678,750
Issuance of preference
  shares......................   2,250,000     5,498           --         --       93,981         --            --         99,479
Proceeds from exercise of
  options.....................      13,931        33           --         --          511         --            --            544
Compensation expense related
  to stock options............          --        --           --         --          661         --            --            661
Comprehensive income (loss):
  Net income..................          --        --           --         --           --     54,507            --         54,507
  Other comprehensive income
    (loss) related to cash
    flow hedges...............          --        --           --         --           --         --       (27,427)       (27,427)
  Foreign currency translation
    adjustment................          --        --           --         --           --         --       (34,825)       (34,825)
                                                                                                                       ----------
Comprehensive income (loss)...          --        --           --         --           --         --            --         (7,745)
                                ----------   -------   ----------   --------   ----------   --------     ---------     ----------
Balance at March 31, 2001.....  26,029,024   $69,175   70,000,000   $229,494   $2,729,759   $ (1,517)    $(255,222)    $2,771,689
                                ==========   =======   ==========   ========   ==========   ========     =========     ==========

     The changes in the other comprehensive income (loss) related to SFAS 133 are as follows:

                                                                     MARCH 31, 2001
                                                           ----------------------------------
                                                            PRETAX     TAX EFFECT      NET
                                                           --------    ----------    --------
Net gains (losses) on derivatives hedging variability of
  cash flows:
Unrealized derivative gains (losses).....................  $(45,518)    $18,344      $(27,174)
Reclassification adjustments for gains (losses) included
  in net income..........................................      (341)         88          (253)
                                                           --------     -------      --------
Net derivative gains (losses)............................  $(45,859)    $18,432      $(27,427)
                                                           ========     =======      ========

See accompanying notes to unaudited condensed consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. THE COMPANY AND BASIS OF PRESENTATION

  THE COMPANY

     Fresenius Medical Care AG ("FMC" or the "Company") is a German stock corporation (Aktiengesellschaft). The Company is primarily engaged in (i) providing kidney dialysis services, clinical laboratory testing and renal diagnostic services and (ii) manufacturing and distributing products and equipment for dialysis treatment.

BASIS OF PRESENTATION

  A) BASIS OF CONSOLIDATION

     The condensed consolidated financial statements at March 31, 2001 and for the three month periods ended March 31, 2001 and 2000 in this report are unaudited and should be read in conjunction with the consolidated financial statements in the Company's 2000 Annual Report on Form 20-F. Such financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of the periods presented. All such adjustments are of a normal recurring nature.

     The results of operations for the three month period ended March 31, 2001 are not necessarily indicative of the results of operations for the fiscal year ending December 31, 2001.

  B) CLASSIFICATIONS

     Certain items in prior years' unaudited condensed consolidated financial statements have been reclassified to conform with the current year's presentation.

2. SETTLEMENT OF INVESTIGATIONS AND RELATED COSTS

     On January 18, 2000, Fresenius Medical Care Holdings, Inc. ("FMCH"), National Medical Care, Inc. ("NMC") and certain other affiliated companies executed definitive agreements with the United States Government to settle (i) matters concerning violations of federal laws then under investigation and (ii) National Medical Care, Inc.'s claims with respect to outstanding Medicare receivables for intradialytic parenteral nutrition therapy (collectively, the "Settlement").

     Under the Settlement, FMCH made initial cash payments of approximately $286 million and entered into a note payable for the remainder of the payment obligations. Interest on installment payments to the U.S. government accrue at 6.3% on approximately $51 million of the obligation and at 7.5% annually on the balance, until paid in full. The note payable to the U.S. government and the amounts due to the Company for the outstanding Medicare receivables have been classified in the balance sheet based on their expected settlement dates.

     Under the terms of the note payable, the remaining obligation is being paid in six quarterly installments that began in April 2000 and end in July 2001. The first four quarterly installments were paid in the amount of approximately $35 million each, including interest at 7.5%. Of the final two installments of approximately $28 million each, including interest at 6.3%, the first was paid in April 2001, and the second will be paid in July 2001. At March 31, 2001, the remaining note payable was approximately $51 million. In March 2000, the Company received an initial payment of approximately $38 million on its outstanding Medicare receivables. The U.S. government remitted the remaining balance in four quarterly payments of approximately $5 million each, plus interest at 7.5%. The final payment was received in February 2001.

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The Company amended the letter of credit that was given to the U.S. government in 1996 from $150 million to $190 million and, under the Settlement, the letter of credit will be reduced as installment payments are made to the Government. At March 31, 2001, the face amount of the letter of credit was $54 million.

3. ACQUISITIONS

     In January 2001, the Company acquired Everest Healthcare Services Corporation ("Everest") for $341 million including debt assumed amounting to $135 million. Approximately one third of the purchase price ($99 million) was funded by the issuance of 2.25 million Fresenius Medical Care AG Preference shares to the Everest shareholders. The remaining purchase price was paid with $107 million cash.

     Through March 31, 2001, the Company had paid approximately $117 million cash, including the cash portion of the Everest acquisition, for acquisitions consisting primarily of dialysis clinics.

4. INVENTORIES

     As of March 31, 2001 and December 31, 2000, inventories consisted of the following:

                                                       MARCH 31,    DECEMBER 31,
                                                         2001           2000
                                                       ---------    ------------
Raw materials and purchased components...............  $ 69,685       $ 73,244
Work in process......................................    20,398         22,231
Finished goods.......................................   174,278        160,358
Health care supplies.................................    68,283         64,401
                                                       --------       --------
  Inventories........................................  $332,644       $320,234
                                                       ========       ========

5. SHAREHOLDERS' EQUITY

     On January 8, 2001, the Company issued 2,250,000 Preference shares as a portion of the purchase price for the Everest acquisition. (see Note 3).

     During the three months ended March 31, 2001, 7,224 FMC Rollover Plan options were exercised by employees. In connection therewith, Fresenius AG transferred 2,408 Ordinary shares to employees and remitted approximately $91 to the Company. During the same period, no Rollover Plan options were canceled. These funds have been accounted for as a capital contribution within additional paid-in capital.

     During the three months ended March 31, 2001, 13,931 Preference shares were issued upon exercise of stock options under FMC 98 Plan 1. The $453 proceeds were accounted for as an increase in capital. No stock options were exercised under FMC 98 Plan 2. During the same period, 13,922 and 3,107 stock options were cancelled under FMC 98 Plan 1 and FMC 98 Plan 2, respectively.

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following table is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for each of the three month periods ending March 31, 2001 and 2000, respectively.

                                                          FOR THE THREE MONTHS
                                                            ENDED MARCH 31,
                                                    --------------------------------
                                                         2001              2000
                                                    --------------    --------------
                                                    (IN THOUSANDS, EXCEPT SHARE AND
                                                            PER SHARE DATA)
Numerators:
Income............................................   $    54,507       $    45,345
less:
Preference on Preference shares...................           354               177
                                                     -----------       -----------
Income available to Preference shares only........           354               177
Income available to all classes of shares.........   $    54,153       $    45,168
                                                     ===========       ===========
Denominators:
Weighted average number of:
Ordinary shares outstanding.......................    70,000,000        70,000,000
Preference shares outstanding.....................    25,894,569        11,981,976
                                                     -----------       -----------
Total weighted average shares outstanding.........    95,894,569        81,981,976
Potentially dilutive Preference shares............       335,643             8,291
                                                     -----------       -----------
Total weighted average shares outstanding assuming
  dilution........................................    96,230,212        81,990,267
Total weighted average Preference shares
  outstanding assuming dilution...................    26,230,212        11,990,267
Basic income per Ordinary share...................   $      0.56       $      0.55
Plus preference per Preference shares.............          0.02              0.01
                                                     -----------       -----------
Basic income per Preference share.................   $      0.58       $      0.56
                                                     ===========       ===========
Basic income per Ordinary share...................   $      0.56       $      0.55
Plus preference per Preference share assuming
  dilution........................................          0.02              0.01
                                                     -----------       -----------
Fully diluted income per Preference share.........   $      0.58       $      0.56
                                                     ===========       ===========

6. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

  COMMERCIAL LITIGATION

     In 1997, FMCH, NMC, and certain named NMC subsidiaries, were served with a civil complaint filed by Aetna Life Insurance Company in the U.S. District Court for the Southern District of New York. The lawsuit alleges inappropriate billing practices for nutritional therapy, diagnostic and clinical laboratory tests and misrepresentations. In April 1999, Aetna amended its complaint to include its affiliate, Aetna U.S. Healthcare, Inc., as an additional plaintiff, and to make certain other limited changes in its pleading. The amended complaint seeks unspecified damages and costs. Other insurance companies have filed similar claims seeking unspecified damages and costs. The Company, FMCH, NMC and its subsidiaries believe that there are substantial defenses to the claims asserted, and intend to vigorously defend all lawsuits. Other private payors have contacted the Company and may assert that NMC received excess

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

payment and, similarly, may join the lawsuits or file their own lawsuit seeking reimbursement and other damages. Although the ultimate outcome on the Company of these proceedings cannot be predicted at this time, an adverse result could have a material adverse effect on the Company's business, financial condition and result of operations.

     FMCH has filed counterclaims against the plaintiffs in these matters based on inappropriate claim denials and delays in claim payments.

     On September 28, 2000, Mesquita, et al. v. W.R. Grace & Company, et al. (Sup. Court of Calif., S.F. County, #315465) was filed as a class action by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn ("Grace Chemicals") against Grace Chemicals, FMCH and other defendants, principally alleging that the Merger which resulted in the original formation of the Company (described in greater detail in "Indemnification by W.R. Grace & Co." below) was a fraudulent transfer, violated the uniform fraudulent transfer act, and constituted a conspiracy. An amended complaint (Abner et al. v. W.R. Grace & Company, et al.) and an additional class action were filed subsequently with substantially similar allegations. These cases have been stayed in connection with Grace's Chapter 11 bankruptcy proceedings. The Company has requested indemnification from Grace Chemicals pursuant to the Merger agreements. If the Merger is determined to have been a fraudulent transfer, if material damages are proved by the plaintiffs, and if the Company is not able to collect, in whole or in part on the indemnity, from W.R. Grace & Co. or its affiliates or former affiliates or their insurers, and if the Company is not able to collect against any party that may have received proceeds from W.R. Grace & Co., a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is confident that no fraudulent transfer or conspiracy occurred and intends to defend the cases vigorously.

  OBRA 93

     The Omnibus Budget Reconciliation Act of 1993 affected the payment of benefits under Medicare and employer health plans for dual-eligible ESRD patients. In July 1994, the Health Care Financing Administration issued an instruction to Medicare claims processors to the effect that Medicare benefits for the patients affected by that act would be subject to a new 18-month "coordination of benefits" period. This instruction had a positive impact on NMC's dialysis revenues because, during the 18-month coordination of benefits period, patients' employer health plans were responsible for payment, which was generally at rates higher than those provided under Medicare.

     In April 1995, the Health Care Financing Administration issued a new instruction, reversing its original instruction in a manner that would substantially diminish the positive effect of the original instruction on NMC's dialysis business. The Health Care Financing Administration further proposed that its new instruction be effective retroactive to August 1993, the effective date of the Omnibus Budget Reconciliation Act of 1993.

     NMC ceased to recognize the incremental revenue realized under the original instruction as of July 1, 1995, but it continued to bill employer health plans as primary payors for patients affected by the Omnibus Budget Reconciliation Act of 1993 through December 31, 1995. As of January 1, 1996, NMC commenced billing Medicare as primary payor for dual eligible ESRD patients affected by the act, and then began to re-bill in compliance with the revised policy for services rendered between April 24 and December 31, 1995.

     On May 5, 1995, NMC filed a complaint in the U.S. District Court for the District of Columbia (National Medical Care, Inc. and Bio-Medical Applications of Colorado, Inc. d/b/a Northern Colorado

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Kidney Center v. Shalala, C.A. No.95-0860 (WBB)) seeking to preclude the Health Care Financing Administration from retroactively enforcing its April 24, 1995 implementation of the Omnibus Budget Reconciliation Act of 1993 provision relating to the coordination of benefits for dual eligible ESRD patients. On May 9, 1995, NMC moved for a preliminary injunction to preclude the Health Care Financing Administration from enforcing its new policy retroactively, that is, to billing for services provided between August 10, 1993 and April 23, 1995. On June 6, 1995, the court granted NMC's request for a preliminary injunction and in December of 1996, NMC moved for partial summary judgment seeking a declaration from the Court that the Health Care Financing Administration's retroactive application of the April 1995 rule was legally invalid. The Health Care Financing Administration cross-moved for summary judgment on the grounds that the April 1995 rule was validly applied prospectively. In January 1998, the court granted NMC's motion for partial summary judgment and entered a declaratory judgment in favor of NMC, holding the Health Care Financing Administration's retroactive application of the April 1995 rule legally invalid. Based on its finding, the Court also permanently enjoined the Health Care Financing Administration from enforcing and applying the April 1995 rule retroactively against NMC. The Court took no action on the Health Care Financing Administration's motion for summary judgment pending completion of the outstanding discovery. On October 5, 1998, NMC filed its own motion for summary judgment requesting that the Court declare the Health Care Financing Administration's prospective application of the April 1995 rule invalid and permanently enjoin Health Care Financing Administration from prospectively enforcing and applying the April 1995 rule. The Court has not yet ruled on the parties' motions. The Health Care Financing Administration elected not to appeal the Court's June 1995 and January 1998 orders. The Health Care Financing Administration may, however, appeal all rulings at the conclusion of the litigation. If the Health Care Financing Administration should successfully appeal so that the revised interpretation would be applied retroactively, NMC may be required to refund the payment received from employer health plans for services provided after August 10, 1993 under the Health Care Financing Administration's original implementation, and to re-bill Medicare for the same services, which would result in a loss to NMC of approximately $120 million attributable to all periods prior to December 31, 1995. Also, in this event, the Company's business, financial condition and results of operations would be materially adversely affected.

     In July, 2000, NMC filed a complaint in the U.S. District Court for the Eastern District of Virginia (National Medical Care, Inc. and Bio-Medical Applications of Virginia, Inc. v. Aetna Life Insurance, Co., Inc. Aetna U.S. Healthcare, Inc. and John Does 1-10) seeking recovery against Aetna U.S. Healthcare and health plans administered by Aetna U.S. Healthcare for claims related to primary payor liability for dual eligible ESRD patients under the Omnibus Budget Reconciliation Act of 1993. On January 16, 2001, the Court stayed the action pending resolution of the District of Columbia Court action.

  OTHER LITIGATION AND POTENTIAL EXPOSURES

     From time to time, the Company is a party to or may be threatened with other litigation arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company's defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters. The ultimate outcome of these matters is not expected to materially affect the Company's financial position, results of operations or cash flows.

     The Company, like other health care providers, conducts its operations under intense government regulation and scrutiny. The Company must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, and environmental and occupational health and safety. The Company must also comply with the U.S. anti-kickback statute, the False Claims Act, the Stark Law, and other federal and state

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company's or the manner in which the Company conduct its business. In the U.S., enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence "whistle blower" actions. By virtue of this regulatory environment, as well as our corporate integrity agreement with the government, the Company expects that its business activities and practices will continue to be subject to extensive review by regulatory authorities and private parties, and continuing inquiries, claims and litigation relating to its compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of "whistle blower" actions, which are initially filed under court seal.

     The Company operates a large number facilities throughout the U.S. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliate companies. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of these employees. On occasion, the Company may identify instances where employees, deliberately or inadvertently, have submitted inadequate or false billings. The actions of such persons may subject the Company and its subsidiaries to liability under the False Claims Act, among other laws, and the Company cannot predict whether law enforcement authorities may use such information to initiate further investigations of the business practices disclosed or any of its other business activities.

     Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker's compensation or related claims, many of which involve large claims and significant defense costs. The Company has been subject to these suits due to the nature of its business and the Company expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, the Company cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon the Company and the results of its operations. Any claims, regardless of their merit or eventual outcome, also may have a material adverse effect on the Company's reputation and business.

     The Company has also had claims asserted against it and has had lawsuits filed against it relating to businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has asserted its own claims, and claims for indemnification. Although the ultimate outcome on the Company cannot be predicted at this time, an adverse result could have a material adverse effect upon the Company's business, financial condition, and results of operations.

  INDEMNIFICATION BY W. R. GRACE & CO.

     The Company was formed as a result of a series of transactions pursuant to the Agreement and Plan of Reorganization (the "Merger") dated as of February 4, 1996 by and between W.R. Grace & Co. and Fresenius AG. At the time of the Merger, a W.R. Grace & Co. subsidiary known as W.R. Grace & Co.-Conn. had, and continues to have, significant liabilities arising out of product-liability related litigation, pre-Merger tax claims and other claims unrelated to NMC, which was Grace's dialysis business prior to the Merger. In connection with the Merger, W.R. Grace & Co.-Conn. agreed to indemnify the Company and NMC against all liabilities of W.R. Grace & Co., whether relating to events occurring before or after

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

the Merger, other than liabilities arising from or relating to NMC's operations. Proceedings have been brought against W.R. Grace & Co. and the FMCH by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn., principally alleging that the Merger was a fraudulent conveyance, violated the uniform fraudulent transfer act, and constituted a conspiracy. See "Commercial Litigation" above. In addition, the Merger was consummated as a tax free reorganization. Pre-merger tax claims or tax claims that would arise if events were to violate the tax-free nature of the Merger could be the obligation of FMCH. Subject to certain representations made by W.R. Grace & Co.-Conn., FMCH and Fresenius AG, W.R. Grace & Co.-Conn. also agreed to indemnify the Company against any such tax liability. W.R. Grace & Co.-Conn. and certain of its subsidiaries have filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. If the Merger is determined to be a fraudulent transfer and if material damages are proved by the plaintiffs, or if W.R. Grace & Co. is unable to satisfy its Merger related or pre-Merger tax obligations, and if the Company is not able to collect on the indemnities from W.R. Grace & Co. as a result of the bankruptcy proceedings or otherwise, and if the Company is not able to collect on the indemnities from any affiliates or former affiliates of W.R. Grace & Co. or their insurers, and if the Company is not able to collect against any party that may have received proceeds from W.R. Grace & Co., a judgment could have a material adverse effect on the Company's business, financial condition and results of operations.

7. FINANCIAL INSTRUMENTS

  ADOPTION OF SFAS 133 -- TRANSITION

     The Company adopted SFAS 133 Accounting for Derivative Instruments and Hedging Activities and the related amendments of SFAS 138, on January 1, 2001. Upon adoption of this Statement, the Company recorded a net transition adjustment loss of $14,085 (net of income tax benefit of $9,596) in accumulated other comprehensive income. In addition the company recorded a net transition adjustment gain of $6,964 (net of income tax expense of $4,643) in net income. Because of corresponding entries concerning the hedged items, the net effect on earnings was immaterial.

     During the three-month period ended March 31, 2001, the Company reclassified $341 of net losses (net of income tax $253) from accumulated other comprehensive income into net income relating to the transition adjustment included in accumulated other comprehensive income on January 1, 2001.

  MARKET RISK

     The Company is exposed to market risk from changes in interest rates and foreign exchange rates. In order to manage the risk of interest rate and currency exchange rate fluctuations, the Company enters into various hedging transactions with investment grade financial institutions as authorized by the Company's Management Board. The Company does not use financial instruments for trading purposes.

     The company conducts its financial instrument activity under the control of a single centralized department. The company established guidelines for risk assessment procedures and controls for the use of financial instruments. They include a clear segregation of duties with regard to execution on one side and administration, accounting and controlling on the other.

     In January 2000, dollar interest rate swap agreements with a notional amount of $850 million expired as scheduled. In November 2000, the Company entered into additional dollar interest rate swap agreements with a notional amount of $450 million. At the same time, a dollar interest rate collar agreement with a notional amount of $150 million was closed. As of March 31, 2001, the notional volume of dollar interest rate hedging contracts totalled $1,050 million. Those swap agreements, which expire at various dates between 2003 and 2007, effectively fix the Company's variable interest rate exposure on the

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

majority of the dollar-denominated revolving loans and outstanding obligations under the accounts receivable securitization program at an interest rate of 6.52%. Under the senior credit agreement, the Company has agreed to maintain at least $500 million of interest rate protection. In March 2000, the Company entered into a yen-denominated interest rate swap agreement with a notional amount of Japanese Yen 400 million, in line with a yen-denominated floating-rate borrowing of a Japanese subsidiary. In September 2000, both the bank borrowing and the notional amount of the interest rate swap agreement were increased as scheduled to Yen 1,000 million. The bank borrowing and the notional amount of the swap agreement will always coincide until March 2009 when the bank debt is completely repaid and the swap expires.

  FOREIGN CURRENCY RISK MANAGEMENT

     The Company conducts its business on a global basis in several major international currencies, although its operations are located principally in Germany and the United States. For financial reporting purposes, the Company has chosen the U.S. dollar as its reporting currency. Therefore, changes in the rate of exchange between the U.S. dollar, the euro and the local currencies in which the financial statements of the Company's international operations are maintained, affect its results of operations and financial position as reported in its consolidated financial statements. The Company has consolidated the balance sheets of its non-U.S. dollar denominated operations into U.S. dollars at the exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at the average exchange rates for the period.

     The Company's exposure to market risk for changes in foreign exchange rates relates to transactions such as sales and purchases, lendings and borrowings, including intercompany borrowings. The Company sells significant amounts of products from its manufacturing facilities in Germany to its other international operations. In general, the German sales are denominated in euro. This exposes the subsidiaries to fluctuations in the rate of exchange between the euro and the currency in which their local operations are conducted. The Company employs, to a limited extent, forward contracts and options to hedge its currency exposure. The Company's policy, which has been consistently followed, is that forward currency contracts and options be used only for purposes of hedging foreign currency exposures. The Company has not used such instruments for purposes other than hedging.

  INTEREST RATE MANAGEMENT

     The Company enters into derivatives, particularly interest rate swaps, to protect interest rate exposures arising from long-term and short-term borrowings and accounts receivable securization programs at floating rates by effectively swapping them into fixed rates. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional amount.

  FAIR VALUE HEDGES

     Gains and losses in fair value of recognized assets and liabilities and firm commitments of operating transactions as well as gains and losses on derivative financial instruments designated as fair value hedges of these recognized assets and liabilities and firm commitments are recognized currently in earnings.

  CASH FLOW HEDGES

     Changes in the value of foreign currency forward contracts designated and qualifying as cash flow hedges of forecasted transactions will be reported in accumulated other comprehensive income. These

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

amounts will subsequently be reclassified into earnings, as a component of the forecasted transaction, in the same period as the forecasted transaction affects earnings.

     The Company reclassified $341 of net losses (net of income tax $253) from Accumulated other comprehensive income into the statement of income relating to the transition adjustment included in Accumulated other comprehensive income on Jan. 1, 2001 because the underlying transactions to which the reclassified amounts relate were recognized.

     It is anticipated that $1,792 of net gains (net of income taxes $1,158) included in accumulated other comprehensive income at March 31, 2001 of which $1,125 of net gains (net of income taxes $745) were also included in accumulated other comprehensive income at January 1, 2001, will be reclassified into income during the next year. As of March 31, 2001, we had purchased derivative financial instruments with a maximum maturity of 15 months to hedge its exposure to the variability in future cash flows associated with foreign currency forecasted transactions.

8. BUSINESS SEGMENT INFORMATION

     Effective January 1, 1998, Fresenius Medical Care AG (1) reorganized its reporting structure to conform to the manner in which the Company is managed and
(2) adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes the standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. FMC's chief operating decision maker is the Chief Executive Officer. The accounting policies of the operating segments are the same as those the Company uses in preparing its consolidated financial statements.

     Commencing with the period ended March 31, 1999, the Company has identified three segments, North America, International, and Asia Pacific, which were determined based upon how the Company manages its businesses. All segments are primarily engaged in providing kidney dialysis and manufacturing and distributing products and equipment for the treatment of end-stage renal disease. Additionally, the North America segment engages in performing clinical laboratory testing and renal diagnostic services. The Company has aggregated the International and Asia Pacific operating segments as "International". The segments are aggregated due to their similar economic characteristics. These characteristics include the same products sold, the same type patient population, similar methods of distribution of products and services and similar economic environments. The United States operations of Fresenius Medical Care Deutschland GmbH, which had previously been included in the International segment, are now included in the North America segment. All reports have been restated to reflect this change.

     Management evaluates each segment using a measure that reflects all of the segment's controllable revenues and expenses. Management believes that the most appropriate measure in this regard is earnings before interest and taxes (EBIT). In addition to EBIT, management believes that earnings before interest, taxes, depreciation and amortization (EBITDA) is helpful for investors as a measurement of the segment's and the Company's ability to generate cash and to service its financing obligations. EBITDA is also the basis for determining compliance with certain covenants contained in the Company's senior bank credit agreement and indentures relating to the Company's trust preferred securities.

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     EBITDA should not be construed as an alternative to net earnings determined in accordance with generally accepted accounting principles or to cash flow from operations, investing activities or financing activities or as a measure of cash flows. The Company believes its EBIT calculation is the functional equivalent of operating income. Because EBITDA and EBIT are not calculated consistently by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.

     Approximately 40% of the Company's worldwide revenue is derived from sources subject to regulations under U.S. governmental programs.

     Information pertaining to the Company's business segments for the three-month periods ended March 31, 2001 and 2000 is set forth below:

                                                NORTH
                                               AMERICA      INTERNATIONAL    CORPORATE      TOTAL
                                              ----------    -------------    ---------    ----------
Three months ended March 31, 2001
  Net revenue external customers............  $  866,691     $  292,799       $     0     $1,159,490
  Inter-segment revenue.....................         458          4,846        (5,304)             0
                                              ----------     ----------       -------     ----------
  Total net revenue.........................     867,149        297,645        (5,304)     1,159,490
                                              ----------     ----------       -------     ----------
  EBITDA....................................     170,867         68,816        (3,003)       236,680
  Depreciation and amortization.............     (61,668)       (17,292)         (405)       (79,365)
                                              ----------     ----------       -------     ----------
  EBIT......................................     109,199         51,524        (3,408)       157,315
                                              ----------     ----------       -------     ----------
  Segment assets............................   5,012,976      1,343,163        38,770      6,394,909
  Capital expenditures and
     acquisitions(1)........................     147,823         33,629            24        181,476
Three months ended March 31, 2000
  Net revenue external customers............  $  742,085     $  258,850       $     0     $1,000,935
  Inter-segment revenue.....................       1,034          6,925        (7,959)             0
                                              ----------     ----------       -------     ----------
  Total net revenue.........................     743,119        265,775        (7,959)     1,000,935
                                              ----------     ----------       -------     ----------
  EBITDA....................................     153,777         64,867        (2,589)       216,055
  Depreciation and amortization.............     (54,717)       (15,430)         (434)       (70,581)
                                              ----------     ----------       -------     ----------
  EBIT......................................      99,060         49,437        (3,023)       145,474
                                              ----------     ----------       -------     ----------
  Segment assets(2).........................   4,578,386      1,368,209        32,358      5,978,953
  Capital expenditures and
     acquisitions(3)........................      55,705         29,690         9,463         94,858

---------------
(1) North America acquisitions exclude $233,895 of non-cash acquisitions for 2001 and International acquisitions exclude $3,309 of non-cash acquisitions in 2001

(2) Segment assets are as of December 31, 2000

(3) Corporate acquisitions exclude $96 of non-cash acquisition in 2000

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                         --------------------
                                                           2001        2000
                                                         --------    --------
Reconciliation of measures to consolidated totals.
  Total EBITDA of reporting segments...................  $239,683    $218,644
  Total depreciation and amortization..................   (79,365)    (70,581)
  Corporate income (expenses)..........................    (3,003)     (2,589)
  Interest expense.....................................   (55,618)    (58,429)
  Interest income......................................     2,829       2,950
                                                         --------    --------
  Total income before income taxes and minority
     interest..........................................  $104,526    $ 89,995
                                                         ========    ========
  Total EBIT of reporting segments.....................   160,723     148,497
  Corporate income (expenses)..........................    (3,408)     (3,023)
  Interest expense.....................................   (55,618)    (58,429)
  Interest income......................................     2,829       2,950
                                                         --------    --------
  Total income before income taxes and minority
     interest..........................................  $104,526    $ 89,995
                                                         ========    ========
Depreciation and amortization
  Total depreciation and amortization of reporting
     segments..........................................    78,960      70,147
  Corporate depreciation and amortization..............       405         434
                                                         --------    --------
Total depreciation and amortization....................  $ 79,365    $ 70,581
                                                         ========    ========

9. SUPPLEMENTARY CASH FLOW INFORMATION

     The following additional information is provided with respect to the condensed consolidated statements of cash flows:

                                                            2001       2000
                                                          --------    -------
                                                            (IN THOUSANDS)
Supplementary cash flow information:
  Cash paid for interest................................  $ 51,201    $50,935
                                                          --------    -------
  Cash paid for income taxes, net.......................  $  5,701    $ 9,084
                                                          --------    -------
Supplemental disclosures of cash flow information:
  Details for acquisitions:
  Assets acquired.......................................  $403,165    $47,828
  Liabilities assumed...................................    48,613        215
  Notes assumed in connection with acquisition..........   137,725         96
  Preference shares issued in connection with
     acquisition........................................    99,479         --
                                                          --------    -------
  Cash paid.............................................   117,348     47,517
  Less cash acquired....................................        --          8
                                                          --------    -------
  Net cash paid for acquisitions........................  $117,348    $47,509
                                                          ========    =======

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

10. SUPPLEMENTAL CONDENSED COMBINING INFORMATION

     FMC Trust Finance S.a.r.l. Luxembourg, a wholly-owned subsidiary of FMC, is the obligor on senior subordinated debt securities which are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by FMC and by Fresenius Medical Care Deutschland GmbH ("D-GmbH"), a wholly-owned subsidiary of FMC, and by FMCH, a substantially wholly-owned subsidiary of FMC (D-GmbH and FMCH being "Guarantor Subsidiaries"). The following combining financial information for the Company is as of March 31, 2001 and December 31, 2000 and for the three months ended March 31, 2001 and 2000, segregated between FMC, D-GmbH, FMCH and each of the Company's other businesses (the "Non-Guarantor Subsidiaries"). For purposes of the condensed combining information, FMC and the Guarantor Subsidiaries carry their investments under the equity method. Other (income) expense includes income
(loss) related to investments in consolidated subsidiaries recorded under the equity method for purposes of the condensed combining information. In addition, other (income) expense includes income and losses from profit and loss transfer agreements as well as dividends received. Separate financial statements and other disclosures concerning D-GmbH are not presented herein because management believes that they are not material to investors. FMCH is currently subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith files consolidated financial statements with the United States Securities and Exchange Commission.

     Additionally dividends from FMCH, a wholly-owned subsidiary, are limited as a result of a restriction on dividends from its subsidiary, National Medical Care, Inc., and its subsidiaries. As a result of this restriction, parent company only financial information is presented under the column FMC.

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                              ----------------------------------------------------------------------------
                                                         GUARANTOR SUBSIDIARIES
                                                         -----------------------   NON-GUARANTOR   COMBINING     COMBINED
                                               FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                              --------   ----------   ----------   -------------   ----------   ----------
Net revenue.................................  $     --    $137,389     $     --     $1,164,049     $(141,948)   $1,159,490
Cost of revenue.............................        --      83,505           --        828,420      (142,215)      769,710
                                              --------    --------     --------     ----------     ---------    ----------
  Gross profit..............................        --      53,884           --        335,629           267       389,780
                                              --------    --------     --------     ----------     ---------    ----------
Operating expenses:
  Selling, general and administrative.......     2,819      21,050           --        201,298          (668)      224,499
  Research and development..................        --       6,455           --          1,511            --         7,966
                                              --------    --------     --------     ----------     ---------    ----------
Operating (loss) income.....................    (2,819)     26,379           --        132,820           935       157,315
                                              --------    --------     --------     ----------     ---------    ----------
Other (income) expense:
  Interest, net.............................       187         744       14,709         41,964        (4,815)       52,789
  Other, net................................   (68,677)     15,333      (31,975)            --        85,319            --
                                              --------    --------     --------     ----------     ---------    ----------
Income (loss) before income taxes and
  minority interest.........................    65,671      10,302       17,266         90,856       (79,569)      104,526
  Income tax expense (benefit)..............    11,164      10,051       (5,884)        35,376        (1,015)       49,692
                                              --------    --------     --------     ----------     ---------    ----------
Income (loss) before minority interest......    54,507         251       23,150         55,480       (78,554)       54,834
Minority interest...........................        --          --           --             --           327           327
                                              --------    --------     --------     ----------     ---------    ----------
Net income..................................  $ 54,507    $    251     $ 23,150     $   55,480     $ (78,881)   $   54,507
                                              ========    ========     ========     ==========     =========    ==========

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000
                                              ----------------------------------------------------------------------------
                                                         GUARANTOR SUBSIDIARIES
                                                         -----------------------   NON-GUARANTOR   COMBINING     COMBINED
                                               FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                              --------   ----------   ----------   -------------   ----------   ----------
Net revenue.................................  $     --    $138,124     $     --      $984,540      $(121,729)   $1,000,935
Cost of revenue.............................        --      79,974           --       686,544       (118,346)      648,172
                                              --------    --------     --------      --------      ---------    ----------
  Gross profit..............................        --      58,150           --       297,996         (3,383)      352,763
                                              --------    --------     --------      --------      ---------    ----------
Operating expenses:
  Selling, general and administrative.......     2,661      20,628           --       176,153           (707)      198,735
  Research and development..................        --       6,665           --         1,889             --         8,554
                                              --------    --------     --------      --------      ---------    ----------
Operating (loss) income.....................    (2,661)     30,857           --       119,954         (2,676)      145,474
                                              --------    --------     --------      --------      ---------    ----------
Other (income) expense:
  Interest, net.............................      (172)      1,755       14,648        39,248             --        55,479
  Other, net................................   (63,279)     16,935      (31,883)           --         78,227            --
                                              --------    --------     --------      --------      ---------    ----------
Income (loss) before income taxes and
  minority interest.........................    60,790      12,167       17,235        80,706        (80,903)       89,995
  Income tax expense (benefit)..............    12,361      12,936       (5,859)       37,063        (12,604)       43,897
                                              --------    --------     --------      --------      ---------    ----------
Income (loss) before minority interest......    48,429        (769)      23,094        43,643        (68,299)       46,098
Minority interest...........................        --          --           --            --            753           753
                                              --------    --------     --------      --------      ---------    ----------
Net income (loss)...........................  $ 48,429    $   (769)    $ 23,094      $ 43,643      $ (69,052)   $   45,345
                                              ========    ========     ========      ========      =========    ==========

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             AT MARCH 31, 2001
                                              -------------------------------------------------------------------------------
                                                           GUARANTOR SUBSIDIARIES
                                                           -----------------------   NON-GUARANTOR    COMBINING     COMBINED
                                                FMC AG      D-GMBH        FMCH       SUBSIDIARIES    ADJUSTMENT      TOTAL
                                              ----------   ---------   -----------   -------------   -----------   ----------
Current assets:
  Cash and cash equivalents.................  $      313   $  1,274    $       --     $   71,108     $        --   $   72,695
  Trade accounts receivable, less allowance
    for doubtful accounts...................          --     66,773            --        783,645              --      850,418
  Accounts receivable from related
    parties.................................     323,428    181,828        56,147        538,233      (1,059,704)      39,932
  Inventories...............................          --     74,901            --        288,372         (30,629)     332,644
  Prepaid expenses and other current
    assets..................................       7,091     22,542            --        208,484           1,424      239,541
  Deferred taxes............................         133         --            --        157,359          12,848      170,340
                                              ----------   --------    ----------     ----------     -----------   ----------
         Total current assets...............     330,965    347,318        56,147      2,047,201      (1,076,061)   1,705,570
Property, plant and equipment, net..........         175     48,055            --        755,156         (16,389)     786,997
Intangible assets, including goodwill,
  net.......................................         684      5,325            --      3,715,733              --    3,721,742
Investments in unconsolidated
  subsidiaries..............................   2,786,447        904     2,588,567          9,718      (5,367,206)      18,430
Loans to related parties....................      78,562         --       185,529        827,099      (1,091,190)          --
Deferred taxes..............................          --         --            --         29,738          10,534       40,272
Other assets................................       8,438     10,918        10,315         88,424              --      118,095
                                              ----------   --------    ----------     ----------     -----------   ----------
         Total assets.......................  $3,205,271   $412,520    $2,840,558     $7,473,069     $(7,540,312)  $6,391,106
                                              ==========   ========    ==========     ==========     ===========   ==========
Current liabilities:
  Accounts payable..........................  $        3   $ 10,795    $       --     $  211,777     $        --   $  222,575
  Accounts payable to related parties.......     102,090    184,817       275,411        560,050      (1,042,200)      80,168
  Accrued expenses and other current
    liabilities.............................      12,421     53,453            --        325,180             535      391,589
  Note payable related to Settlement........          --         --            --         51,186              --       51,186
  Short-term borrowings.....................     205,230        442            --        105,793              --      311,465
  Short-term borrowings from related
    parties.................................      19,695         --        17,504        216,462         (17,504)     236,157
  Current portion of long-term debt and
    capital lease obligations...............          --        324            --        168,194              --      168,518
  Income tax payable........................      89,060         28            --         60,739              --      149,827
  Deferred taxes............................          --      3,920            --         14,707           2,218       20,845
                                              ----------   --------    ----------     ----------     -----------   ----------
         Total current liabilities..........     428,499    253,779       292,915      1,714,088      (1,056,951)   1,632,330
Long term debt and capital lease
  obligations, less current portion.........       3,992      1,629       827,099        961,711      (1,091,190)     703,241
Other liabilities...........................          --      2,692            --         82,146           4,781       89,619
Pension liabilities.........................         327     24,207            --         47,038              --       71,572
Deferred taxes..............................         764      2,367            --        152,914              --      156,045
Company obligated mandatorily redeemable
  preferred securities of subsidiary
  Fresenius Medical Care Capital Trusts
  holding solely Company guaranteed
  debentures of subsidiary..................          --         --            --        945,471              --      945,471
Minority interest...........................          --         --        16,318             --           4,821       21,139
                                              ----------   --------    ----------     ----------     -----------   ----------
         Total liabilities..................     433,582    284,674     1,136,332      3,903,368      (2,138,539)   3,619,417
Shareholders' equity:.......................   2,771,689    127,846     1,704,226      3,569,701      (5,401,773)   2,771,689
                                              ----------   --------    ----------     ----------     -----------   ----------
         Total liabilities and shareholders'
            equity..........................  $3,205,271   $412,520    $2,840,558     $7,473,069     $(7,540,312)  $6,391,106
                                              ==========   ========    ==========     ==========     ===========   ==========

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                          AT DECEMBER 31, 2000
                                             -------------------------------------------------------------------------------
                                                          GUARANTOR SUBSIDIARIES
                                                          -----------------------   NON-GUARANTOR    COMBINING     COMBINED
                                               FMC AG      D-GMBH        FMCH       SUBSIDIARIES    ADJUSTMENT      TOTAL
                                             ----------   ---------   -----------   -------------   -----------   ----------
Current assets:
  Cash and cash equivalents................  $      137   $    100    $       --     $   64,340     $        --   $   64,577
  Trade accounts receivable, less allowance
    for doubtful accounts..................          --     72,775            --        680,899              --      753,674
  Accounts receivable from related
    parties................................     132,463    193,640        51,487        531,874        (863,347)      46,117
  Inventories..............................          --     67,988            --        286,199         (33,953)     320,234
  Prepaid expenses and other current
    assets.................................       2,539     20,237            --        190,326           1,424      214,526
  IDPN accounts receivable.................          --         --            --          5,189              --        5,189
  Deferred taxes...........................         388      1,945            --        156,732          18,029      177,094
                                             ----------   --------    ----------     ----------     -----------   ----------
         Total current assets..............     135,527    356,685        51,487      1,915,559        (877,847)   1,581,411

Property, plant and equipment, net.........         205     49,460            --        705,353         (16,025)     738,993
Intangible assets, including goodwill,
  net......................................         789      6,006            --      3,468,261              --    3,475,056
Loans to related parties...................      78,206         --       185,529        827,099      (1,090,834)          --
Deferred taxes.............................          --      3,011            --         13,949          10,245       27,205
Other assets...............................   2,681,199     12,119     2,589,842        117,641      (5,244,513)     156,288
                                             ----------   --------    ----------     ----------     -----------   ----------
         Total assets......................  $2,895,926   $427,281    $2,826,858     $7,047,862     $(7,218,974)  $5,978,953
                                             ==========   ========    ==========     ==========     ===========   ==========
Current liabilities:
  Accounts payable.........................  $      506   $ 16,356    $       --     $  186,512     $        --   $  203,374
  Accounts payable to related parties......     113,406    180,997       257,566        372,978        (847,124)      77,823
  Accrued expenses and other current
    liabilities............................       9,740     52,916            --        328,395             589      391,640
  Note payable related to settlement.......          --         --            --         85,920              --       85,920
  Short-term borrowings....................         627        465            --        105,500              --      106,592
  Short-term borrowings from related
    parties................................          --         --            --        218,333              --      218,333
  Current portion of long-term debt and
    capital lease obligations..............          --        516            --        167,715              --      168,231
  Income tax payable.......................      87,277         --            --         30,295              --      117,572
  Deferred taxes...........................         223      6,102            --         11,902           2,740       20,967
                                             ----------   --------    ----------     ----------     -----------   ----------
         Total current liabilities.........     211,779    257,352       257,566      1,507,550        (843,795)   1,390,452

Long term debt and capital lease
  obligations, less current portion........       4,206      1,882       843,322        915,479      (1,107,057)     657,832
Other liabilities..........................          --      3,688            --         23,312           4,464       31,464
Pension liabilities........................         327     24,682            --         44,961              --       69,970
Deferred taxes.............................         864      5,238            --        170,385              --      176,487
Company obligated mandatorily redeemable
  preferred securities of subsidiary
  Fresenius Medical Care Capital Trusts
  holding solely Company guaranteed
  debentures of subsidiary.................          --         --            --        952,727              --      952,727
Minority interest..........................          --         --        16,318             --           4,953       21,271
                                             ----------   --------    ----------     ----------     -----------   ----------
         Total liabilities.................     217,176    292,842     1,117,206      3,614,414      (1,941,435)   3,300,203
Shareholders' equity:......................   2,678,750    134,439     1,709,652      3,433,448      (5,277,539)   2,678,750
                                             ----------   --------    ----------     ----------     -----------   ----------
         Total liabilities and
            shareholders' equity...........  $2,895,926   $427,281    $2,826,858     $7,047,862     $(7,218,974)  $5,978,953
                                             ==========   ========    ==========     ==========     ===========   ==========

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                                ----------------------------------------------------------------------------
                                                            GUARANTOR SUBSIDIARIES
                                                            -----------------------   NON-GUARANTOR   COMBINING    COMBINED
                                                 FMC AG       D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                                ---------   ----------   ----------   -------------   ----------   ---------
Operating Activities:
  Net income..................................  $  54,507    $    251     $ 23,150      $  55,480      $(78,881)   $  54,507
  Adjustments to reconcile net (loss) income
    to net cash and cash equivalents provided
    by (used in) operating activities:
  Equity affiliate income.....................    (43,608)         --      (31,975)            --        75,583           --
    Depreciation and amortization.............        405       4,563           --         75,551        (1,154)      79,365
    Change in deferred taxes, net.............        (34)        238           --        (17,493)        8,737       (8,552)
    Gain on sale of fixed assets..............         --        (238)          --           (410)           --         (648)
    Compensation expense related to stock
       options................................        661          --           --             --            --          661
  Changes in assets and liabilities, net of
    amounts from businesses acquired or
    disposed of:
    Trade accounts receivable, net............         --       2,407           --        (49,722)           --      (47,315)
    Inventories...............................         --     (10,839)          --         (1,727)       (1,947)     (14,513)
    Prepaid expenses and other current and
       non-current assets.....................     (1,385)     (2,802)         373         (3,069)          289       (6,594)
    Accounts receivable from/payable to
       related parties........................   (218,589)     15,669       14,466        197,456        (5,200)       3,802
    Accounts payable, accrued expenses and
       other current and non-current
       liabilities............................       (695)     (2,615)          --        (18,929)        1,024      (21,215)
    Income taxes payable......................      6,502          29       (5,884)        36,969            --       37,616
                                                ---------    --------     --------      ---------      --------    ---------
       Net cash provided by operating
         activities...........................   (202,236)      6,663          130        274,106        (1,549)      77,114
                                                ---------    --------     --------      ---------      --------    ---------
Investing Activities:
  Purchases of property, plant and
    equipment.................................        (24)     (5,554)          --        (60,077)        1,527      (64,128)
  Proceeds from sale of property, plant and
    equipment.................................         24         461           --          2,048            --        2,533
  Acquisitions and investments, net of cash
    acquired..................................    (32,914)         --           --       (114,504)       30,070     (117,348)
                                                ---------    --------     --------      ---------      --------    ---------
       Net cash used in investing
         activities...........................    (32,914)     (5,093)          --       (172,533)       31,597     (178,943)
                                                ---------    --------     --------      ---------      --------    ---------
Financing activities:
  Short-term borrowings, net..................     19,965          --           --          1,539            --       21,504
  Payments on obligation related to
    settlement................................         --          --           --        (34,734)           --      (34,734)
  Long-term debt and capital lease
    obligations, net..........................    214,529        (339)          --        (84,905)           --      129,285
  Decrease of accounts receivable
    securitization program....................         --          --           --         (5,340)           --       (5,340)
  Proceeds from exercise of options...........        544          --           --             --            --          544
  Capital Increase of
    Non-Guarantor-Subsidiaries................         --          --           --         30,072       (30,072)          --
  Change in minority interest.................         --          --         (130)            --           327          197
                                                ---------    --------     --------      ---------      --------    ---------
       Net cash provided by financing
         activities...........................    235,038        (339)        (130)       (93,368)      (29,745)     111,456
                                                ---------    --------     --------      ---------      --------    ---------
Effect of exchange rate changes on cash and
  cash equivalents............................        288         (57)          --         (1,437)         (303)      (1,509)
Cash and Cash Equivalents:
Net increase in cash and cash equivalents.....        176       1,174           (0)         6,768            --        8,118
Cash and cash equivalents at beginning of
  period......................................        137         100           --         64,340            --       64,577
                                                ---------    --------     --------      ---------      --------    ---------
Cash and cash equivalents at end of period....  $     313    $  1,274     $     (0)     $  71,108      $     --    $  72,695
                                                =========    ========     ========      =========      ========    =========

                           FRESENIUS MEDICAL CARE AG

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000
                                                 ---------------------------------------------------------------------------
                                                             GUARANTOR SUBSIDIARIES
                                                             ----------------------   NON-GUARANTOR   COMBINING    COMBINED
                                                  FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                                 ---------   ---------   ----------   -------------   ----------   ---------
Operating Activities:
  Net income (loss)............................  $  48,429    $  (769)    $ 23,094      $  43,643      $(69,052)   $  45,345
  Adjustments to reconcile net income (loss) to
    net cash and cash equivalents provided by
    (used in) operating activities:
  Equity affiliate income......................    (33,374)        --      (31,883)            --        65,257           --
    Depreciation and amortization..............        433      4,983           --         65,872          (707)      70,581
    Change in deferred taxes, net..............     (1,321)      (523)          --         14,258        (1,338)      11,076
    Gain on sale of fixed assets...............         --         --           --           (271)           --         (271)
  Changes in assets and liabilities, net of
    amounts from businesses acquired or
    disposed of:
    Trade accounts receivable, net.............         --      4,471           --        (48,233)           --      (43,762)
    Inventories................................         --     (6,366)          --          3,728         1,763         (875)
    Prepaid expenses and other current and non-
       current assets..........................     (1,571)    (4,869)         373         30,408         1,672       26,013
    Accounts receivable from/payable to related
       parties.................................    (16,199)     7,523       13,505         (4,587)           --          242
    Accounts payable, accrued expenses and
       other current and non-current
       liabilities.............................      1,334      3,231           --        (36,824)          785      (31,474)
    Income taxes payable.......................     13,636        698       (5,859)        15,197            --       23,672
                                                 ---------    -------     --------      ---------      --------    ---------
       Net cash provided by (used in) operating
         activities............................     11,367      8,379         (770)        83,191        (1,620)     100,547
                                                 ---------    -------     --------      ---------      --------    ---------
Investing Activities:
  Purchases of property, plant and equipment...        (19)    (6,302)          --        (41,863)          835      (47,349)
  Proceeds from sale of property, plant and
    equipment..................................         --         --           --          3,464            --        3,464
  Acquisitions and investments, net of cash
    acquired...................................    (10,403)    (1,110)          --        (36,765)          769      (47,509)
                                                 ---------    -------     --------      ---------      --------    ---------
       Net cash used in investing activities...    (10,422)    (7,412)          --        (75,164)        1,604      (91,394)
                                                 ---------    -------     --------      ---------      --------    ---------
Financing activities:
  Short-term borrowings, net...................       (942)       (26)          --        (55,721)           --      (56,689)
  Short-term borrowings to/from related
    parties, net...............................   (344,215)        --           --        344,215            --           --
  Payments on obligation related to
    settlement.................................         --         --           --       (286,402)           --     (286,402)
  Long-term debt and capital lease obligations,
    net........................................         --       (803)         900         (9,017)           --       (8,920)
  Proceeds from issuance of preference
    shares.....................................    344,215         --           --             --            --      344,215
  Proceeds from increase of accounts receivable
    securitization program.....................         --         --           --          7,148            --        7,148
  Proceeds from exercise of options............         39         --           --             --            --           39
  Capital Increase of
    Non-Guarantor-Subsidiaries.................         --         --           --            737          (737)          --
  Changes in minority interest.................         --         --         (130)            --           753          623
                                                 ---------    -------     --------      ---------      --------    ---------
       Net cash (used in) provided by financing
         activities............................       (903)      (829)         770            960            16           14
                                                 ---------    -------     --------      ---------      --------    ---------
Effect of exchange rate changes on cash and
  cash equivalents.............................        (52)        (6)          --          1,864            --        1,806
Cash and Cash Equivalents:
Net (decrease) increase in cash and cash
  equivalents..................................        (10)       132           --         10,851            --       10,973
Cash and cash equivalents at beginning of
  period.......................................        155         37           --         34,568            --       34,760
                                                 ---------    -------     --------      ---------      --------    ---------
Cash and cash equivalents at end of period.....  $     145    $   169     $     --      $  45,419      $     --    $  45,733
                                                 =========    =======     ========      =========      ========    =========

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
Fresenius Medical Care Aktiengesellschaft
Hof an der Saale, Germany:

     We have audited the accompanying consolidated balance sheets of Fresenius Medical Care Aktiengesellschaft and subsidiaries (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2000. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Frankfurt am Main, Germany
March 23, 2001, except as to paragraphs 16 and 17 of Note 18, as to which the date is April 5, 2001

/s/  KPMG
Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

                           FRESENIUS MEDICAL CARE AG

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             2000          1999          1998
                                                          ----------    ----------    ----------
Net revenue:
  Dialysis Care.........................................  $2,944,625    $2,599,688    $2,358,577
  Dialysis Products.....................................   1,256,713     1,240,741     1,147,099
                                                          ----------    ----------    ----------
                                                           4,201,338     3,840,429     3,505,676
Cost of revenue:
  Dialysis Care.........................................   2,040,627     1,776,604     1,614,266
  Dialysis Products.....................................     693,966       686,551       628,672
                                                          ----------    ----------    ----------
                                                           2,734,593     2,463,155     2,242,938
Gross profit............................................   1,466,745     1,377,274     1,262,738
Operating expenses:
  Selling, general and administrative...................     813,997       784,572       742,610
  Research and development..............................      31,935        32,488        31,150
  Special charge for Settlement.........................          --       601,000            --
                                                          ----------    ----------    ----------
Operating income (loss).................................     620,813       (40,786)      488,978
Other (income) expense:
  Interest income.......................................      (9,411)       (8,094)       (8,641)
  Interest expense......................................     195,569       226,218       228,182
  Interest expense on obligation related to
     Settlement.........................................      29,947            --            --
                                                          ----------    ----------    ----------
Income (loss) from continuing operations before income
  taxes, minority interest and cumulative effect of
  accounting change.....................................     404,708      (258,910)      269,437
Income tax expense (benefit)............................     189,772       (12,744)      135,366
Minority interest.......................................       2,861         2,378         2,454
                                                          ----------    ----------    ----------
Income (loss) from continuing operations before
  cumulative effect of accounting change................     212,075      (248,544)      131,617
Loss from discontinued operations, net..................          --            --      (105,897)
Cumulative effect of accounting change, net.............          --            --        (6,589)
                                                          ----------    ----------    ----------
Net income (loss).......................................  $  212,075    $ (248,544)   $   19,131
                                                          ==========    ==========    ==========
Basic income (loss) from continuing operations before
  cumulative effect of accounting change per Ordinary
  share.................................................  $     2.37    $    (3.15)   $     1.62
                                                          ==========    ==========    ==========
Fully diluted income (loss) from continuing operations
  before cumulative effect of accounting change per
  Ordinary share........................................  $     2.36    $    (3.15)   $     1.62
                                                          ==========    ==========    ==========
Basic income (loss) per Ordinary share..................  $     2.37    $    (3.15)   $     0.20
                                                          ==========    ==========    ==========
Fully diluted income (loss) per Ordinary share..........  $     2.36    $    (3.15)   $     0.20
                                                          ==========    ==========    ==========
Basic income (loss) from continuing operations before
  cumulative effect of accounting change per Preference
  share.................................................  $     2.43    $    (3.15)   $     1.78
                                                          ==========    ==========    ==========
Fully diluted income (loss) from continuing operations
  before cumulative effect of accounting change per
  Preference share......................................  $     2.42    $    (3.15)   $     1.78
                                                          ==========    ==========    ==========
Basic income (loss) per Preference share................  $     2.43    $    (3.15)   $     0.36
                                                          ==========    ==========    ==========
Fully diluted income (loss) per Preference share........  $     2.42    $    (3.15)   $     0.36
                                                          ==========    ==========    ==========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                          CONSOLIDATED BALANCE SHEETS
                         AT DECEMBER 31, 2000 AND 1999
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 2000          1999
                                                              ----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   64,577    $   34,760
  Trade accounts receivable, less allowance for doubtful
    accounts of $111,185 in 2000 and $101,262 in 1999.......     753,674       667,739
  Accounts receivable from related parties..................      46,117        49,129
  Inventories...............................................     320,234       301,302
  Prepaid expenses and other current assets.................     214,526       179,392
  IDPN accounts receivable..................................       5,189        53,962
  Deferred taxes............................................     177,094       254,925
                                                              ----------    ----------
  Total current assets......................................   1,581,411     1,541,209
Property, plant and equipment, net..........................     738,993       642,121
Intangible assets, including goodwill, net..................   3,475,056     3,438,756
Deferred taxes..............................................      27,205        25,121
Non-current IDPN accounts receivable........................          --         5,189
Other assets................................................     156,288        99,987
                                                              ----------    ----------
         Total assets.......................................  $5,978,953    $5,752,383
                                                              ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  203,374    $  193,120
  Accounts payable to related parties.......................      77,823        89,453
  Accrued expenses and other current liabilities............     391,640       415,061
  Accrued Settlement........................................          --       386,815
  Note payable related to Settlement........................      85,920            --
  Short-term borrowings.....................................     106,592        96,383
  Short-term borrowings from related parties................     218,333       330,000
  Current portion of long-term debt and capital lease
    obligations.............................................     168,231       147,484
  Income tax payable........................................     117,572        78,438
  Deferred taxes............................................      20,967        33,438
                                                              ----------    ----------
  Total current liabilities.................................   1,390,452     1,770,192
Long-term debt and capital lease obligations, less current
  portion...................................................     657,832       653,776
Accrued Settlement..........................................          --        85,920
Other liabilities...........................................      31,464        24,686
Pension liabilities.........................................      69,970        61,578
Deferred taxes..............................................     176,487       168,037
Company-obligated mandatorily redeemable preferred
  securities of subsidiary Fresenius Medical Care Capital
  Trusts Holding solely Company-guaranteed debentures of
  subsidiary................................................     952,727       964,103
Minority interest...........................................      21,271        21,774
                                                              ----------    ----------
         Total liabilities..................................   3,300,203     3,750,066
SHAREHOLDERS' EQUITY:
Preference shares, no par, E2.56 nominal value, 45,497,700
  shares authorized, 23,765,093 issued and outstanding......      63,644        27,623
Ordinary shares, no par, E2.56 nominal value, 70,000,000
  shares authorized, issued and outstanding.................     229,494       229,494
Additional paid-in capital..................................   2,634,606     2,097,480
Retained deficit............................................     (56,024)     (216,870)
Accumulated other comprehensive loss........................    (192,970)     (135,410)
                                                              ----------    ----------
         Total shareholders' equity.........................   2,678,750     2,002,317
                                                              ----------    ----------
         Total liabilities and shareholders' equity.........  $5,978,953    $5,752,383
                                                              ==========    ==========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                            2000         1999         1998
                                                          ---------    ---------    ---------
Operating Activities:
  Net income (loss).....................................  $ 212,075    $(248,544)   $  19,131
  Adjustments to reconcile net income (loss) to cash
     flows provided by (used in) operating activities:
     Cumulative effect of accounting change.............         --           --        6,589
     Depreciation and amortization......................    292,854      284,208      278,984
     Loss from discontinued operations..................         --           --      105,897
     Write-off of IDPN accounts receivable..............         --       94,349           --
     Change in deferred taxes, net......................     76,934      (89,925)      23,586
     (Gain) loss on sale of fixed assets................       (289)         991          213
     Compensation expense related to stock options......      3,980           --           --
  Changes in assets and liabilities, net of amounts from
     businesses acquired or disposed of:
     Trade accounts receivable, net.....................   (174,333)    (136,262)    (160,051)
     Inventories........................................    (23,007)     (15,754)     (39,304)
     Prepaid expenses, other current and non-current
       assets...........................................     (8,285)     (36,718)     (37,295)
     Accounts receivable from/ payable to related
       parties..........................................    (18,801)     (14,946)       3,174
     Accounts payable, accrued expenses and other
       current and non-current liabilities..............    (20,689)     488,696       (6,336)
     Income taxes payable...............................     50,827       28,662       73,669
                                                          ---------    ---------    ---------
       Net cash provided by operating activities of
          continuing operations.........................    391,266      354,757      268,257
                                                          ---------    ---------    ---------
       Net cash used in operating activities of
          discontinued operations.......................         --       (3,782)        (257)
                                                          ---------    ---------    ---------
       Net cash provided by operating activities........    391,266      350,975      268,000
                                                          ---------    ---------    ---------
Investing Activities:
  Purchases of property, plant and equipment............   (228,037)    (160,276)    (158,695)
  Proceeds from sale of property, plant and equipment...     20,724        7,130       26,179
  Acquisitions and investments, net of cash acquired....   (274,530)    (101,326)    (222,935)
  Proceeds from disposition of businesses...............         --           --       82,500
                                                          ---------    ---------    ---------
       Net cash used in investing activities of
          continuing operations.........................   (481,843)    (254,472)    (272,951)
                                                          ---------    ---------    ---------
       Net cash used in investing activities of
          discontinued operations.......................         --           --       (7,315)
                                                          ---------    ---------    ---------
       Net cash used in investing activities............   (481,843)    (254,472)    (280,266)
                                                          ---------    ---------    ---------

                                                            2000         1999         1998
                                                          ---------    ---------    ---------
Financing Activities:
  Proceeds from short-term borrowings...................     38,416       79,580       54,954
  Repayments of short-term borrowings...................    (32,609)     (80,946)     (44,795)
  Proceeds from short-term borrowings from related
     parties............................................     26,000      270,000       60,000
  Repayments of short-term borrowings from related
     parties............................................   (141,000)          --      (66,428)
  Proceeds from long-term debt..........................    255,224       26,895       60,150
  Principal payments of long-term debt and capital lease
     obligations........................................   (221,739)    (310,476)    (640,497)
  Payments on obligation related to Settlement..........   (386,815)          --           --
  Retirement of convertible investment securities.......         --      (47,664)     (61,725)
  Proceeds from issuance of mandatorily redeemable
     preferred securities...............................         --           --      597,810
  Proceeds from issuance of Preference shares...........    556,958           --           --
  Proceeds from increase of accounts receivable
     securitization program.............................    111,402       29,400      105,600
  Proceeds from exercise of stock options...............        885        1,719        1,047
  Dividends paid........................................    (51,229)     (48,404)     (49,214)
  Distributions on convertible investment securities....         --           --       (2,752)
  Change in minority interest...........................        139          578          717
                                                          ---------    ---------    ---------
       Net cash provided by (used in) financing
          activities of continuing operations...........    155,632      (79,318)      14,867
                                                          ---------    ---------    ---------
       Net cash used in financing activities of
          discontinued operations.......................         --           --       (2,107)
                                                          ---------    ---------    ---------
       Net cash provided by (used in) financing
          activities....................................    155,632      (79,318)      12,760
                                                          ---------    ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents...........................................    (35,238)     (14,292)      (6,445)
                                                          ---------    ---------    ---------
Cash and Cash Equivalents:
  Net increase (decrease) in cash and cash
     equivalents........................................     29,817        2,893       (5,951)
  Cash and cash equivalents at beginning of period......     34,760       31,867       37,818
                                                          ---------    ---------    ---------
  Cash and cash equivalents at end of period............  $  64,577    $  34,760    $  31,867
                                                          =========    =========    =========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                              PREFERENCE SHARES        ORDINARY SHARES                                               ACCUMULATED
                             --------------------   ----------------------   CONVERTIBLE   ADDITIONAL   RETAINED        OTHER
                             NUMBER OF    NO PAR     NUMBER OF     NO PAR    INVESTMENT     PAID IN     EARNINGS    COMPREHENSIVE
                               SHARES      VALUE      SHARES       VALUE     SECURITIES     CAPITAL     (DEFICIT)       LOSS
                             ----------   -------   -----------   --------   -----------   ----------   ---------   -------------
Balance at December 31,
  1997.....................   9,023,341   $27,623    70,000,000   $229,494    $ 67,584     $2,098,776   $ 108,875     $ (86,387)
Proceeds from exercise of
  options..................          --        --            --         --          --          1,047          --            --
Retirement of convertible
  investment securities....          --        --            --         --     (67,584)            --          --            --
Distributions on
  convertible investment
  securities...............          --        --            --         --          --             --      (2,752)           --
Distributions to Fresenius
  AG.......................          --        --            --         --          --         (4,062)         --            --
Dividends paid.............          --        --            --         --          --             --     (45,176)           --
Comprehensive income:
  Net income...............          --        --            --         --          --             --      19,131            --
  Foreign currency
    translation
    adjustment.............          --        --            --         --          --             --          --        10,397
Comprehensive income.......          --        --            --         --          --             --          --            --
                             ----------   -------   -----------   --------    --------     ----------   ---------     ---------
Balance at December 31,
  1998.....................   9,023,341    27,623    70,000,000    229,494    $     --     $2,095,761   $  80,078     $ (75,990)
Proceeds from exercise of
  options..................          --        --            --         --          --          1,719          --            --
Dividends paid.............          --        --            --         --          --             --     (48,404)           --
Comprehensive loss:
  Net loss.................          --        --            --         --          --             --    (248,544)           --
  Foreign currency
    translation
    adjustment.............          --        --            --         --          --             --          --       (59,420)
Comprehensive loss.........          --        --            --         --          --             --          --            --
                             ----------   -------   -----------   --------    --------     ----------   ---------     ---------
Balance at December 31,
  1999.....................   9,023,341   $27,623    70,000,000   $229,494    $     --     $2,097,480   $(216,870)    $(135,410)
Issuance of Preference
  shares...................  14,724,359    35,980            --         --          --        532,302          --            --
Proceeds from exercise of
  options..................      17,393        41            --         --          --            844          --            --
Compensation expense
  related stock options....          --        --            --         --          --          3,980          --            --
Dividends paid.............          --        --            --         --          --             --     (51,229)           --
Comprehensive income:
  Net income...............          --        --            --         --          --             --     212,075            --
  Foreign currency
    translation
    adjustment.............          --        --            --         --          --             --          --       (57,560)
Comprehensive income:......          --        --            --         --          --             --          --            --
                             ----------   -------   -----------   --------    --------     ----------   ---------     ---------
Balance at December 31,
  2000.....................  23,765,093   $63,644    70,000,000   $229,494    $     --     $2,634,606   $ (56,024)    $(192,970)
                             ==========   =======   ===========   ========    ========     ==========   =========     =========


                               TOTAL
                             ----------
Balance at December 31,
  1997.....................  $2,445,965
Proceeds from exercise of
  options..................       1,047
Retirement of convertible
  investment securities....     (67,584)
Distributions on
  convertible investment
  securities...............      (2,752)
Distributions to Fresenius
  AG.......................      (4,062)
Dividends paid.............     (45,176)
Comprehensive income:
  Net income...............      19,131
  Foreign currency
    translation
    adjustment.............      10,397
                             ----------
Comprehensive income.......      29,528
                             ----------
Balance at December 31,
  1998.....................  $2,356,966
Proceeds from exercise of
  options..................       1,719
Dividends paid.............     (48,404)
Comprehensive loss:
  Net loss.................    (248,544)
  Foreign currency
    translation
    adjustment.............     (59,420)
                             ----------
Comprehensive loss.........    (307,964)
                             ----------
Balance at December 31,
  1999.....................  $2,002,317
Issuance of Preference
  shares...................     568,282
Proceeds from exercise of
  options..................         885
Compensation expense
  related stock options....       3,980
Dividends paid.............     (51,229)
Comprehensive income:
  Net income...............     212,075
  Foreign currency
    translation
    adjustment.............     (57,560)
                             ----------
Comprehensive income:......     154,515
                             ----------
Balance at December 31,
  2000.....................  $2,678,750
                             ==========

                           FRESENIUS MEDICAL CARE AG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Fresenius Medical Care AG and subsidiaries ("FMC" or the "Company"), is an integrated provider of kidney dialysis products and dialysis care. Fresenius Medical Care AG ("FMC AG") was created by conversion of Sterilpharma GmbH, a limited liability company incorporated in 1975, into a stock corporation (Aktiengesellschaft). The resolutions for this conversion were adopted by a shareholder meeting on April 17, 1996. On September 30, 1996, Fresenius Medical Care AG initiated a series of transactions to consummate an Agreement and Plan of Reorganization entered into on February 4, 1996 by Fresenius AG and W.R. Grace & Co. ("W.R. Grace"). Pursuant to that Agreement, Fresenius AG contributed Fresenius Worldwide Dialysis or FWD, its global dialysis business, including its controlling interest in Fresenius USA, Inc. ("FUSA"), in exchange for Fresenius Medical Care AG Ordinary shares. Thereafter, FMC acquired:

          (i) all of the outstanding Common stock of W.R. Grace, whose sole business at the time of the transaction consisted of National Medical Care, Inc., its global dialysis business, in exchange for Ordinary shares; and

          (ii) the publicly-held minority interest of Fresenius USA, Inc., in exchange for Ordinary shares.

BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include all material companies in which the Company has legal or effective control. All significant intercompany transactions and balances have been eliminated. The equity method of accounting is used for investments in associated companies (20% to 50% owned). All other investments are accounted for at cost.

     For business combinations accounted for under the purchase method, all assets acquired and liabilities assumed are recorded at fair value. An excess of the purchase price over the fair value of net assets acquired is capitalized as goodwill and amortized over the estimated period of benefit on a straight-line basis.

  B) CLASSIFICATIONS

     Certain items in prior years' consolidated financial statements have been reclassified to conform with the current year's presentation.

  C) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents represent cash and certificates of deposit with original maturity dates of three months or less at origination.

  D) INVENTORIES

     Inventories are stated at the lower of cost (determined by using the average or first-in, first-out method) or market value.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  E) PROPERTY, PLANT AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Significant improvements are capitalized; repairs and maintenance costs that do not extend the useful lives of the assets are charged to expense as incurred. Property and equipment under capital leases are stated at the present value of future minimum lease payments at the inception of the lease. The cost and accumulated depreciation of assets sold or otherwise disposed are removed from the accounts, and any resulting gain or loss is included in income when the assets are disposed.

     Depreciation on property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets ranging from 5 to 50 years for buildings and improvements with a weighted average life of 11 years and 3 to 15 years for machinery and equipment with a weighted average life of 7 years. Equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

     The Company capitalizes interest on borrowed funds during construction periods. Interest capitalized during 2000, 1999, and 1998 was, $1,205, $224, and $221, respectively.

  F) INTANGIBLE ASSETS

     The Company has adopted the following useful lives and amortizes intangible assets using the straight-line method: goodwill -- 20 to 40 years with weighted average life of 37 years; tradename and patents -- 6 to 40 years with weighted average life of 33 years; patient relationships, distribution rights and other intangible assets -- over the estimated period to be benefited, generally from 5 to 40 years with a weighted average life of 8 years.

  G) DERIVATIVE FINANCIAL INSTRUMENTS

     The Company utilizes derivative financial instruments including forward currency contracts and interest rate swaps.

     Forward currency contracts -- Gains and losses on forward currency contracts that are designated and effective as hedges of existing assets or liabilities are included in the carrying amount of those hedged items. Foreign currency forward contracts hedging firm commitments are deferred and recognized along with the effects of the hedged transaction. Gains and losses on other forward currency contracts not qualifying for hedge accounting are recognized as selling, general and administrative expenses or cost of revenues in the period in which the gain or loss occurs.

     Interest rate swaps -- Interest rate agreements that are designated as a hedge of a debt or other long-term obligations are accounted for on an accrual basis. That is, the interest payable and interest receivable under the terms of the swaps are accrued and recorded as an adjustment to the interest or related expense of the designated liability or obligation.

     Amounts due from and payable to the counterparties of interest rate swaps are recorded on an accrual basis at each reporting date on amounts computed by reference to the respective interest rate swap contract. Realized gains and losses that occur from the early termination or expiration of contracts are deferred and recorded in income over the remaining period of the original swap agreement. Gains and losses arising from interest differential on contracts that hedge specific borrowings are recorded as a component of interest expense over the life of the contract. In the event the hedged asset or liability is terminated, sold, or otherwise disposed of, the timing of the gain or loss on the interest rate swap would be matched with the offsetting gain or loss of the related item. For information regarding the adoption of

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

SFAS 133 Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138, see "S) RECENT PRONOUNCEMENTS AND ACCOUNTING CHANGES."

  H) FOREIGN CURRENCY TRANSLATION

     For purposes of these consolidated financial statements, the U.S. dollar is the reporting currency. The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. Substantially all assets and liabilities of the Company and all non-U.S. subsidiaries are translated at year end exchange rates, while revenues and expenses are translated at exchange rates prevailing during the year. Adjustments for foreign currency translation fluctuations are excluded from earnings and are included in other comprehensive income.

     Gains and losses resulting from the translation of intercompany borrowings, which are not considered equity investments, are included in selling, general and administrative expense. Transaction gains (losses) amounted to $18,370, $2,299 and $366 for 2000, 1999 and 1998, respectively.

  I) REVENUE RECOGNITION POLICY

     Health care revenues are recognized on the date services and related products are provided and the payor is obligated to pay at amounts estimated to be received under reimbursement arrangements with these third party payors. Medicare and Medicaid programs are billed at pre-determined net realizable rates per treatment that are established by statute or regulation. Most non-governmental payors, including contracted managed care payors, are billed at our standard rates for services net of contractual allowances to reflect the estimated amounts to be received under reimbursement arrangements with these payors.

     Product revenues are recognized when title to the product passes to the customers either at the time of shipment, upon receipt by the customer or upon any other terms that clearly define passage of title. As product returns are not typical, no return allowances are established. In the event a return is required, the appropriate reductions to sales, accounts receivables and cost of sales are made.

  J) RESEARCH AND DEVELOPMENT EXPENSES

     Research and development expenses are expensed as incurred.

  K) INCOME TAXES

     In accordance with SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Prior to the German tax law change in 2000, deferred taxes in Germany were calculated using the "undistributed earnings" tax rate. (see
Note 12)

  L) IMPAIRMENT

     In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers various valuation factors including discounted cash flows, fair values and replacement costs to assess any impairment of goodwill and other long lived assets. Recoverability of assets to be held and used is measured by a

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  M) DEBT ISSUANCE COSTS

     Costs related to the issuance of debt are amortized over the term of the related obligation.

  N) SELF INSURANCE PROGRAMS

     A major subsidiary of the Company is self-insured for professional, product and general liability, auto and worker's compensation claims up to predetermined amounts above which third party insurance applies. Estimates are made for both reported and incurred but not reported claims.

  O) USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  P) CONCENTRATION OF CREDIT RISK

     The Company is engaged in the manufacture and sale of products for all forms of kidney dialysis, principally to health care providers throughout the world, and in providing kidney dialysis treatment, clinical laboratory testing and other medical ancillary services. The Company performs ongoing evaluations of its customers' financial condition and, generally, requires no collateral.

     A significant percentage of the Company's health care services revenues are paid by and subject to regulations under governmental programs, primarily Medicare and Medicaid, health care programs administered by the United States government.

  Q) EARNINGS PER PREFERENCE SHARE AND ORDINARY SHARE

     Basic net income (loss) per Preference share and basic net income (loss) per Ordinary share for all years presented have been calculated using the two-class method required under U.S. GAAP based upon the weighted average number of Ordinary and Preference shares outstanding. Basic earnings per share are computed by dividing net income less preference amounts and distributions earned by convertible investment securities by the weighted average number of Ordinary shares and Preference shares outstanding during the year. Diluted earnings per share include the effect of all potentially dilutive Ordinary shares and Preference shares that would have been outstanding during the year.

     The convertible investment securities (see Note 16) and awards granted under the FMC stock incentive plans (see Note 17), are potentially dilutive equity instruments.

  R) STOCK OPTION PLANS

     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded only if the current market price of the

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

underlying stock exceeds the exercise price on the measurement date. For stock incentive plans which are performance based, the Company recognizes compensation expense over the vesting periods, based on the then current market values of the underlying stock. In addition, the Company has adopted the disclosure only provisions required by SFAS No. 123, Accounting for Stock-Based Compensation.

  S) RECENT PRONOUNCEMENTS AND ACCOUNTING CHANGES

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for financial derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The statement also provides the criteria for determining whether a derivative may be specifically designated as a hedge of a particular exposure with the intent of measuring the effectiveness of that hedge in the statement of operations. In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, which amended certain provisions of SFAS 133, including allowing foreign-currency denominated assets and liabilities to qualify for hedge accounting, permitting the offsetting of certain inter-entity foreign currency exposures that reduce the need for third party derivatives and redefining the nature of interest rate risk to avoid sources of ineffectiveness. The Company is adopting SFAS 133, and the corresponding amendments under SFAS 138 effective as of January 1, 2001.

     After adoption, gains and losses in fair value of recognized assets and liabilities and firm commitments of operating transactions as well as gains and losses on derivative financial instruments designated as fair value hedges of these recognized assets and liabilities and firm commitments will be recognized currently in earnings.

     After adoption, changes in the value of foreign currency forward contracts designated and qualifying as cash flow hedges of forecasted transactions will be reported in accumulated other comprehensive income. These amounts will subsequently be reclassified into earnings, as a component of the forecasted transaction, in the same period as the forecasted transaction affects earnings.

     The adoption of SFAS 133, as amended by SFAS 138, results in the recording of assets related to forward currency contracts of approximately $13,072. The offset to this transition adjustment will be recorded to other comprehensive income at an amount of $1,465 and to net income at an amount of $11,607. Because of corresponding entries concerning the hedged items, the net effect on earnings will be immaterial. Additionally a liability for interest rate swaps of approximately $25,146 will be recorded. The offset will be recorded to other comprehensive income.

     In December 1999, the United States Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues, as well as examples of how the SEC staff applies revenue recognition guidance to specific circumstances. In June 2000, SAB 101B was issued by the SEC further delaying the implementation date for SAB 101 until the fourth quarter of the fiscal year beginning after December 15, 1999. The impact of the adoption of SAB 101 is not significant.

     In May 2000, the Emerging Issues Task Force ("EITF") issued EITF 00-014, Accounting for Certain Sales Incentives, which establishes accounting for point of sales coupons, rebates, and free merchandise. This EITF requires that an entity report these sales incentives that reduce the price paid to be netted directly against revenues. EITF 00-014 is effective no later than the fourth quarter of the fiscal year beginning after December 15, 1999. The impact of the adoption of EITF-00-14 is not significant.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     In March 2000, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion 25. The effects of applying this interpretation are required to be recognized on a prospective basis from July 1, 2000. The application of this interpretation did not have a material effect on our financial position or results of operations.

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125. SFAS No. 140 provides the accounting and reporting standards for securitizations and other transfers of financial assets and collateral. These standards are based on consistent application of a financial-components approach that focuses on control. This Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers after March 31, 2001 and is effective for disclosures about securitizations and collateral for fiscal years ending after December 15, 2000. There is no impact for the adoption of SFAS No. 140.

     In April 1998, Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities ("SOP 98-5"), was issued by the Accounting Standards Executive Committee (AcSEC) of the AICPA and was adopted by the Company, effective January 1, 1998. SOP 98-5 requires that the costs of start-up activities, including organization costs, which have been previously capitalized, should be expensed as incurred. As a result of the adoption of SOP 98-5, deferred start-up activities in the amount of $11,279 as of January 1, 1998, have been recognized as a cumulative effect of a change in accounting, net of related tax benefit of $4,690, in the consolidated statements of earnings for the year ended December 31, 1998. Costs for start-up activities are expensed as incurred beginning in 1998.

2. SPECIAL CHARGE FOR THE SETTLEMENT

     On January 18, 2000, Fresenius Medical Care Holdings, Inc. ("FMCH"), National Medical Care, Inc. and certain other affiliated companies executed definitive agreements with the United States Government to settle (i) matters concerning violations of federal laws then under investigation and (ii) National Medical Care, Inc.'s claims with respect to outstanding Medicare receivables for intradialytic parenteral nutrition therapy (collectively, the "Settlement").

     Under the Settlement with the U.S. government, FMCH made initial cash payments of approximately $286 million and entered into a note payable for the remainder of the payment obligations. Interest on installment payments to the U.S. government will accrue at 6.3% on approximately $51 million of the obligation and at 7.5% annually on the balance, until paid in full. The note payable to the U.S. government and the amounts due to the Company for the outstanding Medicare receivables have been classified in the balance sheet based on their expected settlement dates.

     Under the terms of the note payable, the remaining obligation is payable in six quarterly installments that began in April 2000 and end in July 2001. The first four quarterly installments were paid in the amount of approximately $35 million each, including interest at 7.5%. The first three of these four payments were made in April, July and October 2000 and the fourth installment was made in January 2001. The final two installments of approximately $28 million each, including interest at 6.3%, will be paid in April and July 2001, respectively. In addition, the Company received approximately $59 million from the U.S. government related to the Company's claims for outstanding Medicare receivables. The Company received $54 million in 2000 and a final payment of $5 million in February 2001.

     In connection with the Settlement, the Company amended the letter of credit that National Medical Care delivered to the U.S. government in 1996 from $150 million to $190 million and, under the

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Settlement, the letter of credit will be reduced as installment payments are made to the Government. At December 31, 2000, the letter of credit was reduced to $89 million.

3. RELATED PARTY TRANSACTIONS

  A) SHARED SERVICES

     Fresenius AG, the majority shareholder, historically provided services to and incurred costs on behalf of the Company. The Company entered into service agreements with Fresenius AG and certain affiliates of Fresenius AG to continue to receive services, including, but not limited to: administrative services, management information services, employee benefit administration, legal and environmental consultation and administration insurance, central purchasing, tax services, treasury services, and accounting and reporting. In the opinion of management, such expenses are indicative of the actual expenses that would have been incurred if the Company had been operating as an independent entity.

     For the years 2000, 1999 and 1998, amounts charged from Fresenius AG to FMC under the terms of the agreement are $19,947, $16,387 and $21,298, respectively. FMC also provides certain services to FAG and certain affiliates of FAG, including research and development, plant administration, patent administration and warehousing. FMC charged amounts of $9,984, $6,821 and $5,233 for services rendered to Fresenius AG in 2000, 1999 and 1998, respectively.

     Related party transactions pertaining to services performed between affiliated entities are recorded as accounts receivable or payable to related parties. At December 31, 2000 and 1999 FMC had accounts receivable from related parties of $46,117 and $49,129, respectively. The FMC accounts payable to related parties at December 31, 2000 and 1999 were $77,823 and $89,453, respectively.

     Under operating lease agreements entered into in conjunction with the formation of Fresenius Medical Care, FMC will pay Fresenius AG approximately DM16,800 (E8,590) per year. The lease amounts escalate annually, based upon published indices in Germany. Converted to USD, this amounts to approximately, $9,472, $10,642 and $10,101 during 2000, 1999 and 1998, respectively. The leases expire in 2005 with options for renewal.

  B) FINANCING PROVIDED BY FRESENIUS AG

     At December 31, 2000, the Company had short-term loans outstanding of $215,934, of which $209,000 bore interest at rates varying between 7.35% and 7.38%. The remaining loans bore interest at a rate of approximately 4%. At December 31, 1999, the Company had short-term loans outstanding of $330,000 at varying interest rates between 7.06% and 7.44%. The funds were used primarily to reduce long-term debt. At December 31, 2000, the loans were due at various dates throughout the first quarter of 2001 and have subsequently been extended to various dates through June 6, 2001. Interest expense on these borrowings was, $18,571, $13,037 and $1,096 for the years 2000, 1999 and 1998, respectively.

  C) PRODUCTS

     During the years ended December 31, 2000, 1999, and 1998, the Company recognized sales of $28,076, $28,563 and $13,237, respectively, to non-FMC businesses of Fresenius AG. During 2000, 1999 and 1998, the Company made purchases from Fresenius AG and affiliates in the amount of $25,547, $30,056 and $29,822, respectively.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  D) OTHER

     During 1999, the Company granted to a member of the Management Board a five year unsecured loan of $2,000 with interest at 6.0% per annum. Only interest is due during the first four years of the term, with both principal and interest due in the fifth year. The Company may call the loan at any time and can be repaid without penalty, at any time during the period of the loan.

     A member of the Company's Supervisory board is a partner in a law firm which provided services to the Company. The Company paid the law firm approximately $580, $107, and $254 in 2000, 1999 and 1998, respectively.

     A member of the Company's Supervisory Board is the chairman of the management board of a bank that served as one of two joint global coordinators of a public offering of Preference shares conducted by the Company in 2000. The Company paid the bank a total of $10,438 in underwriting discounts and commissions.

     The Chairman of the Company's Supervisory Board and former Chief Executive Officer of FMC are members of the Management Board of Fresenius AG, the majority holder of FMC's Ordinary shares.

4. ACQUISITIONS

     The Company acquired certain health care facilities and clinical laboratories for a total consideration of $288,144, $110,788, and $264,740 in 2000, 1999 and 1998, respectively. In 2000, consideration consisted of cash of $274,530 and notes for $13,614. Acquisitions in 2000 include the purchase of substantially all of the international and non-continental U.S. operations of Total Renal Care Holdings, Inc. ("TRC"). The purchase price for these operations was $145,000. Additionally the Company agreed to acquire TRC's Puerto Rico operations. That acquisition is subject to regulatory approval and third party consents. In connection with the Puerto Rico acquisition the Company paid a $10 million non-refundable deposit. In 1999, consideration consisted of cash of $101,326 and notes for $9,462. In 1998, the consideration consisted of cash of $222,935 and convertible investment securities of $41,805. These acquisitions have been accounted for as purchase transactions and, accordingly, are included in the results of operations from the dates of acquisition. The excess of the total acquisition costs over the fair value of the tangible net assets acquired was $196,000, $94,000 and $243,000 for 2000, 1999 and 1998, respectively.

5. DISCONTINUED OPERATIONS

     Effective June 1, 1998, the Company classified its Homecare/Non-renal Diagnostics businesses as discontinued operations. The sale of the Non-renal Diagnostics business was completed on June 26, 1998 while the sale of the Homecare business was completed on July 29, 1998. In connection with the sale of Homecare, the Company retained the assets and the operations associated with the delivery of IDPN and recorded, for accounting purposes, its activity as part of discontinued operations for the periods through June 30, 1998. Subsequent to June 30, 1998, the Company has recorded no IDPN revenues and any incidental expenses have been included in continuing operations. Since it has exited this business, the Company provides those services only to existing physicians' patients for whom this therapy is prescribed. The Company has recorded net after tax losses of $9,000 from operations of discontinued businesses and $97,000 from the disposal of these businesses for the year ended December 31, 1998. The net loss on the disposal of these businesses and their results of operations have been accounted for as discontinued operations.

     IDPN receivables of $153,500 which had been included in the retained assets of discontinued operations were resolved as part of the settlement agreements with the U.S. Government relating to the OIG investigations (see Note 2). As a result, a $94,300 write off was taken against these receivables. The

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

remaining receivables have been classified separately on the balance sheet and were collected from the U.S. Government.

  DISCONTINUED OPERATIONS -- RESULTS OF OPERATIONS

     The revenue and results of operations of the discontinued operations in 1998 were as follows:

                                                                1998
                                                              ---------
Net revenue.................................................  $ 120,940
Cost of revenue.............................................     73,950
                                                              ---------
  Gross profit..............................................     46,990
Selling, general and administrative.........................     61,202
                                                              ---------
Loss from operations of discontinued businesses before
  income tax benefit........................................    (14,212)
Income tax benefit..........................................     (5,543)
                                                              ---------
Loss from operations of discontinued businesses.............     (8,669)
                                                              ---------
Loss on disposal before income tax benefit..................   (140,000)
Income tax benefit..........................................    (42,772)
                                                              ---------
Loss on disposal............................................    (97,228)
                                                              ---------
Loss from discontinued operations...........................  $(105,897)
                                                              =========

6. SALE OF ACCOUNTS RECEIVABLE

     National Medical Care, Inc. ("NMC"), a subsidiary of the Company, has an asset securitization facility (the "accounts receivable facility") whereby receivables of NMC and certain affiliates are sold to NMC Funding Corporation (the "Transferor"), a wholly-owned subsidiary of NMC, and subsequently the Transferor transfers and assigns percentage ownership interests in the receivables to certain bank investors. NMC Funding Corporation is not consolidated as it does not meet the control criteria of SFAS 125. The amount of the accounts receivable facility was last amended on October 26, 2000, when the Company increased the accounts receivable facility to $500,000, and extended its maturity to October 25, 2001.

     At December 31, 2000 and 1999, $445,000 and $335,000, respectively, had been received pursuant to such sales and are reflected as reductions to accounts receivable. The Transferor pays interest to the bank investors, calculated based on the commercial paper rates for the particular tranches selected. The effective interest rate was approximately 6.59% at year-end 2000. Under the terms of the agreement, new interests in accounts receivable are sold as collections reduce previously sold accounts receivable. The costs related to such sales are expensed as incurred and recorded as interest expense and related financing costs. There were no gains or losses on these transactions.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

7. INVENTORIES

     As of December 31, inventories consisted of the following:

                                                           2000        1999
                                                         --------    --------
Raw materials and purchased components.................  $ 73,244    $ 61,624
Work in process........................................    22,231      21,834
Finished goods.........................................   160,358     168,193
Health care supplies...................................    64,401      49,651
                                                         --------    --------
  Inventories..........................................  $320,234    $301,302
                                                         ========    ========

     Under the terms of certain (unconditional) purchase agreements, the Company is obligated to purchase approximately $165,000 of materials, of which $90,000 is committed at December 31, 2000 for fiscal year 2001. The terms of these agreements run 2 to 5 years. Inventories as of December 31, 2000 include approximately $25,800 of EPO which is supplied by a single source supplier in the United States. Delays, stoppages, or interruptions in the supply of EPO could adversely affect the operating results of the Company. In 2000, revenues from EPO accounted for approximately 22% of total revenue in the North America segment and approximately 23% of dialysis care revenue world-wide.

8. PROPERTY, PLANT AND EQUIPMENT

     As of December 31, property, plant and equipment consisted of the following:

                                                         2000          1999
                                                      ----------    ----------
Land and improvements...............................  $   21,477    $    9,717
Buildings and improvements..........................     386,568       336,782
Machinery and equipment.............................     691,607       620,024
Machinery, equipment and rental equipment under
  capitalized leases................................      17,507        24,001
Construction in progress............................      90,184        48,832
                                                      ----------    ----------
                                                       1,207,343     1,039,356
Accumulated depreciation and amortization...........    (468,350)     (397,235)
                                                      ----------    ----------
  Property, plant and equipment, net................  $  738,993    $  642,121
                                                      ==========    ==========

     Depreciation and amortization expense for property, plant and equipment amounted to $130,278, $131,623, and $130,628 for the years ended December 31, 2000, 1999, and 1998, respectively.

     Included in property, plant and equipment as of December 31, 2000, 1999 and 1998 were $36,853, $36,015 and $36,996, respectively, of peritoneal dialysis cycler machines which the Company leases to customers with end-stage renal disease on a month-to-month basis and hemodialysis machines which the Company leases to physicians under operating leases. Identification of the rental income from the Company's leasing activities is not practicable as the Company's return on the machines is received through contractual arrangements whereby a premium is charged for other support equipment sold during the life of the lease.

     Accumulated depreciation related to machinery, equipment and rental equipment under capital leases was $7,358, $14,330 and $10,785 at December 31, 2000, 1999 and 1998, respectively.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

9. INTANGIBLE ASSETS

     As of December 31, intangible assets consisted of the following:

                                                         2000          1999
                                                      ----------    ----------
Goodwill............................................  $3,252,335    $3,114,063
Patient relationships...............................     198,147       180,067
Patents.............................................     252,336       252,923
Distribution rights.................................       7,619         4,349
Other...............................................     387,589       354,400
                                                      ----------    ----------
                                                       4,098,026     3,905,802
Accumulated amortization............................    (622,970)     (467,046)
                                                      ----------    ----------
Intangible assets, net..............................  $3,475,056    $3,438,756
                                                      ==========    ==========

     Amortization expense for intangible assets amounted to $160,604, $151,735, and $147,616 for the years ended December 31, 2000, 1999, and 1998, respectively.

10. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     As at December 31, accrued expenses and other current liabilities consisted of the following:

                                                           2000        1999
                                                         --------    --------
Accrued operating expenses.............................  $ 49,012    $ 68,599
Accrued legal and compliance costs.....................     3,314      12,991
Accrued insurance......................................    47,074      54,518
Accrued salaries and wages.............................    87,016      75,163
Accounts receivable credit balances....................    38,215      48,932
Accrued interest.......................................    26,926      25,429
Accrued restructuring..................................     3,450       2,472
Accrued physician compensation.........................    17,649      17,721
Bonus and incentive plan compensation..................     2,489       2,746
Withholding tax and VAT................................    24,138      17,294
Commissions............................................    12,231      10,406
Deferred income........................................     6,764       5,770
Bonuses and rebates....................................     7,331       9,303
Accrued other costs related to Settlement..............     4,986      20,577
Other..................................................    61,045      43,140
                                                         --------    --------
Total accrued expenses and other current liabilities...  $391,640    $415,061
                                                         ========    ========

11. DEBT AND CAPITAL LEASE OBLIGATIONS

     Short-term borrowings from third parties of $106,592, and $96,383 at December 31, 2000, and 1999, respectively, represent amounts borrowed by certain of the Company's subsidiaries under lines of credit with commercial banks. The average interest rates on these borrowings at December 31, 2000, and 1999 was 6.0% and 4.6%, respectively. For information regarding short-term borrowings from affiliates, see Note 3b.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Excluding amounts available under the senior credit agreement (as described below), at December 31, 2000, FMC had $24,291 available under such commercial bank agreements. These lines of credit are generally secured by the Company's accounts receivable and contain various covenants including, but not limited to, requirements for maintaining defined levels of working capital, net worth, capital expenditures and various financial ratios.

     As of December 31, long-term debt and capital lease obligations consisted of the following:

                                                         2000         1999
                                                       ---------    ---------
Senior credit agreement..............................  $ 732,500    $ 738,150
Capital leases.......................................      6,808        8,067
Other................................................     86,755       55,043
                                                       ---------    ---------
                                                         826,063      801,260
Less current maturities..............................   (168,231)    (147,484)
                                                       ---------    ---------
                                                       $ 657,832    $ 653,776
                                                       =========    =========

  SENIOR CREDIT AGREEMENT

     The Company is party to a bank agreement dated September 27, 1996 (hereafter "senior credit agreement") with the Bank of America, N.A., The Bank of Nova Scotia, The Chase Manhattan Bank, Dresdner Bank Aktiengesellschaft and certain other lenders (collectively, the "Lenders"), as amended, pursuant to which the Lenders have made available to the Company and certain subsidiaries and affiliates an aggregate of $2,000,000 through two credit facilities:

     - a revolving credit facility of up to $1,000,000 (of which up to $250,000 is available for letters of credit, up to $450,000 is available for borrowings in certain non-U.S. currencies, up to $50,000 is available as swing lines in U.S. dollars and up to $20,000 is available as swing lines in certain non-U.S. currencies) for up to seven years expiring on September 30, 2003

     - a term loan facility of $1,000,000 for up to seven years, also expiring September 30, 2003. The terms of the senior credit agreement relating to the term loan facility require payments that permanently reduce the term loan facility. The repayment began in the fourth quarter of 1999 and will continue quarterly until the final maturity of the agreement in 2003.

     Loans under this senior credit agreement bear interest at a base rate determined in accordance with the agreement, or at LIBOR, plus in either case an applicable margin. A fee is payable to the Lenders equal to a percentage per annum (initially 0.375%) of the portion of the senior credit agreement not used.

     In addition to scheduled principal payments, the senior credit agreement will be reduced by certain portions of the net cash proceeds from certain sales of assets, sales of accounts receivable and the issuance of subordinated debt and equity securities. Prepayments are permitted at any time without penalty, except in certain defined periods. The senior credit agreement contains customary affirmative and negative covenants with respect to the Company and its subsidiaries and other payment restrictions, mainly related to dividends. Under the terms of the agreement the Company is restricted as to the level of dividends that can be paid in any calendar year, which was $78,000 in 2000. The Company's dividend distribution in 2000 was $51,229. Dividends from Fresenius Medical Care Holdings, Inc., a wholly owned subsidiary, are limited as a result of a restriction on dividends from its subsidiary, National Medical Care, Inc, and its subsidiaries. The restriction limits National Medical Care dividends to 50% of its consolidated net income of the preceding year. National Medical Care had losses in 1999 as a result of a special charge (see Note 2) and losses in 1998 from discontinued operations (see Note 5).

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     In December 1999, the Company amended certain covenants including, among other things, financial ratios contained in its senior credit facility that would have been affected by the impact of the Settlement (see Note 2). At December 31, 2000 the Company was in compliance with all such covenants.

     On September 21, 2000 the senior credit agreement was amended in order to increase the facility for accounts receivable securitization and some other facilities. The Lenders also agreed that the proceeds of the Preference share offerings during 2000 (see Note 16) did not trigger repayment obligations on the term loan, but maybe used for capital expenditures and acquisitions.

     At December 31, 2000, the Company had approximately $698,000 of additional borrowing capacity available under the revolving credit facility of the senior credit agreement, including approximately $103,000 for additional letters of credit. No further borrowings are available under the term loan facility.

     On January 18, 2000, the Company increased the amount of the letter of credit that National Medical Care delivered to the U.S. Government in 1996 from $150,000 to $190,000. Under the Settlement agreement, the letter of credit will be reduced as installment payments are made to the government. At December 31, 2000, the letter of credit was $89,000.

     Aggregate annual payments applicable to the senior credit agreement, term loan, capital leases and other borrowings for the five years subsequent to December 31, 2000 (excluding borrowings underlying the Company's trust preferred securities (see Note 14) are:

2001........................................................  $168,231
2002........................................................   159,474
2003........................................................   439,950
2004........................................................     8,100
2005........................................................     7,632
Thereafter..................................................    42,676
                                                              --------
                                                              $826,063
                                                              ========

12. INCOME TAXES

     Income (loss) from continuing operations before income taxes, minority interest, and cumulative effect of accounting change is attributable to the following geographic locations:

                                                      2000        1999         1998
                                                    --------    ---------    --------
Germany...........................................  $106,475    $  93,653    $ 70,877
United States.....................................   220,176     (408,060)    118,574
Other.............................................    78,058       55,497      79,986
                                                    --------    ---------    --------
                                                    $404,708    $(258,910)   $269,437
                                                    ========    =========    ========

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Income tax expense (benefit) for the years ended December 31, consisted of the following:

                                                       2000        1999        1998
                                                     --------    --------    --------
Current:
  German corporation and trade income taxes........  $ 66,754    $ 43,876    $ 23,990
  United States income taxes.......................    23,132      12,088      54,600
  Other income taxes...............................    29,971      28,797      22,246
                                                     --------    --------    --------
                                                      119,857      84,761     100,836
                                                     ========    ========    ========
Deferred:
  Germany..........................................   (14,902)        791      15,281
  United States....................................    81,553     (92,907)     16,800
  Other income taxes...............................     3,264      (5,389)      2,449
                                                     --------    --------    --------
                                                       69,915     (97,505)     34,530
                                                     --------    --------    --------
                                                     $189,772    $(12,744)   $135,366
                                                     ========    ========    ========

     In 2000, the German government enacted new tax legislation which, among other changes, will reduce the Company's statutory corporate tax rate for German companies from 40% on retained earnings and 30% on distributed earnings to a uniform 25%, effective for the Company's year beginning January 1, 2001. In 1999, various changes to the German corporation tax law were made effective, including the reduction of the tax rate applied to undistributed earnings from 45% to 40%. The effects of the reductions in the tax rate and other tax law changes on the deferred tax assets and liabilities of the Company's German companies were recognized in the year of enactment and resulted in deferred tax benefit for 2000 and 1999 of $2,227 and $850, respectively.

     Prior to the 2000 tax law changes becoming effective, German corporation tax law applied a split rate imputation system to the income taxation of a corporation and its shareholders. Upon distribution of retained earnings in the form of a dividend, shareholders subject to German tax received a credit for corporation taxes paid by the corporation on such distributed earnings. In addition, the corporation received a tax refund to the extent such earnings had been initially subjected to a corporation income tax in excess of 30%. The tax refund was also distributable to the shareholder.

     In general, prior to 2001 retained (undistributed) German corporate income was initially subject to a federal corporation income tax currently at a rate of 40% for 2000 (40% for 1999 and 45% for 1998) plus a surcharge of 5.5% for each year on federal corporate taxes payable. Giving effect to the surcharge, the federal corporate tax rate was 42.2% for 2000 (42.2% in 1999 and 47.475% in 1998). Upon distribution of certain retained earnings generated in Germany to stockholders, the corporate income tax rate on the earnings was adjusted to 30%, plus a solidarity surcharge of 5.5%, for a total of 31.65% for each year, by means of a refund for taxes previously paid. Under the new German corporate tax system, during a 15 year transition period beginning on January 1, 2001, the Company will continue to receive a refund or pay additional taxes on the distribution of retained earnings which existed as of December 31, 2000.

     The income tax expense reflects the actual amount of distribution of that year's earnings of the German operations. As such, the refund of tax described above is reflected in the income tax expense reconciliation presented below.

     For the years ended December 31, 2000, 1999, and 1998 income tax expense differed from the amounts computed by applying the German federal corporation income tax rate of 42.2% for both 2000

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

and 1999 and 47.475% for 1998 to income before income taxes, minority interest and cumulative effect of accounting change as a result of the following:

                                                      2000        1999         1998
                                                    --------    ---------    --------
Computed "expected" income tax (benefit) expense
  at the undistributed earnings rate..............  $170,786    $(109,260)   $127,929
Dividend distributions credit.....................    (9,077)          --          --
Trade income taxes, net of German federal
  corporation income tax benefit..................    12,688        8,758       8,351
Amortization of non-tax deductible goodwill.......    28,380       28,057      30,999
Foreign tax rate differential.....................   (20,811)      (2,687)    (27,799)
Non-deductible portion of special charge for
  Settlement......................................        --       71,622          --
Other.............................................     7,805       (9,234)     (4,114)
                                                    --------    ---------    --------
Provision for income taxes........................  $189,772    $ (12,744)   $135,366
                                                    ========    =========    ========
Effective tax rate................................      46.9%        (4.9)%      50.2%
                                                    ========    =========    ========

     The tax effects of the temporary differences that give rise to deferred tax assets and liabilities at December 31 are presented below:

                                                           2000        1999
                                                         --------    --------
Deferred tax assets:
Accounts receivable, primarily due to allowance for
  doubtful accounts....................................  $ 28,083    $ 27,844
Inventory, primarily due to additional costs
  capitalized for tax purposes, and inventory reserve
  accounts.............................................    23,479      21,427
Accrued expenses and other liabilities for financial
  accounting purposes, not currently tax deductible....   119,439     141,123
Capital leases, principally due to capitalization of
  costs for tax purposes...............................       955       1,839
Settlement.............................................     5,302      92,469
Net operating loss carryforwards.......................    30,546      21,807
Other..................................................     5,821       1,895
                                                         --------    --------
Total deferred tax assets..............................  $213,625    $308,404
Less: valuation allowance..............................    (9,292)     (6,360)
                                                         --------    --------
Net deferred tax assets................................  $204,333    $302,044
                                                         --------    --------

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           2000        1999
                                                         --------    --------
Deferred tax liabilities:
Accounts receivable, primarily due to allowance for
  doubtful accounts....................................  $  3,526    $  4,553
Inventory, primarily due to inventory reserve accounts
  for tax purposes.....................................     5,329       6,262
Accrued expenses and other liabilities deductible for
  tax prior to financial accounting recognition........    31,037      40,365
Plant and equipment, principally due to differences in
  depreciation.........................................   154,605     169,813
Other..................................................     2,991       2,480
                                                         --------    --------
Total deferred tax liabilities.........................   197,488     223,473
                                                         --------    --------
Net deferred tax asset.................................  $  6,845    $ 78,571
                                                         ========    ========

     During 2000 and 1999, the valuation allowance increased by $2,932 and $1,020, respectively, primarily attributable to losses, principally arising in Japan, and partially offset by utilization of operating losses.

     At December 31, 2000 the Company had approximately $83,607 of net operating losses, of which $3,568 will expire in 2001, $4,395 in 2002, $5,002 in 2003,
$4,387 in 2004, $13,746 in 2005, $14,336 in 2018, $3,812 in 2019 and $3,352 in
2020. Substantially all of the remaining $31,009 of net operating losses are not subject to an expiration period.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2000.

     Provision has not been made for additional taxes on approximately $102,000 undistributed earnings of foreign subsidiaries. The majority of these earnings have been, and will continue to be, reinvested. The earnings could become subject to additional tax if remitted or deemed remitted as dividends. The Company estimates that the distribution of these earnings would result in $6,396 of additional withholding and corporation income taxes.

INTRAPERIOD TAX ALLOCATION

     Income tax expense was allocated among the following items as follows:

                                                       2000        1999        1998
                                                     --------    --------    --------
Continuing operations..............................  $189,772    $(12,744)   $135,366
Operations of discontinued operations..............        --          --      (5,543)
Disposal of discontinued businesses................        --          --     (42,772)
                                                     --------    --------    --------
Total income tax expense...........................  $189,772    $(12,744)   $ 87,051
                                                     ========    ========    ========

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

13. EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PENSION PLANS

     Plan benefits are generally based on employee years of service and final salary. Consistent with normal business custom in the Federal Republic of Germany, FMC's pension obligations in Germany are unfunded. In the United States, substantially all U.S. employees are covered by National Medical Care's non-contributory, defined benefit pension plan. Each year, National Medical Care contributes to this plan at least the minimum amount required by law. Plan assets consist principally of publicly traded common stock, fixed income securities and cash equivalents. In addition, National Medical Care also sponsors a supplemental executive retirement plan to provide certain key executives with benefits in excess of normal pension benefits.

     The following provides a reconciliation of benefit obligations, plan assets, and funded status of the plans. Benefits paid as shown in the reconciliation of plan assets include only benefit payments from the Company's funded benefit plans.

                                                       2000        1999        1998
                                                     --------    --------    --------
Change in benefit obligation:
Benefit obligation at beginning of year............  $111,753    $111,832    $ 88,713
Translation loss (gain)............................    (1,748)     (3,611)      1,432
Service cost.......................................    11,465      10,040       8,905
Interest cost......................................     8,148       7,300       6,418
Amendments.........................................        --          (5)         --
Transfer of plan participants......................        (6)      3,706          28
Actuarial loss (gain)..............................     5,940     (15,826)      9,400
Divestitures.......................................        --          --      (1,717)
Benefits paid......................................    (3,103)     (1,683)     (1,347)
                                                     --------    --------    --------
Benefit obligation at end of year..................  $132,451    $111,753    $111,832
                                                     ========    ========    ========
Change on plan assets:
Fair value of plan assets at beginning of year.....  $ 86,794    $ 77,019    $ 65,088
Actual return on plan assets.......................    (2,098)     11,179      13,218
Benefits paid......................................    (2,748)     (1,404)     (1,287)
                                                     --------    --------    --------
Fair value of plan assets at end of year...........  $ 81,948    $ 86,794    $ 77,019
                                                     ========    ========    ========
Funded Status......................................  $(50,503)   $(24,961)   $(34,813)
Unrecognized net gain..............................   (12,593)    (31,441)    (11,821)
Unrecognized prior service cost....................        (4)         (4)         --
Unrecognized transition obligation.................       226         326         475
                                                     --------    --------    --------
Accrued benefit costs..............................  $(62,875)   $(56,079)   $(46,159)
                                                     ========    ========    ========
Weighted -- average assumptions as of December 31,
Discount rate......................................      7.30%       7.28%       6.59%
Expected return of plan assets.....................      9.70%       9.70%       9.70%
Rate of compensation increase......................      4.90%       4.60%       4.60%

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                       2000        1999        1998
                                                     --------    --------    --------
Components of net period benefit cost:
Service cost.......................................  $ 11,465    $ 10,040    $  8,905
Interest cost......................................     8,148       7,300       6,418
Expected return on plan assets.....................    (8,345)     (7,401)     (6,430)
Amortization of transition obligation..............        75          87          56
Amortization unrealized losses.....................        --          61          --
Amortization of prior service cost.................        (1)         (1)         --
Recognized net (gain)/loss.........................    (2,429)       (520)       (857)
Curtailment net gain...............................        --          --      (1,717)
                                                     --------    --------    --------
Net periodic benefit costs.........................  $  8,913    $  9,566    $  6,375
                                                     ========    ========    ========

     In addition to the principal pension plans, certain of the Company's other subsidiaries offer separate retirement plans. The total accrued pension cost for these plans was $7,095, $5,499, and $3,600 at December 31, 2000, 1999 and 1998,
respectively. The Company does not provide any postretirement benefits to its employees other than those provided under its pension plans and supplemental executive retirement plan.

DEFINED CONTRIBUTION PLANS

     National Medical Care and FUSA sponsor defined contribution plans. Total contributions for the years ended December 31, 2000, 1999 and 1998 were $8,786, $7,298 and $7,195, respectively.

14. MANDATORILY REDEEMABLE TRUST PREFERRED SECURITIES

     In November 1996, the Company, through Fresenius Medical Care Capital Trust (the "1996 Trust"), a statutory business trust organized under the laws of the State of Delaware, issued $360,000 of 9% Trust Preferred Securities (the "Trust Securities"). FMC owns all of the common securities of the 1996 Trust. The sole asset of the Trust is $360,360 aggregate principal amount of 9% Senior Subordinated Debentures due 2006 of FMC Trust Finance S.a.r.l. Luxembourg, a wholly owned subsidiary of the Company ("Luxco"), and related guarantees by the Company, Fresenius Medical Care Deutschland GmbH ("D-GmbH") and Fresenius Medical Care Holdings, Inc. ("FMCH"); D-GmbH and FMCH being the "Subsidiary Guarantors". (See Note 23 "Supplemental Condensed Combining Information.") The Trust Securities are guaranteed by FMC through a series of undertakings by the Company and the Subsidiary Guarantors.

     The Trust Securities entitle the holders to distributions payable at an annual rate of 9% of the stated amount and are mandatorily redeemable on December 1, 2006. The holders of the Trust Securities are entitled upon liquidation of the 1996 Trust to a distribution equal to the stated amount of the Trust Securities. Except in limited circumstances, the holders of the Trust Securities have no voting rights.

     Luxco has the right to redeem the 9% Senior Subordinated Debenture, in whole or in part, at any time or from time to time after December 1, 2001, at specified redemption prices plus accrued and unpaid interest. In connection with any such redemption, the 1996 Trust must redeem a like amount of Trust Securities.

     In February 1998, the Company, through Fresenius Medical Care Capital Trust II ("Trust II") and Fresenius Medical Care Capital Trust III ("Trust III", and collectively with Trust II, "the 1998 Trusts"), statutory business trusts created under the laws of the State of Delaware, issued $450,000 of 7 7/8% USD Trust Preferred Securities (the "Trust II Securities") and DM300,000 of 7 3/8% DM Trust Preferred

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Securities (the "Trust III Securities" and, together with the Trust II Securities, the "Trust Preferred Securities"). FMC owns all of the common securities of the 1998 Trusts. The sole asset of Trust II is $450,450 aggregate principal amount of Luxco 7 7/8% USD Senior Subordinated Debentures due 2008 and related guarantees by the Subsidiary Guarantors. The sole asset of Trust III is DM300,300 aggregate principal amount of Luxco 7 3/8% DM Senior Subordinated Debentures due 2008 and related guarantees by the Subsidiary Guarantors. (See
Note 23 "Supplemental Condensed Combining Information.") The Trust Preferred Securities are guaranteed by FMC through a series of undertakings by the Company and the Subsidiary Guarantors.

     The Trust II and Trust III Securities entitle the holders to distributions payable at the annual rate of 7 7/8% and 7 3/8%, respectively, of the stated amount, and are mandatorily redeemable on February 1, 2008. The holders of the Trust Preferred Securities are entitled, upon liquidation of the 1998 Trusts, to a distribution equal to the stated amount of the Trust Preferred Securities. The Senior Subordinated Debentures issued by Luxco to the 1998 Trusts are not redeemable prior to February 1, 2008, except under specified circumstances. Except in limited circumstances, the holders of the Trust Preferred Securities have no voting rights.

15. MINORITY INTERESTS

     At December 31, minority interests were as follows:

                                                            2000       1999
                                                           -------    -------
FMCH Preferred Stock:
Preferred Stock, $100 par value
  -- 6% Cumulative; 40,000 shares authorized; 36,460
     outstanding.........................................  $ 3,646    $ 3,646
  -- 8% Cumulative Class A; 50,000 shares authorized;
     16,176 outstanding..................................    1,618      1,618
  -- 8% Noncumulative Class B; 40,000 shares authorized;
     21,483 outstanding..................................    2,148      2,148
Preferred Stock, $0.10 par value
  -- Noncumulative Class D; 100,000,000 shares
     authorized; 89,062,316 outstanding..................    8,906      8,906
                                                           -------    -------
Sub-total FMCH minority interest.........................   16,318     16,318
Other minority interest..................................    4,953      5,456
                                                           -------    -------
Total minority interest..................................  $21,271    $21,774
                                                           =======    =======

     In conjunction with the formation of FMC, each holder of W.R. Grace common stock received one share of a Class D Preferred stock of Fresenius Medical Care Holdings for each share of stock previously held. The Class D Preferred stock entitles the holder to receive a one-time special dividend if (but only if) the cumulative adjusted cash flow to ordinary shareholders (defined as net income plus depreciation and amortization) from January 1, 1997 through December 31, 2001 exceeds $3.7 billion. If cumulative adjusted cash flow meets that threshold, 44.8% of any amount exceeding $3.7 billion will be distributed as a special dividend on the Fresenius Medical Care Holdings Class D Preferred Shares. Fresenius Medical Care Holdings must make a public announcement of the amount, if any, of the special dividend by May 1, 2002. Payment of a special dividend on the Class D Preferred Shares would commence in October 2002. For the period from January 1, 1997 through the end of 2000, cumulative adjusted cash flow for the purpose of the Class D Preferred Shares special dividend calculation was approximately $1.2 billion. Based upon the Company's cumulative adjusted cash flow at December 31, 2000 and its historical trend, the

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Company believes that it is unlikely that any special dividend will be paid. The Company has no obligation to contribute any amount to Fresenius Medical Care Holdings to enable it to pay any special dividend.

16. SHAREHOLDERS' EQUITY

     By resolution of the general meeting on June 10, 1998, our share capital was conditionally increased by up to DM 12,500, divided into 2,500,000 new non-voting Preference shares. This conditional capital increase may be effected only upon exercise of subscription rights granted under the FMC 98 Plan 2.

     The Company requested and received approval from its shareholders at the annual shareholder meeting on June 2, 1999, to change the currency of the Company's share capital from Deutsche Mark (DM) to euro to prepare for the transition by the European Community to euro which began January 1, 1999 and is scheduled for completion by mid 2002. The exchange rate for DM to euro was set at DM 1.95583 to E1. As a result, the per share nominal value of the Company's Preference shares and Ordinary shares changed from DM 5 per share to E2.55646 per share. For convenience, shareholders approved an increase to the nominal value to E2.56 resulting in a Capital Stock increase of E280 ($290). The increase in value of capital stock was offset by a decrease in additional paid-in-capital. No new shares were issued for this revaluation. The effect of the conversion has been recognized retroactively in the shareholders' equity accounts on the balance sheets as of December 31, 1997 and in the consolidated financial statements. Shareholders' equity accounts have been restated to reflect the reclassification of an amount equal to the nominal value of the increase in Ordinary shares from additional paid in capital.

     In addition, the Company's shareholders approved a change in the dividend premium for the Preference shares from a percentage of the nominal value per share to an absolute amount. If dividends are declared, the Preference shareholder will receive E0.06 per share more than the dividend for an Ordinary share, but no less than E0.12 per share. In another matter approved by the shareholders, the Company's shares have been changed to no par value.

     On March 2, 2000, the Company issued 8,974,359 non-voting Preference shares to a limited number of institutional and other accredited investors in exchange for the investors' interests in Franconia Acquisition LLC, an entity formed to acquire dialysis clinics and other related businesses. For financial reporting purposes, the transaction, which generated net proceeds of approximately $344,000, has been accounted for as a financing at fair value. The investors have agreed not to effect sales or transfers of the Preference shares for a period of 24 months after issuance except as permitted by the contribution agreement. After this period, the investors will have rights to require, under specific conditions, that the Company register these Preference shares for sale under the Securities Act of 1933, as amended, and that the Company provide assistance to them in connection with public offerings of their Preference shares outside the United States.

     After giving effect to the issuance of 8,974,359 non-voting Preference shares in the Franconia transaction the remaining Approved Capital II amounted to E29,533.

     By resolution of the annual general meeting on May 30, 2000, the authorization of the remaining Approved Capital I and Approved Capital II described above was revoked, however, the management board, with the approval of the supervisory board, was authorized to increase share capital by a maximum amount of:

     - E30,720,000, corresponding to 12,000,000 Preference shares, by issuing new non-voting Preference shares for cash, new Approved Capital I.

     - E20,480,000, corresponding to 8,000,000 Preference shares, by issuing new non-voting Preference shares for cash or against contributions in kind, new Approved Capital II.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The authorizations of Approved Capital I and Approved Capital II are effective until May 29, 2005. Statutory preemptive rights will generally be available in connection with the issuance of Preference shares utilizing Approved Capital I, except for fractional amounts required to provide for a round issue amount and a subscription ratio without fractional amounts. The Company may exclude statutory preemptive rights in connection with the issuance of Preference shares using Approved Capital II if the shares are issued against a contribution in kind to acquire a company or an interest in a company or if the shares are issued for cash and the issue price is not materially lower than the price of the shares on the stock exchange.

     Under the German Stock Corporation Act, the shareholders of a stock corporation may empower the Management Board to issue shares in a specified aggregate nominal value not exceeding 50% of the issued share capital at the time of the passing of the resolution, in the form of Conditional Capital (bedingtes Kapital) or Approved Capital (genehmigtes Kapital). The authorization for the issuance of Approved Capital is limited for a period not exceeding five years from the date the shareholders' resolution becomes effective.

     On July 26, 2000, the Company completed a public offering of 5,000,000 Preference shares for net proceeds of approximately $185 million. In addition, on July 28, 2000, the underwriters of the public offering exercised options to purchase an additional 750,000 Preference shares, resulting in total net proceeds from the public offering of approximately $213 million.

     At December 31, 2000, after giving effect to the issuance of 5,750,000 Preference shares in the offering described above the remaining Approved Capital II amounted to E5,760. After giving effect to the issuance of 2,250,000 Preference shares in the Everest acquisition (see Note 22), no additional Preference shares are available for issuance under Approved Capital II.

     Cash dividends of $51,229 for 1999 in the amount of E0.75 on each Preference share, excluding the Preference shares issued on March 2, 2000, and E0.69 on each Ordinary share, were paid on May 31, 2000.

     Under the German Stock Corporation Act, the amount of dividends available for distribution to shareholders is based upon the unconsolidated retained earnings of Fresenius Medical Care AG as reported in its balance sheet determined in accordance with the German Commercial Code (Handelsgesetzbuch).

     If no dividend is declared for two consecutive years after the year for which the Preference shares are entitled to dividends, then the holders of such Preference shares will be entitled to the same voting rights as holders of Ordinary shares until all arrearages are paid. In addition, the payment of dividends by FMC is subject to limitations under the senior credit agreement (see Note 11).

     In accordance with a contribution agreement between the Company and Fresenius AG, which was entered into in connection with the Agreement and Plan of Reorganization (See Note 1), the Company distributed $4,062 during the year ending December 31, 1998, to Fresenius AG. These funds represented earnings of the former Fresenius Worldwide Division (FWD), prior to the contribution of FWD by Fresenius AG to the Company, as part of the formation of the FMC. These earnings were not distributed at the time of the formation of FMC due to the application of local generally accepted accounting principles in determining the amount of pre-formation earnings and the legal requirement of a shareholder declaration to remit those earnings. In anticipation of a determination of the amount and a positive shareholder declaration, an estimate of the amount that would be due was made. The estimated amount was loaned by the Company to Fresenius AG with any distribution of earnings to be utilized to reduce the receivable from Fresenius AG. During 1998, the $4,062 distribution of earnings was subsequently applied against the receivable by the Company.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     In connection with certain acquisitions made during 1997, a subsidiary of the Company issued convertible investment securities (Wandel-GenuSSrechte) with a nominal value of $67,584. The convertible investment securities, which were non-voting, carried a cumulative dividend rate between 6.12% and 6.25% payable only out of legally available earnings of FMC AG and were redeemable ten years from the date of issuance. The Company and the convertible investment security holders also entered into agreements which permitted the Company to exchange, and under certain circumstances permitted the convertible investment security holders to request that the Company exchange, the convertible investment securities solely at the Company's option, for cash or for Preference shares or other specified securities of equal value. As the Company had the unilateral ability to exchange the convertible investment securities for Preference shares and the Preference shares represent permanent equity, the Company had classified the convertible investment securities within shareholders' equity. During the year ended December 31, 1998, a decision was made to redeem a portion of these securities for cash rather than exchange such securities for Preference shares. A total of approximately $61,725 nominal amount of these securities was redeemed during the year ended December 31, 1998. Approximately $5,859 nominal amount of these securities remained outstanding at year-end 1998. At December 31, 1998, it was the intent of the Company to redeem the remaining securities for cash during 1999 and therefore the Company reclassified such amounts as liabilities. These securities were subsequently redeemed for cash during the fourth quarter of 1999.

     The following table is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations. Stock options granted under the FMC 1998 Plan 2 are subject to performance criteria. At December 31, 1999, the performance criteria for the 1998 and 1999 stock options granted had not been met. Therefore, the stock options granted have been excluded from the diluted earnings per share computations. On May 30, 2000, the Company's shareholders approved a change to the FMC 98 Plan 2 whereby the impact of the special charge for the Settlement (see Note 2) was excluded from the Company's performance criteria relative to the EBIT growth requirements in the plan. Therefore, at December 31, 2000, the performance criteria had been met and the stock options granted are included in the diluted earnings per share computation for 2000.

                                                             2000          1999          1998
                                                          -----------   -----------   -----------
Numerators:
Income (loss) from continuing operations before
  cumulative effect of accounting change................  $   212,075   $  (248,544)  $   131,617
less:
  Distributions on convertible investment securities....           --            --        (2,752)
  Dividend arrearages on Preference shares for 1996,
     declared and paid in 1998..........................           --            --          (974)
  Preference on Preference shares.......................       (1,056)           --          (513)
                                                          -----------   -----------   -----------
Income (loss) available to Preference shares only.......       (1,056)           --        (1,487)
Income (loss) from continuing operations before
  cumulative effect of accounting change available to
  all class of shares...................................  $   211,019   $  (248,544)  $   127,378
                                                          ===========   ===========   ===========
Loss from discontinued operations, net..................           --            --      (105,897)
Cumulative effect of accounting change..................           --            --        (6,589)

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             2000          1999          1998
                                                          -----------   -----------   -----------
Denominators:
Weighted average number of:
  Ordinary shares outstanding...........................   70,000,000    70,000,000    70,000,000
  Preference shares outstanding.........................   19,002,118     9,023,341     9,023,341
                                                          -----------   -----------   -----------
  Total weighted average shares outstanding.............   89,002,118    79,023,341    79,023,341
  Potentially dilutive Preference shares................      302,824            --         2,522
                                                          -----------   -----------   -----------
  Total weighted average shares outstanding assuming
     dilution...........................................   89,304,942    79,023,341    79,025,863
  Total weighted average Preference shares outstanding
     assuming dilution..................................   19,304,942     9,023,341     9,025,863
Basic income (loss) from continuing operations before
  cumulative effect of accounting change per Ordinary
  share.................................................  $      2.37   $     (3.15)  $      1.62
Plus Preference and declared dividend arrearages per
  Preference share......................................         0.06          0.00          0.16
                                                          -----------   -----------   -----------
Basic income (loss) from continuing operations before
  cumulative effect of accounting change per Preference
  share.................................................  $      2.43   $     (3.15)  $      1.78
                                                          ===========   ===========   ===========
Fully diluted income (loss) from continuing operations
  before cumulative effect of accounting change per
  Ordinary share........................................         2.36         (3.15)         1.62
Plus Preference and declared dividend arrearages per
  Preference share assuming dilution....................         0.06          0.00          0.16
                                                          -----------   -----------   -----------
Fully diluted income (loss) from continuing operations
  before cumulative effect of accounting change per
  Preference share......................................  $      2.42   $     (3.15)  $      1.78
                                                          ===========   ===========   ===========
Basic and fully diluted loss from discontinued
  operations per Ordinary and Preference share..........         0.00          0.00         (1.34)
Basic and fully diluted accumulative effect of
  accounting change per Ordinary and Preference share...         0.00          0.00         (0.08)

17. STOCK OPTIONS

     In connection with the formation of Fresenius Medical Care in 1996, certain options outstanding under stock option plans of W.R. Grace and FUSA were exchanged, for equivalent options with respect to FMC Ordinary shares (the "FMC Rollover Plan").

     The resulting total number of shares issuable upon exercise of options under the FMC Rollover Plan at the formation of FMC, September 30, 1996, was approximately 333,000. No additional Ordinary shares are available for granting of options under the FMC Rollover Plan. The Ordinary shares issuable upon exercise of FMC Rollover options were issued to Fresenius AG which is holding the shares pending exercise of the options. Fresenius AG has agreed, with respect to the Ordinary shares underlying options related to W.R. Grace common stock, to not exercise voting power over such Ordinary shares and to return any dividends paid. Upon exercise of any of the FMC Rollover options, the exercise price will be paid to the Company and Fresenius AG will deliver the Ordinary shares to the option holder. Upon cancellation or expiration without exercise of options formerly relating to W.R. Grace common stock, the underlying Ordinary shares held by Fresenius AG will be transferred to FMC at no cost to it. Upon cancellation or expiration without exercise of options formerly relating to FUSA common stock, the underlying Ordinary shares will revert to Fresenius AG.

     During the year ended December 31, 2000, 34,337 FMC Rollover Plan options were exercised by employees. In connection therewith, Fresenius AG transferred 11,446 Ordinary shares to employees and

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

remitted $247 to the Company. During the same period, 7,643 options were canceled. At December 31, 2000, the $247 has been accounted for as a capital contribution within additional paid in capital. Rollover plan options for 182,006 Ordinary ADSs were exercisable as of December 31, 2000 at an weighted average exercise price of $7.88.

  FMC PLAN

     Immediately prior to the formation of Fresenius Medical Care, FMC adopted a stock incentive plan (the "FMC Plan") for FMC's key management and executive employees. Under the FMC Plan, eligible employees will have the right to acquire Preference shares of the Company. Awards under the FMC Plan are evidenced by a non-transferable convertible bond and corresponding non-recourse loan to the employee, secured solely by the bond with which it was made. The Company has the right to offset its obligation on a convertible bond against the employee obligation on the related loan; therefore, the convertible bond obligations and employee loan receivables are not reflected the Company's consolidated financial statements. The bonds mature in ten years and are generally fully convertible after three or five years. Each convertible bond, which is DM denominated, entitles the holder thereof, upon payment of a conversion price equal to the fair market value of the Preference shares on the award date, to convert the bond into a number of ADSs representing Preference shares equal to the face amount of the bond divided by the Preference shares' nominal value (DM5 per Preference share).

     The following table shows the number of Preference shares available and the average price range (in $) for the FMC Plan.

                                                                      AVERAGE
                                                     SHARES         PRICE RANGE
                                                 --------------    --------------
                                                 (IN THOUSANDS)
FMC Plan
Balance at December 31, 1997...................       827          $55.59 - 78.33
     Forfeited.................................       723           55.59 - 78.33
                                                      ---          --------------
Balance at December 31, 1998...................       104           55.59 - 78.33
     Forfeited.................................        10           55.59 - 78.33
                                                      ---          --------------
Balance at December 31, 1999...................        94           55.59 - 78.33
                                                      ---          --------------
     Forfeited.................................        26           55.59 - 78.33
                                                      ---          --------------
Balance at December 31, 2000...................        68          $55.59 - 78.33
                                                      ===          ==============
Exercisable at December 31, 2000...............        68          $55.59 - 78.33
                                                      ===          ==============

  FMC 98 PLAN 1 AND PLAN 2

     During 1998, the Company adopted two new stock incentive plans ("FMC 98 Plan 1" and "FMC 98 Plan 2") for FMC's key management and executive employees. Under FMC 98 Plan 1, eligible employees have the right to acquire Preference shares of the Company. Grants for these rights (the "Grants") under FMC 98 Plan 1 will be evidenced by a non-transferable convertible bond and corresponding non-recourse loan to the employee, secured solely by the bond with which it was made. The Company has the right to offset its obligation on a convertible bond against the employee obligation on the related loan; therefore, the convertible bond obligations and employee loan receivables are not reflected in the Company's consolidated financial statements. The bonds mature in ten years and are generally fully convertible after three years. Each convertible bond, which is DM denominated, entitles the holder thereof, upon payment of a conversion price equal to the fair market value of the Preference shares one day after the grant date,

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

to convert the bond into a number of Preference shares equal to the face amount of the bond divided by the Preference shares' nominal value (DM5 per Preference share). FMC 98 Plan 1 was subsequently amended 1999 and 2000 to increase the number of Preference shares available for issuance pursuant to grants under FMC 98 Plan 1 by 450,000 and 660,000 shares, respectively. The maximum number of Preference shares that may be issued under this plan is 2,443,333 less any shares issued, or subject to issue, under the FMC Plan. Any shares available due to forfeiture of Grants under the FMC Plan would be considered available under FMC 98 Plan 1 as long as the total Preference shares issued under both plans does not exceed the 2,443,333 shares noted above.

     Under FMC 98 Plan 2, eligible employees have the right to acquire Preference shares (the "Options") of the Company. The share price of the Preference share shall be equal to the average of the official daily quotation prices of the Preference shares on the Frankfurt Stock Exchange on the thirty days (30) of trading immediately prior to the date of grant of the award. One third of an option vests on each of the second, third and fourth anniversary of the award date, provided that the Company achieves certain performance criteria for the full fiscal year following the grant date in comparison to its performance for the full fiscal year preceding the grant date. On May 30, 2000, the Company's shareholders approved a change to the FMC 98 Plan 2 whereby the impact of the special charge for Settlement (see Note 2) was excluded from the Company's performance criteria relative to the EBIT growth requirements in the plan. The term of FMC 98 Plan 2 is five years and not more than 20% of the total options available under the plan may be issued in any year. Options granted under FMC 98 Plan 2 have a 10-year term. The maximum number of Preference shares that may be issued under this plan is 2,500,000 shares, of which 500,000 are designated for Management Board members and 2,000,000 are for other managerial staff. Each option is exercisable into one Preference share.

     The following table shows the number of Preference shares available and the average price range (in $ and E) for FMC 98 Plan 1 and FMC 98 Plan 2.

                                                              AVERAGE           AVERAGE
                                             SHARES         PRICE RANGE       PRICE RANGE
                                         --------------    --------------    --------------
                                         (IN THOUSANDS)
FMC 98 Plan 1
Balance at December 31, 1997...........         --
  Granted..............................      1,024         E42.44 - 56.24    $39.49 - 52.33
                                             -----         --------------    --------------
Balance at December 31, 1998...........      1,024          42.44 - 56.24     39.49 - 52.33
                                             -----         --------------    --------------
  Granted..............................        572                  32.90             30.61
  Forfeited............................        140          32.90 - 56.24     30.61 - 52.33
                                             -----         --------------    --------------
Balance at December 31, 1999...........      1,456          32.90 - 56.24     30.61 - 52.33
                                             -----         --------------    --------------
  Granted..............................        653          40.70 - 49.00     37.87 - 45.59
  Exercised............................         10          32.90 - 42.44     30.61 - 39.49
  Forfeited............................        303          32.90 - 56.24     30.61 - 52.33
                                             -----         --------------    --------------
Balance at December 31, 2000...........      1,796         E32.90 - 56.24    $30.61 - 52.33
                                             =====         ==============    ==============
Exercisable at December 31, 2000.......        660         E32.90 - 56.24    $30.61 - 52.33
                                             =====         ==============    ==============

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              AVERAGE           AVERAGE
                                             SHARES         PRICE RANGE       PRICE RANGE
                                         --------------    --------------    --------------
                                         (IN THOUSANDS)
FMC 98 Plan 2
Balance at December 31, 1997...........         --
  Granted..............................        258         E        44.66    $        41.56
                                             -----         --------------    --------------
Balance at December 31, 1998...........        258                  44.66             41.56
                                             -----         --------------    --------------
  Granted..............................        297                  32.41             30.16
  Forfeited............................          5          32.41 - 44.66     30.16 - 41.56
Balance at December 31, 1999...........        550          32.41 - 44.66     30.16 - 41.56
                                             -----         --------------    --------------
  Granted..............................        321                  47.64             44.33
  Exercised............................          7                  44.66             41.56
  Forfeited............................         40          32.41 - 47.64     30.16 - 44.33
                                             -----         --------------    --------------
Balance at December 31, 2000...........        824         E32.41 - 47.64    $30.16 - 44.33
                                             =====         ==============    ==============
Exercisable at December 31, 2000.......         78         E        44.66    $        41.56
                                             =====         ==============    ==============

     Proceeds totaling $638 from exercise of 17,393 shares under FMC 98 Plan 1 and FMC 98 Plan 2 in 2000 were recorded as a capital contribution.

  FAIR VALUE STOCK OPTIONS

     The per share weighted-average fair value of stock options granted during 2000, 1999 and 1998 was $16.76, $13.06 and $14.20, respectively, on the date of the grant using the Black-Scholes option-pricing model with the weighted-average assumptions presented below.

                                                       2000         1999         1998
                                                     ---------    ---------    ---------
Weighted-average assumptions:
  Expected dividend yield..........................       1.50%        1.00%        1.75%
  Risk-free interest rate..........................       5.50%        5.56%        4.26%
  Expected volatility..............................      40.00%       35.00%       35.00%
  Expected life of option..........................  5.3 years    5.3 years    5.3 years

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The Company applies APB Opinion No. 25 in accounting for stock compensation and, accordingly, recognized compensation expense of approximately $3,980 for stock options granted in 2000,1999 and 1998. No compensation cost has been recognized in 1998 and 1997 for stock options in the consolidated financial statements. Prior to 1998, no stock options had been granted which would have resulted in significant compensation costs under SFAS No. 123. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                       2000        1999        1998
                                                     --------    ---------    -------
Net income (loss)
  As reported......................................  $212,075    $(248,544)   $19,131
  Effect of FMC Plan benefit (expense).............      (295)        (247)     1,726
  Effect of FMC 98 Plans (expense).................    (3,581)      (2,253)    (2,967)
  Effect of 1999 option grants.....................        25         (615)
  Effect of 2000 option grants.....................    (4,242)
                                                     --------    ---------    -------
  Pro forma........................................  $203,982    $(251,659)   $17,890
Basic net income (loss) per:
  Ordinary share
     As reported...................................  $   2.37    $   (3.15)   $  0.20
     Pro forma.....................................  $   2.28    $   (3.19)   $  0.18
  Preference share
     As reported...................................  $   2.43    $   (3.15)   $  0.36
     Pro forma.....................................  $   2.34    $   (3.19)   $  0.34
Fully diluted net income (loss) per:
  Ordinary share
     As reported...................................  $   2.36    $   (3.15)   $  0.20
     Pro forma.....................................  $   2.27    $   (3.19)   $  0.18
  Preference share
     As reported...................................  $   2.42    $   (3.15)   $  0.36
     Pro forma.....................................  $   2.33    $   (3.19)   $  0.34

     The Company revised its estimates of compensation costs for the FMC Plan due to the large amount of forfeitures and cancellations that occurred in 1998. This resulted in a significant reduction in the pro forma compensation cost for 1998 relating to the FMC Plan. The pro forma compensation cost relating to options still outstanding at December 31, 1998 was $348. This amount has been included in determining the total compensation benefit for the FMC Plan for 1998.

18. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases buildings and machinery and equipment under various lease agreements expiring on dates through 2010. Rental expense recorded for operating leases for the years ended December 31, 2000, 1999, and 1998 was $192,910, $160,624, and $122,459, respectively.

     In September 2000, FMCH entered into an amended operating lease agreement with a bank that covers approximately $65,165 of equipment in its dialyzer manufacturing facility in Ogden, Utah. The agreement has a basic term expiration date of January 1, 2010, renewal options and a purchase option at the greater of 20% of the original cost or the fair market value.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Future minimum rental payments under noncancelable operating leases for the five years succeeding December 31, 2000 are:

2001......................................................  $129,883
2002......................................................   109,491
2003......................................................    96,331
2004......................................................   122,673
2005......................................................    57,534
Thereafter................................................   110,935
                                                            --------
                                                            $626,847
                                                            ========

LEGAL PROCEEDINGS

  COMMERCIAL INSURER LITIGATION

     In 1997, FMCH, NMC, and certain named NMC subsidiaries were served with a civil complaint filed by Aetna Life Insurance Company in the U.S. District Court for the Southern District of New York. The lawsuit alleges inappropriate billing practices for nutritional therapy, diagnostic and clinical laboratory tests and misrepresentations. In April 1999, Aetna amended its complaint to include its affiliate, Aetna U.S. Healthcare, Inc., as an additional plaintiff, and to make certain other limited changes in its pleading. The amended complaint seeks unspecified damages and costs. In February 2000, FMCH was served with a similar complaint filed by Connecticut General Life Insurance Company, Equitable Life Assurance Society for the United States, Cigna Employee Benefits Services, Inc. and Guardian Life Insurance Company of America, Inc. (Connecticut General Life Insurance Company et al v. National Medical Care et al, 00-Civ-0932) seeking unspecified damages and costs. The Company, FMCH, NMC and its subsidiaries believe that there are substantial defenses to the claims asserted, and intend to vigorously defend both lawsuits. Other private payors have contacted FMCH and may assert that NMC received excess payment and, similarly, may join either lawsuit or file their own lawsuit seeking reimbursement and other damages.

     FMCH has filed counterclaims against the plaintiffs in these matters based on inappropriate claim denials and delays in claim payments.

     Although the ultimate outcome on the Company of these proceedings cannot be predicted at this time, an adverse result could have a material adverse effect on the Company's business, financial condition and result of operations.

  OBRA 93

     The Omnibus Budget Reconciliation Act of 1993 affected the payment of benefits under Medicare and employer health plans for dual-eligible ESRD patients. In July 1994, the Health Care Financing Administration issued an instruction to Medicare claims processors to the effect that Medicare benefits for the patients affected by that act would be subject to a new 18-month "coordination of benefits" period. This instruction had a positive impact on National Medical Care's dialysis revenues because, during the 18-month coordination of benefits period, patients' employer health plans were responsible for payment, which was generally at rates higher than those provided under Medicare.

     In April 1995, the Health Care Financing Administration issued a new instruction, reversing its original instruction in a manner that would substantially diminish the positive effect of the original instruction on National Medical Care's dialysis business. The Health Care Financing Administration further proposed that its new instruction be effective retroactive to August 1993, the effective date of the Omnibus Budget Reconciliation Act of 1993.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     National Medical Care ceased to recognize the incremental revenue realized under the original instruction as of July 1, 1995, but it continued to bill employer health plans as primary payors for patients affected by the Omnibus Budget Reconciliation Act of 1993 through December 31, 1995. As of January 1, 1996, National Medical Care commenced billing Medicare as the primary payor for dual eligible ESRD patients affected by the act, and then began to re-bill in compliance with the revised policy for services rendered between April 24 and December 31, 1995.

     On May 5, 1995, National Medical Care filed a complaint in the U.S. District Court for the District of Columbia (National Medical Care, Inc. and Bio-Medical Applications of Colorado, Inc. d/b/a Northern Colorado Kidney Center
v. Shalala, C.A. No.95-0860 (WBB)) seeking to preclude the Health Care Financing Administration from retroactively enforcing its April 24, 1995 implementation of the Omnibus Budget Reconciliation Act of 1993 provision relating to the coordination of benefits for dual eligible ESRD patients. On May 9, 1995, National Medical Care moved for a preliminary injunction to preclude the Health Care Financing Administration from enforcing its new policy retroactively, that is, to billing for services provided between August 10, 1993 and April 23, 1995. On June 6, 1995, the court granted National Medical Care's request for a preliminary injunction and in December of 1996, National Medical Care moved for partial summary judgment seeking a declaration from the Court that the Health Care Financing Administration's retroactive application of the April 1995 rule was legally invalid. The Health Care Financing Administration cross-moved for summary judgement on the grounds that the April 1995 rule was validly applied prospectively. In January 1998, the court granted National Medical Care's motion for partial summary judgment and entered a declaratory judgment in favor of National Medical Care, holding the Health Care Financing Administration's retroactive application of the April 1995 rule legally invalid. Based on its finding, the Court also permanently enjoined the Health Care Financing Administration from enforcing and applying the April 1995 rule retroactively against National Medical Care. The Court took no action on the Health Care Financing Administration's motion for summary judgement pending completion of the outstanding discovery. On October 5, 1998, National Medical Care filed its own motion for summary judgement requesting that the Court declare the Health Care Financing Administration's prospective application of the April 1995 rule invalid and permanently enjoin the Health Care Financing Administration from prospectively enforcing and applying the April 1995 rule. The Court has not yet ruled on the parties' motions. The Health Care Financing Administration elected not to appeal the Court's June 1995 and January 1998 orders. The Health Care Financing Administration may, however, appeal all rulings at the conclusion of the litigation. If the Health Care Financing Administration should successfully appeal so that the revised interpretation would be applied retroactively, National Medical Care may be required to refund the payments received from employer health plans for services provided after August 10, 1993 under the Health Care Financing Administration's original implementation, and to re-bill Medicare for the same services, which could result in a loss to National Medical Care of approximately $120 million attributable to all periods prior to December 31, 1995. Also, in this event, the business, financial condition and results of operations would be materially adversely affected.

  OTHER LITIGATION AND POTENTIAL EXPOSURES

     From time to time, the Company is a party to or may be threatened with other litigation arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company's defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters. The ultimate outcome of these matters is not expected to materially affect the Company's financial position, results of operations or cash flows.

     The Company, like other health care providers, conducts its operations under intense government regulation and scrutiny. The Company must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

dialysis clinics, and environmental and occupational health and safety. The Company must also comply with the U.S. anti-kickback statute, the False Claims Act, the Stark Law, and other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company's or the manner in which the Company conduct its business. In the U.S., enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence "whistle blower" actions. By virtue of this regulatory environment, as well as our corporate integrity agreement with the government, the Company expects that its business activities and practices will continue to be subject to extensive review by regulatory authorities and private parties and continuing inquiries, claims and litigation relating to its compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of "whistle blower" actions, which are initially filed under court seal.

     The Company operates a large number of facilities throughout the U.S. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliate companies. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of these employees. On occasion, the Company may identify instances where employees, deliberately or inadvertently, have submitted inadequate or false billings. The actions of such persons may subject the Company and its subsidiaries to liability under the False Claims Act, among other laws, and the Company cannot predict whether law enforcement authorities may use such information to initiate further investigations of the business practices disclosed or any of its other business activities.

     Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker's compensation or related claims, many of which involve large claims and significant defense costs. The Company has been subject to these suits due to the nature of its business and the Company expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, the Company cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon the Company and the results of its operations. Any claims, regardless of their merit or eventual outcome, also may have a material adverse effect on the Company's reputation and business.

     The Company has also had claims asserted against it and has had lawsuits filed against it relating to businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has asserted its own claims, and claims for indemnification. Although the ultimate outcome on the Company cannot be predicted at this time, an adverse result could have a material adverse effect upon the Company's business, financial condition, and results of operations.

 CONTINGENT NON-NMC LIABILITIES OF W. R. GRACE & CO. (NOW KNOWN AS FRESENIUS MEDICAL CARE HOLDINGS, INC.)

     The Company was formed as a result of a series of transactions pursuant to the Agreement and Plan of Reorganization (the "Merger") dated as of February 4, 1996 by and between W.R. Grace & Co. ("Grace") and Fresenius AG. In connection with the Merger, W.R. Grace & Co.-Conn. ("Grace Chemicals") agreed to indemnify the Company and NMC against all liabilities of the Company and its successors, whether relating to events occurring before or after the Merger, other than liabilities arising

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

from or relating to NMC operations. The Company may be contingently liable for certain liabilities with respect to pre-Merger matters that are not related to NMC operations. Grace Chemicals has filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. If Grace Chemicals' indemnity obligation is terminated or limited as a result of this bankruptcy proceeding, and the Company is held liable for pre-Merger obligations of Grace Chemicals, the Company's business, financial condition, and results of operations may be adversely affected.

     On September 28, 2000, Mesquita, et al. v. W. R. Grace & Company, et al. (Sup. Court of Calif., S.F. County, #315465) was filed by plaintiffs claiming to be creditors of Grace Chemicals as a class action against Grace Chemicals, certain U.S. affiliates of the Company, and other defendants, principally alleging that the Merger was a fraudulent transfer, violated the uniform fraudulent transfer act, and constituted a conspiracy. An amended complaint (Abner et al. v. W. R. Grace & Company, et al.) and an additional class action (Woodward v. Sealed Air Corporation, et al, USDC Boston, No. 01 10547 PBS), were filed subsequently with substantially similar allegations. The Company has requested indemnification from Grace Chemicals pursuant to the Merger agreement. If the Merger is determined to have been a fraudulent transfer, if material damages are proved by the plaintiff, and if the Company is not able to collect, in whole or in part on the indemnity, a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that no fraudulent transfer or conspiracy occurred and intends to defend the case vigorously.

     Were events to violate the tax-free nature of the Merger, the resulting tax liability would be the obligation of the Company. Subject to representations by Grace Chemicals, the Company and Fresenius AG, Grace Chemicals has agreed to indemnify the Company for such a tax liability. If the Company was not able to collect on the indemnity, the tax liability would have a material adverse effect on the Company's business, the financial condition of the Company and the results of operations.

19. FINANCIAL INSTRUMENTS

MARKET RISK

     The Company is exposed to market risk from changes in interest rates and foreign exchange rates. In order to manage the risk of interest rate and currency exchange rate fluctuations, the Company enters into various hedging transactions with investment grade financial institutions as authorized by the Company's Management Board. The Company does not use financial instruments for trading purposes.

  FOREIGN EXCHANGE RISK MANAGEMENT

     The Company conducts business on a global basis in several international currencies. As such, it is exposed to movements in foreign currency exchange rates. The Company enters into foreign exchange forward and option contracts to reduce certain currency exposures. The Company hedges only those currency exposures associated with certain nonfunctional currency assets and liabilities.

     Gains and losses on the contracts are included in selling, general and administrative expenses and offset foreign exchange gains or losses from the revaluation of intercompany balances or other assets and liabilities denominated in currencies other than the functional currency of the reporting entity. The Company's forward currency contracts generally range from 1 to 36 months in original maturity. Foreign

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

exchange contracts outstanding, their unrealized gains and losses and the related credit exposure of all contracts with unrealized gains as of December 31, 2000 are summarized as follows:

                                                     CONTRACT    UNREALIZED      CREDIT
                                                      AMOUNT     GAIN/(LOSS)    EXPOSURE
                                                     --------    -----------    --------
Purchases of currencies against U.S. dollar........  $490,438      $22,174      $22,174
Sales of currencies against U.S. dollar............     6,836           74           77
Sales of other currencies against euro.............    61,005        3,149        3,180
Purchases of other currencies against euro.........    11,975         (128)           1
                                                     --------      -------      -------
Total..............................................  $570,254      $25,269      $25,432
                                                     ========      =======      =======

     The Company's foreign exchange contracts contain credit risk in that its bank counterparties may be unable to meet the terms of the agreements. The potential risk of loss with any one party resulting from this type of credit risk is monitored. Management does not expect any material losses as a result of default by other parties.

  INTEREST RATE RISK MANAGEMENT

     The Company enters into derivatives, particularly interest rate swaps, to protect interest rate exposures arising from long-term and short-term borrowings and accounts receivable securitization programs at floating rates by effectively swapping them into fixed rates. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional amount.

     Interest rate hedging contracts outstanding as of December 31, 2000 and 1999 are summarized in the following table.

                                                          2000                      1999
                                                 ----------------------    ----------------------
                                                  NOTIONAL      CREDIT      NOTIONAL      CREDIT
                                                   AMOUNT      EXPOSURE      AMOUNT      EXPOSURE
                                                 ----------    --------    ----------    --------
U.S. dollar interest rate swaps................  $1,050,000       $0       $1,350,000     $3,766
Forward starting dollar interest rate
  derivatives..................................  $        0       $0       $  250,000     $7,612
Yen interest rate swap.........................  $    8,703       $0       $        0     $    0

     The notional amounts of derivatives do not represent amounts exchanged by the parties and, thus, are not a measure of credit exposure. The amounts exchanged are determined by reference to the notional amounts and the other terms of the derivatives.

     FMC is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations. The current credit exposure of derivatives is represented by the fair value of contracts with a positive fair value at the reporting date.

     The Company had receive-variable/pay-fixed swaps with nominal amounts of $1,050,000 and Japanese Yen 1,000,000 with average pay rates of 6.52% and 3.10%, respectively, as of December 31, 2000.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 2000 and 1999. FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                                          2000                    1999
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   AMOUNT      VALUE       AMOUNT      VALUE
                                                  --------    --------    --------    --------
Nonderivatives
Assets
  Cash and cash equivalents.....................  $ 64,577    $ 64,577    $ 34,760    $ 34,760
  Receivables...................................   753,674     753,674     667,739     667,739
  IDPN receivables..............................     5,189       5,189      59,151      59,151
Liabilities
Accounts payable................................   281,197     281,197     282,573     282,573
  Income taxes payable..........................   117,572     117,572      78,438      78,438
  Debt..........................................   826,063     826,063     801,260     801,260
  Trust Preferred Securities....................   952,727     897,827     964,103     944,044
Derivatives:
  Foreign exchange contracts....................    12,197      25,269      (4,384)    (14,783)
  U.S. dollar interest rate hedges..............         0     (24,619)          0       9,242
  Yen interest rate hedges......................         0        (527)          0           0

     The carrying amounts in the table are included in the statement of financial position under the indicated captions, except for derivative asset amounts, which are included in other assets.

  ESTIMATION OF FAIR VALUES

     The significant methods and assumptions used in estimating the fair values of financial instruments are as follows:

     Short-term financial instruments are valued at their carrying amounts included in the statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach applies to cash and cash equivalents, receivables, accounts payable and income taxes payable.

     Because the Company's long-term bank debt represents borrowings from a syndicated bank credit facility, the long-term bank debt is valued at its carrying amount because the actual drawings under the facility carry interest on a variable basis which reflects actual money market conditions, plus specific margins which represent Company-related performance ratios as well as the entire set of terms and conditions including covenants as determined in the credit agreement.

     The fair value of the Trust Preferred Securities is based upon market quotes.

     The fair value of derivatives generally reflects the estimated amounts that the Company would receive or pay to terminate the contracts at the reporting date, thereby taking into account the current unrealized gains or losses of open contracts. Dealer quotes are available for all of the Company's derivatives.

20. BUSINESS SEGMENT INFORMATION

     Effective January 1, 1998, Fresenius Medical Care AG (1) reorganized its reporting structure to conform to the manner in which the Company is managed and
(2) adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes the standards for

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. FMC's chief operating decision maker is the Chief Executive Officer. The accounting policies of the operating segments are the same as those the Company uses in preparing its consolidated financial statements.

     Commencing with the period ended March 31, 1999, the Company has identified three segments, North America, International, and Asia Pacific, which were determined based upon how the Company manages its businesses. All segments are primarily engaged in providing kidney dialysis and manufacturing and distributing products and equipment for the treatment of end-stage renal disease. Additionally, the North America segment engages in performing clinical laboratory testing and renal diagnostic services. The Company has aggregated the International and Asia Pacific operating segments as "International." The segments are aggregated due to their similar economic characteristics. These characteristics include the same products sold, the same type patient population, similar methods of distribution of products and services and similar economic environments.

     Management evaluates each segment using a measure that reflects all of the segment's controllable revenues and expenses. Management believes that the most appropriate measure in this regard is earnings before interest and taxes (EBIT). In addition to EBIT, management believes that earnings before interest, taxes, depreciation and amortization (EBITDA) is helpful for investors as a measurement of the segment's and the Company's ability to generate cash and to service its financing obligations. EBITDA is also the basis for determining compliance with certain covenants contained in the Company's principal senior bank credit agreement and indentures relating to the Trust Preferred Securities. Management has excluded the effects of the special charge in the calculation of EBIT and EBITDA in 1999.

     EBITDA should not be construed as an alternative to net earnings determined in accordance with generally accepted accounting principles or to cash flow from operations, investing activities or financing activities or as a measure of cash flows. The Company believes its EBIT calculation is the functional equivalent of operating income. Because EBITDA and EBIT are not calculated consistently by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.

     Approximately 40% of the Company's worldwide revenue is derived from sources subject to regulations under U.S. governmental programs.

     Information pertaining to the Company's two business segments is set forth below:

                                                         NORTH
                                                        AMERICA      INTERNATIONAL    CORPORATE      TOTAL
                                                       ----------    -------------    ---------    ----------
2000
  Net revenue external customers.....................  $3,083,095     $1,118,243      $     --     $4,201,338
  Inter-segment revenue..............................       2,226         36,677       (38,903)
                                                       ----------     ----------      --------     ----------
  Total net revenue..................................   3,085,321      1,154,920       (38,903)     4,201,338
                                                       ----------     ----------      --------     ----------

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                         NORTH
                                                        AMERICA      INTERNATIONAL    CORPORATE      TOTAL
                                                       ----------    -------------    ---------    ----------
  EBITDA.............................................  $  645,549     $  269,943      $ (1,825)    $  913,667
  Depreciation and amortization......................    (222,495)       (68,733)       (1,626)      (292,854)
                                                       ----------     ----------      --------     ----------
  EBIT...............................................     423,054        201,210        (3,451)       620,813
                                                       ----------     ----------      --------     ----------
  Segment assets.....................................   4,571,069      1,375,526        32,358      5,978,953
  Capital expenditures and acquisitions(1)...........     228,177        274,290           100        502,567
1999
  Net revenue external customers.....................  $2,807,186     $1,033,243      $     --     $3,840,429
  Inter-segment revenue..............................       4,195         42,853       (47,048)            --
                                                       ----------     ----------      --------     ----------
  Total net revenue..................................   2,811,381      1,076,096       (47,048)     3,840,429
                                                       ----------     ----------      --------     ----------
  EBITDA.............................................     611,478        243,373       (10,429)       844,422
  Depreciation and amortization......................    (217,584)       (64,674)       (1,950)      (284,208)
                                                       ----------     ----------      --------     ----------
  EBIT...............................................     393,894        178,699       (12,379)       560,214
                                                       ----------     ----------      --------     ----------
  Segment assets.....................................   4,653,058      1,064,108        35,217      5,752,383
  Capital expenditures and acquisitions(2)...........     146,498        114,774           330        261,602
1998
  Net revenue external customers.....................  $2,562,603     $  943,073      $     --     $3,505,676
  Inter-segment revenue..............................       2,159         43,476       (45,635)            --
                                                       ----------     ----------      --------     ----------
  Total net revenue..................................   2,564,762        986,549       (45,635)     3,505,676
                                                       ----------     ----------      --------     ----------
  EBITDA.............................................     548,986        227,789        (8,813)       767,962
  Depreciation and amortization......................    (214,940)       (62,362)       (1,682)      (278,984)
                                                       ----------     ----------      --------     ----------
  EBIT...............................................     334,046        165,427       (10,495)       488,978
                                                       ----------     ----------      --------     ----------
  Segment assets.....................................   4,630,168        961,972        87,279      5,679,419
  Capital expenditures and acquisitions(3)...........     202,983        177,886           761        381,630

---------------
(1) International acquisitions exclude $13,614 of non-cash acquisitions for 2000

(2) International acquisitions exclude $9,462 of non-cash acquisitions for 1999

(3) North America acquisitions exclude $41,805 of non-cash acquisitions for 1998

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    2000         1999         1998
                                                  ---------    ---------    ---------
Reconciliation of measures to consolidated
  totals
  Total EBITDA of reporting segments............  $ 915,492    $ 854,851    $ 776,775
  Total depreciation and amortization...........   (292,854)    (284,208)    (278,984)
  Special charge for Settlement.................         --     (601,000)          --
  Corporate expenses............................     (1,825)     (10,429)      (8,813)
  Interest expense..............................   (195,569)    (226,218)    (228,182)
  Interest expense on obligation related to
     Settlement.................................    (29,947)          --           --
  Interest income...............................      9,411        8,094        8,641
                                                  ---------    ---------    ---------
  Total income (loss) from continuing operations
     before income taxes, minority interest and
     cumulative effect of accounting change.....  $ 404,708    $(258,910)   $ 269,437
                                                  =========    =========    =========
  Total EBIT of reporting segments..............    624,264      572,593      499,473
  Special charge for Settlement.................         --     (601,000)          --
  Corporate expenses............................     (3,451)     (12,379)     (10,495)
  Interest expense..............................   (195,569)    (226,218)    (228,182)
  Interest expense on obligation related to
     Settlement.................................    (29,947)          --           --
  Interest income...............................      9,411        8,094        8,641
                                                  ---------    ---------    ---------
  Total income (loss) from continuing operations
     before income taxes, minority interest and
     cumulative effect of accounting change.....  $ 404,708    $(258,910)   $ 269,437
                                                  =========    =========    =========
Depreciation and amortization
  Total depreciation and amortization of
     reporting segments.........................    291,228      282,258      277,302
  Corporate depreciation and amortization.......      1,626        1,950        1,682
                                                  ---------    ---------    ---------
  Total depreciation and amortization...........  $ 292,854    $ 284,208    $ 278,984
                                                  =========    =========    =========

     For the geographic presentation, revenues are attributed to specific countries based on the end user's location for products and the country in which the service is provided. Information with respect to the Company's geographic operations is set forth in the table below:

                                                             UNITED
                                                           STATES AND     REST OF
                                               GERMANY       CANADA      THE WORLD      TOTAL
                                               --------    ----------    ---------    ----------
2000
Net revenue external customers...............  $193,857    $3,083,095    $924,386     $4,201,338
Long-lived assets............................    79,670       520,614     294,997        895,281
1999
Net revenue external customers...............  $213,209    $2,807,186    $820,034     $3,840,429
Long-lived assets............................    83,384       483,872     180,041        747,297
1998
Net revenue external customers...............  $203,886    $2,562,603    $739,187     $3,505,676

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

21. SUPPLEMENTARY CASH FLOW INFORMATION

     The following additional information is provided with respect to the Consolidated Financial Statement of Cash Flows:

                                                       2000        1999        1998
                                                     --------    --------    --------
Supplementary cash flow information
  Cash paid for interest...........................  $222,826    $215,836    $207,944
                                                     --------    --------    --------
  Cash paid for income taxes, net..................  $ 44,715    $ 27,954    $ (1,250)
                                                     --------    --------    --------
Supplementary schedule of non-cash investing and
  financing activities
  Issuance of debt.................................  $ 13,613    $  9,462    $     --
                                                     --------    --------    --------
  Issuance of convertible investment securities for
     acquisitions..................................  $     --    $     --    $ 41,805
                                                     --------    --------    --------
Supplemental disclosures of cash flow information
  Details for acquisitions:
  Assets acquired..................................  $346,378    $124,598    $286,413
  Liabilities assumed..............................    52,843      13,186      14,331
  Notes issued in connection with acquisition......    13,613       9,462      41,805
                                                     --------    --------    --------
  Cash paid........................................   279,922     101,950     230,277
  Less cash acquired...............................     5,392         624       7,342
                                                     --------    --------    --------
  Net cash paid for acquisitions...................  $274,530    $101,326    $222,935
                                                     ========    ========    ========

22. SUBSEQUENT EVENTS

     On January 5, 2001, the Company acquired Everest Healthcare Services Corporation ("Everest"), Oak Park, Illinois through a merger of Everest into a subsidiary of the Company for $343 million including Everest's outstanding debt. One third of the purchase price was paid by the issuance of 2,250,000 Preference shares on January 5, 2001. The remainder of the purchase price was paid using the proceeds from the Preference share offerings completed during 2000.

23. SUPPLEMENTAL CONDENSED COMBINING INFORMATION

     FMC Trust Finance S.a.r.l. Luxembourg, a wholly-owned subsidiary of FMC AG, has assumed or issued senior subordinated debt securities which were fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by FMC AG and by D-GmbH, a wholly-owned subsidiary of FMC AG, and by FMCH, a substantially wholly-owned subsidiary of FMC AG (D-GmbH and FMCH being the "Guarantor Subsidiaries"). The following is combining financial information for the Company as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, segregated between FMC AG, D-GmbH, FMCH and each of the Company's other businesses (the "Non-Guarantor Subsidiaries"). For purposes of the condensed combining information, FMC AG and the Guarantor Subsidiaries carry their investments under the equity method. Other (income) expense includes income (loss) related to investments in consolidated subsidiaries recorded under the equity method for purposes of the condensed combining information. In addition, other (income) expense includes income and losses from profit and loss transfer agreements as well as dividends received. Separate financial statements and other disclosures concerning D-GmbH are not presented herein because management believes that they are not material to investors. FMCH is currently subject to the periodic reporting requirements of the

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

United States Securities Exchange Act of 1934, as amended, and in accordance therewith files consolidated financial statements with the United States Securities and Exchange Commission.

     Additionally, as discussed in Note 11, dividends from Fresenius Medical Care Holdings, Inc., a wholly owned subsidiary, are limited as a result of a restriction on dividends from its subsidiary, National Medical Care, Inc., and its subsidiaries. As a result of this restriction, parent company only financial information is presented under the column FMC AG.

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                FOR THE YEAR ENDED DECEMBER 31, 2000
                                            ----------------------------------------------------------------------------
                                                        GUARANTOR SUBSIDIARIES
                                                        ----------------------   NON-GUARANTOR   COMBINING     COMBINED
                                             FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                            ---------   ---------   ----------   -------------   ----------   ----------
Net revenue...............................  $      --   $552,747    $      --     $4,141,565     $(492,974)   $4,201,338
Cost of revenue...........................         --    320,287           --      2,891,592      (477,286)    2,734,593
                                            ---------   --------    ---------     ----------     ---------    ----------
  Gross profit............................         --    232,460           --      1,249,973       (15,688)    1,466,745
                                            ---------   --------    ---------     ----------     ---------    ----------
Operating expenses:
  Selling, general and administrative.....     15,519     88,923           --        714,751        (5,196)      813,997
  Research and development................         --     25,902           --          6,033            --        31,935
                                            ---------   --------    ---------     ----------     ---------    ----------
  Operating (loss) income.................    (15,519)   117,635           --        529,189       (10,492)      620,813
                                            ---------   --------    ---------     ----------     ---------    ----------
Other (income) expense:
  Interest, net...........................     (2,501)     5,917       58,681        155,118        (1,110)      216,105
  Other, net..............................   (286,260)    60,173     (140,459)        38,118       328,428            --
                                            ---------   --------    ---------     ----------     ---------    ----------
Income before income taxes and minority
  interests...............................    273,242     51,545       81,778        335,953      (337,810)      404,708
  Income tax expense (benefit)............     61,167     46,019      (23,472)       155,909       (49,851)      189,772
                                            ---------   --------    ---------     ----------     ---------    ----------
Income before minority interests..........    212,075      5,526      105,250        180,044      (287,959)      214,936
Minority interests........................         --         --           --             --         2,861         2,861
                                            ---------   --------    ---------     ----------     ---------    ----------
Net income................................  $ 212,075   $  5,526    $ 105,250     $  180,044     $(290,820)   $  212,075
                                            =========   ========    =========     ==========     =========    ==========

                                                                FOR THE YEAR ENDED DECEMBER 31, 1999
                                            ----------------------------------------------------------------------------
                                                        GUARANTOR SUBSIDIARIES
                                                        ----------------------   NON-GUARANTOR   COMBINING     COMBINED
                                             FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                            ---------   ---------   ----------   -------------   ----------   ----------
Net revenue...............................  $      --   $556,354    $      --     $3,733,213     $(449,138)   $3,840,429
Cost of revenue...........................         --    348,923           --      2,548,748      (434,516)    2,463,155
                                            ---------   --------    ---------     ----------     ---------    ----------
  Gross profit............................         --    207,431           --      1,184,465       (14,622)    1,377,274
                                            ---------   --------    ---------     ----------     ---------    ----------
Operating expenses:
  Selling, general and administrative.....     13,701     74,149           --        701,719        (4,998)      784,572
  Research and development................         --     24,527           --          7,961            --        32,488
  Special charge for settlement of
     investigations and related costs.....         --         --           --        601,000            --       601,000
                                            ---------   --------    ---------     ----------     ---------    ----------
  Operating (loss) income.................    (13,701)   108,754           --       (126,215)       (9,624)      (40,786)
                                            ---------   --------    ---------     ----------     ---------    ----------
Other (income) expense:
  Interest, net...........................        171      5,604       58,382        153,967            --       218,124
  Other, net..............................    188,727     56,364      291,998             --      (537,089)           --
                                            ---------   --------    ---------     ----------     ---------    ----------
Income (loss) before income taxes and
  minority interests......................   (202,599)    46,786     (350,380)      (280,182)      527,465      (258,910)
  Income tax expense (benefit)............     36,562     43,654      (23,353)       (24,309)      (45,298)      (12,744)
                                            ---------   --------    ---------     ----------     ---------    ----------
Income (loss) before minority interests...   (239,161)     3,132     (327,027)      (255,873)      572,763      (246,166)
Minority interests........................         --         --           --             --         2,378         2,378
                                            ---------   --------    ---------     ----------     ---------    ----------
Net (loss) income.........................  $(239,161)  $  3,132    $(327,027)    $ (255,873)    $ 570,385    $ (248,544)
                                            =========   ========    =========     ==========     =========    ==========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                FOR THE YEAR ENDED DECEMBER 31, 1998
                                            ----------------------------------------------------------------------------
                                                        GUARANTOR SUBSIDIARIES
                                                        ----------------------   NON-GUARANTOR   COMBINING     COMBINED
                                             FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                            ---------   ---------   ----------   -------------   ----------   ----------
Net revenue...............................  $      --   $500,794    $      --     $3,366,884     $(362,002)   $3,505,676
Cost of revenue...........................         --    295,748           --      2,305,855      (358,664)    2,242,938
                                            ---------   --------    ---------     ----------     ---------    ----------
  Gross profit............................         --    205,046           --      1,061,029        (3,338)    1,262,738
                                            ---------   --------    ---------     ----------     ---------    ----------
Operating expenses:
  Selling, general and administrative.....      8,043     87,945           --        648,527        (1,905)      742,610
  Research and development................         --     24,902           --          6,248            --        31,150
                                            ---------   --------    ---------     ----------     ---------    ----------
  Operating (loss) income.................     (8,043)    92,199           --        406,255        (1,433)      488,978
                                            ---------   --------    ---------     ----------     ---------    ----------
Other (income) expense:
  Interest, net...........................     (2,683)     5,461       54,693        162,070            --       219,541
  Other, net..............................   (172,085)    49,804      (84,653)            --       206,934            --
                                            ---------   --------    ---------     ----------     ---------    ----------
  Income from continuing operations before
     income taxes, minority interests and
     cumulative effect of accounting
     change...............................    166,725     36,934       29,960        244,185      (208,367)      269,437
Income tax expense........................     28,431     37,570      (21,877)       115,468       (24,226)      135,366
                                            ---------   --------    ---------     ----------     ---------    ----------
  Income (loss) from continuing operations
     before minority interests and
     cumulative effect of accounting
     change...............................    138,294       (636)      51,837        128,717      (184,141)      134,071
Minority interests........................         --         --           --             --         2,454         2,454
                                            ---------   --------    ---------     ----------     ---------    ----------
  Income (loss) from continuing operations
     before cumulative effect of
     accounting change....................    138,294       (636)      51,837        128,717      (186,595)      131,617
                                            ---------   --------    ---------     ----------     ---------    ----------
Discontinued operations
  Loss from operations of discontinued
     businesses, net......................     (8,669)        --       (8,669)        (8,669)       17,338        (8,669)
  Loss on disposal of discontinued
     businesses, net......................    (97,228)        --      (97,228)       (97,228)      194,456       (97,228)
                                            ---------   --------    ---------     ----------     ---------    ----------
  Loss from discontinued operations,
     net..................................   (105,897)        --     (105,897)      (105,897)      211,794      (105,897)
                                            ---------   --------    ---------     ----------     ---------    ----------
Cumulative effect of accounting change,
  net.....................................     (6,589)      (706)      (4,890)        (5,883)       11,479        (6,589)
Net income (loss).........................  $  25,808   $ (1,342)   $ (58,950)    $   16,937     $  36,678    $   19,131
                                            =========   ========    =========     ==========     =========    ==========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      AT DECEMBER 31, 2000
                                         -------------------------------------------------------------------------------
                                                      GUARANTOR SUBSIDIARIES
                                                      -----------------------   NON-GUARANTOR    COMBINING     COMBINED
                                           FMC AG      D-GMBH        FMCH       SUBSIDIARIES    ADJUSTMENT      TOTAL
                                         ----------   ---------   -----------   -------------   -----------   ----------
Current assets:
  Cash and cash equivalents............  $      137   $    100    $       --     $   64,340     $        --   $   64,577
  Trade accounts receivable, less
     allowance for doubtful accounts...          --     72,775            --        680,899              --      753,674
  Accounts receivable from related
     parties...........................     132,463    193,640        51,487        531,874        (863,347)      46,117
  Inventories..........................          --     67,988            --        286,199         (33,953)     320,234
  Prepaid expenses and other current
     assets............................       2,539     20,237            --        190,326           1,424      214,526
  IDPN accounts receivable.............          --         --            --          5,189              --        5,189
  Deferred taxes.......................         388      1,945            --        156,732          18,029      177,094
                                         ----------   --------    ----------     ----------     -----------   ----------
          Total current assets.........     135,527    356,685        51,487      1,915,559        (877,847)   1,581,411
Property, plant and equipment, net.....         205     49,460            --        705,353         (16,025)     738,993
Intangible assets, including goodwill,
  net..................................         789      6,006            --      3,468,261              --    3,475,056
Loans to related parties...............      78,206         --       185,529        827,099      (1,090,834)          --
Deferred taxes.........................          --      3,011            --         13,949          10,245       27,205
Other assets...........................   2,681,199     12,119     2,589,842        117,641      (5,244,513)     156,288
                                         ----------   --------    ----------     ----------     -----------   ----------
          Total assets.................  $2,895,926   $427,281    $2,826,858     $7,047,862     $(7,218,974)  $5,978,953
                                         ==========   ========    ==========     ==========     ===========   ==========
Current liabilities:
  Accounts payable.....................  $      506   $ 16,356    $       --     $  186,512     $        --   $  203,374
  Accounts payable to related
     parties...........................     113,406    180,997       257,566        372,978        (847,124)      77,823
  Accrued expenses and other current
     liabilities.......................       9,740     52,916            --        328,395             589      391,640
  Note payable related to settlement...          --         --            --         85,920              --       85,920
  Short-term borrowings................         627        465            --        105,500              --      106,592
  Short-term borrowings from related
     parties...........................          --         --            --        218,333              --      218,333
  Current portion of long-term debt and
     capital lease obligations.........          --        516            --        167,715              --      168,231
  Income taxes payable.................      87,277         --            --         30,295              --      117,572
  Deferred taxes.......................         223      6,102            --         11,902           2,740       20,967
                                         ----------   --------    ----------     ----------     -----------   ----------
          Total current liabilities....     211,779    257,352       257,566      1,507,550        (843,795)   1,390,452
Long term debt and capital lease
  obligations, less current portion....       4,206      1,882       843,322        915,479      (1,107,057)     657,832
Other liabilities......................          --      3,688            --         23,312           4,464       31,464
Pension liabilities....................         327     24,682            --         44,961              --       69,970
Deferred taxes.........................         864      5,238            --        170,385              --      176,487
Company obligated mandatorily
  redeemable preferred securities of
  subsidiary Fresenius Medical Care
  Capital Trusts holding solely Company
  guaranteed debentures of
  subsidiary...........................          --         --            --        952,727              --      952,727
Minority interest......................          --         --        16,318             --           4,953       21,271
                                         ----------   --------    ----------     ----------     -----------   ----------
          Total liabilities............     217,176    292,842     1,117,206      3,614,414      (1,941,435)   3,300,203
Shareholders' equity:..................   2,678,750    134,439     1,709,652      3,433,448      (5,277,539)   2,678,750
                                         ----------   --------    ----------     ----------     -----------   ----------
          Total liabilities and
            shareholders' equity.......  $2,895,926   $427,281    $2,826,858     $7,047,862     $(7,218,974)  $5,978,953
                                         ==========   ========    ==========     ==========     ===========   ==========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         AT DECEMBER 31, 1999
                                            -------------------------------------------------------------------------------
                                                         GUARANTOR SUBSIDIARIES
                                                         -----------------------   NON-GUARANTOR    COMBINING     COMBINED
                                              FMC AG      D-GMBH        FMCH       SUBSIDIARIES    ADJUSTMENT      TOTAL
                                            ----------   ---------   -----------   -------------   -----------   ----------
Current assets:
  Cash and cash equivalents...............  $      155   $     37    $       --     $   34,568     $        --   $   34,760
  Trade accounts receivable, less
     allowance for doubtful accounts......          --     81,686            --        586,053              --      667,739
  Accounts receivable from related
     parties..............................     135,878    226,351        32,586        351,445        (697,131)      49,129
  Inventories.............................          --     61,951            --        270,379         (31,028)     301,302
  Prepaid expenses and other current
     assets...............................       8,691     11,094            --        159,607              --      179,392
  IDPN accounts receivable................          --         --            --         53,962              --       53,962
  Deferred taxes..........................         703      4,079            --        233,832          16,311      254,925
                                            ----------   --------    ----------     ----------     -----------   ----------
          Total current assets............     145,427    385,198        32,586      1,689,846        (711,848)   1,541,209
Property, plant and equipment, net........         236     51,473            --        600,084          (9,672)     642,121
Intangible assets, including goodwill,
  net.....................................       1,124      2,894            --      3,434,738              --    3,438,756
Loans to related parties..................     127,155         --       185,529        987,963      (1,300,647)          --
Deferred taxes............................          11      3,667            --         14,471           6,972       25,121
Non-current IDPN accounts receivable......          --         --            --          5,189              --        5,189
Other assets..............................   1,947,133     10,460     2,428,224         66,320      (4,352,150)      99,987
                                            ----------   --------    ----------     ----------     -----------   ----------
          Total assets....................  $2,221,086   $453,692    $2,646,339     $6,798,611     $(6,367,345)  $5,752,383
                                            ==========   ========    ==========     ==========     ===========   ==========
Current liabilities:
  Accounts payable........................  $       30   $ 16,923    $       --     $  176,167     $        --   $  193,120
  Accounts payable to related parties.....     151,914    205,213       181,857        393,142        (842,673)      89,453
  Accrued expenses and other current
     liabilities..........................       4,879     45,343            --        363,265           1,574      415,061
  Short-term accrued settlement...........          --         --            --        386,815              --      386,815
  Short-term borrowings...................         960         26            --         95,397              --       96,383
  Short-term borrowings from related
     parties..............................          --         --            --        330,000              --      330,000
  Current portion of long-term debt and
     capital lease obligations............          --      2,754            --        144,730              --      147,484
  Income taxes payable....................      49,064         --            --         29,374              --       78,438
  Deferred taxes..........................      13,898      9,188            --          9,165           1,187       33,438
                                            ----------   --------    ----------     ----------     -----------   ----------
          Total current liabilities.......     220,745    279,447       181,857      1,928,055        (839,912)   1,770,192
Long term debt and capital lease
  obligations, less current portion.......       4,541        635       842,421        961,284      (1,155,105)     653,776
Long-term accrued settlement..............          --         --            --         85,920              --       85,920
Other liabilities.........................         290      3,794            --         16,331           4,271       24,686
Pension liabilities.......................          --     23,819            --         37,759              --       61,578
Deferred taxes............................       1,182      6,862            --        159,993              --      168,037
Company obligated mandatorily redeemable
  preferred securities of subsidiary
  Fresenius Medical Care Capital Trusts
  holding solely Company guaranteed
  debentures of subsidiary................          --         --            --        964,103              --      964,103
Minority interest.........................          --         --        16,318             --           5,456       21,774
                                            ----------   --------    ----------     ----------     -----------   ----------
          Total liabilities...............     226,758    314,557     1,040,596      4,153,445      (1,985,290)   3,750,066
Shareholders' equity:.....................   1,994,328    139,135     1,605,743      2,645,166      (4,382,055)   2,002,317
                                            ----------   --------    ----------     ----------     -----------   ----------
          Total liabilities and
            shareholders' equity..........  $2,221,086   $453,692    $2,646,339     $6,798,611     $(6,367,345)  $5,752,383
                                            ==========   ========    ==========     ==========     ===========   ==========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                                   ---------------------------------------------------------------------------
                                                               GUARANTOR SUBSIDIARIES
                                                               ----------------------   NON-GUARANTOR   COMBINING    COMBINED
                                                    FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                                   ---------   ---------   ----------   -------------   ----------   ---------
Operating activities:
  Net income (loss)..............................  $ 212,075   $  5,526    $ 105,250      $ 180,044     $(290,820)   $ 212,075
  Adjustments to reconcile net income (loss) to
    net cash and cash equivalents provided by
    (used in) operating activities:
  Equity affiliate income........................    (87,521)        --     (140,459)        38,118       189,862           --
    Depreciation and amortization................      1,625     19,512           --        274,841        (3,124)     292,854
    Change in deferred tax.......................    (12,514)    (1,298)          --         93,049        (2,303)      76,934
    (Gain) loss on sale of fixed assets..........        (40)    (1,239)          --            990            --         (289)
    Gain on sale of investments..................    (66,189)        --           --             --        66,189           --
    Compensation expense related to stock
       options...................................      3,980         --           --             --            --        3,980
  Changes in assets and liabilities, net of
    amounts from businesses acquired or disposed
    of:
    Trade accounts receivable, net...............         --      2,865           --       (177,198)           --     (174,333)
    Inventories..................................         --    (10,527)          --        (17,945)        5,465      (23,007)
    Prepaid expenses and other current and
       non-current assets........................      5,241    (11,377)       1,491         (4,272)          632       (8,285)
    Accounts receivable from/ payable to related
       parties...................................    (56,306)     6,884       56,809        (44,492)       18,304      (18,801)
    Accounts payable, accrued expenses and other
       current and non-current liabilities.......      5,716     14,285           --        (39,895)         (795)     (20,689)
    Income taxes payable.........................     52,846         --      (23,472)        21,453            --       50,827
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash provided by (used in) operating
         activities..............................     58,913     24,631         (381)       324,693       (16,590)     391,266
                                                   ---------   --------    ---------      ---------     ---------    ---------
Investing activities:
  Purchases of property, plant and equipment.....       (100)   (23,992)          --       (213,466)        9,521     (228,037)
  Proceeds from sale of property, plant and
    equipment....................................         49      2,352           --         18,323            --       20,724
  Acquisitions and investments, net of cash
    acquired.....................................   (314,421)    (2,619)          --       (268,028)      310,538     (274,530)
  Disbursement of loans to related parties,
    net..........................................   (240,139)        --           --             --       240,139           --
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash used in investing activities.....   (554,611)   (24,259)          --       (463,171)      560,198     (481,843)
                                                   ---------   --------    ---------      ---------     ---------    ---------
Financing activities:
  Short-term borrowings, net.....................     (6,577)       441           --       (103,057)           --     (109,193)
  Long-term debt and capital lease obligations,
    net..........................................         --       (740)         901        257,858      (224,534)      33,485
  Payments on obligation related to settlement...         --         --           --       (386,815)           --     (386,815)
  Proceeds from issuance of preference shares....    556,958         --           --             --            --      556,958
  Proceeds from increase of accounts receivable
    securitization program.......................         --         --           --        111,402            --      111,402
  Proceeds from exercise of options..............        885         --           --             --            --          885
  Capital increase of
    Non-Guarantor-Subsidiaries...................         --         --           --        312,352      (312,352)          --
  Dividends paid.................................    (51,229)        --           --         (6,385)        6,385      (51,229)
  Changes in minority interest...................         --         --         (520)            --           659          139
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash provided by (used in) financing
         activities..............................    500,037       (299)         381        185,355      (529,842)     155,632
                                                   ---------   --------    ---------      ---------     ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents....................................     (4,357)       (10)          --        (17,105)      (13,766)     (35,238)
Cash and cash equivalents:
Net (decrease) increase in cash and cash
  equivalents....................................        (18)        63           --         29,772            --       29,817
Cash and cash equivalents at beginning of
  period.........................................        155         37           --         34,568            --       34,760
                                                   ---------   --------    ---------      ---------     ---------    ---------
Cash and cash equivalents at end of period.......  $     137   $    100    $      --      $  64,340     $      --    $  64,577
                                                   =========   ========    =========      =========     =========    =========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   ---------------------------------------------------------------------------
                                                               GUARANTOR SUBSIDIARIES
                                                               ----------------------   NON-GUARANTOR   COMBINING    COMBINED
                                                    FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                                   ---------   ---------   ----------   -------------   ----------   ---------
Operating Activities:
  Net income (loss)..............................  $(239,161)  $  3,132    $(327,027)     $(255,873)    $ 570,385    $(248,544)
  Adjustments to reconcile net (loss) income to
    net cash and cash equivalents provided by
    (used in) operating activities:
  Equity affiliate loss..........................    305,430         --      291,998             --      (597,428)          --
    Depreciation and amortization................      2,981     22,330           --        264,005        (5,108)     284,208
    Write-off of IDPN accounts receivable........         --         --           --         94,349            --       94,349
    Change in deferred tax.......................     (3,276)       119           --        (81,956)       (4,812)     (89,925)
    Loss on sale of fixed assets.................        163         --           --            828            --          991
  Changes in assets and liabilities, net of
    amounts from businesses acquired or disposed
    of:
    Trade accounts receivable, net...............         --    (18,485)          --       (117,777)           --     (136,262)
    Inventories..................................         --       (562)          --        (22,145)        6,953      (15,754)
    Prepaid expenses and other current and
       non-current assets........................     (5,578)    (4,062)       1,491        (35,243)        6,674      (36,718)
    Accounts receivable from/payable to related
       parties...................................    (30,345)    (6,391)      56,560        (35,540)          770      (14,946)
    Accounts payable, accrued expenses and other
       current and non-current liabilities.......      1,340     28,778           --        455,438         3,140      488,696
    Income taxes payable.........................     23,936         --      (23,353)        28,079            --       28,662
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash provided by (used in) operating
         activities of continuing operations.....     55,490     24,859         (331)       294,165       (19,426)     354,757
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash used in operating activities of
         discontinued operations.................         --         --           --         (3,782)           --       (3,782)
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash provided by (used in) operating
         activities..............................     55,490     24,859         (331)       290,383       (19,426)     350,975
                                                   ---------   --------    ---------      ---------     ---------    ---------
Investing Activities:
  Purchases of property, plant and equipment.....       (326)   (23,611)          --       (140,208)        3,869     (160,276)
  Proceeds from sale of property, plant and
    equipment....................................         92      1,065           --          5,973            --        7,130
  Acquisitions and investments, net of cash
    acquired.....................................     (9,002)        --           --       (100,288)        7,964     (101,326)
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash used in investing activities.....     (9,236)   (22,546)          --       (234,523)       11,833     (254,472)
                                                   ---------   --------    ---------      ---------     ---------    ---------
Financing activities:
  Short-term borrowings, net.....................     (3,595)      (456)          --        272,685            --      268,634
  Long-term debt and capital lease obligations,
    net..........................................      4,817     (1,836)         851       (286,948)         (465)    (283,581)
  Retirement of convertible investment
    securities...................................         --         --           --        (47,664)           --      (47,664)
  Proceeds from increase of accounts receivable
    securitization program.......................         --         --           --         29,400            --       29,400
  Proceeds from exercise of FMC Rollover
    options......................................      1,719         --           --             --            --        1,719
  Capital Increase of
    Non-Guarantor-Subsidiaries...................         --         --           --          8,556        (8,556)          --
  Dividends paid.................................    (48,404)        --           --        (15,516)       15,516      (48,404)
  Changes in minority interest...................         --         --         (520)            --         1,098          578
                                                   ---------   --------    ---------      ---------     ---------    ---------
       Net cash (used in) provided by financing
         activities..............................    (45,463)    (2,292)         331        (39,487)        7,593      (79,318)
                                                   ---------   --------    ---------      ---------     ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents....................................     (1,665)        (6)          --        (12,621)           --      (14,292)
Cash and Cash Equivalents:
Net (decrease) increase in cash and cash
  equivalents....................................       (874)        15           --          3,752            --        2,893
Cash and cash equivalents at beginning of
  period.........................................      1,029         22           --         30,816            --       31,867
                                                   ---------   --------    ---------      ---------     ---------    ---------
Cash and cash equivalents at end of period.......  $     155   $     37    $      --      $  34,568     $      --    $  34,760
                                                   =========   ========    =========      =========     =========    =========

          See accompanying notes to consolidated financial statements

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       FOR THE YEAR ENDED DECEMBER 31, 1998
                                                    ---------------------------------------------------------------------------
                                                                GUARANTOR SUBSIDIARIES
                                                                ----------------------   NON-GUARANTOR   COMBINING    COMBINED
                                                     FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                                    ---------   ---------   ----------   -------------   ----------   ---------
Operating Activities:
  Net income (loss)...............................  $  25,808   $ (1,342)   $ (58,950)    $    16,937    $  36,678    $  19,131
  Adjustments to reconcile net income to net cash
    and cash equivalents provided by (used in)
    operating activities:
  Equity affiliate income.........................    (93,715)        --      (84,653)             --      178,368           --
    Cumulative effect of accounting change........      6,589        706        4,890           5,883      (11,479)       6,589
    Depreciation and amortization.................      2,908     22,099           --         253,977           --      278,984
    Loss from operations of discontinued
       businesses.................................      8,669         --        8,669           8,669      (17,338)       8,669
    Loss on disposition of businesses.............     97,228         --       97,228          97,228     (194,456)      97,228
    Change in deferred tax........................     19,383       (834)          --           5,755         (718)      23,586
    Loss on sale of fixed assets..................         --         --           --             213           --          213
  Changes in assets and liabilities, net of
    amounts from businesses acquired or disposed
    of:
    Trade accounts receivable, net................     (2,650)   (11,891)          --        (145,510)          --     (160,051)
    Inventories...................................         --        160           --         (39,615)         151      (39,304)
    Prepaid expenses and other current and
       non-current assets.........................    (10,717)    (5,696)     (13,671)         (7,673)         462      (37,295)
    Accounts receivable from/ payable to related
       parties....................................    (90,095)    23,543       68,622           1,104           --        3,174
    Accounts payable, accrued expenses and other
       current and non-current liabilities........     (2,330)     5,654           --          (9,660)          --       (6,336)
    Income taxes payable..........................     12,131     (4,027)     (21,877)         87,442           --       73,669
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash (used in) provided by operating
         activities of continuing operations......    (26,791)    28,372          258         274,750       (8,332)     268,257
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash used in operating activities of
         discontinued operations..................         --         --           --            (257)          --         (257)
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash (used in) provided by operating
         activities...............................    (26,791)    28,372          258         274,493       (8,332)     268,000
                                                    ---------   --------    ---------     -----------    ---------    ---------
Investing Activities:
  Purchases of property, plant and equipment......       (126)   (30,372)          --        (129,424)       1,227     (158,695)
  Proceeds from sale of property, plant and
    equipment.....................................        617      2,776           --          22,786           --       26,179
  Acquisitions and investments, net of cash
    acquired......................................   (100,805)       (16)    (250,000)       (153,208)     281,094     (222,935)
  Proceeds from disposition of businesses.........         --         --           --          82,500           --       82,500
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash used in investing activities of
         continuing operations....................   (100,314)   (27,612)    (250,000)       (177,346)     282,321     (272,951)
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash used in investing activities of
         discontinued operations..................         --         --           --          (7,315)          --       (7,315)
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash used in investing activities......   (100,314)   (27,612)    (250,000)       (184,661)     282,321     (280,266)
                                                    ---------   --------    ---------     -----------    ---------    ---------
Financing activities:
  Short-term borrowings, net......................      4,481        505           --          (1,255)          --        3,731
  Long-term debt and capital lease obligations,
    net...........................................    172,483     (2,754)     250,000      (1,000,076)          --     (580,347)
  Retirement of convertible investment
    securities....................................         --         --           --         (61,725)          --      (61,725)
  Proceeds from issuance of mandatorily redeemable
    preferred securities..........................         --         --           --         597,810           --      597,810
  Proceeds from increase of accounts receivable
    securization program..........................         --         --           --         105,600           --      105,600
  Proceeds from exercise of FMC Rollover
    options.......................................      1,047         --           --              --           --        1,047
  Capital Increase of Non-Guarantor
    Subsidiaries..................................         --         --           --         275,226     (275,226)          --
  Dividends paid..................................    (45,176)        --           --          (4,038)          --      (49,214)
  Distributions on convertible investment
    securities....................................         --         --           --          (2,752)          --       (2,752)
                                                    ---------   --------    ---------     -----------    ---------    ---------

                           FRESENIUS MEDICAL CARE AG

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       FOR THE YEAR ENDED DECEMBER 31, 1998
                                                    ---------------------------------------------------------------------------
                                                                GUARANTOR SUBSIDIARIES
                                                                ----------------------   NON-GUARANTOR   COMBINING    COMBINED
                                                     FMC AG      D-GMBH        FMCH      SUBSIDIARIES    ADJUSTMENT     TOTAL
                                                    ---------   ---------   ----------   -------------   ----------   ---------
  Changes in minority interest....................         --         --         (520)             --        1,237          717
       Net cash provided by (used in) financing
         activities of continuing operations......    132,835     (2,249)     249,480         (91,210)    (273,989)      14,867
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash used in financing activities of
         discontinued operations..................         --         --           --          (2,107)          --       (2,107)
                                                    ---------   --------    ---------     -----------    ---------    ---------
       Net cash provided by (used in) financing
         activities...............................    132,835     (2,249)     249,480         (93,317)    (273,989)      12,760
                                                    ---------   --------    ---------     -----------    ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents.....................................     (4,794)        29          262          (1,942)          --       (6,445)
Cash and cash equivalents:
Net (decrease) increase in cash and cash
  equivalents.....................................        936     (1,460)          --          (5,427)          --       (5,951)
Cash and cash equivalents at beginning of
  period..........................................         93      1,482           --          36,243           --       37,818
                                                    ---------   --------    ---------     -----------    ---------    ---------
Cash and cash equivalents at end of period........  $   1,029   $     22    $      --     $    30,816    $      --    $  31,867
                                                    =========   ========    =========     ===========    =========    =========

          See accompanying notes to consolidated financial statements

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                 UNAUDITED, CONSOLIDATED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
NET REVENUES
  Health care services......................................  $688,401    $626,077
  Medical supplies..........................................   116,740     119,038
                                                              --------    --------
                                                               805,141     745,115
                                                              --------    --------
EXPENSES
  Cost of health care services..............................   476,397     420,403
  Cost of medical supplies..................................    84,221      86,455
  General and administrative expenses.......................    75,088      71,587
  Provision for doubtful accounts...........................    16,335      12,379
  Depreciation and amortization.............................    56,510      54,736
  Research and development..................................     1,084       1,197
  Interest expense, net, and related financing costs
     including $26,764 and $25,164, of interest with
     affiliates.............................................    51,050      53,303
                                                              --------    --------
                                                               760,685     700,060
                                                              --------    --------
INCOME BEFORE INCOME TAXES..................................    44,456      45,055
PROVISION FOR INCOME TAXES..................................    21,306      21,961
                                                              --------    --------
NET INCOME..................................................  $ 23,150    $ 23,094
                                                              ========    ========
Basic and fully dilutive earnings per share
  Net Income................................................  $   0.26    $   0.26

     See accompanying Notes to Unaudited, Consolidated Financial Statements

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

           UNAUDITED, CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2001       2000
                                                              --------    -------
NET INCOME..................................................  $ 23,150    $23,094
Other comprehensive income..................................
  Foreign currency translation adjustments..................      (408)       120
  Derivative instruments....................................   (28,039)        --
                                                              --------    -------
  Total other comprehensive income/(loss)...................   (28,447)       120
                                                              --------    -------
COMPREHENSIVE INCOME/(LOSS).................................  $ (5,297)   $23,214
                                                              ========    =======

     See accompanying Notes to Unaudited, Consolidated Financial Statements

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                               MARCH 31,     DECEMBER 31,
                                                                 2001            2000
                                                              -----------    ------------
                                                              (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   33,159      $   33,327
  Accounts receivable, less allowances of $81,283 and
     $80,466................................................     357,568         318,391
  Inventories...............................................     197,029         191,699
  Deferred income taxes.....................................     134,698         123,190
  Other current assets......................................     156,852         139,082
  Net accounts receivable from affiliates...................      13,490              --
  IDPN accounts receivable..................................          --           5,189
                                                              ----------      ----------
          Total Current Assets..............................     892,796         810,878
                                                              ----------      ----------
Properties and equipment, net...............................     471,373         456,936
                                                              ----------      ----------
Other Assets:
  Excess of cost over the fair value of net assets acquired
     and other intangible assets, net of accumulated
     amortization of $600,397 and $564,880..................   3,190,307       3,222,044
  Other assets and deferred charges.........................      49,588          63,500
                                                              ----------      ----------
          Total Other Assets................................   3,239,895       3,285,544
                                                              ----------      ----------
          Total Assets......................................  $4,604,064      $4,553,358
                                                              ==========      ==========
LIABILITIES AND EQUITY
Current Liabilities:
  Note payable for settlement of investigation..............  $   51,186      $   85,920
  Current portion of long-term debt and capitalized lease
     obligations............................................     151,251         151,268
  Current portion of borrowing from affiliates..............     331,218         341,643
  Accounts payable..........................................     151,640         139,754
  Accrued liabilities.......................................     211,549         228,025
  Net accounts payable (receivable) to affiliates...........      10,499           6,317
  Accrued income taxes......................................      41,334          11,525
                                                              ----------      ----------
          Total Current Liabilities.........................     948,677         964,452
Long-term debt..............................................     631,413         588,526
Non-current borrowings from affiliates......................     786,865         786,865
Capitalized lease obligations...............................         859             911
Deferred income taxes.......................................     106,949         122,946
Other liabilities...........................................     107,246          58,188
                                                              ----------      ----------
          Total Liabilities.................................   2,582,009       2,521,888
                                                              ----------      ----------
Mandatorily Redeemable Preferred Securities.................     301,511         305,500
                                                              ----------      ----------
Equity:
  Preferred stock, $100 par value...........................       7,412           7,412
  Preferred stock, $.10 par value...........................       8,906           8,906
  Common stock, $1 par value; 300,000,000 shares authorized;
     outstanding 90,000,000.................................      90,000          90,000
  Paid in capital...........................................   1,942,387       1,942,387
  Retained deficit..........................................    (299,952)       (322,973)
  Accumulated comprehensive income (loss)...................     (28,209)            238
                                                              ----------      ----------
          Total Equity......................................   1,720,544       1,725,970
                                                              ----------      ----------
          Total Liabilities and Equity......................  $4,604,064      $4,553,358
                                                              ==========      ==========

    See accompanying Notes to Unaudited, Consolidated Financial Statements.

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                UNAUDITED, CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                               2001        2000
                                                              -------    ---------
Cash Flows from Operating Activities:
  Net income................................................  $23,150    $  23,094
  Adjustments to reconcile net income to net cash from
     Operating activities:
     Depreciation and amortization..........................   56,510       54,736
     Provision for doubtful accounts........................   16,335       12,379
     Deferred income taxes..................................   (8,813)      12,515
     Loss (gain) on disposal of properties and equipment....      210         (137)
  Changes in operating assets and liabilities, net of
     effects of purchase acquisitions and foreign exchange:
     Increase in accounts receivable........................  (49,912)     (61,101)
     (Increase) decrease in inventories.....................   (5,330)       6,432
     (Increase) decrease in other current assets............  (17,770)       8,958
     Decrease in IDPN accounts receivable...................    5,189       38,395
     Decrease in other assets and deferred charges..........   12,030           76
     Increase (decrease) in accounts payable................   11,888       (2,238)
     Increase in accrued income taxes.......................   29,809        7,637
     Decrease in accrued liabilities........................  (16,476)     (37,238)
     Increase in other long-term liabilities................    2,025        2,010
     Net changes due to/from affiliates.....................   (9,308)      (5,419)
     Other, net.............................................     (650)       1,078
                                                              -------    ---------
       Net cash provided by operating activities............   48,887       61,177
                                                              -------    ---------
Cash Flows from Investing Activities:
  Capital expenditures......................................  (35,482)     (20,261)
  Payments for acquisitions, net of cash acquired...........   (5,086)     (35,545)
                                                              -------    ---------
       Net cash used in investing activities................  (40,568)     (55,806)
                                                              -------    ---------
Cash Flows from Financing Activities:
  Payments on settlement of investigation...................  (34,734)    (286,402)
  Net (decrease) increase in borrowings from affiliates.....  (10,425)     297,323
  Cash dividends paid.......................................     (130)        (130)
  (Payments) proceeds from receivable financing facility....   (5,600)       7,800
  Net increase/(decrease) on debt and capitalized leases....   42,818      (20,665)
                                                              -------    ---------
       Net cash used in financing activities................   (8,071)      (2,074)
                                                              -------    ---------
Effects of changes in foreign exchange rates................     (416)          81
                                                              -------    ---------
Change in cash and cash equivalents.........................     (168)       3,378
Cash and cash equivalents at beginning of period............   33,327       12,563
                                                              -------    ---------
Cash and cash equivalents at end of period..................  $33,159    $  15,941
                                                              =======    =========

     See accompanying Notes to Unaudited, Consolidated Financial Statements

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest, net..........................................  $41,710    $53,947
     Income taxes paid, net.................................    1,269      2,241
Details for Acquisitions:
  Assets acquired...........................................    5,086     35,545
                                                              -------    -------
  Net cash paid for acquisitions............................  $ 5,086    $35,545
                                                              =======    =======

     See accompanying Notes to Unaudited, Consolidated Financial Statements

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

         NOTES TO UNAUDITED, CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. THE COMPANY

     Fresenius Medical Care Holdings, Inc., a New York corporation ("the Company") is a subsidiary of Fresenius Medical Care AG, a German corporation ("FMC" or "Fresenius Medical Care"). The Company conducts its operations through five principal subsidiaries, National Medical Care, Inc., ("NMC"); Fresenius USA Marketing, Inc., Fresenius USA Manufacturing, Inc., and SRC Holding Company, Inc., ("SRC"), all Delaware corporations and Fresenius USA, Inc., a Massachusetts corporation.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NMC, FUSA, and SRC and those financial statements where the Company controls professional corporations in accordance with Emerging Issues Task Force Issue 97-2.

     The Company is primarily engaged in (i) providing kidney dialysis services, clinical laboratory testing and renal diagnostic services, and (ii) manufacturing and distributing products and equipment for dialysis treatment.

BASIS OF PRESENTATION

  BASIS OF CONSOLIDATION

     The consolidated financial statements in this report at March 31, 2001 and 2000 and for the three month interim periods then ended are unaudited and should be read in conjunction with the audited, consolidated financial statements in the Company's 2000 report on Form 10-K. Such interim financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. Certain amounts in the prior periods' consolidated financial statements have been reclassified to conform to the current periods' basis of presentation.

     The results of operations for the three month period ended March 31, 2001 are not necessarily indicative of the results of operations for the fiscal year ending December 31, 2001.

     All intercompany transactions and balances have been eliminated in consolidation.

  EARNINGS PER SHARE

     Basic earnings per share are computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share includes the effect of all dilutive potential common shares that were outstanding during the year. The number of shares used to compute basic and diluted earnings per share was 90,000 in all periods as there were no potential common shares and no adjustments to income to be considered for purposes of the diluted earnings per shares calculation.

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                             ------------------
                                                              2001       2000
                                                             -------    -------
The weighted average number of shares of Common Stock were
  as follows...............................................  90,000     90,000
                                                             ======     ======

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Net income used in the computation of earnings per share is as follows:

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                           ------------------
                                                            2001       2000
                                                           -------    -------
CONSOLIDATED
Net income...............................................  $23,150    $23,094
Dividends paid on preferred stocks.......................     (130)      (130)
                                                           -------    -------
Income used in per share computation of earnings.........  $23,020    $22,964
                                                           =======    =======
Basic and fully dilutive earnings per share..............  $  0.26    $  0.26
                                                           =======    =======

  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, the Company adopted the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and the related amendments of SFAS No. 138. The cumulative effect of adopting SFAS 133 as of January 1, 2001 was not material to the Company's consolidated financial statements.

     The Company is exposed to market risk due to changes in interest rates and foreign currencies. The Company uses derivative financial instruments, including interest rate swaps and foreign exchange contracts, as part of its risk management strategy. These instruments are used as a means of hedging exposure to interest rate and foreign currency fluctuations in connection with debt obligations, forecasted raw material purchases and Euro denominated mandatorily redeemable preferred stock.

     The interest rate swaps are designated as cash flow hedges effectively converting certain variable interest rate payments into fixed interest rate payments. After tax losses of $28 million ($47 million pretax), were deferred in other comprehensive income during the quarter. Interest payable and interest receivable under the swap terms are accrued and recorded as an adjustment to interest expense at each reporting date. Ineffective amounts had no material impact on earnings for the three months ended March 31, 2001.

     The Company enters into forward rate agreements that are designated and effective as hedges of forecasted raw material purchases. After tax losses of $0.2 million ($0.3 million pretax), were deferred in other comprehensive income during the quarter and will be reclassified into cost of sales in the period during which the hedged transaction affects earnings. All deferred amounts will be reclassified into earnings within the next twelve months. Ineffective amounts had no impact on earnings for the three months ended March 31, 2001.

     The Company enters into forward rate agreements that are designated and effective as hedges of changes in the fair value of the Euro denominated mandatorily redeemable preferred stock. Changes in fair value are recorded in earnings and offset against gains and losses resulting from the underlying exposures. Ineffective amounts had no material impact on earnings for the three months ended March 31, 2001.

     Periodically, the Company enters into derivative instruments with related parties to form a natural hedge for currency exposures on intercompany obligations. These instruments are reflected in the balance sheet at fair value with changes in fair value recognized in earnings.

  FMC-AG ACQUISITION

     On January 8, 2001, FMC acquired Everest Healthcare Services Corporation (now known as Everest Healthcare Holdings, Inc., "Everest") through a merger of Everest into a subsidiary of FMC at a purchase

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

price of $343 million, which included assumed debt and the issuance of 2.25 million FMC preference shares. Everest owns, operates or manages approximately 70 clinic facilities providing therapy to approximately 6,800 patients in the United States. Everest also operates extracorporal blood services and acute dialysis businesses that provide acute dialysis, apheresis and hemoperfusion services to approximately 100 hospitals. The Company has entered into agreements with Everest where it provides certain management services on behalf of FMC.

     The Company sells dialysis products and provides laboratory services to Everest. Net revenues for sales to Everest were approximately $5.5 million for the three months ended March 31, 2001. In addition, the Company provides financing to Everest. At March 31, 2001, the Company has trade accounts receivable of $1.7 million and a net loan receivable of $226.7 million. The net loan receivable is recorded in the current portion of borrowings from affiliates.

  NEW PRONOUNCEMENTS

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125 and rescinds SFAS No. 127. SFAS No. 140 provides the accounting and reporting standards for securitizations and other transfers of financial assets and collateral. These standards are based on consistent application of a financial-components approach that focuses on control. This Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers after March 31, 2001 and is effective for disclosures about securitizations and collateral for fiscal years ending after December 15, 2000. There is no impact for the adoption of SFAS No. 140.

NOTE 2. INVENTORIES

                                                       MARCH 31,    DECEMBER 31,
                                                         2001           2000
                                                       ---------    ------------
Inventories:
  Raw materials......................................  $ 42,853       $ 44,787
  Manufactured goods in process......................     9,808         10,516
  Manufactured and purchased inventory available for
     sale............................................    88,541         80,520
                                                       --------       --------
                                                        141,202        135,823
  Health care supplies...............................    55,827         55,876
                                                       --------       --------
          Total......................................  $197,029       $191,699
                                                       ========       ========

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

NOTE 3. DEBT

                                                       MARCH 31,    DECEMBER 31,
                                                         2001           2000
                                                       ---------    ------------
Long-term debt to outside parties consists of:
NMC Credit Facility..................................  $775,400       $732,500
Note payable for settlement..........................    51,186         85,920
Other................................................     7,066          7,120
                                                       --------       --------
                                                        833,652        825,540
Less amounts classified as current...................   202,239        237,014
                                                       --------       --------
                                                       $631,413       $588,526
                                                       ========       ========

     Borrowings/(receivables) from affiliates consists of:

                                                      MARCH 31,     DECEMBER 31,
                                                         2001           2000
                                                      ----------    ------------
Fresenius Medical Care AG borrowings primarily at
  interest rates approximating 7.75%................  $  235,132     $   18,850
Fresenius AG borrowing at interest rates
  approximating 7.34 - 7.38%........................     209,000        209,000
Fresenius Medical Care Trust Finance S.a.r.l.
  borrowings at interest rates of 8.43% and 9.25%...     786,524        786,524
Franconia Acquisition, LLC at interest rates
  approximating 6.87%...............................     113,121        113,121
Everest Healthcare Holdings, Inc....................    (226,707)            --
Other...............................................       1,013          1,013
                                                      ----------     ----------
                                                       1,118,083      1,128,508
Less amounts classified as current..................     331,218        341,643
                                                      ----------     ----------
Total...............................................  $  786,865     $  786,865
                                                      ==========     ==========

NOTE 4. MANDATORILY REDEEMABLE PREFERRED SECURITIES

     During the fourth quarter of 2000, a wholly-owned subsidiary of the Company issued to NMC 1,000 shares of Series A Preferred Stock and 1,700 shares of Series C Preferred Stock that were then transferred to FMC for proceeds of $113,500 and $192,000, respectively ("Redeemable Preferred Securities"). The Redeemable Preferred Securities are identical in substance except that the Series A shares rank prior to the Series C shares both as to dividends and liquidation, dissolution or winding-up of the subsidiary.

     The Redeemable Preferred Securities have a par value of $.01 per share. The holders of the securities are entitled to receive dividends in amount of dollars per share equal to approximately 8% of the share issuance price. The dividends will be declared and paid in cash at least annually.

     Upon liquidation or dissolution or winding up of the subsidiary, the holders of the Redeemable Preferred Securities are entitled to an amount equal to the liquidation preference for each share of stock plus an amount equal to all accrued and unpaid dividends thereon through the date of distribution. The liquidation preference is the sum of the issuance price plus, for each year or portion thereof an amount equal to one-half of one percent of the issue price, not to exceed 5%.

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     The Redeemable Preferred Securities will be sold to the Company in two years for an amount equal to Euros 341,385 plus any accrued and unpaid dividends. Accordingly, the mandatorily redeemable preferred securities are deemed to be a Euro liability and the risk of foreign currency fluctuations are hedged through forward currency contracts.

     The holders of the Redeemable Preferred Securities have the same participation rights of the holders of all other classes of capital stock of the subsidiary.

NOTE 5. SETTLEMENT OF INVESTIGATION WITH THE U.S. GOVERNMENT

     During the quarter, the Company made payments to the U.S. Government of $35.4 million, pursuant to the January 2000 settlement agreement with the U.S. Government. The final two installments of $27.8 million including interest will be paid in April and July 2001.

     In addition, the Company received a final payment of $5.2 million in February 2001 from the U.S. Government, related to the Company's claims for outstanding Medicare receivables.

NOTE 6. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

  COMMERCIAL LITIGATION

     In 1997, the Company, NMC, and certain named NMC subsidiaries, were served with a civil complaint filed by Aetna Life Insurance Company in the U.S. District Court for the Southern District of New York. The lawsuit alleges inappropriate billing practices for nutritional therapy, diagnostic and clinical laboratory tests and misrepresentations. In April 1999, Aetna amended its complaint to include its affiliate, Aetna U.S. Healthcare, Inc., as an additional plaintiff, and to make certain other limited changes in its pleading. The amended complaint seeks unspecified damages and costs. Other insurance companies have filed similar claims seeking unspecified damages and costs. The Company, NMC and its subsidiaries believe that there are substantial defenses to the claims asserted, and intend to vigorously defend all lawsuits. Other private payors have contacted the Company and may assert that NMC received excess payment and, similarly, may join the lawsuits or file their own lawsuit seeking reimbursement and other damages. Although the ultimate outcome on the Company of these proceedings cannot be predicted at this time, an adverse result could have a material adverse effect on the Company's business, financial condition and result of operations.

     The Company has filed counterclaims against the plaintiffs in these matters based on inappropriate claim denials and delays in claim payments.

     On September 28, 2000, Mesquita, et al. v. W.R. Grace & Company, et al. (Sup. Court of Calif., S.F. County, #315465) was filed as a class action by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn ("Grace Chemicals") against Grace Chemicals, the Company and other defendants, principally alleging that the Merger which resulted in the original formation of the Company (described in greater detail in "Indemnification by W.R. Grace & Co." below) was a fraudulent transfer, violated the uniform fraudulent transfer act, and constituted a conspiracy. An amended complaint (Abner et al. v. W.R. Grace & Company, et al.) and an additional class action were filed subsequently with substantially similar allegations. These cases have been stayed in connection with Grace's Chapter 11 bankruptcy proceedings. The Company has requested indemnification from Grace Chemicals pursuant to the Merger agreements. If the Merger is determined to have been a fraudulent transfer, if material damages are proved by the plaintiffs, and if the Company is not able to collect, in whole or in part on the indemnity, from W.R. Grace & Co. or its affiliates or former affiliates or their insurers, and if the Company is not able to collect against any party that may have received proceeds from W.R. Grace & Co., a judgment

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is confident that no fraudulent transfer or conspiracy occurred and intends to defend the cases vigorously.

  OBRA 93

     The Omnibus Budget Reconciliation Act of 1993 affected the payment of benefits under Medicare and employer health plans for dual-eligible ESRD patients. In July 1994, the Health Care Financing Administration issued an instruction to Medicare claims processors to the effect that Medicare benefits for the patients affected by that act would be subject to a new 18-month "coordination of benefits" period. This instruction had a positive impact on NMC's dialysis revenues because, during the 18-month coordination of benefits period, patients' employer health plans were responsible for payment, which was generally at rates higher than those provided under Medicare.

     In April 1995, the Health Care Financing Administration issued a new instruction, reversing its original instruction in a manner that would substantially diminish the positive effect of the original instruction on NMC's dialysis business. The Health Care Financing Administration further proposed that its new instruction be effective retroactive to August 1993, the effective date of the Omnibus Budget Reconciliation Act of 1993.

     NMC ceased to recognize the incremental revenue realized under the original instruction as of July 1, 1995, but it continued to bill employer health plans as primary payors for patients affected by the Omnibus Budget Reconciliation Act of 1993 through December 31, 1995. As of January 1, 1996, NMC commenced billing Medicare as primary payor for dual eligible ESRD patients affected by the act, and then began to re-bill in compliance with the revised policy for services rendered between April 24 and December 31, 1995.

     On May 5, 1995, NMC filed a complaint in the U.S. District Court for the District of Columbia (National Medical Care, Inc. and Bio-Medical Applications of Colorado, Inc. d/b/a Northern Colorado Kidney Center v. Shalala, C.A. No. 95-0860 (WBB)) seeking to preclude the Health Care Financing Administration from retroactively enforcing its April 24, 1995 implementation of the Omnibus Budget Reconciliation Act of 1993 provision relating to the coordination of benefits for dual eligible ESRD patients. On May 9, 1995, NMC moved for a preliminary injunction to preclude the Health Care Financing Administration from enforcing its new policy retroactively, that is, to billing for services provided between August 10, 1993 and April 23, 1995. On June 6, 1995, the court granted NMC's request for a preliminary injunction and in December of 1996, NMC moved for partial summary judgment seeking a declaration from the Court that the Health Care Financing Administration's retroactive application of the April 1995 rule was legally invalid. The Health Care Financing Administration cross-moved for summary judgment on the grounds that the April 1995 rule was validly applied prospectively. In January 1998, the court granted NMC's motion for partial summary judgment and entered a declaratory judgment in favor of NMC, holding the Health Care Financing Administration's retroactive application of the April 1995 rule legally invalid. Based on its finding, the Court also permanently enjoined the Health Care Financing Administration from enforcing and applying the April 1995 rule retroactively against NMC. The Court took no action on the Health Care Financing Administration's motion for summary judgment pending completion of the outstanding discovery. On October 5, 1998, NMC filed its own motion for summary judgment requesting that the Court declare the Health Care Financing Administration's prospective application of the April 1995 rule invalid and permanently enjoin Health Care Financing Administration from prospectively enforcing and applying the April 1995 rule. The Court has not yet ruled on the parties' motions. The Health Care Financing Administration elected not to appeal the Court's June 1995 and January 1998 orders. The Health Care Financing Administration may, however, appeal all rulings at the

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

conclusion of the litigation. If the Health Care Financing Administration should successfully appeal so that the revised interpretation would be applied retroactively, NMC may be required to refund the payment received from employer health plans for services provided after August 10, 1993 under the Health Care Financing Administration's original implementation, and to re-bill Medicare for the same services, which would result in a loss to NMC of approximately $120 million attributable to all periods prior to December 31, 1995. Also, in this event, the Company's business, financial condition and results of operations would be materially adversely affected.

     In July, 2000, NMC filed a complaint in the U.S. District Court for the Eastern District of Virginia (National Medical Care, Inc. and Bio-Medical Applications of Virginia, Inc. v. Aetna Life Insurance, Co., Inc. Aetna U.S. Healthcare, Inc. and John Does 1-10) seeking recovery against Aetna U.S. Healthcare and health plans administered by Aetna U.S. Healthcare for claims related to primary payor liability for dual eligible ESRD patients under the Omnibus Budget Reconciliation Act of 1993. On January 16, 2001, the Court stayed the action pending resolution of the District of Columbia Court action.

  OTHER LITIGATION AND POTENTIAL EXPOSURES

     From time to time, the Company is a party to or may be threatened with other litigation arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company's defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters. The ultimate outcome of these matters is not expected to materially affect the Company's financial position, results of operations or cash flows.

     The Company, like other health care providers, conducts its operations under intense government regulation and scrutiny. The Company must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, and environmental and occupational health and safety. The Company must also comply with the U.S. anti-kickback statute, the False Claims Act, the Stark Law, and other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company's or the manner in which the Company conduct its business. In the U.S., enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence "whistle blower" actions. By virtue of this regulatory environment, as well as our corporate integrity agreement with the government, the Company expects that its business activities and practices will continue to be subject to extensive review by regulatory authorities and private parties, and continuing inquiries, claims and litigation relating to its compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of "whistle blower" actions, which are initially filed under court seal.

     The Company operates a large number facilities throughout the U.S. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliate companies. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of these employees. On occasion, the Company may identify instances where employees, deliberately or inadvertently, have submitted inadequate or false billings. The actions of such persons may subject the Company and its subsidiaries to liability under the False Claims Act, among other laws, and the Company cannot predict whether law enforcement authorities may use such information to initiate further investigations of the business practices disclosed or any of its other business activities.

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker's compensation or related claims, many of which involve large claims and significant defense costs. The Company has been subject to these suits due to the nature of its business and the Company expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, the Company cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon the Company and the results of its operations. Any claims, regardless of their merit or eventual outcome, also may have a material adverse effect on the Company's reputation and business.

     The Company has also had claims asserted against it and has had lawsuits filed against it relating to businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has asserted its own claims, and claims for indemnification. Although the ultimate outcome on the Company cannot be predicted at this time, an adverse result could have a material adverse effect upon the Company's business, financial condition, and results of operations.

  INDEMNIFICATION BY W.R. GRACE & CO.

     The Company was formed as a result of a series of transactions pursuant to the Agreement and Plan of Reorganization (the "Merger") dated as of February 4, 1996 by and between W.R. Grace & Co. and Fresenius AG. At the time of the Merger, a W.R. Grace & Co. subsidiary known as W.R. Grace & Co.-Conn. had, and continues to have, significant liabilities arising out of product-liability related litigation, pre-merger tax claims and other claims unrelated to NMC, which was Grace's dialysis business prior to the Merger. In connection with the Merger, W.R. Grace & Co.-Conn. agreed to indemnify the Company and NMC against all liabilities of W.R. Grace & Co., whether relating to events occurring before or after the Merger, other than liabilities arising from or relating to NMC's operations. Proceedings have been brought against W.R. Grace & Co. and the Company by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn., principally alleging that the Merger was a fraudulent conveyance, violated the uniform fraudulent transfer act, and constituted a conspiracy. See "Legal Proceedings" above. In addition, the Merger was consummated as a tax free reorganization. Pre-merger tax claims or tax claims that would arise if events were to violate the tax-free nature of the Merger could be the obligation of the Company. Subject to certain representations made by W.R. Grace & Co.-Conn., the Company and Fresenius AG, W.R. Grace & Co.-Conn. also agreed to indemnify the Company against any such tax liability. W.R. Grace & Co.-Conn. and certain of its subsidiaries have filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. If the Merger is determined to be a fraudulent transfer and if material damages are proved by the plaintiffs, or if W.R. Grace & Co. is unable to satisfy its merger related or pre-merger tax obligations, and if the Company is not able to collect on the indemnities from W.R. Grace & Co. as a result of the bankruptcy proceedings or otherwise, and if the Company is not able to collect on the indemnities from any affiliates or former affiliates of W.R. Grace & Co. or their insurers, and if the Company is not able to collect against any party that may have received proceeds from W.R. Grace & Co., a judgment could have a material adverse effect on the Company's business, financial condition and results of operations.

NOTE 7. INDUSTRY SEGMENTS INFORMATION

     The Company's reportable segments are Dialysis Services and Dialysis Products. For purposes of segment reporting, the Dialysis Services Division and Spectra Renal Management are combined and reported as Dialysis Services. These divisions are aggregated because of their similar economic

      FRESENIUS MEDICAL CARE HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

classifications. These include the fact that they are both health care service providers whose services are provided to a common patient population, and both receive a significant portion of their net revenue from Medicare and other government and non-government third party payors. The Dialysis Products segment reflects the activity of the Dialysis Products Division only.

     The table below provides information for the three months ended March 31, 2001 and 2000 pertaining to the Company's two industry segments.

                                                                           LESS
                                              DIALYSIS     DIALYSIS    INTERSEGMENT
                                              SERVICES     PRODUCTS       SALES          TOTAL
                                             ----------    --------    ------------    ----------
NET REVENUES FOR THREE MONTHS ENDED
3/31/01....................................  $  692,471    $178,679      $66,009       $  805,141
3/31/00....................................  $  630,002    $174,942      $59,829       $  745,115
OPERATING EARNINGS FOR THREE MONTHS ENDED
3/31/01....................................      98,975      30,487           --          129,462
3/31/00....................................      99,101      26,252           --          125,353
ASSETS AT
3/31/2001..................................   2,233,373     653,571           --        2,886,944
12/31/2000.................................   2,176,055     644,853           --        2,820,908

     Total assets of $4,604,064 is comprised of total assets for reportable segments, $2,886,944; intangible assets not allocated to segments, $1,916,562; accounts receivable financing agreement ($439,700); and other corporate assets, $240,258.

     The table below provides the reconciliations of reportable segment operating earnings to the Company's consolidated totals.

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
SEGMENT RECONCILIATION                                          2001        2000
----------------------                                        --------    --------
INCOME BEFORE INCOME TAXES:
  Total operating earnings for reportable segments..........  $129,462    $125,353
  Corporate G&A.............................................   (32,872)    (25,798)
  Research and development expense..........................    (1,084)     (1,197)
  Net interest expense......................................   (51,050)    (53,303)
                                                              --------    --------
Income Before Income Taxes..................................  $ 44,456    $ 45,055
                                                              ========    ========

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Fresenius Medical Care Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of Fresenius Medical Care Holdings, Inc. and its subsidiaries (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP

February 9, 2001, except as to paragraph 14 of Note 16, as to which the date is April 2, 2001
Boston, MA

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            2000          1999          1998
                                                         ----------    ----------    ----------
NET REVENUES
  Health care services.................................  $2,609,108    $2,324,322    $2,100,422
  Medical supplies.....................................     480,067       490,911       470,984
                                                         ----------    ----------    ----------
                                                          3,089,175     2,815,233     2,571,406
                                                         ----------    ----------    ----------
EXPENSES
  Cost of health care services.........................   1,768,914     1,542,965     1,390,321
  Cost of medical supplies.............................     339,908       336,749       317,122
  General and administrative expenses..................     269,574       276,408       253,920
  Provision for doubtful accounts......................      62,949        42,243        54,709
  Depreciation and amortization........................     222,870       217,952       216,214
  Research and development.............................       4,127         4,065         4,060
  Interest expense, net, and related financing costs
     including $110,746, $88,679 and $77,705 interest
     with affiliates...................................     187,315       201,915       208,776
  Interest expense on settlement of investigation,
     net...............................................      29,947            --            --
  Special charge for settlement of investigation and
     related costs.....................................          --       601,000            --
                                                         ----------    ----------    ----------
                                                          2,885,604     3,223,297     2,445,122
                                                         ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  FOR START UP COSTS...................................     203,571      (408,064)      126,284
PROVISION (BENEFIT) FOR INCOME TAXES...................      98,321       (81,037)       74,447
                                                         ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR START
  UP COSTS.............................................  $  105,250    $ (327,027)   $   51,837
                                                         ----------    ----------    ----------
DISCONTINUED OPERATIONS
  Loss from discontinued operations, net of income
     taxes.............................................          --            --        (8,669)
  Loss on disposal of discontinued operations, net of
     income tax benefit................................          --            --       (97,228)
                                                         ----------    ----------    ----------
  Loss from discontinued operations....................  $       --    $       --    $ (105,897)
                                                         ----------    ----------    ----------
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR START UP
  COSTS, NET OF TAX BENEFIT............................          --            --        (4,890)
                                                         ----------    ----------    ----------
NET INCOME (LOSS)......................................  $  105,250    $ (327,027)   $  (58,950)
                                                         ==========    ==========    ==========
Basic and fully dilutive (loss) earnings per share
  Continuing operations................................  $     1.16    $    (3.64)   $     0.57
  Loss from discontinued operations....................  $       --    $       --    $    (0.10)
  Loss on disposal of discontinued operations..........  $       --    $       --    $    (1.08)
  Cumulative effect of accounting change...............  $       --    $       --    $    (0.05)
  Net Income (loss)....................................  $     1.16    $    (3.64)   $    (0.66)

          See accompanying Notes to Consolidated Financial Statements

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2000        1999         1998
                                                            --------    ---------    --------
NET INCOME (LOSS).........................................  $105,250    $(327,027)   $(58,950)
Other comprehensive income
  Foreign currency translation adjustments................      (174)        (625)      1,872
                                                            --------    ---------    --------
  Total other comprehensive income........................      (174)        (625)      1,872
                                                            --------    ---------    --------
COMPREHENSIVE INCOME (LOSS)...............................  $105,076    $(327,652)   $(57,078)
                                                            ========    =========    ========

          See accompanying Notes to Consolidated Financial Statements

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   33,327    $   12,563
  Accounts receivable, less allowances of $80,466 and
     $63,012................................................     318,391       295,235
  Inventories...............................................     191,699       183,112
  Deferred income taxes.....................................     123,190       219,454
  Other current assets......................................     139,082       130,771
  IDPN accounts receivable..................................       5,189        53,962
                                                              ----------    ----------
          Total Current Assets..............................     810,878       895,097
                                                              ----------    ----------
Properties and equipment, net...............................     456,936       428,793
                                                              ----------    ----------
Other Assets:
  Excess of cost over the fair value of net assets acquired
     and other intangible assets, net of accumulated
     amortization of $564,880 and $424,704..................   3,222,044     3,265,491
  Other assets and deferred charges.........................      63,500        49,998
  Non-current IDPN accounts receivable......................          --         5,189
                                                              ----------    ----------
          Total Other Assets................................   3,285,544     3,320,678
                                                              ----------    ----------
          Total Assets......................................  $4,553,358    $4,644,568
                                                              ==========    ==========
LIABILITIES AND EQUITY
Current Liabilities:
  Note payable for settlement of investigation..............  $   85,920    $       --
  Current portion of long-term debt and capitalized lease
     obligations............................................     151,268       142,110
  Current portion of borrowing from affiliates..............     341,643       372,949
  Accounts payable..........................................     139,754       133,337
  Accrued settlement........................................          --       386,815
  Accrued liabilities.......................................     228,025       291,358
  Net accounts payable to affiliates........................       6,317        12,361
  Accrued income taxes......................................      11,525        12,433
                                                              ----------    ----------
          Total Current Liabilities.........................     964,452     1,351,363
Long-term debt..............................................     588,526       615,065
Non-current borrowings from affiliates......................     786,865       788,506
Capitalized lease obligations...............................         911         1,190
Deferred income taxes.......................................     122,946       134,310
Accrued settlement..........................................          --        85,920
Other liabilities...........................................      58,188        46,153
                                                              ----------    ----------
          Total Liabilities.................................   2,521,888     3,022,507
                                                              ----------    ----------
Mandatorily Redeemable Preferred Securities.................     305,500            --
                                                              ----------    ----------
Equity:
  Preferred stock, $100 par value...........................       7,412         7,412
  Preferred stock, $.10 par value...........................       8,906         8,906
  Common stock, $1 par value; 300,000,000 shares authorized;
     outstanding 90,000,000.................................      90,000        90,000
  Paid in capital...........................................   1,942,387     1,943,034
  Retained deficit..........................................    (322,973)     (427,703)
  Accumulated comprehensive income..........................         238           412
                                                              ----------    ----------
          Total Equity......................................   1,725,970     1,622,061
                                                              ----------    ----------
          Total Liabilities and Equity......................  $4,553,358    $4,644,568
                                                              ==========    ==========

          See accompanying Notes to Consolidated Financial Statements.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                              TWELVE MONTHS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
Cash Flows from Operating Activities:
  Net income (loss).........................................  $ 105,250   $(327,027)  $ (58,950)
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    222,870     217,952     216,214
     Write-off of receivables relating to settlement of
       investigation........................................         --      94,349          --
     Loss on disposition of businesses......................         --          --      97,228
     Loss from discontinued operations......................         --          --       8,669
     Cumulative effect of change in accounting..............         --          --       4,890
     Provision for doubtful accounts........................     62,949      42,243      54,709
     Deferred income taxes..................................     84,900     (93,124)     16,734
     Loss on disposal of properties and equipment...........        970         713         402
  Changes in operating assets and liabilities, net of
     effects of purchase acquisitions and foreign exchange:
     Increase in accounts receivable........................   (194,772)   (112,095)   (159,228)
     Increase in inventories................................     (7,472)    (12,606)    (30,979)
     (Increase) decrease in other current assets............     (6,025)    (21,300)      3,890
     Decrease in IDPN receivables...........................     53,962          --          --
     (Increase) decrease in other assets and deferred
       charges..............................................     (3,025)      1,646     (19,554)
     Increase (decrease) in accounts payable................      5,976      25,855     (11,705)
     (Decrease) increase in accrued income taxes............       (908)         22      74,395
     (Decrease) increase in accrued liabilities.............    (65,227)    356,539     (31,040)
     Increase in other long-term liabilities................     12,035     102,795       3,560
     Net changes due to/from affiliates.....................     (6,044)     (5,605)     22,777
     Other, net.............................................     (2,126)    (17,088)     19,614
                                                              ---------   ---------   ---------
  Net cash provided by operating activities of continued
     operations.............................................    263,313     253,269     211,626
                                                              ---------   ---------   ---------
  Net cash used in operating activities of discontinued
     operations.............................................         --      (3,782)    (11,947)
                                                              ---------   ---------   ---------
  Net cash provided by operating activities.................    263,313     249,487     199,679
                                                              ---------   ---------   ---------
Cash Flows from Investing Activities:
     Capital expenditures...................................   (104,199)    (81,330)    (74,653)
     Payments for acquisitions, net of cash acquired........   (115,601)    (65,235)   (170,137)
     Proceeds from disposition of businesses................         --          --      82,500
                                                              ---------   ---------   ---------
  Net cash used in investing activities of continued
     operations.............................................   (219,800)   (146,565)   (162,290)
                                                              ---------   ---------   ---------
  Net cash used in investing activities of discontinued
     operations.............................................         --          --      (8,925)
                                                              ---------   ---------   ---------
  Net cash used in investing activities.....................   (219,800)   (146,565)   (171,215)
                                                              ---------   ---------   ---------

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                                                              TWELVE MONTHS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
Cash Flows from Financing Activities:
     Payments on settlement of investigation................   (386,815)         --          --
     (Decrease) increase in borrowings from affiliates......    (32,947)    172,455     445,447
     Cash dividends paid....................................       (520)       (520)       (520)
     Proceeds from mandatorily redeemable preferred
       securities...........................................    305,500          --          --
     Proceeds from issuance of debt.........................         --          37      16,385
     Proceeds from receivable financing facility............    110,300      29,400     105,600
     Payments on debt and capitalized leases................    (17,660)   (298,587)   (599,714)
     Other, net.............................................       (647)        799      (2,027)
                                                              ---------   ---------   ---------
  Net cash used in financing activities of continued
     operations.............................................    (22,789)    (96,416)    (34,829)
                                                              ---------   ---------   ---------
  Net cash used in financing activities of discontinued
     operations.............................................         --          --      (2,107)
                                                              ---------   ---------   ---------
  Net cash used in financing activities.....................    (22,789)    (96,416)    (36,936)
                                                              ---------   ---------   ---------
Effects of changes in foreign exchange rates................         40        (522)      1,997
                                                              ---------   ---------   ---------
Change in cash and cash equivalents.........................     20,764       5,984      (6,475)
Cash and cash equivalents at beginning of period............     12,563       6,579      13,054
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of period..................  $  33,327   $  12,563   $   6,579
                                                              =========   =========   =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest...............................................  $ 223,847   $ 216,647   $ 194,141
     Income taxes (received)/paid, net......................     14,882       8,344     (19,149)
Details for Acquisitions:
  Assets acquired...........................................    117,935      65,256     172,511
  Liabilities assumed.......................................     (2,334)        (21)     (2,374)
                                                              ---------   ---------   ---------
  Cash paid.................................................    115,601      65,235     170,137
  Less cash acquired........................................         --          --          --
                                                              ---------   ---------   ---------
  Net cash paid for acquisitions............................  $ 115,601   $  65,235   $ 170,137
                                                              =========   =========   =========

          See accompanying Notes to Consolidated Financial Statements

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                              PREFERRED STOCKS         COMMON STOCK        CAPITAL IN    RETAINED        OTHER
                            --------------------   --------------------      EXCESS      EARNINGS    COMPREHENSIVE
                              SHARES     AMOUNT      SHARES     AMOUNT    OF PAR VALUE   (DEFICIT)      INCOME       TOTAL EQUITY
                            ----------   -------   ----------   -------   ------------   ---------   -------------   ------------
BALANCE, DECEMBER 31,
  1997....................  89,136,435   $16,318   90,000,000   $90,000    $1,921,853    $ (40,686)     $ (835)       $1,986,650
Net Loss..................          --        --           --        --            --      (58,950)         --           (58,950)
Cash dividends on
  preferred stock.........          --        --           --        --            --         (520)         --              (520)
Tax benefit on
  International transfer..          --        --           --        --        20,382           --          --            20,382
Other comprehensive
  income..................          --        --           --        --            --           --       1,872             1,872
                            ----------   -------   ----------   -------    ----------    ---------      ------        ----------
BALANCE, DECEMBER 31,
  1998....................  89,136,435   $16,318   90,000,000   $90,000    $1,942,235    $(100,156)     $1,037        $1,949,434
                            ==========   =======   ==========   =======    ==========    =========      ======        ==========
Net Loss..................          --        --           --        --            --     (327,027)         --          (327,027)
Cash dividends on
  preferred stock.........          --        --           --        --            --         (520)         --              (520)
Tax benefit of
  dispositions of stock
  options.................          --        --           --        --           822           --          --               822
Other comprehensive
  income..................          --        --           --        --            --           --        (625)             (625)
Other adjustments.........          --        --           --        --           (23)          --          --               (23)
                            ----------   -------   ----------   -------    ----------    ---------      ------        ----------
BALANCE, DECEMBER 31,
  1999....................  89,136,435   $16,318   90,000,000   $90,000    $1,943,034    $(427,703)     $  412        $1,622,061
                            ==========   =======   ==========   =======    ==========    =========      ======        ==========
Net Income................          --        --           --        --            --      105,250          --           105,250
Cash dividends on
  preferred stock.........          --        --           --        --            --         (520)         --              (520)
Other comprehensive
  income..................          --        --           --        --            --           --        (174)             (174)
Other adjustments.........          --        --           --        --          (647)          --          --              (647)
                            ----------   -------   ----------   -------    ----------    ---------      ------        ----------
BALANCE, DECEMBER 31,
  2000....................  89,136,435   $16,318   90,000,000   $90,000    $1,942,387    $(322,973)     $  238        $1,725,970
                            ==========   =======   ==========   =======    ==========    =========      ======        ==========

          See accompanying Notes to Consolidated Financial Statements

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. THE COMPANY

     Fresenius Medical Care Holdings, Inc., a New York corporation ("the Company") is a subsidiary of Fresenius Medical Care AG, a German corporation ("FMC" or "Fresenius Medical Care"). The Company conducts its operations through five principal subsidiaries, National Medical Care, Inc., ("NMC"); Fresenius USA Marketing Inc., Fresenius USA Manufacturing Inc., and SRC Holding Company, Inc., ("SRC"), all Delaware corporations and Fresenius USA Inc., a Massachusetts corporation.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NMC, FUSA, and SRC and those financial statements where the Company controls professional corporations in accordance with Emerging Issues Task Force Issue 97-2.

     The Company is primarily engaged in (i) providing kidney dialysis services, clinical laboratory testing and renal diagnostic services, and (ii) manufacturing and distributing products and equipment for dialysis treatment.

     Effective January 1, 1998, the Company transferred legal ownership of substantially all of its international operations to FMC. The transfer of contributed capital of $199 million was accounted for on the cost basis.

BASIS OF PRESENTATION

  BASIS OF CONSOLIDATION

     The consolidated financial statements in this report at December 31, 2000, 1999 and 1998, respectively, reflect all adjustments that, in the opinion of management, are necessary for the fair presentation of the consolidated results for all periods presented.

     All intercompany transactions and balances have been eliminated in consolidation.

  EARNINGS PER SHARE

     Basic earnings per share are computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share includes the effect of all dilutive potential common shares that were outstanding during the year. The number of shares used to compute basic and diluted earnings per share was 90,000 in all periods as there were no potential common shares and no adjustments to income to be considered for purposes of the diluted earnings per shares calculation.

                                                             TWELVE MONTHS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
The weighted average number of shares of Common Stock were
  as follows...............................................    90,000      90,000      90,000
                                                             --------    --------    --------

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Net income (loss) used in the computation of earnings per share is as follows:

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2000        1999         1998
                                                            --------    ---------    --------
CONSOLIDATED
Net income (loss).........................................  $105,250    $(327,027)   $(58,950)
Dividends paid on preferred stocks........................      (520)        (520)       (520)
                                                            --------    ---------    --------
Income (loss) used in per share computation of earnings...  $104,730    $(327,547)   $(59,470)
                                                            --------    ---------    --------
Basic and fully dilutive earnings (loss) per share........  $   1.16    $   (3.64)   $  (0.66)
                                                            ========    =========    ========

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities (including disclosed amounts of contingent assets and liabilities) at the dates of the consolidated financial statements and the reported revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

  CASH EQUIVALENTS

     Cash equivalents consist of highly liquid instruments with maturities of three months or less when purchased.

  DERIVATIVE FINANCIAL INSTRUMENTS

     Foreign currency contracts -- Gains and losses on foreign currency contracts that are designated and effective as hedges of existing assets, liabilities (including borrowings) and firm commitments are deferred and recorded as an adjustment to general and administrative expenses or cost of goods sold in the period in which the related transaction is consummated. Gains and losses on other foreign currency contracts are recognized at each reporting period.

     Interest rate swaps -- Interest rate agreements that are designated and effective as a hedge of a debt or other long-term obligations are accounted for on an accrual basis. That is, the interest payable and interest receivable under the swaps terms are accrued and recorded as an adjustment to interest expense of the designated liabilities or obligations.

     Amounts due from and payable to the counterparties of interest rate swaps are recorded on an accrual basis at each reporting date on amounts computed by reference of the respective interest rate swap contract. Realized gains and losses that occur from the early termination or of foreign currency contracts and interest rate swaps are recorded in the consolidated statement of operations over the remaining period of the original agreement. Gains and losses arising from the interest differential on contracts that hedge specific borrowings are recorded as a component of interest expense over the life of the contract.

     The effectiveness of the hedge is measured by a historical and probable future high correlation of changes in the fair value of the hedging instruments with changes in the value of the hedged item. If correlation ceases to exist, hedge accounting will be terminated and gains on losses recorded in other income. To date, high correlation has always been achieved.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

  REVENUE RECOGNITION

     Revenues are recognized on the date services and related products are provided/shipped and are recorded at amounts estimated to be received under reimbursement arrangements with third-party payors, including Medicare and Medicaid. The Company establishes appropriate allowances based upon factors surrounding credit risks of specific third party payors, historical trends and other information. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

     Net Revenues from machines sales for 2000 and 1999 include $54.5 million and $36.0 million, respectively, of net revenues for machines sold to a third party leasing company which are utilized by the dialysis services division to provide services to our customers. The profits on these sales are deferred and amortized to earnings over the lease terms.

  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

  PROPERTIES AND EQUIPMENT

     Properties and equipment are stated at cost. Significant improvements are capitalized; repairs and maintenance costs that do not extend the lives of the assets are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any resulting gain or loss is included in income when the assets are disposed.

     The cost of properties and equipment is depreciated over estimated useful lives on a straight-line basis as follows: buildings -- 20 to 40 years, equipment and furniture -- 3 to 10 years, and leasehold improvements -- the shorter of the lease term or useful life. For income tax purposes, depreciation is calculated using accelerated methods to the extent permitted.

  EXCESS OF COST OVER THE FAIR VALUE OF NET ASSETS ACQUIRED AND OTHER INTANGIBLE ASSETS

     The Company has adopted the following useful lives and methods to amortize intangible assets: trade name, 40 years; goodwill -- 25 to 40 years on a straight-line basis; acute care agreements -- over the term of the agreement, generally from 1 to 2 years; patient relationships and other intangible assets -- over the estimated period to be benefited, generally from 5 to 6 years on a straight line basis.

     Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired on business combinations accounted for as a purchase.

  DEBT ISSUANCE COSTS

     Costs related to the issuance of debt are amortized over the term of the related obligation using a straight line method.

  SELF INSURANCE PROGRAMS

     The Company is self insured for professional, product and general liability, auto and worker's compensation claims up to predetermined amounts above which third party insurance applies. Estimates include ultimate costs for both reported and incurred but not reported claims.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

  IMPAIRMENT

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ", the Company reviews the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers various valuation factors including discounted cash flows, fair values and replacement costs to assess any impairment of goodwill and other long lived assets.

  FOREIGN CURRENCY TRANSLATION

     The Company follows the provisions of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Substantially all assets and liabilities of the Company's foreign subsidiaries are translated at year end exchange rates, while revenue and expenses are translated at exchange rates prevailing during the year. Adjustments for foreign currency translation fluctuations are excluded from net earnings and are deferred in the cumulative translation adjustment component of equity. In addition, the translation of certain intercompany borrowings denominated in foreign currencies, which are considered foreign equity investments, is included in the cumulative translation adjustment.

     Gains and losses resulting from the translation of revenues and expenses and intercompany borrowings, which are not considered equity investments, are included in general and administrative expense. Translation gains amounted to $5,927, $58 and $766 for the twelve months ended December 31, 2000, 1999 and 1998, respectively.

  INCOME TAXES

     Deferred income taxes are provided for temporary differences between the reporting of income and expense for financial reporting and tax return purposes. Deferred tax liabilities or assets at the end of each period are determined using the tax rates then in effect for the periods when taxes are actually expected to be paid or recovered. Accordingly, income tax expense provisions will increase or decrease in the period in which a change in tax rates is enacted.

  RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

  COMPREHENSIVE INCOME

     The Company has adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement further requires that the Company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

  PENSION AND OTHER POSTRETIREMENT BENEFITS

     Effective December 31, 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". The provisions of SFAS No. 132 revise employers' disclosures about pension and other post retirement benefit plans. It does not change the measurement or

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

recognition of these plans. It standardized the disclosure requirements for pensions and other post retirement benefits to the extent practicable.

  NEW PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires the recognition of the fair value of all derivative instruments on the balance sheet. Subsequent to the issuance of SFAS 133, the FASB received many requests to clarify certain issues causing difficulties in implementation.

     In June 2000, the FASB issued SFAS 138, which responds to those requests by amending certain provisions of SFAS 133. These amendments include allowing foreign-currency denominated assets and liabilities to qualify for hedge accounting, permitting the offsetting of certain inter-entity foreign currency exposures that reduce the need for third party derivatives and redefining the nature of interest rate risk to avoid sources of ineffectiveness. The Company is adopting SFAS 133, and the corresponding amendments under SFAS 138 effective as January 1, 2001. The adoption of SFAS 133, as amended by SFAS 138, results in the recording of assets related to forward currency contracts of approximately $12.9 million and a liability for interest rate swaps off approximately $24.6 million. The offset to each of these transition adjustments will be recorded to other comprehensive income. The Company expects that approximately $2.0 million deferred gains on foreign currency contracts will be recognized to earnings during fiscal year 2000.

     In December 1999, the United States Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues, as well as examples of how the staff applies revenue recognition guidance to specific circumstances. In June 2000, SAB 101B was issued by the SEC further delaying the date of SAB 101 until the fourth quarter of the fiscal year beginning after December 15, 1999. The impact of the adoption of SAB 101 is not significant.

     In May 2000, the Emerging Issues Task Force ("EITF") issued EITF 00-014, Accounting for Certain Sales Incentives, which establishes accounting for point of sales coupons, rebates, and free merchandise. This EITF requires that an entity report these sales incentives that reduce the price paid to be netted directly against revenues. EITF 00-014 is effective no later than the second quarter of 2000. The impact of the adoption of EITF-00-14 is not significant.

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces SFAS No. 125 and rescinds SFAS No. 127. SFAS No. 140 provides the accounting and reporting standards for securitizations and other transfers of financial assets and collateral. These standards are based on consistent application of a financial-components approach that focuses on control. This Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers after March 31, 2001 and is effective for disclosures about securitizations and collateral for fiscal years ending after December 15, 2000. There is no impact for the adoption of SFAS No. 140.

  1996 RESTRUCTURING COSTS

     In 1996, the Company accrued approximately $50,000 for restructuring costs relating to the closing of certain renal products manufacturing and distribution operations as well as the closing of certain clinics of

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

the Homecare Division. These restructuring costs primarily relate to severance payments and lease commitments. Through the period ended December 31, 2000 approximately $49,000 in payments and other charges have been applied against these restructuring costs. The restructuring plan has been completed and the remaining outstanding balance will be used primarily for the remaining lease commitments for closed production facilities.

  RECLASSIFICATION

     Certain 1999 and 1998 amounts have been reclassified to conform with the 2000 presentation.

NOTE 3. ACQUISITIONS

     The Company acquired certain health care facilities, and clinical laboratories, for a total consideration of $115,601, $65,235 and $170,137 for the twelve months ended December 31, 2000, 1999 and 1998, respectively. These acquisitions have been accounted for as purchase transactions and, accordingly, are included in the results of operations from the dates of acquisition. The excess of the total acquisition costs over the fair value of tangible net assets acquired was $93,417, $62,376 and $157,836 for the twelve months ended December 31, 2000, 1999 and 1998, respectively.

     Had the acquisitions that occurred during the twelve months ended December 31, 2000 been consummated on January 1, 1999, unaudited proforma net revenues for the twelve months ended December 31, 2000 and 1999 would have been $3,139,406 and $2,929,550, respectively. Unaudited proforma income (loss) from continuing operations before cumulative effect of change in accounting for start up costs would have been $106,505 and ($325,648) for the twelve months ended December 31, 2000 and 1999, respectively.

     Had the acquisitions that occurred during the twelve months ended December 31, 1999 been consummated on January 1, 1998, unaudited proforma net revenues for the twelve months ended December 31, 1999 and 1998 would have been $2,829,989 and $2,606,856, respectively. Unaudited proforma income from continuing operations before cumulative effect of change in accounting for start up costs would have been ($328,167) and $49,676 for the twelve months ended December 31, 1999 and 1998, respectively.

NOTE 4. OTHER BALANCE SHEET ITEMS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
INVENTORIES
  Raw materials.............................................  $   44,787    $   41,045
  Manufactured goods in process.............................      10,516         8,748
  Manufactured and purchased inventory available for sale...      80,520        90,748
                                                              ----------    ----------
                                                                 135,823       140,541
  Health care supplies......................................      55,876        42,571
                                                              ----------    ----------
          Total.............................................  $  191,699    $  183,112
                                                              ==========    ==========

     Under the terms of certain purchase commitments, the Company is obligated to purchase raw materials and health care supplies during 2001 amounting to $55,483.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

OTHER CURRENT ASSETS
  Miscellaneous accounts receivable.........................  $   98,668    $   91,042
  Deposits and prepaid expenses.............................      40,414        39,729
                                                              ----------    ----------
          Total.............................................  $  139,082    $  130,771
                                                              ==========    ==========
EXCESS OF COST OVER THE FAIR VALUE OF NET ASSETS ACQUIRED
  AND OTHER INTANGIBLE ASSETS:
  Goodwill, less accumulated amortization of $302,757 and
     $228,426...............................................  $2,701,281    $2,713,385
  Patient relationships, less accumulated amortization of
     $116,856 and $87,169...................................      72,662        92,898
  Other intangible assets, less accumulated amortization of
     $145,267 and $109,109..................................     448,101       459,208
                                                              ----------    ----------
          Total.............................................  $3,222,044    $3,265,491
                                                              ==========    ==========
ACCRUED LIABILITIES
  Accrued operating expenses................................  $   36,062    $   46,019
  Accrued insurance.........................................      47,021        54,702
  Accrued legal and compliance costs........................       1,601         9,441
  Accrued salaries and wages................................      50,988        53,371
  Accounts receivable credit balances.......................      38,215        48,932
  Accrued interest..........................................      14,974        19,125
  Accrued other.............................................      16,529        21,669
  Accrued physician compensation............................      17,649        17,721
  Accrued other related costs for OIG investigation.........       4,986        20,378
                                                              ----------    ----------
          Total.............................................  $  228,025    $  291,358
                                                              ==========    ==========

     Accounts receivable credit balances principally reflect overpayments from third party payors and are in the process of repayment.

NOTE 5. SALE OF ACCOUNTS RECEIVABLE

     On September 27, 1997, NMC established a new $204,000 receivable financing facility (the "A/R Facility") with NationsBank, N.A. (now known as Bank of America, N.A.) to replace its former facility with CitiCorp. The A/R Facility was amended on February 27, 1998 to increase the commitment amount to $331,500. It was further amended on September 27, 1999 to increase the commitment amount to $360,000 and to add WestDeutsche Landesbank Girozentrale, New York Branch, as an additional Administrative Agent. On October 26, 2000, the amount was increased to $500,000 and Bayerische Landesbank, New York Branch, became an additional Administrative Agent.

     The current agreement carries an effective interest rate based on commercial paper, which was approximately 6.59% at December 31, 2000, and matures on October 25, 2001. At December 31, 2000 and 1999, $445,300 and $335,000 had been received pursuant to such sales, respectively; these amounts are reflected as reductions to accounts receivable. Under the terms of the agreement, new interests in accounts receivable are sold as collections reduce previously sold accounts receivable. The costs related to such sales are expensed as incurred and recorded as interest expense and related financing costs. There were no gains or losses on these transactions.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

NOTE 6. DEBT

     Long-term debt to outside parties consists of:

                                                             DECEMBER 31,
                                                         --------------------
                                                           2000        1999
                                                         --------    --------
NMC Credit Facility....................................  $732,500    $738,150
Note payable for settlement of investigation...........    85,920          --
Other..................................................     7,120      17,454
                                                         --------    --------
                                                          825,540     755,604
Less amounts classified as current.....................   237,014     140,539
                                                         --------    --------
                                                         $588,526    $615,065
                                                         ========    ========

     In September 1996, NMC entered into a credit agreement with a group of banks (collectively, the "Lenders"), pursuant to which the Lenders made available to NMC and certain specified subsidiaries and affiliates an aggregate of $2,000,000 through two credit facilities (collectively, the "NMC Credit Facility"). The NMC Credit Facility, as amended, includes: (i) a revolving credit facility of up to $1,000,000 for up to seven years (of which up to $250,000 is available for letters of credit, up to $450,000 is available for borrowings in certain non-U.S. currencies, up to $50,000 is available as swing lines in U.S. dollars and up to $20,000 is available as swing lines in certain non-U.S. currencies) ("Facility 1") and (ii) a term loan facility of $1,000,000 for up to seven years ("Facility 2").

     Loans under the NMC Credit Facility bear interest at one of the following rates, at either (i) LIBOR plus an applicable margin or (ii) a base rate equal to the sum of (1) the higher from time to time of (A) the prime rate of Bank of America, N.A. or (B) the federal funds rate plus 0.50% and (2) an applicable margin. A commitment fee is payable to the Lenders equal to a percentage per annum applied against the unused portion of the NMC Credit Facility.

     In addition to scheduled quarterly principal payments under Facility 2, the NMC Credit Facility will be reduced by certain portions of the net cash proceeds from certain sales of assets, sales of accounts receivable and the issuance of subordinated debt and equity securities. All borrowings outstanding under Facility 1 are due and payable at the end of the seventh year. Prepayments are permitted at any time without penalty, except in certain defined periods. The NMC Credit Agreement contains certain affirmative and negative covenants with respect to the Company, NMC and its subsidiaries, customary for this type of agreement. In December 1999, the Company successfully amended certain covenants including, among other things, financial ratios contained in its NMC Credit Facility that would have been affected by the impact of the settlement related to the U.S. Government investigation. At December 31, 2000, the Company was in compliance with all such covenants.

     In February 1998, $250,000 of Facility 2 was repaid, primarily using borrowings from affiliates. The voluntary prepayment reduced the available financing under the agreement to $1,750,000. The Company has made all of its scheduled principal payments, reducing the amount available under the NMC Credit Facility at the end of 2000 and 1999 to $1,577,500 and $1,716,250, respectively. At December 31, 2000 and 1999 the Company had available $698,000 and $777,000, respectively, of additional borrowing capacity under the NMC Credit Facility including $103,000 and $49,000 respectively, available for additional letters of credit.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Borrowings from affiliates consists of:

                                                            DECEMBER 31,
                                                      ------------------------
                                                         2000          1999
                                                      ----------    ----------
Fresenius Medical Care AG, borrowings at interest
  rates approximating 7.75%.........................  $   18,850    $   42,949
Fresenius AG, borrowings at interest rates
  approximating 7.34 - 7.38%........................     209,000       330,000
Fresenius Medical Care Trust Finance S.a.r.l.,
  borrowings at interest rates of 8.43% and 9.25%...     786,524       786,524
Fresenius Acquisition, LLC at interest rates
  approximating 6.87%...............................     113,121            --
Other...............................................       1,013         1,982
                                                      ----------    ----------
                                                       1,128,508     1,161,455
Less amounts classified as current..................     341,643       372,949
                                                      ----------    ----------
Total...............................................  $  786,865    $  788,506
                                                      ==========    ==========

     Scheduled maturities of long-term debt and borrowings from affiliates are as follows:

2001.....................................................  $  578,657
2002.....................................................     151,985
2003.....................................................     150,000
2004.....................................................     282,500
2005.....................................................           0
2006 and thereafter......................................     790,865
                                                           ----------
Total....................................................  $1,954,007
                                                           ==========

NOTE 7. SPECIAL CHARGE FOR SETTLEMENT OF INVESTIGATION AND RELATED COSTS

     On January 18, 2000, the Company, NMC and certain affiliated companies executed definitive agreements (the "Settlement Agreements") with the United States Government (the "Government") to settle (i) matters concerning violations of federal laws and (ii) NMC's claims with respect to outstanding Medicare receivables for nutrition therapy (collectively, the "Settlement").

     Under the Settlement with the Government, the Company entered into a note payable for the settlement payment obligations to the Government. Interest on installment payments to the Government will accrue at 6.3% on $51.2 million of the obligation and at 7.5% annually on the balance, until paid in full.

     In February 2000, the Company made initial payments to the Government totaling $286.4 million. The remaining obligations is payable in six quarterly installments which began in April 2000 and will end in July 2001. The first four quarterly installments were made in the amount of $35.4 million including interest at 7.5%. The first three of these four payments were made in April, July, and October 2000 to the Government totaling $106.2 million including interest. The fourth installment was made in January 2001. The remaining two installments of $27.8 million including interest at 6.3% will be made in April and July 2001, respectively.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     In addition, the Company received approximately $59.2 million from the Government related to the Company's claims for outstanding Medicare receivables. The Company received $54.0 million in 2000 and a final payment of $5.2 million in February 2001.

NOTE 8. DISCONTINUED OPERATIONS

     Effective June 1, 1998, the Company classified its non-renal diagnostic services business ("Non-Renal Diagnostic Services") and homecare business ("Homecare") as discontinued operations. The Company disposed of its Non-Renal Diagnostic Services division and its Homecare division on June 26, 1998 and July 29, 1998, respectively. In connection with the sale of Homecare, the Company retained the assets and the operations associated with the delivery of IDPN. The Company recorded a net after tax loss of $97 million in 1998 on the sale of these businesses. The net loss on the disposal of these businesses and their results of operations have been accounted for as discontinued operations.

     IDPN receivables of $153.5 million, that had been included in net assets of discontinued operations were resolved as part of the Settlement Agreements with the Government as part of the OIG Investigation. As a result, a $94.3 million write-off was taken against these receivables. The remaining receivables were reclassified to other current and non-current IDPN receivables on the balance sheet. The Company has collected approximately $54.0 million from the Government, and the remaining portion will be collected on February 2001.

     Operating results of discontinued operations are presented below:

  DISCONTINUED OPERATIONS -- RESULTS OF OPERATIONS

     The revenues and results of operations of the discontinued operations of Non Renal Diagnostic Services and Homecare divisions were as follows:

                                                     TWELVE MONTHS ENDED DECEMBER 31,
                                                     --------------------------------
                                                       2000        1999        1998
                                                     --------    --------    --------
NET REVENUES.......................................  $     --    $     --    $120,940
                                                     --------    --------    --------
Loss from operations before income tax benefit.....        --          --     (14,212)
Income tax benefit.................................        --          --      (5,543)
                                                     --------    --------    --------
Loss from operations...............................        --          --      (8,669)
                                                     --------    --------    --------
Loss on disposal before income tax benefit.........        --          --    (140,000)
Income tax benefit.................................        --          --     (42,772)
                                                     --------    --------    --------
Loss on disposal...................................        --          --     (97,228)
                                                     --------    --------    --------
Loss from discontinued operations..................        --          --    (105,897)
                                                     ========    ========    ========

NOTE 9. INCOME TAXES

     Income (loss) from continuing operations before income taxes are as follows:

                                                    TWELVE MONTHS ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      2000        1999         1998
                                                    --------    ---------    --------
Domestic..........................................  $201,305    $(410,034)   $126,347
Foreign...........................................     2,266        1,970         (63)
                                                    --------    ---------    --------
          Total income (loss).....................  $203,571    $(408,064)   $126,284
                                                    ========    =========    ========

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     The provision (benefit) for income taxes was as follows:

                                                       TWELVE MONTHS ENDED DECEMBER 31,
                                                       ---------------------------------
                                                         2000        1999         1998
                                                       --------    ---------    --------
Current tax expense Federal..........................  $ 2,616     $  1,545     $44,777
  State..............................................   10,195        9,916      12,406
  Foreign............................................      610          626         530
                                                       -------     --------     -------
          Total current..............................   13,421       12,087      57,713
Deferred tax (benefit) expense Federal...............   79,858      (87,926)     14,642
  State..............................................    4,712       (4,981)      2,092
  Foreign............................................      330         (217)         --
                                                       -------     --------     -------
          Total deferred tax (benefit)...............   84,900      (93,124)     16,734
                                                       -------     --------     -------
          Total provision (benefit)..................  $98,321     $(81,037)    $74,447
                                                       =======     ========     =======

     Deferred tax liabilities (assets) are comprised of the following:

                                                            DECEMBER 31,
                                                       ----------------------
                                                         2000         1999
                                                       ---------    ---------
Allowance for doubtful accounts......................  $ (22,928)   $ (26,345)
Insurance liability..................................       (388)     (21,125)
Legal liability......................................    (11,461)     (13,109)
Deferred and incentive compensation..................     (8,547)      (9,055)
Pension and benefit accruals.........................    (19,623)     (19,424)
Accrued interest.....................................    (47,259)     (36,181)
Inventory reserves...................................     (6,099)      (5,236)
Accrued expenses.....................................     (7,033)     (13,643)
Other temporary differences..........................     (4,392)      (4,653)
Government settlement................................     (5,302)     (92,469)
Loss carry forwards..................................    (11,222)      (5,301)
                                                       ---------    ---------
  Gross deferred tax assets..........................   (144,254)    (246,541)
Deferred tax assets valuation........................      2,622        5,029
                                                       ---------    ---------
  Deferred tax assets................................   (141,632)    (241,512)
                                                       ---------    ---------
Depreciation and amortization........................    140,864      156,113
Other temporary differences..........................        524          255
                                                       ---------    ---------
  Gross deferred tax liabilities.....................    141,388      156,368
                                                       ---------    ---------
  Net deferred tax (asset) liabilities...............  $    (244)   $ (85,144)
                                                       =========    =========

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     The provision (benefit) for income taxes for the twelve months ended December 31, 2000, 1999, and 1998 differed from the amount of income taxes determined by applying the applicable statutory federal income tax rate to pretax earnings as a result of the following differences:

                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                                           ---------------------------------
                                                            2000         1999          1998
                                                           ------       -------       ------
Statutory federal tax rate (benefit).....................   35.0%        (35.0)%       35.0%
State income taxes, net of federal tax benefit...........    4.7           0.8          7.5
Amortization of goodwill.................................   10.2           5.1         16.6
Government Settlement....................................   (2.3)          8.7           --
Foreign losses and taxes.................................    0.6          (0.1)         0.4
Other....................................................    0.1           0.6         (0.6)
                                                            ----         -----         ----
Effective tax rate (benefit).............................   48.3%        (19.9)%       58.9%
                                                            ====         =====         ====

     The net (decrease) increase in the valuation allowance for deferred tax assets was $(2,407), $(311) and $1,972 for the twelve months ended December 31, 2000, 1999, and 1998, respectively. It is the Company's expectation that it is more likely than not to generate future taxable income to utilize its net deferred tax asset. The changes for all three years relate to activities incurred by foreign subsidiaries.

     At December 31, 2000, there were approximately $6,750 of foreign net operating losses, the majority of which expire within seven years. The Company also has $21,500 of Federal net operating losses which will begin to expire in the year 2018.

     Provision has not been made for additional federal, state, or foreign taxes on $5,509 of undistributed earnings of foreign subsidiaries. Those earnings have been, and will continue to be reinvested. The earnings could be subject to additional tax if they were remitted as dividends, if foreign earnings were loaned to the Company or a U.S. affiliate or if the Company should sell its stock in the subsidiaries. The Company estimates that the distribution of these earnings would result in $ 2,166 of additional foreign withholding and federal income taxes.

NOTE 10. PROPERTIES AND EQUIPMENT

                                                            DECEMBER 31,
                                                       ----------------------
                                                         2000         1999
                                                       ---------    ---------
Land and improvements................................  $   5,135    $   5,205
Buildings............................................     63,937       68,812
Capitalized lease property...........................      3,312        6,668
Leasehold improvements...............................    235,096      201,405
Equipment and furniture..............................    403,701      363,244
Construction in progress.............................     38,176       25,028
                                                       ---------    ---------
                                                         749,357      670,362
Accumulated depreciation and amortization............   (292,421)    (241,569)
                                                       ---------    ---------
Properties and equipment, net........................  $ 456,936    $ 428,793
                                                       =========    =========

     Depreciation expense relating to properties and equipment amounted to $80,034, $80,803 and $81,683 for the years ended December 31, 2000, 1999 and
1998, respectively.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Included in properties and equipment as of December 31, 2000, and 1999 were $26,816 and $25,355, respectively, of peritoneal dialysis cycler machines which the Company leases to customers with end-stage renal disease on a month-to-month basis. Rental income for the peritoneal dialysis cycler machines was $12,472, $8,762, and $7,679 for the twelve months ended December 31, 2000, 1999 and 1998, respectively.

  LEASES

     In September 2000, the Company entered into an amended operating lease arrangement with a bank that covers approximately $65,165 of equipment in its dialyzer manufacturing facility in Ogden, Utah. The agreement has a basic term expiration date of January 1, 2010, renewal options and a purchase option at the greater of 20% of the original cost or the fair market value.

     Future minimum payments under noncancelable leases (principally for clinics and offices) as of December 31, 2000 are as follows:

                                              OPERATING LEASES    CAPITAL LEASES     TOTAL
                                              ----------------    --------------    --------
2001........................................      $136,936            $  342        $137,278
2002........................................       117,394               300         117,694
2003........................................       104,414               284         104,698
2004........................................       130,577               230         130,807
2005........................................        55,153               292          55,445
2006 and beyond.............................       131,552                --         131,552
                                                  --------            ------        --------
          Total minimum payments............      $676,026            $1,448        $677,474
                                                  ========                          ========
Less interest and operating costs...........                             323
                                                                      ------
Present value of minimum lease Payments
  ($215 payable in 2001)....................                          $1,125
                                                                      ------

     Rental expense for operating leases was $157,335, $132,248 and $103,838 for the years ended December 31, 2000, 1999 and 1998, respectively. Amortization of properties under capital leases amounted to $369, $852, and $968 for the years ended December 31, 2000, 1999 and 1998, respectively.

     Lease agreements frequently include renewal options and require that the Company pay for utilities, taxes, insurance and maintenance expenses. Options to purchase are also included in some lease agreements, particularly capital leases.

NOTE 11. MANDATORILY REDEEMABLE PREFERRED SECURITIES

     During the fourth quarter of 2000, a wholly-owned subsidiary of the Company issued to NMC 1,000 shares of Series A Preferred Stock and 1,700 shares of Series C Preferred Stock that were then transferred to FMC for proceeds of $113,500 and $192,000, respectively ("Redeemable Preferred Securities"). The Redeemable Preferred Securities are identical in substance except that the Series A shares rank prior to the Series C shares both as to dividends and liquidation, dissolution or winding-up of the subsidiary.

     The Redeemable Preferred Securities have a par value of $.01 per share. The holders of the securities are entitled to receive dividends in amount of dollars per share equal to approximately 8% of the share issuance price. The dividends will be declared and paid in cash at least annually.

     Upon liquidation or dissolution or winding up of the subsidiary, the holders of the Redeemable Preferred Securities are entitled to an amount equal to the liquidation preference for each share of stock plus an amount equal to all accrued and unpaid dividends thereon through the date of distribution. The

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

liquidation preference is the sum of the issuance price plus, for each year or portion thereof an amount equal to one-half of one percent of the issue price, not to exceed 5%.

     The Redeemable Preferred Securities will be sold to the Company in two years for an amount equal to Euros 341,385 plus any accrued and unpaid dividends. Accordingly, the mandatorily redeemable preferred securities are deemed to Euro liability and the risk of foreign currency fluctuations are hedged through forward currency contracts.

     The holders of the Redeemable Preferred Securities have the participation rights of the holders of all other classes of capital stock of the subsidiary.

NOTE 12. PENSION AND OTHER POST RETIREMENT BENEFITS

  DEFINED BENEFIT PENSION PLANS

     Substantially all domestic employees are covered by NMC's non-contributory, defined benefit pension plan. Each year NMC contributes at least the minimum required by the Employee Retirement Income Security Act of 1974, as amended. Plan assets consist primarily of publicly traded common stock, fixed income securities and cash equivalents.

The following provides a reconciliation of benefit obligations, plan assets, and funded status of the plans.

                                                             TWELVE MONTHS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year....................  $ 87,737    $ 87,464    $ 72,025
Service Cost...............................................     9,987       8,212       7,416
Interest Cost..............................................     6,713       5,966       5,217
Amendments.................................................        --          (5)         --
Actuarial (gain)/loss......................................     3,752     (12,496)      5,810
Divestures.................................................        --          --      (1,717)
Benefits Paid..............................................    (2,748)     (1,404)     (1,287)
                                                             --------    --------    --------
Benefit obligation at end of year..........................  $105,441    $ 87,737    $ 87,464
                                                             --------    --------    --------
CHANGE ON PLAN ASSETS
Fair value of plan assets at beginning of year.............    86,794      77,019      65,088
Actual return on plan assets...............................    (2,098)     11,179      13,218
Employee contribution......................................        --          --          --
Benefits paid..............................................    (2,748)     (1,404)     (1,287)
                                                             --------    --------    --------
Fair value of plan assets at end of year...................  $ 81,948    $ 86,794    $ 77,019
                                                             --------    --------    --------
Funded Status..............................................   (23,493)       (942)    (10,444)
Unrecognized net (gain)/loss...............................   (14,367)    (30,993)    (15,239)
Unrecognized prior service cost............................        (4)         (4)         --
                                                             --------    --------    --------
Accrued benefit costs......................................  $(37,864)   $(31,939)   $(25,683)
                                                             --------    --------    --------
WEIGHTED -- AVERAGE ASSUMPTIONS AS OF DECEMBER 31,
Discount rate..............................................      7.50%       7.50%       6.75%
Expected return of plan assets.............................      9.70        9.70        9.70
Rate of compensation increase..............................      4.50        4.50        4.50

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                             TWELVE MONTHS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
COMPONENTS OF NET PERIOD BENEFIT COST
Service Cost...............................................  $  9,987    $  8,212    $  7,416
Interest Cost..............................................     6,713       5,966       5,217
Expected return on plan assets.............................    (8,345)     (7,401)     (6,430)
Amortization of prior service cost.........................        (1)         (1)         --
Recognized net (gain)/loss.................................    (2,429)       (520)       (891)
Curtailment net (gain).....................................        --          --      (1,717)
                                                             --------    --------    --------
Net periodic benefit costs.................................  $  5,925    $  6,256    $  3,595
                                                             --------    --------    --------

     NMC also sponsors a supplemental executive retirement plan to provide certain key executives with benefits in excess of normal pension benefits. The projected benefit obligation was $5,453 and $3,057 at December 31, 2000 and 1999, respectively. Pension expense for this plan, for the twelve months ended December 31, 2000, 1999 and 1998 was $983, $402 and $374, respectively.

     NMC does not provide any postretirement benefits to its employees other than those provided under its pension plan and supplemental executive retirement plan.

  DEFINED CONTRIBUTION PLANS

     The Company's employees are eligible to join 401(k) Savings Plan once they have achieved a minimum of 90 days of service and if they have more than 900 hours of service before their one year anniversary date. Under the provisions of the 401(k) plan, employees are allowed to contribute up to 16% of their salaries. The Company contributes 50% of their savings up to 6% of saved pay after one year. The Company's total contributions for the year ended December 31, 2000, 1999 and 1998 was $8,786, $7,298 and $7,617, respectively.

NOTE 13. EQUITY

PREFERRED STOCK

     At December 31, 2000 and 1999, the components of the Company's preferred stocks as presented in the Consolidated Balance Sheet and the Consolidated Statement of Changes in Equity are as follows:

PREFERRED STOCKS, $100 PAR VALUE

 -- 6% Cumulative(1); 40,000 shares authorized; 36,460
   outstanding...............................................  $ 3,646
 -- 8% Cumulative Class A(2); 50,000 shares authorized;
    16,176 outstanding.......................................    1,618
 -- 8% Noncumulative Class B(2); 40,000 shares authorized;
    21,483 outstanding.......................................    2,148
                                                               -------
                                                               $ 7,412
                                                               -------

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

PREFERRED STOCKS, $.10 PAR VALUE

-- Noncumulative Class D(3); 100,000,000 shares authorized;
   89,062,316 outstanding...................................      8,906
                                                                -------
          Total Preferred...................................    $16,318
                                                                =======

---------------
(1) 160 votes per share

(2) 16 votes per share

(3) 1/10 vote per share

  STOCK OPTIONS

     In 1996, FMC adopted a stock incentive plan (the "FMC Plan") under which the Company's key management and executive employees are eligible. Under the FMC Plan, eligible employees will have the right to acquire Preference Shares of FMC. Options granted under the FMC Plan will be evidenced by a non-transferable convertible bond and corresponding non-recourse loan to the employee, secured solely by the bond with which it was made. The bonds mature in ten years and are generally fully convertible after three to five years. Each convertible bond, which is DM denominated, entitles the holder thereof to convert the bond in Preference Shares equal to the face amount of the bond divided by the Preference Share's nominal value. During 1997, FMC granted 2,697,438 options (of which 216,663 were forfeited) to the Company, under the FMC Plan. At December 31, 1997 no options were exercisable. During 2000, 1999 and 1998 a total of 75,833, 30,065, and, 2,169,711 awards were cancelled or forfeited resulting in awards outstanding of 205,166 for 2000, 280,999 for 1999 and 311,064 in 1998. If the
205,166 awards outstanding at December 31, 2000 were exercised, a total of approximately 68.389 non-voting preferred shares would be issued. At December 31, 2000, 205,166 options were exercisable under the FMC plan.

     During 1998, the FMC adopted a new stock incentive plan ("FMC 98 Plan") under which the Company's key management and executive employees are eligible. Under the FMC 98 Plan, eligible employees will have the right to acquire Preference Shares of FMC. Options granted under the FMC 98 Plan will be evidenced by a non-transferable convertible bond and a corresponding non-recourse loan to the employee, secured solely by the bond with which it was made. Each convertible bond, which will be DM denominated, will entitle the holder thereof to convert the bond in Preference Shares equal to the face amount of the bond divided by the Preference Share's nominal value. During 1998, FMC awarded 1,024,083 options and exercisable upon vesting for 1,024,083 Preference Shares. During 1999, FMC granted 571,940 Preference Shares. During 1999, options for 140,168 Preference Shares were forfeited or cancelled under the FMC 98 Plan. During 2000, FMC granted 653,325 Preference Shares and 303,123 Preference Shares were forfeited or cancelled. In addition, 10,060 stock options from the FMC 98 Plan were exercised with 10,060 Preference Shares being issued. At December 31, 2000, there were 568,887 Preference Shares for which grants could be issued. Grants for 660,270 Preference Shares were exercisable under the FMC 98 Plan at December 31, 2000.

NOTE 14. FINANCIAL INSTRUMENTS

  MARKET RISK

     The Company is exposed to market risks due to changes in interest rates and foreign currency rates. The Company uses derivative financial instruments, including interest rate swaps and foreign exchange contracts, as part of its risk management strategy. These instruments are used as a means of hedging exposure to interest rate and foreign currency fluctuations in connection with firm commitments and debt obligations. The Company does not hold or issue derivative instruments for trading or speculative purposes.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     The mark-to-market valuations of the financial instruments and of associated underlying exposures are closely monitored at all times. The Company uses portfolio sensitivities and stress tests to monitor risk. Overall financial strategies and the effects of using derivatives are reviewed periodically.

  FOREIGN CURRENCY CONTRACTS

     The Company uses foreign exchange contracts as a hedge against foreign exchange risks associated with the settlement of foreign currency denominated payables and firm commitments. At December 31, 2000 and 1999, the Company had outstanding foreign currency contracts for the purchase of Euros ("EUR") totaling $450,856 and $41,925, respectively. The contracts outstanding at December 31, 2000 include forward contracts for delivery of EUR between January 2001 and November 2003, at rates ranging from $0.8489 to $0.9374 per EUR.

     The fair value of forward currency contracts are the estimated amounts that the Company would receive or pay to terminate the agreement at the reporting date, taking into account the current exchange rates and the current creditworthiness of the counterparties. At December 31, 2000 and 1999, the Company would have received approximately $20,400 and $2,800, respectively, to terminate the contracts.

  INTEREST RATE AGREEMENTS

     At December 31, 2000 and 1999, the Company had interest rate swaps and option agreements outstanding with various commercial banks for notional amounts totaling $1,050,000 and $1,600,000, respectively. All of these agreements were entered into for other than trading purposes. In the year 2000, the Company purchased new interest rate swaps with $450,000 notional amount and closed out its option agreements (cap and floor with notional amount of $150,000). Hedges totalling $850,000 expired on January 4, 2000. The rest of the contracts mature at various dates between November 2003 and November 2007.

     For a notional amount of $1,050,000, the interest rate swaps effectively change the Company's interest rate exposure on its variable-rate loans under the NMC Credit Facility (drawn as of December 31, 2000: $732,500), and drawdowns under the receivables financing facility (drawn as of December 31, 2000:
$445,300) to fixed rates of interest ranging between 6.05% and 6.611%. Under the NMC Credit Facility, the Company agreed to maintain at least $500,000 of interest rate protection. The Company closed out its option agreements (cap and floor with notional amount of $150,000) in November 2000 and is amortizing the loss over the original term of the agreements.

     The fair value of the interest rate swaps and options is the estimated amount that the Company would receive or pay to terminate the agreements. The fair value of these agreements at December 31, 2000 and 1999 would require the Company to pay approximately $24,600 and receive approximately $9,200, respectively. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions significantly affect the estimates.

  CREDIT RISK

     The Company is exposed to credit risk to the extent of potential nonperformance by counterparties on financial instruments. As of December 31, 2000, the Company's credit exposure was insignificant and limited to the fair value stated above; the Company believes the risk of incurring losses due to credit risk is remote.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

  FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS

     At December 31, 2000 and 1999, the carrying value of cash, cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, short-term borrowings, short-term borrowings and mandatorily redeemable preferred securities with related parties and current liabilities approximated their fair values, based on the short-term maturities of these instruments.

     In addition, the Company is a "Subsidiary Guarantor" along with its parent company, FMC, for the issuance of Trust Preferred Securities on the books of FMC at a carrying value of $952,727 and $964,103, at December 31, 2000 and 1999 respectively. FMC and Subsidiary Guarantors guarantee the Trust Preferred Securities through a series of undertakings. At December 31, 2000 and 1999, the carrying value of these Trust Preferred Securities exceeded their fair value by $54,900 and $20,059, respectively. The fair value of these Trust Preferred Securities is based upon market quotes.

NOTE 15. RELATED PARTY TRANSACTIONS AND ALLOCATIONS

  SERVICES

     Related party transactions pertaining to services performed and products purchased/sold between affiliates are recorded as net accounts payable to affiliates on the balance sheet. At December 31, 2000 and 1999, the Company had net accounts payable of $6,317 and $12,361, respectively.

  BORROWINGS WITH AFFILIATES

     The Company has various outstanding borrowings with FMC and affiliates. The funds were used for general corporate purposes. The loans are due at various maturities. See Note 6 -- "Debt, -- Borrowings from Affiliates" for details and See Note 11 -- "Mandatorily Redeemable Preferred Securities".

NOTE 16. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

  COMMERCIAL INSURER LITIGATION

     In 1997, the Company, NMC, and certain named NMC subsidiaries, were served with a civil complaint filed by Aetna Life Insurance Company in the U.S. District Court for the Southern District of New York. The lawsuit alleges inappropriate billing practices for nutritional therapy, diagnostic and clinical laboratory tests and misrepresentations. In April 1999, Aetna amended its complaint to include its affiliate, Aetna U.S. Healthcare, Inc., as an additional plaintiff, and to make certain other limited changes in its pleading. The amended complaint seeks unspecified damages and costs. In February 2000, the Company was served with a similar complaint filed by Connecticut General Life Insurance Company, Equitable Life Assurance Society for the United States, Cigna Employee Benefits Services, Inc. and Guardian Life Insurance Company of America, Inc. (Connecticut General Life Insurance Company et al v. National Medical Care et al, 00-Civ-0932) seeking unspecified damages and costs. However, the Company, NMC and its subsidiaries believe that there are substantial defenses to the claims asserted, and intend to vigorously defend both lawsuits. Other private payors have contacted the Company and may assert that NMC received excess payment and, similarly, may join either lawsuit or file their own lawsuit seeking reimbursement and other damages.

     The Company has filed counterclaims against the plaintiffs in these matters based on inappropriate claim denials and delays in claim payments.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Although the ultimate outcome on the Company of these proceedings cannot be predicted at this time, an adverse result could have a material adverse effect on the Company's business, financial condition and result of operations.

  OBRA 93

     The Omnibus Budget Reconciliation Act of 1993 affected the payment of benefits under Medicare and employer health plans for dual-eligible ESRD patients. In July 1994, the Health Care Financing Administration issued an instruction to Medicare claims processors to the effect that Medicare benefits for the patients affected by that act would be subject to a new 18-month "coordination of benefits" period. This instruction had a positive impact on NMC's dialysis revenues because, during the 18-month coordination of benefits period, patients' employer health plans were responsible for payment, which was generally at rates higher than those provided under Medicare.

     In April 1995, the Health Care Financing Administration issued a new instruction, reversing its original instruction in a manner that would substantially diminish the positive effect of the original instruction on NMC's dialysis business. The Health Care Financing Administration further proposed that its new instruction be effective retroactive to August 1993, the effective date of the Omnibus Budget Reconciliation Act of 1993.

     NMC ceased to recognize the incremental revenue realized under the original instruction as of July 1, 1995, but it continued to bill employer health plans as primary payors for patients affected by the Omnibus Budget Reconciliation Act of 1993 through December 31, 1995. As of January 1, 1996, NMC commenced billing Medicare as primary payor for dual eligible ESRD patients affected by the act, and then began to re-bill in compliance with the revised policy for services rendered between April 24 and December 31, 1995.

     On May 5, 1995, NMC filed a complaint in the U.S. District Court for the District of Columbia (National Medical Care, Inc. and Bio-Medical Applications of Colorado, Inc. d/b/a Northern Colorado Kidney Center v. Shalala, C.A. No.95-0860 (WBB) seeking to preclude the Health Care Financing Administration from retroactively enforcing its April 24, 1995 implementation of the Omnibus Budget Reconciliation Act of 1993 provision relating to the coordination of benefits for dual eligible ESRD patients. On May 9, 1995, NMC moved for a preliminary injunction to preclude the Health Care Financing Administration from enforcing its new policy retroactively, that is, to billing for services provided between August 10, 1993 and April 23, 1995. On June 6, 1995, the court granted NMC's request for a preliminary injunction and in December of 1996, NMC moved for partial summary judgment seeking a declaration from the Court that the Health Care Financing Administration's retroactive application of the April 1995 rule was legally invalid. The Health Care Financing Administration cross-moved for summary judgment on the grounds that the April 1995 rule was validly applied prospectively. In January 1998, the court granted NMC's motion for partial summary judgment and entered a declaratory judgment in favor of NMC, holding the Health Care Financing Administration's retroactive application of the April 1995 rule legally invalid. Based on its finding, the Court also permanently enjoined the Health Care Financing Administration from enforcing and applying the April 1995 rule retroactively against NMC. The Court took no action on the Health Care Financing Administration's motion for summary judgment pending completion of the outstanding discovery. On October 5, 1998, NMC filed its own motion for summary judgment requesting that the Court declare the Health Care Financing Administration's prospective application of the April 1995 rule invalid and permanently enjoin Health Care Financing Administration from prospectively enforcing and applying the April 1995 rule. The Court has not yet ruled on the parties' motions. The Health Care Financing Administration elected not to appeal the Court's June 1995 and January 1998 orders. The Health Care Financing Administration may, however, appeal all rulings at the

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

conclusion of the litigation. If the Health Care Financing Administration should successfully appeal so that the revised interpretation would be applied retroactively, NMC may be required to refund the payment received from employer health plans for services provided after August 10, 1993 under the Health Care Financing Administration's original implementation, and to re-bill Medicare for the same services, which would result in a loss to NMC of approximately $120 million attributable to all periods prior to December 31, 1995. Also, in this event, the Company's business, financial condition and results of operations would be materially adversely affected.

     In July, 2000, NMC filed a complaint in the U.S. District Court for the Eastern District of Virginia (National Medical Care, Inc. and Bio-Medical Applications of Virginia, Inc. v. Aetna Life Insurance, Co., Inc. Aetna U.S. Healthcare, Inc. and John Does 1-10) seeking recovery against Aetna U.S. Healthcare and health plans administered by Aetna U.S. Healthcare for claims related to primary payor liability for dual eligible ESRD patients under the Omnibus Budget Reconciliation Act of 1993. On January 16, 2001, the Court stayed the action pending resolution of the District of Columbia Court action.

  OTHER LITIGATION AND POTENTIAL EXPOSURES

     From time to time, the Company is a party to or may be threatened with other litigation arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company's defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters. The ultimate outcome of these matters is not expected to materially affect the Company's financial position, results of operations or cash flows.

     The Company, like other health care providers, conducts its operations under intense government regulation and scrutiny. The Company must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, and environmental and occupational health and safety. The Company must also comply with the U.S. anti-kickback statute, the False Claims Act, the Stark Law, and other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company's or the manner in which the Company conduct its business. In the U.S., enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence "whistle blower" actions. By virtue of this regulatory environment, as well as our corporate integrity agreement with the government, the Company expects that its business activities and practices will continue to be subject to extensive review by regulatory authorities and private parties, and continuing inquiries, claims and litigation relating to its compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of "whistle blower" actions, which are initially filed under court seal.

     The Company operates a large number of facilities throughout the U.S. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliate companies. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of these employees. On occasion, the Company may identify instances where employees, deliberately or inadvertently, have submitted inadequate or false billings. The actions of such persons may subject the Company and its subsidiaries to liability under the False Claims Act, among other laws, and the Company cannot predict whether law enforcement authorities may use such information to initiate further investigations of the business practices disclosed or any of its other business activities.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker's compensation or related claims, many of which involve large claims and significant defense costs. The Company has been subject to these suits due to the nature of its business and the Company expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, the Company cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon the Company and the results of its operations. Any claims, regardless of their merit or eventual outcome, also may have a material adverse effect on the Company's reputation and business.

     The Company has also had claims asserted against it and has had lawsuits filed against it relating to businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has asserted its own claims, and claims for indemnification. Although the ultimate outcome on the Company cannot be predicted at this time, an adverse result could have a material adverse effect upon the Company's business, financial condition, and results of operations.

 CONTINGENT NON-NMC LIABILITIES OF W. R. GRACE & CO. (NOW KNOWN AS FRESENIUS MEDICAL CARE HOLDINGS, INC.)

     The Company was formed as a result of a series of transactions pursuant to the Agreement and Plan of Reorganization (the "Merger") dated as of February 4, 1996 by and between W.R. Grace & Co. ("Grace") and Fresenius AG. In connection with the Merger, W.R. Grace & Co.-Conn. ("Grace Chemicals") agreed to indemnify the Company and NMC against all liabilities of the Company and its successors, whether relating to events occurring before or after the Merger, other than liabilities arising from or relating to NMC operations. The Company may be contingently liable for certain liabilities with respect to pre-Merger matters that are not related to NMC operations. Grace Chemicals has filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. If Grace Chemicals' indemnity obligation is terminated or limited as a result of this bankruptcy proceeding, and the Company is held liable for pre-Merger obligations of Grace Chemicals, the Company's business, financial condition, and results of operations may be adversely affected.

     On September 28, 2000, Mesquita, et al. v. W. R. Grace & Company, et al. (Sup. Court of Calif., S.F. County, #315465) was filed as a class action by plaintiffs claiming to be creditors of Grace Chemicals against Grace Chemicals, the Company, and other defendants, principally alleging that the Merger was a fraudulent transfer, violated the uniform fraudulent transfer act, and constituted a conspiracy. An amended complaint was filed subsequently with substantially similar allegations (Abner et al. v. W. R. Grace & Company, et al.). The Company has requested indemnification from Grace Chemicals pursuant to the Merger agreement. If the Merger is determined to have been a fraudulent transfer, if material damages are proved by the plaintiff, and if the Company is not able to collect, in whole or in part, on the indemnity, a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that no fraudulent transfer or conspiracy occurred and intends to defend the case vigorously.

     Were events to violate the tax-free nature of the Merger, the resulting tax liability would be the obligation of the Company. Subject to representations by Grace Chemicals, the Company and Fresenius AG, Grace Chemicals has agreed to indemnify the Company for such a tax liability. If the Company was not able to collect on the indemnity, the tax liability would have a material adverse effect on the Company's business, the financial condition of the Company and the results of operations.

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

NOTE 17. SIGNIFICANT RELATIONS

     For the periods presented, approximately 63% of the Company's health care services net revenues are paid by and subject to regulations under governmental programs, primarily Medicare and Medicaid. The Company maintains reserves for losses related to these programs, including uncollectible accounts receivable, and such losses have been within management's expectations.

     Revenues from EPO accounted for approximately 28% of the Dialysis Services net revenues for the twelve months ended December 31, 2000 and materially contribute to Dialysis Services operating earnings. EPO is produced by a single source manufacturer, Amgen, Inc., and any interruption of supply could materially adversely affect the Company's business and results of operations.

NOTE 18. INDUSTRY SEGMENTS AND INFORMATION ABOUT FOREIGN OPERATIONS

     The Company adopted SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information during the fourth quarter of 1998. SFAS No. 131 established the standards for reporting information about operating statements in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders.

     The Company's reportable segments are Dialysis Services and Dialysis Products. For purposes of segment reporting, the Dialysis Services Division and Spectra Renal Management are combined and reported as Dialysis Services. These divisions are aggregated because of their similar economic classifications. These include the fact that they are both health care service providers whose services are provided to a common patient population, and both receive a significant portion of their net revenue from Medicare and other government and non-government third party payors. The Dialysis Products segment reflects the activity of the Dialysis Products Division only.

     The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. The Company generally evaluates division operating performance based on Earnings Before Interest and Taxes (EBIT) but does use Earning Before Interest, Taxes, Depreciation and Amortization (EBITDA) in some cases.

     The table below provides information for the years ended December 31, 2000, 1999 and 1998 pertaining to the Company's operations by geographic area.

                                                         UNITED STATES    ASIA/PACIFIC      TOTAL
                                                         -------------    ------------    ----------
NET REVENUES FOR TWELVE MONTHS ENDED
  2000.................................................   $3,085,320        $ 3,855       $3,089,175
  1999.................................................    2,811,380          3,853        2,815,233
  1998.................................................    2,564,785          6,621        2,571,406
OPERATING EARNINGS FOR TWELVE MONTHS ENDED
  2000.................................................   $  520,790        $    30       $  520,820
  1999.................................................      511,847            444          512,291
  1998.................................................      446,725          1,013          447,738
ASSETS AT DECEMBER 31,
  2000.................................................    2,810,514         10,394        2,820,908
  1999.................................................    2,553,763         10,112        2,563,875
  1998.................................................    2,461,863          9,584        2,471,447

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     The table below provides information for the years ended December 31, 2000, 1999 and 1998 pertaining to the Company's two industry segments.

                                                                             LESS
                                                DIALYSIS     DIALYSIS    INTERSEGMENT
                                                SERVICES     PRODUCTS       SALES          TOTAL
                                               ----------    --------    ------------    ----------
NET REVENUES FOR TWELVE MONTHS ENDED
  2000.......................................  $2,624,520    $716,757      $252,102      $3,089,175
  1999.......................................   2,339,185     706,709       230,661       2,815,233
  1998.......................................   2,116,185     662,324       207,103       2,571,406
OPERATING EARNINGS FOR TWELVE MONTHS ENDED
  2000.......................................     402,887     117,933            --         520,820
  1999.......................................     386,479     125,812            --         512,291
  1998.......................................     344,208     103,530            --         447,738
ASSETS AT DECEMBER 31
  2000.......................................   2,176,055     644,853            --       2,820,908
  1999.......................................   1,918,612     645,263            --       2,563,875
  1998.......................................   1,815,368     656,079            --       2,471,447
CAPITAL EXPENDITURES FOR TWELVE MONTHS ENDED
  2000.......................................      72,421      28,775            --         101,196
  1999.......................................      59,061      15,519            --          74,580
  1998.......................................      54,821      13,147            --          67,968
DEPRECIATION AND AMORTIZATION OF PROPERTIES
  AND EQUIPMENT FOR TWELVE MONTHS ENDED
  2000.......................................     120,985      23,749            --         144,734
  1999.......................................     117,059      21,936            --         138,995
  1998.......................................     114,240      22,175            --         136,415

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     The table below provides the reconciliations of reportable segment operating earnings, assets, capital expenditures, and depreciation and amortization to the Company's consolidated totals.

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                                                         --------------------------------------
SEGMENT RECONCILIATION                                      2000          1999          1998
----------------------                                   ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES AND CUMULATIVE EFFECTIVE OF CHANGE IN
  ACCOUNTING FOR START UP COSTS:
  Total operating earnings for reportable segments.....  $  520,820    $  512,291    $  447,738
  Corporate G&A (including foreign exchange)...........     (95,860)     (113,375)     (108,618)
  Research and development expense.....................      (4,127)       (4,065)       (4,060)
  Net interest expense.................................    (187,315)     (201,915)     (208,776)
  Interest expense on settlement of investigation,
     net...............................................     (29,947)           --            --
  Special charge for settlement of investigation and
     related costs.....................................          --      (601,000)           --
                                                         ----------    ----------    ----------
  Income (Loss) before income taxes and cumulative
     effective of change in accounting for start up
     costs.............................................  $  203,571    $ (408,064)   $  126,284
                                                         ==========    ==========    ==========
ASSETS:
  Total assets for reportable segments.................  $2,820,908    $2,563,875    $2,471,447
  Intangible assets not allocated to segments..........   1,934,643     2,006,985     2,067,648
  Accounts receivable financing agreement..............    (445,300)     (335,000)     (305,600)
  Net assets of discontinued operations and IDPN
     accounts receivable...............................       5,189        59,151       151,067
  Corporate assets and other...........................     237,918       349,557       228,841
                                                         ----------    ----------    ----------
  Total Assets.........................................  $4,553,358    $4,644,568    $4,613,403
                                                         ==========    ==========    ==========
CAPITAL EXPENDITURES
  Total capital expenditures for reportable segments...  $  101,196    $   74,580    $   67,968
  Corporate capital expenditures.......................       3,003         6,750         6,685
                                                         ----------    ----------    ----------
  Total Capital Expenditures...........................  $  104,199    $   81,330    $   74,653
                                                         ==========    ==========    ==========
DEPRECIATION AND AMORTIZATION:
  Total depreciation and amortization for reportable
     segments..........................................  $  144,734    $  138,995    $  136,415
  Corporate depreciation and amortization..............      78,136        78,957        79,799
                                                         ----------    ----------    ----------
  Total Depreciation and Amortization..................  $  222,870    $  217,952    $  216,214
                                                         ==========    ==========    ==========

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

NOTE 19. QUARTERLY SUMMARY (UNAUDITED)

                                               1ST QUARTER    2ND QUARTER    3RD QUARTER    4TH QUARTER
                                               -----------    -----------    -----------    -----------
2000
Net revenues.................................   $745,115       $760,724       $794,694       $788,642
Cost of health care services and medical
  supplies...................................    506,858        512,494        544,011        545,459
Operating expenses...........................    139,899        141,199        140,944        137,478
Interest expense, net........................     47,118         49,269         46,892         44,036
Interest expense, on settlement of
  investigation..............................      6,185          7,666          7,951          8,145
                                                --------       --------       --------       --------
  Total expenses.............................    700,060        710,628        739,798        735,118
                                                --------       --------       --------       --------
Earnings before income taxes.................     45,055         50,096         54,896         53,524
Provision for income taxes...................     21,961         24,927         27,227         24,206
                                                --------       --------       --------       --------
Net income...................................   $ 23,094       $ 25,169       $ 27,669       $ 29,318
                                                ========       ========       ========       ========
Basic and fully dilutive earnings per
  share......................................   $   0.26       $   0.28       $   0.31       $   0.31
                                                --------       --------       --------       --------

                                               1ST QUARTER    2ND QUARTER    3RD QUARTER    4TH QUARTER
                                               -----------    -----------    -----------    -----------
1999
Net revenues.................................   $672,140       $698,466      $  711,850      $732,777
Cost of health care services and medical
  supplies...................................    450,432        471,548         477,726       480,008
Operating expenses...........................    134,003        129,403         131,995       145,267
Interest expense, net........................     50,126         52,504          49,524        49,761
Special charge for settlement of
  investigations and related costs...........         --             --         590,000        11,000
                                                --------       --------      ----------      --------
  Total expenses.............................    634,561        653,455       1,249,245       686,036
                                                --------       --------      ----------      --------
Earnings before income taxes.................     37,579         45,011        (537,395)       46,741
Provision (Benefit) for income taxes.........     19,952         23,607        (150,190)       25,594
                                                --------       --------      ----------      --------
Net income (loss)............................   $ 17,627       $ 21,404      $ (387,205)     $ 21,147
                                                ========       ========      ==========      ========
Basic and fully dilutive earnings per
  share......................................   $   0.19       $   0.24      $    (4.30)     $   0.23
                                                --------       --------      ----------      --------

                         PRINCIPAL EXECUTIVE OFFICES OF
                           FRESENIUS MEDICAL CARE AG

                             Else-Kroner Strasse 1
                               61352 Bad Homburg
                                    Germany

   FRESENIUS MEDICAL CARE CAPITAL TRUST IV         FRESENIUS MEDICAL CARE CAPITAL TRUST V
               95 Hayden Avenue                               95 Hayden Avenue
        Lexington, Massachusetts 02173                 Lexington, Massachusetts 02173
           United States of America                       United States of America

                                 LEGAL ADVISORS

                          TO FRESENIUS MEDICAL CARE AG

           As to United States Law                            As to German Law
            O'MELVENY & MYERS LLP                          NORR STIEFENHOFER LUTZ
             153 East 53rd Street                             Victoriaplatz 2
           New York, New York 10022                           40477 Dusseldorf
           United States of America                               Germany

                                    AUDITORS

                          TO FRESENIUS MEDICAL CARE AG

                      KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
               AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
                             Marie-Curie-Strasse 30
                            60439 Frankfurt am Main
                                    Germany

                    TO FRESENIUS MEDICAL CARE HOLDINGS, INC.

                                    KPMG LLP
                                 99 High Street
                          Boston, Massachusetts 02110
                            United States of America

      TRUST IV PAYING AGENT             TRUST V U.S. PAYING AGENT       TRUST V EUROPEAN PAYING AGENT AND
   STATE STREET BANK AND TRUST         STATE STREET BANK AND TRUST                  REGISTRAR
             COMPANY                             COMPANY                     Deutsche Bank AG London
    Corporate Trust Department          Corporate Trust Department               Winchester House
  225 Asylum Street, 23rd Floor       225 Asylum Street, 23rd Floor         1 Great Winchester Street
   Hartford, Connecticut 06103         Hartford, Connecticut 06103               London EC2N 2DB
     United States of America            United States of America                 United Kingdom

                   LUXEMBOURG PAYING AGENT AND LISTING AGENT

                         BANQUE GENERALE DU LUXEMBOURG
                              127 Avenue Monterey
                               L.2951 Luxembourg

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         [FRESENIUS MEDICAL CARE LOGO]

     ALL TENDERED OLD USD TRUST PREFERRED               OFFER TO EXCHANGE ALL OUTSTANDING 7 7/8% TRUST
SECURITIES, EXECUTED LETTERS OF TRANSMITTAL AND                      PREFERRED SECURITIES
OTHER RELATED DOCUMENTS IN THE USD EXCHANGE
OFFER SHOULD BE DIRECTED TO THE EXCHANGE AGENT                  (Liquidation Amount $1,000 per
FOR THE USD EXCHANGE OFFER AS FOLLOWS:                            Trust Preferred Security)
By Mail                                                                      FOR
State Street Bank and Trust Company                           7 7/8% TRUST PREFERRED SECURITIES
Corporate Trust Department
P.O. Box 778                                                    (Liquidation Amount $1,000 per
Boston, MA 02102-0778                                             Trust Preferred Security)
Attn: Ralph Jones
                                                                              OF
By Overnight or Hand Delivery
                                                                    FRESENIUS MEDICAL CARE
State Street Bank and Trust Company                                    CAPITAL TRUST IV
Corporate Trust Department
2 Avenue de Lafayette                                  GUARANTEED ON A SENIOR SUBORDINATED BASIS TO THE
Corporate Trust Window, 5th Floor                           EXTENT SET FORTH IN THIS PROSPECTUS BY
Boston, MA 02111-1724
Attn: Ralph Jones                                                 FRESENIUS MEDICAL CARE AG
By Facsimile
State Street Bank and Trust Company
Attn: Ralph Jones
617-662-1452
To Confirm Receipt: 617-662-1548

                                  *                *                *
     ALL TENDERED OLD EURO TRUST PREFERRED SECURITIES         OFFER TO EXCHANGE ALL OUTSTANDING
EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCU-       7 3/8% TRUST PREFERRED SECURITIES
MENTS IN THE EURO EXCHANGE OFFER SHOULD BE DIRECTED TO          (Liquidation Amount E1,000 per
CLEARSTREAM, LUXEMBOURG AND EUROCLEAR IN ACCORDANCE               Trust Preferred Security)
WITH THE USUAL PROCEDURES OF THOSE AGENCIES. QUESTIONS                       FOR
REGARDING THE EURO EXCHANGE OFFER MAY BE ADDRESSED            7 3/8% TRUST PREFERRED SECURITIES
TO THE EURO EXCHANGE AGENT AS FOLLOWS:                          (Liquidation Amount E1,000 per
By Mail, Overnight or Hand Delivery or by Facsimile               Trust Preferred Security)
Deutsche Bank AG LondonWinchester House                                       OF
1 Great Winchester Street                                           FRESENIUS MEDICAL CARE
London EC2N 2DB England                                                CAPITAL TRUST V
Attn: Corporate Trust and Agency Services              GUARANTEED ON A SENIOR SUBORDINATED BASIS TO THE
Fax No.: ++44 (0)207 547-0271                               EXTENT SET FORTH IN THIS PROSPECTUS BY
To Confirm Receipt: ++44 (0)207 545-8000                          FRESENIUS MEDICAL CARE AG

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under German law, Fresenius Medical Care may indemnify its officers and, under certain circumstances, German labor law requires a stock corporation to do so. However, Fresenius Medical Care may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A stock corporation may, however, purchase directors and officers insurance, and Fresenius Medical Care has arranged for such insurance coverage at what it believes to be commercially reasonable rates and on what it believes to be commercially reasonable terms and conditions. Such insurance is subject to any mandatory restrictions imposed by German law. In addition, German law may permit a corporation to indemnify a member of the management or supervisory board for attorneys' fees incurred if such member is the successful party in a suit in a country such as the U.S., where winning parties are required to bear their own costs, if German law would have required the losing party to pay such member's attorneys' fees had the suit been brought in Germany.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
    2.1  Agreement and Plan of Reorganization dated as of February 4,
         1996 between W.R. Grace & Co. and Fresenius AG (incorporated by reference to Appendix A to the Joint Proxy Statement-
         Prospectus of Fresenius Medical Care AG, W.R. Grace & Co.
         and Fresenius USA, Inc., dated August 2, 1996)
    2.2  Distribution Agreement by and among W.R. Grace & Co., W.R.
         Grace & Co.-Conn. and Fresenius AG dated as of February 4,
         1996 (incorporated by reference to Appendix A to the Joint
         Proxy Statement-Prospectus of Fresenius Medical Care AG,
         W.R. Grace & Co. and Fresenius USA, Inc., dated August 2,
         1996)
    2.3  Contribution Agreement by and among Fresenius AG,
         Sterilpharma GmbH and W.R. Grace & Co.-Conn. dated February
         4, 1996 (incorporated by reference to Exhibit E to Appendix
         A to the Joint Proxy-Statement Prospectus of Fresenius
         Medical Care AG, W.R. Grace & Co. and Fresenius USA, Inc.,
         dated August 2, 1996).
    3.1  Memorandum and Articles of Association (Satzung) of
         Fresenius Medical Care AG (the "Company") (English
         translation)(1)
    4.1  Credit Agreement dated as of September 27, 1996 among
         National Medical Care, Inc. and Certain Subsidiaries and
         Affiliates, as Borrowers, Certain Subsidiaries and
         Affiliates, as Guarantors, the Lenders named therein,
         NationsBank, N.A.(now known as Bank of America N.A., as
         paying agent and the Bank of Nova Scotia, The Chase
         Manhattan Bank, Dresdner Bank AG and NationsBank, N.A., as
         Managing Agents (the "NMC Credit Agreement") (incorporated by reference to the Form 6-K of the Company dated October
         15, 1996 and the exhibits thereto)
    4.2  Amendment dated as of November 26, 1996 to NMC Credit
         Agreement (incorporated by reference to Exhibit 4.1 to the
         Form 8-K of Fresenius Medical Care Holdings, Inc. ("FMCH")
         dated December 16, 1996.
    4.3  Amendment No. 2 dated December 12, 1996 to NMC Credit
         Agreement (incorporated by reference to Exhibit 4.2 to the
         Form 10-K of FMCH for the year ended December 31, 1996,
         filed March 31, 1997).
    4.4  Amendment No. 3 dated June 13, 1997 to NMC Credit Agreement
         (incorporated by reference to Exhibit 10.1 to the Form 10-Q of FMCH for the quarter ended September 30, 1997, filed
         November 14, 1997).

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
    4.5  Amendment No. 4 dated August 26, 1997 to NMC Credit
         Agreement (incorporated by reference to Exhibit 10.2 to the
         Form 10-Q of FMCH for the quarter ended September 30, 1997, filed November 14, 1997).
    4.6  Amendment No. 5 dated as of November 12, 1997 to NMC Credit
         Agreement (incorporated by reference to Exhibit 4.6 to the
         Form 10-K of FMCH for the year ended December 31, 1997 filed
         March 24, 1998).
    4.7  Consents of Majority Banks under the NMC Credit Agreement to increase additional subordinated indebtedness permitted by
         Amendment No. 5 from $500 million to $650 million
         (incorporated by reference to Exhibit 1.2 to the Form 20-F of the Company for the year ended December 31, 1997, filed
         March 27, 1998).
    4.8  Amendment No. 6, dated as of June 30, 1998, to the NMC
         Credit Agreement (Incorporated by reference to Exhibit 10.1 to FMCH's Quarterly Report on Form 10-Q, for the three
         months ended June 30, 1998, filed August 10, 1998).
    4.9  Amendment No. 7 dated as of December 31, 1998 to the NMC
         Credit Agreement (Incorporated by reference to Exhibit 1.1 to the Company's Annual Report on Form 20-F, for the year
         ended December 31, 1998, filed March 24, 1999).
   4.10  Amendment No. 8 dated as of June 30, 1999 to the NMC Credit
         Agreement (Incorporated by reference to FMCH's Annual Report on Form 10-K, for the year ended December 31, 1999, filed
         March 30, 2000).
   4.11  Amendment No. 9 dated as of December 15, 1999 to the NMC
         Credit Agreement (Incorporated by reference to FMCH's Annual
         Report on Form 10-K, for the year ended December 31, 1999, filed March 30, 2000).
   4.12  Amendment No. 10 dated as of September 21, 2000 to the NMC
         Credit Agreement (Incorporated by reference to FMCH's
         Quarterly Report on Form 10-Q, for the quarter ended
         September 30, 2000, filed November 13, 2000).
   4.13  Amendment No. 11 dated as of May 31, 2001 to the NMC Credit
         Agreement(1)
   4.14  Amendment No. 12 dated as of June 30, 2001 to the NMC Credit
         Agreement(1)
   4.15  Receivables Purchase Agreement dated August 28, 1997 between
         National Medical Care, Inc. and NMC Funding Corporation.
         (Incorporated by reference to Exhibit 10.3 to FMCH's
         Quarterly Report on Form 10-Q, for the three months ended
         September 30, 1997, filed November 14, 1997).
   4.16  Amendment dated as of September 28, 1998 to the Receivables
         Purchase Agreement dated as of August 28, 1997, by and
         between NMC Funding Corporation, as Purchaser and National
         Medical Care, Inc., as Seller. (Incorporated by reference to
         Exhibit 10.1 to FMCH's Quarterly Report on Form 10-Q, for
         the three months ended September 30, 1998, filed November
         12, 1998).
   4.17  Amended and Restated Transfer and Administration Agreement
         dated as of October 26, 2000 among Compass US Acquisition
         LLC, NMC Funding Corporation, National Medical Care, Inc.,
         Enterprise Funding Corporation, the Bank Investors listed
         therein, Westdeutsche Landesbank Girozentrale, New York
         Branch, as an administrative agent and Bank of America N.A., as an administrative agent. (Incorporated by reference to
         FMCH's Annual Report on Form 10-K, for the year ended
         December 31, 2000, filed April 2, 2001).
   4.18  Declaration of Trust Establishing Fresenius Medical Care
         Capital Trust, dated November 22, 1996 (incorporated by
         reference to Exhibit 2.2 to the Form 20-F of the Company for the year ended December 31, 1996 filed April 7, 1997).
   4.19  Amended and Restated Declaration of Trust of Fresenius
         Medical Care Capital Trust, dated November 27, 1996
         (incorporated by reference to Exhibit 2.3 to the Form 20-F of the Company for the year ended December 31, 1996 filed
         April 7, 1997).

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
   4.20  Senior Subordinated Indenture dated November 7, 1996, among
         Fresenius Medical Care AG, State Street Bank and Trust
         Company (as successor to Fleet National Bank) as Trustee and the Subsidiary Guarantors named therein (Incorporated by
         reference to Exhibit 2.4 to the Company's Annual Report on
         Form 20-F for the year ended December 31, 1996, filed April
         7, 1997).
   4.21  First Supplemental Indenture dated as of February 19, 1998 to Senior Subordinated Indenture dated November 27, 1996,
         among Fresenius Medical Care AG, FMC Trust Finance S.a.r.l.
         Luxembourg, State Street Bank and Trust Company, successor to Fleet National Bank as Trustee and the Subsidiary
         Guarantors named therein (incorporated by reference to
         Exhibit 1.3 to the Form 20-F of the Company for the year
         ended December 31, 1997 filed March 27, 1998).
   4.22  Guarantee Agreement dated November 27, 1996, between
         Fresenius Medical Care AG and State Street Bank and Trust
         Company (as successor to Fleet National Bank) as Trustee
         (incorporated by reference to Exhibit 2.5 to the Company's
         Form 20-F for the year ended December 31, 1996 filed April
         7, 1997).
   4.23  Agreement as to Expenses and Liabilities between Fresenius
         Medical Care AG and Fresenius Medical Care Capital Trust
         dated November 27, 1996 (incorporated by reference to
         Exhibit 2.6 to the Company's Form 20-F for the year ended
         December 31, 1996 filed April 7, 1997).
   4.24  Pledge and Security Agreement dated November 27, 1996 between Fresenius Medical Care AG and State Street Bank and
         Trust Company (as successor to Fleet National Bank)
         (incorporated by reference to Exhibit 2.7 to the Company's
         Form 20-F for the year ended December 31, 1996 filed April
         7, 1997).
   4.25  Second Supplemental Indenture dated as of November 30, 1998 among Fresenius Medical Care AG, FMC Trust Finance S.a.r.l.
         Luxembourg, State Street Bank and Trust Company, as Trustee,
         and the Subsidiary Guarantors named therein. (Incorporated by reference to Exhibit 1.2 to the Company's Annual Report on Form 20-F for the year ended December 31, 1998, filed
         March 24, 1999)
   4.26  Amendment No. 1 dated as of November 30, 1998 to Amended and
         Restated Declaration of Trust of Fresenius Medical Care
         Capital Trust. (Incorporated by reference to Exhibit 1.3 to the Company's Annual Report on Form 20-F for the year ended
         December 31, 1998, filed March 24, 1999).
   4.27  Amendment to Guarantee Agreement dated as of November 30,
         1998 between Fresenius Medical Care AG and State Street Bank and Trust Company, as successor trustee to Fleet National
         Bank, with respect to Fresenius Medical Care Capital Trust.
         (Incorporated by reference to Exhibit 1.4 to the Company's
         Annual Report on Form 20-F for the year ended December 31,
         1998, filed March 24, 1999).
   4.28  Amendment to Pledge and Security Agreement dated as of
         November 30, 1998 between Fresenius Medical Care AG and
         State Street Bank and Trust Company as successor trustee and collateral agent to Fleet National Bank, with respect to
         Fresenius Medical Care Capital Trust. (Incorporated by
         reference to Exhibit 1.5 to the Company's Annual Report on
         Form 20-F for the year ended December 31, 1998, filed March
         24, 1999).
   4.29  Amendment to Intercreditor and Subordination Agreement dated as of November 30, 1998 between State Street Bank and Trust
         Company, as successor trustee and collateral agent to Fleet
         National Bank and NationsBank, N.A., as paying agent under the NMC Credit Agreement, with respect to Fresenius Medical
         Care Capital Trust. (Incorporated by reference to Exhibit
         1.6 to the Company's Annual Report on Form 20-F for the year ended December 31, 1998, filed March 24, 1999).
   4.30  Declaration of Trust of Fresenius Medical Care Capital Trust
         II, dated February 12, 1998 (incorporated by reference to
         Exhibit 2.1 to the Form 20-F of the Company for the year
         ended December 31, 1997 filed March 27, 1998).

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
   4.31  Declaration of Trust of Fresenius Medical Care Capital Trust
         III, dated February 12, 1998 (incorporated by reference to
         Exhibit 2.2 to the Form 20-F of the Company for the year
         ended December 31, 1997 filed March 27, 1998).
   4.32  First Amendment to Declaration of Trust of Fresenius Medical
         Care Capital Trust III, dated February 12, 1998
         (incorporated by reference to Exhibit 2.3 to the Form 20-F of the Company for the year ended December 31, 1997 filed
         March 27, 1998).
   4.33  Amended and Restated Declaration of Trust of Fresenius
         Medical Care Capital Trust II, dated as of February 19, 1998
         (incorporated by reference to Exhibit 2.4 to the Form 20-F of the Company for the year ended December 31, 1997 filed
         March 27, 1998).
   4.34  Amended and Restated Declaration of Trust of Fresenius
         Medical Care Capital Trust III, dated as of February 19,
         1998 (incorporated by reference to Exhibit 2.5 to the Form
         20-F of the Company for the year ended December 31, 1997
         filed March 27, 1998).
   4.35  Senior Subordinated Indenture (U.S. Dollar denominated)
         dated as of February 19, 1998, among Fresenius Medical Care
         AG, FMC Trust Finance S.a.r.l. Luxembourg, State Street Bank
         and Trust Company, as Trustee, and the Subsidiary Guarantors
         named therein (incorporated by reference to Exhibit 2.6 to the Form 20-F of the Company for the year ended December 31,
         1997 filed March 27, 1998).
   4.36  Senior Subordinated Indenture (DM denominated) dated as of
         February 19, 1998, among Fresenius Medical Care AG, FMC
         Trust Finance S.ar.l. Luxembourg, State Street Bank and
         Trust Company, as Trustee, and the Subsidiary Guarantors
         named therein (incorporated by reference to Exhibit 2.7 to the Form 20-F of the Company for the year ended December 31,
         1997 filed March 27, 1998).
   4.37  Guarantee Agreement dated as of February 19, 1998 between
         Fresenius Medical Care AG and State Street Bank and Trust
         Company as Trustee, with respect to Fresenius Medical Care
         Capital Trust II (incorporated by reference to Exhibit 2.8 to the Form 20-F of the Company for the year ended December
         31, 1997 filed March 27, 1998).
   4.38  Guarantee Agreement dated as of February 19, 1998 between
         Fresenius Medical Care AG and State Street Bank and Trust
         Company as Trustee, with respect to Fresenius Medical Care
         Capital Trust III (incorporated by reference to Exhibit 2.9 to the Form 20-F of the Company for the year ended December
         31, 1997 filed March 27, 1998).
   4.39  Agreement as to Expenses and Liabilities between Fresenius
         Medical Care AG and Fresenius Medical Care Capital Trust II
         dated as of February 19, 1998 (incorporated by reference to
         Exhibit 2.10 to the Form 20-F of the Company for the year
         ended December 31, 1997 filed March 27, 1998).
   4.40  Agreement as to Expenses and Liabilities between Fresenius
         Medical Care AG and Fresenius Medical Care Capital Trust III
         dated as of February 19, 1998 (incorporated by reference to
         Exhibit 2.11 to the Form 20-F of the Company for the year
         ended December 31, 1997 filed March 27, 1998).
   4.41  Declaration of Trust of Fresenius Medical Care Capital Trust
         IV, dated February 12, 1998(1)
   4.42  First Amendment to Declaration of Trust of Fresenius Medical
         Care Capital Trust IV, dated June 5, 2001(1)
   4.43  Declaration of Trust of Fresenius Medical Care Capital Trust
         V, dated June 1, 2001(1)
   4.44  Amended and Restated Declaration of Trust of Fresenius
         Medical Care Capital Trust IV, dated as of June 6, 2001(1)
   4.45  Amended and Restated Declaration of Trust of Fresenius
         Medical Care Capital Trust V, dated as of June 15, 2001(1)

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
   4.46  Senior Subordinated Indenture (U.S. Dollar denominated)
         dated as of June 6, 2001, among Fresenius Medical Care AG,
         FMC Trust Finance S.a.r.l. Luxembourg-III, State Street Bank
         and Trust Company, as Trustee, and the Subsidiary Guarantors
         named therein(1)
   4.47  Senior Subordinated Indenture (Euro denominated) dated as of
         June 15, 2001, among Fresenius Medical Care AG, FMC Trust
         Finance S.a.r.l. Luxembourg-III, State Street Bank and Trust
         Company, as Trustee, and the Subsidiary Guarantors named
         therein(1)
   4.48  Guarantee Agreement dated as of June 6, 2001 between
         Fresenius Medical Care AG and State Street Bank and Trust
         Company as Trustee, with respect to Fresenius Medical Care
         Capital Trust IV(1)
   4.49  Guarantee Agreement dated as of June 15, 2001 between
         Fresenius Medical Care AG and State Street Bank and Trust
         Company as Trustee, with respect to Fresenius Medical Care
         Capital Trust V(1)
   4.50  Agreement as to Expenses and Liabilities between Fresenius
         Medical Care AG and Fresenius Medical Care Capital Trust IV
         dated as of June 6, 2001(1)
   4.51  Agreement as to Expenses and Liabilities between Fresenius
         Medical Care AG and Fresenius Medical Care Capital Trust V
         dated as of June 15, 2001(1)
    5.1  Opinion of Richards, Layton & Finger, P.A. re validity(1)
    5.2  Opinion of O'Melveny & Myers LLP re validity(1)
    5.3  Opinion of Norr Stiefenhofer Lutz re validity(1)
    5.4  Opinion of Wildgen & Partners re validity(1)
    8.1  Opinion of O'Melveny & Myers LLP as to U.S. tax matters(1)
    8.2  Opinion of KPMG-Luxembourg as to Luxembourg tax matters(1)
   10.1  FMC Ordinary Shares Pooling Agreement dated September 27,
         1996 by and between Fresenius AG, Fresenius Medical Care AG and the individuals acting from time to time as Independent
         Directors (Incorporated by reference to Exhibit 10.1 to
         FMC's Registration Statement on Form F-1, Registration No.
         333-05922, filed November 4, 1996).
   10.2  FMC Preference Shares Pooling Agreement dated November 27,
         1996 by and between Fresenius AG, Fresenius Medical Care AG and the individuals acting from time to time as Independent
         Directors (incorporated by reference to Exhibit 2.7 to the
         Form 20-F of the Company for the year ended December 31,
         1996 filed April 7, 1997).
   10.3  Lease Agreement for Office Buildings dated September 30,
         1996 by and between Fresenius AG and Fresenius Medical Care
         Deutschland GmbH (Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form F-1,
         Registration No. 333-05922, filed November 16, 1996).
   10.4  Lease Agreement for Manufacturing Facilities dated September
         30, 1996 by and between Fresenius
         Immobilien-Verwaltungs-GmbH & Co. Objekt Schweinfurt KG and
         Fresenius Medical Care Deutschland GmbH (Incorporated by
         reference to Exhibit 10.4 to the Company's Registration
         Statement on Form F-1, Registration No. 333-05922, filed
         November 16, 1996).
   10.5  Lease Agreement for Manufacturing Facilities dated September
         30, 1996 by and between Fresenius AG and Fresenius Medical
         Care Deutschland GmbH (Incorporated by reference to Exhibit
         10.5 to the Company's Registration Statement on Form F-1,
         Registration No. 333-05922, filed November 16, 1996).
   10.6  Transition Services Agreement dated September 27, 1996 by and between Fresenius AG and Fresenius Medical Care AG
         (Incorporated by reference to Exhibit 10.6 to the Company's
         Registration Statement on Form F-1, Registration No.
         333-05922, filed November 16, 1996).

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
   10.7  Forms of Supply Agreements between subsidiaries of Fresenius
         AG and subsidiaries of Fresenius Medical Care AG
         (Incorporated by reference to Exhibit 10.7 to the Company's
         Registration Statement on Form F-1, Registration No.
         333-05922, filed November 16, 1996).
   10.8  Trademark License Agreement dated September 27, 1996 by and between Fresenius AG and Fresenius Medical Care AG
         (Incorporated by reference to Exhibit 10.8 to the Company's
         Registration Statement on Form F-1, Registration No.
         333-05922, filed November 16, 1996).
   10.9  Technology License Agreement (Biofine(TM)) dated September
         27, 1996 by and between Fresenius AG and Fresenius Medical
         Care AG (Incorporated by reference to Exhibit 10.9 to the
         Company's Registration Statement on Form F-1, Registration
         No. 333-05922, filed November 16, 1996).
  10.10  Cross-License Agreement dated September 27, 1996 by and between Fresenius AG and Fresenius Medical Care AG
         (Incorporated by reference to Exhibit 10.10 to the Company's
         Registration Statement on Form F-1, Registration No.
         333-05922, filed November 16, 1996).
  10.11  Lease Agreement for Office Buildings dated September 30,
         1996 by and between Fresenius AG and Fresenius Medical Care
         Deutschland GmbH (Daimler Str.). (Incorporated by reference to Exhibit 2.8 to the Company's Annual Report on Form 20-F
         for the year ended December 31, 1996, filed April 7, 1997).
  10.12  Post-Closing Covenants Agreement dated September 27, 1996 among Fresenius AG, W.R. Grace & Co., W.R. Grace &
         Co.-Conn., and Fresenius Medical Care AG (Incorporated by
         reference to Exhibit 10.11 to the Company's Registration
         Statement on Form F-1, Registration No. 333-05922, filed
         November 16, 1996).
  10.13  Fresenius Medical Care AG Rollover Stock Option Plan
         (incorporated by reference to the Registration Statement on
         Form S-8 of Fresenius Medical Care AG, dated September 30,
         1996)
  10.14  Fresenius Medical Care AG 1996 Stock Incentive Plan,
         (incorporated by reference to the Registration Statement on
         Form S-8 of Fresenius Medical Care AG, dated October 1,
         1996)
  10.15  Fresenius Medical Care AG 1998 Stock Incentive Plan adopted effective as of April 6, 1998. (Incorporated by reference to
         Exhibit 4.8 to the Company's Report on Form 6-K for the
         three months ended March 31, 1998, filed May 14, 1998).
  10.16  Fresenius Medical Care AG Stock Option Plan of June 10, 1998
         (for non-North American employees). (Incorporated by
         reference to Exhibit 1.2 to the Company's Annual Report on
         Form 20-F, for the year ended December 31, 1998, filed March
         24, 1999).
  10.17  Fresenius Medical Care Aktiengesellschaft 2001 International
         Stock Incentive Plan(1)
  10.18  Employee Benefits and Compensation Agreement dated September
         27, 1996 by and among W.R. Grace & Co., National Medical
         Care, Inc., and W.R. Grace & Co.-Conn. (incorporated by
         reference to Exhibit 10.14 to the Company's Registration
         Statement on Form F-1, Registration No. 333-05922, filed
         November 16, 1996).
  10.19  Primary Guarantee dated July 31, 1996 (incorporated by reference to the Registration Statement on Form F-4 of
         Fresenius Medical Care AG, dated August 2, 1996 and the
         exhibits thereto)
  10.20  Secondary Guarantee dated July 31, 1996 (incorporated by reference to the Registration Statement on Form F-4 of
         Fresenius Medical Care AG, dated August 2, 1996 and the
         exhibits thereto)
  10.21  Letter Agreement dated July 31, 1996 (incorporated by reference to the Registration Statement on Form F-4 of
         Fresenius Medical Care AG, dated August 2, 1996 and the
         exhibits thereto)
  10.22  Purchase Agreement, effective January 1, 1995, between
         Baxter Health Care Corporation and National Medical Care,
         Inc., including the addendum thereto (incorporated by
         reference to the Form SE of Fresenius Medical Care AG, dated
         July 29, 1996 and the exhibits thereto)

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
  10.23  Product Purchase Agreement, effective January 1, 2001 between Amgen, Inc. and National Medical Care, Inc. and
         Everest Healthcare Services Corporation (incorporated by
         reference to Exhibit 10.3 to the Form 10-Q of FMCH for the three months ended March 31, 2001 filed May 15, 2001(2)
  10.24  Letter Agreement dated September 27, 1996 between W.R. Grace
         & Co.-Conn. and Fresenius Medical Care AG (incorporated by reference to the Form 6-K of Fresenius Medical Care AG,
         dated October 15, 1996 and the exhibits thereto)
  10.25  Subordinated Loan Note dated as of May 18, 1999, among
         National Medical Care, Inc and Certain Subsidiaries with
         Fresenius AG as lender. (Incorporated by reference to FMCH's
         Quarterly Report on Form 10-Q, for the three months ended
         September 30, 1999, filed November 22, 1999).
  10.26  Employment Agreement dated January 1, 1992 by and between
         Ben J. Lipps and Fresenius USA, Inc. (incorporated herein by reference to the Annual Report on Form 10-K of Fresenius
         USA, Inc., for the year ended December 31, 1992).
  10.27  Modification to FUSA Employment Agreement effective as of
         January 1, 1998 by and between Dr. Ben J. Lipps and
         Fresenius Medical Care AG. (Incorporated by reference to
         Exhibit 10.1 to the Company's Report on Form 6-K, for the
         three months ended March 31, 1998, filed May 14, 1998).
  10.28  Plea Agreement dated January 13, 2000 by and among Lifechem,
         Inc., the United States Department of Justice and the United
         States Attorney for the District of Massachusetts.
         (Incorporated by reference to Exhibit 10.6 to FMCH's Current
         Report on Form 8-K dated January 21, 2000).
  10.29  Plea Agreement dated January 13, 2000 by and among NMC
         Medical Products, Inc., the United States Department of
         Justice and the United States Attorney for the District of
         Massachusetts. (Incorporated by reference to Exhibit 10.7 to
         FMCH's Current Report on Form 8-K dated January 21, 2000).
  10.30  Plea Agreement dated January 13, 2000 by and among NMC
         Homecare, Inc., the United States Department of Justice and
         the United States Attorney for the District of
         Massachusetts. (Incorporated by reference to Exhibit 10.8 to
         FMCH's Current Report on Form 8-K dated January 21, 2000).
  10.31  Letter Agreement dated January 17, 2000 by and among FMCH, the United States Department of Justice and the United
         States Attorney for the District of Massachusetts.
         (Incorporated by reference to Exhibit 10.9 to FMCH's Current
         Report on Form 8-K dated January 21, 2000).
  10.32  Corporate Integrity Agreement dated January 18, 2000 between
         FMCH and Office of the Inspector General of the Department
         of Health and Human Services. (Incorporated by reference to
         Exhibit 10.1 to FMCH's Current Report on Form 8-K dated
         January 21, 2000).
  10.33  Settlement Agreement and Release dated January 18, 2000 by and among United States of America, Lifechem, Inc., NMC
         Medical Products, Inc., National Medical Care, Inc., FMCH
         and Jay A. Buford, Russell J. Davis and William L. Schoff.
         (Incorporated by reference to Exhibit 10.2 to FMCH's Current
         Report on Form 8-K dated January 21, 2000).
  10.34  Settlement Agreement and Release dated January 18, 2000 by and among United States of America, NMC Homecare, Inc.,
         National Medical Care, Inc., FMCH Ven-A-Care of the Florida
         Keys, Inc. and Dana R. Austin. (Incorporated by reference to
         Exhibit 10.3 to FMCH's Current Report on Form 8-K dated
         January 21, 2000).

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
  10.35  Settlement Agreement and Release dated January 18, 2000 by and among United States of America, Clinical Diagnostic
         Systems, Inc., NMC Diagnostic Services, Inc., Bio-Medical
         Applications Management Company, Inc., National Medical
         Care, Inc. and FMCH. (Incorporated by reference to Exhibit
         10.4 to FMCH's Current Report on Form 8-K dated January 21,
         2000).
  10.36  Settlement Agreement and Release dated January 18, 2000 by and among United States of America, National Medical Care,
         Inc., FMCH, Gregory S. Price and Richard Bradford.
         (Incorporated by reference to Exhibit 10.5 to FMCH's Current
         Report on Form 8-K dated January 21, 2000).
  10.37  Registration Rights Agreement dated as of March 2, 2000 between Fresenius Medical Care AG and the Franconia
         Investors (incorporated by reference to Exhibit 2.3 to the
         Company's Form 20-F for the year ended December 31, 1999
         filed June 2, 2000).
  10.38  Registration Rights Agreement dated June 6, 2001 between
         Fresenius Medical Care Capital Trust IV, Fresenius Medical
         Care AG, FMC Trust Finance S.a.r.l. Luxembourg-III, FMCH and
         Fresenius Medical Care Deutschland GmbH and the Initial
         Purchasers of the USD Trust Preferred Securities(1)
  10.39  Registration Rights Agreement dated June 15, 2001 between
         Fresenius Medical Care Capital Trust V, Fresenius Medical
         Care AG, FMC Trust Finance S.a.r.l. Luxembourg-III, FMCH and
         Fresenius Medical Care Deutschland GmbH and the Initial
         Purchasers of the Euro Trust Preferred Securities(1)
   12.1  Statement re Computation of Ratios -- Fresenius Medical Care
         AG(1)
   12.2  Statement re Computation of Ratios -- Fresenius Medical Care
         Holdings, Inc.(1)
   23.1  Consent of KPMG Deutsche Treuhand-Gesellschaft
         Aktiengesellschaft Wirtschaftsprufungsgesellschaft(1)
   23.2  Consent of KPMG LLP(1)
   23.4  Consent of Richards, Layton & Finger, P.A. (included in
         Exhibit 5.1)
   23.5  Consent of O'Melveny & Myers LLP (included in Exhibits 5.2 and 8.1)
   23.6  Consent of Norr Stiefenhofer Lutz (included in Exhibit 5.3)
   23.7  Consent of Wildgen & Partners (included in Exhibit 5.4)
   23.8  Consent of KPMG Luxembourg (included in Exhibit 8.2)
   24.1  Powers of Attorney (part of signature pages)
   25.1  Statement of Eligibility of Trustee re 7 7/8% Trust
         Preferred Securities(1)
   25.2  Statement of Eligibility of Trustee re 7 3/8% Trust
         Preferred Securities(1)
   25.3  Statement of Eligibility of Trustee re Company Guarantees of
         7 7/8% Trust Preferred Securities(1)
   25.4  Statement of Eligibility of Trustee re Company Guarantees of
         7 3/8% Trust Preferred Securities(1)
   25.5  Statement of Eligibility of Trustee re 7 7/8% Senior
         Subordinated Notes due 2011(1)
   25.6  Statement of Eligibility of Trustee re 7 3/8% Senior
         Subordinated Notes due 2011(1)
   99.1  Form of Letter of Transmittal(1)
   99.2  Form of Notice of Guaranteed Delivery for holders of 7 7/8%
         Trust Preferred Securities(1)

---------------
(1) Filed Herewith

(2) Confidential treatment has been requested as to certain portions of this Exhibit

     (B) FINANCIAL STATEMENT SCHEDULES

          (I) SCHEDULE II -- FRESENIUS MEDICAL CARE HOLDING, INC. -- VALUATION AND QUALIFYING ACCOUNTS

          (II) SCHEDULE II -- FRESENIUS MEDICAL CARE AG -- VALUATION AND QUALIFYING ACCOUNTS

                                  SCHEDULE II
             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                                              ADDITIONS (DEDUCTIONS)
                                                            --------------------------
                                                               CHARGED
                                             BALANCE AT     (CREDITED) TO                  BALANCE AT
                                             BEGINNING        COSTS AND                      END OF
                                              OF YEAR         EXPENSES       OTHER NET       PERIOD
                                            ------------    -------------    ---------    -------------
Allowances for notes and accounts
  receivable:
  Twelve months ended December 31, 2000...    $63,012          $62,949       $(45,495)       $80,466
  Twelve months ended December 31 1999,...     49,209           42,243        (28,440)        63,012
  Twelve months ended December 31, 1998...     53,109           54,709        (58,609)        49,209

                                                                     SCHEDULE II

                           FRESENIUS MEDICAL CARE AG

                       VALUATIONS AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                              (REDUCTION)
                                                BALANCE AT     CHARGE TO     DEDUCTIONS/    BALANCE AT
                                                BEGINNING      COSTS AND     WRITE-OFFS/      END OF
                                                OF PERIOD      EXPENSES      RECOVERIES       PERIOD
                                                ----------    -----------    -----------    ----------
Allowance for doubtful accounts:
  Year ended December 31, 2000................   $101,262       $69,967        $60,048       $111,181
  Year ended December 31, 1999................     78,167        46,418         23,323        101,262
  Year ended December 31, 1998................     75,653        56,426         53,912         78,167

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus ruled by the registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

          (2) To arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

     The undertaking in subparagraph (1) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Bad Homburg, Germany, on the 2 day of August, 2001.

                                          FRESENIUS MEDICAL CARE AG

                                          By:         /s/ BEN LIPPS
                                            ------------------------------------
                                                        Ben J. Lipps
                                              Chairman of the Management Board

                                          By:       /s/ ROBERTO FUSTE
                                            ------------------------------------
                                                       Roberto Fuste
                                               Member of the Management Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement and any Authorized Representative in the United States named in this Registration Statement to file one or more amendments (including, without limitations, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service or such Authorized Representative deems appropriate, and each such person hereby appoints any such agent for service and any such Authorized Representative in the United States, acting singly, as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                    CAPACITY                    DATE
                     ---------                                    --------                    ----
                   /s/ BEN LIPPS                     Chairman of the Management Board    August 2, 2001
---------------------------------------------------    (Principal Executive Officer and
                   Ben J. Lipps                        Principal Financial Officer) and
                                                       Authorized Representative in the
                                                       United States

              /s/ DR. EMANUELE GATTI                 Member of the Management Board      August 2, 2001
---------------------------------------------------
                Dr. Emanuele Gatti

                 /s/ ROBERTO FUSTE                   Member of the Management Board      August 2, 2001
---------------------------------------------------
                   Roberto Fuste

                 /s/ JOSEF DINGER                    Senior Vice President, Controlling  August 2, 2001
---------------------------------------------------    and Corporate Accounting
                   Josef Dinger                        (Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Bad Homburg, Germany, on the 2 day of August, 2001.

                                          FRESENIUS MEDICAL CARE DEUTSCHLAND
                                          GMBH

                                          By: /s/    EMANUELE GATTI
                                            ------------------------------------
                                                     Dr. Emanuele Gatti
                                                     Managing Director

                                          By: /s/      ROLF GROOS
                                            ------------------------------------
                                                         Rolf Groos
                                               Member of the Management Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement and any Authorized Representative in the United States named in this Registration Statement to file one or more amendments (including, without limitations, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service or such Authorized Representative deems appropriate, and each such person hereby appoints any such agent for service and any such Authorized Representative in the United States, acting singly, as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                    CAPACITY                    DATE
                     ---------                                    --------                    ----
                /s/ EMANUELE GATTI                   Member of the Management Board      August 2, 2001
---------------------------------------------------    (Chief Executive Officer)
                Dr. Emanuele Gatti

                 /s/ ROBERTO FUSTE                   Member of the Management Board      August 2, 2001
---------------------------------------------------
                   Roberto Fuste

                  /s/ ROLF GROOS                     Member of the Management Board      August 2, 2001
---------------------------------------------------
                    Rolf Groos

                 /s/ NORBERT WEBER                   Member of the Management Board      August 2, 2001
---------------------------------------------------
                   Norbert Weber

                   /s/ BEN LIPPS                     Authorized Representative in the    August 2, 2001
---------------------------------------------------    United States
                   Ben J. Lipps

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Lexington, Massachusetts, on the 2nd day of August, 2001.

                                          FRESENIUS MEDICAL CARE HOLDINGS, INC.

                                          By:         /s/ BEN LIPPS
                                            ------------------------------------
                                                        Ben J. Lipps
                                               President and Chairman of the
                                                     Board of Directors

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement and any Authorized Representative in the United States named in this Registration Statement to file one or more amendments (including, without limitations, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service or such Authorized Representative deems appropriate, and each such person hereby appoints any such agent for service and any such Authorized Representative in the United States, acting singly, as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                   /s/ BEN LIPPS                     President and Chairman of the       August 2, 2001
---------------------------------------------------    Board of Directors (Principal
                   Ben J. Lipps                        Executive Officer)

                /s/ JERRY SCHNEIDER                  Vice President, Treasurer and       August 2, 2001
---------------------------------------------------    Member of the Board of
                  Jerry Schneider                      Directors (Principal Financial
                                                       and Principal Accounting
                                                       Officer)

                  /s/ JOHN MARKUS                    Member of the Board of Directors    August 2, 2001
---------------------------------------------------
                    John Markus

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Bad Homburg, Germany, on the 2 day of August, 2001.

                                          FRESENIUS MEDICAL CARE CAPITAL
                                          TRUST IV

                                          By: /s/       BEN LIPPS
                                            ------------------------------------
                                                         Ben Lipps
                                                      Company Trustee

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement and any Authorized Representative in the United States named in this Registration Statement to file one or more amendments (including, without limitations, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service or such Authorized Representative deems appropriate, and each such person hereby appoints any such agent for service and any such Authorized Representative in the United States, acting singly, as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                   /s/ BEN LIPPS                     Company Trustee                     August 2, 2001
---------------------------------------------------
                   Ben J. Lipps

                                                     Company Trustee                             , 2001
---------------------------------------------------
                Karl-Dieter Schwab

                 /s/ JOSEF DINGER                    Company Trustee                     August 2, 2001
---------------------------------------------------
                   Josef Dinger

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Bad Homburg, Germany, on the 2 day of August, 2001.

                                          FRESENIUS MEDICAL CARE CAPITAL TRUST V

                                          By: /s/ BEN LIPPS
                                            ------------------------------------
                                                        Ben J. Lipps
                                                      Company Trustee

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement and any Authorized Representative in the United States named in this Registration Statement to file one or more amendments (including, without limitations, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service or such Authorized Representative deems appropriate, and each such person hereby appoints any such agent for service and any such Authorized Representative in the United States, acting singly, as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                   /s/ BEN LIPPS                     Company Trustee                     August 2, 2001
---------------------------------------------------
                   Ben J. Lipps

                                                     Company Trustee                             , 2001
---------------------------------------------------
                Karl-Dieter Schwab

                 /s/ JOSEF DINGER                    Company Trustee                     August 2, 2001
---------------------------------------------------
                   Josef Dinger

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Luxembourg, on the 2 day of August, 2001.

                                          FMC TRUST FINANCE S.A.R.L
                                          LUXEMBOURG-III

                                          By: /s/ GABRIELE DUX
                                            ------------------------------------
                                                        Gabriele Dux
                                                        Sole Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement and any Authorized Representative in the United States named in this Registration Statement to file one or more amendments (including, without limitations, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service or such Authorized Representative deems appropriate, and each such person hereby appoints any such agent for service and any such Authorized Representative in the United States, acting singly, as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                     SIGNATURE                                     CAPACITY                    DATE
                     ---------                                     --------                    ----

                 /s/ GABRIELE DUX                    Sole Manager and Director                 August 2,
---------------------------------------------------                                                 2001
                   Gabriele Dux

                   /s/ BEN LIPPS                     Authorized Representative in the          August 2,
---------------------------------------------------    United States                                2001
                   Ben J. Lipps